As filed with the Securities and Exchange Commission on July 21, 2008

Registration No. 333-150915

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OPHTHALMIC IMAGING SYSTEMS

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	94-3035367 (IRS Employer Identification Number)

221 Lathrop Way, Suite I

Sacramento, California 95815

(916) 646-2020

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ariel Shenhar, Chief Financial Officer

Ophthalmic Imaging Systems

221 Lathrop Way, Suite I

Sacramento, California 95815

(916) 646-2020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry I. Rothman, Esq.

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Tel: (212) 704-6000

Fax: (212) 704-6288

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed jointproxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, no par value	15,922,836 (2)	$0.55 (3)	$8,757,560 (3)	$344.17 (4)(5)

(1)

This Registration Statement relates to securities of the registrant issuable to holders of ordinary shares, par value NIS 0.1 per share (“MediVision ordinary shares”), of MediVision Medical Imaging Ltd., an Israeli corporation (“MediVision”), in the proposed merger of MV Acquisitions Ltd., an Israeli corporation and a wholly owned subsidiary of the registrant (“Merger Sub”), with and into MediVision.

(2)

Based on the maximum number of shares to be issued in connection with the merger, calculated as the product of (a) 6,807,299, the aggregate number of shares of MediVision ordinary shares outstanding as of July 15, 2008 (other than shares owned by MediVision, Merger Sub or the registrant), plus 2,784,771 MediVision ordinary shares issuable upon conversion of Convertible Notes of MediVision, and (b) an exchange ratio of 1.66 of a share of the registrant’s common stock for each MediVision ordinary share.

(3)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the market value of MediVision ordinary shares (the securities to be cancelled in the merger) in accordance with Rule 457(c) under the Securities Act as follows: (a) .34 Euros ($.55), the average of the high and low prices per share of MediVision ordinary shares on July 15, 2008, as reported by the Euronext, multiplied by (b) 12,372,052, the amount of OIS common stock to be registered herein.

(4)	Calculated by multiplying the proposed maximum offering price for all securities by 0.00003930.

(5)	Registration fee of 286.90 previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. Ophthalmic Imaging Systems may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2008

[ date ], 2008

To the Shareholders of Ophthalmic Imaging Systems and the Shareholders of MediVision Medical Imaging Ltd.:

The boards of directors of Ophthalmic Imaging Systems (“OIS”) and MediVision Medical Imaging Ltd. (“MediVision”) each have approved the merger of MV Acquisitions Ltd., an Israeli corporation and wholly-owned subsidiary of OIS (“Merger Sub”) with and into MediVision. OIS believes that combining the strengths of OIS’ and MediVision is in the best interests of each company and its respective shareholders. This merger will strengthen OIS’ operational capabilities and product offerings and enhance its opportunities and capacity to continue to grow to serve the needs of its existing customers. OIS believes that both companies will benefit from improved operating efficiencies, including improved control of their research and development and international marketing capabilities, which were previously handled on a contractual basis by MediVision alone. The addition of MediVision’s new product pipeline is expected to help increase OIS’ footprint in the market, while the strategic relationship with Agfa Geveart, N.V., (“Agfa”), which will have representation on OIS’ board, will deepen its Picture Archiving Capture System (“PACS”) capabilities in the ophthalmology arena. MediVision’s German-based subsidiary, CCS Pawlowski GmbH, brings with it a significant share of the German market for digital imaging systems connected to non-midriatic fundus cameras. Both shareholder bodies will benefit from increased liquidity as a result of MediVision shareholders adding to the pool of OIS shareholders. In addition, MediVision shareholders will have shares of OIS, which is traded in a more efficient market on the OTC Bulletin Board.

Upon completion of the merger, MediVision shareholders will receive 1.66 shares of OIS for each ordinary share of MediVision that they own. As a result, OIS estimate that current MediVision shareholders will hold approximately 65% of the outstanding shares of OIS common stock on a fully diluted basis upon consummation of the merger. After the merger, OIS common stock will continue to be listed on the OTC Bulletin Board under the symbol “OISI” and MediVision’s ordinary shares will cease to trade on the Euronext.

OIS and MediVision will each hold a meeting of their respective shareholders to consider and vote on the merger agreement dated March 25, 2008, between OIS, Merger Sub and MediVision and the merger contemplated therein. Enclosed are materials containing important information about the merger of MediVision and Merger Sub, and why OIS believes the merger is the right decision for OIS and MediVision. Because the completion of the merger requires approval both of the OIS and MediVision shareholders, YOUR VOTE IS IMPORTANT. OIS and MediVision urge you to read the enclosed materials carefully and to promptly vote by following the instructions shown on the appropriate enclosed proxy or voting instruction form.

The boards of directors of OIS and MediVision have concluded that the merger offers significant benefits and, thus, each board recommends that you vote FOR the merger and other proposals contained in this joint proxy statement/prospectus.

For a discussion of risk factors that you should consider in evaluating the merger and the transactions contemplated by the merger agreement, see the section entitled “Risk Factors,” beginning on page 26 of this document.

OIS and MediVision urge you to vote FOR the merger agreement, the merger and other proposals contained in this joint proxy statement/prospectus by promptly submitting your proxy — by signing, dating and returning the enclosed proxy in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend the shareholder meeting where the merger will be considered and to vote your shares in person. Thank you for your consideration of this matter and your continued support.

OIS AND MEDIVISION ENTHUSIASTICALLY SUPPORT THIS MERGER AND JOIN WITH ITS RESPECTIVE BOARDS OF DIRECTORS IN RECOMMENDING THAT YOU VOTE FOR THE MERGER AND OTHER PROPOSALS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

Sincerely,

Gil Allon Chief Executive Officer Ophthalmic Imaging Systems	Noam Allon President and Chief Executive Officer MediVision Medical Imaging Ltd.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this joint proxy statement/prospectus or the securities to be issued in connection with the merger or passed upon the adequacy of accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated [date], 2008 and is first being sent to the OIS and MediVision shareholders on or about [date], 2008.

OPHTHALMIC IMAGING SYSTEMS

221 Lathrop Way, Suite I

Sacramento, California 95815

Notice of Special Meeting of Shareholders

[date] , 2008

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of OPHTHALMIC IMAGING SYSTEMS, a California corporation (referred to in this notice as “OIS”), will be held at the principal executive offices of OIS are located at 221 Lathrop Way, Suite I, Sacramento, California 95815, on [day],[date ], 2008, [time] [a/p.m.], to consider and act upon the following:

1.

to approve and adopt (i) the merger agreement, dated as of March 25, 2008, by and among Ophthalmic Imaging Systems, MediVision Medical Imaging Ltd., an Israeli corporation, and MV Acquisitions Ltd., an Israeli corporation and wholly-owned subsidiary of OIS and (ii) the merger contemplated by such merger agreement;

2.

to approve and adopt the proposed amendment to the articles of incorporation to (i) increase the number of directors to no less than 7 and no more than 11, (ii) include a provision that eliminates cumulative voting upon OIS’ listing on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market, and (iii) include a provision which, commencing on the date of the closing of the merger, and as long as Agfa Geveart N.V., together with its affiliates (collectively “Agfa”), are the owner of at least 5% of the outstanding common stock of OIS, requires either unanimous approval of OIS’ board of directors or the approval of 66 2/3% of the shares entitled to vote, for certain transactions concerning certain types of mergers, acquisitions or dispositions of assets, or issuances of securities, or changes in OIS’ principal business purpose; and

3.	to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Pursuant to the merger agreement, OIS will issue 1.66 shares of OIS common stock for each ordinary share of MediVision and MediVision will merge with and into MV Acquisitions Ltd., an Israeli corporation and a wholly-owned subsidiary of OIS, with MediVision as the surviving entity to continue as a wholly-owned subsidiary of OIS.

Information regarding the matters to be acted upon at the Special Meeting is contained in the accompanying joint proxy statement/prospectus.

You must own shares of common stock of OIS at the close of business on [record date] to vote at the Special Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed form of proxy, which is solicited by the board of directors of OIS, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Special Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

FOR MORE INFORMATION ABOUT VOTING PROCEDURES AND ABOUT THE MERGER DESCRIBED ABOVE, PLEASE REVIEW THE ACCOMPANYING DOCUMENT AND THE MERGER AGREEMENT ATTACHED TO IT AS ANNEX A.

This notice of Special Meeting and the accompanying proxy statement and proxy card are being mailed to OIS’ shareholders on or about [date], 2008.

By Order of the Board of Directors
Sacramento, California ____ [date], 2008	Ariel Shenhar Secretary

IMPORTANT

It is important that your shares be represented at the Special Meeting. Each stockholder is urged to sign, date, and return the enclosed form of proxy which is being solicited on behalf of the board of directors. An envelope addressed to OIS’ transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

MEDIVISION MEDICAL IMAGING LTD.

Industrial Zone, Yokneam Elit, Israel

Company’s Registered Number: 51-182860-0

Telephone No.: +972 (04) 989-4884 Fax No.: +972(04) 989-4883

_____________________

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON __________ , 2008

NOTICE IS HEREBY GIVEN that on ________, 2008, at 17:00 PM, Israeli time, the Special General Meeting of Shareholders (the “Special Meeting”) of MediVision Medical Imaging Ltd. (“MediVision”) will be held at the offices of MediVision’s Israeli legal counsel, Eitan Mehulal Pappo Barath & Shinar, Weissberger & Co, at 10 Abba Eban Blvd., Herzlia 46120, Israel. The matters on the agenda of the Special Meeting and a summary of the proposed resolutions are as follows:

1.

to approve and adopt (i) the merger agreement, dated as of March 25, 2008, by and among MediVision Medical Imaging Ltd, Ophthalmic Imaging Systems (“OIS”), a U.S. based corporation, and MV Acquisitions Ltd., an Israeli corporation and wholly-owned subsidiary of OIS and (ii) the merger contemplated by such merger agreement;

2.	to approve and adopt an amendment to MediVision’s articles of association;
3.

to approve the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives;

4.	to approve MediVision’s purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months; and
5.	to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Pursuant to the merger agreement, OIS will issue 1.66 shares of OIS common stock for each ordinary share of MediVision stock, and MediVision will merge with, and into, MV Acquisitions Ltd., a wholly-owned subsidiary of OIS, with MediVision as the surviving entity to continue as a wholly-owned subsidiary of OIS. Upon completion of the merger, MediVision’s shares will cease to be listed on the Euronext.

Information regarding the matters to be acted upon at the Special Meeting is contained in the accompanying proxy statement.

Yokneam-Elit, Israel ____ [date], 2008

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS	1
ADDITIONAL INFORMATION	2
FORWARD-LOOKING STATEMENTS	3
QUESTIONS AND ANSWERS ABOUT THE MERGER	4
SUMMARY	16
The Companies	16
Comparative Per Share Data and Comparative Market Price Information	16
The Merger	17
The OIS Special Meeting	17
The MediVision Special Meeting	20
The Merger Agreement	21
Recommendation of the Boards of Directors	21
Recommendation of Financial Advisors	21
Interests of Executive Officers and Directors in the Merger	22
Material Income Tax Consequences	22
Accounting Treatment of the Merger	24
Dissenters’ Rights	24
Conditions to Completion of the Merger	24
Termination	24
Fees and Expenses	24
Regulatory Matters	24
Board of Directors and Management Following the Merger	25
Exchange of Shares	25
Comparison of Shareholder Rights	25
RISK FACTORS	27
Risk Factors Relating to the Merger	26
Risks Related to the Business of OIS	29
Risks Related to the Business of MediVision	33
Risks Related to OIS’ Common Stock	38
PRESENTATION OF FINANCIAL AND OTHER INFORMATION	40
COMPARATIVE PER SHARE DATA	40
COMPARATIVE MARKET PRICE INFORMATION	41
DIVIDENDS	43
SELECTED FINANCIAL DATA	44
Selected Historical Financial Data of OIS	44
Selected Historical Consolidated Financial Data of MediVision	45
Selected Unaudited Pro Forma Consolidated Financial Data	46
BUSINESS INFORMATION OF OIS	47
Description of OIS’ Business	47
Management’s Discussion and Analysis of the Financial Condition and Results of Operations of OIS	58
Management of OIS	79
Executive Compensation	80
Beneficial Ownership of Securities of OIS	84
Description of OIS Share Capital	86
OIS’ Compliance with Section 16(a) of the Exchange Act	86
Certain Relationships And Related Transactions of OIS	87
Corporate Governance of OIS	89
BUSINESS INFORMATION OF MEDIVISION	91
Description of MediVision’s Business	91
Management’s Discussion and Analysis of the Financial Condition and Results of Operations of MediVision	92

i

Management Of MediVision	106
Executive Summary	107
Beneficial Ownership of Securities of MediVision	108
Description of MediVision Shares Capital	109
MediVision’s Transactions with Related Persons	109
Corporate Governance of MediVision	110
BOARD OF DIRECTORS AND MANAGEMENT OF OIS FOLLOWING THE MERGER	111
SPECIAL MEETING OF OIS	113
Information Concerning the OIS Special Meeting	113
OIS Special Meeting	113
Date, Time and Place	113
Purpose of the OIS Special Meeting	113
Recommendation of the OIS Board of Directors	113
Record Date	113
Voting Power	113
Required Vote	114
Quorum	115
Abstentions, Non-votes, and Withheld Votes	115
How to Vote	116
Revocation of Proxy	116
Voting by OIS Directors and Executive Officers	117
Expenses of Solicitation	117
Questions About Voting Your Shares	117
Miscellaneous	117
Additional Information Relating to the OIS Special Meeting	118
General Information	118
Proposal No. 1 — Adoption of the Merger Agreement and Approval of the Merger	118
Proposal No. 2 — Approval and Adoption of the Amendment to OIS’ Articles of Incorporation	118
Other Matters	120
Expenses of Solicitation	124
Exchange of Share Certificates	124
Surrender of Certificates; Payment.	125
Questions About Voting Your Shares	125
Additional Information Relating to the MediVision Special Meeting	126
General Information	126
Proposal No. 1 — Approval and Adoption of the Merger Agreement and the Merger	126

ii

Proposal No. 2 — Approval and Adoption of an amendment to MediVision’s articles of association	127
Proposal No. 3 — Approval of the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors	127
Proposal No. 4 — Approval of MediVision’s purchase of directors and officers insurance policy	127
Other Matters	127
THE MERGER	128
The Merger	128
Background of the Merger	128
OIS’ Reasons for the Merger	131
Recommendation of OIS’ Board of Directors	131
Opinion of OIS’ Financial Advisor	132
MediVision’s Reasons for the Merger	141
Opinion of MediVision’s Financial Advisor	142
Recommendation of MediVision’s Board of Directors	143
Interests of Executive Officers and Directors in the Merger	143
Material United States Federal Income Tax Consequences of The Merger	144
Material Israeli Income Tax Consequences of The Merger	146
Regulatory Matters Related to the Merger	147
Stock Exchange Listing	148
Treatment of Stock Options and Stock-Based Awards	148
Merger Fees, Costs and Expenses	148
Dissenting Shareholders’ Rights	148
Exercise of Appraisal Rights -- Written Demands	150
Restrictions on Sales of Shares of OIS Common Stock Received in the Merger	150
THE MERGER AGREEMENT	152
Structure of the Merger	152
Conditions to the Completion of the Merger	152
Termination of the Merger Agreement	157
Fees and Expenses	159
Conduct of Business Pending the Merger	160
Representations and Warranties	164
Best Efforts	168
Memorandum of Association and Articles of Association of the Surviving Corporation	168
Amendment	168
Waiver	168
Specific Enforcement	169
Registration on the OTC	169
Israeli and Belgian Approvals	170
OTHER AGREEMENTS	170
Registration Rights Agreement	170
Rights of First Refusal and Preemptive Rights Agreement	170
Voting Agreement	170
Shareholders Agreement	171
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	172
MATERIAL ISRAELI INCOME TAX CONSEQUENCES OF THE MERGER	174
COMPARISON OF SHAREHOLDERS’ RIGHTS	176
EXPERTS	194
LEGAL MATTERS	194
TRANSFER AGENT AND REGISTRAR	194
SHAREHOLDER PROPOSALS	194
ENFORCEABILITY OF CIVIL LIABILITIES	194
WHERE YOU CAN FIND MORE INFORMATION	194
INDEX TO FINANCIAL STATEMENTS	F-1
INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
ITEM 20. Indemnification of Officers and Directors	II-1
ITEM 21. Exhibits and Financial Statement Schedules	II-1
ITEM 22. Undertakings	II-1
Annex A -	Agreement and Plan of Merger	A-1
Annex B -	Other Agreements	B-1

iii

No person is authorized in connection with any offering made by this joint proxy statement/ prospectus to give any information or make any representation not contained in, or incorporated by reference into, this joint proxy statement/prospectus. If given or made, any such information or representation must not be relied on as having been authorized by OIS or MediVision. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change(s) in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in OIS’ affairs since the date of this joint proxy statement/prospectus.

iv

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed by Ophthalmic Imaging Systems, which is referred to as “OIS,” with the Securities and Exchange Commission, which is referred to as the “SEC,” constitutes (i) a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the “Exchange Act,” and the rules thereunder with respect to the Special Meeting of Shareholders of OIS, (ii) a prospectus of OIS in connection with the issuance of shares of OIS in the merger, and (iii) a management information circular and notice of meeting with respect to the Special Meeting of Shareholders of MediVision Medical Imaging, Ltd., which is referred to as “MediVision.”

References made to this “document,” means to the joint proxy statement/prospectus described above.

This document and the accompanying proxy and voting instruction forms will first be mailed to shareholders of OIS and MediVision on or about [date], 2008 and is dated [date], 2008. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to OIS or MediVision shareholders, nor the issuance of OIS common stock, creates any implication to the contrary.

The current and post-merger information concerning OIS and MediVision and the information used to derive the pro forma financial information has been provided jointly by OIS and MediVision. The information concerning OIS contained or incorporated by reference in this document, including the attached annexes and schedules, has been provided by OIS. The information concerning MediVision contained or incorporated by reference in this document, including the attached annexes and schedules, has been provided by MediVision.

No person is authorized in connection with any offering made by this joint proxy statement/ prospectus to give any information or make any representation not contained in, or incorporated by reference into, this joint proxy statement/prospectus. If given or made, any such information or representation must not be relied on as having been authorized by OIS or MediVision. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change(s) in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in OIS’ affairs since the date of this joint proxy statement/prospectus.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about OIS from documents that OIS has filed with the Securities and Exchange Commission but that has not been included in or delivered with this joint proxy statement/prospectus. For a listing of documents incorporated by reference into this joint proxy statement/prospectus, please see “Where You Can Find More Information” beginning on page 194 of this joint proxy statement/prospectus.

OIS will provide you with copies of such documents relating to OIS (excluding all exhibits unless OIS has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus), without charge, upon written or oral request to:

Ophthalmic Imaging Systems

221 Lathrop Way, Suite I

Sacramento, California 95815

Attn: Ariel Shenhar, Secretary

(916) 646-2020 x317

In order for you to receive timely delivery of the documents in advance of the OIS or MediVision Meetings, OIS should receive your request no later than five business days before the respective shareholders meetings or [date] , 2008.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this joint proxy statement/prospectus, including those relating to OIS’ strategies and other statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or similar expressions, are forward-looking statements. Forward-looking statements include, without limitation, the information concerning possible or assumed future results of operations of OIS and MediVision as set forth under “The Merger — OIS’ Reasons for the Merger,” “The Merger — MediVision’s Reasons for the Merger,” “The Merger — Opinion of OIS’ Financial Advisor,” and “The Merger — Opinion of MediVision’s Financial Advisor.” These statements are not historical facts but instead represent only OIS’ and MediVision’s expectations, estimates and projections regarding future events.

Many factors could cause the actual results, performance or achievements of OIS and MediVision or the combined company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

•	the businesses may not be integrated successfully or the anticipated improved financial performance, product quality and development may not be achieved or may take longer to realize than expected;
•	disruptions from the merger may make it more difficult to maintain relationships with customers, employees and suppliers;
•	competitive pressures may increase in the industry or markets in which OIS operates;
•	other combinations within the industry or other factors may limit OIS’ ability to improve its competitive position;
•	economic conditions generally and the medical instruments market specifically;
•	legislative or regulatory changes, including changes in healthcare regulation;
•	changes in the securities or currency-exchange markets;
•	the combined company may obtain credit on less favorable terms than those available to OIS or MediVision individually;
•	the failure of OIS’ shareholders and stockholders to approve the merger or the exercise by a material percentage of MediVision shareholders or OIS shareholders of their dissent rights;
•	dependence on key personnel; and
•	risk that OIS’ or MediVision’s analyses of these risks and forces could be incorrect or that the strategies developed to address them could be unsuccessful.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected.

The forward-looking statements contained in this joint proxy statement/prospectus are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. The future results and shareholder value of OIS may differ materially from those expressed in the forward-looking statements contained in this joint proxy statement/prospectus due to, among other factors, the matters set forth under “Risk Factors.” Except as required by law, neither OIS nor MediVision undertakes any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting of OIS, the special meeting of MediVision and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of OIS or MediVision. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus and the annexes attached to this joint proxy statement/prospectus.

Unless otherwise stated or the context otherwise requires; all references to “OIS” are to Ophthalmic Imaging Systems and all references to “MediVision” are to MediVision Medical Imaging Ltd.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What are OIS and MediVision proposing?

A:                   OIS and MediVision are proposing to combine the two companies, whereby MediVision will become a wholly owned subsidiary of OIS. OIS has formed MV Acquisitions Ltd., an Israeli corporation and wholly-owned subsidiary (“Merger Sub”), which will be merged with and into MediVision pursuant to the Israeli Companies Law of 1999, with MediVision as the surviving subsidiary corporation. In the merger, each outstanding ordinary share of MediVision will be exchanged into 1.66 shares of OIS’ common stock, no par value. On March 25, 2008, OIS, MediVision and Merger Sub entered into a merger agreement, providing for the merger as described.

Q:	What are the steps to the merger and what will shareholders receive as consideration?

A:                  The following steps of the merger and the issuance of consideration in the merger will be carried out in accordance with, and subject to the terms and conditions of, the merger agreement and the other documents referred to in the merger agreement:

•

Merger Sub will merge with and into MediVision, with MediVision as the surviving corporation. After completion of the merger, MediVision will be a wholly-owned subsidiary of OIS. Therefore, shareholders of OIS will not receive any consideration directly. In the merger, shareholders of MediVision will receive 1.66 shares of common stock of OIS in exchange for each ordinary share of MediVision they own, which this document refers to as the “conversion ratio.” This document refers to this transaction as the “merger.” No fractional shares of OIS common stock will be issued and any holder of MediVision shares entitled to receive a fractional share of OIS common stock will receive one additional share of OIS common stock in addition to the number of full OIS common stock to which it is entitled.

•	Upon consummation of the merger, OIS will cause the amendment of its articles of incorporation. The purpose of these amendments is to:
o	increase the number of directors to no less than 7 and no more than 11;
o	include a provision that eliminates cumulative voting upon OIS’ listing on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market; and
o

include a provision which, commencing on the closing of the merger, and as long as Agfa Geveart N.V., together with its affiliates (collectively “Agfa”), are the owner of at least 5% of the outstanding common stock of OIS, requires either unanimous approval of OIS’ board directors or the approval of 66 2/3% of the shares entitled to vote, for certain transactions concerning certain types of mergers, acquisitions or dispositions of assets, or issuances of securities, or changes in OIS’ principal business purpose.

Q:	How do the OIS and MediVision Boards of Directors recommend that I vote regarding the merger?

A:                  The board of directors of OIS and MediVision recommend that their respective shareholders vote “FOR” adoption of the merger agreement and approval of the merger contemplated therein. The board of OIS and a special independent committee appointed by OIS determined that the terms of the merger agreement and the merger are advisable, fair to, and in the best interest of OIS shareholders. The board of MediVision determined that the terms of the merger agreement and the merger are advisable, fair to, and in the best interest of MediVision shareholders.

Q:	Why are OIS and MediVision proposing to merge?

A:                  OIS believes that combining the strengths of the two companies is in the best interests of each company and its respective shareholders. This merger will strengthen OIS’ operational capabilities and product offerings and enhance its opportunities and capacity to continue to grow to serve the needs of its existing customers. OIS believes that both companies will benefit from improved operating efficiencies, including improved control of their research and development and international marketing capabilities, which were previously handled on a contractual basis by MediVision alone. The addition of MediVision’s new product pipeline is expected to help increase OIS’ footprint in the market, while the strategic relationship with Agfa, which will have representation on OIS’ board, will deepen its PACS capabilities in the ophthalmology arena. MediVision’s German-based subsidiary brings with it a significant share of the German market for digital imaging systems connected to non-midriatic fundus cameras. Both shareholder bodies will benefit from increased liquidity as a result of MediVision’s shareholders adding to the pool of OIS shareholders. In addition, MediVision shareholders will have shares of OIS, which is traded in a more efficient market.

Q:	Are there risks I should consider in deciding whether to vote for the merger?

A:              Yes. You should carefully review the section entitled, “Risk Factors” beginning on page 26 of this joint proxy statement/prospectus.

Q:	What will happen to stock options and other stock-based awards in the merger?

A:	OIS’ outstanding options and warrants will remain the same according to the terms thereof.

MediVision’s outstanding options and warrants will be assumed by OIS in the merger. Each option or warrant so assumed will thereafter represent an option to purchase a number of shares of OIS common stock equal to the number of shares of MediVision ordinary shares subject to the option or warrants immediately prior to the merger (whether vested or not) multiplied by the conversion ratio which is 1.66, at an exercise price per share of common stock equal to the exercise price per share of such MediVision option or warrants in effect immediately prior to the closing divided by the conversion ratio of 1.66. The assumed options or warrants will have the similar terms as the original MediVision options or warrants. Conversion of exercise prices from Euros to US dollars will be converted at a rate of 1 Euro to 1.56 US dollars, the closing rate on the business day preceding the signing of the merger agreement, March 25, 2008.

Q:	What percentage of OIS will the shareholders of MediVision own after the merger?

A:                   Prior to the merger, MediVision owns approximately 56% of OIS’ issued and outstanding shares of common stock. Upon completion of the merger, OIS estimates that MediVision shareholders will own approximately 65% of OIS’ issued and outstanding shares of common stock on a fully diluted basis. The shares of OIS currently owned by MediVision will become treasury shares.

Q:	Where will the OIS common stock be listed after the merger?

A:	OIS common stock will continue to be listed on the OTC Bulletin Board under the symbol “OISI.”

MediVision ordinary shares will cease to be listed on the Euronext.

Q:	When do OIS and MediVision expect to complete the merger?

A:	OIS expects to complete the merger during the last quarter of 2008.

Q:	Where can I find more information about the companies?

A:     Written or verbal requests of information can be made to the Secretary of OIS at:

Ophthalmic Imaging Systems

221 Lathrop Way, Suite I

Sacramento, California 95815

Attn: Ariel Shenhar, Secretary

(916) 646-2020 x317

You can find more information about OIS from the sources described under “Where You Can Find Additional Information”. Information about MediVision Medical Imaging Ltd. can be found on MediVision’s Web Site: www.medivision-ois.com. Information can also be obtained on the Euronext web site (www.euronext.com), ticker: MEDV.

In addition, the Annual and Quarterly Financial statements and other non-recurring information published by MediVision is available at no cost at MediVision’s headquarters. Written or verbal requests of information can be made to MediVision at:

MediVision Medical Imaging Ltd

Hermon Building, Industrial zone

PO Box 45, Yokneam-Elit 20692

ISRAEL

Attn: Gabby Bouganim, Secretary

(+972-4- 989 4884)

OIS SHAREHOLDER QUESTIONS AND ANSWERS

Q:	When and where is the Special Meeting of OIS shareholders?

A:                  The Special Meeting of OIS shareholders will be held at its principal executive offices located at 221 Lathrop Way, Suite I, Sacramento, California 95815, on [day], __________, 2008, [time] [a/p.m.] (the “OIS Special Meeting”).

Q:	On what am I being asked to vote?

A:                   OIS shareholders are being asked to (1) approve and adopt the merger agreement, dated as of March 25, 2008, by and among OIS, MediVision, and Merger Sub and the merger contemplated by the merger agreement (Proposal 1) and (2) approve the amendment of its articles of incorporation (Proposal 2). The purpose of these amendments is to:

o	increase the number of directors to no less than 7 and no more than 11;
o	include a provision that eliminates cumulative voting upon OIS’ listing on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market; and
o

include a provision which, commencing on the closing of the merger, and as long as Agfa Geveart N.V., together with its affiliates (collectively “Agfa”), are the owner of at least 5% of the outstanding common stock of OIS, requires either unanimous approval of OIS’ board directors or the approval of 66 2/3% of the shares entitled to vote, for certain transactions concerning certain types of mergers, acquisitions or dispositions of assets, or issuances of securities, or changes in OIS’ principal business purpose.

Q:	What vote is required to approve each of the proposals?

A.                   Both proposal 1 and 2 will require (1) the affirmative vote of at least 75% of OIS’ common stock entitled to vote in an election of directors and (2) the affirmative vote of the holders of a majority of the shares of OIS’ common stock entitled to vote on the proposal who are not “interested shareholders” (as defined in OIS’ articles of incorporation) or affiliates of interested shareholders.(1)

__________________

(1)  An “Interested Shareholder,” as defined in OIS’ Articles of Incorporation, is “any person (other than OIS or its subsidiary and other than any profit-sharing, employee stock ownership, stock option plan or other employee benefit plan of OIS or its subsidiary, or any trustee of or fiduciary with respect to any such capacity) who or which:

(i)

is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding of the shares of OIS entitled to vote generally in the election of directors (the “Voting Shares”); or

(ii)

is an “Affiliate” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as in effect on March 25, 1992) of OIS and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Shares; or

(iii)

is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the securities Act of 1933.”

To best of OIS’ knowledge, the only Interested Shareholder, as of the date of this Form S-4/A is MediVision, which owns 56% or 9,381,843 shares of OIS’ Voting Shares.

__________________

(1) Under the Articles of Incorporation, the approval of the merger agreement requires (i) the affirmative vote of 75% of all outstanding shares of common stock (the “75% of Outstanding Requirement”) and (ii) the affirmative votes of at least a majority of shareholders who are not Interested Shareholders or Affiliates of Interested Shareholders (the “Non-Interested Shareholders’ Approval Requirement”).

Therefore, the 75% of Outstanding Requirement require affirmative votes of 12,650,123 shares of common stock (including shares owned by MediVision and its Affiliates) based upon the number of total issued and outstanding shares of OIS’ common stock as of July 8, 2008.

For the purpose of the Non-Interested Shareholders’ Approval requirement, the votes of any and all Affiliates of MediVision and the votes of MediVision will not be counted. The following is a list of Affiliates of OIS’ only Interested Shareholder and their OIS shares, if any, as of the date hereof:

NAME	Reason FOR AFFILIATE OF INTERESTED SHAREHOLDER STATUS	# of OIS Shares owned
CCS Pawlowski GmbH	CCS is an affiliate controlled by MediVision. MediVision owns 63% of CCS’ share capital.	-
Delta Trading and Services (1986) Ltd.	Delta owns 31% or 2,139,360 shares of MediVision’s ordinary stock.	-
Agfa Gevaert N.V.	Agfa owns 19% or 1,322,753 shares of MediVision’s ordinary stock.	-
Intergamma Investment Ltd.	Intergamma owns 100% or all of the ordinary share capital of Delta Trading and Services (1986) Ltd.	-
AWB Beteiligungs GmbH	AWB received 40,008 shares of OIS from MediVision within in the past 2 years. AWB owns less than 1% of OIS.	40,008
Gil Allon	Mr. Allon is a director of OIS and its chief executive officer. He also owns 8% or 542,256 shares of MediVision’s ordinary stock. Gil Allon and Noam Allon are brothers and Shlomo Allon is their father. Together they own 21.8% or 1,476,808 shares of MediVision’s ordinary stock.	-
Ariel Shenhar	Mr. Shenhar is a director of OIS’ board of directors and the chief financial officer. He also owns 0.7% or 49,568 shares of MediVision’s ordinary stock. Ariel Shenhar and Yuval Shenhar are brothers. Together they own 1.3% or 91,248 shares of MediVision’s ordinary stock.	-
Yigal Berman	Mr. Berman is a director of OIS’ board of directors. He is also a director of Delta Trading and the VP Finance at Intergamma.	-
Marc De Clerck	Mr. De Clerck is a director of OIS and MediVision. He is also a manager at Agfa.	-
Noam Allon	Mr. Allon is a director of MediVision and its president and chief executive officer. Mr. Allon also owned 8% or 542,256 shares of MediVision’s ordinary stock. Gil Allon and Noam Allon are brothers and Shlomo Allon is their father. Together they own 21.8% or 1,476,808 shares of MediVision’s ordinary stock.	-
Doron Maor	Mr. Maor is a director of MediVision.	-
Mira Nesher	Ms. Nesher is a director of MediVision.	-
Miri Kerbs	Ms. Kerbs is a director of MediVision.	-
Shlomo Allon	Mr. Allon owns 5.8% or 392,296 shares of MediVision’s ordinary stock. Shlomo Allon is the father of Gil Allon and Noam Allon. Together they	-

Q:                 How do I vote on the approval and adoption of the merger agreement and the merger and other proposals?

A.                  First, please review the information contained in this document, including the schedules and annexes. This document contains important information about OIS, MediVision, and the merger. It also contains important information about what the boards of directors of OIS and MediVision considered in evaluating the merger.

          Second:

•

If you are a registered holder of OIS common shares, please submit your proxy form promptly by signing, dating and returning the appropriate enclosed proxy form in the envelope provided so that your shares can be voted at the OIS Special Meeting. You may also attend in person and vote at the OIS Special Meeting, even if you have already submitted a proxy form.

•

If you hold your OIS common shares in non-registered name or “street” name, you must contact your broker or other nominee to obtain a broker voting instruction form (if you did not receive one together with this document) and for other instructions as to how to vote your shares.

•

If you hold your OIS common shares in both registered and non-registered name, you will receive both a proxy form and a broker voting instruction form. To ensure that all your shares are represented at the OIS Special Meeting, please submit a vote by mail for each proxy form or broker voting instruction form you receive.

Q:	Am I entitled to dissent or appraisal rights in connection with the merger?

A:                     Yes. Under California law, holders of OIS common stock are entitled to statutory dissenters’ or appraisal rights in connection with the merger. When the merger becomes effective, shareholders of OIS who do not vote in favor of the merger and comply with the procedures prescribed in Chapter 13 of the California General Corporation Law (“CGCL”), or Chapter 13, will be entitled to a judicial appraisal of the fair market value of their shares, which, for purposes of the exercise of appraisal rights under the CGCL, is determined as of the day before the first

__________________

(1)

NAME	Reason FOR AFFILIATE OF INTERESTED SHAREHOLDER STATUS	# of OIS Shares owned
own 21.8% or 1,476,808 shares of MediVision’s ordinary stock.
Yuval Shenhar	Mr. Shenhar owns 0.6% or 41,680 shares of MediVision’s ordinary stock. Yuval Shenhar and Ariel Shenhar are brothers. Together they own 1.3% or 91,248 shares of MediVision’s ordinary stock.	-

As of July 8, 2008, 44% or 7,445,512 of OIS’ shares of common stock are owned by shareholders that are not Interested Shareholders or Affiliates of Interested Shareholders. Therefore, for the purpose of satisfying the Non-Interested Shareholders’ Approval Requirement, the affirmative vote of 3,722,757 shares from shareholders who are not MediVision or any of the persons listed above are required based upon the number of total issued and outstanding shares of OIS’ common stock as of July 8, 2008.

The implementation of Proposal 2 is contingent upon approval of Proposal 1. If the OIS shareholders do not approve the merger (Proposal 1), the merger agreement will be terminated and thus amendment to articles of incorporation (Proposal 2), regardless of shareholder approval, will not be implemented.

Consummation of the merger in Proposal 1 is also contingent upon approval of Proposal 2. The amendment to articles of incorporation is a condition to MediVision’s obligation to close the merger. Therefore, if the OIS shareholders approve the merger (Proposal 1) but do not approve the proposed amendment to articles of incorporation (Proposal 2), the merger agreement will be terminated and the merger will not be consummated, unless MediVision decides to waive such a closing condition and agrees to close the merger without amended articles of incorporation. OIS cannot assure you that in such event MediVision will waive such closing condition.

announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger, and to require OIS to purchase the shareholder’s shares for cash at such fair market value. See “The Merger – Dissenting Shareholders’ Rights” below and Annex E.

Q:                     What happens if I don’t indicate how to vote on my signed proxy form or broker voting instruction form?

A:                     If you sign and send in your proxy form but do not include instructions on how to vote your properly signed form, your shares will be voted:

(1)	FOR the adoption of the merger agreement and the approval of the merger contemplated by such merger agreement (Proposal 1),
(2)	FOR the approval and adoption of the proposed amendment to the articles of incorporation (Proposal 2),
(3)

in accordance with management’s recommendation with respect to amendments or variations of the matters set forth in the notice of meeting or any other matters that may properly come before the OIS Special Meeting.

If you sign and send in your broker voting instruction form but do not include instructions on how to vote your properly signed form, your shares will not be voted with respect to (i) the merger agreement and the merger contemplated therein (Proposal 1) (ii) the amendment to the articles of incorporation (Proposal 2), or (iii) or any other matters that may properly come before the OIS Special Meeting, and you will not be deemed present for quorum purposes.

Q:	What happens if I don’t return a proxy card or broker voting instruction form?

A:                     If you are a registered or record holder of OIS common stock, not voting at the OIS Special Meeting will have the same effect as a vote AGAINST the approval and adoption of the merger agreement and the merger contemplated therein (Proposal 1) and AGAINST the approval and adoption of the proposed amendment to articles of incorporation (Proposal 2) because the affirmative vote of at least (1) 75% of OIS’ common stock entitled to vote in an election of directors and (2) a majority of those shares of OIS’ common stock entitled to vote on the proposal who are not “interested shareholders” (as defined in OIS’ articles of incorporation) or affiliates of interested shareholders, is required to approve and adopt the merger agreement and the merger transaction (Proposal 1) and the amendment to the articles of incorporation (Proposal 2).

Failing to return your proxy card may also contribute to a failure to obtain a quorum at the OIS Special Meeting. Under OIS’ bylaws, holders of shares representing a majority of the shares entitled to vote, present in person or represented by proxy, are necessary to constitute a quorum to take action with respect to the matters at the OIS Special Meeting.

Q:	Can I change my vote after I have mailed my signed proxy form or broker voting instruction form?

A.                    Yes. You can change your vote before your proxy form or broker voting instruction form is voted at the OIS Special Meeting in one of three ways:

Registered Holders. If you are a registered holder,:

•

First, before the OIS Special Meeting, you can deliver a signed notice of revocation of proxy to the Secretary of OIS at the address specified below at any time up to and including the last business day before the OIS Special Meeting.

•	Second, you can complete and submit a later-dated proxy form no later than 5:00 p.m. (local time) on the last business day before the OIS Special Meeting.

•

Third, you can attend the OIS Special Meeting and vote in person. Your attendance at the OIS Special Meeting alone will not revoke your proxy; rather, you must deposit a new proxy form or a notice of revocation of proxy with the Secretary of the OIS Special Meeting on the day of the OIS Special Meeting, before any vote is cast under the proxy’s authority, in order to revoke your previously submitted proxy form.

If you are a registered holder and want to change your proxy directions by mail or by fax, you should send any notice of revocation or your completed new proxy form, as the case may be, to OIS at the following address:

Ophthalmic Imaging Systems

Attention: Ariel Shenhar, Secretary

221 Lathrop Way, Suite I

Sacramento, CA 95815

Fax: (916) 565-0415

Non-Registered Holders. If you are a non-registered holder and a broker, investment dealer, bank, trust company or other nominee holds your shares in “street name” and you have instructed such nominee to vote your shares and wish to change your vote, you must follow directions received from such nominee to change those instructions.

Q:                     If my broker or other nominee holds my shares in “street name,” will my broker or other nominee vote my shares for me?

A:                     No. Your broker or other nominee will NOT vote your shares unless it receives your specific instructions in a completed broker voting instruction form. After carefully reading and considering the information contained in this document, including the schedules and annexes , please follow the directions provided by your nominee with respect to voting procedures and complete a broker voting instruction form. Please ensure that your broker voting instruction form is submitted to your nominee in sufficient time to ensure that your vote is received by OIS on or before 5:00 p.m. (local time) on [date], 2008. If you have instructed a nominee to vote your shares and wish to change your vote, you must follow directions received from your nominee to change those instructions.

If you sign and send in your broker voting instruction form but do not include instructions on how to vote your properly signed form, your shares will not be voted with respect to (i) the merger agreement and the merger contemplated therein (Proposal 1) (ii) the amendment to the articles of incorporation (Proposal 2), or (iii) or any other matters that may properly come before the OIS Special Meeting, and you will not be deemed present for quorum purposes.

Q:	Who can help answer my questions about the merger?

A:	If you have any questions on the proposed merger, please contact:

Ariel Shenhar, CFO, Secretary,

Ophthalmic Imaging Systems

or

Joanna Ross, Finance Manager,

Ophthalmic Imaging Systems

Phone: (916) 646-2020

MEDIVISION STOCKHOLDER QUESTIONS AND ANSWERS

Q:	When and where is the Special General Meeting of the MediVision shareholders?

A:                     The Special Meeting of MediVision shareholders will be held at the offices of MediVision’s Israeli legal counsel, Eitan Mehulal Pappo Barath & Shinar, Weissberger & Co, at 10 Abba Eban Blvd., Herzlia 46120, Israel. on [day], __________, 2008, [time] [a/p.m.] (the “MediVision Special Meeting”).

Q:	On what am I being asked to vote?

A:	MediVision shareholders are being asked to:

1.	approve and adopt the merger agreement, dated as of March 25, 2008, by and among MediVision, OIS, and Merger Sub and the merger contemplated by the merger agreement;
2.	to approve and adopt an amendment to MediVision’s articles of association;
3.

to approve the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives;

4.	to approve MediVision’s purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months; and
5.	to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Q:	Who is entitled to vote on each of the proposals?

A:                     Only holders of MediVision ordinary shares as of the close of business on [date], 2008, the record date, are entitled to vote at the MediVision Special Meeting or any adjournment or postponement thereof. Each MediVision ordinary share is entitled to one vote.

Q:	What vote is required to approve each of the proposals?

A.                    Proposal 1, approval and adoption of the merger agreement and the merger contemplated by the merger agreement will require the affirmative vote of at least 75% (not including abstentions) of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least one-third of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

Q:	How do I vote on the approval and adoption of the merger agreement and the merger?

A.                     First, please review the information contained in this document, including the schedules and annexes. This document contains important information about MediVision, OIS, and the merger. It also contains important information about what the boards of directors of MediVision and OIS considered in evaluating the merger

Second:
•

If you are a registered holder of MediVision ordinary shares, please submit your proxy form promptly by signing, dating and returning the appropriate enclosed proxy form so that your shares can be voted at the MediVision Special Meeting. You may also attend in person and vote at the MediVision Special Meeting, even if you have already submitted a proxy form.

•

If you hold your MediVision ordinary shares in non-registered name or “street” name, you must contact your broker or other nominee to obtain a proxy form and for other instructions as to how to vote your shares.

•	You may also vote by way of a Voting Ballot.

Q:	What happens if I don’t indicate how to vote on my signed proxy card or voting ballot?

A:                     If you sign and send in your proxy form but do not include instructions on how to vote your properly signed form, your shares will be voted in accordance with the judgment of the person or persons voting the proxies. If you sign and send in a Voting Ballot but do indicate your vote, your shares will be voted FOR the approval and adoption of the merger agreement and the merger contemplated by such merger agreement.

Q:	What happens if I don’t return a proxy card or voting ballot?

A:                     If you are a registered or a record holder of MediVision ordinary shares, not voting at the MediVision Special Meeting will mean that fewer votes will be required to defeat the proposal to approve the merger.

Failing to return your proxy card or Voting Ballot may also contribute to a failure to obtain a quorum at the MediVision Special Meeting. Under MediVision’s articles of association, the required quorum at any shareholders meeting is the presence of two shareholders present in person or by proxy, holding or representing at least one third of the total voting rights in MediVision on the Record Date, including the presence (in person or by proxy or by any communication media, at Agfa’s discretion) of a representative of Agfa.

Q:	Can I change my vote after I have mailed my signed proxy card or voting ballot?

A:	Yes. You can change your vote before your proxy form is voted at the MediVision Special Meeting.

Registered Holders. If you are a registered holder, you can change your vote in one of three ways:

•

First, before the MediVision Special Meeting, you can deliver a signed notice of revocation of proxy to MediVision at the address specified below at any time up to 48 hours before the MediVision Special Meeting.

•	Second, you can complete and submit a later-dated proxy form no later than 48 hours before the MediVision Special Meeting.

•

Third, you can attend the MediVision Special Meeting and vote in person. Your attendance at the MediVision Special Meeting alone will not revoke your proxy; rather, you must deposit a new proxy form or a notice of revocation of proxy with MediVision on the day of the MediVision Special Meeting, before any vote is cast under the proxy’s authority, in order to revoke your previously submitted proxy form.

If you are a registered holder and want to change your proxy directions by mail or by fax, you should send any notice of revocation or your completed new proxy form, as the case may be, to MediVision at the following address:

MediVision Medical Imaging Ltd

Attention: Gabby Bouganim, Secretary

Hermon Building, Industrial Zone

Yokneam-Elit 20692, Israel

Fax: +972-4- 989 4883

Non-Registered Holders. If you are a non-registered holder and a broker, investment dealer, bank, trust company or other nominee holds your shares in “street name” and you have instructed such nominee to vote your shares and wish to change your vote, you must follow directions received from such nominee to change those instructions.

A Voting Ballot may be revoked or changed by delivering written notice to MediVision to such effect and producing evidence of shareholder identity, as required under the Israeli Companies Law, provided this is done at least 24 hours prior to the time set for the MediVision Special Meeting.

Q:	Can I vote by telephone or electronically?

A:	No. Votes must be given either personally or by proxy/voting ballot.

Q:                     If my broker or other nominee holds my shares in “street name,” will my broker or other nominee vote my shares for me?

A:                     No. Your broker or other nominee will not vote your shares unless it receives your specific instructions in a completed broker voting instruction form. After carefully reading and considering the information contained in this document, including the schedules and annexes, please follow the directions provided by your nominee with respect to voting procedures and complete a broker voting instruction form. Please ensure that your broker voting instruction form is submitted to your nominee in sufficient time to ensure that your vote is received by MediVision on or before 5:00 p.m. (local time) on [date], 2008. If you have instructed a nominee to vote your shares and wish to change your vote, you must follow directions received from your nominee to change those instructions.

Q:	If I am an eligible shareholder, how do I get tax-deferred treatment under Israeli Law?

A:                     MediVision is in the process of receiving a ruling under section 103k of the Israeli Tax Ordinance (“ITO”), according to which, Israeli shareholders residents will receive tax deferral treatment and will be tax liable upon the actual sale of the converted OIS shares, based on fulfillment of certain conditions and limitations imposed by the ruling.

Non-residents of Israel, including corporations, will generally be exempt from any capital gains tax in Israel from the conversion of shares as long as (i) the gains are not derived through a permanent establishment of the non-resident in Israel, (ii) the shares were bought when the company was listed on designated stock market, (iii) the shares remain listed for trading on a designated stock market and (iv) the shares were converted after being listed on designated stock market.

Q:	Do I need to send in my stock certificates now?

A:                     Once closing conditions of the merger are satisfied, OIS will deliver to the Registrar of Companies of the State of Israel a notice informing the Companies Registrar of such satisfaction of closing conditions and the proposed date of the closing of the merger and requesting the Companies Registrar to issue a merger certificate evidencing the completion of the merger in accordance with the Israeli Companies Law after notice that the closing has occurred. The merger shall become effective upon the issuance by the Companies Registrar, after the closing, of the merger certificate.

TBD will act as conversion agent for the merger and will forward detailed instructions to the shareholders of MediVision regarding the surrender of their share certificates, together with a letter of transmittal, promptly after the merger is completed. You should not submit your certificates toTBD until you have received these materials. TBD will issue certificates of new OIS shares to all MediVision shareholders exchanging their shares as promptly as practicable following its receipt of your certificates of MediVision shares and other required documents. YOU SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

Q:	If I want to exercise my options or warrants, what do I do?

A:                  MediVision’s outstanding options and warrants will be assumed by OIS in the merger. Each option or warrant so assumed will thereafter represent an option to purchase a numbers of shares of OIS common stock equal to the number of shares of MediVision ordinary shares subject to the option or warrants immediately prior to the merger (whether vested or not) multiplied by the conversion ratio which is 1.66, at an exercise price per share of Common Stock equal to the exercise price per share of such MediVision option or warrants in effect immediately prior to the closing divided by the conversion ratio of 1.66. The assumed options or warrants will have the similar terms as the original MediVision options or warrants. Conversion of exercises prices from Euros to US dollars will be converted at a rate of 1 Euro to 1.56 US dollars, the closing rate on the business day preceding the signing of the merger agreement, March 25, 2008.

Q:	Am I entitled to dissent or appraisal rights in connection with the merger?

A:                   No. Under Israeli Law, holders of MediVision ordinary shares are not entitled to statutory dissenters’ or appraisal rights in connection with the merger.

Q:	Are there risks I should consider in deciding whether to vote for the merger?

A:                    You should carefully review the section entitled, "Risk Factors" beginning on page 26 of this joint proxy statement/prospectus.

Q:	Who can help answer my questions about the merger?

A:                    If you have any questions about the merger, please call Mr. Noam Allon, President and CEO of Medivision, at the follow number: +972-4-989 4884.

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire joint proxy statement/prospectus, including the annexes hereto, for a more complete understanding of the matters being considered at the special meetings.

Unless otherwise stated or the context otherwise requires, all references to “OIS” are to Ophthalmic Imaging Systems; all references to “MediVision” are to MediVision Medical Imaging Ltd.

The Companies

Ophthalmic Imaging Systems

221 Lathrop Way, Suite I

Sacramento, California 95815

Phone: (916) 646-2020

OIS is engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by practitioners in the ocular health field. OIS’ products are used for a variety of standard diagnostic test procedures performed in most eye care practices. Since its inception, OIS has developed products that have addressed primarily the needs of the ophthalmic angiography markets, both fluorescein and indocyanine green. The current flagship products in OIS’ angiography line are its WinStation digital imaging systems. These WinStation products are targeted primarily at retinal specialists and general ophthalmologists in the diagnosis and treatment of retinal diseases and other ocular pathologies. See “Business Information of OIS” for more information.

MediVision Medical Imaging Ltd

Hermon Building, Industrial Zone

Yokneam-Elit 20692, Israel

Phone: +972-4- 989 4884

MediVision designs, develops, manufactures and markets digital ophthalmic imaging systems. These systems capture and archive diagnostic images, providing a digital “patient record.” Future products which MediVision intends to focus on include more sophisticated systems for Ophthalmologists introducing additional diagnostic functions. Market penetration of MediVision’s current products is aimed at points of care such as hospitals, clinics and physicians in private practice in developed countries. MediVision’s main marketing efforts have to date largely been focused on the Western European market. MediVision has distribution arrangements with number of distributors in Holland, Greece, Denmark and United Kingdom. MediVision also market and sells its products in Germany and Belgium via its subsidiary and Branch accordingly. The headquarters of MediVision are located in Yokneam-Elit, a town situated close to Haifa, Israel. MediVision’s facility accommodates corporate functions, most of the R&D activities and management of domestic and European and International sales. See “Business Information of MediVision” for more information.

Comparative Per Share Data and Comparative Market Price Information

(see page 40)

OIS common stock is listed on the OTC Bulletin Board under the trading symbol “OISI.OB.” MediVision’s ordinary shares are quoted on the Euronext stock exchange under the trading symbol “MEDV.” Upon completion of the merger, MediVision’s ordinary shares will no longer trade on the Euronext.

The following tables set forth, for the periods presented, certain per share data of OIS and MediVision on a historical basis. The historical per share data of OIS and MediVision has been derived from, and should be read in conjunction with, the historical financial statements of OIS and MediVision incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information.”

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2007
OIS—HISTORICAL
Net income from continuing operations per share—basic	$($0.02)	$0.09
Net income from continuing operations per share—diluted	$($0.02)	$0.09
Book value at end of period—per common share outstanding	$0.58	$0.61

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2007
MEDIVISION—HISTORICAL
Net income from continuing operations per share—basic	$($0.12)	$($0.07)
Net income from continuing operations per share—diluted	$($0.12)	$($0.06)
Book value at end of period—per common share outstanding	$1.30	$1.43

The following table sets forth the closing sale prices of OIS’ common stock and MediVision’s ordinary shares as reported on the OTC Bulletin Board and the Euronext, respectively, on (1) September 11, 2007, the last trading day before the public announcement of the merger, (2) March 26, 2008, the last trading day before public announcement that OIS and MediVision had executed the Merger Agreement, and (3) [date], the last trading day before the distribution of this proxy statement/prospectus. The price of OIS common stock has been converted from U.S. dollars to Euros and the price of MediVision ordinary shares has been converted from Euros to U.S. dollars, at the noon buying rate quoted by the Federal Reserve Bank of New York on such trading day. OIS urges you to obtain current market quotations for the OIS common stock and MediVision ordinary shares.

	OIS Common Stock	MediVision Ordinary Shares

At September 11, 2007	US$1.35/EURO.98	US$1.92/EURO1.39
At March 26, 2008	US$.38/ EURO.24	US$1.18/EURO .75
At [date]	US$[#.#]/EURO[#.##]	US$#.##/EURO [#.##]

The Merger

(see page 128)

Pursuant to the merger agreement, Merger Sub will merge with and into MediVision, pursuant to which Merger Sub will cease to exist, and MediVision will become a wholly-owned subsidiary of OIS. At the effective time of the merger, and as a result thereof, (1) each ordinary share, par value NIS 0.1 per share, of MediVision issued and outstanding immediately before the effective time of the merger, will be automatically converted into 1.66 shares of common stock, no par value, of OIS and each outstanding option to purchase MediVision shares, warrants or other rights to purchase MediVision shares will be assumed by OIS such that it is converted into an option, warrant or other right to purchase OIS Common Stock equal to the number of MediVision shares underlying such option, warrant or other right multiplied by 1.66.

The OIS Special Meeting

(see page 113)

When and Where.

The OIS Special Meeting will be held at [time] Pacific Standard Time on [date], 2008 at OIS’ principal executive offices, located at 221 Lathrop Way, Suite I, Sacramento, California 95815.

Purpose of the Special Meeting.

The purpose of the OIS Special Meeting is to (1) vote upon adoption of the merger agreement and approval of the merger contemplated therein (Proposal 1) and (2) OIS will cause the amendment of its articles of incorporation (Proposal 2) and (3) transact such other business as may properly come before the meeting.

The proposed amendments to the articles of incorporation are to:

•	increase the number of directors to no less than 7 and no more than 11;

•	include a provision that eliminates cumulative voting upon OIS’ listing on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market; and

•

include a provision which, commencing on the closing of the merger, and as long as Agfa Geveart N.V., together with its affiliates (collectively “Agfa”), are the owner of at least 5% of the outstanding common stock of OIS, requires either unanimous approval of OIS’ board directors or the approval of 66 2/3% of the shares entitled to vote, for certain transactions concerning certain types of mergers, acquisitions or dispositions of assets, or issuances of securities, or changes in OIS’ principal business purpose.

Record Date; Voting Power.

Only holders of OIS common stock as of the close of business on [date], 2008, the record date, are entitled to vote at the OIS Special Meeting or any adjournment or postponement thereof. Each share of OIS common stock is entitled to one vote.

Required Vote.

Both proposal 1 and 2 will require (1) the affirmative vote of at least 75% of OIS’ common stock entitled to vote in an election of directors and (2) the affirmative vote of the holders of a majority of the shares of OIS’ common stock entitled to vote on the proposal who are not “interested shareholders” (as defined in OIS’ articles of incorporation) or affiliates of interested shareholders.  (For the definiiton of interested shareholder, see footnote 1 on page 7)

The MediVision Special Meeting

(see page 121)

When and Where.

The Special Meeting of MediVision shareholders will be held at the offices of MediVision’s Israeli legal counsel, Eitan Mehulal Pappo Barath & Shinar, Weissberger & Co, at 10 Abba Eban Blvd., Herzlia 46120, Israel on [day], __________, 2008, [time] [a/p.m.] (the “MediVision Special Meeting”).

Purpose of the Special Meeting.

The purpose of the MediVision Special Meeting is to (1) vote upon approval of the merger agreement and the merger contemplated therein, (2) vote upon approval and adoption of an amendment to MediVision’s articles of association, (3) vote upon the approval of the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives, (4) vote on the approval of MediVision’s purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months, and (5) transact such other business as may properly come before the meeting.

Record Date; Voting Power.

Only holders of MediVision ordinary shares as of the close of business on [date], 2008, the record date, are entitled to vote at the MediVision Special Meeting or any adjournment or postponement thereof. Generally, each MediVision ordinary share is entitled to one vote. Every shareholder entitled to vote in such election, or his, her, or its proxy, may cumulate such shareholder’s votes.

Required Vote.

Proposal 1, approval and adoption of the merger agreement and the merger contemplated by the agreement will require: (i) not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, (not including abstentions) including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

Proposal 2, approval and adoption of an amendment to MediVision’s articles of association will require the affirmative vote of at least 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, including the affirmative vote of Agfa.

Proposal 3, approval of the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives, will require: (i) not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, (not including abstentions) including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

Proposal 4, vote on the approval of MediVision’s purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months, will require: (i) not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, (not including abstentions) including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

The Merger Agreement

(see page 152)

Recommendation of the Boards of Directors

(see pages 113 and 121)

The boards of directors of OIS and MediVision recommend that their respective shareholders vote “FOR” approval of the merger and the merger agreement. The boards of OIS and MediVision and a special independent committee appointed by OIS determined that the merger agreement and the merger are reasonable, fair to, and in the best interest of their respective shareholders.

In addition, OIS’ board of directors recommends that OIS shareholders vote “FOR” the approval and adoption of the amendment to OIS’ articles of incorporation.

Recommendation of Financial Advisors

OIS

(see page 132)

OIS’ financial advisor, Westwood Capital, LLC, delivered an opinion to the special independent committee and the board of directors of OIS to the effect that, as of March 13, 2008 and based upon and subject to the various considerations described in its written opinion, the conversion ratio was within a fair range, from a financial point of view, to the holders of OIS common stock, other than affiliates of OIS.

The full text of the written opinion of Westwood Capital, LLC, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Westwood Capital, LLC in rendering its opinion, is attached as Annex C to this proxy statement/prospectus. Holders of OIS common stock are urged to, and should, read the opinion carefully and in its entirety. Westwood Capital, LLC provided its opinion for the information and assistance of the special independent committee and the board of directors of OIS in connection with its consideration of the merger. The OIS opinion addresses only the fairness, from a financial point of view, of the exchange ratio to the holders of OIS common stock, other than affiliates of OIS, as of the date of the Westwood Capital, LLC opinion. The Westwood Capital, LLC opinion does not address any other aspect of the proposed merger and does not constitute a recommendation as to how any holder of OIS common stock should vote or act with respect to the merger or any other matter.

MediVision

(see page 142)

MediVision’s financial advisor, BDO Ziv Haft Consulting & Management, Ltd., delivered an opinion to the audit committee and the board of directors of MediVision to the effect that, as of March 25, 2008 and based upon and subject to the various considerations described in its written opinion, the conversion ratio was fair, from a financial point of view, to the holders of MediVision ordinary shares, other than affiliates of MediVision.

The full text of the written opinion of BDO Ziv Haft Consulting & Management, Ltd., which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by BDO Ziv Haft Consulting & Management, Ltd., in rendering its opinion, is attached as Annex D to this joint proxy statement/prospectus. Holders of MediVision ordinary shares are urged to, and should, read the opinion carefully and in its entirety. BDO Ziv Haft Consulting & Management, Ltd. provided its opinion for the information and assistance of the audit committee and the board of directors of MediVision in connection with its consideration of the merger. The MediVision opinion addresses only the fairness, from a financial point of view, of the exchange ratio to the holders of MediVision ordinary shares, other than affiliates of MediVision, as of the date of the BDO Ziv Haft Consulting & Management, Ltd. opinion. The BDO Ziv Haft Consulting & Management, Ltd. opinion does not address any other aspect of the proposed merger and does not constitute a recommendation as to how any holder of MediVision ordinary shares should vote or act with respect to the merger or any other matter.

Interests of Executive Officers and Directors in the Merger

OIS

(see page 143)

OIS shareholders should note that some OIS directors and officers have interests in the merger that are different in certain respects from the interests of other OIS shareholders generally. These interests include:

Ariel Shenhar, CFO of OIS and Gil Allon, CEO of OIS, both have shares and options in MediVision. Gil Allon has 542,256, or 8% outstanding capital of MediVision, and 84,032 shares and options in MediVision, respectfully. Ariel Shenhar has 49,568 and 100,032 shares, or 1% outstanding capital of MediVision, and options in MediVision, respectfully. Yigal Berman has 60,016 options in MediVision.

Gil Allon, Ariel Shenhar and two directors, Yigal Berman and Marc De Clerk, are affiliates of MediVision, who is an Interested Shareholder pursuant to OIS’ articles of incorporation.

MediVision

(see page 143)

Noam Allon: has served as the President, Chief Executive Officer and Member of the Board of Directors of MediVision since its inception. Mr. Allon holds approximately 8% of the issued share capital of MediVision. Mr. Allon also holds 200,032 options of MediVision, which represents approximately additional 3% on a fully diluted basis.

Doron Maor: has served as a member of the Board of Directors of MediVision effective as October 1995 representing MediVision’s major shareholder, Delta Trading and Services Ltd which holds approximately 31% of the issued share capital of MediVision. Mr. Maor also holds 20,000 options of MediVision which represents less than 1% interest in MediVision on a fully diluted basis.

Marc De-Clerck, has served as a member of the Board of Directors of MediVision since December 2002 and as a member of the Audit Committee since May 2005. Mr. De Clerk is serving in the Board as a representative of Agfa Gevaert N.V. which holds approximately 19% of the issued share capital of MediVision.

Material Income Tax Consequences

U.S.

OIS and MediVision have structured the merger to qualify as a “reorganization” for United States federal income tax purposes. Accordingly, a holder’s exchange of MediVision ordinary shares for OIS common stock in the merger will generally not be subject to United States federal income tax. OIS and MediVision will generally not recognize gain or loss as a result of the merger. For more information, see “Material United States Federal Income Tax Consequences of the Merger” at page 144.

Israeli

Israeli law generally imposes a capital gains tax on the conversion of the MediVision shares, which are considered as sale of capital assets located in Israel, including shares in Israeli resident companies, unless a specific exemption is available or unless a treaty between Israel and the country of the non-resident provides otherwise. MediVision has requested a ruling under section 103k of the Israeli Tax Ordinance that will conclude that Israeli shareholders residents will receive tax deferred treatment and will be tax liable upon the sale of the converted OIS shares.

MediVision shareholders that are corporations are subject to corporate tax rates in respect to capital gains from the conversion of their MediVision shares, which are considered a sale of publicly-traded shares of an Israeli company. Recent changes in the law will reduce the corporate tax rate from 27% in 2008 to 26% in 2009 and 25% in 2010. Between 2006 and 2009, however, corporations whose taxable income was not determined immediately before the 2006 tax reform was published, pursuant to part B of the Israeli Income Tax Law (Inflationary Adjustments), 1985, or pursuant to the Income Tax Regulations (Rules on Bookkeeping by Foreign Invested Companies and Certain Partnership and Determination of their Chargeable Income), 1983, or the Dollar Regulations, will generally be taxed at a rate of 25% on their capital gains from the conversion of their MediVision shares.

MediVision shareholders that are non-residents of Israel, including corporations, will generally be exempt from any capital gains tax in Israel from the conversion of their MediVision shares as long as (i) the gains are not derived through a permanent establishment of the non-resident in Israel, (ii) the shares were bought when the company was listed on designated stock market, (iii) the shares remain listed for trading on a designated stock market and (iv) the shares were converted after being listed on a designated stock market. These provisions dealing with capital gains are not applicable to a person whose gains from selling or otherwise disposing of their MediVision shares are deemed to be business income. In addition, pursuant to the Convention between the Government of the United States of America and the Government of Israel with respect to Taxes on Income, as amended, which is referred to herein to as the United States-Israel Tax Treaty, the sale, exchange or disposition of MediVision shares by a person who qualifies as a resident of the United States within the meaning of the United States-Israel Tax Treaty and who is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, which is referred to herein as a Treaty United States Resident, generally will not be subject to the Israeli capital gains tax unless such Treaty United States Resident holds, directly or indirectly, shares representing 10% or more of MediVision voting power during any part of the 12-month period preceding such sale, exchange or disposition, subject to certain conditions. Under the United States-Israel Tax Treaty, such Treaty United States Resident would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such exchange, subject to the limitations in U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to state or local taxes in the United States. For more information, see “Material Israeli Income Tax Consequences of the Merger” at page 146.

Israeli shareholders of MediVision before the merger will be obligated to the limitations and conditions of the Israeli Tax Authority’s Ruling for the merger.

Israeli shareholders of OIS, who owned the shares before the merger, will not be obligated to the merger’s limitations and conditions under the Ruling. Nevertheless, due to their residency and un light of the Israeli internal tax law, when selling OIS shares, the Israeli shareholders will be obligated to report the sale to the Israeli Tax Authority, and the directions of chapter E of the Israeli Tax Ordinance will be applied on them.

For more information, see “Material Israeli Income Tax Consequences of the Merger” at page 146.

The tax consequences described above may not apply to all holders of MediVision ordinary shares. Accordingly, MediVision strongly urges you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Accounting Treatment of the Merger

OIS

OIS is treating the transaction as a downstream merger according to Accounting Interpretation No. 26 to APB No. 16.  In a "downstream" merger the effect of the transaction is that the stockholder group is increased by the acquisition of the former minority shareholders of the subsidiary.  The transaction should be accounted for as if the surviving company were the parent, rather than the subsidiary.

MediVision

The financial statements of MediVision have been prepared in accordance with International Financial Reporting Standards (IFRS).

Dissenters’ Rights

(see page 148)

Conditions to Completion of the Merger

(see page 152)

Termination

(see page 157)

Fees and Expenses

(see page 159)

Regulatory Matters

(see page 147)

Merger Proposal

MediVision and Merger Sub are required to submit a merger proposal (in the Hebrew language) (each, a “Merger Proposal”) to be executed in accordance with the Israeli Companies Law; (i) MediVision shall call the MediVision Shareholders Meeting and (ii) MediVision and Merger Sub shall jointly deliver the Merger Proposals to the Companies Registrar within three (3) days from the calling of such shareholders’ meetings. Each of MediVision and Merger Sub shall cause a copy of its Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar and shall promptly inform its respective non-secured creditors, if any, of its Merger Proposal and its contents in accordance with the Israeli Companies Law. In addition, MediVision and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the Israeli Companies Law that notice was given to their respective creditors under the Israeli Companies. In addition to the above, each of MediVision and, if applicable, Merger Sub, shall:

•

Publish a notice to its creditors stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, MediVision’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as MediVision or Merger Sub, as applicable, may determine, in (A) two daily Hebrew newspapers circulated in Israel and one widespread daily newspaper circulated in Belgium, on the day that the Merger Proposal is submitted to the Companies Registrar, (B) a newspaper circulated in New York City, no later than three (3) business days following the day on which the Merger Proposal was submitted to the Companies Registrar, and if required, in such other manner as may be required by applicable Law and regulations; and

•

Within four (4) business days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the regulations promulgated under the Israeli Companies Law) that MediVision or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to above.

Third-Party Consents. Each party to the merger will use its commercially reasonable efforts to obtain, as soon as practicable, any consents, waivers and approvals under its any of its or its subsidiaries’ respective contracts required to be obtained in connection with the consummation of the merger.

Israeli Governmental Entity Approvals. The following Israeli Governmental Entity approvals need to be obtained to the extent required pursuant to Israeli legal requirements for the consummation of the Merger: approval of the Israeli Chief Scientist, of the Israeli Tax Authority, and the Israeli Investment Center.

Board of Directors and Management Following the Merger

(See page 111)

If the shareholders of OIS approve Proposal 2, OIS’ board of directors will consist of between seven and eleven persons upon filing of the merger certificate, and shall consist of Gil Allon, Ariel Shenhar, Yigal Berman, Jonathan Phillips, William Greer, Marc De Clerck, John Moore, Uri Ram, Barry Stone, and Noam Allon. If the shareholders of OIS reject Proposal 2 but the merger is consummated, OIS’ board of directors will consist of between five and nine persons upon filing of the merger certificate, and shall consist of Gil Allon, Ariel Shenhar, Yigal Berman, Jonathan Phillips, William Greer, Marc De Clerck, John Moore, Uri Ram, and Barry Stone. Yigal Berman, Jonathan Phillips, William Greer, Marc De Clerck, John Moore, Uri Ram and Barry Stone will be independent directors.

Exchange of Shares

(See page 124)

Once closing conditions of the merger are satisfied, OIS will deliver to the Registrar of Companies of the State of Israel a notice informing the Companies Registrar of such satisfaction of closing conditions and the proposed date of the closing of the merger and requesting the Companies Registrar to issue a merger certificate evidencing the completion of the merger in accordance with the Israeli Companies Law after notice that the closing has occurred. The merger shall become effective upon the issuance by the Companies Registrar, after the closing, of the merger certificate.

MediVision has not selected a conversion agent. If MediVision select a firm, such firm will act as conversion agent for the merger and will forward detailed instructions to the shareholders of MediVision regarding the surrender of their share certificates, together with a letter of transmittal, promptly after the merger is completed. You should not submit your certificates to MediVision or to the conversion agent until you have received these materials. The conversion agent will issue certificates of new OIS shares to all MediVision shareholders exchanging their shares as promptly as practicable following its receipt of your certificates of MediVision shares and other required documents. YOU SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

Comparison of Shareholder Rights

(see page 176)

MediVision’s shareholders, whose rights are currently governed by MediVision’s Article of association, and the Israeli Companies Law of 1999, will, upon completion of the merger, become stockholders of OIS and their rights will be governed by the OIS’ articles of incorporation, as amended, OIS’ amended and restated bylaws, and the laws of the State of California.

RISK FACTORS

In addition to the other information included or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the caption “Forward-Looking Statements,” you should carefully consider the matters described below in evaluating an investment in OIS common shares offered by this joint proxy statement/prospectus.

Risk Factors Relating to the Merger

Although OIS and MediVision expect that the merger will result in benefits to the combined company, the combined company may not realize those benefits because of various challenges.

OIS and MediVision believe that the merger will strengthen operational capabilities and product offerings and enhance opportunities and capacity to continue to grow to serve the needs of existing customers. Improved operating efficiencies will include improved control of research and development and international marketing capabilities. The addition of the combined product pipeline is expected to help increase the companies’ footprint in the market and capabilities in the ophthalmology arena. Realizing the benefits anticipated from the merger will depend, in part, on the following:

•	preserving the international relationships with clients of MediVision after the merger;

•	retaining key employees;

•	integrating MediVision’s business with the existing operations;

•	the necessity of coordinating geographically disparate organizations and addressing possible differences in corporate and regional cultures; and

•	improving the overall performance of the ophthalmology businesses of the combined company.

The integration of a new company is a complex, costly and time-consuming process. This process may disrupt the business of either or both of the companies, and may not result in the full benefits expected by OIS and MediVision. The merger of OIS with MediVision, even if conducted in an efficient, effective and timely manner, may not result in combined financial performance that is better than what each company would have achieved independently if the merger had not occurred.

The issuance of shares of OIS common stock to MediVision shareholders in the merger will initially have a negative impact on the earnings per share of the combined company and will decrease the aggregate voting power of current OIS stockholders.

If the merger is completed, OIS expects that approximately 15.9 million shares of OIS common stock will be issued to MediVision shareholders based on the number of shares of MediVision ordinary shares outstanding as of July 11, 2008. The 9.4 million shares that MediVision currently owns will become treasury shares, therefore, the net effect on the number of OIS shares outstanding will be approximately 6.5 million. OIS expects that the merger will initially result in lower earnings per share than would have been earned by OIS in the absence of the merger. In addition, the issuance of shares in connection with the merger will decrease the aggregate voting power of OIS’ stockholders. OIS expects that over time the merger will yield benefits to the combined company such that the merger will ultimately be accretive to earnings per share. However, there can be no assurance that the increase in earnings per share expected in the long term will be achieved. In order to achieve any increases in earnings per share as a result of the merger, the combined company will, among other things, need to effectively continue the successful operations of MediVision after the merger, maintain customer relationships, and improve the overall performance of the ophthalmology businesses of the combined company.

The price of OIS common stock may decline, which would decrease the value of the merger consideration to be received by MediVision shareholders in the merger.

The price of OIS common stock might decline from the $0.38 price per share at the close of trading on March 26, 2008, the last full trading day prior to the public announcement of the merger. Accordingly, if the price of OIS common stock declines prior to the completion of the merger, the value of the merger consideration to be received by MediVision shareholders in the merger will decrease as compared to the value on the date the merger was announced. See “The Merger Agreement” beginning on page 152 of this joint proxy statement/prospectus.

In addition, because the time that the merger is completed will be later than the time of the MediVision Special Meeting, MediVision shareholders will not know the exact value of the OIS common stock that will be issued in the merger at the time they vote on the merger proposal. As a result, if the market price of OIS common stock is on the valuation dates (see “The Merger” for more details) and Annex A which contains the full merger agreement is lower than the market price at the time of the MediVision Special Meeting, the value of the OIS common stock that MediVision shareholders will receive as merger consideration may be less than the value on the date of the MediVision Special Meeting.

During the 12-month period ending on [date], the last trading day before the date of this joint proxy statement/prospectus, the closing price of OIS common stock varied from a low of [$] to a high of [$] , and ended that period at [$]. Variations in the prices of OIS common stock and MediVision’s ordinary shares prior to the effective time of the merger may be the result of various factors, including:

•	changes in the business, operations, or prospects of OIS or MediVision;

•	economic conditions and the outlook for economic conditions; and

•	timing of the consummation of the merger.

OIS encourages you to obtain current market quotations for OIS common stock before you vote your shares.

OIS and MediVision may be unable to obtain the regulatory approvals required to complete the merger.

Completion of the merger is conditioned upon the receipt of all material governmental authorizations, consents, rulings and approvals, including, without limitation, the consent from United Mizrahi Bank, approvals from the Israeli Chief Scientist, the Israeli Tax Authority, the Israeli Investment Center and applicable Belgian authorities. OIS and MediVision intend to pursue all required approvals in accordance with the merger agreement. These consents, authorizations, rulings and approvals may impose conditions on the operations or assets of OIS or MediVision. Such conditions may jeopardize or delay completion of the merger or may reduce the anticipated benefits of the merger. Further, no assurance can be given that the required consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all such consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the merger agreement. See “The Merger Agreement—Conditions to the Completion of the Merger” for a discussion of the conditions to the completion of the merger and “The Merger—Regulatory Matters” for a description of the regulatory approvals necessary in connection with the merger.

Certain directors and executive officers of OIS have interests in the merger that may be different from, or in addition to, the interests of OIS shareholders.

When considering the OIS board of directors’ recommendation that OIS shareholders vote in favor of the proposal to approve the merger agreement and to approve the merger, OIS shareholders should be aware that some directors and executive officers of OIS have interests in the merger that may be different from, or in addition to, the interests of OIS shareholders. These interests include: Ariel Shenhar, CFO of OIS and Gil Allon, CEO of

OIS, both have shares and options in MediVision. Gil Allon has 542,256, or 8% outstanding capital of MediVision, and 84,032 shares and options in MediVision, respectfully. Ariel Shenhar has 49,568 and 100,032 shares, or 1% outstanding capital of MediVision, and options in MediVision, respectfully. Yigal Berman has 60,016 options in MediVision.

The fairness opinions provided by Westwood Capital, LLC and BDO Ziv Haft Consulting & Management, Ltd. were given as of March 13, 2008 and March 25, 2008, respectively, and do not reflect subsequent changes in circumstances prior to the completion of the merger.

The opinion of Westwood Capital, LLC, dated March 13, 2008 is based upon and subject to, among other things, the various considerations described in its written opinion, the fairness of the exchange ratio to the holders of OIS shares, other than affiliates of OIS, from a financial point of view based on the financial, economic, market and other conditions as they existed on March 13, 2008 and not at any later time. Significant time has elapsed since the date of the fairness opinion(s), and changes in conditions, which are beyond the control of OIS, MediVision, and Westwood Capital, LLC or BDO Ziv Haft Consulting & Management, Ltd, on which the opinions are based, may have altered the value of OIS common stock or MediVision’s ordinary shares.  OIS believes that there have been no material adverse events that may have negatively affected the reliability of the fairness opinions since the time they were issued.

The fairness opinions provided by Westwood Capital, LLC and BDO Ziv Haft Consulting & Management, Ltd. are based on various assumptions and are subject to various limitations.

In their review and analysis and in formulating their opinions, Westwood Capital, LLC and BDO Ziv Haft Consulting & Management, Ltd. assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information provided to them by OIS and MediVision, and assumed that the financial information was reasonably prepared on bases reflecting the best currently available judgments and estimates of OIS’ and MediVision’s management. Neither Westwood Capital and BDO Ziv Haft Consulting & Management, Ltd. assumed any responsibility for making or obtaining an independent valuation or appraisal of the assets or liabilities of OIS and MediVision, and no such independent valuation or appraisal was provided to either Westwood Capital, LLC and BDO Ziv Haft Consulting & Management, Ltd.

The rights of MediVision’s shareholder will differ from their rights as OIS stock holders, which could provide less protection to the MediVision’s shareholder following the merger.

On the consummation of the merger, MediVision shareholder will become holders of OIS common stock. Material differences exist between the rights of MediVision shareholder under MediVision’s charter documents, bylaws and Israeli law and the rights of OIS common stockholders under OIS’ charter documents, bylaws and California law, which could provide less protection to MediVision shareholder and give more discretion to the officers and directors of OIS. See “Comparison of Shareholders Rights.”

If the merger is consummated, MediVision shareholders will cease to own a direct interest in MediVision and will be unable to directly benefit from any future growth of MediVision.

If the merger is consummated, MediVision shareholders will cease to own a direct interest in MediVision. Instead, they will own shares of OIS common stock and MediVision will be a wholly-owned subsidiary of OIS. Any increase in the value of MediVision assets should theoretically be reflected as an increase in value of OIS, but there will not be a direct correlation as to the amount of increased value.

Failure to complete the merger could adversely affect the business, results of operations and financial condition of OIS and MediVision.

The completion of the merger is subject to numerous conditions. Even if the holders of 75% of OIS’ common stock entitled to vote on the merger and a majority of OIS’ common stock entitled to vote on the merger who are not “interested shareholders” (as defined in OIS’ articles of incorporation) or affiliates of interested shareholders, and the merger is approved by MediVision’s Special Meeting according to the required voting conditions, OIS cannot guarantee that the merger will be completed. If the merger is not completed for any reason, OIS and MediVision may be subject to a number of material risks, the occurrence of which could result in serious harm to the business, results of operation and financial condition of OIS or MediVision or both.

The substantial expenses associated with the merger could adversely affect the financial results of OIS and MediVision.

OIS and MediVision have and will incur substantial costs in connection with the merger. These costs primarily relate to the costs associated with the fees of attorneys, accountants and other advisors. If the merger is not completed, OIS and MediVision will have incurred significant costs for which they will have received little or no benefit.

Risks Related to the Business of OIS

OIS’ market is unpredictable and characterized by rapid technological changes and evolving standards, and, if OIS fails to keep up with such changes, its business and operating results will be harmed.

OIS’ industry is characterized by extensive research and development, rapid technological change, frequent innovations and new product introductions, changes in customer requirements and evolving industry standards. Demand for OIS’ products could be significantly diminished by new technologies or products that replace them or render them obsolete, which would have a material adverse effect on its business, financial condition and results of operations. OIS is currently engaged in the development process for the next generation products, and it needs to successfully design its next generation and other products successfully for customers who continually require higher performance and functionality at lower costs.

If OIS fails to develop and successfully introduce new and enhanced products that meet the needs of its customers, OIS’ business may be harmed.

OIS’ future success depends on its ability to anticipate its customers’ needs and develop products that address those needs. This will require OIS to design, develop, manufacture, assemble, test market and support new products and enhancements on a timely and cost-effective basis. OIS cannot assure that it will successfully identify new product opportunities and develop and bring new products to market in a timely and cost effective manner. OIS’ failure to do so could lead to a reduction in sales and its business may be harmed.

The markets in which OIS sells its products are intensely competitive and increased competition could cause reduced sales levels, reduced gross margins or the loss of market share.

The healthcare industry is characterized by extensive research and development efforts and rapid technological change. Competition for products that can diagnose and evaluate eye disease is intense and is expected to increase OIS' gross margin on the reselling of thse products is lower than the majority of the products that it currently markets.  Therefore, if OIS does experience any degree of success in selling its products, its overall gross margin could be negatively impacted.

Any business combinations or mergers among OIS’ competitors, forming larger competitors with greater resources, or the acquisition of a competitor by a major medical or technology corporation seeking to enter this business, could result in increased competition.

OIS may experience a decline in selling prices of its products as competition increases, which could adversely affect OIS’ operating results.

As competing products become more widely available, the average selling price of OIS’ products may decrease. Trends toward managed care, health care, cost containment and other changes in government and private sector initiatives in the United States, Israel, and other countries in which OIS does business are placing increased emphasis on the delivery of more cost-effective medical therapies which could also adversely affect prices of OIS’ products. If OIS is unable to offset the anticipated decrease in its average selling prices by increasing its sales volumes, OIS’ net sales will decline. In addition, to maintain its gross margins, OIS must continue to reduce the cost of its products. Further, as average selling prices of OIS’ current products decline, it must develop and introduce new products and product enhancements with higher margins. If OIS cannot maintain its net sales and gross margins, its operating results could be seriously harmed, particularly if the average selling prices of OIS’ products decrease significantly.

If OIS does not spend heavily on research and development and it fails to address rapid technological changes in its markets, OIS could adversely affect OIS’ business.

OIS has incurred substantial research and development expenditures in the past, and plans to continue to do so in the future, OIS cannot assure that its expenditures for research and development will result in the introduction of new products or, if such products are introduced, that those products will achieve sufficient market acceptance. OIS’ failure to address rapid technological changes in its markets could adversely affect its business and results of operations.

OIS’ products are subject to U.S., E.U., Israeli, and international medical regulations and controls, which impose substantial financial costs on OIS and which can prevent or delay the introduction of new products.

OIS’ ability to sell its products is subject to various federal, state and international rules and regulations. In the United States, OIS is subject to inspection and market surveillance by the FDA, to determine compliance with regulatory requirements. The regulatory process is costly, lengthy and uncertain.

Pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDCA”), OIS is required to file, and submit, a pre-marketing notification with the FDA which provides certain safety and effectiveness information concerning OIS’ diagnostic imaging systems, including OIS’ DFI and DSLI. The FDA has approved OIS’ pre-marketing notification submittals, thereby granting it permission to market its products, subject to the general controls and provisions of the FDCA. The classification of OIS’ products require, among other things, annual registration, listing of devices, good manufacturing practices, labeling and prohibition against misbranding and adulteration. Further, because OIS is engaged in international sales, its products must satisfy certain manufacturing requirements and may subject OIS to various filing and other regulatory requirements imposed by foreign governments as a condition to the sale of such products.

OIS has registered its manufacturing facility with both the FDA and certain California authorities as a medical device manufacturer and operate such facility under FDA and California requirements concerning Quality System Requirements (“QSR”). As a medical device manufacturer, OIS is required to continuously maintain its QSR compliance status and to demonstrate such compliance during periodic FDA and California inspections. If the facilities do not meet applicable QSR regulatory requirements, OIS may be required to implement changes necessary to comply with such regulations.

Although the FDA has made findings which permit OIS to sell its products in the marketplace, such findings do not constitute FDA approval of these devices and OIS can not predict the effect that future legislation or regulatory developments may have on its operations. Additional regulations, reconsideration of approvals granted under current regulations, or a change in the manner in which existing statutes and regulations are interpreted or applied may have a material adverse impact on OIS’ business, financial condition and results of operations. Moreover, new products and services developed by OIS, if any, also may be subject to the same or other various federal and state regulations, in addition to those of the FDA.

Following clearance or approval, marketed products are subject to continuing regulation. OIS is required to adhere to the FDA’s Quality System Regulation, or QSR, and similar regulations in other countries, which include design, testing, quality control and documentation requirements. Ongoing compliance with QSR, labeling and other applicable regulatory requirements is monitored through periodic inspections and market surveillance by the FDA and by comparable agencies in other countries.

OIS depends on skilled personnel to operate its business effectively in a rapidly changing market, and if OIS is unable to retain existing or hire additional personnel, its ability to develop and sell its products could be harmed.

OIS’ success depends to a significant extent upon the continued service of its key senior management, sales and technical personnel, any of whom could be difficult to replace. Competition for qualified employees is intense, and OIS’ business could be adversely affected by the loss of the services of any of its existing key personnel. OIS cannot assure that it will continue to be successful in hiring and retaining properly trained personnel. OIS’ inability to attract, retain, motivate and train qualified new personnel could have a material adverse effect on its business.

OIS may not be able to protect its proprietary technology, which could adversely affect its competitive advantage.

OIS relies on a combination of patent, copyright, trademark and trade secret laws, non-disclosure and confidentiality agreements and other restrictions on disclosure to protect its intellectual property rights. OIS cannot assure that its patent applications will be approved, that any patents that may be issued will protect its intellectual property, that any issued patents will not be challenged by third parties or that any patents held by OIS will not be found by a judicial authority to be invalid or unenforceable. Other parties may independently develop similar or competing technology or design around any patents that may be issued to or held by OIS. OIS cannot be certain that the steps it has taken will prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States. Moreover, if OIS loses any key personnel, it may not be able to prevent the unauthorized disclosure or use of its technical knowledge or other trade secrets by those former employees.

If OIS fails to accurately forecast component and material requirements for its products, it could incur additional costs and significant delays in shipments, which could result in the loss of customers.

OIS must accurately predict both the demand for its products and the lead times required to obtain the necessary components and materials. Lead times for components and materials that OIS orders vary significantly and depend on factors including the specific supplier requirements, the size of the order, contract terms and current market demand for components. If OIS overestimates its component and material requirements, OIS may have excess inventory, which would increase its costs, impair its available liquidity and could have a material adverse effect on its business, operating results and financial condition. If OIS underestimates its component and material requirements, it may have inadequate inventory, which could interrupt and delay delivery of OIS’ products to its customers. Any of these occurrences would negatively impact OIS’ net sales, business and operating results and could have a material adverse effect on its business, operating results and financial condition.

OIS’ dependence on sole source suppliers exposes it to possible supply interruptions that could delay or prevent the manufacture of its systems.

Certain of the components used in OIS’ products are purchased from single sources. While OIS believes that most of these components are available from alternate sources, an interruption of these or other supplies could have a material adverse effect on OIS’ ability to manufacture some of its systems.

Some of OIS’ medical customers’ willingness to purchase its products depends on their ability to obtain reimbursement for medical procedures using OIS’ products and OIS’ revenues could suffer from changes in third-party coverage and reimbursement policies.

OIS’ medical segment customers include doctors, clinics, hospitals and other health care providers whose willingness and ability to purchase its products depends in part upon their ability to obtain reimbursement for medical procedures using OIS products from third-party payers, including private insurance companies, and in the U.S. from health maintenance organizations, and federal, state and local government programs, including Medicare and Medicaid. Third-party payers are increasingly scrutinizing health care costs submitted for reimbursement and may deny coverage and reimbursement for the medical procedures made possible by OIS products. Failure by OIS’

customers to obtain adequate reimbursement from third-party payers for medical procedures that use its products or changes in third-party coverage and reimbursement policies could have a material adverse effect on OIS’ sales, results of operations and financial condition.

OIS has limited product liability insurance and if OIS is held liable in a products liability lawsuit for amounts in excess of its insurance coverage, OIS could be rendered insolvent.

There can be no assurance that OIS will not be named as a defendant in any litigation arising from the use of its products. Although OIS has its own product liability insurance policy with a limit of $1 million, should such litigation ensue and OIS is held liable for amounts in excess of such insurance coverage, OIS could be rendered insolvent. In addition, there can be no assurance that product liability insurance will continue to be available to OIS or that the premiums therefore will not become prohibitively expensive.

If OIS’ facilities were to experience catastrophic loss, its operations would be seriously harmed.

OIS’ facilities could be subject to a catastrophic loss such as fire, flood or earthquake. A substantial portion of OIS’ manufacturing activities and many other critical business operations are located near major earthquake faults in California, an area with a history of seismic events. Any such loss at OIS’ facility could disrupt its operations, delay production, shipments and revenue and result in large expenses to repair or replace the facility. Any such loss could have a material adverse effect on OIS’ sales, results of operations and financial condition.

Since a significant portion of OIS’ research and development is done in Israel, it is also exposed to terrorism, which could also have a material adverse effect on its business operations.

If MediVision fails to repay amounts guaranteed by OIS under the Debenture, it could result in a material adverse effect on its business, operating results, or financial condition.

OIS is a party to the Debenture whereby it guarantees the payment of all of the debts and liabilities of MediVision to United Mizrahi Bank. The Debenture is secured by a first lien on all of OIS’ assets. MediVision pledged 2,345,500 shares of OIS common stock it owns to OIS in order to secure the Debenture. For a more detailed description of the Debenture, see “Business Information of OIS-Management’s Discussion and Analysis of Financial Condition and Results of Operation of OIS— MediVision Transactions”

If MediVision fails to pay the debts and liabilities secured by OIS under the Debenture, OIS will likely be required to pay these amounts to United Mizrahi Bank. If the shares posted as collateral to secure the Debenture are insufficient in value to pay such amounts, the cash required to pay such amounts will most likely come out of OIS’ working capital. Since OIS relies on its working capital for its day to day operations, any such default by MediVision could have a material adverse effect on OIS’ business, operating results, or financial condition to such extent that OIS is forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

If OIS is unable to obtain additional capital, OIS would be required to eliminate certain activities that would adversely effect OIS’ operations.

OIS may require substantial funds for various purposes, including continuing research and development, manufacturing and marketing OIS’ existing products. OIS may need to seek additional capital, possibly through public or private sales of its securities, in order to fund its activities on a long-term basis. Adequate funds may not be available when needed or on terms acceptable to OIS. Insufficient funds may require OIS to delay, scale back or eliminate certain or all of its research and development programs or to license third parties to commercialize products or technologies that OIS would otherwise seek to develop itself, which may materially adversely affect OIS’ continued operations.

Risks Related to the Business of MediVision

Medivision’s market is unpredictable and characterized by rapid technological changes and evolving standards, and, if MediVision fails to keep up with such changes, its business and operating results will be harmed.

MediVision’s industry is characterized by extensive research and development, rapid technological change, frequent innovations and new product introductions, changes in customer requirements and evolving industry standards. Demand for MediVision’s products could be significantly diminished by new technologies or products that replace them or render them obsolete, which would have a material adverse effect on MediVision’s business, financial condition and results of operations. MediVision is currently engaged in the development process for the next generation products, and MediVision needs to successfully design its next generation and other products successfully for customers who continually require higher performance and functionality at lower costs.

If MediVision fails to develop and successfully introduce new and enhanced products that meet the needs of its customers, MediVision’s business may be harmed.

MediVision’s future success depends on its ability to anticipate its customers’ needs and develop products that address those needs. This will require MediVision to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. MediVision cannot assure that it will successfully identify new product opportunities and develop and bring new products to market in a timely and cost effective manner. MediVision’s failure to do so could lead to a reduction in sales and its business may be harmed.

The markets in which MediVision sells its products are intensely competitive and increased competition could cause reduced sales levels, reduced gross margins or the loss of market share.

The healthcare industry is characterized by extensive research and development efforts and rapid technological change. Competition for products that can diagnose and evaluate eye disease is intense and is expected to increase. If MediVision does experience any degree of success in selling its products, its gross margin could be negatively impacted.

Any business combinations or mergers among MedVision’s competitors, forming larger competitors with greater resources, or the acquisition of a competitor by a major medical or technology corporation seeking to enter this business, could result in increased competition.

MediVision may experience a decline in selling prices of its products as competition increases, which could adversely affect its operating results.

As competing products become more widely available, the average selling price of MediVision’s products may decrease. Trends toward managed care, health care, cost containment and other changes in government and private sector initiatives in Europe, Israel, and other countries in which MedVision does business are placing increased emphasis on the delivery of more cost-effective medical therapies which could also adversely affect prices of its products. If MediVision is unable to offset the anticipated decrease in its average selling price by increasing its sales volume, MediVision’s net sales will decline. In addition, to maintain MediVision’s gross margins, it must continue to reduce the cost of its products. Further, as average selling prices of MediVision’s current products decline, it must develop and introduce new products and product enhancements with higher margins. If MediVision cannot maintain its net sales and gross margins, its operating results could be seriously harmed, particularly if the average selling price of MediVision’s products decrease significantly.

If MediVision does not spend heavily on research and development and it fails to address rapid technological changes in its markets, it could adversely affect MediVision’s business.

MediVision has incurred substantial research and development expenditures in the past, and plans to continue to do so in the future, but MediVision cannot assure that its expenditures for research and development will result in the introduction of new products or, if such products are introduced, that those products will achieve sufficient market acceptance. MediVision’s failure to address rapid technological changes in its markets could adversely affect its business and results of operations.

If MediVision loses its key personnel or are unable to attract and retain additional personnel, its business and ability to compete will be harmed

MediVision is dependent on the principal members of its management, research and development staff and sales team. In order to implement MediVision’s business strategy, it will need to keep its key personnel with expertise in research and development, manufacturing, sales and finance. MediVision’s product development plans depend in part on its ability to retain qualified personnel. If MediVision fails to do so, this could harm its business and its ability to compete.

If MediVision fails to repay amounts guaranteed by MediVision’s under the Debenture, it could result in a material adverse effect on MediVision’s business, operating results, or financial condition.

If MediVision fails to pay the debts and liabilities owed to United Mizrahi Bank, the bank will be forced to use the securities that were provided by MediVision for securing the loan amounts. MediVision’s liabilities to United Mizrahi Bank are secured by a fixed lien on MediVision’s share capital, goodwill, patents and insurance rights and a floating lien on all of its assets. In addition MediVision pledged 750,000 shares of its holdings in the common stock of OIS in favor of United Mizrahi Bank. If the pledged shares of OIS posted as collateral to secure the debt are insufficient in value to pay such amounts, the cash required to pay such amount will most likely be taken from MediVision’s working capital via the banks flouting lien or by using the Debenture provided by OIS to the bank. In order to secure the debenture, MediVision pledged in favor of OIS 2,345,500 shares of OIS common stock held by MediVision.

In the event that the bank imposes its lien over MediVision’s working capital assets, or if the bank uses OIS’s debenture to its favor, OIS will likely be required to pay these amounts to United Mizrahi Bank using shares posted as collateral to secure the Debenture. Any such event could have a material adverse effect on OIS’ business, operating results, or financial condition to such extent that it is forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

MediVision may not be able to protect its proprietary technology, which could adversely affect its competitive advantage.

MediVision relies on a combination of patent, copyright, trademark and trade secret laws, non-disclosure and confidentiality agreements and other restrictions on disclosure to protect its intellectual property rights. MediVision cannot assure that its patent applications will be approved, that any patents that may be issued will protect its intellectual property, that any issued patents will not be challenged by third parties or that any patents held by MediVision will not be found by a judicial authority to be invalid or unenforceable. Other parties may independently develop similar or competing technology or design around any patents that may be issued to or held by MediVision. MediVision cannot be certain that the steps it has taken will prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States. Moreover, if MediVision loses any key personnel, it may not be able to prevent the unauthorized disclosure or use of its technical knowledge or other trade secrets by those former employees.

The government grants MediVision has received from the office of the Chief Scientist in Israel for research and development expenditure of its former line of products limit MediVision’s ability to manufacture products and transfer technology outside of Israel and require it to satisfy specified conditions. If MediVision fails to satisfy these conditions, MediVision may be required to pay additional royalties to the Office of the Chief Scientist or to be subject to criminal charges.

From 1993 through 2000, MediVision received royalty-bearing grants from the government of Israel through the Office of the Chief Scientist of the Ministry of the Industry and Trade for the financing of a portion of MediVision’s research and development expenditures in Israel. Since 2001, MediVision has not engaged in the manufacture or sale of any royalty bearing products and does not currently owe any royalty payments to the Israeli government. Moreover, MediVision does not plan to manufacture or sell royalty bearing products, pursuant to which it would have to pay additional royalties to the Government of Israel, in the foreseeable future. If the Office of the Chief Scientist finds that knowledge obtained through research supported by government grants was used in the development of other products outside Isreal, in accordance with Israeli law, MediVision may be required to pay royalties for such products.

In addition, the government grants MediVision received from the Office of the Chief Scientist for the research and development expenditures of their former line of products limits MediVision’s ability to manufacture products, and transfer technology, outside of Israel. If MediVision wants to produce their former line of products outside of Israel, it needs special approval by the Office of the Chief Scientist which usually imposes higher royalties for the sale of such products outside of Israel. The terms of the grants also completely prohibit the transfer of MediVision’s technologies and related intellectual property rights outside of Israel. MediVision needs to approach the chief scientist for approval of a “Transfer of Manufacturing Rights,” which is an authorization to a third party to use know-how developed in the scope of or resulting from the approved R&D Plan, for the purpose of manufacturing a particular product only (in MediVision’s case the former line of MV products), while all the remaining rights to use and exploit the know-how remains vested in Israel.

The law also requires that the chief scientist approve in advance any changes of the “Percentage of the Added Value,” which is defined as the amount of the manufacturing costs carried out in a particular country, less costs imported for the purpose of manufacturing in such country, compared with the price of the product. Usually when the government approves such a request, the government in turn requests to receive increased royalties and have production of other products in exchange in Israel. This restriction may impair MediVision’s ability to outsource manufacturing of those abandoned products, engage in change in control transactions, or otherwise transfer our technology outside Israel. If MediVision fails to comply with any of the conditions imposed by the Office of the Chief Scientist, MediVision may also be subject to criminal charges. This restriction may also impair MediVision’s ability to outsource manufacturing, engage in a change in control transactions or otherwise transfer MediVision’s technology outside of Israel. MediVision is not planning to sell royalty-bearing products in the future and have not manufactured them since 2001.

MediVision received significant tax benefits that may be reduced or eliminated in the future.

MediVision’s investment program in leasehold improvements and equipment at its facility in Yokneam, Israel has been granted “approved enterprise” status and MediVision is therefore eligible for significant tax benefit under the Israeli Law for Encouragement of Capital Investment. From time to time, the government of Israel has considered reducing or eliminating the tax benefit available to approved enterprise programs such as MediVision’s. These tax benefits may not be continued in the future at their current levels, or at all. If these tax benefits were reduced or eliminated, the amounts of tax MediVision could pay in the future would likely increase. In addition, OIS’ approved enterprise status imposes certain requirements on MediVision, such as location of its manufacturing facility, location of certain subcontractors and the extent to which MediVision may outsource portions of its production process. If OIS does not meet these requirements, the law permits the authorities to cancel the tax benefits retroactively.

If MediVision fails to accurately forecast component and material requirements for its products, MediVision could incur additional costs and significant delays in shipments, which could result in the loss of customers.

MediVision must accurately predict both the demand for its products and the lead times required to obtain the necessary components and materials. Lead times for components and materials that MediVision orders vary significantly and depend on factors including the specific supplier requirements, the size of the order, contract terms and current market demand for components. If MediVision overestimates its component and material requirements, it may have excess inventory, which would increase MediVision costs, impair MediVision’s available liquidity and could have a material adverse effect on its business, operating results, and financial condition. If MediVision underestimates its component and material requirements, it may have inadequate inventory, which could interrupt and delay delivery of its products to its customers. Any of these occurrences would negatively impact MediVision’s net sales, business and operating results, and could have a material adverse effect on MediVision’s business, operating results and financial condition.

MediVision’s dependence on sole source suppliers exposes it to possible supply interruptions that could delay or prevent the manufacture of its systems.

Certain of the components used in MediVision’s future products are purchased from single sources. While MediVision believes that most of these components are available from alternate sources, an interruption of these or other supplies could have a material adverse effect on MediVision’s ability to manufacture some of its systems.

Some of MediVision’s medical customers’ willingness to purchase its products depends on their ability to obtain reimbursement for medical procedures using its products; therefore, MediVision’s revenues could suffer from changes in third-party coverage and reimbursement policies.

MediVision has customers in the medical industry such as doctors, clinics, hospitals and other health care providers. Their willingness and ability to purchase MediVision’s products depends in part upon their ability to obtain reimbursement for medical procedures using its products from third-party payers, including private insurance companies and health maintenance organizations. Third-party payers are increasingly scrutinizing health care costs submitted for reimbursement and may deny coverage and reimbursement for the medical procedures made possible by MediVision’s products. Failure by MediVision’s customers to obtain adequate reimbursement from third-party payers for medical procedures that use its products, or changes in third-party coverage and reimbursement policies, could have a material adverse effect on MediVision’s sales, results of operations and financial condition.

If MediVision is unable to obtain additional capital, it would be required to eliminate certain activities that would adversely effect MediVision’s operations.

MediVision may require substantial funds for continued research and development, manufacturing and marketing MediVision’s existing and future products. MediVision may need to seek additional capital in order to fund its activities on a long-term basis. Adequate funds may not be available when needed, or on terms acceptable to it. Insufficient funds may require MediVision to delay, scale back or eliminate certain or all of its research and development programs or to license third parties to commercialize products or technologies that MediVision would otherwise seek to develop itself. This may materially adversely affect MediVision’s continued operations.

MediVision relies on local distributors to market and distribute its products to a significant percentage of its sales territories.

With the exception of Germany, Belgium, Israel and the United States, MediVision relies on distributors for the marketing and distribution of its products. Under most of MediVision’s agreements with local distributors, a distributor is granted the right to market the products for a specified period in a particular country or region. The distributor is required to prepare and submit to MediVision for its approval a sales plan for the products and to obtain the required regulatory approvals. MediVision’s success in generating sales in countries or regions where it has engaged local distributors depends in part on the efforts of others whom it do not control. To date, MediVision has changed a number of its distributors due to a failure to meet sales targets and other reasons. If a distributor is terminated by MediVision or goes out of business, it may take MediVision a period of time to locate an alternative distributor and to train their personnel to market the products and therefore, MediVision’s ability to sell its products in that distributor’s country or region could be adversely affected.

MediVision’s reliance on single source suppliers could harm its ability to meet demands for its future pipeline products in a timely manner or within MediVision’s budget

MediVision depends on single source suppliers for some of the components necessary for the production of its future pipeline products. For example, MediVision has sole suppliers for the mechanical manufacturing of its future imaging system. If the supply of these components is disrupted or terminated, or if these suppliers are unable to supply the quantities of components that MediVision requires, it may not be able to find alternative source for these key components in a timely manner. As a result, in the future MediVision may be unable to meet demand of its future pipeline products. If MediVision is required to change the manufacturer of any of these key components, there may be significant delay in locating a suitable alternative manufacturer. The delays associated with the selection of a new manufacturer could delay MediVision’s ability to manufacture its product in a timely manner or within its budget.

MediVision may not be able to enforce covenants not to compete and therefore may be unable to prevent competitors from benefiting from the expertise of some of its former employees involved in research and development activities.

MediVision currently has non-compete agreements with substantially all of its employees who are involved in research and development, nearly all of whom are located in Israel. These agreements prohibit MediVision’s employees, if employment is terminated, from directly competing with MediVision or working for MediVision’s competitors for a limited period of time following termination of employment. In many jurisdictions, courts are increasingly refusing to enforce restrictions on competition by former employees or have interpreted them narrowly. For example, in Israel, courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activity of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or its intellectual property. If MediVision cannot demonstrate that harm would be caused to it, MediVision may be unable to prevent its competitors from benefiting from the expertise of its former employees.

Political, economic, and military conditions in Israel may adversely affect MediVision’s operations and adversely affect MediVision’s consolidated financial results.

Political, economic and military conditions in Israel directly affect MediVision’s operations. Since the establishment of the State of Israel, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity has led to security and economic problems for Israel, despite Israel having signed peace agreements with Egypt and Jordan. Since 2000, there have been ongoing hostilities between Israel and the Palestinians, which have adversely affected the peace process and at times have negatively influenced Israel’s economy as well as its relationship with several other countries. In the summer of 2006 Israel experienced a war with Hezbollah militants in Lebanon. There is no assurance that the current political situation with Israel’s neighbors will improve or, if it did, that the political and economic situation in Israel would improve as a result. These political, economic and military conditions in Israel could have a material adverse effect on MediVision’s business, financial condition, prospects, and MediVision’s consolidated results of operations.

Political relations could limit MediVision’s ability to sell or buy internationally and may adversely affect MediVision’s operations and adversely affect its consolidated financial results.

MediVision could be adversely affected by the interruption or reduction of trade between Israel and its trading partners. Some countries, companies and organizations continue to participate in a boycott of Israeli firms and others doing business with Israel or with Israeli companies. Foreign government defense export policies towards Israel could also make it more difficult for MediVision to obtain the export authorizations necessary for its activities. Also, over the past several years there have been calls in Europe and elsewhere to reduce trade with Israel. To date, these measures have not had a material adverse effect on MediVision’s business. However, there can be no assurance that restrictive laws, policies or practices directed towards Israel or Israeli businesses will not have an adverse impact on MediVision’s business and its consolidated financial results.

Many of MediVision’s officers and employees are obligated to perform military reserve duty in Israel.

Generally, Israeli adult male citizens and permanent residents are obligated to perform annual military reserve duty up to a specified age. They also may be called to active duty at any time under emergency circumstances. Since MediVision began operations, it has operated effectively under these requirements, including during hostilities in recent years with the Palestinians and with the war in Lebanon. However, no assessment can be made as to the full impact of such requirements on MediVision’s workforce or business if conditions should change.

MediVision operations may be affected by negative economic conditions or labor unrest in Israel

Due to significant economic measures adopted by the Israeli government, there were several general strikes and work stoppages in Israel in 2003 and 2004, affecting all banks, airports and ports. These strikes have had an adverse effect on the Israeli economy and on MediVision’s business, including MediVision’s ability to deliver products to its customers and to receive raw materials from its suppliers in a timely manner. From time to time, the Israeli trade unions threaten strikes or work stoppages, which, if carried out, may have a negative effect on the Israeli economy and partly on the operations of MediVision.

Israel’s economy may become unstable which may adversely affect MediVision’s operations and adversely affect its consolidated financial results.

Over the years, Israel’s economy has been subject to a number of factors that have affected its stability. These include periods of inflation, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. For these and other reasons, the Government of Israel has intervened in different sectors of the economy. Such intervention has included employing fiscal and monetary policies, import duties, foreign currency restrictions, controls of wages, prices and foreign currency exchange rates and regulations regarding the lending limits of Israeli banks to companies considered to be in an affiliated group. The Israeli Government has periodically changed its policies in all of these areas. Although in recent years the stability of the Israeli economy has increased, and the Israeli Government has liberalized many economic regulations, reoccurrence of previous destabilizing factors could make it more difficult for MediVision to operate its business as it has in the past and could adversely affect MediVision’s business and its consolidated financial results.

MediVision is susceptible to additional risks from its international operations.

MediVision derived about 25% and 18% of its revenues in the years ended December 31, 2007 and 2006, respectively, from sales outside North America. As a result, MediVision faces additional risks from doing business internationally, including:

--Reduced protection of intellectual property rights in some countries.

--Difficulties in staffing and managing foreign operations.

--Longer sales and payment cycles.

--Greater difficulties in collecting accounts receivables.

--Potentially adverse tax consequences.

--Variance and unexpected changes in local laws and regulations.

MediVision will be exposed to currency exchange risk that could have a material adverse effect on its consolidated results of operations.

The exchange rate between the NIS and the U.S. dollar has fluctuated in recent years. For example, at the end of 2004, 2005 and 2006, the NIS/U.S. dollar exchange rate was 4.308, 4.603 and 4.225, respectively. This represented a devaluation of approximately 6.8% in 2005 and an increase of approximately 8.2% in 2006. During the first five months of 2007, the strengthening of the NIS against the U.S. dollar continued. While most of MediVision’s sales and expenses are denominated in Euros, a portion of its expenses are paid in NIS, and most of MediVision’s sales to customers in Israel are in NIS. MediVision’s primary expenses paid in NIS that are not linked to the dollar are employee expenses in Israel and lease payments on some of MediVision’s Israeli facilities. As a result, a change in the value of the NIS compared to the dollar, which over the past year has undergone numerous fluctuations, could affect MediVision’s expenses.

Risks Related to OIS’ Common Stock

OIS may experience volatility in its stock price, which could negatively affect your investment, and you may not be able to resell its shares at or above the offering price.

The market price of OIS’ common stock may fluctuate significantly in response to a number of factors, some of which are beyond its control, including: a quarterly variations in operating results; changes in financial estimates by securities analysts; changes in market valuations of other similar companies; announcements by OIS or its competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures; additions or departures of key personnel; any deviations in net sales or in losses from levels expected by securities analysts; and future sales of common stock.

In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause OIS’ stock price to fall regardless of its performance.

Because OIS’ securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

The shares of OIS’ common stock have been listed and principally quoted on the Nasdaq OTC Bulletin Board under the trading symbol “OISI” since May 28, 1998 and prior thereto on the Nasdaq Small-Cap Market. In May 1998, the NASD notified OIS that OIS no longer satisfied Nasdaq Small-Cap Market listing requirements and, in accordance with the terms of the Nasdaq Listing Qualifications Panel decision, OIS’ common stock was delisted therefrom on May 27, 1998. Further, due to OIS’ inability to comply with the Boston Stock Exchange listing requirements, OIS’ common stock was delisted therefrom on March 3, 1998. As a result, it may be more difficult for an investor to dispose of OIS’ securities, or to obtain accurate quotations on their market value. Furthermore, the prices for OIS’ securities may be lower than might otherwise be obtained.

Moreover, because OIS’ securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell OIS’ securities and otherwise affect the trading market in OIS’ securities.

Because OIS’ shares are deemed “penny stocks,” you may have difficulty selling them in the secondary trading market.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange that makes certain reports available, the equity security may also constitute a “penny stock.” As OIS’ common stock falls within the definition of penny stock, these regulations require the delivery by the broker-dealer, prior to any transaction involving OIS’ common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for OIS’ common stock. The ability of broker-dealers to sell OIS’ common stock and the ability of shareholders to sell OIS’ common stock in the secondary market would be limited. As a result, the market liquidity for OIS’ common stock would be severely and adversely affected. OIS can provide no assurance that trading in OIS’ common stock will not be subject to these or other regulations in the future, which would negatively affect the market for OIS’ common stock.

OIS has additional securities available for issuance, including preferred stock, which if issued could adversely affect the rights of the holders of OIS’ common stock.

OIS’ articles of incorporation authorize the issuance of 35,000,000 shares of common stock and 20,000,000 shares of preferred stock. After the completion of the merger, OIS will have approximately 29,239,000 shares of common stock outstanding and no shares of preferred stock outstanding. The common stock and the preferred stock can be issued by, and the terms of the preferred stock, including dividend rights, voting rights, liquidation preference and conversion rights can generally be determined by, OIS’ board of directors without shareholder approval.

Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, shareholders, including those purchasing the securities offered hereby, will be dependent upon the judgment of OIS’ management in connection with the future issuance and sale of shares of OIS’ common stock and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of OIS held by the public shareholders. Furthermore, the issuance of preferred stock could be used to discourage or prevent efforts to acquire control of OIS through acquisition of shares of common stock.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

The consolidated financial data of Ophthalmic Imaging Systems included in this joint proxy statement/prospectus are reported in U.S. dollars and have been prepared in accordance with United States generally accepted accounting principals or “U.S. GAAP.”

The consolidated financial data of MediVision Medical Imaging Ltd. contained in this joint proxy statement/prospectus are reported in U.S. Dollars and have been prepared in accordance with IFRS.

COMPARATIVE PER SHARE DATA

The following tables set forth for the periods presented certain per share data of OIS and MediVision on a historical basis. The historical per share data of OIS and MediVision has been derived from, and should be read in conjunction with, the historical financial statements of OIS and MediVision incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information.”

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2007
OIS—HISTORICAL
Net income from continuing operations per share—basic	$($0.02)	$0.09
Net income from continuing operations per share—diluted	$($0.02)	$0.09
Book value at end of period—per common share outstanding	$0.58	$0.61

	Six Months Ended	Year Ended
	March 31, 2008	December 31, 2007
MEDIVISION—HISTORICAL
Net income from continuing operations per share—basic	$($0.12)	$($0.07)
Net income from continuing operations per share—diluted	$($0.12)	$($0.06)
Book value at end of period—per common share outstanding	$1.30	$1.43

COMPARATIVE MARKET PRICE INFORMATION

OIS’ common stock trades on the OTC Bulletin Board under the symbol “OISI.” MediVision’s ordinary shares trade on the Euronext under the symbol “MEDV.”

The following table sets forth the closing prices for OIS common stock and MediVision’s ordinary shares as reported on the OTC Bulletin Board and the Euronext, respectively, on March 26, 2008, the last trading day before OIS and MediVision announced the merger, March 24, 2008, the last trading day before OIS and MediVision signed the merger agreement, and [date], 2008, the last trading day before the date of this joint proxy statement/prospectus. The table also includes the market value of MediVision’s ordinary shares on an equivalent price per share basis, as determined by reference to the value of merger consideration to be received in respect of each share of MediVision’s ordinary shares in the merger. These equivalent prices per share reflect the fluctuating value of OIS’ common stock that MediVision’s shareholders would receive in exchange for each share of MediVision’s ordinary shares if the merger was completed on either of these dates, applying the conversion ratio of 1.66 shares of OIS common stock for each ordinary share of MediVision.

Date	OIS Common Stock	MediVision Ordinary Shares	Equivalent Value of MediVision Ordinary Shares
March 26, 2008	$.38	$1.18	$.631
March 24, 2008	$.35	$1.16	$.581
[date ], 2008	$.XX	$.XX	$.XX

The above table shows only historical comparisons. These comparisons may not provide meaningful information to MediVision shareholders in determining whether to approve the merger agreement and to approve the merger. MediVision shareholders are urged to obtain current market quotations for OIS common stock and MediVision’s ordinary shares and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus, when considering whether to approve the Merger Agreement and to approve the merger. See “Where You Can Find More Information” beginning on page 194 of this joint proxy statement/prospectus.

OIS’ shares of common stock, no par value, have been listed and principally quoted on the Nasdaq OTC Bulletin Board under the trading symbol “OISI” since May 28, 1998 and prior thereto on the Nasdaq Small-Cap Market. The following table sets forth the high and low prices for OIS common stock as reported on the Nasdaq OTC Bulletin Board. These prices reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions

	Year Ending December 31, 2008		Year Ending December 31, 2007		Year Ending December 31, 2006
	High Bid	Low Bid	High Ask	Low Bid	High Ask	Low Bid
First Quarter	0.64	0.32	2.95	2.35	2.10	1.35
Second Quarter	0.43	0.32	2.95	1.65	2.18	1.60
Third Quarter*	0.37	0.37	3.45	1.25	2.49	1.85
Fourth Quarter	n/a	n/a	1.75	0.61	3.49	2.05

* Through July 8, 2008.

On July 8, 2008, the closing price for OIS common stock, as reported by the Nasdaq OTC Bulletin Board, was $0.39 per share and there were approximately 122 shareholders of record.

MediVision

MediVision’s ordinary shares, NIS 0.1 par value, have been listed and principally quoted on the Euronext stock exchange under the trading symbol “MEDV” since May 4, 2000 converted into U.S. dollars using the average exchange rate for the relevant period. The following table sets forth the high and low prices for MediVision ordinary shares as reported on Euronext stock exchange. These prices reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

	Year Ending		Year Ending		Year Ending
	31-Dec-08		31-Dec-07		31-Dec-06

	Low	High	Low	High	Low	High
	Bid	Ask	Bid	Ask	Bid	Ask

First Quarter	1.21	1.22	3.54	3.54	2.11	2.11
Second Quarter	0.39	1.18	2.92	2.93	2.34	2.35
Third Quarter*	0.47	0.60	2.22	2.22	2.45	2.47
Fourth Quarter	n/a	n/a	1.7	1.73	3.09	3.12

* Through July 8, 2008

On July 8, 2008, the closing price for MediVision ordinary shares, as reported by the Euronext stock exchange, was $0.59 per share.

DIVIDENDS

OIS

OIS has not paid any cash dividends since its inception and does not anticipate paying any cash dividends on its common stock in the foreseeable future. OIS expects to retain its earnings, if any, to provide funds for the expansion of its business. Future dividend policy will be determined periodically by OIS’ board of directors based upon conditions then existing, including its earnings and financial condition, capital requirements and other relevant factors.

MediVision

MediVision has not paid any cash dividends since its inception and does not anticipate paying any cash dividends on its common stock in the foreseeable future. MediVision expects to retain its earnings, if any, to provide funds for the expansion of its business. Future dividend policy will be determined periodically by MediVision’s board of directors based upon conditions then existing, including its earnings and financial condition, capital requirements and other relevant factors.

SELECTED FINANCIAL DATA

Selected Historical Financial Data of OIS

The following selected financial data of OIS as of and for the first quarter of 2008 ended March 31, 2008, and each of the five fiscal years in the period ended December 31, 2007, has been derived from OIS’ audited historical financial statements. The financial statements for those periods were audited by Perry-Smith LLP, an independent registered public accounting firm. The data below is only a summary and should be read in conjunction with OIS’ financial statements and accompanying notes, as well as management’s discussion and analysis of financial condition and results of operations, all of which can be found in publicly available documents, including those incorporated by reference into this joint proxy statement/prospectus. For a complete list of the documents incorporated by reference into this joint proxy statement/prospectus, please see “Where You Can Find More Information” beginning on page 194 of this joint proxy statement/prospectus.

	Fiscal Quarter Ended	Fiscal Year Ended
	March 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004	December 31, 2003

Net revenues	$3,147,692	$14,489,044	$15,797,163	$13,650,507	$11,293,592	$10,336,138
Income from operations	($243,291)	$1,412,452	$2,143,907	$1,889,596	$1,398,696	$1,302,645
Net (loss) income	($277,800)	$1,552,616	$2,250,759	$1,755,254	$1,704,596	$1,438,194

Income (loss) from operations per common share
-Basic	$0.01	$ 0.08	$ 0.13	$0.12	$0.09	$0.12
-Diluted	$0.01	$ 0.08	$ 0.12	$0.11	$0.09	$0.11

Net income per common share
-Basic	$0.02	$0.09	$0.14	$0.12	$0.12	$0.13
-Diluted	$0.02	$0.09	$0.13	$0.11	$0.11	$0.12

Total assets	$16,441,540	$16,686,895	$12,666,834	$9,590,560	$7,073,031	$4,323,450
Total non-current liabilities	$1,743,948	$2,835,109	$153,833	$349,237	$838,362	$913,637

Cash dividends declared per common share	-	-	-	-	-	-

Book value per common share	$0.63	$ 0.60	$ 0.49	$0.30	$0.16	-

Selected Historical Consolidated Financial Data of MediVision

The following selected financial data of MediVision as of the first quarter of 2008 and for each of the five fiscal years in the period ended December 31, 2007, has been derived from MediVision’s audited historical financial statements. The financial statements for periods ended December 31, 2006, 2005, 2004 and 2003 were audited by Kosr Forer Gabbay & Kasirer, a member firm of Ernst & Young Global Limited, an independent registered public accounting firm. The financial statements for the period ended December 31, 2007 were audited by Fahn Kanne & Co. The data below is only a summary and should be read in conjunction with MediVision’s financial statements and accompanying notes, as well as management’s discussion and analysis of financial condition and results of operations, all of which can be found in publicly available documents, including those incorporated by reference into this joint proxy statement/prospectus. The selected financial data below has been prepared in accordance with International Financial reporting Standards (IFRS) which is different in certain aspects from U.S. GAAP.

	Fiscal Quarter Ended	Fiscal Year Ended
	March 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004	December 31, 2003

Net revenues	$3,601,360	16,321,921	17,438,365	15,386,120	12,316,901	10,467,530
Income (loss) from operations	($901,027)	514,855	1,222,991	1,429,959	1,037,750	357,669
Net income (loss)	($796,321)	(475,745)	1,623,290	1,042,674	1,986,228	471,317

Income (loss) from operations per common share
-Basic	($0.13)	$0.08	$0.18	$0.15	$0.15	$0.05
-Diluted	($0.13)	$0.07	$0.16	$0.18	$0.15	$0.05

Net income per common share
-Basic	($0.12)	($0.07)	$0.24	$0.15	$0.29	$0.07
-Diluted	($0.12)	($0.06)	$0.21	$0.13	$0.29	$0.07

Total assets	$20,257,119	$21,462,050	$18,127,325	$14,478,017	$11,466,569	$8,849,468
Total non-current liabilities	$2,531,622	$2,835,109	$1,407,902	$2,153,090	$1,650,128	$2,324,171

Cash dividends declared per common share	-	-	-	-	-	-

Book value per common share	$0.63	$1.43	$1.38	$0.84	$0.53	$0.13

Selected Unaudited Pro Forma Consolidated Financial Data

	Fiscal Quarter Ended	Fiscal Year Ended
	March 31, 2008	December 31, 2007

Net revenues	$3,601,360	$ 16,321,921
Income from operations	(696,680)	(626,668)
Net income	(919,617)	(866,270)

Income from operations per common share
-Basic	($0.10)	($0.09)
-Diluted	($0.10)	($0.09)

Net income per common share
-Basic	($0.05)	($0.05)
-Diluted	($0.05)	($0.05)

Total assets	16,434,710	17,462,854
Total non-current liabilities	2,531,622	2,835,109

Cash dividends declared per common share	-	-

Book value per common share	$0.41	$0.49

The per share amounts calculated in the table above were based on unaudited pro forma net income, income from operations, and book value as of March 31, 2008 and December 31, 2007. The merger related costs of approximately $584,178 and $527,000 were deducted from the total assets in calculating the book value per common share as of March 31, 2008 and December 31, 2007, respectively. The per share amounts were multiplied by the exchange ratio of $1.56, the ratio between Euros and US dollars on March 25, 2008, the day before the signing of the merger agreement.

See notes to the unaudited pro forma financial statements for more information on the amounts in the table above.

BUSINESS INFORMATION OF OIS

Description of OIS’ Business

General

Ophthalmic Imaging Systems (“OIS”) was incorporated under the laws of the State of California on July 14, 1986. OIS is headquartered in Sacramento, California, and is engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by practitioners in the ocular health field. OIS’ products are used for a variety of standard diagnostic test procedures performed in most eye care practices.

Since its inception, OIS has developed products that have addressed primarily the needs of the ophthalmic angiography markets, both fluorescein and indocyanine green. The current flagship products in OIS’ angiography line are its WinStation digital imaging systems. These WinStation products are targeted primarily at retinal specialists and general ophthalmologists in the diagnosis and treatment of retinal diseases and other ocular pathologies.

OIS believes, however, that as the U.S. healthcare system moves toward managed care, the needs of managed care providers are changing the nature of demand for medical imaging equipment and services. New opportunities in telemedicine (the electronic delivery and provision of health care and consultative services to patients through integrated health information systems and telecommunications technologies), combined with lower cost imaging devices and systems, are emerging to allow physicians and managed care organizations to deliver a high quality of patient care while reducing costs. OIS is applying its technology in the ophthalmic imaging field toward the development of new ocular imaging devices and exploration of telemedicine/managed care applications targeted at the general ophthalmology and optometry markets.

OIS’ objective is to become a leading provider of a diverse range of complimentary ophthalmic products and services for the ocular health care industry. OIS is currently focusing its development efforts on products for the ocular healthcare market, as well as features and enhancements to its existing products.

OIS entered into the Ophthalmic Picture Archiving and Communications Systems (“PACS”) software market during 2004, enabling medical staff to access new and archived images remotely, thus, improving the environment in which to diagnose patients. The ability to instantaneously share information between locations allows specialists to manage more patients in separate locations quickly and efficiently. The Ophthalmic PACS system can be completely integrated with OIS’ customers existing infrastructure, including image acquisition, image analysis, short and long-term storage, archiving, disaster recovery, viewing, and monitoring. The current flagship products in OIS’ Ophthalmic PACS product line are its Symphony TM software solutions.

In January 2008, OIS, through its wholly-owned subsidiary, Abraxas Medical Solutions, Inc., a Delaware corporation (“Abraxas”), acquired substantially all the assets of AcerMed, Inc., a leading developer of Electronic Medical Records (EMR) and Practice Management software. AcerMed has been providing comprehensive and advanced EMR and Practice Management software solutions for medical practices, from solo practitioners to multi-site practices nationwide. Through the acquisition, OIS gained the rights to software applications that automate the clinical, administrative, and financial operations of a medical office. This means that paper charting can be virtually eliminated and clinical charting would be done using, for example, a wireless computer pen tablet at the point of care. Due to the formation of Abraxas, NextGen Healthcare Information Systems, Inc. chose recently to discontinue its relationship with OIS. OIS was marketing and selling their EMR and EPM software products to the ophthalmic market.

Products

WinStationTM Systems

OIS’ WinStation systems and products, categorized by resolution, are primarily used by retina specialists and general ophthalmologists to perform a diagnostic test procedure known as fluorescein angiography. This procedure is used to diagnose and monitor pathology and provide important information in making treatment decisions. Fluorescein angiography is performed by injecting a fluorescent dye into the bloodstream. As the dye circulates through the blood vessels of the eye, the WinStation system, connected to a medical image capture device called a fundus camera, takes detailed images of the patient’s retina. These digital images can provide a “road map” for treatment.

Over the past 40 years, fluorescein angiography has been performed using photographic film, which requires special processing and printing. OIS’ WinStation systems allow for immediate diagnosis and treatment of the patient. Images are automatically transferred to a database and permanently stored on CD-ROM or DVD-ROM. OIS offers a variety of networking and printer options.

OIS’ WinStation systems are also used by ophthalmologists to perform indocyanine green (“ICG”) angiography. ICG angiography is a diagnostic test procedure used in the treatment of patients with Age-related Macular Degeneration (“AMD”), a leading cause of blindness afflicting over 8 million people in the United States. ICG angiography, used for approximately 5% of patient angiography, is a dye procedure that can only be performed using a digital imaging system.

Digital Slit Lamp Imager -DSLI or WinStation for Slit Lamps

The DSLI is intended for use by a majority of eye care practitioners, including most ophthalmologists and optometrists, with an emphasis on imaging the front of the eye. Slit lamps are imaging devices used in virtually all-ophthalmic and optometric practices. The DSLI adapts to most slit lamp models and is capable of real-time video capture, database management and archiving.

Ophthalmology OfficeTM

OIS provides a comprehensive solution in ophthalmic informatics for the ophthalmic industry. OIS provides its own Ophthalmic Symphony TM, which is OIS’ image management product and will start to sell Electronic Medical Records (EMR) and Practice Management software through OIS’ newly formed subsidiary, Abraxas Medical Solutions in the third quarter of 2008. (See description of Abraxas Products below.) In January 2008, Abraxas purchased substantially all of the assets of AcerMed, Inc., a software developer of Electronic Medical Records (EMR) and Practice Management software, which automates the clinical, administrative, and financial operations of a medical office. Paper charting can be virtually eliminated and clinical charting would be done using, for example, a wireless computer pen tablet at the point of care. Due to the formation of Abraxas, NextGen Healthcare Information Systems, Inc. chose recently to discontinue its relationship with OIS. OIS was marketing and selling their EMR and EPM software products to the ophthalmic market.

Abraxas Products

Abraxas’ proprietary software uses the latest technology to automate the workflow of a medical practice consisting of clinical, financial and administrative tasks, all using a single database. Abraxas’ software modules include:

Abraxas EMR

The Electronic Medical Records software from Abraxas can be populated with Clinical Pathways that are specific to a particular medical specialty. Following these Clinical Pathways, documenting a patient encounter can be as easy as “point and click” on a wireless touch-tablet computer. Alternatively, voice recognition, handwriting, handwriting recognition or typing can be used for charting. Clinicians can have access to the patient’s prior chart notes, test results, clinical information, medical images, etc. They can write electronic prescription, or electronically enter orders for radiology, lab work, etc. Certain lab results will come back to the system electronically and populate patients’ data. This eliminates the hassle of finding, pulling, carrying, filing, and sometimes losing traditional paper charts.

Abraxas PM

Various codes for differing types of office visits are recommended based on the documentation and charges generated at the time of charting, therefore, data entry for billing purposes can be eliminated. Abraxas PM allows for preprocessing of claims and editing for American National Standards Institute (ANSI) compliance prior to submission to minimize payer rejections, resulting in quicker turnover of accounts receivable and, thus, a more efficient collections process and may improve cash flow. Staff members can review detailed management and financial reports and access on-screen accounts receivable reports with filtering based on a wide range of criteria. These filters allow for identification of problem accounts.

Abraxas Scheduling

Patient and resource scheduling is also available and built around the needs of busy practices. This software allows users to view on-screen the schedules of one or multiple physicians at any time, reserve time frames for specific appointment reasons and color code them for on-screen identification, and keep track of patients’ scheduling history.

Markets

Having reviewed a broad selection of third party sources, including reports by National Physician’s Census with data provided by American Osteopathic Association, OIS believes there are approximately 16,600 ophthalmologists in the United States and 28,000 ophthalmologists practicing medicine in countries outside the United States. This group has been traditionally divided into two major groups: anterior segment (front of the eye) and posterior segment (back of the eye). Within these groups there are several sub-specialties including medical retina, retina and vitreous, glaucoma, neurology, plastics, pediatric, cataract, cornea and refractive surgery. There are also approximately 29,000 practicing optometrists in the United States.

The WinStation market consists of current fundus camera owners and potential purchasers of fundus cameras suitable for interfacing with OIS’ digital imaging system products. OIS believes there are now over 9,000 fundus cameras in clinical use in the United States and an additional 9,000 in the international market. It is estimated that new fundus camera sales fluctuate between 800 and 1,200 units per year, worldwide, at an average per unit selling price of approximately $24,000. Of total cameras worldwide, including new and previously owned, a significant number are suitable to be interfaced with OIS’ digital imaging systems.

Currently, OIS knows of 5 manufacturers of fundus cameras. These manufacturers produce a total of 24 models, 8 current and 16 legacy models for each of which OIS has designed optical and electronic interfaces.

The primary target market for the Ophthalmology Office are the ophthalmologists, described above, numbering approximately 16,600 in the United States.

The primary target market for digital angiography systems are retinal specialists who number approximately 2,000 in the United States. OIS’ digital imaging system sales have been driven in this market by both fluorescein and ICG angiography.

In order to increase OIS’ research and development and marketing effectiveness, Abraxas is focusing on the following types of office based physicians: ophthalmology, primary care, obstetrics and gynecology, and orthopedic surgeons. Having reviewed a broad selection of third party sources, including reports by National Physician’s Census, OIS believes there are approximately 16,600 office-based ophthalmic physicians, 235,000 office-based primary care physicians, 34,700 office-based obstetrics and gynecology physicians, and 19,100 office-based orthopedic surgeons in the United States.

EMR software is used to automate the clinical workflow of medical offices and PM software is used to automate the financial and administrative tasks of medical offices. Medical practices in the United States started automating their practice management decades ago. By the late 90’s, the market for PM software had matured. The market for EMR, on the other hand, has started to increase as a result of various financial incentives and governmental forces.

Currently, the EMR industry has no dominant leader. It includes both large publicly traded companies and small privately held companies. OIS expects that some of the smaller companies that have not reached profitability yet will eventually disappear, resulting in less competition. OIS also expects others to merge, resulting in constriction of the industry and a lower number of vendors.

Sales, Marketing and Distribution

OIS Sales, Marketing and Distribution

OIS utilizes a direct sales force in marketing its products throughout the United States and Canada. At December 31, 2007, OIS’ sales and marketing organization consisted of one VP Sales USA/Canada, eight territory sales representatives and twelve product specialists located throughout the United States. These regional representatives and product specialists provide marketing, sales, maintenance, installation and training services. OIS also utilizes OIS-trained contractors to provide certain installation and training services. Additionally, OIS subcontracts service maintenance in several cities in the United States and Canada for routine component replacement.

Internationally, OIS utilizes ophthalmic distributors that sell its products in various foreign countries. Each country has trained sales and technical service staff for their respective territories. MediVision, OIS’ parent and CCS Pawlowski GmbH, an affiliate (“CCS”), serve as the principal distributors of OIS’ products in Europe and certain other international markets.

Under a Distribution Agreement with MediVision, dated as of January 1, 2004, OIS appointed MediVision to be its exclusive distributor of certain products in Europe, Africa, Israel and India (the “MV Territory”). In return, MediVision agreed, among other things (as confined to the MV Territory), (1) to use its best efforts in promoting, marketing and selling those certain products, (2) to service customers who purchased those certain products from MediVision, (3) to diligently advertise the products, (4) to refrain from manufacturing, distributing or marketing any items which will compete directly with the products under the agreement, and (5) to provide OIS with a 12 month forecast of their intended purchases every 3 months. Under the agreement, MediVision must purchase the specified quota of the products as listed in the agreement. If MediVision fails to satisfy its quota obligation, this constitutes a breach and OIS may terminate the exclusivity provision. The quota for 2007 was $850,000, which shall increase by at least 10% next year. For the sale of WinStation products, all distributors, including MediVision, receive a tiered volume discount based on the amount ordered. The agreement, as amended on December 9, 2005, and effective October 1, 2005, increased the discount percentages as summarized in tabular format below. The initial term of the agreement is for two years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 6 months prior written notice. Subject to an addendum between the parties dated December 9, 2005, MediVision purchased amounts include amounts purchased from OIS by CCS, MediVision’s German subsidiary. On January 30, 2008, OIS limited the amount of products MediVision may purchase on credit for distribution under this agreement to $450,000.

Distribution Agreement with MediVision(1)
Purchase Range	Discount
$0 - $249,999	0%
$250,000 - $499,999	10%
$500,000 - $749,999	20%
$750,000 - $999,999	30%
$1,000,000 and above	40%

(1)	This same volume discount structure is available to all OIS distributors who deal in WinStation products.

Under the Distribution Agreement with CCS, dated February 14, 2006, OIS appointed CCS, as its exclusive distributor of certain products (the “Distribution Products”) in Germany and Austria (the “Territory”). In return, CCS agreed, among other things (as confined to the Territory), (1) to use its best efforts in promoting, marketing and selling the Distribution Products, (2) to service customers who purchased distribution products from CCS, (3) to diligently advertise the Distribution Products, (4) to refrain from manufacturing, distributing or marketing any items which will compete directly with the Distribution Products, and (5) to provide OIS with a 12 month forecast of their intended purchases every 12 months. Under the agreement, CCS must purchase the specified quota of Distribution Products. If CCS fails to satisfy its quota obligation, this constitutes a breach and OIS may terminate the exclusivity provision. The quota for 2007 was $390,000. All subsequent quotas will be agreed upon between the parties at the beginning of each year. If no quota is agreed upon, the preceding year’s quota will carry forward. For the sale of certain products, CCS will receive a tiered volume discount based on the amount ordered. The discounts are summarized in tabular format below. The initial term is for two years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 3 months prior written notice.

Distribution Agreement with CCS
Applicable Dates	Targets	Discount
October - December 2005	0-4 WinStation Systems	40%
	5 or more WinStation Systems	42.5%
2006 and 2007, numbers based on each calendar year	If CCS purchases less than 50% of its DSN2006 or DSN2007, as applicable, from OIS	35%
	If CCS purchases more than 50% but less than 80% of its DSN2006 or DSN2007, as applicable, from OIS	40%
	If CCS purchases more than 80% of its DSN2006 or DSN2007, as applicable, from OIS	42.5%

On June 28, 2006, OIS and MediVision entered a License and Distribution Agreement whereby MediVision appointed OIS to be its exclusive distributor of a new digital imaging system, the Electro-Optical Unit, currently being developed, in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, OIS paid $273,808, consisting of a cash payment of $200,000, and recognition of $73,808 of research and development advances made in previous periods. Payments made under this agreement for exclusive distribution rights have been capitalized and will be amortized over the term of the agreement. Additionally, OIS is obligated to pay advances totaling $460,000 based on the completion of certain phases of development of the Electro-Optical Unit and the completion of certain documents. OIS also granted MediVision a license to use OIS’ WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein and a license to use OIS’ patents to develop the Electro-Optical Unit and fulfill its obligations under this agreement. OIS’ foregoing appointment as an exclusive distributor is conditional upon the payment of the $460,000 advance and MediVision’s successful completion of the engineering, mass manufacture, and supply of the Electro-Optical Unit, which has specifically dedicated features for the retinal market, in accordance with the technical specifications contained in this agreement. On September 21, 2006, OIS paid $160,000 based on the completion of the first milestone in the agreement. On June 20, 2007, OIS paid $150,000 based on the completion of the second milestone in the agreement. These milestone payments were attributed as partial payments of the $460,000 in advances OIS agreed to pay.

The advanced funds will be recovered as OIS purchases Electro-Optical Units in accordance with specified quotas. The quotas mandate that OIS purchases a minimum amount of the Electro-Optical Units each year. If OIS fails to satisfy its quota obligation, then it may pay MediVision the gross profit on the shortfall units to maintain exclusivity in the agreed upon territory. If no such shortfall payment is made, such failure to meet the quota will constitute a material breach and MediVision may terminate the exclusivity provision or the entire agreement. The quotas for 2008, 2009, 2010 and 2011 are 32, 70, 80 and 90 units, respectively, and will be at least 95 units for each year thereafter. The initial term of the agreement is for ten years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 6 months prior written notice, provided that, OIS meets the purchase quotas.

Under the License and Distribution Agreement, OIS may not deal in the Electro-Optical Unit outside the agreed upon territory. Moreover, excluding OIS’ current products or products derived from its current products, OIS may not deal in products that compete directly with the Electro-Optical Unit or represent or provide services to a company which has a product or products that competes with the Electro-Optical Unit. OIS also agreed to, among other things, as confined to the agreed upon territory, (1) use commercially reasonable efforts in promoting, marketing and selling the Electro-Optical Unit, (2) service customers who purchased the Electro-Optical Unit in the agreed upon territory, (3) diligently advertise the Electro-Optical Unit in the agreed upon territory in relevant journals and by direct mail, (4) cooperate with MediVision in dealing with customer complaints concerning the Electro-Optical Unit, and (5) provide MediVision with a 12 month forecast of OIS’ intended purchases during such year, including, at least 30 days prior to the beginning of each quota year, providing MediVision with an annual purchase order that includes a breakdown of OIS’ purchases by quarter; at least 70% of the applicable annual quota must be ordered in this annual purchase order.

Under this Agreement, excluding intellectual property rights, neither party is entitled to damages as a result of loss of use, sales or profits, or any special, indirect, incidental, or consequential loss or damage. Moreover, MediVision will not be liable to OIS in connection with any patent infringement claim in certain instances whereby (1) the Electro-Optical Unit is combined with another device not manufactured by MediVision, (2) the Electro-Optical Unit is used in way other than for which it was designed, and (3) the Electro-Optical Unit is modified by OIS or a third party.

On April 9, 2007, OIS entered into an addendum to the License and Distribution Agreement whereby it agreed to extend certain deadlines as specified in the original License and Distribution Agreement and provide additional financing for the engineering of the Electro-Optical Unit in the form of a loan to MediVision in an aggregate amount of up to $800,000, represented by a promissory note. OIS provided portions of the loan in various monthly sums as needed in accordance with the budget and schedule beginning in April 2007 for amounts budgeted from January 2007 through December 2007. This loan will incur interest of 8% per annum and repayment will commence on May 1, 2009. Upon a default under the Addendum or the related Promissory Note or Security Agreement, the principal and interest outstanding on the Loan will become immediately due and payable. This loan is secured by shares of OIS’ common stock, owned by MediVision. The amount of shares pledged under the loan was calculated using the amount of loan given to MediVision divided by $1.83, the average closing price of OIS’ common stock for the ten business days prior to April 9, 2007, less a 25% discount. If MediVision defaults on its repayment obligation as specified in the addendum, OIS may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, OIS has the option to receive a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the loan, which is in default at the time OIS exercise this option, multiplied by 25%.

On September 25, 2007, OIS and MediVision entered into a second addendum to the License and Distribution Agreement and amended the First Addendum entered into on April 9, 2007, to provide additional financing for the engineering of the Electro-Optical Unit. Under this second addendum, OIS agreed to increase the loan amount from an aggregate amount of $800,000 to an aggregate amount of up to $1,100,000. This second addendum also contains the following provisions in connection with the revised loan, (1) the number of MediVision’s shares of OIS’ stock acting as collateral for the revised loan will be recalculated as set forth in this second addendum, (2) the formula to calculate OIS’ right to receive a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit will be changed in accordance with the revised loan amount and as set forth in the second addendum, and (3) certain increases to the number of advance order units and certain options thereto. The amount of shares pledged under the loan was recalculated using the amount of loan given to MediVision to date divided by $1.02, the average closing price of OIS’ common stock for the ten business days prior to September 25, 2007, less a 25% discount.

From April 9, 2007 through June 30, 2008, OIS and MediVision entered into a series of addendums to the License and Distribution Agreement, whereby OIS agreed to loan MediVision funds for the engineering of the Electro-Optical Unit. As of the current date, OIS has agreed to loan MediVision up to $1,600,000. The loan incurs interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made in 36 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under License and Distribution Agreement, as amended, or the related promissory note or security agreement issued with the License and Distribution Agreement and its addendums, the principal and interest outstanding on the loan will become immediately due and payable. The loan is secured by shares of OIS common stock, owned by MediVision. The amount of shares pledged under the loan was calculated using the amount of the loan, $1,453,460 divided by $0.28, the average closing price of OIS common stock for the ten business days prior to June 30, 2008, less a 25% discount. If MediVision defaults on its repayment obligation as specified in the License and Distribution Agreement, as amended, OIS may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, OIS has the option to receive a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the loan, which is in default at the time OIS exercises this option, divided by 1,453,460, multiplied by 42.1875%.

As of December 31, 2007 and July 8, 2008 MediVision’s principal outstanding under the License and Distribution Agreement, as amended, is $1,013,460 and $1,453,460, respectively. MediVision has pledged as collateral for this note, and the $604,992 loan and security agreement described below, an aggregate 7,036,343 shares of OIS common stock.

To promote sales, OIS prepares brochures, data sheets and application notes on OIS’ products, participate in industry trade shows and workshops, and advertise in trade journals, press releases, direct mail solicitations, journal articles, and scientific papers and presentations.

Abraxas Sale and Marketing

Abraxas, as a newly formed company, is in the process of building its infrastructure. Abraxas is planning to utilize a direct sales force in marketing its products throughout the United States and Canada.

OIS Manufacturing and Production

OIS is primarily a systems integrator with proprietary software, optical interfaces and electronic fundus camera interfaces. The manufacture of certain components are subcontracted to outside vendors and assembled by OIS. OIS used outside vendors to minimize production time and reduce capital requirements. OIS stores and assembles the manufactured components in its 13,552 square foot facility located in Sacramento, California.

OIS has been audited by the Food and Drug Administration (the “FDA”) as recently as May 2007, and there were no findings made. OIS also has Form 510(k)’s, a pre-marketing notification filed with the FDA which provides certain safety and effectiveness information, on file for its digital angiography products.

Abraxas’ Operations

Abraxas is a software developer. Abraxas operates in its 4,500 square foot facility located in Irvine, California.

OIS Components, Raw Materials and Suppliers

As a systems integrator, a significant number of the major hardware components in OIS’ products are procured from sole source vendors. Whenever possible, however, OIS seeks multiple vendors from which to procure its components. Moreover, OIS works closely with its principal component suppliers, such as Dell Computer, MegaVision, and the rest of its vendors to maintain dependable working relationships and to continually integrate into the manufacturing of OIS’ products, whenever possible, the most current, proven, pertinent technologies. But, as with any manufacturing concern dependent on subcontractors and component suppliers, significant delays in receiving products or unexpected vendor price increases could adversely affect OIS’ business.

OIS Warranties

OIS generally provides a 12-month limited warranty for parts, labor and shipping charges in connection with the initial sale of its products. Peripheral products such as monitors, printers and computers also carry the original manufacturer’s warranty.

In the North American market, in order to ensure quality control and the proper functioning of OIS’ products on-site at a doctor’s office, OIS generally installs the system and train the doctor and the doctor’s staff. OIS also offers service plans for sale to its customers as a supplement to the original manufacturer’s warranties.

OIS Competition

The healthcare industry is characterized by extensive research and development efforts and rapid technological change. Competition for products that can diagnose and evaluate eye disease is intense and is expected to increase.

With respect to OIS’ WinStation products, OIS is aware of two primary competitors in the United States, which produce and are delivering digital fundus imaging systems in volume, Topcon and Zeiss. In addition, there are a few other small competitors. Both Topcon and Zeiss, however, manufacture fundus cameras and produce angiography products that interface mostly with their own fundus cameras. In contrast, OIS’ products interface with different models of fundus cameras from a wide variety of manufacturers. Three other companies are known to have systems in primarily the international market, and the U.S. market to a limited extent, each with small market penetration.

OIS is aware of five primary competitors for the DSLI, namely Veatch, MVC, Kowa, Helioasis and Lombart. Additionally, there are approximately four other companies, which manufacture similar systems, but these systems currently have minimal market presence.

OIS is aware of two primary competitors for the Ophthalmic PACS, which develops a similar solution, Topcon and Medflow.

Abraxas does not consider many of the companies currently offering some type of EMR or PM products as future competitors, as they sell to hospitals, large clinics, surgery centers and other facilities that are not in Abraxas’ current target market. Abraxas also excluded others as competitors because of their focus on certain medical specialties that Abraxas does not plan to target. Abraxas is aware of a some competitors for the EMR/PM products, namely Allscripts, GE, Sage Software, NextGen, and Misys Healthcare Systems, which provide solutions for the multi-specialty medical market, a few smaller competitors, namely HCIT, Eye Doc, MedFlow and Compulink, which provide the EMR and or PM solutions predominantly to the eye care market. Others, namely Digi-Chart and Greenway provide the EMR and or PM solutions predominantly to the OB/GYN market; other companies also specialize in the orthopedic market or the Primary care market.

Although OIS will continue to work to develop new and improved products, many companies are engaged in research and development of new devices and alternative methods to diagnose and evaluate eye disease. Introduction of such devices and alternative methods could hinder OIS’ ability to compete effectively and could have a material adverse effect on OIS’ business, financial condition and results of operations. Many of OIS’ competitors and potential competitors have substantially greater financial, manufacturing, marketing, distribution and technical resources than OIS.

The acquisition of substantially all of the assets of AcerMed and the formation of Abraxas will allow OIS to broaden OIS’ product offerings to the ocular health care industry as well as to primary care, obstetrics and gynecology, and orthopedic surgeons. However there is no guarantee that OIS’ sales efforts in this new endeavor will be successful in the future. Additional R&D efforts, long sales cycles, new sales training requirements and potential resistance to the initial high cost of the software may hinder OIS’ success in selling these products.

OIS Research and Development

OIS’ net research and development expenditures in the years ended December 31, 2007 and 2006 were approximately $1,633,000 and $1,616,000, respectively. OIS has focused OIS’ recent research and development efforts on new digital image capture products. OIS expects its research and development expenditures to substantially increase. MediVision Medical Imaging Ltd, OIS’ parent company (“MediVision”), and other outsourced consultants currently conduct most of the research and development for OIS.

MediVision performs OIS’ research and development pursuant to a Research and Development Services Agreement dated as of January 1, 2004. Under this agreement, MediVision agreed to use its best efforts to develop the WinStation software in accordance with OIS specifications included therein and OIS, in turn, agreed to pay, in monthly payments, 112% of MediVision’s research and development costs incurred in connection with developing the WinStation software. The initial term of the agreement is for two years, to be automatically renewed for additional 12 month periods unless terminated by either party upon 6 months prior written notice. The agreement is exclusive in that during the effective period OIS may not receive research and development services relating to the WinStation software from other parties without MediVision’s prior written consent. Also under the agreement, MediVision must obtain OIS’ written approval prior to incurring any new research and development expenses in connection thereunder. Moreover, the parties agreed to render to each other, all reasonable assistance in obtaining any regulatory approvals required in connection with the WinStation software or any other results of the research and development services performed under the agreement. The parties also agreed that upon termination, (1) for 12 months, each party must maintain insurance reasonable to cover its liabilities, (2) for 24 months, MediVision agrees to not engage or participate in any business, anywhere in the world, that competes directly with the WinStation or OIS, unless mutually agreed, (3) for 18 months, OIS agrees to not engage or participate in any business, anywhere in the world, that competes directly with MediVision, unless mutually agreed, and (4) for 12 months, generally, neither party may employ any employees, contractors, or directors of the other party or interfere with the other party’s existing business or customer contracts, unless mutually agreed.

Abraxas Research and Development

Abraxas is building its R&D team in Irvine, California and will focus its research and development efforts on the adaptation of the software to its target market as described above.

Patents, Trademarks and Other Intellectual Property

On June 15, 1993, OIS was issued United States Letters Patent No. 5,220,360 for “Apparatus and Method for Topographical Analysis of the Retina.” This patent relates to the Glaucoma-Scope(R) apparatus, and methods used by the apparatus for topographically mapping the retina and comparing the mapping to previous mappings.

OIS currently has patent applications outstanding with the U.S. Patent and Trademark Office for “A device, Method and System for Automatic Montage of Segmented Retinal Images” and a “Method for Stabilizing a Sequence Angiographic Images.”

OIS has a license agreement with the University of Iowa for a patent for “Automatic Detection of Red Lesions in Digital Color Fundus Photographs,” and “Methods and Systems for Optic Nerve Head Segmentation.”

OIS has registered trademarks for “AutoMontage,” “OIS Symphony,” and “Ophthalmology Office.”

OIS has copyrights for “Winstation Version 5,” “Winstation Version 6,” and “Winstation version XP.”

On October 24, 2007, OIS signed a licensing agreement whereby it was granted the right to commercialize background technology and a family of patents for an ocular imaging device, and integrate it into OIS’ existing and/or future product range and retain exclusive rights of use, marketing and sale thereof worldwide.

Further, although OIS believes that its products do not and will not infringe on patents or violate proprietary rights of others, it is possible that OIS’ existing rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur or be claimed to occur by third parties.

In the event that any of OIS’ products infringe patents, trademarks or proprietary rights of others, OIS may be required to modify the design of such products, change the names under which the products or services are provided or obtain licenses. There can be no assurance that OIS will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. The failure to do any of the foregoing could have a material adverse effect on OIS’ business. There can be no assurance that OIS’ patents or trademarks, if granted, would be upheld if challenged or that competitors might not develop similar or superior processes or products outside the protection of any patents issued to OIS. In addition, there can be no assurance that OIS will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action. Moreover, if OIS’ products infringe patents, trademarks or proprietary rights of others, OIS could, under certain circumstances, become liable for damages, which also could have a material adverse effect on its business.

OIS also relies on trade secrets, know-how, continuing technological innovation and other unpatented proprietary technology to maintain its competitive position. Certain of the proprietary software, optical interfaces and synchronization modules of OIS’ digital imaging systems are largely proprietary and constitute trade secrets, but the basic computer hardware, software and video components are purchased from third parties. No patent applications have been filed with respect thereto. If challenged, OIS anticipates aggressively defending its unpatented proprietary technology, although there is no assurance that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to OIS’ trade secrets or disclose such technology, or that OIS can meaningfully protect its rights to its unpatented trade secrets and other proprietary technology.

OIS seeks to protect its unpatented proprietary technology, in part, through proprietary confidentiality and nondisclosure agreements with employees, consultants and other parties. OIS’ confidentiality agreements with its employees and consultants generally contain industry standard provisions requiring such individuals to assign to OIS without additional consideration, any inventions conceived or reduced to practice by them while employed or retained by OIS, subject to customary exceptions. There can be no assurance that proprietary information agreements with employees, consultants and others will not be breached, that OIS would have adequate remedies for any breach or that its trade secrets will not otherwise become known to or independently developed by competitors.

Government Regulation

The marketing and sale of OIS’ products are subject to certain domestic and foreign governmental regulations and approvals. Pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDCA”), OIS is required to file, and has submitted, a pre-marketing notification with the FDA which provides certain safety and effectiveness information concerning its diagnostic imaging systems. The FDA has approved OIS’ pre-marketing notification submittals, thereby granting OIS permission to market its products, subject to the general controls and provisions of the FDCA. The classification of OIS’ products require, among other things, annual registration, listing of devices, good manufacturing practices, labeling and prohibition against misbranding and adulteration. Further, because OIS is engaged in international sales, its products must satisfy certain manufacturing requirements and may subject OIS to various filing and other regulatory requirements imposed by foreign governments as a condition to the sale of such products.

OIS has registered its manufacturing facility with both the FDA and certain California authorities as a medical device manufacturer and operate such facility under FDA and California requirements concerning Quality System Requirements (“QSR”). As a medical device manufacturer, OIS is required to continuously maintain its QSR compliance status and to demonstrate such compliance during periodic FDA and California inspections. If the facilities do not meet applicable QSR regulatory requirements, OIS may be required to implement changes necessary to comply with such regulations.

Although the FDA has made findings which permit OIS to sell its products in the marketplace, such findings do not constitute FDA approval of these devices, and it cannot predict the effect that future legislation or regulatory developments may have on OIS’ operations. Additional regulations, reconsideration of approvals granted under current regulations, or a change in the manner in which existing statutes and regulations are interpreted or applied may have a material adverse impact on OIS’ business, financial condition and results of operations. Moreover, new products and services developed by OIS, if any, also may be subject to the same or other various federal and state regulations, in addition to those of the FDA.

An FDA inspection of OIS’ Sacramento, California facility was conducted in May 2007. There were no findings during the inspection.

Insurance

OIS maintains general commercial casualty and property insurance coverage for its business operations, as well as directors and officers insurance, flood insurance, and product liability insurance. As of July 8, 2008, OIS has not received any product liability claims and are unaware of any threatened or pending claims. To the extent that product liability claims are made against OIS in the future, such claims may have a material adverse impact on OIS’ business.

Employees

As of July 8, 2008, OIS had 58 employees, 1 of which was a seasonal employee. OIS also engages the services of consultants from time to time to assist OIS on specific projects in the areas of research and development, software development, regulatory affairs and product services, as well as general corporate administration. Certain of these consultants periodically engage contract engineers as independent consultants for specific projects.

OIS has no collective bargaining agreements covering any of its employees, have never experienced any material labor disruption, and are unaware of any current efforts or plans to organize OIS’ employees. OIS considers its relationship with its employees to be good.

Properties

OIS, Sacramento, CA

OIS leases its facility space under a noncancelable triple net lease. In 2006, OIS extended its lease, which will expire in June 2009, and added an additional suite to its lease agreement. The new suite increased OIS’ rental space from 10,200 to 13,552 square feet of office, manufacturing and warehouse space in Sacramento, California. Management believes that its existing facility is suitable and adequate to meet its current needs. OIS pays minimum monthly lease payments, with respect to this property, in the aggregate of approximately $12,212. Management believes its existing leased facility is adequately covered by insurance. OIS has no current plans to significantly renovate, improve or develop OIS’ leased facility. OIS does not have, and do not foresee acquiring, any real estate or investments in real estate, and are not engaged in any real estate activities.

Abraxas, Irvine, CA

Abraxas leases facility space under a noncancelable lease. The lease will expire in April 2009. The rental space is 4,500 square feet of office space in Irvine, California. Abraxas’ management believes that its existing facility is suitable and adequate to meet its current needs. Abraxas pays minimum monthly lease payments, with respect to this property, in the aggregate of approximately $7,000. Abraxas’ management believes its existing leased facility is adequately covered by insurance. Abraxas has no current plans to significantly renovate, improve or develop its leased facility. Abraxas does not have, and does not foresee acquiring, any real estate or investments in real estate, and is not engaged in any real estate activities.

Legal Proceedings

On May 11, 2007, OIS filed a civil action in the Superior Court of California for the County of Sacramento against its former president Steven Verdooner. The complaint alleges against Mr. Verdooner claims of breach of fiduciary duty, intentional interference with contract, and intentional interference with prospective economic advantage. The complaint requests total damages against Mr. Verdooner in excess of $7,000,000. Discovery has begun and no trial date has been set yet.

On April 23, 2008, OIS filed an amended complaint adding Opko Health, Inc. and the Frost Group, LLC as defendants to the lawsuit.

Management’s Discussion and Analysis of the Financial Condition and Results of Operations of OIS

The following discussion is based upon, should be read in conjunction with and is qualified by OIS’ consolidated financial statements and the accompanying notes thereto included elsewhere in this proxy statement/prospectus. OIS’ financial statements have been prepared in accordance with U.S. GAAP. The following discussion includes certain forward-looking statements. For a discussion of important factors, including the continuing development of OIS’ business and other factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements.”

For Period Ended December 31, 2007

General

To date, OIS has designed, developed, manufactured and marketed ophthalmic digital imaging systems and informatics solutions and have derived substantially all of its revenues from the sale of such products. The primary target market for its digital angiography systems and informatics solutions has been retinal specialists and general ophthalmologists. Recently OIS has purchased EMR and PM software to be sold to the following ambulatory-care specialties: ophthalmology, OBGYN, orthopedics and primary care.

In October 2001, MediVision, OIS’ parent company, signed an agreement with Agfa Gevaert N.V. for Agfa to acquire a minority interest of MediVision, thus creating an alliance for joint development and marketing of an integrated, digital Ophthalmology PACS solution. These marketing efforts are anticipated to be implemented first in the US market, and are to include efforts by OIS. The extent and focus of future research and development efforts will depend, in large measure, on direction from MediVision, including potential collaborative projects between OIS and MediVision.

In January 2008, OIS purchased substantially all of the assets of AcerMed, Inc., a leading software developer for Electronic Medical Records (EMR) and Practice Management software. The acquisition was through OIS’ wholly-owned subsidiary, Abraxas Medical Solutions, Inc. AcerMed has been recognized as a leader in providing comprehensive and advanced EMR and Practice Management software solutions for a wide range of medical practices, from sole practitioners to multi-site, multi-specialty group practices nationwide. Through the acquisition, OIS gained the rights to software applications that automate the clinical, administrative, and financial operations of a medical office. This means that paper charting can be virtually eliminated and clinical charting would be done, for example, using a wireless computer pen tablet at the point of care. Due to the acquisition of Abraxas, NextGen Healthcare Information Systems, Inc. chose recently to discontinue its relationship with OIS. OIS was marketing and selling their EMR and EPM software products to the ophthalmic market.

In May 2003, OIS entered into a $150,000 line of credit agreement with its bank. This line is secured by a pledged investment with the bank equal to the amount of the line of credit. The interest charged on the line of credit is at the prime rate and is due monthly. Advances on the line of credit mature on September 10, 2008.

In April 2004, OIS entered into a $1,000,000 debt agreement with Laurus in the form of a three-year convertible note with a fixed coupon price of 6.5% per annum. On January 20, 2006, Laurus converted all amounts outstanding under this convertible note into 528,082 shares of OIS common stock for a conversion price of $644,261. OIS also issued five-year warrants to Laurus to purchase 313,000 shares of OIS common stock at exercise prices ranging between $1.40 and $1.83 per share. These warrants have an expiration date of April 27, 2009.

On October 29, 2007, OIS entered into the Purchase Agreement with the Purchasers, accredited investors or qualified institutional buyers named therein, pursuant to which OIS issued to the Purchasers (i) an aggregate of $2,750,000 in principal amount of OIS’ 6.5% Convertible Notes Due April 30, 2010, which Notes are convertible into 1,676,829 shares of OIS common stock, no par value, and (ii) Warrants to purchase an aggregate of 616,671 shares of OIS common stock at an exercise price of $1.87 per share. OIS will use the proceeds from the issuance of the Notes for working capital and potential acquisitions.

At December 31, 2007, OIS had stockholders’ equity of $10,119,390 and its current assets exceeded its current liabilities by $9,453,101.

At March 31, 2008, OIS had stockholders’ equity of $9,849,158 and its current assets exceeded its current liabilities by $8,308,199.

The following discussion should be read in conjunction with the unaudited interim financial statements and the notes thereto which are set forth in Item 1, “Financial Statements (unaudited).” In the opinion of management, the unaudited interim period financial statements include all adjustments, which are of a normal recurring nature, that are necessary for a fair presentation of the results of the periods. There can be no assurance that OIS will be able to achieve or sustain significant positive cash flows, revenues, or profitability in the future.

There can be no assurance that OIS will be able to achieve or sustain significant positive cash flows, revenues or profitability in the future.

MediVision Transactions

On July 20, 2005 OIS’ Board of Directors authorized OIS to guarantee and/or provide security interests in its assets for certain of MediVision’s loans with United Mizrahi Bank Ltd. OIS entered into a Secured Debenture (the “Debenture”) in favor of United Mizrahi Bank Ltd., in an amount of up to $2,000,000 (plus interest, commissions and all expenses). Under the terms of the Debenture, OIS guarantees the payment of all of the debts and liabilities of MediVision to United Mizrahi Bank. The Debenture is secured by a first lien on all of OIS’ assets. MediVision pledged 2,345,500 shares of OIS common stock it owns to OIS in order to secure the Debenture. The amount owed to United Mizrahi Bank by MediVision and secured by OIS as of December 31, 2007 and March 14, 2008 was approximately $2,000,000.

As of December 31, 2007 and March 14, 2008, the total number of shares securing the promissory note under the Loan Agreement and the Debenture is 3,604,651 and 2,345,500, respectively, for a total of 5,949,651 out of the 9,380,843 shares of OIS common stock owned by MediVision.

License and Distribution Agreement

On June 28, 2006, OIS and MediVision entered a License and Distribution Agreement (the “License and Distribution Agreement”) whereby MediVision appointed OIS to be its exclusive distributor of a new digital imaging system, the Electro-Optical Unit, currently being developed, in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, among other things, OIS granted MediVision a license to use its OIS WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein and a license to use its patents to develop the Electro-Optical Unit and fulfill its obligations under this agreement. OIS’ foregoing appointment as an exclusive distributor is conditional upon the payment of the $460,000 advance and MediVision’s successful completion of the engineering, mass manufacture, and supply of the Electro-Optical Unit, which has specifically dedicated features for the retinal market, in accordance with the technical specifications contained in this agreement. On September 21, 2006, OIS paid $160,000 based on the completion of the first milestone in the agreement. On June 20, 2007, OIS paid $150,000 based on the completion of the second milestone in the agreement. These milestone payments were attributed as partial payment of the $460,000 in advances OIS agreed to pay.

From April 9, 2007 through June 30, 2008, OIS and MediVision entered into a series of addendums to the License and Distribution Agreement, whereby OIS agreed to loan MediVision funds for the engineering of the Electro-Optical Unit. As of the current date, OIS has agreed to loan MediVision up to $1,600,000. The loan incurs interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made in 36 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under License and Distribution Agreement, as amended, or the related promissory note or security agreement issued with the License and Distribution Agreement and its addendums, the principal and interest outstanding on the loan will become immediately due and payable. The loan is secured by shares of OIS common stock, owned by MediVision. The amount of shares pledged under the loan was calculated using the amount of the loan, $1,453,460 divided by $0.28, the average closing price of OIS common stock for the ten business days prior to June 30, 2008, less a 25% discount. If MediVision defaults on its repayment obligation as specified in the License and Distribution Agreement, as amended, OIS may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, OIS has the option to receive a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the loan, which is in default at the time OIS exercises this option, divided by 1,453,460, multiplied by 42.1875%.

As of December 31, 2007, MediVision’s principal outstanding under the License and Distribution Agreement, as amended, is $1,013,460. As of July 8, 2008, MediVision’s principal outstanding under the License and Distribution Agreement, as amended is $1,453,460. MediVision has pledged as collateral for this note, and the $604,992 loan and security agreement described below, an aggregate 7,036,343 shares of OIS common stock.

Loan and Security Agreement

On January 30, 2008, OIS also entered into a Loan and Security Agreement with MediVision whereby OIS agreed to lend to MediVision up to $200,000 upon their request for working capital. Interest will accrue on this note at 8% per annum. The loan is secured by MediVision’s shares in OIS common stock. The number of shares was calculated using the amount of loan given to MediVision divided by $0.43, the average closing price of OIS common stock for the ten business days prior to January 30, 2008, less a 25% discount.

On March 31, 2008, OIS also entered into an addendum to the Loan and Security Agreement with MediVision in order to provide additional financing for working capital. This addendum amends the working capital agreement entered into on January 30, 2008. Under this addendum, OIS agreed to increase the working capital amount from up to $200,000 to an aggregate amount of up to $550,000. Interest will accrue on this note at 8% per annum. The loan is secured by MediVisions shares in OIS common stock. The number of shares will be calculated using the amount of loan given to MediVision divided by $0.27, the average closing price of OIS common stock for the ten business days prior to March 31, 2008, less a 25% discount.

On June 30, 2008, OIS entered into another addendum to the Loan and Security Agreement with MediVision in order to provide additional financing for working capital. This addendum amends the working capital agreement entered into on March 31, 2008. Under this addendum, OIS agreed to increase the working capital amount from up to $550,000 to an aggregate amount of up to $700,000. Interest will accrue on this note at 8% per annum. The loan is secured by MediVision’s shares in OIS common stock. The number of shares will be calculated using the amount of loan given to MediVision divided by $0.28, the average closing price of OIS common stock for the ten business days prior to June 30, 2008, less a 25% discount.

As of July 8, 2008, MediVision’s principal outstanding under this Loan and Security Agreement is $604,992.

MediVision’s Aggregate Holdings

As of July 8, 2008 and December 31, 2007, MediVision owns approximately 9,381,843 shares of OIS common stock or 56% of OIS’ outstanding common stock. Of these amounts, MediVision has pledged an aggregate of 9,381,843 and 3,423,931 shares of OIS common stock as of July 8, 2008 and December 31, 2007, respectively.

Acquisition of MediVision

On March 20, 2008, OIS entered into a definitive merger agreement (the “merger agreement”) with MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary OIS (“Merger Sub”), and MediVision, pursuant to which Merger Sub will merge with and into MediVision (the “Merger”), MediVision will become a wholly owned subsidiary of OIS and Merger Sub will cease to exist. At the effective time of the Merger (the “Effective Time”) (1) each ordinary share, par value NIS 0.1 per share, of MediVision (“MediVision Shares”) issued and outstanding immediately before the Effective Time, will be automatically converted into 1.62 shares of OIS common stock and each outstanding option to purchase MediVision Shares under certain of MediVision’s stock option plans, warrants or other rights to purchase MediVision Shares will be assumed by OIS such that it is converted into an option to purchase OIS common stock.

Consummation of the Merger is subject to certain conditions, including among others, (i) the approval of the holders of OIS common stock and MediVision Shares, (ii) the declaration by the SEC that the S-4 Registration Statement, registering shares of OIS common stock to be issued to MediVision’s shareholders pursuant to the merger agreement, has become effective under the Securities Act of 1933, as amended, (iii) the receipt of a permit of the “Israeli Prospectus,” a prospectus containing the Prospectus/Proxy Statement and any additional disclosures and that complies in form and substance with applicable Israeli Law and regulations in connection with the issuance of shares of OIS common stock in the Merger, from the Israeli Securities Authority, (iv) the approval of the applicable Belgian, Israeli, and U.S. governmental entities required for the consummation of the Merger and other transactions contemplated by the merger agreement, and (v) the elapse of certain Israeli statutory waiting periods.

OIS has capitalized the direct costs associated with the merger. To date, these costs have accumulated to approximately $719,866.

New Accounting Pronouncements

Financial Accounting Pronouncement FIN 48

In June 2006, the FASB issued FASB interpretation No. 48 (FIN48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The provisions of FIN 48 were adopted on January 1, 2007 and were applied to all tax positions. Only tax positions that meet the more-likely-than-not recognition threshold on January 1, 2007 were recognized or continue to be recognized upon adoption. OIS previously recognized income tax positions based on management’s estimate of whether it was reasonably possible that a liability had been incurred for unrecognized income tax benefits by applying FASB Statement No. 5, Accounting for Contingencies. The adoption of FIN 48 did not have a material impact on OIS’ financial position, results of operations of cash flow.

Financial Accounting Pronouncement FAS 157

In December 2006, the Financial Accounting Standards Board (“FASB”) released Statement of Financial Accounting Standards No. 157 – Fair Value Measurements. This statement defines fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This standard applies under other accounting pronouncements that require or permit fair value measurements and is intended to increase consistency and comparability. This statement was adopted as of January 1,2008. The adoption of FASB 157 did not have a material impact on OIS’ financial position, results of operations or cash flows.

Financial Accounting Pronouncement FAS 159

In February 2007, the FASB issued Statement No. 159 (SFAS 159) The Fair Value Option for Financial Assets and Financial Liabilities. SAFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. This Statement permits all entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. Management does not expect the adoption of SFAS 159 to have a material impact to OIS’ financial position or result of operations. The adoption of FASB 159 did not have a material impact on OIS’ financial position, results of operations or cash flows.

Financial Accounting Pronouncement FAS 141R

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (SFAS No. 141R). SFAS No. 141(R), among other things, establishes principles and requirements for how the acquirer in a business combination (i) recognizes and measures in it’s financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. OIS is required to adopt SFAS No. 141(R) for all business combinations for which the acquisition date is on or after January 1, 2009. Earlier adoption is prohibited. This standard will change the accounting treatment for business combinations on a prospective basis. OIS does not believe that the adoption of FASB 141 (R) will have a material impact on OIS’ financial position, results of operations or cash flows.

Critical Accounting Policies

OIS’ financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The financial information contained in the financial statements is, to a significant extent, financial information based on effects of transactions and events that have already occurred. A variety of factors could affect the ultimate value obtained when earning income, recognizing an expense, recovering an asset or relieving a liability.

Management is also required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates. In addition, GAAP itself may change from one previously acceptable method to another. Although the economics of OIS’ transactions would not change, the timing of the recognition of such events for accounting purposes may change.

Revenue Recognition

OIS’ revenue recognition policies are in compliance with applicable accounting rules and regulations, including Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements,” American Institute of Certified Public accountants (“AICPA”), Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” SOP 98-9, “Modification of SOP 97-2”, with Respect to Certain Transactions and Emerging Issues Task Force Issue 00-21, “Revenue Arrangements with Multiple Deliverables.”

Under EITF 00-21, the multiple components of OIS’ revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for product shipment, installation and training services, and service contracts based on performance or contract period.

Revenue for the product shipment is recognized when title passes to the customer, which is upon shipment, provided there are no conditions to acceptance, including specific acceptance rights. If OIS makes an arrangement that includes specific acceptance rights, revenue is recognized when the specific acceptance rights are met. Upon review, OIS concluded that consideration received from OIS’ customer agreements are reliably measurable because the amount of the consideration is fixed and no specific refund rights are included in the arrangement. OIS defers 100% of the revenue from sales shipped during the period that OIS believes may be uncollectible.

Installation revenue is recognized when the installation is complete. Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services. These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to what the market will bear. There is no price reduction in the product price if the customer chooses to not have OIS complete the installation.

Extended product service contracts are offered to OIS’ customers and are generally entered into prior to the expiration of its one year product warranty. The revenue generated from these transactions are recognized over the contract period, normally one to four years.

In general, OIS’ arrangements with customers, resellers, and distributors do not provide any special rights or privileges with respect to refund or return rights, and in most cases, OIS does not have arrangements that include acceptance rights. If OIS makes such arrangements for acceptance rights, revenue is recognized when the specific acceptance rights are met.

Tax Provision

OIS calculates a tax provision quarterly and assesses how much of OIS’ deferred tax asset is more likely than not to be used in the future. OIS uses the following analysis to assess whether OIS will more likely than not realize the deferred tax asset. In the analysis, OIS assumes that it will be able to use all of OIS’ unlimited NOL amounts. OIS then assesses the amount of its future capped net operating losses OIS will more likely than not be able to use.

In order to realize OIS’ tax asset in 2007 and 2006, OIS needed to evaluate whether it will more likely than not be able to realize its deferred tax asset for 12 and 13 years ahead, respectively. OIS was not profitable for seventeen consecutive years between 1984 and 2000. OIS became profitable in 2001 and has been profitable for the last six years. There is significant uncertainty in projecting future profitability due to the history of OIS’ business, and the rapidly changing medical technology market that OIS is in.

OIS used the following analysis to determine whether it needed to recognize a valuation allowance for its deferred tax asset, and if so, how much. In OIS’ analysis, it assumed, based on management’s determination, that OIS will be able to use all of its unlimited NOL amounts. OIS then assessed the amount of future capped net operating losses it will more likely than not be able to use. In 2007, OIS made an assessment that it will be able to use six years of capped net operating losses in the future, and projected taxable income in 2008. In 2007, OIS did not have enough available information to look beyond the year 2014 when assessing the amount of deferred tax assets that are more likely than not to be used. In 2006, OIS made an assessment that it will be able to use five years of capped net operating losses in the future, and projected taxable income in 2007. In 2006, OIS did not have enough available information to look beyond the year 2012 when assessing the amount of deferred tax assets that are more likely than not to be used. Forming a conclusion that a valuation allowance is not needed is difficult if there is a history of losses in the company, especially if the losses were not due to an extraordinary item.

OIS re-evaluates its estimates and assumptions it uses in its financials on an ongoing and quarterly basis. OIS adjusts these estimates and assumptions as needed and as circumstances change. If circumstances change in the future, OIS will adjust its estimates and assumptions accordingly. At the present time, OIS cannot surmise whether its assumptions and estimates will change in the future. Based on historical knowledge, however, it is reasonably likely that there will be some changes in some of OIS’ estimates and assumptions.

Warranty Reserve

OIS has two types of warranty reserves. A general product reserve on a per product basis and specific reserves created as it become aware of system performance issues. The product reserve is calculated based on a fixed dollar amount per system shipped each quarter. These specific reserves usually arise from the introduction of new products. When a new product is introduced, OIS reserves for specific problems arising from potential issues, if any. As issues are resolved, OIS reduces the specific reserve. These types of issues can cause OIS’ warranty reserve to fluctuate outside of sales fluctuations.

Historically, OIS estimated the cost of the various warranty services by taking into account the estimated cost of servicing routine warranty claims in the first year, including parts, labor and travel costs for service technicians. In the fourth quarter of 2006, OIS analyzed the margin of its total service department, the price of its extended warranty contracts, factored in the hardware costs of the various systems, and used a percentage for the first year warranty to calculate the cost per various systems for the first year manufacturer’s warranty. Based on this analysis, OIS did not need to change its estimated cost per product in its general reserve for products shipped in the current year.

In 2007, the warranty reserve decreased from $395,575 to $122,249 substantially due to the decrease of OIS’ specific reserves related to possible replacements, repairs or upgrades of its products. At the end of 2006, OIS had specific reserves for new products in the amount of $249,825. During 2007, many of the possible replacements, repairs or upgrades that were reserved for at the end of 2006 were determined unnecessary, leaving no specific reserve balance within OIS’ warranty reserve at December 31, 2007.

In 2008, the warranty reserve decreased from $122,249 to $109,187 due to the decrease in product shipments versus the amount of replacements, repairs or upgrades performed.

Other

OIS expenses as incurred all costs, such as costs of services performed under the extended warranty contract. Estimates are used in determining the expected useful lives of depreciable assets.

	QUARTER ENDED MARCH31,	YEARS ENDED DECEMBER 31,
	2008	2007	2006	2005

Statement of Income:

Net revenues	$3,147,692	$14,489,044	$15,797,163	$13,650,507
Cost of sales	1,543,832	6,265,695	6,545,792	5,766,883

Gross profit	1,603,860	8,223,349	9,251,371	7,883,624

Total operating expenses	1,847,151	6,810,897	7,107,464	5,994,028

Income from operations	(243,291)	1,412,452	2,143,907	1,889,596
Other income (expense), net	(33,223)	141,104	75,852	(187,342)

Net income before provision for income tax benefit	(276,514)	1,553,556	2,219,759	1,702,254
Provision for income tax benefit (expense)	(1,286)	(940)	31,000	53,000

Net income	$(277,800)	$1,552,616	$2,250,759	$1,755,254

Basic earnings per share	$(0.02)	$0.09	$0.14	$0.12

Shares used in the calculation of basic earnings per share	16,866,831	16,682,773	16,090,610	15,205,689

Diluted earnings per share	$(0.02)	$0.09	$0.13	$0.11

Shares used in the calculation of diluted earnings per share	17,103,385	18,023,500	17,797,162	16,530,277

Balance Sheet:

Assets:
Cash and Investments	$5,559,490	$7,630,284	$6,163,857	$3,940,706
Accounts Receivable, net	2,409,107	2,535,843	3,108,727	2,841,203
Accounts receivable from related party	496,817	397,307	160,656	690,756
Notes receivable from related party	1,765,404	1,146,872	-	-
Inventories, net	1,094,508	746,342	808,238	380,676
Other current assets	593,306	507,732	1,352,744	1,424,077
Deferred tax asset	1,238,000	1,342,000	-	-

Total Current Assets	$16,441,540	$14,306,380	$11,594,222	$9,277,418

Furniture and equipment, net of accumulated depreciation and amortization	424,911	416,838	-	-
Restricted cash	169,555	168,218	-	-
Licensing agreement	273,808	273,808	273,808	-
Prepaid products	460,000	460,000	160,000	-
Capitalized merger-related costs	584,178	527,327	-	-
Other assets	1,372,456	534,324	638,804	313,142

Total Assets	$16,441,540	$16,686,895	$12,666,834	$9,590,560

	QUARTER ENDED MARCH31,	YEARS ENDED DECEMBER 31,
	2008	2007	2006	2005

Liabilities:
Accounts payable	$853,328	$726,573	$765,235	$512,914
Accounts payable to related party		--	--	--
Accrued Liabilities	1,122,082	1,437,313	3,580,535	3,596,102
Deferred extended warranty revenue	1,702,492	1,604,315	--	--
Customer deposits	146,973	554,356	--	--
Notes payable - current portion	1,023,558	1,029,643	11,204	508,109

Total Current Liabilities	$4,848,433	$4,853,279	$4,356,974	$4,617,125

Other Liabilities	150,000	150,000	153,833	349,237
Notes payable – less current portion	1,593,948	1,564,226

Total Liabilities	$6,592,381	$6,567,505	$4,510,807	$4,966,362

Stockholders Equity:
Common stock	16,482,288	16,474,720	16,255,077	14,974,007
Additional paid in capital	191,104	191,104
Accumulated deficit	(6,824,233)	(6,546,434)	(8,099,050)	(10,349,809)

Total Stockholder Equity	$9,849,159	$10,119,390	$8,156,027	$4,624,198

Total Liabilities and Equity	$16,441,540	$16,686,895	$12,666,834	$9,590,560

Comparison of Year Ended December 31, 2007 to Year Ended December 31, 2006

Revenues

OIS’ revenues for the year ended December 31, 2007 were $14,489,044 representing a decrease of $1,308,119 or 8% as compared to revenues of $15,797,163 for the year ended December 31, 2006. The decreased revenues for 2007 resulted from decreased product sales of $2,009,973, including installation, offset by increased service revenues of $701,854. The decrease in product sales is primarily due to the impact of two large non-repeating contracts recognized during the second and third quarters of 2006. Digital angiography systems and Ophthalmology Office products accounted for approximately 79% and 85% of OIS’ total revenues during 2007 and 2006, respectively. Service revenue for the years ended 2007 and 2006 accounted for approximately 21% and 15% of OIS’ total revenues for the years ended 2007 and 2006, respectively. The increased service revenue is primarily due to the increase in OIS’ extended service contracts due to an increase in its customer base and more customers understanding the benefits of purchasing extended warranty contracts. OIS’ remaining service revenue which has stayed nominally constant consists of non warranty repairs and parts, and technical support phone billings for customers not under warranty.

Gross Margins

Gross margins decreased to 57% from 59% in fiscal 2007 versus 2006, respectively, primarily due to the increased costs incurred by OIS’ service department. OIS anticipates that its gross margins will decrease as its sales of service contracts become more significant, since the gross margins associated with such sales are lower than the majority of the products that it currently market.

Sales and Marketing Expenses

Sales and marketing expenses accounted for 24% of revenues during fiscal 2007 and 2006. Sales and marketing expenses were $3,494,926 during fiscal 2007, representing a decrease of $300,633 or 8% compared to sales and marketing expenses of $3,795,559 in fiscal 2006. The decrease in sales and marketing expenses were primarily the result of a few vacant sales positions during the year at various times.

General and Administrative Expenses

General and administrative expenses accounted for 12% and 11% of revenues in fiscal 2007 and 2006, respectively. Expenses were $1,684,751 during fiscal 2007, representing a decrease of $11,396 or 1% compared to expenses of $1,696,147 during fiscal 2006.

Research and Development Expenses

Research and development expenses accounted for 11% of revenues during fiscal 2007 and 10% during fiscal 2006. Expenses were $1,631,220 during 2007, representing an increase of $15,462 or 1% compared to expenses of $1,615,758 during 2006. During 2007, OIS focused its research and development efforts on new digital image capture products. OIS expects its research and development expenditures to increase. Outside consultants and MediVision currently conduct most of it research and development.

Other Income (Expense), net

Other income was $141,104 during 2007 compared to $75,852 during 2006. The 2007 and 2006 amounts were comprised primarily of interest income, offset by fees paid to facilitate third party financing arrangements for certain customers in connection with sales of OIS’ products.

The financing arrangements are the result of tri-party arrangements with OIS’ customers and an intermediary lender. In substance these transactions allow the customer to obtain financing from an intermediary lender to pay amounts due to OIS. OIS incurs these financing costs to expedite payment and lessen the necessary collection efforts. In these transactions, OIS records fee expense for the difference between the face value of the receivable due from its customer and the discounted amount that it accepts as full payment from the intermediary lender.

Income Taxes

At December 31, 2007 and 2006, management reviewed recent operating results and projected future operating results. At the end of each of these years, management determined that it was more likely than not that a portion of the deferred tax assets attributable to net operating losses would not likely be realized. Due to OIS’ limited history of profitable operations, management recorded a valuation allowance at December 31, 2007 and 2006. At December 31, 2007, OIS’ valuation allowance was $1,359,000 compared to $2,085,000 at December 31, 2006. In 2007, OIS made an assessment that it will be able to use six years of capped net operating losses in the future, and projected taxable income in 2008. In 2007, OIS did not have enough available information to look beyond the year 2014 when assessing the amount of deferred tax assets that are more likely than not to be used. The amount of the valuation allowance will be adjusted in the future if management determines that it is more likely than not the deferred assets will be realized.

OIS has no net operating loss carryforward for California state income tax purposes. In 2006, OIS used the federal tax credit carryforward of approximately $175,000. Due to changes in ownership which occurred in prior years, Section 382 of the Internal Revenue Code of 1986, as amended (“Code”) provides for significant limitations on the utilization of net operating loss carryforwards and tax credits. As a result of these limitations, a portion of these loss and credit carryovers may expire without being utilized.

In June 2006, the FASB issued FASB interpretation No. 48 (FIN48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The provisions of FIN 48 were adopted on January 1, 2007 and were applied to all tax positions. Only tax positions that meet the more-likely-than-not recognition threshold on January 1, 2007 were recognized or continue to be recognized upon adoption. OIS previously recognized income tax positions based on management’s estimate of whether it was reasonably possible that a liability had been incurred for unrecognized income tax benefits by applying FASB Statement No. 5, Accounting for Contingencies. The adoption of FIN 48 did not have a material impact on OIS’ financial position, results of operations of cash flow.

Net Income

OIS reported net income of $1,552,616, or $0.09 basic and diluted earnings per share during 2007 compared to net income of $2,250,759, or $0.14 basic earnings per share and $0.13 diluted earnings per share during 2006. Earnings per share is calculated in accordance with Financial Accounting Standards No. 128 (see Note 1 of Notes to Financial Statements included in Item 7 of this Form 10-KSB). The results of operations for 2007 reflect the softening in demand for OIS’ digital imaging equipment in the second half of 2007.

Export Sales

Revenues from sales to customers located outside of the United States accounted for approximately 5% of OIS’ net sales for 2007 and 2006. Sales to MediVision, included in these totals, accounted for approximately 78% or $608,000 and 47% or $376,000 of OIS’ export sales for 2007 and 2006, respectively.

Comparison of Year Ended December 31, 2006 to Year Ended December 31, 2005
Revenues

OIS’ revenues for the year ended December 31, 2006 were $15,797,163 representing an increase of $2,146,656 or 16% as compared to revenues of $13,650,507 for the year ended December 31, 2005. The increased revenues for 2006 resulted from increased product sales of $1,719,471, including installation, and increased service revenues of $427,185. Digital angiography systems and Ophthalmology Office products accounted for approximately 85% and 86% of OIS’ total revenues during 2006 and 2005, respectively. Service revenue for the years ended 2006 and 2005 accounted for approximately 15% and 14% of OIS’ total revenues, respectively. The increased service revenue is primarily due to the increase in OIS’ extended service contracts due to an increase in OIS’ customer base and more customers understanding the benefits of purchasing extended warranty contracts. OIS’ remaining service revenue which has stayed nominally constant consists of non warranty repairs and parts, and technical support phone billings for customers not under warranty. The increased product revenues in 2006 reflect the impact of a number of factors discussed in further detail below.

Gross Margins

Gross margins increased to 59% from 58% in fiscal 2006 versus 2005, respectively, due to product mix. OIS anticipates that its gross margins will decrease as its sales of the Ophthalmology Office software products become more significant, since the gross margins associated with such sales are lower than the majority of the products that OIS currently markets.

Sales and Marketing Expenses

Sales and marketing expenses accounted for 24% of revenues during fiscal 2006 and 25% during fiscal 2005. Sales and marketing expenses were $3,795,559 during fiscal 2006, representing an increase of $356,513 or 10% compared to sales and marketing expenses of $3,439,046 in fiscal 2005. The increase in sales and marketing expenses were primarily the result of increased commissions from increased sales.

General and Administrative Expenses

General and administrative expenses accounted for 11% of revenues in fiscal 2006 and 2005. Expenses were $1,696,147 during fiscal 2006, representing an increase of $253,188 or 18% compared to expenses of $1,442,959 during fiscal 2005.

Research and Development Expenses

Research and development expenses accounted for 10% of revenues during fiscal 2006 and 8% during fiscal 2005. Expenses were $1,615,758 during 2006, representing an increase of $503,735 or 45% compared to expenses of $1,112,023 during 2005. During 2006, OIS focused its research and development efforts on new digital image capture products. OIS expects its research and development expenditures to increase. Outside consultants and MediVision currently conduct most of OIS’ research and development.

Other Income (Expense), net

Other income was $75,852 during 2006 compared to expenses of $187,342 during 2005. The 2006 amounts were comprised primarily of interest income, offset by fees paid to facilitate third party financing arrangements for certain customers in connection with sales of OIS’ products. The 2005 amounts were comprised of interest expense associated with the convertible notes to Laurus, and financing fees, interest income related to the note receivable with MediVision, and debt financing amortization of costs associated with the Laurus convertible notes.

The financing arrangements are the result of tri-party arrangements with OIS’ customers and an intermediary lender. In substance these transactions allow the customer to obtain financing from an intermediary lender to pay amounts due to OIS. OIS incurs these financing costs to expedite payment and lessen the necessary collection efforts. In these transactions, OIS records fee expense for the difference between the face value of the receivable due from its customer and the discounted amount that it accept as full payment from the intermediary lender.

Income Taxes

At December 31, 2006 and 2005, management reviewed recent operating results and projected future operating results. At the end of each of these years, management determined that it was more likely than not that a portion of the deferred tax assets attributable to net operating losses would not likely be realized. Due to OIS’ limited history of profitable operations, management recorded a valuation allowance at December 31, 2006 and 2005. At December 31, 2005, OIS’ valuation allowance was $3,069,000. During 2006, OIS reduced its valuation allowance significantly to $2,085,000. The amount of the valuation allowance will be adjusted in the future if management determines that it is more likely than not the deferred assets will be realized.

During the fourth quarter of 2006, management reviewed the IRC section 382 limitation calculation within the federal net operation loss calculation, and determined that the stock price used to calculate the fair market value of OIS at that time did not reflect the true fair value. Upon further analysis and research, management used a range before and after the change of ownership to get an average stock price that more accurately reflects OIS’ fair value at the time. This increased OIS’ federal net operating loss carryover from approximately $2,028,000 to approximately $4,877,000 which expires between 2007 and 2020. OIS has no net operating loss carryforward for California state income tax purposes. In 2006, OIS used the federal tax credit carryforward of approximately $175,000. Due to changes in ownership which occurred in prior years, Section 382 of the Code provides for significant limitations on the utilization of net operating loss carryforwards and tax credits. As a result of these limitations, a portion of these loss and credit carryovers may expire without being utilized.

OIS reclassified the net operating loss amount and valuation allowance in its financial statements for presentation purposes to reflect the revised estimate of available federal NOL. The 2005 net operating loss carryforward increased from $1,019,000 to $1,988,000. This increased OIS’ deferred tax asset from $3,242,000 to $4,211,000, which increased OIS’ valuation allowance from $2,100,000 to $3,069,000.

Net Income

OIS reported net income of $2,250,759, or $0.14 basic earnings per share and $0.13 diluted earnings per share during 2006, compared to net income of $1,755,254, or $0.12 basic earnings per share and $0.11 diluted earnings per share during 2005. Earnings per share is calculated in accordance with Financial Accounting Standards No. 128 (see Note 1 of Notes to Financial Statements included in Item 7 of this Form 10-KSB).

The results of operations for 2006 reflect the positive impact of OIS’ ongoing attention and resources to core marketing, selling, corporate operations and cost reduction measures. Growing sales of OIS’ digital angiography products and informatics solutions reflect the market’s acceptance of these products and OIS’ ongoing quality improvements to products to meet customers’ requirements. There can be no assurance, however, that there will be continued market acceptance of OIS’ products or that any continued market acceptance will result in significant future unit sales or revenue contribution.

Export Sales

Revenues from sales to customers located outside of the United States accounted for approximately 5% and 9% of OIS’ net sales for 2006 and 2005, respectively. Sales to MediVision, included in these totals, accounted for approximately 47% or $376,000 and 63% or $786,000 for 2006 and 2005, respectively.

Balance Sheet

OIS’ assets increased by $4,020,061 as of December 31, 2007 as compared to the December 31, 2006. There was an increase in cash and equivalents of $1,466,428 generated primarily from funds raised through a convertible loan of $2,579,371, profitable operations from the previous 12 months of $1,552,616, offset by advances to MediVision of ($1,050,191), expenses related to the possible merger with MediVision of ($527,327), and prepaid products to MediVision of ($400,000). The increase in OIS’ assets was also due to an increase in receivables from related parties of $1,383,522, an increase in prepaid products to MediVision of $400,000, and capitalized costs related to the possible merger with MediVision of $527,327.

OIS’ liabilities increased by $2,056,699 mainly due to a new convertible loan described above to qualified institutional buyers of $2,579,371, offset by a decrease in customer deposits of ($255,334) and potential commission owed to employees of ($156,933).

OIS’ stockholders’ equity increased by $1,963,362 due to net income from the previous 12 months of $1,552,616, exercise of employee stock options of $219,642 and additional paid in capital related to the financing agreement with the qualified institutional buyers described above of $191,104.

Liquidity and Capital Resources

OIS’ operating activities provided cash of $639,614 during 2007 as compared to generating cash of $1,535,056 during 2006. The cash provided by operations during 2007 was substantially due to net income for the period of $1,552,616, offset by prepaid products to MediVision for the Electro-Optical unit of ($400,000), prepaid vendors of ($278,728), and a decrease in customer deposits of ($255,334).

Net cash used in investing activities was $924,827 during 2007 versus $364,796 during 2006. OIS’ primary investing activities consisted of costs related to the possible merger with MediVision of $527,327, the acquisition of AcerMed software of $90,815, licensing rights of $75,000, patents of $31,407 and capital asset acquisitions such as software upgrades, phone system and tradeshow booth improvements of $200,278.

OIS generated cash of $1,751,640 in financing activities during 2007 as compared to $1,052,891 during 2006. The cash generated in financing activities during 2007 was principally from proceeds from a convertible loan with the Tail Wind Fund $2,579,371, offset by an advance to MediVision of $1,050,191. The cash generated in financing activities during 2006 was principally from repayment of the note receivable from MediVision and the exercise of warrants by Laurus Master Fund. On December 31, 2007, OIS’ cash and cash equivalents were $7,630,284. Management anticipates that additional sources of capital beyond those currently available to it may be required to continue funding of research and development for new products and selling and marketing related expenses for existing products.

OIS will continue to evaluate alternative sources of capital to meet its cash requirements, including other asset or debt financing, issuing equity securities and entering into other financing arrangements. There can be no assurance, however, that any of the contemplated financing arrangements described herein will be available and can be obtained on terms favorable to OIS.

Material Agreements

On June 28, 2006, OIS and MediVision entered a License and Distribution Agreement whereby MediVision appointed OIS to be its exclusive distributor of a new digital imaging system in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, OIS paid $273,808, consisting of a cash payment of $200,000, and recognition of $73,808 of research and development advances made in previous periods. Payments made under this agreement for exclusive distribution rights have been capitalized and will be amortized over the term of the agreement. Additionally, OIS is obligated to pay advances totaling $460,000 based on the completion of certain phases of development of the new digital imaging system and the completion of certain documents. OIS also granted MediVision a license to use its OIS WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein and a license to use its patents to develop the new digital imaging system and fulfill its obligations under this Agreement. OIS’ foregoing appointment as an exclusive distributor is conditional upon the payment of the advance and MediVision’s successful completion of the engineering, mass manufacture, and supply of the new digital imaging system, which has specifically dedicated features for the retinal market, in accordance with the technical specifications contained in the agreement. On September 21, 2006, OIS paid $160,000 based on the completion of the first milestone in the agreement.

The advanced funds will be recovered as OIS purchases new digital imaging systems in accordance with the specified quotas. The quotas mandate that OIS purchase a minimum amount of the new digital imaging systems each year. If OIS fails to satisfy the quota obligation, then it may pay MediVision the gross profit on the shortfall units to maintain exclusivity in the agreed upon territory. If no such shortfall payment is made, such failure to meet the quota will constitute a material breach and MediVision may terminate the exclusivity provision or the entire agreement. Either party may terminate the agreement with at least 6 months prior written notice, provided that, OIS meets the purchase quotas.

Under this Agreement, OIS may not deal in the new digital imaging system outside the agreed upon territory. Moreover, excluding its current products or products derived from its current products, OIS may not deal in products that compete directly with the new digital imaging system or represent or provide services to a company which has a product or products that compete with the new digital imaging system.

Under this Agreement, excluding intellectual property rights, neither party is entitled to damages as a result of loss of use, sales or profits, or any special, indirect, incidental, or consequential loss or damage. Moreover, MediVision will not be liable to OIS in connection with any patent infringement claim in certain instances whereby (1) the new digital imaging system is combined with another device not manufactured by MediVision, (2) the new digital imaging system is used in way other than for which it was designed, and (3) the new digital imaging system is modified by OIS or a third party.

On April 19, 2007, OIS entered into an addendum to the License and Distribution Agreement with MediVision whereby OIS agreed to extend certain deadlines as specified in the original Agreement and provide additional financing for the engineering of the Electro-Optical Unit in the form of a loan to MediVision in an aggregate amount of up to $800,000, represented by a promissory note. OIS will provide portions of the loan in various monthly sums as needed in accordance with the budget and schedule beginning in April 2007 for amounts budgeted from January 2007 through December 2007.

The Loan will incur interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made 24 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under the Addendum or the related Promissory Note or Security Agreement, the principal and interest outstanding on the Loan will become immediately due and payable.

The Loan is secured by shares of OIS’ common stock, owned by MediVision. The amount of shares pledged under the Loan will be calculated as the amount of the Loan, divided by the average closing price of OIS’ common stock for the ten business days prior to April 19, 2007, discounted by 25%.

If MediVision defaults on its repayment obligation as specified in the Addendum, OIS may seek repayment by foreclosing on the shares pledged as collateral or alternatively, OIS has the option to receive a portion of MediVision’s ownership interest in patent rights relating the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the Loan, which is in default at the time OIS exercises this option, multiplied by 25%.

During the period in which OIS provides this loan, it will be entitled to certain additional rights, including monthly progress reports, inspection of the facilities where the work is conducted on the Electro-Optical Units upon reasonable notice, testing prototypes of the Electro-Optical Units, and various decision-making powers such as changes to personnel and subcontractors.

Seasonality

OIS’ most effective marketing tool is the demonstration and display of its products at the annual meeting of the American Academy of Ophthalmology held during the fall of each year, with a significant amount of its sales orders generated during or shortly after this meeting. Accordingly, OIS expends a considerable amount of time and resources during the fourth quarter of the fiscal year preparing for this event.

Trends

OIS is unaware of any known trends, events or uncertainties that have or are reasonably likely to have a material impact on its financial condition, results from operations, or short or long-term liquidity.

Inflation

OIS believes that inflation has not had a material or significant impact on its revenues or results of operations.

Shareholders Communications

OIS’ board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances, the Chairman of OIS’ board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that are important for the directors to know. Shareholders who wish to send communications on any topic to OIS’ board should address such communications in care of the OIS’ Secretary, Ariel Shenhar, at 221 Lathrop Way, Suite I, Sacramento, California, 95815.

Results of Operations

Revenues

OIS’ revenues for the three months ended March 31, 2008 were $3,147,692, representing a 24% decrease from revenues of $4,160,380 for the three months ended March 31, 2007. The decrease in revenues between the quarters is due to a decrease of product sales in the three months ended March 31, 2008 of approximately $1,169,000, offset by an increase in service revenue of approximately $156,000.

Product sales accounted for approximately 73% and 84% of OIS’ revenue for the first quarters of 2008 and 2007, respectively. Service revenues for these products accounted for approximately 27% and 16% of OIS’ revenue for the first quarters of 2008 and 2007, respectively. The increase in service revenue is mainly derived from increases in OIS’ extended service contract revenue. The volume of extended service contracts sold continues to increase relative to total sales as OIS continues to educate its customers about the benefits of the contracts. This education process has been ongoing for the last five years and OIS’ service revenue increases as more customers buy extended service contracts. The other components of service revenue have stayed relatively constant. Total service revenue during the three months ended March 31, 2008 was comprised mostly of service contract revenue and the rest consists of non-warranty repairs and parts, and technical support phone billings for customers not under warranty.

Revenues from sales of OIS’ products to related parties was approximately $162,000 and $187,000 during the three month periods ended March 31, 2008 and March 31, 2007, respectively.

Gross Margins

Gross margins were approximately 51% and 58% during the three month period ended March 31, 2008 and March 31, 2007, respectively. Gross margins decreased due to the decrease in sales with fixed overhead costs.

Sales and Marketing Expenses

Sales and marketing expenses accounted for approximately 30% of total revenues during the first quarter of fiscal 2008 as compared to approximately 21% during the first quarter of fiscal 2007. Expenses increased to $944,009 during the first quarter of 2008 versus $887,334 during the first quarter of 2007, representing an increase of $56,675 or 6%. This increase was mainly due to the sales and marketing expenses from Abraxas.

General and Administrative Expenses

General and administrative expenses were $466,165 in the first quarter of fiscal 2008 and $521,029 in the first quarter of fiscal 2007, representing a decrease of $54,864 or 11%. Such expenses accounted for approximately 15% and 13% of revenues during the first quarters of 2008 and 2007, respectfully. The decrease was primarily due to lower legal expenses.

Research and Development Expenses

Research and development expenses were $436,978 in the first quarter of fiscal 2008 and $408,527 in the first quarter of fiscal 2007, representing an increase of $28,451 or 7%. Such expenses accounted for approximately 14% of revenues during the first quarter of 2008 and 10% of revenues during the first quarter of 2007. The increase in the first quarter of fiscal 2008 resulted from an increase in research and development done by MediVision of approximately $114,000, offset by the capitalization of new imaging software of approximately $80,000. OIS’ research and development expenses are derived primarily from its continued research and development efforts on new digital image capture products. Outside consultants and MediVision currently conduct most of OIS’ research and development activities.

Abraxas capitalized research and development efforts in the first quarter of fiscal 2008 related to the development of its software to get it ready to sell to the market.

Interest and other income (expense), net

Interest and other income (expense) were ($33,223) during the first quarter of fiscal 2008 versus $42,638 during the first quarter of fiscal 2007. The decrease is primarily due to the interest expense related to OIS’ new financing agreement with the Tail Wind Fund.

Income Taxes

Income tax expense was $1,286 during the first quarter of fiscal 2008 versus $4,439 during the first quarter of fiscal 2007.

OIS calculates a tax provision quarterly and assesses how much deferred tax asset is more likely than not to be used in the future. In determining whether OIS will more likely than not realize the deferred tax asset, OIS assesses the amount of its future capped net operating losses it will more likely than not be able to use.

Net Income

OIS recorded net loss of ($277,800) or ($0.02) per share basic and diluted earnings, for the first quarter ended March 31, 2008 as compared to net income of $653,143 or $0.04 per share basic and diluted earnings for the first quarter ended March 31, 2007.

Balance Sheet

OIS’ assets decreased by $245,355 as of March 31, 2008 as compared to December 31, 2007. This decrease was primarily due to a decrease in cash of ($2,070,794), offset by an increase in the note receivable from MediVision of $618,532, an increase in inventory of $348,166, the capitalization of a new software of $157,836, and the purchase of AcerMed software by Abraxas of $463,015 and the capitalization of the related development done on this product to get it ready for the market of $225,892.

OIS’ liabilities increased by $24,876 as of March 31, 2008 as compared to December 31, 2007 primarily due to the amortization of the discount related to a convertible loan described above to qualified institutional buyers.

OIS’ stockholders’ equity decreased by $270,231 as of March 31, 2008 as compared to December 31, 2007 primarily due to a decrease in retained earnings for the quarter.

OIS’ assets increased by $3,167,221 as of March 31, 2008 as compared to March 31, 2007. This increase was primarily due to advances to MediVision of $1,622,306, expenses related to the possible merger with MediVision of $584,178, an increase in inventory of $393,600, prepaid financing costs related to the Tail Wind financing agreement of $132,469, prepaid products to MediVision of $400,000, the capitalization of a new software of $232,836, and the purchase of AcerMed software by Abraxas of $553,830 and the capitalization of the related development done on this product to get it ready for the market of $225,892, offset by a decrease in cash of ($976,077).

OIS’ liabilities increased by $2,135,854 as of March 31, 2008 as compared to March 31, 2007 primarily due to a new convertible loan described above to qualified institutional buyers of $2,617,507, offset by a decrease of customer deposits of $177,680, and a decrease of warranty reserve of $337,450.

OIS’ stockholders’ equity increased by $1,031,368 as of March 31, 2008 as compared to March 31, 2007 primarily due to net income from the previous 12 months of $621,673, exercise of employee stock options of $218,591 and additional paid in capital related to the financing agreement with the qualified institutional buyers described above of $191,104.

Liquidity and Capital Resources

OIS’ operating activities used cash of $537,981 during the three months ended March 31, 2008 as compared to cash generated of $483,546 in the three months ended March 31, 2007. The cash used in operations during the first three months of 2008 was principally from an increase in inventory of ($348,166) and net income of ($277,800).

Cash used in investing activities was $959,899 during the first three months of 2008 as compared to $112,569 during the first three months of 2007. OIS’ investing activities consisted primarily of purchases of AcerMed software of $463,015, the related development to get the AcerMed software ready to sell of $225,892, and new imaging software of $157,836, costs related to possible merger with MediVision of $56,851 and furniture and miscellaneous software of $56,020. OIS anticipates continued research and development in connection with the AcerMed software to get it ready to sell to the market. OIS also anticipates that related expenditures, if any, will be financed from its cash flow from operations or other financing arrangements available to OIS, if any.

OIS used cash in financing activities of $572,914 during the first three months of fiscal 2008 as compared to cash generated of $732 during the first three months of fiscal 2007. The cash used in financing activities during the first three months of 2008 was principally from advances to related parties of $618,532, offset by amortization of discount and prepaid financing related to the note payable to the Tail Wind Fund of $29,722 and $15,896, respectively.

On March 31, 2008 OIS’ cash and cash equivalents were $5,559,490. Management anticipates that additional sources of capital beyond those currently available to OIS may be required to continue funding for research and development of new products and the continuation of the investment in Abraxas.

On October 29, 2007, OIS entered into a Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein, pursuant to which it issued to such purchasers (i) an aggregate of $2,750,000 in principal amount of its 6.5% Convertible Notes Due April 30, 2010 (the “Notes”), which Notes are convertible into 1,676,829 shares of OIS’ common stock, no par value, and (ii) warrants to purchase an aggregate of 616,671 shares of OIS’ common stock at an exercise price of $1.87 per share. OIS will use the proceeds from the issuance of the Notes for working capital and the continued funding of Abraxas. OIS anticipates that these notes will be repaid from its cash flow from operations over time or alternative future financing arrangements.

OIS will continue to evaluate alternative sources of capital to meet its growth requirements, including other asset or debt financing, issuing equity securities and entering into other financing arrangements. There can be no assurance, however, that any of the contemplated financing arrangements described herein will be available and, if available, can be obtained on terms favorable to OIS.

Off-Balance Sheet Arrangement

OIS has a Secured Debenture in favor of United Mizrahi Bank Ltd., in an amount of up to $2,000,000 (plus interest, commissions and all expenses). Under the Debenture, OIS guaranteed the payment of all the debts and liabilities of MediVision to United Mizrahi Bank. The Debenture is secured by a first lien on all of OIS’ assets. MediVision pledged 2,345,500 shares of OIS’ common stock it owns to OIS in order to secure the Debenture. The amount owed to the financial institution by MediVision and secured by OIS as of March 31, 2008 is approximately $2,000,000.

MANAGEMENT OF OIS

Directors and Executive Officers

Each director is elected for a one year term until the next annual meeting of shareholders and their successor is elected and qualified.

The following is a list of the names and ages of OIS’ directors and executive officers:

Name	Age	Position
Gil Allon	46	Director, and Chief Executive Officer
Ariel Shenhar	42	Director, Chief Financial Officer, and Secretary
Yigal Berman	59	Director
Jonathan Phillips	35	Director
William Greer	41	Director
Mark De Clerck	49	Director

Gil Allon (age 46), has served as a member of our Board of Directors since August 2000, as our acting Chief Executive Officer since September 2000 and as its Chief Executive Officer since January 2002. Mr. Allon is also a member of the Compensation, Option and Nomination Committees of our Board of Directors. Mr. Allon has served as the Vice President and Chief Operating Officer of MediVision from June 1993 until August 2000. Mr. Allon also served as a member of the Board of Directors of MediVision since MediVision’s inception in June 1993 through December 2004. Mr. Allon received his B.A. and M.Sc. in Computer Science, both with distinction, from the Technion Israel Institute of Technology in Haifa, Israel in May 1987 and December 1989, respectively, and his M.B.A. with distinction in Business Management from the University of Haifa in September 1999.

Ariel Shenhar (age 42), has served as a member of  OIS’ Board of Directors since August 2000, has served as its Vice President and Chief Financial Officer since July 2002, and as its Secretary since August 2002. Mr. Shenhar has also served as a member of the Board of Directors of MediVision from August 1994 through December 2004 and as its Vice President and Chief Financial Officer from January 1997 until May 2005. Mr. Shenhar served as a member of the Board of Directors of Fidelity Gold Real Estate Markets Ltd., an Israeli public company engaged in real estate, from 1994 to 1998, as an accountant at Nissan Caspi & Co. Certified Public Accountants in Jerusalem, Israel in 1996, and at Witkowski & Co. Certified Public Accountants in Tel Aviv, Israel from 1994 to 1995. Mr. Shenhar received his B.A. in Economics and Accounting in June 1992 and his M.B.A. in Finance, with distinction, in June 1999 both from the Hebrew University in Jerusalem, Israel, and has been a Certified Public Accountant since January 1997.

Yigal Berman (age 59), has served as a member of our Board of Directors since January 2005. Mr. Berman was appointed as Chairman of the Board of Directors in January 2005 as well as Chairman of each of the Audit, Compensation, Option and Nomination Committees of  OIS’ Board of Directors. Yigal Berman has also served as a member of the Board of Directors of MediVision from July 1996 through December 2004. In addition, since 1991, Mr. Berman has served as Vice President of Finance and Secretary of Intergamma Investment Ltd. Since 1989, Mr. Berman has served as a member of the Board of Directors of Delta Trading, the majority shareholder of MediVision. Mr. Berman received his B.A. in Economics and his M.B.A. in Business Management from the Tel Aviv University in Israel in April 1974 and December 1976, respectively.

Jonathan R. Phillips (age 35), has served as an independent director on OIS’ Board of Directors since August 2007. Mr. Phillips is currently a member of the Nomination, Audit and Compensation Committees of OIS’ Board of Directors. Since 2005, Mr. Phillips has been a Managing Director and Founder of Healthcare Growth Partners, a company that specializes in strategic and financial advisory services to healthcare technology companies. He also is currently on the Board of Directors of Streamline Health Solutions, a NASDAQ listed company, and serves on its audit and compensation committees. Prior to founding Healthcare Growth Partners, Mr. Phillips served for five years, from 2000 to 2005, as a healthcare investment banker at William Blair & Company and also at Deloitte Consulting specializing in projects for healthcare and non-healthcare clients. He received a Masters of Business Administration from Northwestern University.

William Greer (age 41), has served as an independent director on OIS’ Board of Directors since August 2007. Mr. Greer is currently a member of the Audit Committee of OIS’ Board of Directors. Since 2003, Mr. Greer has been the President and CEO of Evolved Digital Systems Inc. (TSE:EVD), a healthcare technology solutions company based in Montreal. Prior to joining Evolved Digital Systems, he served various senior finance and accounting positions for the Investment Products unit of CAN Insurance Company, RHI Management Solutions and Southern Financial. Additionally, Mr. Greer has worked at the accounting firms of William Crosslin, Sparks & Vaden and Kraft Bros., Esstman, Patton & Harrell. Mr. Greer received a Bachelor of Science from the University of Tennessee at Martin and was a scholarship recipient to the Graduate School of Banking of the South at Louisiana State University.

Marc De Clerck (age 49), has served as an independent director on OIS’ Board of Directors since February 2008. Mr. De Clerck is currently the head of the Global Business Growth Center of the Healthcare Business Group at Agfa Gevaert N.V., a Belgian company specializing in analog and digital imaging systems and IT solutions, mainly for the printing industry and the healthcare sector. He also serves as a director on Agfa’s board. Since 1983, Mr. De Clerck has served in various other positions within Agfa. Agfa holds a 19% ownership interest in MediVision Medical Imaging Ltd., our parent company. Mr. De Clerck has graduated with Masters Degrees in Civil Engineering in Electro-Mechanics and in Biomedical Techniques from Catholic University Louvain.

Executive Compensation

The following table shows the total compensation that OIS paid to its chief executive officer and chief financial officer for the last two fiscal years. Those positions were occupied by Gil Allon and Ariel Shenhar, respectively. No other executive officer received more than $100,000 in total compensation during the last two fiscal years. Therefore, for purposes of this disclosure, Mr. Allon and Mr. Shenhar are OIS’ only “named executive officers” for the last two fiscal years.

Summary Compensation Table

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total ($) (j)
Gil Allon (Chief Executive Officer)	2007	$209,808	$55,000(1)	-	-	-	-	$11,408(2)	$286,216
	2006	$183,558	$47,627	-	-	-	-	$9,616	$240,801
Ariel Shenhar (Vice President and Chief Financial Officer)	2007	$191,808	$50,000(3)	-	-	-	-	$11,408(4)	$258,216
	2006	$164,981	$43,035	-	-	-	-	$9,616	$217,632

(1)	Represents the bonus accrued in the financial statements. The bonus has been paid.
(2)	Represents automobile expenses OIS paid on behalf of Mr. Allon.
(3)	Represents the bonus accrued. The bonus has been paid.
(4)	Represents automobile expenses that OIS paid on behalf of Mr. Shenhar.

Employment Agreements

OIS entered into an employment agreement with Mr. Allon for his services as Chief Executive Officer on December 1, 2001 as amended. The agreement provides for an indefinite term. Mr. Allon is also eligible to participate in OIS’ health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the amended agreement upon six months advance notice. The current agreement sets Mr. Allon’s salary at $218,000, with a maximum bonus for 2007 of $65,000, effective June 18, 2007.

OIS also entered into an employment agreement with Mr. Shenhar for his services as Chief Financial Officer, commencing on July 22, 2002 Mr. Shenhar is also be eligible to participate in OIS’ health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the amended agreement upon six months advance notice. The current agreement sets Mr. Shenhar’s salary at $200,000, with a maximum bonus for 2007 of $55,000, effective June 18, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Outstanding Equity Award at Fiscal Year-end

Option Awards							Stock Award
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

Gil Allon	360,000				$0.406	4/9/2013				-

(Chief Executive Officer)	90,000				$0.681	10/22/2014

	20,000	13,333	(1)		$1.83	6/14/2016
		130,000	(2)		$0.82	12/19/2015
		130,000	(2)		$1.05	12/19/2015

Ariel Shenhar	200,000				$0.406	4/9/2013				-

(Vice President and Chief Financial Officer)		115,000	(3)		$0.82	12/19/2015
		115,000	(3)		$1.05	12/19/2015
	75,000				$0.681	10/22/2014

(1)	These options were granted to Mr. Allon’s spouse, Karin Alon, and vest equally over three years every six months (1/6 every 6 months) beginning on January 1, 2007.
(2)

These options vest equally over three years every six months (1/6 every 6 months) beginning on June 19, 2008. At December 19, 2007, 130,000 options were granted at a premium of 12% and 130,000 options were granted at a premium of 44%.

(3)

These options vest equally over three years every six months (1/6 every 6 months) beginning on June 19, 2008. At December 19, 2007, 115,000 options were granted at a premium of 12% and 115,000 options were granted at a premium of 44%.

Compensation of Directors

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)		Non-equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)

Gil Allon			-	$28,987	(1)	-	-	-	$28,957

Ariel Shenhar			-	$25,617	(2)	-	-	-	$25,617

William Greer	$7,777	(3)	-	$7,783	(4)	-	-	-	$15,460

Jonathon Phillips	$8,013	(5)	-	$7,683	(6)	-	-	-	$15,696

Yigal Berman	$4,911	(7)	-	-		-	-	-	$4,911

Michael Benoff	$38,825	(8)	-	-		-	-	-	$38,825

Merle Symes	$9,879	(9)	-	-		-	-	-	$9,879

(1)

On December 19, 2007, the Board granted Mr. Allon options to purchase 260,000 shares of OIS common stock, expiring on December 19, 2015. 130,000 these options are exercisable at $0.82 cents per share and the remaining 130,000 are exercisable at $1.05 per share. The options vest in six equal semi-annual installments, beginning June 19, 2008. At December 19, 2007, 130,000 options were granted at a premium of 12% and 130,000 options were granted at a premium of 44%.

(2)

On December 19, 2007, the Board granted Mr. Shenhar options to purchase 230,000 shares of OIS common stock, expiring on December 19, 2015. 115,000 these options are exercisable at $0.82 cents per share and the remaining 115,000 are exercisable at $1.05 per share. The options vest in six equal semi-annual installments, beginning June 19, 2008. At December 19, 2007, 115,000 options were granted at a premium of 12% and 115,000 options were granted at a premium of 44%.

(3)	Mr. Greer joined the board on August 22, 2007. He received approximately $7,777 for his services in relation to his services as a Director during the fiscal year 2007.
(4)

On December 19, 2007, the Board granted Mr. Greer options to purchase 60,000 shares of OIS common stock, expiring on December 19, 2015. 30,000 these options are exercisable at $0.82 cents per share and the remaining 30,000 are exercisable at $1.05 per share. The options vest in six equal semi-annual installments, beginning June 19, 2008.

(5)	Mr. Phillips joined the board on August 22, 2007. He received approximately $8,013 for his services in relation to his services as a Director during the fiscal year 2007.
(6)

On December 19, 2007, the Board granted Mr. Phillips options to purchase 60,000 shares of OIS common stock, expiring on December 19, 2015. 30,000 these options are exercisable at $0.82 cents per share and the remaining 30,000 are exercisable at $1.05 per share. The options vest in six equal semi-annual installments, beginning June 19, 2008.

(7)	Mr. Berman received reimbursement of out of pocket expenses related to physical board meetings
(8)

Mr. Benoff received approximately $14,350 for his services in relation to his services as a Director during the fiscal year 2007. Mr. Benoff received $24,475 for services rendered as a consultant to the Special Committee during the fiscal year 2007. Mr. Benoff resigned from the Board on August 22, 2007.

(9)

Mr. Symes received approximately $7,500 for his services, and $2,379 for reimbursable expenses, in relation to his services as a Director during the fiscal year 2007. Mr. Symes resigned from the Board on August 22, 2007.

Director Compensation Arrangements

OIS is obligated to pay Mr. Berman out of pocket expenses related to physical board meetings.

Pursuant to a letter agreement executed on August 31, 2007 between Mr. Greer and OIS, OIS agreed to the following in connection with his service as a director: (i) to pay Mr. Greer, in four equal quarterly installments, an annual retainer in the aggregate amount of $15,000 for attendance at up to three Board or Committee meetings per quarter, (ii) to pay Mr. Greer a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of three Board meetings per quarter.

Pursuant to a letter agreement executed on August 31, 2007 between Mr. Phillips and OIS, OIS agreed to the following in connection with his service as a director: (i) to pay Mr. Phillips, in four equal quarterly installments, an annual retainer in the aggregate amount of $15,000 for attendance at up to three Board or Committee meetings per quarter, (ii) to pay Mr. Greer a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of three Board meetings per quarter.

Pursuant to a letter agreement executed on June 25, 2004 between Mr. Benoff and OIS, OIS agreed to the following in connection with his service as a director: (i) to grant Mr. Benoff options to purchase up to 40,000 shares of OIS Common Stock, at a per share price not less than fair market value on the date of the grant, (ii) to pay Mr. Benoff, in four equal quarterly installments, an annual retainer in the aggregate amount of $6,000 for attendance at up to two Board meetings per quarter, (iii) to pay to Mr. Benoff a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of two Board meetings per quarter and reimbursement for related expenses. The above referenced options were granted by the Board in October 2004 at a per share exercise price of $0.68. On March 26, 2007, the compensation committee finalized an approval to increase Mr. Benoff’s annual retainer to $15,000 for attendance at up to two Board meetings per quarter, effective January 1, 2007. Mr. Benoff resigned from the Board on August 22, 2007.

Pursuant to a letter agreement executed on July 20, 2005 between Mr. Symes and OIS, OIS agreed to the following in connection with his service as a director: (i) to grant Mr. Symes options to purchase up to 40,000 shares of OIS common stock, at a per share price not less than fair market value on the date of the grant vesting over a three-year period, (ii) to pay Mr. Symes, in four equal quarterly installments, an annual retainer in the aggregate amount of $6,000 for attendance at up to two Board meetings per quarter, (iii) to pay Mr. Symes a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of two Board meetings per quarter and reimbursement for related expenses. The above referenced options were granted by the Board in August 2005 at a per share exercise price of $1.20. On March 26, 2007, the compensation committee finalized an approval to increase Mr. Symes annual retainer to $15,000 for attendance at up to two Board meetings per quarter, effective January 1, 2007. Mr. Symes resigned from the Board on August 22, 2007.

No standard arrangement regarding compensation of the directors has been adopted by the Board, and, except as noted above, OIS has not paid any director compensation.

Beneficial Ownership of Securities of OIS

The following table sets forth certain information regarding beneficial ownership of OIS’ common stock as of July 8, 2008 by (i) each person who “beneficially” owns more than 5% of all outstanding shares of common stock of OIS, (ii) each current director and the executive officer of OIS, and (iii) all directors and the executive officers of OIS as a group. Unless otherwise indicated, the address for each beneficial owner is 221 Lathrop Way, Suite I, Sacramento, California 95815.

	Before the Merger		After the Merger
Name of Beneficial Owner (1) (2)	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned

Management and the Board
Gil Allon	506,666 (1)(2)	3%	1,546,304 (3)	7%
Ariel Shenhar	313,333 (1)	2%	561,669 (4)	2.1%
Yigal Berman	-	-	99,627 (5)	*
Jonathan R. Phillips	10,000 (1)	*	10,000	*
William Greer, CPA	10,000 (1)	*	10,000	*
Marc De Clerck	-	-	-	-
John Moore	-	-	-	-
Uri Ram	-	-	-	-
Barry Stone	-	-	-	-
Noam Allon	-	-	1,641,851 (6)	7%

All directors and executive officers pre-merger as a group (6 persons)	839,999 (1)	5%	3,869,450	17%
All directors and executive officers post-merger as a group (10 persons)

5% Shareholders
MediVision Medical Imaging Ltd. P.O. Box 45, Industrial Park Yokneam Elit 20692 Israel	9,381,843 (7)	56%	-	-
Healthinvest Partners Arsenalsgatan 4 SE-111 47 Stockholm Sweden	1,252,397	7%	1,252,397	5%

	Before the Merger		After the Merger
Name of Beneficial Owner (1) (2)	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Wasatch Advisors 150 Social Hall Ave, 4th Floor Salt Lake City, UT 84111	995,690	6%	995,690	4%
Agfa Gevart N.V. Septestraat 27, 2640 Mortsel – Belgium	-	-	2,195,770 (8)	10%
Delta Trading and Services (1986) Ltd Abba Even 16 Boulevard, Herzelia	-	-	5,926,456 (9)	26%
Shlomo Allon (10) Shvedia 31 St. Haifa 34980	-	-	651,211 (11)	3%

_________________

* Represents less than 1%

(1)	Represents shares subject to stock options exercisable within 60 days from July 8, 2008.
(2)	Includes indirect beneficial ownership by spouse of stock options to purchase 53,333 shares.
(3)	Includes 542,256 ordinary shares and options to purchase 84,032 ordinary shares of MediVision.
(4)	Includes 49,568 ordinary shares and options to purchase 100,032 ordinary shares of MediVision.
(5)	Includes options to purchase 60,016 ordinary shares of MediVision.
(6)	Includes 542,256 ordinary shares, options to purchase 200,032 ordinary shares, and a convertible loan convertible into 246,779 ordinary shares of MediVision.
(7)	Includes 2,139,360 ordinary shares and a convertible loan convertible into 2,514,164 shares of MediVision, and 9,381,843 of OIS pledged as security in a bank loan.
(8)	Includes 1,322,753 ordinary shares of MediVision.
(9)	Includes 2,139,360 ordinary shares of MediVision and a convertible loan convertible into 1,437,647 ordinary shares of MediVision.
(10)	Sholomo Allon is Gil and Noam Allon’s father.
(11)	Includes 392,296 ordinary shares of MediVision.

Description of OIS Share Capital

OIS’ authorized capital stock consists of 35,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share. As of July 8, 2008, OIS had 16,866,831 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of OIS’ capital stock.

Common Stock

The holders of outstanding shares of OIS’ common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon OIS’ liquidation, dissolution or winding up, the assets legally available for distribution to OIS’ stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of OIS’ debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of OIS’ common stock are issued, the relative interests of existing stockholders may be diluted.

Preferred Stock

Preferred stock may be issued from time to time in one or more series, and OIS’ board of directors, without action by the holders of common stock, may fix or alter the price, voting rights, redemption provisions, dividend rights, dividend rates, claims to OIS’ assets superior to those of holders of OIS’ common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of OIS’ outstanding common stock.

Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of OIS’ common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stock shareholders from initiating a change in control of OIS or reduce the rights of common shareholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of OIS’ common stock.

OIS’ Compliance with Section 16(a) of the Exchange Act

Section 16 (a) of the Exchange Act requires OIS’ directors, executive officers and holders of more than 10% of OIS common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of its equity securities.

To OIS’ knowledge, based solely on review of the Forms 3 and 4 furnished to OIS during the year ended December 31, 2007, OIS’ acting officers, directors and holders of more than 10% of OIS’ outstanding common stock complied with all Section 16(a) filing requirements, except as follows: Mr. Phillips failed to timely file one Form 3 on August 28, 2007 reporting no transactions; and Mr. Greer failed to timely file one Form 3 on August 28, 2007 reporting no transactions. OIS was not furnished any Forms 5 with respect to fiscal 2007.

Certain Relationships and Related Transactions of OIS

Related Party Transactions

In January 2004, OIS entered into a services agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Noam Allon, a former Director of OIS, served on the Board until December 2004. Under the terms of the agreement, MS provides services to OIS primarily in the business development field in ophthalmology, including business cooperation, mergers and acquisitions, identifying and analyzing new lines of business and defining new product lines or business opportunities to be developed. All services provided by MS are performed solely by Noam Allon.

In consideration for the services provided, OIS agreed to pay MS a monthly sum of $3,300, increased to $4,000 beginning September 1, 2005. In addition, as of September 1, 2005, MS is to be paid a yearly performance bonus of up to $10,000 upon achievement of goals under the terms of the agreement as determined by MS, Noam Allon and OIS’ Chairman of the Board. During the year ended December 31, 2005, MS earned fees of $42,400. MS was paid out $30,400 out of the $42,400 and the remainder remains accrued, and not yet paid, as of December 31, 2007. During the year ended December 31, 2006, MS earned fees of $48,000. This amount remains accrued, but not paid as of December 31, 2007. During the year ended December 31, 2007, MS earned fees of $36,000. This amount remains accrued, but no paid as of December 31, 2007.

On June 28, 2006, OIS and MediVision, its parent company, entered into a Loan and Security Agreement, amended on January 30, 2008, whereby OIS agreed to provide MediVision with a credit line of up to $200,000 upon their request for working capital. Interest will accrue on this note at 8% per annum. MediVision has pledged as collateral for this agreement, and the $1,350,000 note described below, an aggregate 3,604,651 shares of OIS common stock. The number of shares was calculated using the amount of loan given to MediVision divided by $0.43, the average closing price of OIS common stock for the ten business days prior to January 30, 2008, less a 25% discount. As of March 14, 2008, $200,000 was outstanding on this loan.

OIS also entered into a Research and Development Services Agreement and a Distribution Agreement with MediVision, and a Distribution Agreement with CCS, an affiliate. During 2007, OIS paid MediVision $1,397,000 for research and development performed on its behalf and sales of products to MediVision totaled approximately $608,000. Sales derived from product shipments to MediVision are made at transfer pricing which is based on similar volume discounts that would be available to other resellers or distributors of OIS’ products.

As of December 31, 2007, under the Distribution Agreement with CCS, OIS recorded approximately $36,000 of amounts due from CCS. During 2007, sales to CCS under the Distribution Agreement totaled approximately $170,000.

On June 28, 2006, OIS and MediVision entered into a License and Distribution Agreement. This agreement was amended on April 9, 2007, September 25, 2007, and January 30, 2008. Under this agreement, OIS agreed to lend MediVision up to $1,350,000, bearing interest at 8% per annum. MediVision has pledged as collateral for this note, and the $200,000 loan and security agreement described above, an aggregate 3,604,651 shares of OIS common stock. For the fiscal year ended December 31, 2007, (1) the largest aggregate amount of principal outstanding was $1,013,460, (2) MediVision paid none of the principal outstanding, (3) MediVision paid no interest. As of March 14, 2008, MediVision owed OIS $1,263,460 under this agreement, as amended.

(b)	Parent Information

MediVision is OIS’ parent company based on its 56% ownership of OIS common stock.

Pursuant to certain agreements between Agfa and MediVision, MediVision must receive Agfa’s approval when voting upon proposals that concern the sales of OIS or substantially all of OIS’ assets and to issue stock at levels that require shareholder approval.

(c)	Directors

Yigal Berman, Jonathan Phillips, and William Greer are independent directors as defined by the Nasdaq Marketplace Rules. Gil Allon, who is not an independent director, is a member of the Compensation, Option and Nomination Committees of OIS’ Board of Directors.

Corporate Governance of OIS

Certain Information about OIS’ Board of Directors and its Committees of the Board

OIS’ board of directors is responsible for the management of OIS. During the fiscal year ended December 31, 2007, the Board of Directors held fourteen (14) meetings and acted by unanimous written consent three (3) times. OIS’ board has established the audit, nominations, and compensation committees.

Two (2) members of the board attended OIS’ 2007 annual meeting of shareholders.

Audit Committee

The functions of OIS’ Audit Committee (the “Committee”) include the nomination of independent auditors for appointment by the board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with its financial management and independent auditors to review matters relating to internal accounting controls, OIS’ accounting practices and procedures, and other matters relating to OIS’ financial condition; and to report to the board periodically with respect to such matters. The Committee does not have a written charter. The Committee currently consists of William Greer, Jonathan R. Phillips, and Yigal Berman. The former two were appointed in 2007. The Audit Committee is composed of independent directors. During 2007, the Committee held four (4) meetings and acted by written consent two (2) times. The Audit Committee was established in accordance with Section 3(a)(58) of the Exchange Act.

Nominating Committee

The function of the Nominating Committee is to nominate directors to the Board of Directors. The Nominating Committee currently consists of Gil Allon, William Greer, and Yigal Berman. The Nominating Committee held one (1) meeting during 2007. The Nominating Committee does not have a written charter. The duties and responsibilities of the Nominating Committee include overseeing the Board evaluation process which includes conducting periodic evaluations of the performance of the Board as a whole, reviewing the composition and size of the Board and determining the criteria for Board membership, evaluating the performance of Board members eligible for re-election, and recommending the Director nominees for election to the Board by the shareholders at the annual meeting of shareholders, identifying, considering, and recommending candidates to fill new positions or vacancies on the Board, and reviewing any candidates recommended by shareholders in accordance with OIS’ Amended and Restated Bylaws (in performing these duties, the Nominating Committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm’s fees and other retention terms), evaluating director compensation, consulting with outside consultants, as appropriate, and making recommendations to the Board regarding director compensation, and making recommendations for continuing education of Board members.

The rules of the SEC require that OIS, because it is not listed on any national securities exchange, must choose a definition of director “independence” for purposes of determining which directors are independent. OIS has chosen to follow the definition of independence as determined by The Nasdaq National Market (“NASDAQ”). Pursuant to NASDAQ’s definition, all of the members of the Nominating Committee, except for Gil Allon are considered independent. The Board has determined that despite the fact that Gil Allon is not considered independent for this purpose, he nonetheless is an important addition to the Nominating Committee by virtue of his experience and qualifications.

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by committee members.

In deciding whether to include a candidate in the Board’s slate of recommended director nominees, the Nominating Committee will look at criteria including the candidate’s integrity, business acumen, knowledge of OIS’

business and industry, experience, independence, and the ability to act in the interests of all shareholders. The Committee does not assign specific weight to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. OIS believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Nominating Committee for consideration as director candidates by submitting their names to the Nominating Committee, c/o OIS’ Secretary, Ariel Shenhar, at 221 Lathrop Way, Suite I, Sacramento California, 95815, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Shareholders may also directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth under “Shareholder Proposals” above.

Compensation Committee

The function of the Compensation Committee is to review and recommend to the Board of Directors the appropriate compensation of OIS’ executive officers. The Compensation Committee currently consists of Gil Allon, Jonathan Philips, and Yigal Berman. The Compensation Committee held three (3) meetings during 2007.

Audit Committee Report

OIS’ Committee has reviewed and discussed with OIS’ management and Perry-Smith LLP, OIS’ independent registered public accounting firm, its audited financial statements as of December 31, 2007 (the “Audited Financial Statements”).

The Committee has discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61, has received and reviewed the written disclosures and the letters from Perry-Smith LLP required by Independence Standards Board Standard No. 1, and OIS has discussed with such firm its independence from OIS. OIS has also discussed with its management and Perry-Smith LLP such other matters and received such assurances from them as it deemed appropriate.

OIS’ management is responsible for OIS’ internal controls and the financial reporting process. Perry-Smith LLP is responsible for performing an independent audit of OIS’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the reports of Perry-Smith LLP with respect to the Audited Financial Statements, and relying thereon, OIS’ Audit Committee has recommended to OIS’ board of directors the inclusion of the Audited Financial Statements in OIS’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

Audit Committee
Yigal Berman, Audit Committee Chair
William D. Greer, Audit Committee Member
Jonathan R. Phillips, Audit Committee Member

BUSINESS INFORMATION OF MEDIVISION

Description of MediVision’s Business

General

MediVision was incorporated under the laws of the State of Israel in June 1993 under the name Medical Imaging Tools Ltd. and changed its name to MediVision Medical Imaging Ltd. in July 1993. MediVision is engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by practitioners in the ocular health field. MediVision’s products are used for a variety of standard diagnostic test procedures performed in most eye care practices.

On May 31, 2000, MediVision successfully completed an initial public offering, raising 5 million Euros on the Euronext exchange in Brussels (EURO.NM: MEDV).

In August 2000, MediVision acquired a majority stake in OIS. Prior to the acquisition, OIS was MediVision’s largest competitor in the U.S. market. Shortly after the acquisition of OIS, MediVision was appointed by OIS to be its exclusive distributor of certain of OIS’ products in Europe, Africa, Israel and India. As a consequence of this distribution agreement, MediVision’s sales are composed of OIS products. Market penetration of MediVision’s current products is aimed at points of care such as hospitals, clinics, and physicians in private practice in developed countries. MediVision’s main marketing efforts have to date largely been focused on the Western European market. MediVision has distribution arrangements with a number of distributors in Holland, Greece, Denmark and the United Kingdom. MediVision also markets and sells its products in Germany and Belgium via their subsidiary and branch office accordingly.

In September 2001, MediVision and Agfa–Gevaert N.V. Corporation (“Agfa”) signed an agreement pursuant to which Agfa acquired a minority interest in MediVision. Agfa has invested $2.5 million in consideration for approximately 19% of MediVision’s issued share capital. Agfa and MediVision jointly develop, promote and market a combined, integrated Ophthalmic Picture Archive Communications System (“PACS”).

As of July 1, 2004, MediVision holds 54% of the common stock of CCS Pawlowski GmbH (“CCS”), a leading German company in the field of ophthalmic imaging. In July 2005, MediVision increased its holdings in CCS by an additional 9% and reached 63% holdings in CCS. As of March 2007, MediVision opened a Branch office in Belgium for selling and servicing its products in the Belgian market, and supporting the sales activity in the French market.

MediVision’s objective is to become a leading provider of a diverse range of complimentary ophthalmic products and services for the ocular health care industry. MediVision is currently focusing its development efforts on more sophisticated systems for Ophthalmologists introducing additional diagnostic functions.

The headquarters of MediVision are located in Yokneam-Elit, a town situated close to Haifa, Israel. The MediVision facility accommodates corporate functions, most of the R&D activities, and management of domestic and European and International sales.

Management’s Discussion and Analysis of the Financial Condition and Results of Operations of MediVision

The following discussion is based upon, should be read in conjunction with and is qualified by MediVision’s consolidated financial statements and the accompanying notes thereto included elsewhere in this proxy statement/prospectus. MediVision’s financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS), which differ from financial statements prepared in accordance with U.S. GAAP. The following discussion includes certain forward-looking statements. For a discussion of important factors, including the continuing development of MediVision’s business and other factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements.”

General

MediVision is primarily engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancements and analysis software and related products and services for use by practitioners in the ocular healthcare field. The principal markets of MediVision are located in the United States.

On August 18, 2000, MediVision acquired 73% of the voting shares of OIS. The consideration for the acquisition, paid in cash, was approximately $2,575,000. Goodwill arising on the acquisition amounted to approximately $4,819,000. In June 2003, MediVision’s investment in OIS increased to 85% due to the conversion of a convertible promissory note. Since then, MediVision’s investment in OIS decreased to 56% due to the selling of shares and options exercised by the minority interest.

Effective July 1, 2004, MediVision acquired 54% of the voting shares of CCS Pawlowski GmbH (“CCS”), a Company incorporated in Jena, Germany. CCS designs, develops, manufactures and markets ophthalmic digital imaging and image enhancement systems. The consideration for the acquisition was approximately $845,000, of which approximately $813,000 was paid in cash, and the balance of approximately $32,000 by transfer of shares of MediVision’s US subsidiary, OIS.

In July 2005, MediVision increased its holdings in CCS by an additional 9% in consideration of Euro 1 thousand and reached a 63% holding in CCS. MediVision had an option to reach up to an 80% holding in CCS until January 2007. MediVision did not exercise this option.

In October 2001, MediVision signed an agreement with Agfa Gevaert N.V. for Agfa to acquire a minority interest of MediVision. This created an alliance for joint development and marketing of an integrated, digital Ophthalmology PACS solution. These marketing efforts are anticipated to be implemented first in the US market, and are to include efforts by OIS. The extent and focus of future research and development efforts will depend, in large, on direction from MediVision, including potential collaborative projects between OIS and MediVision.

At December 31, 2007, MediVision had stockholders’ equity of approximately $9,723,000 and MediVision’s current assets exceeded MediVision’s current liabilities by approximately $4,628,000.

There can be no assurance that MediVision will be able to achieve or sustain significant positive cash flows, revenues or profitability in the future.

OIS Transactions

In respect with OIS’ secured Debenture in an amount of $2,000,000 in favor of United Mizrahi Bank, MediVision pledged 2,345,500 shares of OIS common stock MediVision owns in favor of OIS in order to secure the Debenture. The amount owed to United Mizrahi Bank by MediVision and secured by it as of December 31, 2007 and July 8, 2008 was approximately $2,000,000.

As of December 31, 2007 and July 8, 2008, the total number of shares securing the promissory note under the Loan Agreement and the Debenture is 7,036,363 and 2,345,500, respectively, for a total of 9,381,843 out of the 9,381,843 shares of OIS common stock owned by MediVision.

License and Distribution Agreement

On June 28, 2006, MediVision and OIS entered a License and Distribution Agreement (the “License and Distribution Agreement”) whereby MediVision appointed OIS to be its exclusive distributor of a new digital imaging system, the Electro-Optical Unit, currently being developed, in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, among other things, OIS granted MediVision a license to use OIS’ WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein and a license to use OIS patents to develop the Electro-Optical Unit and fulfill MediVision’s obligations under this agreement. OIS foregoing appointment as an exclusive distributor is conditional upon the payment of the $460,000 advance and MediVision’s successful completion of the engineering, mass manufacture, and supply of the Electro-Optical Unit, which has specifically dedicated features for the retinal market, in accordance with the technical specifications contained in this agreement. On September 21, 2006, OIS paid $160,000 based on the completion of the first milestone in the agreement. On June 20, 2007, OIS paid $150,000 based on the completion of the second milestone in the agreement. These milestone payments were attributed as partial payment of the $460,000 in advances OIS agreed to pay.

From April 9, 2007 through June 30, 2008, OIS and MediVision entered into a series of addendums to the License and Distribution Agreement, whereby OIS agreed to loan MediVision funds for the engineering of the Electro-Optical Unit. As of the current date, OIS has agreed to loan MediVision up to $1,600,000. The loan incurs interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made in 36 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under License and Distribution Agreement, as amended, or the related promissory note or security agreement issued with the License and Distribution Agreement and its addendums, the principal and interest outstanding on the loan will become immediately due and payable. The loan is secured by shares of OIS common stock, owned by MediVision. The amount of shares pledged under the loan was calculated using the amount of the loan, $1,453,460 divided by $0.28, the average closing price of OIS common stock for the ten business days prior to June 30, 2008, less a 25% discount. If MediVision defaults on its repayment obligation as specified in the License and Distribution Agreement, as amended, OIS may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, OIS has the option to receive a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the loan, which is in default at the time OIS exercises this option, divided by 1,453,460, multiplied by 42.1875%.

As of December 31, 2007, MediVision’s principal outstanding under the License and Distribution Agreement, as amended, is $1,013,460. As of July 8, 2008, MediVision’s principal outstanding under the License and Distribution Agreement, as amended is $1,453,460. MediVision has pledged as collateral for this note, and the $604.,992 loan and security agreement described below, an aggregate 7,036,343 shares of OIS common stock.

Loan and Security Agreement

On January 30, 2008, OIS also entered into a Loan and Security Agreement with MediVision whereby OIS agreed to lend to MediVision up to $200,000 upon their request for working capital. Interest will accrue on this note at 8% per annum. The loan is secured by MediVision’s shares in OIS common stock. The number of shares was calculated using the amount of loan given to MediVision divided by $0.43, the average closing price of OIS common stock for the ten business days prior to January 30, 2008, less a 25% discount.

On March 31, 2008, OIS also entered into an addendum to the Loan and Security Agreement with MediVision in order to provide additional financing for working capital. This addendum amends the working capital agreement entered into on January 30, 2008. Under this addendum, OIS agreed to increase the working capital amount from up to $200,000 to an aggregate amount of up to $550,000. Interest will accrue on this note at 8% per annum. The loan is secured by MediVisions shares in OIS common stock. The number of shares will be calculated using the amount of loan given to MediVision divided by $0.27, the average closing price of OIS common stock for the ten business days prior to March 31, 2008, less a 25% discount.

On June 30, 2008, OIS entered into another addendum to the Loan and Security Agreement with MediVision in order to provide additional financing for working capital. This addendum amends the working capital agreement entered into on March 31, 2008. Under this addendum, OIS agreed to increase the working capital amount from up to $550,000 to an aggregate amount of up to $700,000. Interest will accrue on this note at 8% per annum. The loan is secured by MediVision’s shares in OIS common stock. The number of shares will be calculated using the amount of loan given to MediVision divided by $0.28, the average closing price of OIS common stock for the ten business days prior to June 30, 2008, less a 25% discount.

As of July 8, 2008, MediVision’s principal outstanding under this Loan and Security Agreement is $604,992.

Critical Accounting Policies

The consolidated financial statements of MediVision have been prepared in accordance with International Financial Reporting Standards (IFRS).

The consolidated financial statements have been prepared on the historical cost basis except for certain items that are measured at fair value.

Financial statements in U.S. Dollars

1. The majority of Medivision and its subsidiaries’ (the “Group”) sales are denominated in Dollars and the majority of the Group’s costs are incurred in Dollars or linked thereto. Accordingly, MediVision has determined the Dollar as the currency of its primary economic environment, and thus as its functional and presentation currency in accordance with IAS 21.

The financial currency of a certain subsidiary is the Euro, which is the currency of the economic environment in which that subsidiary operates. Gains and losses from the translation of the subsidiary’s financial statements to dollars are reflected in shareholders’ equity under “foreign currency translation differences”.

2. Transactions and balances originally denominated in Dollars are presented at their original amounts. Balances in non-Dollar currencies are translated into Dollars using historical and current exchange rates for non-monetary and monetary balances respectively. For non-Dollar transactions reflected in the statement of operations, the exchange rates prevailing at the date of the transaction are used. Depreciation and changes in inventories deriving from non-monetary items are based on historical exchange rates.

All transaction gains and losses from the above translation are reflected in the statement of operations in financial expenses, net.

Principles of consolidation

The consolidated financial statements include the accounts of MediVision and its subsidiaries. Inter-company transactions and balances, including profits from inter-company sales not yet realized outside the Group, have been eliminated upon consolidation.

Acquisitions of subsidiaries are included in the financial statements using the purchase method of accounting. Subsidiaries are consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the group. The financial statements of subsidiaries are prepared for the same reporting periods as MediVision, using consistent accounting policies. Adjustments are made to conform to any dissimilar accounting policies that may exist.

Business Combinations and Goodwill

Goodwill represents the excess of the cost of the acquisition over the fair value of identifiable net assets of a subsidiary at the date of acquisition. Goodwill arising from the purchase of OIS (for which the agreement date was prior to March 31, 2004) was amortized on a straight-line basis over its useful economic life of 20 years. Goodwill is stated at cost less accumulated amortization at December 31, 2004, and any impairment in value.

In accordance with the transition provisions of IFRS 3, the Group has ceased amortizing goodwill commencing on January 1, 2005. IFRS 3 requires the Group to test goodwill for impairment annually at the cash generating unit level (unless an event occurs during the year which requires the goodwill to be tested more frequently). MediVision has not recorded any important losses with respect to its annual goodwill test, in the reported periods.

Long-Term Employee Benefit

MediVision’s liability for employee rights upon retirement with respect to its Israeli employees is calculated, pursuant to Israeli severance pay law, based on the most recent salary of each employee multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment, or a portion thereof. MediVision makes monthly deposits to insurance policies and severance pay funds. The liability of MediVision is fully provided for.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn upon the fulfillment of the obligation pursuant to Israeli severance pay laws or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits.

The liability for employee rights upon retirement in respect of the employees of the non-Israeli subsidiaries of MediVision, is calculated on the basis of the labor laws of the country in which the subsidiary is located and is covered by an appropriate accrual.

Revenue Recognition

Revenue is recognized when the significant risks and rewards of ownership have passed to the buyer and the amount of revenue can be measured reliably.

The multiple components of the Group’s revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for product shipment, installation and training services, and service contracts based on performance or contract period.

Revenues from sales of products are recognized upon shipment to customers, provided that no significant vendor obligations remain, acceptance has occurred and the collection of the related receivable is probable.

Installation revenue is recognized when the installation is complete. Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services. These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to what the market will bear.

The Group generally provides a one year warranty covering materials and workmanship. Cost of sales includes the anticipated expenses associated with the warranty.

Customers may purchase extended warranty coverage for additional one or two year periods. Revenues from the sale of these extended warranties are deferred and recognized as revenue on a straight-line basis over the term of the extended warranty contract.

Research and Development Costs

Research costs are expensed as incurred. An intangible asset arising from development expenditure on an individual project is recognized only when the Group can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during development.

During the period of development, the asset is tested for impairment annually. Following the initial recognition of the development expenditure, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future sales. During the period of which the assets are not yet in use it is tested for impairment annually.

Share-Based Payment

IFRS 2, ‘Share-Based Payment’ requires an expense to be recognized when goods or services are acquired in exchange for shares or rights to shares (‘equity-settled transactions’), or in exchange for other assets equivalent in value to a given number of shares or rights to shares (‘cash-settled transactions’). The main impact of IFRS 2 on the Group is the recognition of an expense for options granted to employees and directors. The expense is measured by reference to the fair value of the options on the grant date by using an option-pricing model.

CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollars in thousands, except per share data)

	Period ended March 31,	Year ended December 31,
	2008	2007	2006	2005
Sales	3,601	16,322	17,439	15,386
Cost of sales	1,775	7,051	7,257	6,459
Gross profit	1,826	9,271	10,182	8,927
Operating expenses:
Research and development expenses, net	579	2,030	2,088	1,548
Selling and marketing expenses	1,197	4,235	4,436	3,887
General administrative expenses	2,523	8,757	8,959	7,499
Total operating expenses	2,523	8,757	8,959	7,499
Operating income (loss)	(697)	514	1,223	1,428
Financial expenses, net	205	234	149	465
Profit (loss) before other income	(902)	280	1,074	963
Other income (loss), net	-	(72)	1,508	574
Profit (loss) before taxes on income	(902)	208	2,582	1,537
Tax expenses	13	8	16	13
Net Profit (loss) for the period	(915)	200	2,566	1,524
Attributed to:
Equity holders of the parent	(798)	(475)	1,623	1,043
Minority interest	(117)	675	943	481
	(915)	200	2,566	1,524
Basic earnings (loss) per share (in Dollars)	(0.12)	(0.07)	0.24	0.15
Diluted earnings (loss) per share (in Dollars)	(0.12)	(0.06)	0.21	0.13

	March 31, 2008	December 31, 2007	December 31, 2006	December 31, 2006
Assets
Current Assets
Cash and cash equivalents	5,935	7,992	6,719	5,005
Restricted cash	170	168	160	150
Trade receivables, net	2,972	3,472	3,486	3,201
Other accounts receivable and prepaid expenses	791	702	279	427
Inventories	1,641	1,198	1,085	642
Total Current Assets	11,509	13,532	11,729	9,425

Property and Equipment, net	581	575	506	218
Deferred Tax Asset	1,238	1,342	1,172	1,124
Goodwill and Other Assets	6,928	6,012	4,721	3,712
Total Assets	20,256	21,461	18,128	14,479
Liabilities and Equity
Current Liabilities
Short-term bank credit and current maturities	3,192	2,862	1,316	1,525
Trade payables	1,442	1,728	1,611	738
Other accounts payable and accrued expenses	4,217	4,314	4,395	4,368
Total Current liabilities	8,851	8,904	7,322	6,631
Long-Term Liabilities
Long-term loans, net of current maturities	2,345	2,663	1,206	1,996
Other Liabilities	187	171	201	157
Total long-term liabilities	2,532	2,834	1,407	2,153
Total liabilities	11,383	11,738	8,729	8,784
Equity
Share Capital	165	165	165	165
Additional paid-in capital	8,794	8,775	8,563	8,506
Foreign currency translation differences	211	132	-	-
Capital reserve	(311)	(311)	(311)	(311)
Accumulated deficit	(4,580)	(3,725)	(2,723)	(4,346)
	4,279	5,036	5,694	4,014
Minority interest	4,594	4,687	3,705	1,681
Total Equity	8,873	9,723	9,399	5,695
Total liabilities and equity	20,256	21,461	18,128	14,479

Comparison of Period Ended March 31, 2008 to Period Ended March 31, 2007

Sales

The consolidated Sales for the period ended March 31, 2008 aggregated to $3,601,000 compared to sales of $4,589,000 for the comparable period of 2007, reflecting a decrease of 22%. The decreased revenues for the three months ended March 31, 2008 resulted from decreased product sales of $1,054,000 including installation, offset by increased service revenues of $66,000. The increased service revenue is primarily due to the increase in the groups extended service contracts due to an increase in the group customer base and more customers understanding the benefits of purchasing extended warranty contracts.

Gross Profit

The consolidated Gross profit for the period ended March 31, 2008 were $1,826,000 or 51% of sales revenues, as compared with $2,690,000 which were 59% of sales revenues for the comparable period of 2007.

Gross margins decreased to 51% from 59% in first quarter of 2008 versus 2007, respectively, primarily due to decrease in sales with fixed overhead costs.

Research and Development Expenses, net

Net consolidated Research and Development expenses for the period ended March 31, 2008 amounted to $579,000 or 16% of Sales revenues. During the comparable period in 2007, the Company recognized development costs in the amount of $285,000 as an intangible asset in accordance with the criteria for recognition as set forth in IAS 38 “Intangible Assets”. The total Research and Development spending during the period was $579,000 or 16% of Sales revenues compared to $719,000 or 16% of Sales revenues in the comparable period of 2007.

During the first quarter of 2008, we continued to focused our research and development efforts on new digital image capture products.

Sales and Marketing Expenses

Total consolidated Selling and Marketing expenses for the period ended March 31, 2008 amounted $1,197,000 which are 33% of total Sales revenues, as compared with $1,058,000 which were 23% of total Sales revenues for the comparable quarter in 2007. The increase in sales and marketing expenses were primarily the result of sales and marketing expenses from Abraxas.

General and Administrative Expenses

Consolidated General and Administrative expenses include mainly salaries, professional services, rental, maintenance and various provisions. Total consolidated General and Administrative expenses for the period ended March 31, 2008 were $747,000 which are 21% of the total Sales, as compared to $687,000, which were 15% of total Sales in the comparable period of 2007.

Minority Interest

Minority interest for the period ended March 31, 2008 are attributed mainly to the part of OIS minority shareholders in the loss of OIS. In addition part of the minority interest is attributed to the minority shareholders of CCS Pawlowski GmbH, the company’s German subsidiary.

Balance Sheet

Total consolidated assets decreased by $1,205,000 for March 31, 2008 as compared to the December 31, 2007. There was a decrease in cash and equivalents of $2,057 thousands and in accounts receivable of $411,000, offset partly by an increase in inventory of $443,000.

Our liabilities decreased by $355,000 mainly due to a decrease in consolidated loans

During the three months period ended March 31, 2008, total equity was decreased by $850,000 or 9% reaching $8,873,000.

Liquidity and Capital Resources

Our consolidated operating activities used cash of $1,027,000 during the three months ended March 31, 2008 as compared to cash generated of $778,000 in the three months ended March 31, 2007. The consolidated cash used in operations during the first quarter of 2008 was principally from net loss ($915,000) and an increase in inventory ($426,000).

Net cash used in investing activities was $916,000 during the first three months of 2008 versus $394,000 for the first three months of 2007. Our primary consolidated investing activities consisted of costs related mainly to the purchases of AcerMed software by OIS at the amount of $463,000, the related development to get the AcerMed software ready to sell of $225,000 and new imaging software of $158,000.

We used cash in consolidated financing activities of $115 during the first three months of 2008 as compared to $252,000 during 2007. The cash used in financing activities during the first quarter of 2008 was principally from repayments of bank loans at the amount of $95,000 and Change in capital structure expenses incurred in OIS at the amount of $57,000 offset partly by receipt of convertible loan from shareholder at the amount of $37,000. The cash used for financing activities during the comparable quarter of 2007 was principally used for repayments of long term loans.

On March 31, 2008, the consolidated cash and cash equivalents were $5,935,000. Management anticipates that additional sources of capital beyond those currently available to it may be required to continue funding of research and development for new products and selling and marketing related expenses for existing products.

We will continue to evaluate alternative sources of capital to meet our cash requirements, including other asset or debt financing, issuing equity securities and entering into other financing arrangements. There can be no assurance, however, that any of the contemplated financing arrangements described herein will be available and can be obtained on terms favorable to us.

Comparison of Year Ended December 31, 2007 to Year Ended December 31, 2006

Sales

The consolidated Sales for the year ended December 31, 2007 aggregated to $16,322,000 compared to sales of $17,439,000 for the comparable period of 2006, reflecting a decrease of 6%. The decreased revenues for 2007 resulted from decreased product sales of $1,919,000 including installation, offset by increased service revenues of $802,000. The decrease in product sales is primarily due to the impact of two large non-repeating contracts recognized during the second and third quarters of 2006. The increased service revenue is primarily due to the increase in the groups extended service contracts due to an increase in the group customer base and more customers understanding the benefits of purchasing extended warranty contracts.

Gross Profit

The consolidated Gross profit for the year ended December 31, 2007 were $9,271,000 or 57% of sales revenues, as compared with $10,182,000 which were 58% of sales revenues for the comparable period of 2006.

Gross margins decreased to 57% from 58% in fiscal 2007 versus 2006, respectively, primarily due to the increased costs incurred by the group service department. MediVision anticipates that its gross margins will decrease as MediVision’s sales of service contracts become more significant, since the gross margins associated with such sales are lower than the majority of the products that MediVision currently market.

Research and Development Expenses, net

Net consolidated Research and Development expenses for the year ended December 31, 2007 amounted to $2,030,000 or 12% of Sales revenues. During the reported period, MediVision recognized development costs in the amount of $1,142,000 as an intangible asset in accordance with the criteria for recognition as set forth in IAS 38 “Intangible Assets”. The total Research and Development spending during the year was $3,172,000 or 19% of Sales revenues compared to $3,512,000 or 20% of Sales revenues in the comparable period of 2006.

During 2007, MediVision focused its research and development efforts on new digital image capture products.

Sales and Marketing Expenses

Total consolidated Selling and Marketing expenses for the year ended December 31, 2007 amounted $4,235,000 which are 26% of total Sales revenues, as compared with $4,436,000 which were 25% of total Sales revenues for the comparable period in 2006. The decrease in sales and marketing expenses were primarily the result of a few vacant sales positions in the group during the year at various times.

General and Administrative Expenses

Consolidated General and Administrative expenses include mainly salaries, professional services, rental, maintenance and various provisions. Total consolidated General and Administrative expenses for the year ended December 31, 2007 were $2,492,000 which are 15% of the total Sales, as compared to $2,435,000, which were 14% of total Sales in the comparable period of 2006.

Other Income (Expense), net

During the reported year MediVision recorded other loss associated with Capital loss from the exercise of options in its American subsidiary. During of the equivalent period of 2006 MediVision sold 1,000,000 of OIS’ Common Stock for the consideration of approximately $1,772,000 (net of expenses of $28,000), the associated capital gain for this transaction amounted to $1,149,000. MediVision also recorded during the comparable period (first quarter of 2006) a gain of $226,000 from the issuance of shares by OIS upon conversion of a note.

Minority Interest

Minority interest for the year ended December 31, 2007 are attributed mainly to the part of OIS minority shareholders in the profits of OIS. In addition part of the minority interest is attributed to the minority shareholders of CCS Pawlowski GmbH, MediVision’s German subsidiary.

Comparison of Year Ended December 31, 2006 to Year Ended December 31, 2005

Sales

The consolidated Sales for the year ended December 31, 2006 aggregated to $17,439,000 compared to sales of $15,386,000 for the comparable periods of 2005, reflecting an increase of 13%.

The increase in revenues for 2006 resulted from increased product sales of $1,581,000 including installation, and increased service revenues of $472,000. Digital angiography systems and Ophthalmology Office products accounted approximately 86% and 87% of the consolidated revenues for 2006 and 2005, respectively. Consolidated service revenue for the years 2006 and 2005 accounted for approximately 14% and 13% of total consolidated sales, respectively. The increased service revenue is primarily due to the increase in the groups extended service contracts due to an increase in the group customer base and more customers understanding the benefits of purchasing extended warranty contracts.

Gross Profit

The consolidated Gross profit for the year ended December 31, 2006 were $10,182,000 or 58% of sales revenues, as compared with $8,927,000 which were 58% of sales revenues for the comparable periods of 2005.

Research and Development Expenses, net

Net consolidated Research and Development expenses for the year ended December 31, 2006 amounted to $2,088,000 or 12% of Sales revenues accordingly. The total consolidated Research and Development expenses in 2005 were $1,548,000 or 10% of Sales revenues in 2005. During the reported period, MediVision recognized development costs in the amount of $1,424,000 as an intangible asset in accordance with the criteria for recognition as set forth in IAS 38 “Intangible Assets”. The increase in consolidated Research and Development expenses for year ended December 31, 2006 is attributed mainly to the efforts made in the development of new digital imaging products.

Sales and Marketing Expenses

Total consolidated Selling and Marketing expenses for the year ended December 31, 2006 amounted $4,436,000 which are 25% of total Sales revenues, as compared with $3,887,000 which were 25% of total Sales revenues for the comparable period in 2005. The increase in Sales and Marketing expenses were primarily the result of increased salary and related expenses, mainly commissions from increased sales and increase in marketing expenses.

General and Administrative Expenses

Consolidated General and Administrative expenses include mainly salaries, professional services, rental, maintenance and various provisions. Total consolidated General and Administrative expenses for the year ended December 31, 2006 were $2,435,000 which are 14% of the total Sales, as compared to $2,064,000, which were 13% of total Sales for the comparable period of 2005.

Other Income (Expense), net

During of the year ended December 31, 2006 MediVision sold 1,000,000 of OIS’ Common Stock for the consideration of approximately $1,772,000 (net of expenses of $28,000). The associated capital gain for this transaction amounted to $1,149,000. MediVision also recorded a gain of $377,000 from the issuance of shares by OIS upon conversion of a note and option exercise.

Minority Interest

Minority interest for the year ended December 31, 2006 is attributed mainly to the part of OIS minority shareholders in the profits of OIS which amounted to $907,000. In addition $36,000 are attributed to the minority shareholders of CCS Pawlowski GmbH, MediVision’s German subsidiary.

Balance Sheet

Total consolidated assets increased by $3,333,000 as of December 31, 2007 as compared to the December 31, 2006. There was an increase in cash and equivalents of $1,273 thousands generated primarily from funds raised through a convertible loans and bank loans of $3,800 this was partially offset by repayments of loans at the amount of $668 thousands, change in capital structure expenses at the amount of $527,000. The increase in MediVision’s assets was also due to an increase in current assets at the amount of $530 thousands and increase in other assets.

MediVision’s liabilities increased by $3,009,000 mainly due to a new convertible loans described above to qualified institutional buyers at OIS and convertible loan from MediVision shareholders.

During the Year ended December 31, 2007, total equity was increased by $324,000 or 3% reaching $9,723,000.

Liquidity and Capital Resources

MediVision’s consolidated operating activities provided cash of $20,000 during 2007 as compared to generating cash of $1,514,000 during 2006. The consolidated cash provided by operations during 2007 was substantially decreased due to significantly lower consolidated net income for the period.

Net cash used in investing activities was $1,477,000 during 2007 versus $113,000 during 2006. MediVision’s primary investing activities consisted of costs related to MediVision’s research and development efforts on new digital image capture products of $1,261,000, and capital asset acquisitions of $216,000.

MediVision generated cash of $2,771,000 in consolidated financing activities during 2007 as compared to $101,000 during 2006. The cash generated in financing activities during 2007 was principally from proceeds from a convertible loan in OIS at the amount of $2,750,000, convertible loan from the companies shareholders at the amount of $550,000, receipt of a loan from United Mizrahi Bank at the amount of $500 thousands and proceeds from exercise of options and conversion of warrants by the minority shareholders of OIS at the amount of $186,000, this was offset by repayments of bank loans at the amount of $668,000 and Change in capital structure expenses incurred in OIS at the amount of $527,000. The cash used for financing activities during 2006 was principally used for MediVision’s research and development efforts on new digital image capture products offset partly by funs received from the sales of OIS shares held by MediVision. On December 31, 2007, the consolidated cash and cash equivalents were $7,992,000. Management anticipates that additional sources of capital beyond those currently available to it may be required to continue funding of research and development for new products and selling and marketing related expenses for existing products.

MediVision will continue to evaluate alternative sources of capital to meet MediVision’s cash requirements, including other asset or debt financing, issuing equity securities and entering into other financing arrangements. There can be no assurance, however, that any of the contemplated financing arrangements described herein will be available and can be obtained on terms favorable to MediVision.

Material Agreements

In July 2005, MediVision obtained a long-term loan from United Mizrahi Bank in the amount of $2,000. The loan bears interest at an annual rate of LIBOR+ 2.5%, and is to be paid in twenty four monthly installments, commencing on August 1, 2006. Under covenants set in the loan agreement, as long as any part of the loan is outstanding MediVision must maintain controlling ownership in OIS shares and a minimum amount of consolidated free cash as set in the agreement.

In consideration for the loan, MediVision modified the terms of the warrants issued to the bank during 2002. The warrants to purchase shares of MediVision for a total consideration of up to Euro 348,603 may be exercised at any time, for a period ending at the earlier of 8.5 years after December 9, 2002 or 12 months after the consummation of an exit transaction as described in the agreement with the bank. The exercise price will be the lower of Euro 1.3 or the price per share set at the exit transaction less 40%. MediVision calculated the incremental fair value (increase in fair value of the warrants before and after the modification) using an option pricing model. The incremental fair value in the amount of $84,000 was recognized as transaction costs and presented as a deduction from the loan with a corresponding credit to equity (additional paid-in capital). These costs are amortized over the term of the loan using the effective rate interest method.

On July 2007, the terms of the loan repayments scheduled were revised and reduced to a monthly installment on the account of the principal payment to $30 thousand a month until August 2008. In addition, the annual interest was increased to LIBOR +3.75%.

In November 2006, MediVision obtained an additional long term loan from United Mizrahi bank in the amount $750,000. The loan with interest at an annual rate of LIBOR 3.75% is to be paid in eighteen monthly installment commencing on August 2008.

In February 2007, MediVision obtained an additional long-term loan from United Mizrahi bank in the amount of $500,000. The loan with interest at an annual rate of LIBOR+ 3.75% is to be paid in eighteen monthly installments, commencing on August 2008.

MediVision’s liabilities to United Mizrahi Bank are secured by a fixed lien on MediVision’s share capital, goodwill, patents and insurance rights and a floating lien on all of its assets. In addition MediVision pledged 750,000 shares of its holdings in the common stock of OIS in favor of United Mizrahi Bank.

In addition, OIS granted a security interest in substantially all assets of OIS to United Mizrahi Bank Ltd., as security for amounts borrowed by MediVision from the Bank as stated above. To secure this debenture, MediVision pledged 2,345,500 shares of OIS common stock in favor of OIS.

In September 2007, MediVision signed a Term Sheet which summarizes the various understandings reached between MediVision and certain of its majority shareholders (the “Shareholders”), in connection with a convertible loan to be provided by the Shareholders to MediVision. As of December 31, 2007, MediVision received a loan in an amount of $550,000.

The loan shall bear interest at an annual rate of 9% and shall be repaid within 12 months from the date of closing (September 2007).

The loan will be convertible at the election of the shareholders at a price per share reflecting a discount rate of 20% of the average share price during the 30 days before conversion. To secure its liabilities to its shareholders in respect with the convertible loans received, MediVision pledged 721,052 shares of its holdings in the common stock of OIS in favor of its shareholder.

On June 28, 2006, OIS and MediVision entered a License and Distribution Agreement whereby MediVision appointed OIS to be its exclusive distributor of a new digital imaging system in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, OIS paid $273,808, consisting of a cash payment of $200,000, and recognition of $73,808 of research and development advances made in previous periods. Additionally, OIS is obligated to pay advances totaling $460,000 based on the completion of certain phases of development of the new digital imaging system and the completion of certain documents. OIS also granted MediVision a license to use OIS WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein and a license to use OIS patents to develop the new digital imaging system and fulfill its obligations under this Agreement. OIS’ foregoing appointment as an exclusive distributor is conditional upon the payment of the advance and MediVision’s successful completion of the engineering, mass manufacture, and supply of the new digital imaging system, which has specifically dedicated features for the retinal market, in accordance with the technical specifications contained in the agreement. On September 21, 2006, OIS paid $160,000 based on the completion of the first milestone in the agreement.

The advanced funds will be recovered as OIS purchases new digital imaging systems in accordance with the specified quotas. The quotas mandate that OIS purchase a minimum amount of the new digital imaging systems each year. If OIS fails to satisfy the quota obligation, then it may pay MediVision the gross profit on the shortfall units to maintain exclusivity in the agreed upon territory. If no such shortfall payment is made, such failure to meet the quota will constitute a material breach and MediVision may terminate the exclusivity provision or the entire agreement.

Under this Agreement, OIS may not deal in the new digital imaging system outside the agreed upon territory. Moreover, excluding its current products or products derived from its current products, OIS may not deal in products that compete directly with the new digital imaging system or represent or provide services to a company which has a product or products that compete with the new digital imaging system.

Under this Agreement, excluding intellectual property rights, neither party is entitled to damages as a result of loss of use, sales or profits, or any special, indirect, incidental, or consequential loss or damage. Moreover, MediVision will not be liable to OIS in connection with any patent infringement claim in certain instances whereby (1) the new digital imaging system is combined with another device not manufactured by MediVision, (2) the new digital imaging system is used in way other than for which it was designed, and (3) the new digital imaging system is modified by OIS or a third party.

On April 19, 2007, OIS entered into an addendum to the License and Distribution Agreement with MediVision whereby OIS agreed to extend certain deadlines as specified in the original Agreement and provide additional financing for the engineering of the Electro-Optical Unit in the form of a loan to MediVision in an aggregate amount of up to $800,000, represented by a promissory note. OIS will provide portions of the loan in various monthly sums as needed in accordance with the budget and schedule beginning in April 2007 for amounts budgeted from January 2007 through December 2007.

The Loan will incur interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made 24 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under the Addendum or the related Promissory Note or Security Agreement, the principal and interest outstanding on the Loan will become immediately due and payable.

The Loan is secured by shares of OIS’ common stock, owned by MediVision. The amount of shares pledged under the Loan will be calculated as the amount of the Loan, divided by the average closing price of OIS’ common stock for the ten business days prior to April 19, 2007, discounted by 25%

If MediVision defaults on its repayment obligation as specified in the Addendum, OIS may seek repayment by foreclosing on the shares pledged as collateral or alternatively, OIS has the option to receive a portion of MediVision’s ownership interest in patent rights relating the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding on the Loan, which is in default at the time OIS exercises this option, multiplied by 25%.

During the period in which OIS provides this loan, it will be entitled to certain additional rights, including monthly progress reports, inspection of the facilities where the work is conducted on the Electro-Optical Units upon reasonable notice, testing prototypes of the Electro-Optical Units, and various decision-making powers such as changes to personnel and subcontractors.

Management of Medivision

Directors and Senior Officers

The companies Article of Association provide for a Board of Directors of not less than 3 and no more than 11 members. The Board is currently composed of 6 directors. The Directors are elected at the Special Meeting of MediVision and hold office until the next Special Meeting of Shareholders, and until their successors have been elected.

The following is a list of the names and ages of MediVision directors and executive officers:

Name	Age	Position

Noam Allon	49	Director, President and Chief Executive Officer
Doron Maor	50	Director, Chairman of Audit Committee
Marc De-Clerck	49	Director, member of the Audit Committee
Mira Nesher	57	External Director, member of the Audit Committee
Miri Kerbs	53	External Director, member of the Audit Committee

Noam Allon (age 49), has served as the President, Chief Executive Officer and member of the Board of Directors of MediVision since MediVision’s inception. During the years 2000-2004 Mr. Allon served as a member of the Board of Directors in OIS. During the years 1992 to 1993 Mr. Allon served as Vice President of Marketing and Sales of Fidelity Medical (Israel) Ltd., an Israeli corporation engaged in digital x ray imaging and archiving systems. Mr. Allon received his B.Sc. in Computers Science with distinction from the Technion Israel Institute of Technology in Haifa, Israel in 1986.

Doron Maor (age 50), has served as a member of the Board of Directors of MediVision effective as October 1995. During the years 1998 to 2006, Mr. Maor also served as a managing director of MediVision’s major shareholder, Delta Trading and Services (1986) Ltd and Delta Digital, Delta Trading and Services (1986) Ltd wholly owned subsidiary since 1998. In addition, Doron Maor also currently serves as VP in El-Al, managing the cargo operation. Mr. Maor received his MBA in June 1992 from the Tel Aviv University in Israel.

Marc De Clerk (age 49), has served as a member of the Board of Directors of MediVision since December 2002 and as a member of the Audit Committee since May 2005. Mr. De Clerk is serving as the manager of Global HealthCare Business Growth department in Agfa Gevaert N.V. Prior thereto Mr. De Clerk served in various positions and capacities in Agfa Gevaert N.V. Mr. De Clerk received his master degree in Electronic engineering and in Bio-Medical engineering in 1981from the Catholic University of Louvain, Belgium.

Mira Nesher (age57), has served as a member of the Board of Directors and Audit committee of MediVision since January 2008. Mrs. Nesher also serves as a Chief Financial Officer for a medical devices start up company. Prior to that Mr. Nesher provided financial Managing and Consultation services to startup companies on a free lance basis, served as Financial manager for three Israeli pension funds and a Chief Financial officer of Teuza a venture capital fund. Mrs. Nesher received her B.A. in Economics and Accounting in 1975 from the Haifa University, Israel, and has been a Certified Public Accountant since 1977.

Miri Kerbs (age53) has served as a member of the Board of Directors and Audit committee of MediVision since January 2008. Mrs. Kerbs also provides financial Managing and Consultation services to startup companies. Prior to that, Mrs. Kerbs served as partner in Deloitte, a worldwide accounting firm. Also she provided services to a French Investment company. Mrs. Kerbs received her B.A. in Economics and Accounting in 1979 from Haifa University, and her M.B.A., in 2002 from the Kellogg School of Management at Northwestern University, and holds a Certified Public Accountant license since 1980.

Committees of the Board of Directors

Audit Committee

MediVision’s Audit Committee, which was appointed by the Board of Directors, consist of three members, and includes all the external directors of MediVision. In accordance with the Israeli Company Law, neither the chairman of the Board of directors nor any director who is employed by MediVision or who provides it with services on a permanent basis shall be a member of the audit committee. In addition, a holder of control or relative of such holder shall not be a member of the audit committee.

The following is a list of the names of MediVision Audit Committee members:

Name	Position
Doron Maor	Chairman of Audit Committee
Marc De-Clerck	Member of the Audit Committee
Mira Nesher	External Director, member of the Audit Committee
Miri Kerbs	External Director, member of the Audit Committee

The functions of the Audit Committee are as follows:

1.

Locate defect in MediVision’s business administration, inter alia by consulting with MediVision’s internal auditor or with the external auditor (external auditor shall mean, an accountant appointed to perform acts of audit in MediVision), and provide the Board with proposals regarding ways of correcting such defects.

2.	Decide whether to approve acts and transactions requiring the approval of the Audit Committee (see also Transactions with Directors and Officers).

Executive Compensation

The following table shows the total compensation that MediVision paid to its chief executive officer, Mr. Noam Allon for the last two fiscal years. No other executive officer received more than $100,000 in total compensation during the last two fiscal years. Therefore, for purposes of this disclosure, Mr. Allon is MediVisions only “named executive officer” for the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)		Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)		Total ($) (j)
Noam Allon	2007	$148,839	-		-	-	$40,000	(4)		18,494	(5)
(President & Chief Executive Officer)
	2006	$136,978	34,412	(1)	-	-	$30,000	(2)		16,857	(3)

(1)	Represents payment of $10,412 for unpaid salaries, commissions and bonuses accrued until FY2000. Additional amount of $20,000 was paid in account for FY2005 bonus.

(2)	Represent net accruals for FY2006 bonus.
(3)	Represents automobile expenses MediVision paid for on behalf of Mr. Allon.

(4)	Represent net accruals for FY2007 bonus.

(5)	Represents automobile expenses MediVision paid for on behalf of Mr. Allon.

Employment Agreements

Noam Allon: MediVision’s President and Chief Executive Officer is entitled, in addition to a monthly salary at a fixed rate, reimbursement of expenses and customary social benefits such as manager’s insurance, use of a motor vehicle and reimbursement of expenses to an annual bonus determined annually by the Board of Directors based on MediVision’s meeting certain performance goals determined by the board. Under the agreement, revised in November 2005, Mr. Allon receives a monthly salary of $9,100 effective July 1, 2005. Either party may terminate the amended agreement upon six months advance notice.

Severance Agreements

Under Israeli law, MediVision is required to make severance payments to dismissed employees or to employees terminating their employment under certain circumstances.

MediVision’s liabilities for payment of severance pay to its employees are covered primarily by the purchase of insurance policies. The amounts deposits, as aforesaid, are not included in the balance sheet since they are not under the control or management of MediVision.

The provision for severance pay included in the balance sheet expresses the balance of the liability which is not covered by the aforementioned insurance policies.

Beneficial Ownership of Securities of MediVision

The following table sets forth certain information regarding beneficial ownership of MediVision’s ordinary shares as of July 8, 2008 by (i) each person who “beneficially” owns more than 5% of all outstanding shares of common stock of MediVision, (ii) each current director and the executive officer of MediVision, and (iii) all directors and the executive officers of MediVision as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned

Management and the Board
Noam Allon	542,256	7.97%
Marc De-Clark	-	-
Doron Maor	-	-
Mira Nesher	-	-
Miri Kerbs	-	-

All directors and executive officers as a group (6 persons)	542,256	7.97%

5% Shareholders
Delta Trading and Services (1986) Ltd.	2,139,360	31.43%
Agfa Gevart N.V.	1,322,753	19.43%
Noam Allon	542,256	7.97%
Gil Allon	542,256	7.97%
Shlomo Allon	392,296	5.76%

_________________

*	Represents less than 1%

Description of MediVision’s Share Capital

The registered share capital of MediVision is one million (1,000,000) New Israeli Shekels, divided into ten million (10,000,000) Ordinary Shares of a nominal value of NIS 0.10 each, all ranking pari-passu. As of July 8, 2008, MediVision had 6,807,299 shares of common stock outstanding and no shares of preferred stock outstanding. Below is a summary of MediVision’s capital stock.

Ordinary Shares

Each Share entitles its holder, subject to the provisions of these Articles, to receive notices of and to attend, participate and vote at all the General Meetings of MediVision, the right to be paid its proportional part in any dividends that may be declared by MediVision, and to take part in the division of the surplus assets in the case of the winding-up of MediVision.

MediVision’s Transactions with Related Persons

Effective as of December 2007, shareholders loans previously provided to MediVision by Messrs. Noam Allon, Gil Allon, Ariel Shenhar and Delta Trading and Services (1986) Ltd) at an aggregate amount of $241,000 effective as of January 2006 bear annual interest of Libor +5% (9.703% on December 2007). As of October 2005, the loan is subject to each shareholder’s right to demand repayment at anytime.

On September 11, 2007, MediVision signed a Term Sheet which summarizes the various understandings reached between MediVision and certain of its majority shareholders (the “Shareholders”), in connection with a convertible loan to be provided by the Shareholders to MediVision. The principal terms and conditions included in the Term Sheet are to be contained in a more detailed manner in a definitive agreement to be negotiated in good faith between the parties, based on the principles outlined in the Term Sheet (the “Definitive Agreements”). The Definitive Agreement will be subject to approval by MediVision’s shareholders in a special shareholders meeting, as well as securing all other approvals and consents which are legally required. In the event the required approvals are not received, the Loan with interest at an annual rate of 6% shall be repaid immediately, and the Collateral will be released simultaneously.

Pursuant to the Term Sheet, the Shareholders, severally and without joint liability, will provide MediVision with an aggregate loan of up to $1,000,000, to be allocated among them. The Loan shall bear an interest rate of 9% per annum (the “Interest”), and shall be repaid within 12 months from closing (the “Term”), or beforehand at MediVision’s sole decision, unless previously converted by the Shareholders.

Any unpaid portion of the Loan and any Interest due thereon, shall be convertible by each Shareholder (for himself only) in whole or in part until the earlier of: (i) the end of the Term or (ii) the consummation of the Merger with OIS, into Ordinary Shares of MediVision, at a price per MediVision share reflecting a discount of 20% on MediVision’s average share price on the EuroNext Stock Exchange during the 30 days immediately prior to conversion (the “Conversion Rights”). Subject to exercise, if any, of Conversion Rights, MediVision shall effect its best efforts to list for trade on the EuroNext Stock Exchange, any MediVision shares issued in connection with such exercise. To secure the convertible loan, shares of OIS which are owned by MediVision, in an aggregate value of $1.3M (based on market price on the date of granting the collateral), will be proportionally divided among the Shareholders prorated to their portion of the Loan, and shall serve as collateral for repayment of the Loan and any interest accrued thereon, as well as for the underlying Conversion Rights. As of December 31, 2007, OIS received an aggregate amount of $550,000 from its shareholders in regards with the convertible loan.

As of June 30, 2008, the Shareholders have decided to convert the principal outstanding into Ordinary Shares of MediVision, which upon consummation of the merger will convert into 2,784,771 shares of OIS common stock.

Corporate Governance of MediVision

Certain Information About MediVision’s Board of Directors and its Committees of the Board

Board of Directors

MediVision’s board of directors is responsible for designating MediVision’s policy and supervising over the performance of the assignments vested upon MediVision’s General Manager. The board of directors has all powers specified in Section 92(a) of the Israeli Companies Law which are not delegated in accordance therewith, and furthermore has residual authority under the Israeli Companies Law. During the fiscal year ended December 31, 2007, the board of directors held 6 meetings.

The board of directors consists of not less than three (3) and no more than eleven (11) members. The board of directors is currently composed of 5 members. Each member of the board of directors (other than an External Director, as described below) is elected at MediVision’s annual general meeting to serve until the next annual general meeting and until his or her successor has been elected.

Under the Israeli Companies Law, MediVision is required to appoint at least two external directors (the “External Directors”), who meet statutory requirements of independence as set forth in the Israeli Companies Law. An External Director is nominated by MediVision’s general shareholders meeting according to procedures set forth in the Israeli Companies Law. MediVision board of directors currently includes two External Directors.

MediVision’s articles of association provide that the board of directors may delegate certain authorities to committees of the board of directors as it deems appropriate, subject to the provisions of Israeli Companies Law. MediVision’s board has established the audit committee.

Audit Committee

Under the Israeli Companies Law, MediVision is required to establish an audit committee. The audit committee must consist of at least three members of MediVision’s board of directors and must include all of the External Directors (see above). The audit committee may not include: (i) the chairman of the board of directors, (ii) any member of the board of directors whom MediVision employs or who provides services to MediVision on a regular basis, or (iii) a controlling shareholder and certain relatives of such controlling shareholder

Under Israeli Companies Law, the functions of MediVision’s Audit Committee include: (i) locating defects in the MediVision’s business administration, inter-alia by consulting with the MediVision’s internal auditor or with its independent accountant, (ii) making proposals to the board of directors regarding ways of correcting such defects, (iii) approving certain extraordinary transactions according to Sections 270-275 of the Israeli Companies Law, and (iv) proposing to the board of directors the nomination of MediVision’s internal auditor (see below).

The Audit Committee currently consists of 4 members. Both of MediVision’s External Directors are members of the Audit Committee. The Audit Committee held 3 meetings during 2007.

Under the Israeli Companies Law, MediVision’s board of directors is required to appoint an internal auditor proposed by the Audit Committee. The role of the internal auditor is to examine whether MediVision’s actions comply with applicable law and orderly business procedure. Under the Israeli Companies Law, the internal auditor may not be an interested party or an officer of MediVision, or a relative of any of the foregoing, nor may the internal auditor be MediVision’s independent accountant or its representative. MediVision’s internal auditor is currently Mr. Ezra Yehuda, CPA.

BOARD OF DIRECTORS AND MANAGEMENT OF OIS FOLLOWING THE MERGER

Immediately after the merger, OIS’ board of directors will consist of ten persons, assuming proposal 2 gets approved in the OIS shareholders meeting. If proposal 2 does not get approved in the OIS shareholders meeting, OIS’ board of directors will consist of nine persons. Effective at the closing of the merger, assuming proposals 2 gets approved in the OIS shareholders meeting, the directors and executive officers of OIS will be:

Name	Age	Position

Gil Allon	46	Director, and Chief Executive Officer
Ariel Shenhar	42	Director, Chief Financial Officer, and Secretary
Yigal Berman	59	Director
Jonathan Phillips	35	Director
William Greer	41	Director
Mark De Clerck	49	Director
John Moore	64	Director
Uri Ram	60	Director
Barry Stone	48	Director
Noam Allon	49	Director

Gil Allon has served as a member of OIS’ Board of Directors since August 2000, as its acting Chief Executive Officer since September 2000 and as its Chief Executive Officer since January 2002. Mr. Allon is also a member of the Compensation, Option and Nomination Committees of OIS’ Board of Directors. Mr. Allon has served as the Vice President and Chief Operating Officer of MediVision from June 1993 until August 2000. Mr. Allon also served as a member of the Board of Directors of MediVision since MediVision’s inception in June 1993 through December 2004. Mr. Allon received his B.A. and M.Sc. in Computer Science, both with distinction, from the Technion Israel Institute of Technology in Haifa, Israel in May 1987 and December 1989, respectively, and his M.B.A. with distinction in Business Management from the University of Haifa in September 1999.

Ariel Shenhar has served as a member of OIS’ Board of Directors since August 2000, has served as its Vice President and Chief Financial Officer since July 2002, and as its Secretary since August 2002. Mr. Shenhar has also served as a member of the Board of Directors of MediVision from August 1994 through December 2004 and as its Vice President and Chief Financial Officer from January 1997 until May 2005. Mr. Shenhar served as a member of the Board of Directors of Fidelity Gold Real Estate Markets Ltd., an Israeli public company engaged in real estate, from 1994 to 1998, as an accountant at Nissan Caspi & Co. Certified Public Accountants in Jerusalem, Israel in 1996, and at Witkowski & Co. Certified Public Accountants in Tel Aviv, Israel from 1994 to 1995. Mr. Shenhar received his B.A. in Economics and Accounting in June 1992 and his M.B.A. in Finance, with distinction, in June 1999 both from the Hebrew University in Jerusalem, Israel, and has been a Certified Public Accountant since January 1997.

Yigal Berman has served as a member of OIS’ Board of Directors since January 2005. Mr. Berman was appointed as Chairman of the Board of Directors in January 2005 as well as Chairman of each of the Audit, Compensation, Option and Nomination Committees of OIS’ Board of Directors. Yigal Berman has also served as a member of the Board of Directors of MediVision from July 1996 through December 2004. In addition, since 1991, Mr. Berman has served as Vice President of Finance and Secretary of Intergamma Investment Ltd. Since 1989, Mr. Berman has served as a member of the Board of Directors of Delta Trading and Services (1986) Ltd, the majority shareholder of MediVision. Mr. Berman received his B.A. in Economics and his M.B.A. in Business Management from the Tel Aviv University in Israel in April 1974 and December 1976, respectively.

Jonathan R. Phillips has served as an independent director on OIS’ Board of Directors since August 2007. Mr. Phillips is currently a member of the Nomination, Audit and Compensation Committees of OIS’ Board of Directors. Since 2005, Mr. Phillips has been a Managing Director and Founder of Healthcare Growth Partners, a company that specializes in strategic and financial advisory services to healthcare technology companies. He also is currently on the Board of Directors of Streamline Health Solutions, a NASDAQ listed company, and serves on its audit and compensation committees. Prior to founding Healthcare Growth Partners, Mr. Phillips served for five years, from 2000 to 2005, as a healthcare investment banker at William Blair & Company and also at Deloitte Consulting specializing in projects for healthcare and non-healthcare clients. He received a Masters of Business Administration from Northwestern University.

William Greer has served as an independent director on OIS’ Board of Directors since August 2007. Mr. Greer is currently a member of the Audit Committee of OIS’ Board of Directors. Since 2003, Mr. Greer has been the President and CEO of Evolved Digital Systems Inc. (TSE:EVD), a healthcare technology solutions company based in Montreal. Prior to joining Evolved Digital Systems, he served various senior finance and accounting positions for the Investment Products unit of CAN Insurance Company, RHI Management Solutions and Southern Financial. Additionally, Mr. Greer has worked at the accounting firms of William Crosslin, Sparks & Vaden and Kraft Bros., Esstman, Patton & Harrell. Mr. Greer received a Bachelor of Science from the University of Tennessee at Martin and was a scholarship recipient to the Graduate School of Banking of the South at Louisiana State University.

Marc De Clerck has served as an independent director on OIS’ Board of Directors since February 2008. Mr. De Clerck is currently the head of the Global Business Growth Center of the Healthcare Business Group at Agfa Gevaert N.V., a Belgian company specializing in analog and digital imaging systems and IT solutions, mainly for the printing industry and the healthcare sector. He also serves as a director on Agfa’s board. Since 1983, Mr. De Clerck has served in various other positions within Agfa. Agfa holds a 19% ownership interest in MediVision Medical Imaging Ltd., OIS’ parent company. Mr. De Clerck has graduated with Masters Degrees in Civil Engineering in Electro-Mechanics and in Biomedical Techniques from Catholic University Louvain.

John Moore is a potential nominee to serve as a director on OIS’ Board. Mr. Moore is currently an observer on OIS’ Board of Directors. He has been the CEO of Notal Vision, an Israeli based AMD diagnostic company; the CEO/President of Laser Diagnostic Technologies, a medical imaging company; the Vice President of Alcon Laboratories, a $3.0 Billion pharmaceutical corporation; the President/CEO of Carl Zeiss; and the Group VP, Medical General Manager of Coherent, Inc., the largest U.S. laser manufacturer. Mr. Moore has graduated with a B.S. in Chemistry from the University of Rochester.

Uri Ram is a potential nominee to serve as a director on OIS’ Board. Mr. Ram is currently an observer on OIS’ Board of Directors. He is currently the Sr. Vice President and Chief Financial Officer of Gefen Inc. Since 2002, he has been the CEO/Owner of Juram Ltd. and Irams Inc., management consulting companies that also invests in new startups; the President of Del-Ta Engineering & Equipment Ltd., holding company with $30 million in sales; and the Senior VP of Inter-Gamma Investment Ltd. Mr. Ram has a Master’s Degree in business administration from Tel-Aviv University, a Master of Arts from Israel National Defense College, and a Bachelor of Arts from Bar Ilan University.

Barry Stone is a potential nominee to serve as a director on OIS’ Board. Mr. Stone is currently an observer on OIS’ Board of Directors. He is currently the Chief Executive Officer of Agfa Healthcare. Agfa holds a 19% ownership interest in MediVision Medical Imaging Ltd., OIS’ parent company. He has also held the position of Chief Operating Officer of Agfa from 2005-2007. He has served various positions at UK between 1997-2005 including Managing Director, Service Director and Director for the Consumer Imaging Division. Mr. Stone has a Bachelor of Science in Economics and Accounting from Loughborough University and has his ACA license.

Noam Allon has served as the President, Chief Executive Officer and member of the Board of Directors of MediVision since MediVision’s inception. During the years 2000-2004 Mr. Allon served as a member of the Board of Directors in OIS. During the years 1992 to 1993 Mr. Allon served as Vice President of Marketing and Sales of Fidelity Medical (Israel) Ltd., an Israeli corporation engaged in digital x ray imaging and archiving systems. Mr. Allon received his B.Sc. in Computer Science with distinction from the Technion Israel Institute of Technology in Haifa, Israel in 1986.

SPECIAL MEETING OF OIS

Information Concerning the OIS Special Meeting

OIS Special Meeting

OIS is furnishing this document to you as part of the solicitation of proxies by its board of directors for use at the OIS Special Meeting in connection with the proposed merger and other proposals. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the OIS Special Meeting.

Date, Time and Place

The OIS Special Meeting is scheduled to be held at [time] [a./p.m.] Pacific Standard Time, on [date], 2008 at OIS’ principal executive offices located at 221 Lathrop Way, Suite I, Sacramento, California 95815, unless it is postponed or adjourned. The telephone number at that address is (916) 646-2020.

Purpose of the OIS Special Meeting

This proxy statement/prospectus is being provided by, and the enclosed proxy is solicited by and on behalf of, OIS’ board of directors for use at the Special Meeting of OIS shareholders. The purpose of the OIS Special Meeting is for OIS shareholders to consider and vote upon (1) the approval and adoption of the merger agreement and the merger contemplated therein (Proposal 1) and (2) the approval and adoption of the amendment to OIS’ articles of incorporation (Proposal 2) and (3) such other business as may probably come before the Special Meeting or adjournment thereof.

Recommendation of the OIS Board of Directors

OIS’ board of directors:

•	has determined that the merger contemplated therein is fair to and in the best interests of OIS and its shareholders;
•	has approved and declared advisable the merger agreement;
•	recommends that OIS shareholders vote “FOR” the approval and adoption of the merger agreement and the merger contemplated therein; and
•	recommends that OIS shareholders vote “FOR” the approval and adoption of the amendment to OIS’ articles of incorporation.

Record Date

Only holders of shares of OIS common stock as of the close of business on [record date], 2008, which is the record date for the OIS Special Meeting, will be entitled to receive notice of and to vote at the OIS Special Meeting and any adjournments or postponements of the OIS Annual Meeting. At the record date, [#] shares of OIS common stock were issued, outstanding and entitled to vote at the OIS Special Meeting.

Voting Power

Each share of OIS’ common stock outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon.

Under the California Corporation Code, in order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the affirmative vote of a majority of the “Votes Cast” (as defined below) is required for approval, unless a corporation’s articles of incorporation require a greater number of votes. For purposes herein “Votes Cast” are the shares of common stock represented and voting in person or by proxy at OIS’ Special Meeting, as determined for each proposal. In addition, the affirmative votes must constitute at least a majority of the Votes Cast for a proposal. Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum, and (ii) the total number of Votes Cast with respect to the proposal.

Required Vote

1. Merger Agreement and the Merger (Proposal 1). Approval and adoption of the merger agreement and the merger contemplated by the merger agreement will require the affirmative vote of (1) at least 75% of OIS’ common stock entitled to vote in an election of directors and (2) a majority of the shares of OIS’ common stock entitled to vote on the proposal who are not “interested shareholders” (as defined in OIS’ articles of incorporation) or affiliates of interested shareholders.

2. Amendment to the Articles of Incorporation (Proposal 2). Approval and adoption of the amendment to the articles of incorporation will require the affirmative vote of (1) at least 75% of OIS’ common stock entitled to vote in an election of directors and (2) a majority of the shares of OIS’ common stock entitled to vote on the proposal who are not “interested shareholders” (as defined in OIS’ articles of incorporation) or affiliates of interested shareholders.  (For the definition of interested shareholder, see footnote 1 on page 7)

Quorum

The holders of a majority of the shares of OIS common stock on the record date must be present, either in person or by proxy, at the OIS Special Meeting to constitute a quorum.

Abstentions, Non-votes, and Withheld Votes

•

For proposal 1, approval and adoption of the merger agreement and the merger contemplated therein, abstentions and broker non-votes will not be counted as present or represented at the OIS Special Meeting for the purpose of determining a quorum for the OIS Special Meeting.

•	For proposal 2, abstentions and broker non-votes will not be counted as present or represented at the OIS Special Meeting for the purpose of determining a quorum for the OIS Special Meeting.

How to Vote

A shareholder may vote in person at the OIS Special Meeting or by proxy without attending the OIS Special Meeting. To vote by proxy, a shareholder will have to complete the enclosed OIS proxy card, sign and date it and return it in the enclosed postage prepaid envelope. When you return a OIS proxy card that is properly signed and completed, the shares of OIS common stock represented by the proxy will be voted as you specify in the OIS proxy card. If the OIS proxy card is returned but is not properly signed, dated, and/or completed, the shares represented by such proxy will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before OIS’ Special Meeting. OIS is not aware of any matter to be presented at OIS’ Special Meeting other than those matters described herein. If, however, any other matters are properly brought before OIS’ Special Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. Following the mailing of the proxy materials, solicitation of proxies may be made by OIS’ officers and employees or anyone acting on their behalf by mail, telephone, telegram, or personal interview.

If your shares are held in street name, your broker or other nominee will vote your shares for you only if you provide instructions to your broker or other nominee on how to vote your shares. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker to vote your shares. If you do not give your broker or other nominee voting instructions, your broker or nominee may not vote your shares on the proposals to approve and adopt the merger agreement and merger or the amendments to the articles of incorporation or bylaws. If you do not give your broker or nominee voting instructions and the broker or nominee does not vote your shares, this is referred to as a “broker non-vote.”

If your shares are held in street name and you wish to vote those shares in person at the OIS Special Meeting, you must obtain from your broker holding your OIS common stock a properly executed “legal proxy” identifying you as an OIS shareholder, authorizing you to act on behalf of the broker at the OIS Special Meeting and identifying the number of shares with respect to which the authorization is granted.

All properly submitted proxies that are not revoked will be voted at the OIS Special Meeting as instructed on those proxies. Submitted proxies containing no instructions will be voted FOR each proposal.

Revocation of Proxy

Registered Holders. If you are a registered holder, you can change your vote in one of three ways:

•

First, before the OIS Special Meeting, you can deliver a signed notice of revocation of proxy to the Secretary of OIS at the address specified below at any time up to and including the last business day before the OIS Special Meeting.

•	Second, you can complete and submit a later-dated proxy form no later than 5:00 p.m. (local time) on the last business day before the OIS Special Meeting.

•

Third, you can attend the OIS Special Meeting and vote in person. Your attendance at the OIS Special Meeting alone will not revoke your proxy; rather, you must deposit a new proxy form or a notice of revocation of proxy with the Secretary of the OIS Special Meeting on the day of the OIS Special Meeting, before any vote is cast under the proxy’s authority, in order to revoke your previously submitted proxy form.

If you are a registered holder and want to change your proxy directions by mail or by fax, you should send any notice of revocation or your completed new proxy form, as the case may be, to OIS at the following address:

Ophthalmic Imaging Systems

Attention: Ariel Shenhar, Secretary

221 Lathrop Way, Suite I

Sacramento, CA 95815

Fax: (916) 646-2020 x317

Non-Registered Holders. If you are a non-registered holder and a broker, investment dealer, bank, trust company or other nominee holds your shares in “street name” and you have instructed such nominee to vote your shares and wish to change your vote, you must follow directions received from such broker or nominee to change those instructions or obtain a properly executed “legal proxy” from your broker or nominee to revoke your prior instructions and vote in person at the OIS Special Meeting.

Voting by OIS Directors and Executive Officers

As of the Record Date, the directors and executive officers of OIS beneficially owned and were entitled to vote [###] shares of OIS common stock, which represents approximately [##.##]% of OIS common stock outstanding on that date.

Expenses of Solicitation

OIS has agreed to pay for the costs of filing, printing and mailing OIS’ registration statement on Form S-4 and this joint proxy statement/prospectus. In addition to soliciting proxies by mail, directors, officers and employees of OIS, without receiving additional compensation, may solicit proxies by telephone, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of OIS common stock held of record by these persons, and OIS will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your OIS common stock, you may call:

Ophthalmic Imaging Systems

221 Lathrop Way, Suite I

Sacramento, CA 95815

Attn: Ariel Shenhar, Secretary

(916) 646-2020 x317

Miscellaneous

The grant of a proxy will confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on procedural matters incident to the conduct of the OIS Special Meeting, such as a motion to adjourn in the absence of a quorum or a motion to adjourn for other reasons, including to solicit additional votes in favor of approval of the merger agreement. Proxies which specify a vote against any proposal will not be voted in favor of any adjournment of the OIS Special Meeting for the purpose of soliciting additional votes in favor of the approval of such respective proposal.

Additional Information Relating to the OIS Special Meeting

General Information

The Special Meeting of Shareholders of OIS will be held on [date], 2008 at 221 Lathrop Way, Suite I, Sacramento, California 95815, on [day], __________, 2008, [time] [a/p.m.] Pacific Standard Time. At the OIS Special Meeting, shareholders will consider and vote upon two (2) proposals. Information with respect to each proposal is set forth below and elsewhere in this document.

Proposal No. 1- Adoption of the Merger Agreement and Approval of the Merger

As discussed in detail in this document, at the OIS Special Meeting, OIS shareholders will consider and vote to adopt the merger agreement and approve the merger contemplated therein. OIS shareholders should carefully read this document in its entirety for more information concerning the merger agreement and the merger. In particular, OIS shareholders are directed to the merger agreement which is attached as Annex A to this document.

OIS’ Board Recommendation – Proposal 1

The OIS board of directors recommends a vote FOR the proposal to adopt the merger agreement and approve the merger.

Required Vote – Proposal 1

Adoption of the merger agreement and approval of the merger contemplated by the merger agreement will require the affirmative vote of at least (1) 75% of OIS’ common stock entitled to vote in an election of directors and (2) a majority of the shares of OIS’ common stock entitled to vote on the proposal who are not “interested shareholders” (as defined in OIS’ articles of incorporation) or affiliates of interested shareholders.  (For the definition of Interested Shareholders, see footnote 1 on page 117.)

Proposal No. 2 — Approval and Adoption of the Amendment to OIS’ Articles of Incorporation

At the OIS Special Meeting, OIS shareholders will consider and vote to approve and adopt the amendment to OIS’ articles of incorporation. The proposed amendment to OIS’ articles of incorporation, attached as Annex G to this document, proposes the following changes: (i) an increase in the number of directors to no less than 7 and no more than 11, (ii) inclusion of a provision that eliminates cumulative voting upon OIS’ listing on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market, and (iii) inclusion of a provision which, provides that until Agfa Geveart N.V., together with its affiliates (collectively “Agfa”) ceases to be the owner of at least 5% of the outstanding common stock of OIS, unanimous approval of OIS’ board of directors or the approval of 66 2/3% of the shares entitled to vote is required for certain transactions concerning certain types of mergers, acquisitions or dispositions of assets, or issuances of securities, or changes in OIS’ principal business purpose.

Reasons for the Amendment to OIS’ Articles of Incorporation

OIS is proposing to increase the number of directors to no less than 7 and no more than 11 because this allows major shareholders, officers and independent directors to be a part of the board. OIS is proposing to eliminate cumulative voting because OIS was advised that this is not customary with companies and management believed that this was not necessary for OIS. OIS is proposing a provision that provides that until Agfa ceases to be the owner of at least 5% of the outstanding common stock of OIS, a requirement that either unanimous approval of OIS’ board of directors, or the approval of 66 2/3% of the shares entitled to vote for certain transactions concerning certain types of mergers, acquisitions or dispositions of assets, or issuances of securities, or changes in OIS’ principal business purpose in order to secure approval for the merger while eliminating Agfa special rights in MediVision.

Agfa Gevaert N.V., a Belgian company (“Agfa”), specializes in analog and digital imaging systems and IT solutions, mainly for the printing and healthcare industries. In 2001, Agfa and MediVision negotiated a deal to collaboratively promote Agfa’s PACS (Picture Archiving Capture Solution) in the ophthalmology market. Agfa sold PACS in radiology and wanted to expand to other markets and so, Agfa invested in MediVision for a 19% ownership interest in MediVision. In connection with this deal, MediVision agreed to seek Agfa’s approval for significant transactions that affect OIS, including, selling OIS, selling all or substantially of OIS’ assets, or issuing stock of OIS at levels that require shareholder approval. Agfa currently has one director on each of the boards of MediVision and OIS.

The purpose of provision (iii) of proposal 2 is to provide Agfa with similar voting rights in OIS that it had in MediVision. As set forth above, pursuant to its ownership interest in MediVision, Agfa has certain voting rights, whereby Agfa’s approval is required before MediVision’s consummation of certain transactions involving OIS. Since these voting rights would be eliminated upon completion of the merger, OIS agreed to provide Agfa with certain voting rights in OIS (as set forth in provision (iii) of proposal 2), so that Agfa would maintain similar voting rights in OIS that it had as a shareholder of MediVision.

In effect, upon approval and implementation of clause (iii) of proposal 2, at any time in which Agfa, together with its affiliates, owns 5% or more of OIS’ outstanding common stock, Agfa’s approval will be required to cause approval of any item as listed in the proposed Article NINE to OIS’ Articles of Incorporation. The proposed Article NINE to OIS’ Articles of Incorporation requires, at any time Agfa, together with its affiliates, owns 5% or more of OIS’ outstanding common stock, either the affirmative vote or consent of 67% of the shares of OIS entitled to vote on such action or the unanimous approval or consent of OIS’ board of directors. Pursuant to a proposed Stockholders Agreement, which will be executed before consummation of the merger, by and among Agfa Gevaert N.V., Delta Trade & Services (1986) Ltd., and the “Allon/Shenhar Group” (as defined therein), Agfa has the power to direct the vote of approximately 45% of OIS’ outstanding common stock, on a fully diluted basis, for those items specified in the proposed Article NINE. When considered together with the fact that Agfa will likely have one board member on OIS’ board of directors (so long as Agfa, together with its affiliates owns 5% or more of OIS’ common stock), as set forth in the Voting Agreement (included as Annex B to the joint proxy statement/prospectus which is a part of this Registration Statement), the result is that to gain unanimous board approval or 67% of the shareholder vote for those items listed in the proposed Article NINE, ultimately will require Agfa’s approval.

An advantage obtained upon approval of proposal 2, which includes provision (iii) of proposal 2, is that upon such approval, Agfa will vote in favor of the merger, as set forth in proposal 1.

A disadvantage which will result upon approval of proposal 2, which includes provision (iii) of proposal 2, is that certain transactions cannot be effected without Agfa’s approval.

The implementation of proposal 2 is contingent upon approval of proposal 1. If the merger transaction in proposal 1 is not approved by a shareholder vote, as required, proposal 2, regardless of approval, is unnecessary and will not be implemented. However, consummation of the merger in proposal 1 is not contingent upon approval of proposal 2. If proposal 1 is approved and proposal 2 is not, regardless, Agfa may vote in favor of proposal 1 and the merger transaction be consummated upon Agfa’s waiver of the closing condition that the amendments to OIS’ Articles of Incorporation be effected, as set forth in the Merger Agreement.

General Effect of the Amendment to OIS’ Articles of Incorporation

OIS’ board, post merger, will have more board members and it will need a greater number of votes in order to transact certain types of mergers, acquisitions or dispositions of assets, or issuances of securities, or changes in OIS’ principal business purpose.

OIS’ Board Recommendation – Proposal 2

The OIS board of directors recommends a vote FOR the proposal to approve and adopt the amendment to OIS’ articles of incorporation.

Required Vote – Proposal 2

Assuming a quorum, approval and adoption of the amendment to the articles of incorporation requires the affirmative vote of at least (1) 75% of OIS’ common stock entitled to vote in an election of directors and (2) a majority of the shares of OIS’ common stock entitled to vote on the proposal who are not “interested shareholders” (as defined in OIS’ articles of incorporation) or affiliates of interested shareholders.  (For the definition of interested shareholder, see footnote 1 on page 7)

Other Matters

OIS’ management does not intend to bring before OIS’ Special Meeting any matters other than those specifically described above and is not aware of any other matters which are proposed to be presented at the meeting. If any other matters or motions properly come before OIS’ Special Meeting, it is the intention of the persons named in OIS’ accompanying proxy to vote such proxy in accordance with their discretion on such matters or motions, including any matters dealing with the conduct of OIS’ Special Meeting.

Information Concerning the MediVision Special Meeting

MediVision Special Meeting

MediVision is furnishing this document to you as part of the solicitation of proxies by MediVision’s board of directors for use at the MediVision Special Meeting in connection with the proposed merger and other proposals. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the MediVision Special Meeting.

Date, Time and Place

The Special Meeting of MediVision shareholders will be held at the offices of MediVision’s Israeli legal counsel, Eitan Mehulal Pappo Barath & Shinar, Weissberger & Co, at 10 Abba Eban Blvd., Herzlia 46120, Israel. on [day], __________, 2008, [time] [a/p.m.] (the “MediVision Special Meeting”).

Purpose of the Special Meeting

This joint proxy statement/prospectus is being provided by, and the enclosed proxy is solicited by and on behalf of, MediVision’s board of directors for use at the Special meeting of MediVision shareholders. The purpose of the MediVision Special Meeting is for MediVision shareholders to consider and vote upon (1) the approval and adoption of the merger agreement and the merger contemplated therein, (2) the approval and adoption of an amendment to MediVision’s articles of association, (3) the approval of the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives, (4) the approval of MediVision’s purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months, and (5) the taking of other procedural matters incident to the conduct of the MediVision Special Meeting, including any adjournment or postponement of the MediVision Special Meeting.

Recommendation of the MediVision Board of Directors

MediVision’s board of directors:

•	has unanimously determined that the merger contemplated therein is fair to and in the best interests of MediVision and its shareholders;

•	has unanimously approved and declared advisable the merger agreement;

•	unanimously recommends that MediVision shareholders vote “FOR” the approval and adoption of the merger agreement and the merger contemplated therein; and

•

unanimously recommends that MediVision shareholders vote “FOR” the proposals to adopt an amendment to MediVision’s articles of association, to grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives and to purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months.

Record Date

Only holders of MediVision ordinary shares as of the close of business on [record date], 2008, which is the record date for the MediVision Special Meeting, will be entitled to receive notice of and to vote at the MediVision Special Meeting and any adjournments or postponements of the MediVision Special Meeting. At the record date, [#] MediVision ordinary shares were issued, outstanding and entitled to vote at the MediVision Special Meeting.

Voting Power

Generally, each share entitles its holder, subject to the provisions of these Articles, to receive notices of and to attend, participate and vote at all the General Meetings of MediVision.

The required quorum at MediVision’s shareholders meeting is the presence of two shareholders present in person or by proxy, holding or representing at least one third of the total voting rights in MediVision on the Record Date, including the presence (in person or by proxy or by any communication media - at Agfa’s discretion) of a representative of Agfa.

If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or any time and hour as the Directors shall designate and state in a notice to the shareholders, and if, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, two shareholders present in person or by proxy shall be a quorum regardless of the number of votes represented.

Required Vote

Election of the directors will require the affirmative vote of a majority of the shareholders present in person of by proxy, which constitute a quorum. At any Meeting, there shall be two shareholders present in person or by proxy, holding or representing at least one third of the total voting rights in MediVision on the Record Date, provided, however, that, for as long as the Agfa Gevart N.V.(“Agfa”) holdings of MediVision shares represent at least 5% of the issued and paid up share capital of MediVision, no General Meeting shall be convened without the presence (in person or by proxy or by any communication media - at Agfa’s discretion) of a representative of Agfa, who shall, subject to the requirements of any applicable law be entitled to participate in and vote at any General Meeting or adjourned Meeting by way of any communications medium - costs of telephone expenses shall be borne by MediVision and costs of any other communication media chosen by Agfa to be borne by Agfa- allowing said representative and the physically present shareholders to hear each other simultaneously, provided that, to the extent Agfa elects not to participate and vote by way of the aforementioned communication medium, but rather to participate and vote through a representative physically present at such meetings, Agfa shall furnish such representative with a duly executed proxy or such other written action conforming with the requirements of the Statutes and the companies articles of association.

1. Merger Agreement and the Merger. Approval and adoption of the merger agreement and the merger contemplated by the agreement will require the affirmative vote of: (i) at least 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon (not including abstentions), including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

2. Amendment to the Articles of association. Approval and adoption of the amendment to the articles of association will require the affirmative vote of at least 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, including the affirmative vote of Agfa.

3. Exemption and Indemnification Undertaking. Approval of the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives, will require: (i) not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, (not including abstentions) including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

4. Director and Officer Insurance. Approval of MediVision’s purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months, will require: (i) not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, (not including abstentions) including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

Quorum

The required quorum at MediVision’s shareholders meeting is the presence of two shareholders present in person or by proxy, holding or representing at least one third of the total voting rights in MediVision on the Record Date, including the presence (in person or by proxy or by any communication media - at Agfa’s discretion) of a representative of Agfa.

How to Vote

A shareholder may vote in person at the MediVision Special Meeting, or by proxy or by submitting a Voting Ballot without attending the MediVision Special Meeting.

Proxies, Voting ballot and Broker Voting

To vote by proxy, a shareholder will have to complete a MediVision proxy form, sign and date it and return it to MediVision no later than 48 hours before the date of MediVision’s Special Meeting. If a MediVision proxy card is returned properly signed and completed, the MediVision ordinary shares represented by the proxy will be voted as specified in the MediVision proxy card. If the MediVision proxy card is returned but is not properly signed, dated, and/or completed, the shares represented by such proxy will be voted in accordance with the judgment of the person or persons voting the proxies MediVision is not aware of any matter to be presented at MediVision’s Special Meeting other than those matters described herein. If, however, any other matters are properly brought before MediVision’s Special Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

To vote by Voting Ballot a shareholder will have to execute a form of a voting ballot prepared according to the requirements of the Israeli Companies Law, and to mail it to MediVision in accordance with the Israeli Companies Law. Each shareholder is entitled to receive a form of the Voting Ballot from MediVision at MediVision’s registered offices.

Non-registered shareholders whose shares are held by a broker, investment dealer, bank, trust company or other nominee in non registered name or “street name” must contact their broker or other nominee to obtain a proxy form and evidence of shareholder identity as required under the Israeli Companies Law, as well as for other instructions as to how to vote such shares. A broker or other nominee will not vote shares unless specific instructions in a completed broker voting instruction form are received.

A Voting Ballot together with evidence of shareholder identity must be delivered to MediVision no later 72 hours prior to the date set for the MediVision Special Meeting.

Revocation of Proxy and Voting Ballots

Proxy

Registered Holders. Registered holders can change their vote in one of three ways:

•

First, before the MediVision Special Meeting, by delivering a signed notice of revocation of proxy to MediVision at the address specified above at any time up to 48 hours before the MediVision Special Meeting.

•	Second, by completing and submitting a later-dated proxy form no later than 48 hours before the MediVision Special Meeting.

•

Third, by attending the MediVision Special Meeting and voting in person. Attendance at the MediVision Special Meeting alone will not revoke a proxy; rather, the shareholder must deposit a new proxy form or a notice of revocation of proxy with MediVision on the day of the MediVision Special Meeting, before any vote is cast under the proxy’s authority, in order to revoke a previously submitted proxy form.

Non-Registered Holders. A non-registered holder whose shares are held by a broker, investment dealer, bank, trust company or other nominee in “street name”, who has instructed such nominee to vote such shares and wishes to change the vote, must follow directions received from such nominee to change those instructions.

Voting Ballot

A Voting Ballot can be revoked by notifying MediVision in writing to the above address and producing evidence of shareholder identity, provided it is done 24 hours prior to the time set for the MediVision Special Meeting.

Withheld Votes and Abstentions

For approval and adoption of the merger agreement and the merger contemplated therein, abstentions and withheld votes will be counted as present or represented at the MediVision Special Meeting for the purpose of determining a quorum for the MediVision Special Meeting. However, abstentions and withheld votes will be not counted at the MediVision Special Meeting for the purpose of determining whether the requisite vote is obtained for approving the merger.

Expenses of Solicitation

In addition to soliciting proxies by mail, MediVision may solicit proxies for the MediVision Special Meeting from MediVision shareholders personally, or by telephone, facsimile or other electronic means, without compensation except for reimbursement of actual out-of-pocket expenses incurred by them in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of MediVision’s ordinary shares held of record by these persons, and MediVision will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith, if requested.

Exchange of Share Certificates

Conversion Fund.

Conversion agent (the “Conversion Agent”) appointed by OIS for providing the Conversion Shares following the Effective Time, defined as the date on which the Israeli Companies Registrar issued a Merger Certificate, after the Closing, of the Merger Certificate (the “Effective Time”).

Upon surrender of the Certificates (or affidavits of loss in lieu thereof as provided below or CIK Shares. Prior to or as soon as practicable after the Effective Time, OIS shall deposit or shall cause to be deposited, with the Conversion Agent, for the benefit of the holders of Shares, (i) certificates representing the aggregate number of shares of OIS Common Stock to be issued in the Merger; and (ii) such cash in an amount sufficient for payment of any dividends and distributions to which holders of Shares may be entitled (such cash and certificates for shares of OIS Common Stock being hereinafter referred to as the “Conversion Fund”). Following the Effective Time, subject to surrender of the Certificates (or affidavits of loss in lieu thereof as provided below) or the CIK Shares, the Conversion Agent shall deliver the Conversion Shares and cash in an amount sufficient for payment of any dividends or distributions contemplated to be paid in respect of the Shares pursuant to this Agreement, out of the Conversion Fund. Conversion of any CIK Shares shall be effected in accordance with OIS’ customary procedures with respect to securities represented by book entry. Except as contemplated in this Agreement, the Conversion Fund shall not be used for any other purpose.

Surrender of Certificates; Payment.

Conversion Procedures.

(A) Promptly after the Effective time, OIS shall instruct the Conversion Agent to mail to each holder of record of Conversion Shares (i) a letter of transmittal, and (ii) instructions for use in effecting surrender by such holder of its Certificates to the Conversion Agent in consideration for the Conversion Shares (collectively, the “Letters of Transmittal”).

(B) The holder of each Certificate, upon the surrender of such Certificate by such holder to the Conversion Agent (or the delivery of the affidavit and bond, if any), together with a Letter of Transmittal duly completed and validly executed by such holder in accordance with the instructions thereto, and such other documents as may reasonably be required by the Conversion Agent, shall, be entitled to receive in exchange for such Certificate a certificate representing the number of shares of OIS Common Stock for which the Shares theretofore represented by such Certificate may be converted, and such surrendered Certificate shall forthwith thereafter be cancelled and retired.

(C) Each Certificate shall be deemed at all times from and after the Effective Time to represent only the right to receive, upon conversion, the Conversion Shares to which the holder of the Shares formerly represented by such Certificate is entitled to receive in the Merger.

Distributions with Respect to Unconverted Shares.

All shares of OIS Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and, whenever a dividend or other distribution is declared by OIS in respect of the OIS Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of OIS Common Stock issuable. No dividends or other distributions in respect of the OIS Common Stock shall be paid to any holder of any unsurrendered Certificate or CIK Share until such Certificate (or affidavits of loss in lieu thereof as provided below) or CIK Share is surrendered for conversion. Subject to the effect of applicable Laws, following surrender of any such Certificate (or affidavits of loss in lieu thereof as provided below) or CIK Share, there shall be issued to the holder of the certificates representing whole shares of OIS Common Stock issued in conversion thereof, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date and payment date after the Effective Time and on or prior to such surrender date, that were received by the Conversion Agent with respect to such whole shares of OIS Common Stock held by it and (ii) at the appropriate payment date as determined by the Conversion Agent, the dividends or other distributions paid and received by the Conversion Agent with respect to such whole shares of OIS Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

Transfers.

From and after the Effective Time, there shall be no transfers on the share transfer books of MediVision of the Shares that were outstanding immediately prior to the Effective Time.

Fractional Shares.

No certificate or scrip representing fractional shares of OIS Common Stock shall be issued upon the surrender of certificates formerly representing Shares or otherwise in the Merger, and in lieu thereof, any fractional share of OIS Common Stock shall be rounded up to the nearest whole Share of OIS Common Stock; provided that, prior to applying such rounding mechanism with respect to any holder of Shares, all Shares held by such holder shall be aggregated, taking into account all certificates formerly representing Shares delivered by such holder and the aggregate number of Shares represented thereby, and after giving effect to the exercise of any MediVision Options or MediVision Rights to be exercised by such holder in connection with the Closing.

Termination of Conversion Fund.

Any portion of the Conversion Fund that remains unclaimed by MediVision shareholders for 180 days after the Effective Time shall be delivered to OIS. Any holder of Shares who has not theretofore complied shall thereafter look only to OIS for delivery of the Conversion Shares, without any interest thereon. Notwithstanding the foregoing, none of OIS, the Surviving Corporation, the Conversion Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this section, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

Lost, Stolen, Destroyed or Unissued Certificates.

If any Certificate shall have been lost, stolen, destroyed or never issued, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, destroyed or never issued and, if required by OIS, the posting by such Person of a bond in customary amount and upon such terms as may be required by OIS as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation or the Conversion Agent will issue, in exchange for such lost, stolen, destroyed or never issued Certificate, the shares of OIS Common Stock and any cash, unpaid dividends or other distributions that would have been payable or deliverable in respect thereof had such lost, stolen, destroyed, or never issued Certificate been surrendered.

Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your MediVision ordinary shares, you may call:

MediVision Medical Imaging Ltd

Attention: Gabby Bouganim, Secretary

Hermon Building, Industrial Zone

Yokneam-Elit 20692, Israel

Tel: +972-4- 989 4884

Additional Information Relating to the MediVision Special Meeting

General Information

The Special Meeting of MediVision shareholders will be held at the offices of the MediVision’s Israeli legal counsel, Eitan Mehulal Pappo Barath & Shinar, Weissberger & Co, at 10 Abba Eban Blvd., Herzlia 46120, Israel. on [day], __________, 2008, [time] [a/p.m.].

Proposal No. 1 — Approval and Adoption of the Merger Agreement and the Merger

As discussed in detail in this document, at the MediVision Special Meeting, MediVision shareholders will consider and vote to approve and adopt the merger agreement and the merger contemplated therein. MediVision shareholders should carefully read this document in its entirety for more information concerning the merger agreement and the merger. In particular, MediVision shareholders are directed to the merger agreement which is attached as Annex A to this document.

MediVision’s Board Recommendation – Proposal 1

The MediVision board of directors recommends a vote FOR the proposal to approve and adopt the merger agreement and the merger.

Required Vote – Proposal 1

Approval and adoption of the merger agreement and the merger contemplated by the agreement will require the affirmative vote of: (i) at least 75% (not including abstentions) of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

Proposal No. 2 — Approvaland Adoption of an amendment to MediVision’s articles of association

Proposal No. 3 — Approval of the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives

Proposal No. 4 — Approval of MediVision’s purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months

MediVision’s Board Recommendation – Proposal 2 through 4

The MediVision board of directors recommends a vote FOR the proposals to adopt an amendment to MediVision’s articles of association, to grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives and to purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months

Required Vote – Proposals 2 through 4

Proposal 2, approval and adoption of an amendment to MediVision’s articles of association will require the affirmative vote of at least 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, including the affirmative vote of Agfa.

Proposal 3, approval of the grant of an exemption undertaking and indemnification undertaking to the members of MediVision’s board of directors (including its “external directors”) as well as its controlling shareholders and their representatives, will require: (i) not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, (not including abstentions) including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

Proposal 4, vote on the approval of MediVision’s purchase of directors and officers insurance policy, with a coverage of up to $5,000,000 as of July, 2007 for a period of 12 months, will require: (i) not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, (not including abstentions) including the affirmative vote of Agfa, and (ii) such vote also includes the affirmative vote of the holders of at least 1/3 of all of the shares held by shareholders present and voting in person or by proxy (not including abstentions) who do not have a personal interest (as defined in the Israeli Companies Law) in the merger, or the total votes cast against the merger by shareholders present and voting in person or by proxy who do not have a personal interest in the merger do not exceed 1% of MediVision’s issued and outstanding share capital.

Other Matters

MediVision’s management does not intend to bring before MediVision’s Special Meeting any matters other than those specifically described above and is not aware of any other matters which are proposed to be presented at the meeting. If any other matters or motions properly come before MediVision’s Special Meeting, it is the intention of the persons named in MediVision’s accompanying proxy to vote such proxy in accordance with their discretion on such matters or motions, including any matters dealing with the conduct of MediVision’s Special Meeting.

THE MERGER

The Merger

Pursuant to the merger agreement, Merger Sub will merge with and into MediVision, pursuant to which Merger Sub will cease to exist, and MediVision will become a wholly-owned subsidiary of OIS. At the effective time of the merger, and as a result thereof, (1) each ordinary share, par value NIS 0.1 per share, of MediVision issued and outstanding immediately before the effective time of the merger, will be automatically converted into 1.66 shares of common stock, no par value, of OIS and each outstanding option to purchase MediVision shares, warrants or other rights to purchase MediVision shares will be assumed by OIS such that it is converted into an option, warrant or other right to purchase OIS Common Stock equal to the number of MediVision shares underlying such option, warrant or other right multiplied by 1.66.

Background of the Merger

As part of the ongoing evaluation of OIS’ business, it regularly considers a variety of strategic alternatives for its business. As part of this process and in light of the ongoing consolidations and changes in the medical technology industry and the software industry in general, and the ophthalmology technology and software industries specifically, OIS has evaluated, independently and with strategic and financial advisors, various alternatives for its business, improving its competitive position and enhancing shareholder value, including the advisability of entering into acquisitions, divestitures and possible business combinations. In addition, OIS’ management and board of directors regularly discuss the position and prospects of OIS within different segments of the ophthalmology industry. OIS’ board of directors has regularly reviewed its short and long-term business strategies, as well as market trends in the ophthalmology industry and the challenges confronting OIS in achieving its business objectives.

In August 2000, MediVision acquired 73% of OIS from Premier Laser Systems, Inc. through a bankruptcy proceeding. During the period between 2000 and 2004, MediVision supplied OIS with senior management and assisted in the development and growth of OIS while maintaining a significant ownership stake. During 2004, management of OIS began discussions regarding the potential for merging with MediVision in order to streamline OIS’ ownership structure, reduce duplicative operating expenses and protect research and development initiatives underway at MediVision.

On July 20, 2005, due to OIS’ parent-subsidiary relationship with MediVision, OIS’ board established, through unanimous written consent, a special committee of independent directors composed of Michael Benoff, as the chairman, and Merle Symes to evaluate whether to proceed with a possible merger of OIS and MediVision and, in the event that a decision were to be made to proceed, to negotiate the terms of the possible transaction. The special committee retained legal counsel, Duane Morris, and a financial advisor, Healthcare Growth Partners, LLC, to assist in its evaluation of the possible transaction.

Between July and December 2005, the special committee, its legal counsel and its financial advisor conducted initial due diligence on MediVision, developed alternative possible transaction structures and identified other factors to be considered in the evaluation of the advisability of a transaction.

On December 8, 2005, the special committee presented to the full board and to representatives of MediVision their initial analysis and conclusions related to a possible transaction. The special committee’s report summarized potential deal structures and other factors to consider in determining the advisability of a transaction.

Between December 2005 and March 2006, the special committee, its legal counsel and its financial advisor continued the analysis of the possible transaction and communicated with MediVision, its legal counsel and its financial advisor regarding possible terms for the transaction.

On March 1, 2006, the chairman of the special committee and the special committee’s legal and financial advisors met with the chairman of MediVision in New York to discuss the possible terms for a transaction. During this meeting, the parties held preliminary discussions regarding the methodology for the valuing MedVision.

Between March and July 2006, the special committee, its legal counsel and its financial advisor continued their due diligence of MediVision and their negotiation with MediVision and its advisors.

On July 18, 2006, the chairman of the special committee met with representatives of MediVision to discuss the transaction process and possible terms.

Between July 2006 and February 2007, the special committee and its legal and financial advisors continued to work on issues related to transaction structure including the negotiation of a letter of intent between the parties.

On February 5, 2007, the special committee met with representatives in MediVision to discuss the status of the possible transaction and to negotiate the possible terms.

Between February and June 2007, the special committee and its legal and financial advisors continued to negotiate with MediVision a term sheet outlining the major terms associated with a possible transaction.

On June 1, 2007, the special committee chairman and the chairman of MediVision executed a term sheet outlining the terms of the proposed transaction between the companies which included a valuation methodology and range for the proposed transaction.

On July 30, 2007, the special committee retained Westwood Capital, LLC as financial advisor to conduct an analysis as to the fairness, from a financial point of view, of the possible transaction to the minority shareholders of OIS.

On August 22, 2007, Michael Benoff and Merle Symes resigned from OIS’ board. Both resigned because of the unexpectedly large time commitment and effort required. Initially, both Messrs. Benoff and Symes wanted to be on OIS’ board to be involved in OIS and contribute some time and effort to add value to OIS. As time passed, the board required more time and with the establishment of the special committee it became too much of a burden.

On August 28, 2007, Healthcare Growth Partners terminated its engagement as the financial advisor to the special committee.

On August 28, 2007, Jonathan Phillips and William Greer were appointed to OIS’ board and were nominated as the chairman and member, respectively, of a reconstituted special committee of independent directors related to the possible transaction.

On September 4, 2007, the special committee convened telephonically to discuss the possible transaction. Subsequent to that conversation, the special committee met telephonically with the outside counsel, Duane Morris, to the prior special committee regarding an update on the status of the possible transaction.

On September 19, 2007, the special committee engaged Vedder Price as legal counsel to represent the special committee related to the possible transaction.

On September 24, 2007, the special committee met telephonically with Vedder Price to discuss the status of the possible transaction and to discuss the appropriate next steps of evaluating and negotiating the transaction terms.

On October 12, 2007, the special committee met telephonically with Vedder Price and OIS’ company counsel, Troutman Sanders, to discuss a draft timeline for the transaction process.

On October 15, 2007, the special committee met telephonically with its counsel and its Israeli local counsel, Epstein, Chomsky, Osnat & co., to discuss the status of due diligence investigations of MediVision.

On November 6, 2007, the special committee met telephonically with representatives from its counsel, OIS senior executives, company counsel, MediVision principals and MediVision counsel to discuss the status of the transaction and associated documents.

On November 13, 2007, the special committee met in person to discuss the merits of the possible transaction and determined that it was in the best interest of the company and its minority shareholders to proceed with the discussions to structure a possible transaction. Factors considered in the discussion included competitive risks related to research and development initiatives being conducted by MediVision, capital markets issues related to having MediVision as the majority shareholder of OIS, financial analysis of the prospects of MediVision’s business on a stand alone basis and possible expense and revenue synergy opportunities associated with a combined entity. The board reviewed the operations of the two companies and concluded that a merger with MediVision would strengthen OIS’ operational capabilities and product offerings. For example, CCS Pawlowski GmbH, MediVision’s German-based subsidiary brings a significant share of the German market for digital imaging systems connected to non-midriatic fundus cameras. Also, the addition of MediVision’s product pipeline and the relationship with Agfa is expected to increase OIS’ sales in the ophthalmology market. The board also examined the possible operating efficiencies which would arise from a combined company and concluded that a combined company would benefit from, among other things, improved control of OIS’ research and development and international marketing capabilities, which are currently handled on a contractual basis by MediVision. The board also considered the negative effect of the current ownership interests of OIS’ shareholders would be diluted and that they believe OIS’ shareholders will benefit from increased liquidity as a result of the MediVision shareholders adding to the pool of OIS shareholders. The board then concluded that the benefits of the merger outweighed the negative effects of dilution.

On December 5, 2007, the special committee updated OIS’ board on the status of the transaction conversations and also informed its board that their qualitative review of the possible transaction suggested that the transaction, if structured in an appropriate financial manner, would likely be in the best interests of its minority shareholders.

On December 19, 2007, the special committee updated OIS’ board on the status of the transaction conversations.

On January 2 and 3, 2008, the chairman of the special committee met with the CEO of MediVision in Chicago to discuss the possible transaction and specific terms. During this discussion, the chairman of the special committee and the CEO of MediVision reviewed the discussion and negotiations that had occurred to date, discussed the projected financial performance of MediVision and discussed the possible valuation which would in turn result in the exchange ratio. The chairman of the special committee and the CEO of MediVision also discussed the proposed timeline for reaching a definitive agreement.

On January 17, 2008, the special committee engaged Belgian counsel Lafili, Van Crombrugghe & Partners to assist in the aspects of the transaction related to Belgian securities law.

On January 22, 2008, subsequent to a board meeting where representatives from the management of OIS presented a strategic plan and a series of growth initiatives and where representatives from the management of MediVision presented an update on certain research and development initiatives that MediVision was pursuing with OIS, the special committee met in person to discuss the possible transaction and determined that it continued to be in the best interests of the minority shareholders of OIS to pursue the transaction. In addition to the factors discussed at the special committee meeting in November 2007, the special committee discussed the alternatives for OIS in the event that OIS was unable to reach reasonable terms with MediVision and reached the conclusion that OIS would likely be required to expend significant additional research and development funds in the event that a transaction were not to occur.

On January 23, 2008, the special committee briefed OIS’ board on the status of the transaction conversations including its conclusion that the transaction as contemplated continued to be in the best interests of the minority shareholders of OIS.

On January 29, 2008, the special committee met telephonically with its counsel, MediVision’s CEO and MediVision’s Israeli counsel to discuss the status of the agreements and to negotiate certain points.

On February 5 and 6, 2008, the special committee chairman met in Chicago with special committee counsel, OIS’ CEO, MediVision’s CEO and MediVision’s Israeli counsel to negotiate the final transaction terms. The discussions focused on a review of the outstanding issues in the definitive merger agreement and selected ancillary agreements. In addition, the chairman of the special committee and the CEO of MediVision reviewed an updated financial analysis of the value of MediVision and agreed on the general terms of the exchange ratio based on the financial analysis. Upon completion of the meeting, the special committee chairman and MediVision’s CEO executed a non-binding agreement relative to the completion of definitive negotiations with certain exceptions to be resolved over the next several weeks.

On March 12, 2008, the special committee received the fairness opinion from Westwood Capital and a presentation from Westwood Capital that the merger consideration to be paid by the company was within a fair range, from a financial point of view, to the shareholders, other than MediVision, of the company. The special committee also received an overview from Vedder Price regarding the transaction documents and the transaction process. Subsequent to the presentations by Westwood Capital and Vedder Price, the special committee voted unanimously to recommend to the full board that the transaction be approved.

On March 17, 2008, the special committee presented its recommendation to the full board of directors that the transaction be approved by the full board. In addition, the board was presented with the materials from Westwood Capital and a summary of the merger agreement by Vedder Price.

On March 19, 2008, the full board convened to discuss the possible transaction with MediVision. During that meeting, the board received a presentation from Westwood Capital that the merger consideration to be paid by the company was within a fair range, from a financial point of view, to the shareholders, other than MediVision, of the company. In considering the fairness of the merger, OIS’ board of directors recognized that an inherent conflict of interest existed due to MediVision’s involvement in the transaction. Thus, to ensure that any board determinations would be objective, the board appointed a special independent committee, comprised of independent directors to negotiate and finalize the terms of the merger. The board ensured that the special independent committee received legal counsel separate from OIS. The board also received a fairness opinion from an independent financial advisor, Westwood Capital, who, after various analyses concluded that, in its opinion, as of March 13, 2008 (the date of the opinion), the consideration to be paid by the holders of shares of OIS’ common stock pursuant to the Term Sheet and Merger Agreement is within a fair range from a financial point of view to such holders. In addition, Vedder Price discussed with the Board the transaction documents and the transaction process. Based on this opinion, the foregoing considerations, and the presentations, the board concluded that the merger is fair to, and in the best interest of OIS and its shareholders, and thus voted to approve the merger transaction.

OIS’ Reasons for the Merger

This transaction will give OIS improved operating efficiencies, including improved control of its research & development and international marketing capabilities, which are currently handled on a contractual basis by MediVision. The addition of MediVision’s product pipeline is expected to help increase OIS’ footprint in the market, while the transfer of its strategic relationship with Agfa Gevaert N.V will deepen OIS’ Picture Archiving and Communications Systems “PACS” capabilities in the ophthalmology arena. In addition, MediVision’s German-based subsidiary provides a significant share of the German market.

Recommendation of OIS’ Board of Directors

OIS’ board of directors recommends that the OIS shareholders vote “FOR” approval of the merger agreement and the merger contemplated therein. OIS’ board of directors and a special independent committee appointed by OIS determined that the merger agreement and the merger are advisable, fair to, and in the best interest of OIS’ shareholders.

Opinion of OIS’ Financial Advisor

OIS, via its special committee to the merger, retained Westwood Capital solely to render an opinion as to the fairness, from a financial point of view, of the conversion ratio to be exchanged under the merger agreement. On May 19, 2008, at a meeting of the OIS board of directors held to evaluate the merger, Westwood Capital delivered its oral opinion, which opinion was supported by delivery of its written opinion dated March 13, 2008, to the effect that, as of that date and subject to the various assumptions in such opinion, the conversion ratio of 1.66 shares of OIS common stock for each share of MediVision ordinary shares to be exchanged by OIS under the merger agreement was within a fair range, from a financial point of view, to Westwood Capital. Westwood Capital does not have any obligation to update, revise or reaffirm its opinion. Westwood Capital did not act as financial advisor to OIS, MediVision or any other party with respect to the merger other than in rendering such opinion.

The full text of Westwood capital’s written opinion to the OIS board of directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. Holders of OIS common stock are encouraged to read the opinion carefully and in its entirety. The following summary is qualified in its entirety by reference to the full text of such opinion. Westwood capital’s analyses and opinion were prepared for and addressed to the OIS board of directors and are directed only to the fairness, from a financial point of view, to OIS of the conversion ratio. Westwood capital’s opinion does not constitute a recommendation to OIS stockholders or anyone else on how to vote at any meeting held in connection with the merger. Westwood capital’s opinion also does not in any manner address the prices at which OIS common stock has traded or may trade in the future, including subsequent to the completion of the merger. The Westwood Capital opinion has been approved by a fairness committee of Westwood Capital. Westwood Capital has consented to the inclusion of the opinion in this joint proxy statement/prospectus.

In preparing its opinion to the OIS board of directors, Westwood Capital performed various financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying Westwood capital’s opinion or the presentation made by Westwood Capital to the OIS board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Westwood Capital did not attribute any particular weight to any analysis or factor considered by it, but rather made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Accordingly, notwithstanding the separate analyses summarized below, Westwood Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of the analyses, would create a misleading or incomplete view of the process underlying its opinion.

In arriving at its opinion, and performing the related financial analysis, Westwood Capital:

i)	reviewed certain publicly available financial statements and other business and financial information of OIS and MediVision;

ii)	reviewed certain internal financial statements and other financial and operating data concerning MediVision and OIS prepared by the management of MediVision and OIS;

iii)	reviewed certain financial projections and valuation models prepared by and/or at the direction of the management of OIS and MediVision;

iv)	discussed the past and current operations and financial condition and the prospects of MediVision with senior executives of MediVision and OIS;

v)	reviewed the reported prices and trading activity for MediVision and OIS’s Common Stock;

vi)	compared the financial performance of OIS and the prices and trading activity of OIS’s Common Stock with that of certain other comparable publicly-traded companies and their securities;

vii)

reviewed the proposed merger agreement, the draft Term Sheet, the proposed Voting Agreement, proposed Registration Rights Agreement and a proposed Right of First Refusal and Preemptive Rights Agreement, and certain other related documents as supplied to us by OIS;

viii)	conducted a discounted cash flow (DCF) analysis of the financial projections of MediVision as supplied by OIS and reviewed the enterprise value therein;

ix)	compared OIS’s estimated weighted average cost of capital of MediVision using different Small Company Risk Premiums;

x)	conducted a sensitivity analysis given the estimated cost of capital of MediVision; and

xi)	performed such other analyses and considered such other factors as we have deemed appropriate.

In rendering its opinion, Westwood Capital assumed and relied on the accuracy and completeness of information supplied or otherwise made available to Westwood Capital by OIS, MediVision or their respective representatives or advisors or obtained by Westwood Capital from other sources. Westwood Capital did not assume any responsibility for independently verifying and did not independently verify such information. Westwood Capital did not independently evaluate, physically inspect or appraise any of the respective assets or liabilities (contingent or otherwise) of OIS or MediVision and was not furnished with any such valuations or appraisals. Westwood Capital was not asked to and did not evaluate the solvency or fair value of OIS or MediVision. With respect to financial projections, including estimated synergies, for OIS and MediVision, Westwood Capital was advised by OIS, and assumed, without independent investigation, that they had been reasonably prepared and reflected the best currently available estimates and good faith judgments of senior management of OIS of the expected future competitive, operating and regulatory environments and related financial performance of OIS and MediVision. Westwood Capital expresses no opinion with respect to such projections, including estimated synergies, or the assumptions on which they are based. Westwood Capital was not asked to and did not consider the possible effects of any litigation or other legal claims. Westwood Capital further assumed that the merger will be consummated in a timely manner and in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement and that all governmental, regulatory and other consents and approvals necessary for the consummation of the merger will be obtained without any material adverse effect on OIS or MediVision or on the contemplated benefits of the merger.

Westwood capital’s opinion is necessarily based upon financial, economic, market and other conditions and circumstances as in effect on, and information made available to Westwood Capital as of March 13, 2008. Westwood Capital disclaims any undertakings or obligations to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to its attention after the date of the opinion.

Westwood capital’s opinion does not constitute a recommendation as to any action that the board of directors of OIS or any stockholder of OIS should take in connection with the merger or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to issuance of OIS common stock in connection with the merger. Westwood capital’s opinion relates solely to the fairness, from a financial point of view, to OIS of the conversion ratio. Westwood Capital expresses no opinion as to the relative merits of the merger and any other transactions or business strategies discussed by the board of directors of OIS as alternatives to the merger or the decision of the board of directors of OIS to proceed with the merger, nor does Westwood Capital express any opinion on the structure, terms or effect of any other aspect of the merger or the other transactions contemplated by the merger agreement. Westwood Capital is not an expert in, and its opinion does not address, any of the legal, tax or accounting aspects of the proposed transaction. Westwood Capital relied solely on OIS's legal, tax and accounting advisors for such matters.

Westwood Capital was engaged solely to render an opinion as to the fairness, from a financial point of view, to OIS of the conversion ratio, for which it has received a fee for its services, which fee was not contingent upon successful consummation of the merger. Westwood Capital has not acted as financial advisor to OIS,

MediVision, or any other party with respect to the merger other than in rendering such opinion. Accordingly, Westwood Capital has not been involved in any aspect of the proposed transaction, including, without limitation, the negotiation of the Merger Agreement, alternatives thereto or any of the other terms of the proposed transaction.

The following is a summary of the material analyses performed by Westwood Capital in connection with its opinion to the OIS board of directors dated March 13, 2008. The following summary, however, does not purport to be a complete description of the financial analyses performed by Westwood Capital, nor does the order of analyses described represent relative importance or weight given to those analyses by Westwood Capital. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 13, 2008 and is not necessarily indicative of current market conditions. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully Westwood capital’s financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Westwood capital’s financial analyses.

Public Trading Data for MediVision

MediVision shares are traded on the Euronext Stock Exchange under the symbol ENXTBR:MEDV. The share price over the past 52 weeks has traded in the range of Euro 2.86 (March 20, 2007) to Euro 0.74 (January 25, 2008), showing a declining trend. The stock closed at Euro 0.75 on February 13, 2008, the latest day on which shares traded. With 5.5 million shares outstanding, the last 3 months average daily trading volume, including only days when there was trading in the stock, was 3,307 shares, which represented 6.01% of the total shares outstanding (excluding options and warrants). Trading volume in MediVision shares varies and sometimes shows no activity for extended periods of time. For example, there were no reported trades of MediVision shares in the period November 15 – December 18, 2007; no reported trades from January 14 to January 24, 2008; and no reported trades from February 4 to February 12, 2008.

The current market value of MediVision, as reflected in its share price on February 13, 2008 is US$6.31 million (at EUR/USD of 1.53). The market value of MediVision’s 56% holding in OIS is US$4.69 million as of March 07, 2008. This implies that the market places a value of the stand-alone MediVision business, excluding its holding in OIS, of US$1.62 million. Note that this value is within the range suggested by the DCF and comparable multiples valuation models presented below.

Comparison of MediVision’s Market Value and the Market Value of MediVision’s Holding in OIS

Source: Capital IQ, March 7, 2008

Discounted Cash Flow Analysis

Westwood Capital analyzed the DCF valuation of MediVision, as presented by OIS (the “Model”). Westwood Capital notes that:

1.	The Model’s valuation results in an estimate of MediVision’s business value which excludes MediVision’s holding in OIS.
2.	Westwood Capital has not independently validated the assumptions behind the Model’s financial projections and estimates presented to it by OIS.
3.	Westwood Capital has spot-checked the technical accuracy of the Model and examined key revenue projections as described below.

The Model includes the following cash flow projections (in thousand US$):

2005	2006	2007	2008	2009	2010	2011	2012	Terminal Cash Flow
Sales										
	MV	$1,542	$781	$1,410	$3,706	$8,773	$11,562	$12,946	$13,335	
	CCS	$1,428	$1,706	$1,244	$3,213	$3,654	$4,002	$4,056	$4,178	
	Intercompany	($95)	$0	$0	($243)	($515)	($765)	($876)	($902)	
Total Sales		$2,875	$2,487	$2,654	$6,676	$11,913	$14,799	$16,126	$16,610	
Sales to externals (without OIS)		$0	$0	$2,654	$5,911	$8,297	$9,729	$10,258	$10,565	
COGS										
	MV	$1,014	$447	$878	$2,072	$4,774	$6,276	$6,974	$7,184	
	CCS	$867	$1,097	$798	$1,979	$2,274	$2,501	$2,544	$2,621	
	Intercompany	($95)	$0	$0	($243)	($515)	($765)	($876)	($902)	
Total COGS		$1,786	$1,544	$1,677	$3,808	$6,534	$8,012	$8,643	$8,902	
Gross Profit		$1,089	$943	$977	$2,868	$5,379	$6,787	$7,484	$7,708	
Gross Profit %		38%	38%	37%	43%	45%	46%	46%	46%	
R&D		$424	$492	$1,510	$1,057	$804	$721	$388	$400	
S&M		$433	$641	$641	$1,141	$1,541	$1,921	$2,491	$2,566	
G&A		$636	$768	$754	$973	$1,256	$1,622	$2,095	$2,158	
Operating Exp.		$1,493	$1,901	$2,905	$3,171	$3,601	$4,264	$4,974	$5,124	
Operating Profit		-$404	-$958	-$1,928	-$303	$1,778	$2,523	$2,509	$2,584	
Operating Profit (%)		-14%	-39%	-73%	-5%	15%	17%	16%	16%	
CCS Minority		($36)	($33)	($0)	($77)	($77)	($72)	($53)	($54)	
EBIT		($404)	($958)	($1,928)	($303)	$1,778	$2,523	$2,509	$2,584	$2,584
Depreciation		$30	$30	$40	$50	$50	$50	$50	$50	$50
Capital Expenditures		$14	$12	$13	$33	$60	$74	$81	$83	$53
Change in Working Capital		$0	($58)	$25	$603	$785	$433	$199	$400	$67
Tax		$65	$49	$1	$236	$235	$221	$161	$166	$682
CCS Minority		$0	($14)	($15)	($18)	($63)	($61)	($50)	($52)	($49)
Free Cash Flow		($454)	($945)	($1,942)	($1,143)	$685	$1,784	$2,068	$1,934	$1,784

The Model includes the following estimate of MediVision’s weighted average cost of capital (the “WACC”).

The Capital Asset Pricing Model (CAPM) used to estimate MediVision’s WACC is frequently used in performing valuations that depend upon an implied required rate of return on a firm’s capital. The conceptual underpinning of the model is that the required rate of return of a security varies with the volatility of that return. To use the model, a risk premium is added to that of a “risk-free” security – typically long term treasury bonds. The risk premium is calculated by utilizing a risk measure (Beta) that compares the price movements of the subject company’s securities to that of the stock market as a whole. More volatile securities have higher Betas, which results in a higher cost of capital. A small company risk premium, larger than that for companies with large capitalizations, is customary utilized for securities of companies with smaller market capitalization.

Applying the estimated WACC of 17.86% and assumed terminal growth rate of 3% to MediVision’s cash flow projections presented above yields an Enterprise Value of US$ 7,812,283.

We note that the 3.27% Risk Free Rate used in calculating the cost of equity is 26 bps below the 10-year U.S. treasury yield of 3.53% as of March 7, 2008. Using the March 7, 2008 10-year U.S. treasury yield results in a WACC of 17.93%.

The Model uses a re-leveraged Beta of 3.57 calculated as the average of the re-leveraged Beta in the Medical Imaging Systems sector (3.16) and the re-leveraged Beta of Escalon Medical Corp (3.98). Escalon is a comparable company engaged in the development, manufacture, marketing, and distribution of medical devices and pharmaceuticals in the areas of ophthalmology, diabetes, hematology, and vascular access. Using the market Beta of 3.16 would result in a WACC of 17.10%.

The Model uses a Small Company Risk Premium of 9.83% based on Ibbotson Associates analysis. We note that the Standard & Poor’s Corporate Value Consulting has estimated a Small Company Risk Premium of 8.19%. Applying that estimate of the Small Company Risk Premium results in a WACC of 17.43%.

In estimating the debt/equity ratio, the model includes as debt contingent liabilities net of cash on hand. If contingent liabilities are excluded from total debt, the share of debt in the enterprise value will decline from 74% to 68% and the WACC will increase from 17.86% to 18.14%.

In calculating the cost of debt and in re-leveraging the company’s Beta, the Model assumes that interest payments on MediVision’s debt (including contingent liabilities) are tax-deductible. We note that approximately 60% of MediVision’s debt (excluding contingent liabilities) is comprised of loans from OIS and MediVision shareholders. We are not ualified to provide an opinion on the accuracy of the assumption that interest on all debt can be treated as tax deductible, but note that if contingent liabilities were to be excluded from total debt and if interest on OIS and shareholder loans were not to be treated as tax deductible, then the WACC would be 19.56%.

A sensitivity analysis within the range of the estimated WACC under the modified CAPM assumptions described above and within a narrow range of terminal growth rates is presented below.

If the impact of the modified CAPM assumptions described above on WACC is compounded in both directions, the range of estimated Enterprise Values will widen as follows:

We believe that the impact of the varying CAPM assumptions on the WACC calculation (which impacts are counterbalancing in many cases), can be reasonably estimated within a range of WACC of 17% - 19%, which would translate in the following range of estimated enterprise value:

We note that the combined effect of modified CAPM assumptions is likely to result in higher, rather than lower WACC than the one estimated in the model (17.86%).

With respect to MediVision’s operating and cash flow projections through 2012 as presented in the Model:

▪	Projected revenue growth during the period 2008-2012 is high: 152% in 2008, 78% in 2009, 24% in 2010 and 9% in 2011.
▪	The share of IRI-1 and IRI-2 product sales in the company’s revenues over the period is substantial: 24% in 2008 and between 55% and 66% in 2009-2011.
▪	The share of sales of IRI-1 and IRI-2 to OIS in total IRI-1 and IRI-2 sales is significant – 48% in 2008 and 55% in 2009-2011.

The high share of IRI-1 and IRI-2 sales in MediVision’s total projected revenues over the period 2008-2011 subjects the MediVision’s cash flow, and thus its estimated enterprise value, to the risks associated with new technology product introductions, including, inter alia:

-	product launch delays (we understand IRI-1 is expected to become commercially available in mid-2008 and IRI-2 in the beginning of 2009);
-	product performance during the initial phase of product introduction, usually associated with “de-bugging” and fine-tuning the product’s functionality; and
-	customer acceptance of a new product.

OIS and MediVision’s management provided rationale for the projected volume of IRI sales in the forecast period.

Estimate of the Fair Market Equity Value of MediVision’s outstanding shares

Utilizing the Enterprise Value estimated by the DCF Model, the fair market value of MediVision’s outstanding equity shares can be estimated as follows (in thousands $):

The current debt and contingent liabilities used in determining the fair market value of MediVision’s outstanding shares include:

-	Loan from the Mizrahi Bank in Israel, guaranteed by OIS shares
-	Loan from shareholders that will not convert to capital
-	Loan from OIS for developing the IRI products
-	Estimated future loan from OIS
-	Current loan from OIS, including $310,000 prepayment for IRI products, which has not been deducted from projected sales proceeds from OIS
-	Cash on hand and proportional share of CCS cash
-

Contingent liabilities including royalties to a research company and potential royalty payments to a government research institute in Israel. The potential royalty payment to the government research institute is estimated by the company to be maximum 25% of the $1.8 million claim against the company, which MediVision considers unsubstantiated

Westwood Capital notes that:

-	Westwood Capital has not independently verified the items included in adjusting the Enterprise Value for debt, contingent liabilities, cash and surplus assets
-

Westwood Capital has relied on MediVision’s account of current debt, contingent liabilities, cash and surplus assets as provided to us by OIS and assumed to be valid as of January 3rd. The last publicly filed balance sheet of MediVision was as of September 30, 2007.

-	The contingent liabilities may exceed the estimated $725,000 by the company if the government research institute is successful in pressing its claim for $1.8 million.
-

The value of the employees options and warrants is estimated in the MediVision financial Model supplied to Westwood by OIS with the Black-Scholes model. We note that the calculation should be updated to reflect the current market price of OIS shares. As of March 7, 2008 the OIS share price of US$0.50 implied value of the employee stock options of $500,660 and value of the warrants of US$54,720, which are lower than the estimated by the company US$594,944 and US$74,433, respectively.

-	The cash on hand and the share of CCS cash need to be adjusted for their actual value as of the date of transaction
-	The estimate of the fair market value of MediVision does not include any share in contingent liabilities and surplus assets of CCS, only the company’s share of CCS cash.

Based on a sensitivity analysis of MediVision’s Enterprise Value with regard to a WACC range, which we deem most likely to reasonably reflect the impact (counterbalancing in some cases) of the varying CAPM assumptions, MediVision’s fair market value of its outstanding equity shares, excluding its holding in OIS, may be estimated to be in the range of $0.67 to $2.01 million.

in thousands US$

Based on a sensitivity analysis in regard to the mean TEV/Revenue multiple of comparable public companies (please see below), MediVision’s market value, excluding its holding in OIS, may be estimated to be in the range of $0.92 to $2.26 million.

in thousand $

Summary and Conclusions

Due to a) the thin and irregular public trading in MediVision’s shares and b) the limited data points in the comparable multiples set and the difficulty in comparing MediVision to the companies included in it, we are of the opinion that the DCF Valuation Model presents a reasonably accurate estimate of the fair market equity value of MediVision’s outstanding shares under the circumstances. That said, the alternative valuation methods imply a valuation range that is similar to that provided by the DCF Valuation Model, giving us further confidence in this conclusion. We thus conclude that, based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be paid by the holders of shares of the Company Common Stock pursuant to the Term Sheet and Merger Agreement is within a fair range from a financial point of view to such holders.

Assumptions

Materials Received and Transaction Complete

Westwood has assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to Westwood for the purposes of this opinion. With respect to the financial projections as provided by OIS, Westwood has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of MediVision and OIS. Westwood has also assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions including, among other things, approval of the merger by the shareholders of OIS, MV Acquisitions and MediVision, respectively, and that the transactions contemplated by the Term Sheet will be consummated in accordance with its terms. Westwood has assumed that there will be no material change to the terms of any proposed agreements supplied to and reviewed by Westwood from OIS, including, but not limited to, the draft merger agreement.

Public Information and Required Filings

Westwood has assumed that all governmental and regulatory filings made by OIS regarding OIS and/or merger are accurate. Westwood has assumed that the facts and circumstances surrounding changes to the members of the Special Committee of the Board of Directors of OIS (“Special Committee”) have been properly disclosed and that they have no impact on the valuation of the shares of OIS. Westwood has assumed that in connection with the merger, OIS will receive all the necessary governmental, regulatory or other approvals and consents required for the merger, including but not limited to the approval by the Securities and Exchange Commission (“SEC”) and the Israeli Securities Authority (“ISA”), and no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Westwood is not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of OIS and its legal, tax or regulatory advisors with respect to such matters.

Veracity of Information

Westwood has assumed that any information or materials furnished to it, whether furnished in oral, written, electronic, or other format, did not include any untrue statements of material fact or omit to state any material facts required to be stated therein if necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading, including but not limited to, any information regarding any disclosures, filings, MediVision, OIS, the Special Committee and/or the merger.

Based on and subject to the foregoing, Westwood is of the opinion on the date of its opinion letter that the consideration to be paid by the holders of shares of OIS Common Stock pursuant to the Term Sheet and merger agreement is within a fair range from a financial point of view to such holders.

Compensation Paid to OIS’ Financial Advisor; Prior Relationships between OIS and its Financial Advisor

OIS paid Westwood an aggregate of $80,000 for work performed in connection with the fairness opinion. OIS did not have any relationships with Westwood prior to the special committee engaging Westwood in connection with the fairness opinion. During the last two years, OIS has not paid Westwood any fees other than for work performed in connection with the aforementioned fairness opinion.

MediVision’s Reasons for the Merger

This transaction will contribute to stronger marketing of MediVision existing and upcoming products and solutions. The Merger will reduce the maintenance costs and will improve operating efficiencies. MediVision will enjoy the benefits of being a subsidiary company of a bigger sized company with a well spread Selling force that will contribute the promotion of both companies pipeline of future ophthalmic products.

Opinion of MediVision’s Financial Advisor

Pursuant to MediVision Board of Director request, BDO Ziv Haft Consulting & management Ltd (“BDO”) has prepared a fairness opinion regarding the proposed merger between MediVision and OIS.

Purpose and Scope

The objective of the engagement was to estimate the fair value of OIS and MediVision “Solo” business activity.

MediVision “Solo” business activity means:

The Value of all the business activities concentrated and conducted in MediVision and its subsidiary, CCS Pawlowski GmbH (“CCS”), excluding the value of the OIS holdings. This value also considers the financial liabilities and excess assets of MediVision and the subsidiary CCS.

Fair value is defined as:

The amount at which an asset (liability) could be bought (incurred) or sold (settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

During the course of OIS’ valuation analysis, BDO was provided with pro forma and forecasted financial and operational data regarding MediVision and CCS. Without independent verification, BDO has relied upon these data as accurately reflecting the results of the operations and financial position of MediVision. As valuation consultants, BDO has not audited these data and express no opinion or other form of assurance regarding their accuracy or fairness of presentation.

Process for Analysis

For the purpose this analysis, MediVision furnished BDO with the following data and information:

•	Statement of operations forecast and cash flow projection for the business activities of MediVision, as prepared by the management of MediVision;

•	The business plan of MediVision as presented to BDO by the MediVision’s management;

•	Company overview and description of MediVision’s products;

•	Five year profit and loss plan;

•	Valuation according to the Discounted Cash Flow (“DCF”) methodology performed by MediVision;

•	BDO has conducted conversations and email correspondence with MediVision’s Chief Executive Officer and Chief Financial Office.

•	Unaudited financial statements of MediVision, CCS and OIS as of 30.9.2007 and audited financial statements as of 31.12.2006;

•	Other information, review and analysis as were deemed necessary.

BDO has not received the merger agreement between MediVision and OIS.

For the purpose of examining the fair value of the business activity in MediVision, BDO used the following methodologies:

•	Analysis of MediVision’s share price, as reflected in the trading volumes in the recent period

•	Analysis of the Valuation of the business activity using the DCF model as presented by MediVision.

In addition, for the purpose of examining the fair value of OIS, BDO applied the following methodologies:

•	Examination of OIS share price, as reflected in the trading volumes during the recent period

•	Analysis and comparison of the OIS ratios relative to the Peer Group Benchmark.

Opinion and conclusion

Based upon the analysis described above, it is BDO’s opinion that the MediVision / OIS exchange ratio of shares may range from 1:1.621 to 1:1.792, as of Valuation date.

Recommendation of MediVision’s Board of Directors

MediVision’s board of directors unanimously recommends that the MediVision shareholders vote “FOR” approval of the merger agreement and the merger contemplated therein. MediVision’s board of directors and the Audit committee determined that the merger agreement and the merger are advisable, fair to, and in the best interest of MediVision’s shareholders.

Interests of Executive Officers and Directors in the Merger

OIS

Ariel Shenhar, CFO of OIS and Gil Allon, CEO of OIS, both have shares and options in MediVision. Gil Allon has 542,256, or 8% outstanding capital of MediVision, and 84,032 shares and options in MediVision, respectfully. Ariel Shenhar has 49,568 and 100,032 shares, or 1% outstanding capital of MediVision, and options in MediVision, respectfully. Yigal Berman has 60,016 options in MediVision.

MediVision

Noam Allon: MediVision’s President and Chief Executive Officer is holding 542,256 shares of MediVision which represents 7.97% holdings in MediVision. In addition, Mr. Allon also holds 200,032 options of MediVision.

Doron Maor: MediVision Audit committee chairman and MediVision Board of Directors member representing MediVision’s major shareholder, Delta Trading and Services Ltd (1986) which holds approximately 31% of the issued share capital of MediVision. Mr. Maor also holds 20,000 options of MediVision which represents less than 1% interest in MediVision on a fully diluted basis.

Marc De Clerk, a member of the Board of Directors and the Audit committee of MediVision representing Agfa Gevaert N.V. which holds approximately 19% of the issued share capital of MediVision.

Material United States Federal Income Tax Consequences of the Merger

The following is a general discussion of the anticipated material United States federal income tax consequences to “U.S. holders” (as defined below) of MediVision ordinary shares of the receipt of shares of OIS common stock in exchange for MediVision ordinary shares pursuant to the merger. This summary is based upon the provisions of the Code, applicable current and proposed United States Treasury Regulations, judicial authorities and administrative rulings and practice, all as in effect as of the date of this registration statement and all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of MediVision ordinary shares that is for United States federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or (iv) an estate the income of which is subject to United States federal income tax regardless of its source.

Holders of MediVision options or warrants may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under United States and non-United States tax laws.

Holders of MediVision ordinary shares who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under United States and non-United States tax laws.

The United states federal income tax consequences of the merger to direct or indirect U.S. holders of ten percent (10%) or more of MediVision ordinary shares may be different than those described below and such holders are urged to consult their own tax advisors.

The United States federal income tax consequence to a partner in an entity treated as a partnership, for United States federal income tax purposes, that holds MediVision ordinary shares generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding MediVision ordinary shares should consult their own tax advisors.

This discussion assumes that a U.S. holder holds MediVision ordinary shares as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to a U.S. holder in light of its personal circumstances or to U.S. holders subject to special treatment under the United States federal income tax laws (for example, insurance companies, dealers or brokers in securities or currencies, traders in securities who elect mark-to-market accounting, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass-through entities (and persons holding MediVision ordinary shares through a partnership or other pass-through entity), United States expatriates and stockholders subject to alternative minimum tax, U.S. holders who hold MediVision ordinary shares as part of a hedging, “straddle,” conversion or other integrated transaction, a person whose functional currency for United States federal income tax purposes in not the U.S. dollar or U.S. holders who acquired their MediVision ordinary shares through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any aspect of foreign, state, local, estate or gift taxation that may be applicable to a U.S. holder.

Holders of MediVision ordinary shares are strongly urged to consult with their own tax advisors as to the tax consequences of the merger on their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

General Tax Consequences of the Merger

OIS and MediVision have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is assumed for purposes of the remainder of the discussion that the merger will qualify as a reorganization within the meaning of the Code. Based on this assumption, upon the exchange of MediVision ordinary shares for OIS common stock, a U.S. holder will generally not recognize gain or loss for United States federal income tax purposes.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the shares of OIS common stock received in the merger, will equal its aggregate adjusted tax basis in the MediVision ordinary shares surrendered in the merger. The holding period for the shares of OIS common stock received in the merger will include the holding period for the shares of MediVision ordinary shares surrendered in the merger.

Whole Shares Instead of a Fractional Shares

A U.S. holder entitled to receive a fractional share of OIS common stock who will instead receive one additional share of OIS common stock in addition to the number of full OIS common stock to which it is entitled will be treated as having received the fractional share of OIS common stock pursuant to the merger and then as having exchanged the fractional share of OIS common stock for one whole share of OIS common stock in a redemption by OIS. In general, this deemed redemption will not be treated as a sale or exchange of the fractional share, and the U.S. holder will generally not recognize gain or loss on the deemed redemption for United States federal income tax purposes. A U.S. holder’s tax basis in the whole share of OIS common stock received in such redemption of a fractional share as described above will equal its aggregate adjusted tax basis in the fractional MediVision ordinary shares deemed redeemed.

Reporting Requirements

A U.S. holder who receives shares of OIS common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with its United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

Material Israeli Income Tax Consequences of the Merger

The following is a discussion of material Israeli income tax consequences of the merger to holders of MediVision ordinary shares. The following discussion is based upon Israeli tax law as in effect as of the date of these registration statements, and no assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. This discussion does not discuss all material aspects of Israeli income tax consequences which may apply to particular holders of MediVision ordinary shares in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below. Because individual circumstances may differ, holders of MediVision ordinary shares should consult their own tax advisors as to the Israeli tax consequences applicable to them.

Holders of MediVision options or warrants may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under Israeli and non-Israeli tax laws.

Israeli law generally imposes a capital gains tax on the conversion of the MediVision shares, which are considered as sale of capital assets located in Israel, including shares in Israeli resident companies, unless a specific exemption is available or unless a treaty between Israel and the country of the non-resident provides otherwise. MediVision has requested a ruling under section 103k of the Israeli Tax Ordinance that will conclude that Israeli residents will receive tax differed treatment upon the merger and will be tax liable for tax upon the sale of the converted OIS shares.

Corporations are subject to corporate tax rates in respect to capital gains from the conversion of their MediVision shares, which are considered as sale of publicly-traded shares of an Israeli company. Recent changes in the law will reduce the corporate tax rate from 27% in 2008 to 26% in 2009 and 25% in 2010. Between 2006 and 2009, however, corporations whose taxable income was not determined immediately before the 2006 tax Reform was published, pursuant to part B of the Israeli Income Tax Law (Inflationary Adjustments), 1985, or pursuant to the Income Tax Regulations (Rules on Bookkeeping by Foreign Invested Companies and Certain Partnership and Determination of their Chargeable Income), 1983, or the Dollar Regulations, will generally be taxed at a rate of 25% on their capital gains from the conversion of their MediVision shares.

Non-residents of Israel, including corporations, will generally be exempt from any capital gains tax in Israel from the conversion of their MediVision shares as long as (i) the gains are not derived through a permanent establishment of the non-resident in Israel, (ii) the shares were bought when the company was listed on designated stock market, (iii) the shares remain listed for trading on a designated stock market and (iv) the shares were converted after being listed on designated stock market. These provisions dealing with capital gains are not applicable to a person whose gains from selling or otherwise disposing of shares are deemed to be business income. In addition, pursuant to the United States-Israel Tax Treaty, the sale, exchange or disposition of MediVision shares by a Treaty United States Resident and who is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, generally will not be subject to the Israeli capital gains tax unless such Treaty United States Resident holds, directly or indirectly, shares representing 10% or more of MediVision voting power during any part of the 12-month period preceding such sale, exchange, conversion or disposition, subject to certain conditions. Under the United States-Israel Tax Treaty, such Treaty United States Resident would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such exchange, subject to the limitations in U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to state or local taxes in the United States.

Israeli shareholders of MediVision before the merger will be subject to the limitations and conditions of the Israeli Tax Authority’s ruling for the merger.

Israeli shareholders of OIS, who owned OIS shares before the merger, will not be subject to the merger’s limitations and conditions under the Israeli Tax Authority’s ruling. Nevertheless, due to their residency and in light of the Israeli internal tax law, when selling OIS shares, the Israeli shareholders will be obligated to report the sale to the Israeli Tax Authority and the directions of chapter E of the Israeli Tax Ordinance will be applied on them.

Holders of MediVision ordinary shares, options, or warrants are strongly urged to consult with their own tax advisors as to the tax consequences of the merger on their particular circumstances, including the applicability and effect of any local, foreign, and other tax laws and of changes in those laws.

Regulatory Matters Related to the Merger

Merger Approval The merger, the merger agreement, the plan of merger and any the other transaction contemplated under the merger agreement must be approved by Medivision’s audit committee, then by MediVision’s board of directors, and thereafter by MediVision’s shareholders at the Special General Meeting of MediVision’s shareholders, according to the conditions set forth in this S-4 form.

Merger Proposal MediVision and Merger Sub are required to submit a merger proposal (in the Hebrew language) (each, a “Merger Proposal”) to be executed in accordance with the Israeli Companies Law; (i) MediVision shall call the MediVision Shareholders Meeting and (ii) MediVision and Merger Sub shall jointly deliver the Merger Proposals to the Companies Registrar within three (3) days from the calling of such shareholders’ meetings. Each of MediVision and Merger Sub shall cause a copy of its Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar and shall promptly inform its respective non-secured creditors, if any, of its Merger Proposal and its contents in accordance with the Israeli Companies Law. In addition, MediVision and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the Israeli Companies Law that notice was given to their respective creditors under the Israeli Companies. In addition to the above, each of MediVision and, if applicable, Merger Sub, shall:

(ii) Publish a notice to its creditors stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, MediVision’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as MediVision or Merger Sub, as applicable, may determine, in (A) two daily Hebrew newspapers circulated in Israel and one widespread daily newspaper circulated in Belgium, on the day that the Merger Proposal is submitted to the Companies Registrar, (B) a newspaper circulated in New York City, no later than three (3) business days following the day on which the Merger Proposal was submitted to the Companies Registrar, and if required, in such other manner as may be required by applicable Law and regulations; and

(iii) Within four (4) business days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the regulations promulgated under the Israeli Companies Law) that MediVision or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to above.

Third-Party Consents. Each party to the merger will use its commercially reasonable efforts to obtain, as soon as practicable, any consents, waivers and approvals under its any of its or its subsidiaries’ respective contracts required to be obtained in connection with the consummation of the merger.

Israeli Governmental Entity Approvals. The following Israeli Governmental Entity approval to the extent required pursuant to Israeli legal requirements for the consummation of the Merger: the Israeli Chief Scientist Approval; approval of the Israeli Tax Authority; the Israeli Securities Authority approval with regard to Israeli Prospectus and the Israeli Investment Center Approval.

Stock Exchange Listing

Upon completion of the merger, OIS will continue to be listed on the OTC Bulletin Board under the symbol “OISI” and MediVision will cease to be listed on Euronext.

Treatment of Stock Options and Stock-Based Awards

OIS’ outstanding options and warrants will remain the same according to the terms thereof.

MediVision’s outstanding options and warrants will be assumed by OIS in the merger. Each option or warrant so assumed will thereafter represent an option to purchase a numbers of shares of OIS common stock equal to the number of shares of MediVision ordinary shares subject to the option immediately prior to the merger (whether vested or not) multiplied by the conversion ratio which is 1.66, at an exercise price per share of common stock equal to the exercise price per share of such MediVision option or warrants in effect immediately prior to the closing divided by the conversion ratio of 1.66. The assumed options will have the similar terms as the original MediVision options. Conversion of exercises prices from Euros to US dollars will be converted at a rate of 1 Euro to 1.56 US dollars, the closing rate on the business day preceding the signing of the merger agreement, March 25, 2008.

Merger Fees, Costs and Expenses

The fees that OIS has incurred related to the merger accumulate to approximately $729,000 to date. This amount is comprised of consulting, legal, special committee and due diligence fees.

Dissenting Shareholders’ Rights

OIS

The provisions of the California General Corporation Law (the “CGCL”) relating to the rights of dissenting shareholders in a merger will apply to the merger.

When the merger becomes effective, shareholders of OIS who do not vote in favor of the merger and comply with the procedures prescribed in Chapter 13 of the CGCL, or Chapter 13, will be entitled to a judicial appraisal of the fair market value of their shares, which, for purposes of the exercise of appraisal rights under the CGCL, is determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger, and to require OIS to purchase the shareholder’s shares for cash at such fair market value.

The following is a brief summary of the statutory procedures that must be followed by a shareholder of OIS in order to dissent from the merger and perfect appraisal rights under the CGCL. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO CHAPTER 13, SECTIONS OF WHICH ARE INCLUDED AS ANNEX E TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY OIS SHAREHOLDER CONSIDERING EXERCISING DISSENTERS’ RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL.

In order to exercise dissenters’ appraisal rights under California law, an OIS shareholder must be entitled to vote for the proposal to approve the merger, or be a transferee of record of shares held by such a shareholder. Under Chapter 13, appraisal rights can only be exercised with respect to shares of OIS stock that are outstanding on the record date for the determination of OIS shareholders entitled to vote for the merger.

If the merger is approved by OIS’ shareholders, but any OIS shareholders do not vote in favor of the merger, then within 10 days after the date of the approval of the merger by OIS’ shareholders, OIS will mail to each OIS shareholder who did not tender written consent in favor of the merger a notice of approval of the merger, together with a copy of Sections 1300, 1301, 1302, 1303 and 1304 of the CGCL, a statement of the price determined by OIS to represent the fair market value of dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters’ appraisal rights under California law. The statement of the fair market value of the OIS stock in the notice of approval will constitute an offer by OIS to purchase at that price any shares of OIS stock for which dissenters’ appraisal rights are perfected.

A shareholder of OIS wishing to require OIS to purchase his, her or its OIS shares pursuant to Chapter 13 must take the following actions:

- The shareholder must not have voted in favor of approval of the merger;

- The shareholder must make written demand upon OIS to have OIS purchase those shares for cash at their fair market value. The demand must be made by a person who was a shareholder of record on the date for the determination of shareholders entitled to vote on the merger, must state the number and class of dissenting shares held of record by the dissenting shareholder and must contain a statement of what the shareholder claims to be the fair market value of the shares as of the last day before the merger was first announced. The statement of fair market value by the shareholder will constitute an offer by the shareholder to sell the shares to OIS at the specified price. The written demand must be received by OIS within 30 days after the date on which the notice of the approval of the merger by OIS’ shareholders is mailed to the shareholder. If the shareholder’s demand is not received by OIS within this 30-day period, then the shareholder will forfeit his, her or its appraisal rights; and

- The shareholder must also submit to OIS, within 30 days after the date on which the notice of approval of the merger by OIS’ shareholders is mailed to the shareholder, at OIS’ principal office or the office of its transfer agent, the certificates representing any shares of OIS stock with respect to which demand for purchase is being made, to be stamped or endorsed with a statement that the shares are dissenting shares.

Written demands, notices or other communications concerning the exercise of dissenters’ rights should be addressed to:

Ophthalmic Imaging Systems
221 Lathrop Way, Suite I
Sacramento, California 95815
Attn: Ariel Shenhar,
Secretary and Chief Financial Officer

Under California law, a dissenting shareholder may not withdraw his, her or its demand for payment of the fair market value of the shareholder’s dissenting shares in cash unless OIS consents.

If the shareholder and OIS agree that the shares of OIS stock as to which the shareholder is seeking appraisal rights are dissenting shares, and also agree upon the price to be paid to purchase the shares, then the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments under California law from the date of the agreement.

Any agreements fixing the fair market value of any dissenting shares as between OIS and any dissenting shareholder must be filed with the secretary of OIS.

However, if OIS denies that the shareholder’s shares qualify as dissenting shares eligible for purchase under Chapter 13, or OIS and the shareholder fail to agree upon the fair market value of the shares, then the shareholder may, within six months after the date on which OIS mailed to the shareholder the notice of approval of the merger by OIS’ shareholders, but not thereafter, file a complaint in the California Superior Court requesting the Court to determine whether the shareholder’s shares qualify as dissenting shares that are eligible to be repurchased pursuant to the exercise of appraisal rights, the fair market value of such shares, or both, or may intervene in any action pending on such a complaint.

If the Court is requested to determine the fair market value of the shares, it shall appoint one or more impartial appraisers to determine the fair market value of the shares. However, if the appraisers cannot determine thefair market value within ten days of their appointment or within a longer time determined by the Court, then the Court will determine the fair market value. If the Court determines that the shareholder’s shares qualify as dissenting shares, then following determination of their fair market value OIS will be obligated to pay the dissenting shareholder the fair market value of the shares, as so determined, together with interest thereon at the legal rate from the date on which judgment is entered.

Payment on this judgment will be due upon the endorsement and delivery to OIS of the certificates for the shares as to which the appraisal rights are being exercised.

The costs of the appraisal action, including reasonable compensation to the appraisers appointed by the court, will be allocated among OIS and dissenting shareholders as the Court deems equitable. However, if the appraisal of the fair market value of the shares exceeds the price offered by OIS, then OIS shall pay such costs. If the fair market value of the shares awarded by the Court exceeds 125% of the price offered by OIS for the shares in the notice of approval of the merger by OIS’ shareholders, then the Court may in its discretion include attorneys’ fees, fees of expert witnesses and interest in the costs payable by OIS.

Exercise of Appraisal Rights -- Written Demands

Whether submitting a written demand for appraisal under California law, a written demand for appraisal must reasonably inform OIS of the identity of the shareholder of record making the demand and that the shareholder intends to demand appraisal of the shareholder’s shares. A demand for appraisal should be executed by or for the OIS shareholder of record, fully and correctly, as that shareholder’s name appears on the shareholder’s stock certificate. If an OIS share is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary. If an OIS share is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

If OIS receives a written demand for appraisal it will treat the demand as valid if OIS determines that the demand is in compliance with the requirements of Chapter 13.

Shareholders of OIS considering whether to seek appraisal should bear in mind that the fair value of their OIS shares determined under Chapter 13 could be more than, the same as, or less than the value of such shares immediately prior to announcement of the merger. Also, OIS reserves the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of an OIS share is less than the value of the OIS share immediately prior to announcement of the merger.

The process of dissenting and exercising appraisal rights requires strict compliance with technical prerequisites. OIS shareholders wishing to dissent should consult with their own legal counsel in connection with compliance with Chapter 13 of the CGCL.

Any shareholder who fails to comply with the requirements of Chapter 13 of the CGCL will forfeit his, her or its rights to dissent from the merger and exercise appraisal rights.

MediVision

Under Israeli Law, holders of MediVision ordinary shares are not entitled to statutory dissenters’ rights in connection with the merger.

Restrictions on Sales of Shares of OIS Common Stock Received in the Merger

The shares of OIS common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable, except for shares of OIS common stock issued to any person who is deemed to be an “affiliate” of OIS or MediVision prior to the merger. Persons who may be deemed to be

“affiliates” of OIS or MediVision prior to the merger include individuals or entities that control, are controlled by, or are under common control with OIS or MediVision, respectively, prior to the merger, and may include officers and directors, as well as principal shareholders of OIS and MediVision, respectively, prior to the merger.

Persons who may be deemed to be affiliates of OIS or MediVision prior to the merger may not sell any of the shares of OIS common stock received by them in connection with the merger except pursuant to:

•	an effective registration statement under the Securities Act of 1933 covering the resale of those shares;

•	an exemption under paragraph (d) of Rule 145 under the Securities Act of 1933; or

•	any other applicable exemption under the Securities Act of 1933.

Lock-Up and Standstill. In connection with the merger agreement, certain MediVision shareholders (Agfa Gevaert N.V.; Delta Trading and Services (1986) Ltd.; Mr. Noam Allon; Mr. Gil Allon; Mr. Shlomo Allon; Mr. Ariel Shenhar; and Mr. Yuval Shenhar) entered into a Lock-Up and Standstill Agreement with OIS, whereby such MediVision shareholders undertook as follows:

(i)not to offer, sell, contract to sell, pledge or grant any option to purchase any of the Conversion Shares for a period commencing on the date of the merger agreement and ending on the second (2nd) anniversary from the date of the merger agreement, without the prior written consent of the OIS Board (subject to certain exclusions included in the Lock-Up and Standstill Agreement; does not apply to Agfa Gevaert N.V.)

(ii) not to effect or seek or cause or participate in any acquisition of any securities or assets of OIS or MediVision until the effective time of the merger without the prior written consent of the OIS Board (subject to certain exclusions included in the Lock-Up and Standstill Agreement).

(iii) not to sell, or contract to sell MediVision shares before the closing of the merger without the prior written consent of the OIS Board (subject to certain exclusions included in the Lock-Up and Standstill Agreement).

THE MERGER AGREEMENT

The following is a summary of selected provisions of the merger agreement. While OIS and MediVision believe this description covers the material terms of the merger agreement, it may not contain all the information that is important to you, and it is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety and attached to this proxy statement/prospectus as Annex A. OIS and MediVision urge you to read the merger agreement in its entirety. In the event of any discrepancy between the terms of the merger agreement and the following summary, the merger agreement will control.

Structure of the Merger

Pursuant to the merger agreement, Merger Sub will merge with and into MediVision, pursuant to which Merger Sub will cease to exist, and MediVision will become a wholly-owned subsidiary of OIS. At the effective time of the merger, and as a result thereof, (1) each ordinary share, par value NIS 0.1 per share, of MediVision issued and outstanding immediately before the effective time of the merger, will be automatically converted into 1.66 shares of common stock, no par value, of OIS and each outstanding option to purchase MediVision shares, warrants or other rights to purchase MediVision shares will be assumed by OIS such that it is converted into an option, warrant or other right to purchase OIS Common Stock equal to the number of MediVision shares underlying such option, warrant or other right multiplied by 1.66.

Conditions to the Completion of the Merger

Conditions to the Obligations of Each Party. The respective obligation of each party to effect the merger is subject to the satisfaction or waiver at or prior to the effective time of the merger of each of the following conditions:

•	the merger agreement, the merger and the other transactions contemplated by the merger agreement shall have been duly approved by respective shareholders of MediVision and OIS.

•

no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger.

•

this registration statement shall have become effective under the Securities Act and the Israeli prospectus shall have received the permit of the Israeli Securities Authority. No stop order suspending the effectiveness of this registration statement or of the Israeli prospectus shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC or the Israeli Securities Authority.

•

all Belgian governmental entity approvals to the extent required pursuant to all legal requirements for the consummation of the merger and the other transactions contemplated by the merger agreement shall have been obtained.

•	approvals from the Israeli tax authority (including the rulings referred to below) and the Investment Center of the Israeli University of Trade & Industry shall have been obtained.

•

at least 50 days shall have elapsed after the filing of the merger proposals with the Companies Registrar in Israel, and at least 30 days shall have elapsed after the approval of the merger by the shareholders of MediVision and Merger Sub.

•

all other approvals or consents of any governmental entity required to be obtained in connection with the merger and the consummation of the other transactions contemplated by the merger agreement by MediVision, OIS and Merger Sub shall have been obtained without the imposition of any term, condition or consequence the acceptance of which would be reasonably likely to have a MediVision Material Adverse Effect or a OIS Material Adverse Effect, or could reasonably be expected to substantially impair the benefits to OIS reasonably expected, as of the date of the merger agreement, to be realized from consummation of the merger.

•

OIS and Agfa Gevaert N.V. shall have executed a collaboration agreement with respect to Picture Archiving and Communications Systems (PACS), in form and substance reasonably satisfactory to the parties thereto.

Conditions to the Obligations of OIS and Merger Sub. The obligations of OIS and Merger Sub to effect the merger are also subject to the satisfaction or waiver by OIS at or prior to the effective time of the merger of the following conditions:

•	the representations and warranties of MediVision set forth in the merger agreement shall be true and correct at and as of the effective time of the merger except as qualified in the merger agreement.

•	MediVision shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date.

•

there shall not be threatened in writing, instituted or pending any suit, action or proceeding in which a governmental entity of competent jurisdiction is seeking (i) an order or (ii) to (A) prohibit, limit, restrain or impair OIS’ ability to own or operate or to retain or change all or a material portion of the assets, licenses, operations, rights, product lines, businesses or interest therein of MediVision or any of its subsidiaries or other affiliates from and after the effective time of the merger or any of the assets, licenses, operations, rights, product lines, businesses or interest therein of OIS or its subsidiaries or (B) prohibit or limit in any respect OIS’ ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the surviving corporation, and no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law deemed applicable to the merger individually or in the aggregate resulting in, or that is reasonably likely to result in, any of the foregoing.

•

since the date of the merger agreement, there shall not have occurred any change, event, circumstances or development that has had, or is reasonably likely to have, a MediVision Material Adverse Effect.

•

neither OIS nor MediVision shall have received any written or oral indication from the Investment Center of the Israeli Ministry of Trade & Industry or the Israeli income tax authorities to the effect that the consummation of the merger will jeopardize or adversely affect the tax status and benefits of MediVision.

•

OIS shall have received the opinion of Israeli counsel to MediVision, limited to issues of Israeli law applicable to the merger and the other transactions contemplated hereunder, dated the closing date, in form and substance reasonably satisfactory to OIS.

•

MediVision and OIS shall each have received, in form and substance reasonably satisfactory to OIS, from Fahn Kane & Co. (Grant Thornton Israel), the “notification” letter described in the merger agreement.

•	each director of MediVision shall have delivered a resignation letter effective as of the closing.

•

all consents, waivers and approvals under any of the MediVision material contracts required to be obtained in the connection with the consummation of the merger and the other transactions contemplated by the merger agreement shall have been obtained.

•	the fairness opinion of OIS’ financial advisor shall not have been withdrawn or modified in a way materially adverse to OIS or its shareholders.

Conditions to the Obligations of MediVision. The obligation of MediVision to effect the merger is also subject to the satisfaction or waiver by MediVision at or prior to the effective time of the merger of the following conditions:

•

the representations and warranties of OIS and Merger Sub set forth in the merger agreement shall be true and correct at and as of the effective time of the merger except as qualified in the merger agreement.

•	each of OIS and Merger Sub shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date.

•	a stock option agreement between OIS and each of the MediVision employees in form and substance reasonably satisfactory to OIS shall have been executed.

•	a warrant to purchase shares of OIS Common Stock issued to each holder of MediVision warrants in form and substance reasonably satisfactory to OIS shall have been executed.

•	MediVision shall have received the opinion of United States counsel to OIS, solely with respect to U.S. law, dated the closing date, in form and substance reasonably satisfactory to MediVision.

•	MediVision shall have received the opinion of Israeli counsel to OIS, solely with respect to Israeli law, dated the closing date, in form and substance reasonably satisfactory to MediVision.

•	the fairness opinion of MediVision’s financial advisor shall not have been withdrawn or modified in a way materially adverse to MediVision or its shareholders.

•

there shall not be threatened in writing, instituted or pending any suit, action or proceeding in which a governmental entity of competent jurisdiction is seeking (i) an order or (ii) to limit or otherwise detrimentally affect any of OIS’ obligations hereunder or its ability to perform same in accordance herewith.

•	since the date of the merger agreement, there shall not have occurred any change, event, circumstances or development that has had, or is reasonably likely to have, an OIS Material Adverse Effect.

•

MediVision shall have received from the Israeli tax authority the rulings specified in the merger agreement, including the ruling relating to the Israeli withholding tax and any other rulings required under the provisions of the merger agreement.

•

the approvals from the Israeli Office of Chief Scientist and the Israeli Investment Center of the consummation of the merger and the other transactions contemplated by the merger agreement shall have been obtained. See – “Israeli Tax Rulings.”

•

all consents, waivers and approvals under any of the MediVision material contracts required to be obtained in the connection with the consummation of the merger and the other transactions contemplated by the merger agreement shall have been obtained, in form and substance reasonably satisfactory to MediVision.

Important Definitions

The merger agreement provides that a “OIS Material Adverse Effect” means a material adverse effect on the financial condition, properties, assets, liabilities, business results of operations or prospects of OIS and Merger Sub taken as a whole or preventing, materially delaying or materially impairing OIS’ or Merger Sub’s ability to consummate the transactions contemplated by the merger agreement. However, the merger agreement provides that the term “OIS Material Adverse Effect” shall exclude events, changes, circumstances and states of facts:

•

that result or arise from events, changes, circumstances or states of facts generally affecting any industry in which OIS or any of its subsidiaries operates or the economy in any of the countries in which OIS or any of its subsidiaries operates,

•

that result or arise from events, changes, circumstances or states of facts affecting general worldwide economic or capital market conditions, which in the case of each of the immediately preceding bullet and this bullet and do not materially disproportionately affect OIS or any of its subsidiaries, or

•	that result or arise from the execution of the merger agreement, or the announcement of the transactions contemplated by the merger agreement.

The merger agreement provides that a “MediVision Material Adverse Effect” means a material adverse effect on the financial condition, properties, assets, liabilities, business, results of operations or prospects of MediVision and its subsidiaries taken as a whole or preventing, materially delaying or materially impairing MediVision’s or its subsidiaries’ ability to consummate the transactions contemplated by the merger agreement. However, the merger agreement provides that the term “MediVision Material Adverse Effect” shall exclude events, changes, circumstances and states of facts:

•

that result or arise from events, changes, circumstances or states of facts generally affecting any industry in which MediVision or any of its subsidiaries operates or the economy in any of the countries in which MediVision or any of its subsidiaries operates,

•

that result or arise from events, changes, circumstances or states of facts affecting general worldwide economic or capital market conditions, which in the case of each of the immediately preceding bullet and this bullet do not materially disproportionately affect MediVision or any of its subsidiaries, or

•	that result or arise from the execution of the merger agreement, or the announcement of the transactions contemplated by the merger agreement.

No Solicitation or Negotiation

The merger agreement provides that until the earlier of (i) the termination of the merger agreement pursuant to its terms and (ii) the effective time of the merger, neither any party nor any of its subsidiaries nor any of their respective officers and directors shall, and each party shall instruct and cause its and its subsidiaries’ representatives including employees, investment bankers, attorneys, accountants, and other agents, advisors or representatives, not to, directly or indirectly:

•	initiate, solicit or knowingly encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person who has made, or proposed to make, any Acquisition Proposal; or

•	otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

The merger agreement provides that “Acquisition Proposal” means:

•

any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction outside the ordinary course of business involving MediVision or any of its significant subsidiaries; or

•

any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the total voting power of the equity securities of MediVision or 20% or more of the consolidated total assets (including, without limitation, equity interests in MediVision’s subsidiaries) of MediVision, in each case other than the transactions contemplated by the merger agreement.

No Change In Recommendation; No Alternative Acquisition Agreement

The merger agreement provides that the board of directors of each of the parties and any committee thereof shall not:

•

withhold or withdraw, or qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner reasonably likely to be adverse to the other party, the recommendation with respect to the merger (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal at any time beyond 20 business days after the first public announcement of such Acquisition Proposal shall be considered an adverse modification); or

•

cause or permit such party to enter into or approve any letter of intent, terms sheet, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement for any Acquisition Proposal.

Notwithstanding the above, the merger agreement provides that any party may comply with its disclosure obligations under Israeli or U.S. federal law or Belgian law with regard to the transactions underlying the merger agreement.

The merger agreement provides that each party shall promptly (and, in any event, within 24 hours) notify the other party if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep the other party informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in such party’s intentions as previously notified.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the merger agreement has been adopted by the shareholders or stockholders of MediVision and OIS, respectively, by mutual written consent of MediVision and OIS by action of their respective boards of directors.

Termination By Either OIS or MediVision. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time by action of the board of directors of either OIS or MediVision if:

•

the merger shall not have been consummated by December 31, 2008 or such other date mutually agreeable by the parties hereto, whether such date is before or after the date of approval by the shareholders of MediVision or the stockholders of OIS;

•	approval of the merger agreement by the shareholders of MediVision shall not have been obtained at the MediVision shareholders meeting or at any adjournment or postponement thereof;

•	approval of the merger and the other transactions contemplated hereby shall not have been obtained at the OIS stockholders meeting; or
•

any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger shall become final and non-appealable (whether before or after the approval by the shareholders of MediVision or stockholders of OIS).

The merger agreement provides that, the right to terminate the merger agreement pursuant to the first bullet above shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that shall have proximately contributed to the failure of the merger to be consummated.

Termination By MediVision. The merger agreement may be terminated and the merger may be abandoned by action of the board of directors of MediVision at any time prior to the effective time of the merger:

•

if there has been a breach of any representation, warranty, covenant or agreement made by OIS or Merger Sub in the merger agreement, or any such representation and warranty shall have become untrue after the date of the merger agreement, and such breach or failure to be true is not curable or, if curable, is not curable by the date specified in the first bullet of “Termination By Either OIS or MediVision.”

•	if OIS or any representative of OIS shall willfully or intentionally have taken any of the actions proscribed by the first paragraph of “The Merger Agreement – No Solicitation or Negotiation”; or
•

if MediVision receives an unsolicited bona fide written proposal from a third party and the board of directors of MediVision concludes in good faith that such proposal is, or is reasonably likely to result in, a MediVision Superior Proposal.

“MediVision Superior Proposal” is defined in the merger agreement as any bona fide offer or proposal that relates to (A) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination involving MediVision or any transaction or series of transactions involving the issuance or acquisition of shares or other equity securities of MediVision representing 50% or more (by voting power) of the outstanding share capital of MediVision, (B) any tender or exchange offer that if consummated would result in any person, together with all affiliates thereof, owning shares or other equity securities of MediVision representing 50% or more (by voting power) of the outstanding share capital of MediVision, or (C) the acquisition, license, purchase or other disposition of 50% or more of the consolidated business or assets of MediVision and its subsidiaries (including the share capital or assets of any subsidiary) outside the ordinary course of business consistent with past practice, which, in each such case, the board of directors of MediVision determines in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation and after consultation with MediVision’s outside counsel), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the proposal and the third party making the proposal including but not limited to the fact that if any cash consideration is involved, the proposal is not subject to any financing contingency and that receipt of all governmental and regulatory approvals required to consummate the Superior Proposal is likely, (1) would, if consummated, result in a transaction that is more favorable to MediVision’s shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by the merger agreement and (2) is reasonably capable of being completed.

Termination by OIS. The merger agreement may be terminated and the merger may be abandoned at any time of the merger prior to the effective time by action of the board of directors of OIS if:

•

there has been a breach of any representation, warranty, covenant or agreement made by MediVision in the merger agreement, or any such representation and warranty shall have become untrue after the date of the merger agreement, and such breach or is not curable or, if curable, is not curable by the date specified in the first bullet of “Termination By Either OIS or MediVision.”

•	if MediVision or any representative of MediVision shall willfully or intentionally have taken any of the actions proscribed by the first paragraph of “No Solicitation or Negotiation”; or
•

if, at any time prior to the effective time, OIS receives an unsolicited bona fide written proposal from a third party and the board of directors of OIS concludes in good faith that such proposal is, or is reasonably likely to result in, an OIS Superior Proposal.

“OIS Superior Proposal” is defined in the merger agreement as any bona fide offer or proposal that relates to (A) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination involving OIS or any transaction or series of transactions involving the issuance or acquisition of shares or other equity securities of OIS representing 50% or more (by voting power) of the outstanding capital stock of OIS, (B) any tender or exchange offer that if consummated would result in any person, together with all affiliates thereof, owning shares or other equity securities of OIS representing 50% or more (by voting power) of the outstanding capital stock of OIS, or (C) the acquisition, license, purchase or other disposition of 50% or more of the consolidated business or assets of OIS and its subsidiaries (including the capital stock or assets of any subsidiary) outside the ordinary course of business consistent with past practice, which, in each such case, the board of directors of OIS determines in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation and after consultation with OIS outside counsel), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the proposal and the third party making the proposal including but not limited to the fact that if any cash consideration is involved, the proposal is not subject to any financing contingency and that receipt of all governmental and regulatory approvals required to consummate the Superior Proposal is likely, (1) would, if consummated, result in a transaction that is more favorable to OIS shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by the merger agreement and (2) is reasonably capable of being completed.

Fees and Expenses

General. Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the merger and the other transactions contemplated by the merger agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for this registration statement and printing and mailing the Prospectus/Proxy Statement and this registration statement shall be shared equally by OIS and MediVision.

Liquidated Damages. The merger agreement provides that in the event of a MediVision Superior Proposal, MediVision shall provide OIS, within three (3) days of the date of approval by MediVision’s board of directors of the MediVision Superior Proposal, with written notice of such approval and OIS shall be entitled, within fourteen (14) days of receiving MediVision’s notice, to provide MediVision with another proposal regarding the merger and the other transactions contemplated hereunder, pursuant to terms and conditions more favorable to MediVision than the terms and conditions included in the MediVision Superior Proposal. The merger agreement provides that MediVision, in its sole discretion, shall be entitled to accept or reject such other proposal, provided, however, that if MediVision determines to reject such proposal, it shall pay OIS liquidated damages in the sum of USD $500,000 and actual expenses in an amount not to exceed $500,000.

The merger agreement also provides that in the event of an OIS Superior Proposal, OIS shall provide MediVision, within three (3) days of the date of approval by OIS’ board of directors of the OIS Superior Proposal, with written notice of such approval and MediVision shall be entitled, within fourteen (14) days of receiving OIS’ notice, to provide OIS with another proposal regarding the merger and the other transactions contemplated hereunder, pursuant to terms and conditions more favorable to OIS than the terms and conditions included in the OIS Superior Proposal. The merger agreement provides that OIS, in its sole discretion, shall be entitled to accept or reject such other proposal; provided, however, that if OIS determines to reject such proposal, it shall pay MediVision liquidated damages in the sum of USD $500,000 and actual expenses in an amount not to exceed $500,000.

The merger agreement provides that each party shall pay the other parties liquidated damages in the sum of USD $2,000,000 (two million U.S. dollars) if the merger agreement is terminated as a result of a breach of the third bullet of the first paragraph of “No Solicitation or Negotiation”, by such party.

Conduct of Business Pending the Merger

MediVision has agreed as to itself and its subsidiaries that, after the date of the merger agreement and until the earlier of the termination of the merger agreement pursuant to its terms or the effective time (unless OIS shall otherwise approve in writing, and except as otherwise expressly contemplated by the merger agreement) and except as required by applicable laws and the terms of the merger agreement, the business of it and its subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of its and its subsidiaries’ present employees and agents. The merger agreement further provides that without limiting the generality of the foregoing and in furtherance thereof, from the date of the merger agreement until the earlier of the termination of the merger agreement pursuant to its terms or the effective time, except (i) as otherwise expressly required by the merger agreement, (ii) as OIS may approve in writing or (iii) as set forth in the disclosure letter from MediVision, MediVision will not and will not permit its subsidiaries to:

•	adopt or propose any change in its articles of association or other applicable governing instruments;
•

merge or consolidate itself or any of its subsidiaries with any other person, except for any such transactions among its wholly-owned subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

•

acquire assets outside of the ordinary course of business from any other person with a value or purchase price in the aggregate in excess of $100,000 in any transaction or series of related transactions, other than acquisitions pursuant to contracts in effect as of the date of the merger agreement and set forth in the disclosure letter;

•

issue (other than on exercise of options or warrants set forth in the disclosure letter), sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock or of any its subsidiaries (other than the issuance of shares by a wholly-owned subsidiary to it or another of its wholly-owned subsidiaries), or securities or rights convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

•	create or incur any lien material to it or any of its subsidiaries on any of its assets or any of its subsidiaries’ assets;
•	make any loans, advances or capital contributions to or investments in any person (other than between itself and any of its direct or indirect wholly-owned subsidiaries);
•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or other distributions by any direct or indirect wholly-owned subsidiary to MediVision or to any wholly-owned subsidiary of MediVision) or enter into any agreement with respect to the voting of its capital stock;

•

reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

•

incur any indebtedness for borrowed money or guarantee such indebtedness of another person, or issue or sell any debt securities or warrants or other rights to acquire any of its debt securities or of any of its subsidiaries, except for:

-

indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices (x) not to exceed $100,000 in the aggregate or (y) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, or

-	guarantees by MediVision of indebtedness of its wholly-owned subsidiaries incurred in compliance with this paragraph; or
-

interest rate swaps on customary commercial terms consistent with past practice and in compliance with its risk management policies in effect on the date of the merger agreement and not to exceed $100,000 of notional debt in the aggregate;

•	except as set forth in the capital budgets set forth in the disclosure letter and consistent therewith, make or authorize any capital expenditure in excess of $100,000 in the aggregate;
•	make any changes with respect to accounting policies or procedures, except as required by changes in applicable generally accepted accounting principles;
•

settle any litigation or material claim, or other proceedings before a governmental entity, other than a settlement reimbursable from insurance or calling solely for a cash payment in an amount less than $250,000 and including a full release of MediVision and its affiliates, as applicable;

•

except as contemplated by the merger agreement, make any material tax election, make any change in any method of accounting for tax purposes or make any application with any governmental entity or seek any tax ruling from a governmental entity, if there is a risk that such ruling may result in any terms, restrictions, liabilities or obligations being imposed on MediVision (or any MediVision subsidiary) or its shareholders (including OIS or its subsidiaries);

•

transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any of its assets, product lines or businesses or of its subsidiaries, including capital stock of any of its subsidiaries and sales of obsolete assets and except for sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $100,000 in the aggregate, other than pursuant to contracts in effect as of the date of the merger agreement;

•	except as required pursuant to contracts in effect as of the date of the merger agreement and set forth in the disclosure letter, or as otherwise required by applicable law,
-

grant or provide any severance or termination payments or benefits to any of its directors, officers or employees or of any of its subsidiaries, except in the ordinary course of business consistent with past practice;

-

increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any of its directors, officers or employees or of any of its subsidiaries, except in the ordinary course of business consistent with past practice;

-	establish, adopt, amend or terminate any of its benefit plans or amend the terms of any outstanding equity-based awards;
-

take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of its benefit plans, to the extent not already provided in any such benefit plans;

-

change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by the International Accounting Standards; or

-	forgive any loans to any of its or of any of its subsidiaries’ directors, officers or employees;
•

take any action or omit to take any action that is reasonably likely to result in any of the conditions to the merger set forth in “Conditions to the Completion of the Merger” above not being satisfied;

•	purchase or otherwise acquire, or sell, gift, or otherwise transfer to any person any shares of OIS Common Stock;

•	take any action that would reasonably be expected to result in a material increase in tax liability (or a corresponding loss of tax attributes) other than in the ordinary course of business; or
•	agree, authorize or commit to do any of the foregoing.

OIS has agreed as to itself and Merger Sub and any other subsidiary of OIS that, after the date of the merger agreement and prior to the effective time of the merger (unless MediVision shall otherwise approve in writing, and except as otherwise expressly contemplated by the merger agreement) and except as required by applicable laws, the business of it and its subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its subsidiaries shall use their reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of their and their subsidiaries’ present employees and agents. The merger agreement further provides that without limiting the generality of the foregoing and in furtherance thereof, from the date of the merger agreement until the earlier of the termination of the merger agreement pursuant to its terms or the effective time of the merger, except (i) as otherwise expressly required by the merger agreement, (ii) as MediVision may approve in writing or (iii) as set forth in the disclosure letter, OIS will not and will not permit Merger Sub and any other subsidiary of OIS to:

•	adopt or propose any change in its articles of association or other applicable governing instruments;
•

merge or consolidate itself or Merger Sub or other subsidiary of OIS with any other person, except for any such transactions among its wholly-owned subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

•

acquire assets outside of the ordinary course of business from any other person with a value or purchase price in the aggregate in excess of $500,000 in any transaction or series of related transactions, other than acquisitions pursuant to contracts in effect as of the date of the merger agreement and set forth in the disclosure letter;

•

issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock or any of its subsidiaries (other than the issuance of shares by a wholly-owned subsidiary to it or another of its wholly-owned subsidiaries), or securities or rights convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

•	create or incur any lien material to it or any of its subsidiaries on any of its assets or any of its subsidiaries;
•	make any loans, advances or capital contributions to or investments in any person (other than between itself and any of its direct or indirect wholly-owned subsidiaries);
•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or other distributions by any direct or indirect wholly-owned subsidiary to OIS or to any wholly-owned subsidiary of OIS) or enter into any agreement with respect to the voting of its capital stock;

•

reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

•

incur any indebtedness for borrowed money or guarantee such indebtedness of another person, or issue or sell any debt securities or warrants or other rights to acquire any of its debt securities or of any of its subsidiaries, except for

-

indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices (x) not to exceed $2,000,000 in the aggregate or (y) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, or

-	guarantees by OIS of indebtedness of its wholly-owned subsidiaries incurred in compliance with this bullet or
-

interest rate swaps on customary commercial terms consistent with past practice and in compliance with its risk management policies in effect on the date of the merger agreement and not to exceed $1,000,000 of notional debt in the aggregate;

•	except as set forth in the capital budgets set forth in the disclosure letter and consistent therewith, make or authorize any capital expenditure in excess of $50,000 in the aggregate;
•	make any changes with respect to accounting policies or procedures, except as required by changes in applicable generally accepted accounting principles;
•

except as contemplated by the merger agreement, make any material tax election or make any application with any governmental entity or seek any tax ruling from a governmental entity, if there is a risk that such ruling may result in any terms, restrictions, liabilities or obligations being imposed on OIS (or any OIS subsidiary) or its shareholders;

•

transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any of its assets, product lines or businesses or of its subsidiaries, including capital stock of any of its subsidiaries and sales of obsolete assets and except for sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $1,000,000 in the aggregate, other than pursuant to contracts in effect as of the date of the merger agreement;

•	except as required pursuant to contracts in effect as of the date of the merger agreement and set forth in the disclosure letter, or as otherwise required by applicable law,

-

grant or provide any severance or termination payments or benefits to any of its directors, officers or employees or of any of its subsidiaries, except in the ordinary course of business consistent with past practice,

-

increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any of its directors, officers or employees or of any of its subsidiaries, except in the ordinary course of business consistent with past practice,

-	establish, adopt, amend or terminate any of its benefit plans or amend the terms of any outstanding equity-based awards,
-

take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of its benefit plans, to the extent not already provided in any such benefit plans,

-

change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or

-	forgive any loans to any of its or of any of its subsidiaries’ directors, officers or employees;
•

take any action or omit to take any action that is reasonably likely to result in any of the conditions to the merger set forth in “Conditions to the Completion of the Merger” above not being satisfied;

•	purchase or otherwise acquire, or sell, gift, or otherwise transfer to any person any shares of OIS Common Stock;
•	take any action that would reasonably be expected to result in a material increase in tax liability (or a corresponding loss of tax attributes) other than in the ordinary course of business; or
•	agree, authorize or commit to do any of the foregoing.

Representations and Warranties

The merger agreement contains representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. Many of the representations and warranties are qualified by a knowledge, materiality or material adverse effect exception.

MediVision made representations and warranties related to the following subject matters:

•	Organization and Qualification
•	Capitalization
•	Corporate Authority; Approval and Fairness
•	Governmental Filings; No Violations; Etc.

•	MediVision Reports; Financial Statements
•	Absence of Certain Changes
•	Litigation and Liabilities
•	Employee Benefits
•	Employees
•	Compliance with Laws
•	Environmental Matters
•	Tax Returns and Payments
•	Tax Matters
•	Labor Matters
•	Intellectual Property
•	Insurance
•	Material Contracts and Governmental Contracts
•	Property
•	Encryption and Other Restricted Technology
•	Warranties/Product Liability
•	Product Certifications
•	Questionable Payments
•	Brokers and Finders
•	Bank Accounts
•	Completeness of Disclosure

OIS and Merger Sub made representations and warranties related to the following subject matters:

•	Organization, Good Standing and Qualification
•	Capitalization of Merger Sub
•	Capitalization of OIS
•	Corporate Authority; Approval and Fairness
•	Merger Sub Board Approval
•	Compliance; Permits
•	Governmental Filings; No Violations; Etc.
•	OIS Reports; Financial Statements
•	Absence of Certain Changes
•	Brokers and Finders
•	Litigation
•	OIS Employee Matters and Benefit Plans
•	Employment Matters
•	Intellectual Property
•	Taxes
•	Capital Adequacy
•	Environmental Matters
•	Restriction on Business Activities
•	Required OIS Stockholder Vote
•	Insurance

•	Material Contracts
•	Property
•	Encryption and Other Restricted Technology
•	Warranties/Product Liability
•	Product Certifications
•	Questionable Payments
•	Completeness of Disclosure

Shareholders’ Meeting

The merger agreement provides that as promptly as practicable after the execution and delivery of the merger agreement:

•	each of MediVision and Merger Sub shall cause a merger proposal (in the Hebrew language) to be executed in accordance with the Israeli Companies Law;
•	MediVision shall call the MediVision shareholders meeting; and
•	MediVision and Merger Sub shall jointly deliver the merger proposals to the Companies Registrar in Israel within three (3) days from the calling of such shareholders’ meetings.
•

each of MediVision and Merger Sub shall cause a copy of its merger proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the merger proposal is delivered to the Companies Registrar and shall promptly inform its respective non-secured creditors, if any, of its merger proposal and its contents in accordance with the Israeli Companies Law and the regulations promulgated thereunder.

The merger agreement provides that in addition to the above, each of MediVision and, if applicable, Merger Sub, shall:

•

publish a notice to its creditors stating that a merger proposal was submitted to the Companies Registrar and that the creditors may review the merger proposal at the office of the Companies Registrar, MediVision’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as MediVision or Merger Sub, as applicable, may determine, in (A) two daily Hebrew newspapers circulated in Israel and one widespread daily newspaper circulated in Belgium, on the day that the merger proposal is submitted to the Companies Registrar, (B) a newspaper circulated in New York City, no later than three (3) business days following the day on which the merger proposal was submitted to the Companies Registrar, and (C) if required, in such other manner as may be required by applicable law and regulations; and

•

Within four (4) business days from the date of submitting the merger proposal to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the regulations promulgated under the Israeli Companies Law) that MediVision or Merger Sub, as applicable, is aware of, in which it shall state that a merger proposal was submitted to the Companies Registrar and that the creditors may review the merger proposal at such additional locations, if such locations were determined in the notice referred to in the first bullet above.

Promptly after MediVision and Merger Sub shall have complied with the above, but in any event no more than three (3) business days following the date on which such notice was sent to the creditors, MediVision and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the Companies Law, that notice was given to their respective creditors under the Israeli Companies Law and the regulations promulgated thereunder.

MediVision has agreed to take, in accordance with applicable law and its articles of association, all action necessary to convene a meeting of shareholders as promptly as practicable after this registration statement is declared effective by the SEC to consider and vote for the approval of the merger agreement, the merger and the other transactions contemplated under the merger agreement and to cause such vote to be taken. The merger agreement provides that MediVision’s board of directors shall recommend such approval and shall take all lawful action to solicit such approval. MediVision’s obligation to call, give notice of, convene and hold the shareholders meeting shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to MediVision of any Acquisition Proposal. Certain principal shareholders of MediVision agreed to vote all the shares beneficially owned by them in favor of adoption of the merger agreement and the merger. See “Voting Agreement.”

OIS has agreed to take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene a meeting of holders of OIS Common Stock as promptly as practicable after this registration statement is declared effective to consider and vote for the approval of the issuance of OIS Common Stock in the merger and the adoption of the OIS Articles of Amendments and OIS Amended and Restated Bylaws and to cause such vote to be taken. OIS’ board of directors shall recommend such approval and OIS shall take all lawful action to solicit such approval. The merger agreement provides that OIS shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of OIS Common Stock in the merger.

Best Efforts

Under the merger agreement, MediVision and OIS have agreed to cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity to consummate the merger or any of the other transactions contemplated by the merger agreement.

Memorandum of Association and Articles of Association of the Surviving Corporation

The merger agreement provides that at the effective time of the merger, the memorandum of association of MediVision and articles of association of MediVision will be the same of the surviving corporation until thereafter changed or amended in accordance with the respective terms thereof or by applicable law.

The merger agreement provides that OIS shall take such actions, if any, as shall be necessary so that the OIS Articles Amendments and the OIS Amended and Restated Bylaws shall be and become effective at the effective time.

Amendment

Subject to any limitations under applicable law, at any time prior to the effective time of the merger, the merger agreement may be amended, modified or supplemented in writing by the parties hereto, by action of the board of directors of the respective parties.

Waiver

The conditions to each of the parties’ obligations to consummate the merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

Specific Enforcement

The parties to the merger agreement have agreed irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. The merger agreement provides that agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

Registration on the OTC

The merger agreement provides that shares of OIS Common Stock to be issued to MediVision shareholders shall be registered for trade and freely tradable on the OTC.

Israeli and Belgian Approvals

Israeli Tax Rulings. The merger agreement provides that as soon as reasonably practicable, and to the extent legally required, after the execution of the merger agreement, MediVision shall instruct its Israeli tax advisors and accountants to prepare and file with the Israeli tax authority an application for a ruling confirming that the conversion or assumption by OIS of MediVision options into comparable options to purchase OIS shares will not result in a taxable event with respect to such MediVision options pursuant to Section 3(i) or Section 102 of the Ordinance and, with respect to such MediVision options subject to Section 102, that the requisite holding period will be deemed to have begun at the time of the issuance of such MediVision options (which ruling may be subject to customary conditions regularly associated with such a ruling). The merger agreement further provides that as soon as reasonably practicable after the execution of this Agreement, MediVision shall instruct its Israeli tax advisors and accountants to prepare and file with the Israeli tax authority an application for a ruling that will be in form and substance to OIS’ reasonable satisfaction that (A) with respect to holders of shares of MediVision that are non-Israeli residents (as defined in the Ordinance), exempting OIS, the Conversion Agent and the surviving corporation from any obligation to withhold Israeli tax at source from any consideration payable or otherwise deliverable pursuant to the merger agreement, or clarifying that no such obligation exists or (B) with respect to holders of shares of MediVision that are Israeli residents (as defined in the Ordinance): (I) exempting OIS, the Conversion Agent and the surviving corporation from any obligation to withhold Israeli tax at source from any consideration payable or otherwise deliverable pursuant to the merger agreement, or clarifying that no such obligation exists, or (II) clearly instructing OIS, Conversion Agent or the surviving corporation how such withholding at source is to be executed, and, in particular, with respect to the classes or categories of holders or former holders of the shares or option of MediVision from which Tax is to be withheld (if any), the rate or rates of withholding to be applied such ruling to be in form and substance to OIS’ reasonable satisfaction. The merger agreement further provides that if such ruling regarding Israeli withholding tax is not obtained until the closing date, MediVision shall instruct its Israeli counsel, advisors and accountants to promptly apply to the relevant tax authorities for an extension of time with respect to the obligation to deduct or withhold Israeli Tax at source from any consideration payable or otherwise deliverable pursuant to the merger agreement in form and substance to OIS’ reasonable satisfaction. The merger agreement further provides that if such ruling regarding Israeli withholding tax is not obtained at least seven (7) days prior to the date of the MediVision shareholders meeting, OIS shall provide to MediVision a written notice stating whether it intends to withhold Israeli tax at source from the shares of OIS payable or otherwise deliverable pursuant to the merger agreement to holders of shares of MediVision that are non-Israeli residents (as this term is defined in the Ordinance), and such written determination shall be communicated to the holders of shares of MediVision as soon as possible and in any event no later than five (5) days prior to the date of MediVision shareholders meeting in accordance with applicable law.

Israeli Securities Law

The merger agreement provides that as soon as reasonably practicable, and to the extent legally required, after the execution of the merger agreement, OIS shall, and MediVision shall cooperate with OIS to, prepare and file with the Israeli Securities Authority a prospectus containing the Prospectus/Proxy Statement and any additional disclosures and that complies in form and substance with applicable Israeli law and regulations in connection with the issuance of shares of OIS Common Stock in the merger. The merger agreement provides that OIS and MediVision each shall use its reasonable best efforts to cause the Israeli Securities Authority to issue a permit for the use of such Prospectus in connection with the merger, and promptly thereafter mail such Prospectus to the shareholders of each of MediVision and OIS residing in Israel.

Euronext Delisting

The merger agreement provides that MediVision shall use its reasonable best efforts to obtain the approvals necessary to cause the shares to be de-listed from the Euronext Stock Exchange, as soon as practicable following the effective time of the merger.

OTHER AGREEMENTS

Registration Rights Agreement

In connection with the merger agreement, OIS entered into a Registration Rights Agreement, dated March 25, 2008 (the “Registration Rights Agreement”), by and among OIS and the principal MediVision shareholders named therein (the “Principal MV Shareholders”). Pursuant to the Registration Rights Agreement, upon demand by the Principal MV Shareholders, OIS will file a Registration Statement on Form SB-2 covering the resale of shares of the OIS Common Stock that such shareholders received in the merger (the “Registrable Securities”). OIS will use its reasonable best efforts to cause such registration to become effective as soon as practicable following the filing date. In addition, after the effective date of the merger, the Principal MV Shareholders may notify OIS that they intend to resell the Registrable Securities in an underwritten offering, and request OIS file a separate registration statement covering the Registrable Securities to reflect such underwritten offering. OIS will use its reasonable best efforts to cause the Registrable Securities specified in such request to be registered as soon as reasonably practicable, and cooperate in a customary fashion in the consummation of the underwritten offering. After the Principal MV Shareholders have made a demand for an underwritten offering, unless such underwritten offering was not consummated due to any act or omission of OIS, the Principal MV Shareholders may not make a further demand for an underwritten offering until a period of 12 months have elapsed from the date of the preceding demand. If an underwritten offering is not expected to yield aggregate proceeds of at least $1 million, either OIS or the Principal MV Shareholders may withdraw or terminate the underwritten offering. OIS will use its reasonable best efforts to keep each registration continuously effective until the earlier to occur of (i) the date that the Registrable Securities may be sold without restriction pursuant to Rule 144 and (ii) the date that all Registrable Securities held by the Principal MV Shareholders represent less than 5% of the then outstanding shares of OIS Common Stock.

Rights of First Refusal and Preemptive Rights Agreement

In connection with the merger agreement, OIS entered into a Right to First Refusal and Preemptive Rights Agreement, dated March 25, 2008 (the “Right to First Refusal Agreement”), by and among OIS and the Principal MV Shareholders. Pursuant to the terms and conditions of the Right to First Refusal Agreement, OIS granted to Agfa a right of first refusal to purchase all but not less than all of the shares that OIS proposes to issue to a competitor of Agfa. In addition, if OIS proposes to issue securities to any third party OIS will provide each Principal MV Shareholder the right of first refusal to purchase any or all of such Principal MV Shareholder’s Proportionate Share (as defined in the Right of First Refusal Agreement).

Voting Agreement

In connection with the merger agreement, OIS entered into a Voting Agreement, dated March 25, 2008 (the “Voting Agreement”), by and among OIS and the Principal MV Shareholders. Under the terms of the Voting Agreement, each Principal MV Shareholder will vote all the shares beneficially owned by such shareholder in favor of adoption and approval of the merger agreement, the merger, and any other matters necessary to consummate the merger. Additionally each Principal MV Shareholder will vote all of the shares presently owned or which will be acquired in the future by such shareholder for the following directors: (i) two persons named by InterGamma Investment Ltd. or its subsidiary, Delta Trading and Services (1986) Ltd. (collectively, “InterGamma”), so long as InterGamma holds at least 12% of OIS Common Stock, or one person named by InterGamma so long as InterGamma holds less than 12% but at least 5% of OIS Common Stock; plus, in either case, one additional person named by InterGamma so long as Ariel Shenhar remains (a) either Chief Financial Officer or a senior executive officer of OIS and (b) a director of OIS; (ii) Ariel Shenhar, so long as he remains Chief Financial Officer or a senior executive officer of OIS; (iii) one person named by Noam Allon, Gil Allon, Shlomo Allon, Ariel Shenhar and Yuval Shenhar, so long as they collectively hold at least 5% of the outstanding OIS Common Stock; (iv) one person named by Agfa Gevaert N.V (“Agfa”), so long as Agfa holds at least 5% of OIS Common Stock, plus, if InterGamma nominates a third director pursuant to (i) above, a second person named by Agfa; (v) the then-current Chief Executive Officer of OIS; (vi) two “independent directors” as defined under the listing standards of Nasdaq Stock Market; and (vii) such other directors as may be nominated by the nominating committee of OIS, subject to approval by the full Board of Directors; provided that, so long as any Principal MV Shareholder retains the right, as set forth above, to name one or more directors for nomination, the total number of directors shall not be less than seven (7) nor more than eleven (11).

Shareholders Agreement

In connection with the merger, Agfa-Gevaert N.V., Delta Trade & Services (1986) Ltd., Noam Allon, Gil Allon, Shlomo Allon, Ariel Shenhar, and Yuval Shenhar (all shareholders of MediVision) negotiated a Stockholders Agreement, pursuant to which, the parties thereof agree to vote all of their OIS shares in accordance with Section 1.2 of the Voting Agreement, which governs the voting of directors onto OIS’ board following the closing of the merger, and in accordance with Agfa’s direction for certain significant transactions (e.g., merger, significant acquisition or disposition of assets, significant issuance of securities, change in principal business, liquidation or dissolution, amendments to the articles of incorporation). Generally, the Stockholders Agreement also restricts the transfer of securities of OIS by the parties, with certain narrow exceptions. In the event of an allowed proposed transfer, where Agfa is not the transferor, Agfa has a right of first refusal. If Agfa is the transferor, a right of first refusal is given to the other parties to the agreement. Under the Stockholders Agreement, the parties also agreed to tag-along rights, whereby a party who proposes to transfer any of OIS’ securities must provide notice of such proposed transfer to the other parties and allow them to participate in such transfer. The agreement also provides that if a party does not fully exercise the preemptive rights granted by OIS under Section 3 of the Right of First Refusal Agreement, the remaining preemptive rights will be assigned to the other parties, upon request. Parties to the agreement other than Agfa must first offer their preemptive rights to Agfa. The parties also agree not to exercise certain registration rights under the Registration Rights Agreement and agree to subject any transfer pursuant to the Registration Rights Agreement to the right of first refusal included in the Stockholders Agreement. The parties may enter into the Stockholders Agreement prior to, or upon approval of the merger by the shareholders of OIS and MediVision.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of the anticipated material United States federal income tax consequences to “U.S. holders” (as defined below) of MediVision ordinary shares of the receipt of shares of OIS common stock in exchange for MediVision ordinary shares pursuant to the merger. This summary is based upon the provisions of the Code, applicable current and proposed United States Treasury Regulations, judicial authorities and administrative rulings and practice, all as in effect as of the date of this registration statement and all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of MediVision ordinary shares that is for United States federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (iii) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or (iv) an estate the income of which is subject to United States federal income tax regardless of its source.

Holders of MediVision options or warrants may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under United States and non-United States tax laws.

Holders of MediVision ordinary shares who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under United States and non-United States tax laws.

The United states federal income tax consequences of the merger to direct or indirect U.S. holders of ten percent (10%) or more of MediVision ordinary shares may be different than those described below and such holders are urged to consult their own tax advisors.

The United States federal income tax consequence to a partner in an entity treated as a partnership, for United States federal income tax purposes, that holds MediVision ordinary shares generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding MediVision ordinary shares should consult their own tax advisors.

This discussion assumes that a U.S. holder holds MediVision ordinary shares as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to a U.S. holder in light of its personal circumstances or to U.S. holders subject to special treatment under the United States federal income tax laws (for example, insurance companies, dealers or brokers in securities or currencies, traders in securities who elect mark-to-market accounting, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass-through entities (and persons holding MediVision ordinary shares through a partnership or other pass-through entity), United States expatriates and stockholders subject to alternative minimum tax, U.S. holders who hold MediVision ordinary shares as part of a hedging, “straddle,” conversion or other integrated transaction, a person whose functional currency for United States federal income tax purposes in not the U.S. dollar or U.S. holders who acquired their MediVision ordinary shares through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any aspect of foreign, state, local, estate or gift taxation that may be applicable to a U.S. holder.

Holders of MediVision ordinary shares are strongly urged to consult with their own tax advisors as to the tax consequences of the merger on their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

OIS and MediVision have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is assumed for purposes of the remainder of the discussion that the merger will qualify as a reorganization within the meaning of the Code. Based on this assumption, upon the exchange of MediVision ordinary shares for OIS common stock, a U.S. holder will generally not recognize gain or loss for United States federal income tax purposes.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the shares of OIS common stock received in the merger, will equal its aggregate adjusted tax basis in the MediVision ordinary shares surrendered in the merger. The holding period for the shares of OIS common stock received in the merger will include the holding period for the shares of MediVision ordinary shares surrendered in the merger.

Whole Share Instead of a Fractional Share

A U.S. holder entitled to receive a fractional share of OIS common stock who will instead receive one additional share of OIS common stock in addition to the number of full OIS common stock to which it is entitled will be treated as having received the fractional share of OIS common stock pursuant to the merger and then as having exchanged the fractional share of OIS common stock for one whole share of OIS common stock in a redemption by OIS. In general, this deemed redemption will not be treated as a sale or exchange of the fractional share, and the U.S. holder will generally not recognize gain or loss on the deemed redemption for United States federal income tax purposes. A U.S. holder’s tax basis in the whole share of OIS common stock received in such redemption of a fractional share as described above will equal its aggregate adjusted tax basis in the fractional MediVision ordinary shares deemed redeemed.

Reporting Requirements

A U.S. holder who receives shares of OIS common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with its United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

MATERIAL ISRAELI INCOME TAX CONSEQUENCES OF THE MERGER

The following is a discussion of material Israeli income tax consequences of the merger to holders of MediVision ordinary shares. The following discussion is based upon Israeli tax law as in effect as of the date of these registration statements, and no assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. This discussion does not discuss all material aspects of Israeli income tax consequences which may apply to particular holders of MediVision ordinary shares in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below. Because individual circumstances may differ, holders of MediVision ordinary shares should consult their own tax advisors as to the Israeli tax consequences applicable to them.

Holders of MediVision options or warrants may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the tax treatment to them under Israeli and non-Israeli tax laws.

Israeli law generally imposes a capital gains tax on the conversion of the MediVision shares, which are considered as sale of capital assets located in Israel, including shares in Israeli resident companies, unless a specific exemption is available or unless a treaty between Israel and the country of the non-resident provides otherwise. MediVision has requested a ruling under section 103k of the Israeli Tax Ordinance that will conclude that Israeli residents will receive tax differed treatment upon the merger and will be tax liable for tax upon the sale of the converted OIS shares.

Corporations are subject to corporate tax rates in respect to capital gains from the conversion of their MediVision shares, which are considered as sale of publicly-traded shares of an Israeli company. Recent changes in the law will reduce the corporate tax rate from 27% in 2008 to 26% in 2009 and 25% in 2010. Between 2006 and 2009, however, corporations whose taxable income was not determined immediately before the 2006 tax Reform was published, pursuant to part B of the Israeli Income Tax Law (Inflationary Adjustments), 1985, or pursuant to the Income Tax Regulations (Rules on Bookkeeping by Foreign Invested Companies and Certain Partnership and Determination of their Chargeable Income), 1983, or the Dollar Regulations, will generally be taxed at a rate of 25% on their capital gains from the conversion of their MediVision shares.

Non-residents of Israel, including corporations, will generally be exempt from any capital gains tax in Israel from the conversion of their MediVision shares as long as (i) the gains are not derived through a permanent establishment of the non-resident in Israel, (ii) the shares were bought when the company was listed on designated stock market, (iii) the shares remain listed for trading on a designated stock market and (iv) the shares were converted after being listed on designated stock market. These provisions dealing with capital gains are not applicable to a person whose gains from selling or otherwise disposing of shares are deemed to be business income. In addition, pursuant to the United States-Israel Tax Treaty, the sale, exchange or disposition of MediVision shares by a Treaty United States Resident and who is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, generally will not be subject to the Israeli capital gains tax unless such Treaty United States Resident holds, directly or indirectly, shares representing 10% or more of MediVision voting power during any part of the 12-month period preceding such sale, exchange, conversion or disposition, subject to certain conditions. Under the United States-Israel Tax Treaty, such Treaty United States Resident would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such exchange, subject to the limitations in U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to state or local taxes in the United States.

Israeli shareholders of MediVision before the merger will be subject to the limitations and conditions of the Israeli Tax Authority’s ruling for the merger.

Israeli shareholders of OIS, who owned OIS shares before the merger, will not be subject to the merger’s limitations and conditions under the Israeli Tax Authority’s ruling. Nevertheless, due to their residency and in light of the Israeli internal tax law, when selling OIS shares, the Israeli shareholders will be obligated to report the sale to the Israeli Tax Authority and the directions of chapter E of the Israeli Tax Ordinance will be applied on them.

Holders of MediVision ordinary shares, options, or warrants are strongly urged to consult with their own tax advisors as to the tax consequences of the merger on their particular circumstances, including the applicability and effect of any local, foreign, and other tax laws and of changes in those laws.

COMPARISON OF SHAREHOLDERS' RIGHTS

The following is a summary of material differences between the current rights of OIS shareholders and the current rights of MediVision shares and security holders. While OIS and MediVison believes that this summary covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of OIS shareholders and MediVision shares and security holders and it is qualified in its entirety by reference to the California General Corporation Law, the Israeli Companies Law of 1999 and the various documents of OIS and MediVision, which is referenced in this summary, copies of which are available for your review. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist. OIS and MediVision urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the California General Corporation Law, the Israeli Companies Law of 1999 and the other documents referenced in this proxy statement/prospectus for a more complete understanding of the differences between being an OIS shareholder and being a MediVision shares and security holders. See “Where You Can Find More Information” on page 194.

General
OIS	MediVision

OIS is incorporated under the laws of the State of California and the rights of holders of its common stock are currently governed principally by:

•     the laws of the State of California, particularly the California General Corporation Law, referred to in this proxy statement/prospectus as the CGCL;

•     OIS’ Amended and Restated Articles of Incorporation, referred to in this proxy statement prospectus as OIS’ charter; and

•     OIS’ Amended and Restated Bylaws, referred to in this proxy statement prospectus as OIS’ bylaws.

MediVision is incorporated under the laws of the State of Israel and the rights of holders of its common stock are currently governed principally by:

•     The laws of the State of Israel, particularly the Israeli Companies Law of 1999, referred to in this proxy statement/prospectus as Israeli Companies Law;

•     MediVision’s article of association.

Upon completion of the merger, MediVision shareholders will receive OIS common stock in exchange for their ordinary shares of NIS 0.1 par share each of MediVision. As a result, upon completion of the merger, the rights of MediVision shareholders who become OIS stockholders in the merger will be governed by the California General Corporation Law, the OIS charter, and the OIS bylaws.

Classes and Series of Capital Stock
OIS	MediVision

OIS is authorized to issue 35,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value. As of July 8, 2008, OIS had 16,866,831 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The registered share capital of MediVision is one million (1,000,000) New Israeli Shekels, divided into ten million (10,000,000) Ordinary Shares of a nominal value of NIS 0.10 each, all ranking pari-passu. As of July 8, 2008, MediVision had 6,807,299 shares of common stock outstanding and no shares of preferred stock outstanding.

Annual Meetings of Shareholders
OIS	MediVision

Under the CGCL, if a corporation fails to hold an annual meeting for a period of 15 months after its last annual meeting, the superior court of the proper county may summarily order a meeting to be held upon the application of any shareholder, after notice is provided to the corporation giving it an opportunity to be heard. The court may issue any orders, as appropriate, including, without limitation, orders designating the time and place of the meeting, the record date for determination of shareholders entitled to vote, and the form of notice of the meeting. OIS’ bylaws provide that it will hold an annual meeting of stockholders on such date and time as the Board of Directors specifies by resolution.

General Meetings shall be held at least once in every calendar year at such time, not being more than fifteen months after the holding of the last preceding General Meeting and at such place as may be determined by the Directors. Such Annual General Meetings shall be called “Ordinary Meetings” and all other General Meetings of MediVision shall be called “Extraordinary Meetings”.

Special Meetings of Shareholders
OIS	MediVision

OIS’ bylaws provide that a special meeting of the shareholders may be called at any time by the board of directors, the chairman of the board, the chief executive officer, a vice president, the secretary, or by one or more shareholders holding at least 10% of the voting power of OIS. If the meeting is called by the board of directors, notice will be provided in the same manner as for an annual meeting. If a special meeting is called by one of the listed persons, such person must mail or hand deliver a written request to the chairman of the board, chief executive officer, vice president or secretary stating the requested time of the meeting. The officer receiving the written request must give notice to the other shareholders that a meeting will be held at the time specified, provided it is not less than 35 days or more than 60 days after the receipt of the request. If this notice is not given within 20 days after receipt of such request, the person requesting the meeting may give notice of the meeting as provided under “Notice of Shareholders Meeting – OIS” below or, if after filling a vacancy on the board of directors the directors elected by shareholders constitutes less than a majority, apply to the Superior Court to order a special meeting to elect the entire board.

The Directors may, whenever they think fit, and upon such requisition in writing as is provided by Sections 63(b) and 64 of the Israeli Companies Law, convene an Extraordinary Meeting.

Notice of Shareholder Meetings
OIS	MediVision

OIS’ bylaws provide that notice of meetings of shareholders must specify the place, date, and hour of the meeting, and in the case of special meetings, the general nature of the business to be transacted. Only the business specified in the notice may be transacted upon at the special meeting or in the case of annual meetings, those matters which the board of directors at the date of mailing intends to present to the shareholders. The notice must be sent not less than 10 days nor more than 60 days before the date of the meeting.

Notice of a General Meeting shall be given not less than 21 days prior to the Meeting. Such notice shall specify the place, the day and the hour of the meeting and the items on the agenda shall be given in a manner hereinafter mentioned. Notices of convening General Meetings shall be given in such manner as shall be prescribed by the Statutes and by publication in a nationally distributed Belgian French speaking and Dutch speaking daily newspaper.

Quorum of Shareholders
OIS	MediVision

OIS’ bylaws provide that the holders of majority of the shares entitled to vote, present in person or by proxy, will constitute a quorum at a meeting of the shareholders. If a quorum is not present at a meeting of shareholders, those shareholders who are present may adjourn the meeting until the requisite amount of voting shares are present. If a quorum is present and an action is approved by a majority of the shareholders, which constitutes a quorum, then the shareholders may continue to transact business, notwithstanding the withdrawal of shareholders which then leaves less than a quorum.

No business shall be transacted at any Special Meetings unless a quorum is present when the meeting proceeds to business. The quorum at any Meeting shall be two shareholders present in person or by proxy, holding or representing at least one third of the total voting rights in MediVision on the Record Date, provided, however, that, for as long as the Agfa Gevart N.V.(“Agfa”) holdings of MediVision shares represent at least 5% of the issued and paid up share capital of MediVision, no Special Meeting shall be convened without the presence (in person or by proxy or by any communication media - at Agfa’s discretion) of a representative of Agfa, who shall, subject to the requirements of any applicable law be entitled to participate in and vote at any Special Meeting or adjourned Meeting by way of any communications medium - costs of telephone expenses shall be borne by MediVision and costs of any other communication media chosen by Agfa to be borne by Agfa- allowing said representative and the physically present shareholders to hear each other simultaneously, provided that, to the extent Agfa elects not to participate and vote by way of the aforementioned communication medium, but rather to participate and vote through a representative physically present at such meetings, Agfa shall furnish such representative with a duly executed proxy or such other written action conforming with the requirements of the Statutes and these Articles.

If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or any time and hour as the Directors shall designate and state in a notice to the shareholders, and if, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, two shareholders present in person or by proxy shall be a quorum regardless of the number of votes represented.

An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting rights in MediVision on the Record Date represented at the meeting in person or by proxy entitled to vote thereon and voting thereon. In the case of an equality of votes, the Chairman of the meeting shall be entitled to a further or casting vote.

A Special or Extraordinary Resolution shall be deemed adopted if approved by the holders of not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon.

Shareholder Voting
OIS	MediVision

OIS’ bylaws provide that only persons in whose names shares entitled to vote stand on OIS stock records of on the day of any meeting of its shareholders, unless another record date is fixed by OIS’ board of directors, will be entitled to vote at such meeting. Subject to the cumulative voting provisions below and the higher vote required for certain business combinations under OIS’ charter and the CGCL, the affirmative vote of a majority of those shares present in person or proxy, which constitutes a quorum, will constitute an act of the shareholders.

OIS’ articles of incorporation provide that, in addition to any other vote required by law, OIS’ charter or contract, the following transactions require an affirmative vote of at least (1) 75% of OIS’ common stock and (2) a majority of the shares of OIS’ common stock entitled to vote on the proposal who are not “interested shareholders” (as defined in OIS’ charter) or affiliates of interested shareholders:

•     any merger or consolidation of OIS or any of its subsidiaries with an interested shareholder or an affiliate of an interested shareholder (an interested shareholder is defined as (1) a beneficial owner of more than 10% of OIS’ outstanding common stock, or (2) is an affiliate of OIS and, at any time during the 2 years prior, was the beneficial owner of 10% of more of OIS’ then outstanding common stock, or (3) an assignee or successor to common stock which, at any time during the 2 years prior, was held by an interested shareholder, and was acquired in a transaction(s) not involving a public offering, as defined in the Securities Act of 1933, as amended);

•     any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of OIS or any subsidiary, to an interested shareholder or an affiliate of an interested shareholder, having an aggregate fair market value of 50% or more of the aggregate fair market value of all of the assets of OIS;

•     the issuance or transfer of any securities of OIS or any subsidiary, to an interested shareholder or an affiliate of an interested shareholder, in exchange for cash, securities, or other property having an aggregate fair market value of $5,000,000 or more;

•     the adoption of any plan or proposal to liquidate of dissolve OIS proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

•     any reclassification of securities (include any reverse stock split), or recapitalization of OIS, or any merger or consolidation of OIS with any subsidiary, or any other transaction which effectively increases the proportionate share of the outstanding shares of any class of equity of OIS or a subsidiary which is directly or indirectly owned by an interested shareholder or an affiliate of an interested shareholder.

Those additional votes are not required if the consideration being received by the shareholders of OIS is cash.

MediVision’s articles of association provide that, an Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting rights in MediVision on the Record Date represented at the meeting in person or by proxy entitled to vote thereon and voting thereon. In the case of an equality of votes, the Chairman of the meeting shall be entitled to a further or casting vote.

Subject to the provisions of these Articles, a Special or Extraordinary Resolution shall be deemed adopted if approved by the holders of not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon.

Certain Decision -

Notwithstanding any other provision to the contrary contained in these Articles, actions or resolutions of the General Meeting of MediVision, or of the Board of Directors of MediVision (or any committee thereof), as applicable, or of any subsidiary of MediVision, with respect to the following issues and matters, shall require, in addition to the relevant majority vote required for such actions or resolutions: (i) if the matter is deliberated in a General Meeting - the prior written consent of the Agfa Gevaert N.V.; and (ii) if deliberated in a Board Meeting - the affirmative consent of the Agfa Gevaert N.V’s Director:

(a) any action that effects the merger or consolidation of MediVision, or sale of MediVision, a subsidiary thereof, or substantially all of its assets;

(b) any action which creates, reclassifies or issues any securities of MediVision or of a subsidiary thereof;

(c) any transaction with any officer, director, shareholder or other Interested Party;

(d) any action which materially changes the business of MediVision;

(e) the terms and conditions of any Public Offering;

(f) any action with respect to the liquidation, dissolution or winding up of MediVision or any subsidiary thereof;

(g) any deviation from the Streamlining Plan as approved by MediVision prior to the Closing of the Investment Agreement;

(h) any action that amends any of the Articles of Association in a manner which may derogate from, or adversely affect, any of the rights of Agfa Gevaert N.V.;

(i) any deviation from MediVision’s Approved Budget in the use of the Investment Funds;

(j) any decision with respect to the ODD strategy, definition and implementation.

These provisions shall apply as long as the Agfa Gevaert N.V holds at least 5% of the issued and paid up share capital of MediVision.

Cumulative Voting
OIS	MediVision

OIS’ bylaws provide that if a director candidate’s name has been placed in nomination prior to the voting and one or more shareholder has given notice at the meeting prior to the voting of the shareholder’s intent to cumulate the shareholder’s votes, every shareholder entitled to vote at any election of directors may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholders’ shares are entitled, or distribute the votes on the same principle among as many candidates as the shareholders sees fit. The candidates receiving the highest number of votes are elected.

MediVision shareholders do not have cumulative voting rights.

Shareholder Action without a Meeting
OIS	MediVision

OIS’ bylaws provide that any action which may be taken at a meeting of shareholders may be taken without a meeting or notice of a meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the secretary of the OIS. The bylaws also provide that while ordinarily directors can only be elected by unanimous written consent, under the CGCL, if the directors fail to fill a vacancy, other than a vacancy created by removal, then that vacancy may be filled by the written consent of persons holding a majority of shares entitled to vote for the election of directors.

MediVision’s articles of association provide for action by written consent of all the holders of shares having voting rights in MediVision in lieu of a meeting. However, such action by written consent is not permitted under the Israeli Companies Law in public companies, such as MediVision.

Shareholder Nominations and Proposals
OIS	MediVision

Under the securities laws, shareholders may directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by presenting shareholder proposals not later than 120 calendar days before the date of OIS proxy statement released to shareholders in connection with the previous year’s annual meeting. Notices of shareholder proposals relating to proposals to be presented at the Meeting but not included in OIS’ Proxy Statement and form of proxy, will be considered untimely, and thus OIS’ proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals, if received less than 45 days before the date on which the registrant first sent its proxy materials for the prior year’s annual meeting of shareholders (or date specified by an advance notice provision).

In accordance with the Israeli Company Law, one or more shareholders with at least 5% of the issued share capital and at least 1% percent of the voting rights in MediVision, or one or more shareholders with at least five percent of the voting rights in MediVision, may ask the Board of Directors to convene a special extraordinary meeting.

Where the Board of Directors has not convened a special meeting, the party demanding the convening of the meeting, and in case of shareholders, that portion of them that has more than half of their voting rights, may convene the meeting themselves, provided that the meeting shall not take place more than three months after the said demand is submitted. In addition, the party demanding may apply to court and request the court to order the convening of such meeting.

The agenda of the special meeting at such cases will include any issues that the convening party required.

Access to Corporate Records, Financial Statements and Related Matters
OIS	MediVision

OIS’ bylaws and the CGCL provide that shareholders, upon written demand, and directors are entitled to inspect OIS’ books and records, which include accounting books and the minutes of shareholder, board, and board committee proceedings. A 5% or greater shareholder (or a 1% or greater shareholder that has filed a Schedule 14A with the Securities and Exchange Commission) is entitled to inspect and copy the record of shareholders’ names and addresses and shareholdings at OIS offices during usual business hours upon five business days’ prior written demand upon OIS or obtain from OIS transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date or as of a date specified by the shareholder that is subsequent to the date of demand. Furthermore, directors have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation of which such person is a director and also of its subsidiary corporations. The record of shareholders is also open for inspection and copying by any shareholder at any time during normal business hours upon written demand for a purpose reasonably related to such shareholder’s interest as a shareholder.

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Israeli Companies Law, the Israeli Securities Law and of any other applicable law. Such books of account shall be kept at the Office, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of MediVision, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of MediVision.

Charter Amendments
OIS	MediVision

Under the CGCL, OIS’ articles of incorporation may be amended if approved by the board of directors and the majority of the outstanding shares entitled to vote, either before or after approval by the board of directors. In addition, under the articles of incorporation, any amendment which amends, repeals, or adopts provisions inconsistent with the 75% approval requirement (see “Shareholder Voting – OIS” within the section) requires the affirmative vote of at least 75% of the shares entitled to vote and must include the affirmative vote of at least a majority of the shares entitled to vote which are not beneficially owned by any interested shareholder (defined in “Shareholder Voting – OIS” within the section) or an affiliate of an interested shareholder.

Under the Israeli Companies Law, MediVision’s memorandum of association may be amended if approved by the holders of not less than 75% of the voting power represented at a MediVision extraordinary meeting, in person or by proxy, entitled to vote thereon and voting thereon.

Bylaw Amendments
OIS	MediVision

OIS’ bylaws provide that new bylaws may be adopted or the existing bylaws amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, except that if OIS’ Articles of Incorporation set forth the number of authorized directors, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation. Furthermore, subject to the right of the shareholders to adopt, amend, or repeal bylaws, the board of directors may adopt, amend or repeal any bylaw other than a bylaw changing the authorized number of directors.

MediVision’s Article of association can be amended from time to time by a Special or Extraordinary Resolution.

A Special or Extraordinary Resolution shall be deemed adopted if approved by the holders of not less than 75% of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon.

Proxies
OIS	MediVision
OIS’ bylaws provide that every shareholder entitled to vote, or to execute consents, may do so either in person or by written proxy.

Votes may be given either personally or by proxy. A proxy need not be a shareholder of MediVision.

The instrument appointing a proxy shall be in writing in the usual common form, or such form as may be approved by the Directors, and shall be signed by the appointer or by his attorney duly authorized in writing, or, if the appointee is a corporation, the corporation shall vote by its representative, appointed by an instrument duly signed by the corporation.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or transfer of the Share in respect of which the vote is given unless an intimation in writing of the death, revocation or transfer shall have been received at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

The instrument appointing a proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarized, certified or office copy of such power of attorney, shall be deposited at the Office or at such other place or places, whether in Israel or elsewhere, as the Directors may from time to time either generally or in a particular case or class of cases prescribe, at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to attend and vote; otherwise the person so named shall not be entitled to vote in respect thereof; but no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

Subject to the provisions of the Statutes, a resolution in writing signed by all the shareholders, in person or by proxy, for the time being entitled to vote at Special Meetings of MediVision shall be as valid and as effectual as a resolution adopted by a Special Meeting duly convened, held and constituted for the purpose of passing such resolution.

A shareholder will be entitled to vote at the Meetings of MediVision by several proxies appointed by him, provided that each proxy shall be appointed with respect to different Shares held by the appointing shareholder. Every proxy so appointed on behalf of the same shareholder shall be entitled to vote as he sees fit.

Preemptive Rights
OIS	MediVision
OIS’ articles of incorporation do not grant shareholders any preemptive rights.

Each Qualified Shareholder (as defined below) shall be afforded a right of first offer to purchase its pro rata share of Equity Securities in MediVision with respect to future sales of any Equity Securities by MediVision. A Qualified Shareholder’s pro-rata share, for purposes of this preemptive right, is the ratio of the number of Shares owned by such Qualified Shareholder immediately prior to the offer and sale of Equity Securities, to the total number of Shares issued and outstanding held by all Qualified Shareholders immediately prior to the offer and sale of Equity Securities (i.e. a Qualified Shareholder’s pro rata share shall be adjusted in accordance with its holdings at the relevant time). A Qualified Shareholder shall be entitled to apportion the right of first offer to Equity Securities to be purchased among its Permitted Transferees provided that such Qualified Shareholder notifies MediVision of such allocation. This preemptive right shall be subject to the following provisions:

A. Notice. In the event MediVision undertakes to offer any Equity Securities (the “Offered Equity Securities”), it shall give each Qualified Shareholder, prior to such offering, written notice of its intention, describing the type of Offered Equity Securities, their proposed offer price and MediVision’s terms of offer. Each Qualified Shareholder shall have fourteen (14) days after any such notice is received to agree to purchase its pro rata share of such Equity Securities (or any part thereof) for the price (and upon the terms) specified in the notice by giving written notice to MediVision and stating therein the quantity of Equity Securities to be purchased; provided that if the purchase by the Qualified Shareholder is being effected prior to, or concurrent with such offering of Equity Securities (rather than subsequent thereto) then a Qualified Shareholder’s consent to purchase the Equity Securities will be tentative, such that a Qualified Shareholder shall be obligated to consummate the purchase only to the extent MediVision consummates the sale of the balance of the Equity Securities, pursuant to the terms described in such notice. Without derogation from the generality of the foregoing, and strictly for the sake of clarification, in the event of a Public Offering of Equity Securities of MediVision, a Qualified Shareholder shall be entitled to purchase, at the same prices and terms as the Publicly Offered Equity Securities, the amount of Equity Securities required in order to uphold its pro rata share of holdings in the Equity Securities of MediVision.

B. Failure to Exercise by Qualified Shareholder. In the event any or all Qualified Shareholders fail to exercise fully their preemptive rights within said fourteen (14) day period, MediVision shall have hundred and eighty (180) days thereafter to sell or enter into an agreement (pursuant to which the sale of Equity Securities covered thereby shall be closed, if at all, within hundred and eighty (180) days from the date of said agreement) to sell the Offered Equity Securities for which the Qualified Shareholders’ preemptive rights set forth here above were not exercised, at the price offered to the Qualified Shareholders and upon terms no more favorable to the purchasers thereof than specified in MediVision’s notice to the Qualified Shareholders pursuant to Sec. C here above. In the event MediVision has not entered into an agreement to sell the Equity Securities within said 180 days period (or has not sold and issued Equity Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), MediVision shall not thereafter offer or sell any Equity Securities, without first again offering such securities to the Qualified Shareholders in the manner provided in this Section.

C. Limitations. The right of first offer in this Section shall not be applicable to issuance of securities (i) as a dividend or distribution (including bonus shares) on outstanding Shares or upon a share split, recapitalization or similar event by MediVision; and/or (ii) to employees, consultants, officers or directors pursuant to a stock option plan approved by the Board of Directors; and/or (iii) with respect to the adoption of Employee Option Plans by MediVision; and/or (iv) securities issuable upon conversion of Equitable Securities convertible into MediVision Shares; and/or (v) for no cash consideration to banks and other recognized financial institutions in consideration for credit extended to MediVision, up to a total number of securities not exceeding, on the date of issuance, 5% of MediVision’s issued share capital. For avoidance of doubt, all issuances falling under the purview of this sub-clause (v) shall be aggregated together for the purpose of the aforesaid 5% limit.

D. The term “Permitted Transferee” shall for purposes of this Article mean (i) such Qualified Shareholder’s spouse, lineal descendant or antecedent, brother or sister; or (ii) such Qualified Shareholder’s trustee (including the trustee of a voting trust); (iii) an entity controlled by, controlling, or under common control with such Qualified Shareholder; or (iv) the surviving entity in the merger of such Qualified Shareholder with another company.

A Qualified Shareholder includes each of the following (and their Permitted Transferees), for as long as it/they (directly and/or together with their Permitted Transferees) hold(s) at least 5% of the outstanding share capital of the Company: (i) the Investor (Agfa) (notwithstanding the foregoing, the Investor shall not lose any of its rights as a Qualified Shareholder prior to being afforded the right to complete the Second and Third Investments pursuant to the Investment Agreement), (ii) Delta Trading & Services (1986) Ltd. and (iii) Noam Allon, Gil Allon, Shlomo Allon, Ariel Shenhar and Yuval Shenhar together.

Dissent Rights
OIS	MediVision

Under the CGCL, if the approval of the outstanding shares of a corporation is required for a reorganization under a specific provision of the CGCL, each shareholder of the corporation entitled to vote on the transaction may require the corporation to purchase for cash at the fair market value of any “dissenting shares” owned by the shareholder.

Under the CGCL, shares listed on any national securities exchange or listed on the NASDAQ Global Market generally do not have these appraisal rights unless the holders of at least 5% of the class of outstanding shares demand the right, or the corporation or any law restricts the transfer of such shares.

The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization, excluding any appreciation or depreciation in consequence of the proposed action.

Under Israeli Companies Law, holders of MediVision ordinary shares are not entitled to statutory dissenters’ rights in connection with the merger.

Stock Repurchases
OIS	MediVision
When OIS re-acquires its own shares, those shares are restored to the status of authorized but unissued.

Under the Israeli Companies Law, a company is allowed to re-purchase its own shares. Re-purchasing shares by a company is deemed to be a “distribution”, as defined in the Israeli Companies Law, and therefore is allowed: (i) if the distribution is made out of MediVision’s profits (i.e. - the balance of surplus or the surplus, accumulated over the past two years, whichever is the greater, in accordance with the latest adjusted financial reports, audited or surveyed, prepared by MediVision, provided that the date in respect of which the reports were prepared is no earlier than six months prior to the date of distribution), provided however that there is no reasonable suspicion that such distribution might deprive MediVision of its ability to pay its existing and anticipated debts when the time comes for so paying; or (ii) pursuant to a court approval according and subject to the procedure set forth in the Israeli Companies Law.

Number and Qualification of Directors
OIS	MediVision

OIS’ bylaws provide that OIS board of directors will consist of not less than five (5) nor more than nine (9) directors, with the exact number of directors to be fixed by resolution of the board of directors, currently at five. Under the CGCL, the minimum number of directors shall not be less than three. A bylaw specifying or changing a fixed number of directors, the maximum or minimum number, or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, that, a bylaw or amendment of the articles reducing the fixed or minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in a written consent are equal to more than 66 2/3% of the outstanding shares entitled to vote.

The Board of Directors of MediVision shall consist of not less than three and no more than eleven Directors.

Unless otherwise required by the Statutes, not more than two External Directors shall serve on MediVision’s board of directors. The nomination, authorities and powers, period and termination of service and any other matter relating to External Directors shall be governed by the provisions of the Companies Law and, in the event of any conflict between the Companies Law and these Articles, in any matter related to the External Directors, the provisions of the Companies Law shall prevail.

Directors whose term of office has expired may be re-elected.

Filling Vacancies on the Board of Directors
OIS

OIS’ bylaws provide that vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director by the vote or written consent of the shareholders or by a court order, however, may be filled only by the vote of a majority of the shares entitled to vote represented at a duly-held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected will hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified. OIS’ bylaws also provide that shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent will require the consent of a majority of the outstanding shares entitled to vote. Under the CGCL, if, after the filling of any board vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors in office, then any holder of 5% or more of the shares outstanding may call a special meeting of shareholders, or may apply to the superior court of the proper county, which can summarily order a special meeting of shareholders, to be held to elect the entire board. The term of office of any director shall terminate upon that election of a successor.

The office of a Director shall be vacated, ipso facto:

(1) upon his death;

(2) on the date at which he is declared bankrupt or, if the director is a corporation is put in liquidation;

(3) on the date he is declared legally incapacitated;

(4) on the date fixed in the resolution electing him to his office;

(5) on the date fixed in the resolution or notice of his removal, pursuant to these Articles;

(6) on the date fixed in a written notice of resignation given by him to MediVision or on the date of receipt of such notice by MediVision, whichever is later;

(7) if he was indicted and found guilty of any of the offences detailed in Section 232 of the Israeli Companies Law, 1999;or\

(8) with respect to Agfa’s Director, if and on such date that Agfa’s holdings, decrease to less than 5% of MediVision’s issued and outstanding share capital.

Removal of Director
OIS	MediVision

The CGCL and OIS’ bylaws provide that OIS directors may be removed: (1) by the board of directors, if a director has been declared of unsound mind by an order of court or convicted of a felony; (2) by the shareholders, if approved by the affirmative vote of a majority of OIS’ outstanding shares entitled to vote, with or without cause, except when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director’s most recent election were then being elected; or (3) by a court, if holders of at least 10% of OIS’ outstanding shares sue to remove any director for fraudulent or dishonest acts or gross abuse of authority or discretion with reference to OIS.

MediVision may at a Special Meeting remove any Director from office before the expiration of his term and appoint another Director in his stead. The person so appointed shall hold office, unless re-appointed by the Special Meeting for additional term(s), only for such period as the person in whose stead he was appointed would have held office had he not been removed.

Transactions with Directors
OIS	MediVision

Under the CGCL, a transaction between a corporation and a director or between a corporation and another entity in which a director has a material financial interest is valid if:

•     the material facts of the transaction and such director’s interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders in good faith, with the shares owned by the interested director not being entitled to vote; or

•     the material facts of the transaction and such director’s interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved, or ratified.

If the transaction or contract is not approved in the manner set forth above, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved, or ratified.

Transactions between a corporation and another entity which has a common director is valid if the material facts of the transaction and such director’s other directorship are fully disclosed or known to the board or committee, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or the contract or transaction is approved by the shareholders in good faith. For contracts or transactions not approved in this manner, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved, or ratified.

Additionally, under the CGCL, a corporation shall not enter into certain transactions with a director or an officer which include (1) the loan of money or property to a director or an officer; or (2) the guarantee of an obligation of any director or officer unless the transaction is approved by a majority of the shareholders entitled to vote thereon. The CGCL, however, does allow a corporation to advance money to a director or officer for any expenses that are reasonably anticipated to be incurred in the performance of his or her duties as a director or officer.

OIS’ articles of incorporation and bylaws do not contain any provisions regarding transactions with officers.

The Israeli Company Law requires disclosure by an “Office Holder” to MediVision in the event that an Office Holder has a direct or indirect personal interest in transactions to which MediVision intends to be a party. An “Office Holder” is defined in the Israeli Company Law as a director, managing director, chief business manager, executive vice president, vice president, other manager directly subordinate to the managing director and any other person assuming the responsibilities of any of the foregoing positions without regard to such person’s title.

The Israeli Company Law requires that certain transactions, actions and arrangements be approved by an Audit committee of MediVision’s Board which meets certain criteria defined in the law (see also Committees of the Board of Directors) (the “Audit Committee”) and by the Board itself. In certain circumstances, Shareholder approval is also required.

Approval by the Audit Committee and or the Board is required for such matters as: (i) certain transactions to which MediVision intends to be a party and in which an Office Holder, a Controlling Shareholder (as defined in the Israeli Company Law, which definition generally reflects the ability to control a company, including through 50% shareholding or, lacking any 50% shareholder, such term also refers, for the purpose of the special approvals addressed below, to holder of 25% of a company’s issued share capital) and/or certain other parties (including affiliates of the aforementioned) have a direct or indirect personal interest, (ii) actions or arrangements which could otherwise be deemed to constitute a breach of fiduciary duty of an Office Holder to MediVision, (iii) arrangements with directors as to the term of their service, (iv) indemnification and/or insurance of Office Holder, and (v) certain transactions defined in the Israeli Companies Law as extraordinary transactions (a transaction which is not in the ordinary course of business or is not at market conditions, or a transaction which is likely to have a material impact on the profitability, property or obligations of MediVision).

Limitation of Personal Liability of Directors
OIS	MediVision

OIS’ articles of incorporation eliminate OIS’ directors’ personal liability for monetary damages to the fullest extent permitted under California law.

Under the CGCL, a director is not liable to a corporation or its shareholders if the director acted in good faith and with a proper duty of care in the discharge of his or her duties as a director. In the discharge of any duty imposed or power conferred upon a director, the director is entitled to rely, in good faith and with ordinary care, on information, opinions, reports or statements prepared or presented by officers or employees of the corporation, professional or expert advisors or a board committee upon which such director does not serve.

The articles of incorporation of a corporation may eliminate or limit the liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders. The articles may not eliminate such liability (i) for intentional misconduct or knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for the receipt of an improper personal benefit, (iv) for acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders, (vi) interested transactions between the corporation and (vii) a director in which a director has a material financial interest and for some types of improper distributions.

Under the CGCL, no provision in the articles of incorporation shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, or eliminate or limit the liability of an officer for any act or omission as an officer, even if that officer is also a director, and even if his or her actions, if negligent or improper, have been ratified by the board of directors.

Under Israeli Companies Law, a company may exempt its officeholders in advance from liability for damages related to a breach of such officeholder’s duty of care towards MediVision, if a provision to such effect is contained in its articles of association (a company cannot exempt its officeholders with regard to breach of fiduciary duty). MediVision’s articles of association do not contain an officeholder exemption clause.

Director and Officer Liability and Indemnification
OIS	MediVision

Under the CGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding. This indemnification is allowed only if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. In the case of a criminal proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful.

The determination of the propriety of indemnification shall be made by:

- a majority vote of a quorum consisting of directors who are not parties to such proceeding

- if such a quorum is not obtainable, by independent legal counsel in a written opinion;

- approval of a majority of the shareholders, with the shares of the person to be indemnified not being entitled to vote thereon; or

- the court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense.

A corporation may also indemnify the person against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action. This indemnification is allowed only if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification is allowed under the CGCL for:

- any claim, issue or matter for which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless the court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification; or

- any amounts paid in settling or expense occurred in defending a pending action disposed of without court approval.

In addition, no indemnification may be made under the CGCL if the indemnification would be inconsistent with:

- a resolution of the shareholders;

- an agreement in effect at the time of the cause of action being asserted in the proceeding in which the expenses were incurred or other amounts were paid; or

- any condition expressly imposed by a court in approving a settlement.

The CGCL also provides that a corporation must indemnify directors against expenses actually and reasonably incurred to the extent such director has been successful on the merits in the defense of any proceeding.

The CGCL allows California corporations to obtain and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation for any liability asserted against him or her, whether or not the corporation has the power to indemnify him or her against liability under California Law. Neither the OIS charter nor the OIS bylaws limit this right in any way. The OIS charter provides for director indemnification to the fullest extent allowed under the CGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of OIS pursuant to the foregoing provisions, or otherwise, OIS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

As permitted by the Israeli Companies Ordinance, MediVision Article of Association allows for the indemnification and insurance of its directors and senior officers against certain liabilities. MediVision has agreed to indemnify and has obtained insurance for its directors and senior officers against certain liabilities which they may incur in connection with the performance of their duties. Under the terms of such indemnification provisions, MediVision may, to the extent permitted by law, advance funds for their legal expenses in connection with such indemnification.

Fiduciary Duties of Directors / Officeholders / Shareholders
OIS	MediVision

Under the CGCL, directors of a corporation have fiduciary obligations to the corporation. These include that a director shall perform duties in good faith, in a manner believed to be in the best interests of the corporation and its shareholders, and with the care, including reasonable inquiry, an ordinarily prudent person in a like position would use under similar circumstances. OIS’ articles of incorporation and bylaws do not contain any provisions regarding fiduciary duties of directors.

The Israeli Companies Law provides that an office holder (an office holder is defined in the Israeli Companies Law as a director, general manager, managing director, chief executive officer, executive vice president, vice president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title) owes the company a duty of care and a duty of loyalty.

The duty of loyalty requires that the officeholder act in good faith and for the benefit of the company, including the following: (i) avoid any conflict of interests with the company; (ii) not to compete with the business of the company; (iii) refrain from exploiting any business opportunity of the company with the aim of obtaining a benefit for himself or for any other person; (iv) disclose all information and documents to the company relating to the company’s affairs which the officeholder received due to the officeholder’s position in the company.

In addition, the Israeli Companies Law requires that a officeholder promptly disclose any “personal interest” he/she may have and all related material in connection with any proposed or existing company transaction.

The duty of care requires that an officeholder act with the standard of proficiency with which a reasonable officeholder, in the same position and in the same circumstances, would act; this includes taking reasonable steps, in view of the circumstances of the case, to obtain information regarding the business expedience of an act submitted for the officeholder’s approval or of an act done by the officeholder by virtue of the officeholder’s position, and to obtain all other pertinent information regarding such acts.

Under the Israeli Companies Law, a shareholder has a duty to act in good faith and in a customary manner towards the company and other shareholders while exercising his or her rights and duties towards the company and the other shareholders and refrain from abusing his power in the company, including, among other things, when voting in the general meeting of shareholder on the following matters:

•     an amendment to the articles of association;

•     an increase of the company’s authorized share capital;

•     a merger; or

•     approval of certain acts and transactions, including interested party transactions that require shareholder approval, as specified in the Israeli Companies Law.

A shareholder is also required to refrain from deprivation of other shareholders.

In addition, any controlling shareholder and any shareholder who knows that he or she can determine the outcome of a shareholders’ meeting vote and any shareholder who, under a company’s articles of association, can appoint or prevent the appointment of an office holder or can otherwise exercise power in the company, is under a duty to act with fairness towards the company. The Israeli Companies Law does not describe the substance of this duty but provides that the breach of such duty of fairness is to be regarded as a breach of the duty of loyalty of an office holder, mutatis-mutandes.

Derivative Action
OIS	MediVision

Under the CGCL, no shareholder may commence a derivative proceeding until both of the following conditions are met: (1) the plaintiff alleges in a complaint that the plaintiff was a shareholder at the time of the transaction or the shareholder is granted by discretion of the court to maintain the action on a preliminary showing; and (2) the complaint alleges with particularity the plaintiff’s efforts to secure from the board the desired action, and (3) that plaintiff has either informed the corporation or the board in writing of the ultimate facts of each cause of action against each defendant or delivered to the corporation a copy of the complaint which plaintiff proposes to file.

The CGCL further states that at any time within 30 days after service of summons the corporation may motion the court for an order requiring the plaintiff to furnish a bond. At the hearing upon such motion the court shall consider evidence such as (1) the ground or grounds upon which the motion is based; or (2) a determination of the probable reasonable expenses, including attorneys’ fees, of the corporation and the moving party which will be incurred in the defense of the action. If the court determines that the moving party has established a probability in support of any of the grounds upon which the motion is based, the court shall fix the amount of the bond, not to exceed fifty thousand dollars ($50,000), to be furnished by the plaintiff for reasonable expenses.

OIS’ articles of incorporation and bylaws do not contain any provisions regarding derivative actions.

According to the Israeli Companies Law, a derivative action may be brought in Israel by a shareholder or a director of the company for the benefit of that company and with the approval of the court. A shareholder or director may not sue derivatively unless the shareholder or director has first demanded that the company take action, and the demand has been refused, ignored, delayed or responded to in a manner which the shareholder or director does not believe eliminates the grounds for the cause of the action. A creditor of a company may also bring a derivative action for the benefit of that company solely in connection with a prohibited distribution by the company.

MediVision’s memorandum and articles of association do not contain any provisions regarding derivative actions.

Anti-Takeover Provisions
OIS	MediVision

Under the CGCL, if, among other things, certain mergers, assets sales, as well as certain affiliate transactions are proposed to a corporation’s shareholders by a person who is a party to the transaction and is either: (1) directly or indirectly controls the corporation that is the subject of the tender offer or proposal; (2) is, or is directly or indirectly controlled by, an officer or director of the subject corporation; or (3) is an entity in which a material financial interest is held by any director or executive officer of the subject corporation; an affirmative opinion in writing as to the fairness of the consideration to the shareholders of that corporation shall be delivered to the corporation’s board of directors or its shareholders, as specified under the CGCL. OIS’ articles of incorporation and bylaws do not contain any provisions regarding anti-takeover provisions.

The Israeli Companies Law permits merger transactions with the approval of each party’s board of directors and a vote of the majority of each party’s shares. However, according to MediVision’s articles of association in order to approve a merger of MediVision the affirmative vote of at least 75% (not including abstentions) of the voting power represented at the meeting in person or by proxy, entitled to vote thereon and voting thereon, including the affirmative vote of Agfa, is required.

According to the Israeli Companies Law, if one party to the merger or any person or entity holding, directly or indirectly, 25% or more of either the voting power or the right to appoint a director of such party to the merger holds shares of the other merging company, then a majority of the shareholders who are present at the meeting of such other merging company, other than the first merging company, or any person or entity holding 25% or more of either the voting power or the right to appoint a director of the first merging company or anyone else acting on his or her behalf, including family members or entities under his or her control, must not have voted against the merger.

The Israeli Companies Law does not require court approval of a merger but a court may substitute its approval for the requisite class approvals or for the above requisite unrelated shareholder approval if requested to do so by the holders of at least 25% of the voting rights of a merging company, provided that the court finds that the merger is fair and reasonable, taking into consideration the value of the merging companies and the consideration offered to the shareholders.

According to the Israeli Companies Law, upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger.

Except for the aforementioned voting requirements, MediVision’s memorandum and articles of association do not include any anti-takeover provisions.

Voluntary Dissolution
OIS	MediVision

Under the CGCL, a corporation may elect to voluntarily wind up and dissolve by a vote of shareholders holding shares representing 50% of more of the voting power. Alternatively, a corporation that has entered an order for relief under chapter 7 of the federal bankruptcy law, has disposed of all its assets and has not conducted business for the preceding 5 years, or which has issued no shares may elect to wind up and dissolve by approval of the board of directors. OIS’ articles of incorporation and bylaws do not contain any provisions regarding voluntary dissolution.

Under the Israeli Companies Law and MediVision’s articles of association, MediVision may elect to voluntarily wind up and dissolve by a vote of shareholders holding shares representing 75% of the voting power present at the shareholders’ meeting and voting thereon. In addition, MediVision’s articles of association require that such a vote include the affirmative vote of Agfa.

EXPERTS

OIS’ financial statements as of and for the years ended December 31, 2007 and 2006 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Perry-Smith LLP, independent registered public accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Perry-Smith LLP as experts in auditing and accounting.

MediVision’s financial statements as of and for the year ended December 31, 2007 included in this prospectus have been audited by Fahn Kanne & Co, independent Certified Public Accountants (Isr.), to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Fahn Kanne & Co as experts in auditing and accounting.

MediVision’s financial statements as of and for the year ended December 31, 2006 included in this prospectus have been audited by Kost Forter Gabby & Kasierer independent Certified Public Accountants, to the extent and for the periods set forth in their report and are incorporated in this prospectus in reliance upon the report given upon the authority of Ernst & Young as experts in auditing and accounting.

LEGAL MATTERS

The validity of OIS’ shares of common stock offered under this prospectus was passed upon by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

TRANSFER AGENT AND REGISTRAR

OIS’ transfer agent and registrar for its common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401. Their telephone number is (303) 262-0600.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2009 Annual Meeting of Shareholders must be received by OIS not later than September 20, 2008 for inclusion in OIS’ Proxy Statement and form of proxy card for that meeting. Notices of shareholder proposals relating to proposals to be presented at the Meeting but not included in OIS’ Proxy Statement and form of proxy, will be considered untimely, and thus OIS’ proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals, if received after December 4, 2008.

ENFORCEABILITY OF CIVIL LIABILITIES

MediVision is a corporation governed by the Israeli Companies Law of 1999. Some of MediVision’s assets and operations are located outside the United States, and all of MediVision’s directors and officers and the experts named in this proxy statement/prospectus are residents outside of the United States. As a result, it may be difficult for investors to effect service within the United States upon MediVision and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of MediVision and such directors, officers or experts under the United States federal securities laws. There is uncertainty as to the enforceability in Israel by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon the United States federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

OIS filed a registration statement on Form S-4 (together with all amendments and supplements thereto) with the SEC under the United States Securities Act of 1933, as amended, to register OIS’ common shares to be issued pursuant to the merger. This proxy statement/prospectus is a part of that registration statement, and constitutes a prospectus of OIS, as well as being a proxy statement of each of OIS and MediVision. As allowed by the SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to OIS and MediVision, the merger and OIS’ common shares to be issued pursuant to the merger, reference is made to the registration statement and to the exhibits filed therewith. Statements contained in this proxy statement/prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits can be inspected and copied at SEC’s Public Reference Room or through the SEC’s website referred to below.

OIS files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document OIS files at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. OIS’ SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Information about MediVision Medical Imaging Ltd can be found on MediVision’s Web Site: www.medivision-ois.com. Information can also be obtained on the Euronext web site (www.euronext.com), ticker :MEDV.

In addition, the Annual and Quarterly Financial statements and other, non-recurring information published by MediVision is available at no cost at MediVision’s headquarters and can be downloaded free of charge from the companies web site. Written or verbal requests of information can be made to MediVision at:

MediVision Medical Imaging Ltd

Hermon Building, Industrial zone

PO Box 45, Yokneam-Elit 20692

ISRAEL

Attn: Gabby Bouganim, Secretary

(+972-4- 989 4884)

INDEX TO FINANCIAL STATEMENTS

Financial Statements for OIS
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets of OIS as of December 31, 2007 and December 31, 2006	F-3
Statements of Income of OIS for the years ended December 31, 2007 and 2006	F-5
Statements of Cash Flows of OIS for the years ended December 31, 2007 and 2006	F-7
Notes to Consolidated Financial Statements of OIS	F-9
Consolidated Interim Financial Statements of OIS as of March 31, 2008 and for the three months ended March 31, 2008 and 2007	F-30
Notes to Consolidated Interim Financial Statements of OIS	F-32

Report of Independent Registered Public Accounting Firm	F-41
Balance Sheets of OIS as of December 31, 2006 and December 31, 2005	F-42
Statements of Income of OIS for the years ended December 31, 2006 and 2005	F-44
Statements of Cash Flows of OIS for the years ended December 31, 2006 and 2005	F-46
Notes to Consolidated Financial Statements of OIS	F-48
Unaudited Pro Forma Condensed Consolidated Balance Sheets of OIS as December 31, 2007	F-72
Unaudited Pro Forma Condensed Consolidated Statement of Income of OIS for the year ended December 31, 2007	F-73
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of OIS	F-75
Unaudited Pro Forma Condensed Consolidated Balance Sheets of OIS as March 31, 2008	F-79
Unaudited Pro Forma Condensed Consolidated Statement of Income of OIS for the three months ended March 31, 2008	F-80
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of OIS	F-82

Financial Statements for MediVision
Report of Independent Registered Public Accounting Firm of MediVision	F-85
Consolidated Balance Sheets of MediVision as of December 31, 2007 and December 31, 2006	F-86
Consolidated Statements of Income of MediVision for the years ended December 31, 2007 and 2006	F-88
Consolidated Statements of Cash Flows of MediVision for the years ended December 31, 2007 and 2006	F-90
Notes to Consolidated Financial Statements of MediVision	F-92
Consolidated Interim Financial Statements of MediVision as of March 31, 2008 and for the three months ended March 31, 2008 and 2007	F-121
Notes to Consolidated Interim Financial Statements of MediVision	F-128

Report of Independent Registered Public Accounting Firm of MediVision	F-131
Consolidated Balance Sheets of MediVision as of December 31, 2006 and December 31, 2005	F-132
Consolidated Statements of Income of MediVision for the years ended December 31, 2006 and 2005	F-134
Consolidated Statements of Cash Flows of MediVision for the years ended December 31, 2006 and 2005	F-136
Notes to Consolidated Financial Statements of MediVision	F-138

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Ophthalmic Imaging Systems

We have audited the balance sheet of Ophthalmic Imaging Systems as of December 31, 2007 and 2006, and the related statements of income, retained earnings, and cash flows for each of the two years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ophthalmic Imaging Systems as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Perry-Smith LLP

Sacramento, California

March 27, 2008

OPHTHALMIC IMAGING SYSTEMS

BALANCE SHEET

December 31, 2007 and 2006

	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$7,630,284	$6,163,857
Accounts receivable, net of allowance for
doubtful accounts of $204,664 and $259,833	2,535,843	3,108,727
Receivable from related party (Note 6)	397,307	160,656
Note receivable from related party (Note 6)	1,146,872	--
Inventories (Note 2)	746,342	808,238
Prepaid expenses and other current assets	507,732	180,744
Deferred tax assets (Note 9)	1,342,000	1,172,000

Total current assets	14,306,380	11,594,222

Restricted cash (Note 7)	168,218	159,514
Furniture and equipment, at cost, net (Note 3)	416,838	390,553
Licensing agreement (Note 6)	273,808	273,808
Prepaid products (Note 6)	460,000	160,000
Capitalized merger-related costs (Note 6)	527,327	--
Prepaid financing	148,365	--
AcerMed asset purchase (Note 12)	90,815	--
Other assets	295,144	88,737

Total assets	$16,686,895	$12,666,834

(Continued)

OPHTHALMIC IMAGING SYSTEMS

BALANCE SHEET

(Continued)

December 31, 2007 and 2006

	2007	2006
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$726,573	$765,235
Accrued liabilities (Note 4)	1,437,313	2,018,874
Deferred extended warranty revenue (Note 4)	1,604,315	1,250,893
Customer deposits	55,435	310,768
Notes payable - current portion (Note 5)	1,029,643	11,204

Total current liabilities	4,853,279	4,356,974

Line of credit (Note 7)	150,000	150,000
Notes payable, less current portion (Note 5)	1,564,226	3,833

Total liabilities	6,567,505	4,510,807

Commitments and contingencies (Note10)

Stockholders' equity (Note 8):
Common stock, no par value, 35,000,000 shares
authorized; 16,866,831 and 16,507,996
shares issued and outstanding in 2007 and
2006, respectively	16,474,720	16,255,077
Additional paid in capital	191,104	--
Accumulated deficit	(6,546,434)	(8,099,050)

Total stockholders' equity	10,119,390	8,156,027

Total liabilities and stockholders' equity	$16,686,895	$12,666,834

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

STATEMENT OF INCOME

For the Years Ended December 31, 2007 and 2006

	2007	2006
Revenues:
Sales – products	$10,679,850	$12,692,695
Cost of sales – products	4,481,743	5,354,153

Gross profit – products	6,198,107	7,338,542

Sales – products to related parties (Note 6)	$777,877	$775,005
Cost of sales – products to related parties	301,729	238,036

Gross profit – products to related parties	476,148	536,969

Sales – service (Note 6)	3,031,317	2,329,463
Cost of sales – service	1,482,223	953,603

Gross profit - service	1,549,094	1,375,860

Total sales	14,489,044	15,797,163
Total cost of sales	6,265,695	6,545,792

Total gross profit	8,223,349	9,251,371

Operating expenses:
Sales and marketing	3,494,926	3,795,559
General and administrative	1,684,751	1,696,147
Research and development	233,722	500,772
Research and development-related parties (Note 6)	1,397,498	1,114,986

Total operating expenses	6,810,897	7,107,464

Income from operations	1,412,452	2,143,907
Other income (expense):
Interest expense	(52,627)	(5,843)
Other expense	(139,582)	(151,750)
Interest income	333,313	233,445

Total other income (expense)	141,104	75,852

Net income before provision for income
tax (expense) benefit	1,553,556	2,219,759

Provision for income tax (expense) benefit (Note 9)	(940)	31,000

Net income	$1,552,616	$2,250,759

Basic earnings per share	$0.09	$0.14

Shares used in the calculation of basic
earnings per share	16,682,773	16,090,610

Diluted earnings per share	$0.09	$0.13

Shares used in the calculation of diluted
earnings per share	18,023,500	17,797,162

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2007 and 2006

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance, January 1, 2006	15,517,570	$ 14,974,007	$ -	$ (10,349,809)	$ 4,624,198
Conversion of principal and interest to common stock (Note 5)	568,082	690,061	-	-	690,061
Exercise of warrants (Note 5 and 8)	375,000	538,250	-	-	538,250
Exercise of non-qualified stock options (Note 8)	47,344	32,080	-	-	32,080
Stock based compensation (Note 8)	-	20,679	-	-	20,679
Net income	-	-	-	2,250,759	2,250,759

Balance, December 31, 2006	16,507,996	16,255,077	-	(8,099,050)	8,156,027

Exercise of non-qualified stock options (Note 8)	358,835	186,347	-	-	186,347
Stock Based Compensation (Note 8)	-	33,296	-	-	33,296
Additional paid in capital – convertible note & warrants (Note 5)	-	-	191,104	-	191,104
Net income	-	-		1,552,616	1,552,616
Balance, December 31, 2007	16,866,831	$ 16,474,720	$ 191,104	$ (6,546,434)	$ 10,119,390

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$1,552,616	$2,250,759
Adjustments to reconcile net income to net cash (used in)
provided by operating activities:
Depreciation and amortization	175,164	82,030
Loss on disposal of asset	(1,171)	--
stock based compensation expense	33,296	20,679
Non-cash payment of interest	--	1,994
Net changes in operating assets and liabilities:
Accounts receivable-customers	572,883	(267,524)
Accounts receivable-related parties	(333,331)	43,297
Inventories	61,896	(427,562
Prepaid expenses and other current assets	(326,988)	109,819
Deferred tax asset	(170,000)	(48,000)
Prepaid products	(300,000)	--
Other assets	(108,704)	(467,190)
Accounts payable	(38,662)	252,321
Accrued liabilities	(575,474)	(26,359
Deferred extended warranty revenue	353,422	389,407
Customer deposits	(255,333)	(378,615)

Net cash provided by operating activities	639,614	1,535,056

Cash flows used in investing activities:
Capitalized merger-related costs	(527,327)	--
AcerMed asset purchase	(90,815)	--
Licensing rights	(75,000)	--
Patents	(31,407)	--
Acquisition of furniture and equipment	(200,278)	(364,796)

Net cash provided by investing activities	(924,827)	(364,796)

Cash flows from financing activities:
Principal payments on notes payable	(6,625)	(154,242)
Proceeds from borrowings under line of credit	--	150,000
Advance to related parties	(1,050,191)	--
Proceeds from notes receivable from related parties	--	486,803
Proceeds from note payable, other	2,579,370	--
Financing costs related to note payable, other	(148,365)
Additional paid in capital	191,104	--
Proceeds from sale of stock	186,347	570,330

Net cash provided by financing activities	1,751,640	1,052,891
Net increase in cash and cash equivalents	1,466,427	2,223,151
Cash and cash equivalents, beginning of the year	6,163,857	3,940,706

Cash and cash equivalents, end of the year	$7,630,284	$6,163,857

	2007	2006
Supplemental schedule of non cash financing activities:
Conversion of notes payable with common stock	$--	$688,067
Conversion of interest with common stock	$--	$1,994
Reduction in aggregate debt payable to significant
shareholders in exchange for inventory and other
noncash transactions, net	$--	$45,533
Addition to net receivable from significant shareholders in
exchange for inventory and other noncash transactions, net	$359,728	$-

Supplemental schedule of cash flow information:
Cash paid for taxes	$237,285	$49,173
Cash paid for interest	$33,048	$9,605

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Ophthalmic Imaging Systems (the “Company,” “OIS,” “we,” “us,” or “our”) was incorporated under the laws of the State of California on July 14, 1986. The Company, headquartered in Sacramento, California, is engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by practitioners in the ocular health field. The Company’s products are used for a variety of standard diagnostic test procedures performed in most eye care practices.

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Our 2007 revenues include approximately $200,000 due to a change in estimate related to our rebate program. When a customer purchases an upgrade of our system, we generally quote a discount if the old system is returned to us. The customer receives an invoice in full and is expected to pay that full amount if the old system is not returned. When a customer pays the full amount, we keep the rebate portion in a deposit liability account assuming the customer is returning the system to us. We analyzed our deposit account this year and changed our estimate of how many systems will be returned and resulting in an increase to revenue.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid investments with original maturities of three months or less as cash equivalents.

At December 31, 2007, the Company had deposits with carrying amounts of $7,630,284 and bank balances of $7,676,722. Federally insured balances totaled $300,000 and uninsured balances totaled $7,376,722 at December 31, 2007.

Concentrations of Credit Risk and Export Sales

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the Company’s policy of requiring deposits from customers, the number of customers we have, and their geographic dispersion. The Company maintains reserves for potential credit losses and such losses have historically been within management’s expectations. No single customer comprised 10% or more of net sales during the years ended December 31, 2007 or 2006.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenues from sales to customers located outside of the United States accounted for approximately 5% of net sales during the years ended December 31, 2007 and 2006.

Inventories

Inventories, which consist primarily of purchased system parts, subassemblies and assembled systems, are stated at the lower of cost (determined using the first-in, first-out method) or market.

Accounts Receivable Allowance

The Company generally offers to its customers terms of 50% deposit paid up-front, remaining 50% less installation portion net 15 days after shipment of product, and the installation portion after installation is complete. The allowance for doubtful accounts balances is estimated based on historical experience and any specific customer/installation issues that have been identified. The Company periodically assesses the adequacy of its recorded allowance for doubtful accounts, and adjusts the balance as necessary.

Changes in the allowance for doubtful accounts were as follows:

Allowance at January 1, 2006	$286,426
Provision	(26,593)

Allowance at December 31, 2006	259,833
Provision	(55,169)

Allowance at December 31, 2007	$204,664

Furniture  and Equipment

Furniture and equipment are stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives generally range from three to seven years. The Company evaluates furniture and equipment for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company’s revenue recognition policies are in compliance with applicable accounting rules and regulations, including Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements,” American Institute of Certified Public Accountants (“AICPA”), Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” SOP 98-9, “Modification of SOP 97-2", with Respect to Certain Transactions and Emerging Issues Task Force Issue 00-21, “Revenue Arrangements with Multiple Deliverables.”

Under EITF 00-21, the multiple components of our revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for product shipment, installation and training services, and service contracts based on performance or contract period.

Revenue for the product shipment is recognized when title passes to the customer, which is upon shipment, provided there are no conditions to acceptance, including specific acceptance rights. If we make an arrangement that includes specific acceptance rights, revenue is recognized when the specific acceptance rights are met.

Installation revenue is recognized when the installation is complete. Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services. These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to what the market will bear.

Extended product service contracts are offered to our customers and are generally entered into prior to the expiration of our one year product warranty. The revenue generated from these transactions are recognized over the contract period, normally one to four years.

Warranty Reserve

Our warranty reserve contains two components, a general product reserve on a per product basis and specific reserves created as we become aware of system performance issues. The product reserve is calculated based on a fixed dollar amount per system shipped each quarter. Specific reserves usually arise from the introduction of new products and as issues are resolved, we reduce the specific reserve. These types of issues can cause our warranty reserve to fluctuate outside of sales fluctuations.

Historically, we estimated the cost of the various warranty services by taking into account the estimated cost of servicing routine warranty claims in the first year, including parts, labor and travel costs for service technicians. We analyze the expenses and utilization of our service department to estimate the cost per system for the first year manufacturer’s warranty.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Shipping and Handling Costs

Shipping and handling costs are included with cost of sales.

Advertising Costs

Advertising expenditures totaled $84,040 and $68,437, for the years ended December 31, 2007 and 2006, respectively.

Income Taxes

Deferred taxes are provided on a liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

We calculate a tax provision quarterly and assess how much of our deferred tax asset is more likely than not to be used in the future. In our assessment, we assume that we will be able to use all of our unlimited NOL amounts. We then assess the amount of our future capped net operating losses we will more likely than not be able to use.

In June 2006, the FASB issued FASB interpretation No. 48 (FIN48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The provisions of FIN 48 were adopted on January 1, 2007 and were applied to all tax positions. Only tax positions that meet the more-likely-than-not recognition threshold on January 1, 2007 were recognized or continue to be recognized upon adoption. We previously recognized income tax positions based on management’s estimate of whether it was reasonably possible that a liability had been incurred for unrecognized income tax benefits by applying FASB Statement No. 5, Accounting for Contingencies. The adoption of FIN 48 did not have a material impact on our financial position, results of operations or cash flow.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

At December 31, 2007 and 2006, the Company’s financial instruments included cash, cash equivalents, receivables, accounts payable, accrued liabilities and borrowings. The fair value of these financial instruments approximated their carrying value because of the short-term nature or variable rate terms of these instruments.

Earnings Per Share

Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock, which shares in the earnings of the Company. The treasury stock method is applied to determine the dilutive effect of stock options in computing diluted EPS.

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments,” which addresses the accounting for stock-based payment transactions whereby an entity receives employee services in exchange for equity instruments, including stock options. SFAS No. 123(R) eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and instead generally requires that such transactions be accounted for using a fair-value based method. In 2005, we followed the measurement provisions of SFAS 123 for stock options issued to non-employees utilizing a Black-Scholes-Merton option-pricing model. We recorded compensation expense of $11,894 for stock options granted to non-employees for the years ended December 31, 2005. The Company has elected the modified prospective transition method as permitted under SFAS No. 123(R), and accordingly, prior periods have not been restated to reflect the impact of SFAS No. 123(R). The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006. Stock-based compensation for awards granted prior to January 1, 2006 is based upon the grant-date fair value of such compensation as determined under the pro forma provisions of SFAS 123(R), “Accounting for Stock-Based Compensation.” The Company issues new shares of common stock upon the exercise of stock options.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)

The Company uses a Black-Scholes-Merton option valuation model to determine the fair value of stock-based compensation under SFAS No. 123(R), consistent with that used for pro forma disclosures under SFAS No. 123(R). The Black-Scholes-Merton model incorporates various assumptions including the expected term of awards, volatility of stock price, risk-free rates of return and dividend yield. The expected term of an award is generally no less than the option vesting period and is based on the Company’s historical experience. Expected volatility is based upon the historical volatility of the Company’s stock price. The risk-free interest rate is approximated using rates available on U.S. Treasury securities with a remaining term equal to the option’s expected life. The Company uses a dividend yield of zero in the Black-Scholes-Merton option valuation model as it does not anticipate paying cash dividends in the foreseeable future.

Convertible Debt Securities and Detachable Warrants

The Company entered into a Purchase Agreement with certain accredited pursuant to which we issued to the Purchasers Convertible Notes and warrants (See Note 5). The Company accounted for such securities in accordance with APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” and EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.”

According to APB 14, detachable warrants often trade separately from the debt instrument and therefore may be treated as separate securities. This pronouncement also states that the allocation of the debt and the warrants should be done on a relative fair value basis at the time of issuance and the portion allocated to the warrants should be accounted for as paid-in capital. The Company used the black and scholes model to calculate the fair value of the warrants at the time of issuance (assumptions used are displayed in table below).

According to EITF 00-27, the effective conversion price based on the proceeds received for or allocated to the convertible instrument should be used to compute the intrinsic value, if any, of the embedded conversion option. As a result of this consensus, an issuer should first allocate the proceeds received in a financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis. Then the Issue 98-5 model should be applied to the amount allocated to the convertible instrument, and an effective conversion price should be calculated and used to measure the intrinsic value, if any, of the embedded conversion option.

2007
Dividend Yield	None
Expected Volatility	58.76
Risk Free Interest Rate	4.52
Expected terms (years)	5

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of New Financial Accounting Statements

Financial Accounting Pronouncement FIN 48

Effective January 1, 2007, the Company adopted the provisions of FASB interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. There was no impact from applying the provisions of FIN 48 on the Company’s earnings or financial position.

Financial Accounting Pronouncement FAS 157

In December 2006, the Financial Accounting Standards Board (“FASB”) released Statement of Financial Accounting Standards No. 157 – Fair Value Measurements. This statement defines fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This standard applies under other accounting pronouncements that require or permit fair value measurements and is intended to increase consistency and comparability. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of FASB 157 is not expected to have a material impact on our financial position, results of operations or cash flows.

Financial Accounting Pronouncement FAS 141R

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (SFAS No. 141R). SFAS No. 141(R), among other things, establishes principles and requirements for how the acquirer in a business combination (i) recognizes and measures in it’s financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. We are required to adopt SFAS No. 141(R) for all business combinations for which the acquisition date is on or after January 1, 2009. Earlier adoption is prohibited. This standard will change the accounting treatment for business combinations on a prospective basis. We do not believe that the adoption of FASB 141 (R) will have a material impact on our financial position, results of operations or cash flows.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

2.	INVENTORIES

Inventories consist of the following as of December 31, 2007 and 2006:

	2007	2006
Raw materials	$277,964	$425,409
Work-in-process	45,719	75,039
Finished goods	422,659	307,790

	$746,342	$808,238

3.	FURNITURE AND EQUIPMENT

Furniture and equipment consist of the following as of December 31, 2007 and 2006:

	2007	2006
Research and manufacturing equipment	$180,819	$180,819
Office furniture and equipment	794,209	593,931
Demonstration equipment	19,368	19,368

	994,396	794,118
Less accumulated depreciation
and amortization	(577,558)	(403,565)

	$416,838	$390,553

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

4.	ACCRUED LIABILITIES, PRODUCT WARRANTY AND DEFERRED REVENUE

Accrued Liabilities

Accrued liabilities consist of the following as of December 31, 2007 and 2006:

	2007	2006
Accrued compensation	$724,350	$834,570
Accrued warranty expenses	122,250	395,575
Other accrued liabilities	590,713	788,729

	$1,437,313	$2,018,874

Product Warranty

Product warranty reserve changes consist of the following as of December 31, 2007 and 2006:

	2007	2006
Warranty balance at beginning of the year	$395,575	$614,251
Reductions for warranty services provided	(268,000)	(351,001)
Changes for accruals in current period	(5,325)	132,325

Warranty Balance at end of the year	$122,250	$395,575

Deferred Extended Warranty Revenue

In addition to the Company’s one-year warranty, the Company offers an extended warranty for an additional charge to the customer. The Company records the sale of the extended warranty as deferred revenue and amortizes the revenue over the term of the agreement, generally one to four years. At December 31, 2007 and 2006, deferred extended warranty revenue was $1,604,315 and $1,250,893, respectively.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

5.	NOTES PAYABLE

Notes payable consist of the following at December 31, 2007 and 2006:

	2007	2006
Convertible note	$2,579,371
Other	14,498	$15,037

Total	2,593,869	15,037

Less: current portion	1,029,643	11,204

Long-term portion	$1,564,226	$3,833

On October 29, 2007, we entered into a Purchase Agreement with certain accredited investors or qualified institutional buyers named therein (the “Purchasers”), pursuant to which we issued to the Purchasers (i) an aggregate of  $2,750,000 in principal amount of our 6.5% Convertible Notes Due April 30, 2010 (the “Notes”), which Notes are convertible into 1,676,829 shares (the “Underlying Shares”) of our common stock, no par value, and (ii) warrants (“Warrants”) to purchase an aggregate of 616,671 shares (the “Warrant Shares”) of our common stock at an exercise price of $1.87 per share. We will use the proceeds from the issuance of the Notes for working capital and potential acquisitions.

The Company used APB 14 and EITF 00-27 to record the convertible debt. This treatment of convertible debt and detachable warrants comes up with an allocation of the fair market value of the notes versus the warrants. This calculated an effective interest rate due to the inclusion of the warrants. As a result, the Company allocated $191,104 to paid in capital, and to the discount of the note. This discount reflects the result of the effective interest rate due to the warrants and will be amortized over the life of the note to interest expense. In 2007, $20,475 of the discount was amortized to interest expense, leaving a remaining balance of $170,629. During 2007, the Company paid $30,785 of interest due on the note. There were no conversions or principal payments made during 2007. The remaining principal balance due on the note is $2,750,000, or $2,579,371 net of the discount.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

6.	RELATED PARTY TRANSACTIONS

MediVision

On July 20, 2005 our Board of Directors authorized us to guarantee and/or provide security interests in our assets for certain of MediVision's loans with United Mizrahi Bank Ltd. We entered into a Secured Debenture (the "Debenture") in favor of United Mizrahi Bank Ltd., in an amount of up to $2,000,000 (plus interest, commissions and all expenses).

Under the terms of the Debenture, we guarantee the payment of all of the debts and liabilities of MediVision to United Mizrahi Bank. The Debenture is secured by a first lien on all of our assets. MediVision pledged 2,345,500 shares of our common stock it owns to us in order to secure the Debenture.

The amount owed to United Mizrahi Bank by MediVision and secured by us as of December 31, 2007 was approximately $2,000,000.

On June 28, 2006, we and MediVision entered a License and Distribution Agreement (the “License and Distribution Agreement”) whereby MediVision appointed us to be its exclusive distributor of a new digital imaging system, the Electro-Optical Unit, currently being developed, in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, among other things, we granted MediVision a license to use our OIS WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein and a license to use our patents to develop the Electro-Optical Unit and fulfill its obligations under this agreement. Our foregoing appointment as an exclusive distributor is conditional upon the payment of the $460,000 advance and MediVision’s successful completion of the engineering, mass manufacture, and supply of the Electro-Optical Unit, which has specifically dedicated features for the retinal market, in accordance with the technical specifications contained in this agreement. On September 21, 2006, we paid $160,000 based on the completion of the first milestone in the agreement. On June 20, 2007, we paid $150,000 based on the completion of the second milestone in the agreement. These milestone payments were attributed as partial payment of the $460,000 in advances we agreed to pay.

On April 9, 2007, we and MediVision entered into the First Addendum to the License and Distribution Agreement originally entered into on June 28, 2006. In connection with the first addendum, we issued a promissory note and entered into a security agreement to provide additional financing for the engineering of the Electro-Optical Unit. We agreed to loan MediVision up to $800,000 to be distributed to MediVision in various monthly sums as needed in accordance with the budget and schedule attached to the first addendum, beginning in April 2007 for amounts budgeted from January 2007 through December 2007. The loan incurs interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made in 24 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. Upon a default under the first addendum or the related promissory note or security agreement, the principal and interest outstanding on the loan will become immediately due and payable. The loan is secured by shares of our common stock, owned by MediVision. The amount of shares pledged under the loan was calculated using the amount of loan given to MediVision divided by $1.83, the average closing price of our common stock for the ten business days prior to April 9, 2007, less a 25% discount. If MediVision defaults on its repayment obligation as specified in the addendum, we may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, we have the option to receive a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit (the “MV Patent Rights”), calculated based on the amount of principal and interest outstanding on the loan, which is in default at the time we exercise this option, multiplied by 25%.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

6.	RELATED PARTY TRANSACTIONS (Continued)

On September 25, 2007, we and MediVision entered into a Second Addendum to the License and Distribution Agreement order to provide additional financing for the engineering of the Electro-Optical Unit. This addendum amends the License and Distribution Agreement entered into on June 28, 2006 and the First Addendum dated April 9, 2007. Under this second addendum, we agreed to increase the loan amount from an aggregate amount of $800,000 to an aggregate amount of up to $1,100,000. This addendum also contains the following provisions in connection with the revised loan amount, (1) the number of MediVision’s shares of our stock acting as collateral for the revised loan will be recalculated as set forth in the Second Addendum, (2) the formula to calculate our right to exercise an option in the MV Patent Rights will be changed in accordance with the revised loan amount and as set forth in the second addendum, and (3) certain increases to the number of advance order units and certain options thereto. The amount of shares pledged under the loan was calculated using the amount of loan given to MediVision divided by $1.02, the average closing price of our common stock for the ten business days prior to September 25, 2007, less a 25% discount.

On January 30, 2008, we and MediVision entered into a Third Addendum to the License and Distribution Agreement, in order to provide additional financing for the engineering of the Electro-Optical Unit. This addendum amends the License and Distribution Agreement entered into on June 28, 2006, the First Addendum dated April 9, 2007, and the Second Addendum dated September 25, 2007. Under this third addendum, we agreed to increase the loan amount from an aggregate amount of $1,100,000 to an aggregate amount of up to $1,350,000. This addendum also contains the following provisions in connection with the revised loan, (1) the number of MediVision’s shares of our stock acting as collateral for the revised loan will be recalculated as set forth in the Third Addendum, (2) the formula to calculate our right to exercise an option in the MV Patent Rights will be changed in accordance with the revised loan amount and as set forth in the third addendum. The amount of shares pledged under the loan was calculated using the amount of loan given to MediVision divided by $0.43, the average closing price of our common stock for the ten business days prior to January 30, 2008, less a 25% discount. MediVision has pledged as collateral for this note, and the $200,000 loan and security agreement described below, an aggregate 3,604,651 shares of our common stock.

On January 30, 2008, we also entered into a Loan and Security Agreement with MediVision whereby we agreed to lend to MediVision up to $200,000 upon their request for working capital. Interest will accrue on this note at 8% per annum. The loan is secured by MediVision’s shares in our stock. The number of shares will be calculated using the amount of loan given to MediVision divided by $0.43, the average closing price of our common stock for the ten business days prior to January 30, 2008, less a 25% discount. MediVision has pledged as collateral for the $1,350,000 note described above, and this loan and security agreement, an aggregate of 3,604,651 shares of our common stock. As of March 14, 2008, MediVision’s principal outstanding under this Loan and Security Agreement is $200,000.

As of December 31, 2007, we had paid MediVision $1,013,460 and MediVision pledged as collateral 993,588 shares of our stock based on the calculated fixed share price of $1.02. As of March 14, 2008, we had paid MediVision $1,463,460 and MediVision pledged as collateral 3,604,651 shares of our stock based on the calculated fixed share price of $.43.

As of December 31, 2007, and March 14, 2008, MediVision owns approximately 56% of our outstanding common stock.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

6.	RELATED PARTY TRANSACTIONS (Continued)

During the third quarter, we also entered into a non-binding agreement to acquire MediVision. Under the terms of the proposed agreement, MediVision’s outstanding shares will be converted into shares of OIS common stock at a yet to be determined conversion ratio. Outstanding options and warrants to purchase MediVision shares will be converted into options or warrants to purchase shares of OIS Common Stock. Once the acquisition is completed, MediVision will operate as our wholly owned subsidiary. We have capitalized the direct costs associated with the merger. To date, these costs have accumulated to approximately $527,000.

The Company had receivables of approximately $1,508,000 and $99,000 from MediVision as of December 31, 2007 and 2006, respectively.

Sales to MediVision during the fiscal years ended December 31, 2007 and 2006 totaled approximately $608,000 and $376,000, respectively. Sales derived from product shipments to MediVision are made at transfer pricing which is based on similar volume discounts that would be available to other resellers or distributors of the Company’s products.

During the year ended December 31, 2007 and 2006, the Company paid $1,397,000 and $1,115,000 to MediVision for research and development performed on behalf of the Company.

CCS Pawlowski

The Company entered into an agreement with CCS Pawlowski GmbH (“CCS”), a German subsidiary of MediVision, whereas CCS will be a distributor for the Company in the Germany and Austria territories.

At December 31, 2007, the Company had recorded approximately $36,000 of amounts due from CCS, as compared to $62,000 due from CCS as of December 31, 2006.

Sales to CCS during the fiscal years ended December 31, 2007 and 2006 totaled approximately $170,000 and $399,000, respectively.

MediStrategy Ltd.

We have a service agreement with MediStrategy Ltd. ("MS"), an Israeli company owned by Noam Allon, a former Director of the Company, serving on the Board until December 2004. Under the terms of the agreement, MS provides services to us primarily in the business development field in ophthalmology, including business cooperation, mergers and acquisitions, identifying and analyzing new lines of business and defining new product lines or business opportunities to be developed. All services provided by MS are performed solely by Noam Allon.

In consideration for the services provided, we agreed to pay MS a monthly sum of $3,300. In addition, MS is to be paid a yearly performance bonus of up to $20,000 upon achievement of goals under the terms of the agreement determined by MS, Noam Allon and the Company's Chairman of the Board. As of September 1, 2005, the monthly sum changed from $3,300 to $4,000, and the yearly performance bonus changed from $20,000 to $10,000. During the year ended December 31, 2006, MS earned fees of $48,000. This amount remains accrued, but not paid as of December 31, 2007. During 2007, MS earned fees of $36,000. This amount remains accrued, but not paid as of December 31, 2007.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

6.	RELATED PARTY TRANSACTIONS (Continued)

Jonathan Adereth

Starting January 2005, Jonathan Adereth, a former director, serves as a consultant to the board of directors. The Company agreed to the following in connection with his service as a consultant. (i) to pay to Mr. Adereth, a monthly retainer of $2,000, (ii) to pay to Mr. Adereth a daily fee of $500 for physical attendance in meetings, and (iii) to reimburse Mr. Adereth for reasonable expenses incurred in connection with his services as a consultant to the Board of Directors. As of January 1, 2008, Mr. Adereth is no longer a consultant to the board of directors.

7.	LINE OF CREDIT

In May 2003, the Company entered into a $150,000 line of credit agreement with Wells Fargo. The line is secured by a pledged deposit with the bank totaling $168,218 at December 31, 2007. Advances on the line bear interest at prime (7.25% at December 31, 2007) with interest due monthly. The line matures on September 10, 2008.

8.	SHARE-BASED COMPENSATION

At December 31, 2007, we have four active stock-based compensation plans (the “Plans”) and individual stock option agreements. Options granted under these plans generally have a term of ten years from the date of grant unless otherwise specified in the option agreement. The plans generally expire ten years from the inception of the plans. Options granted under these agreements have a vesting period of three to four years. Incentive stock options under these plans are granted at fair market value on the date of grant and non-qualified stock options granted can not be less than 85% of the fair market value on the date of grant.

A summary of the Company’s plans as of December 31, 2007 is presented below:

Plan Name	Options Authorized Per Plan	Plan Expiration	Options Outstanding	Range of Exercise Prices	Available for Future Grants
1997 Nonstatutory Plan	1,000,000	October 2002	35,000	$0.63 - $1.38
Individual Stock Option
Agreements	126,360	November 1998	7,020	$ 0.63
2000 Option Plan	1,500,000	September 2010	1,028,000	$0.10 - $2.83	206,999
2003 Option Plan	750,000	October 2013	558,666	$0.68 - $1.96	21,998
2005 Option Plan	750,000	December 2015	730,000	$0.82 - $1.05	20,000
			2,358,686		248,997

In calculating compensation recorded related to stock option grants for the year ended December 31, 2007, the fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option-pricing model and the following weighted average assumptions: dividend yield none; expected volatility of 58.76%, risk-free interest rate of 4.52%, and expected term of 8 years. The computation of expected volatility used in the Black-Scholes-Merton option-pricing model is based on the historical volatility of our share price. The expected term is estimated based on a review of historical and future expectations of employee exercise behavior.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

8.	SHARE-BASED COMPENSATION (Continued)

In calculating compensation related to stock option grants, the fair value of each stock option is estimated on the date of grant using the Black–Scholes-Merton option pricing model and the following weighted average assumptions:

	2007	2006
Dividend Yield	None	None
Expected volatility	58.76	88.54
Risk-free interest rate	4.52	4.27
Expected term (years)	8	10

A summary of the changes in stock options outstanding under our equity-based compensation plans during the fiscal year ended December 31, 2007 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2007	2,222,699	$ 0.65	7.03	$5,890,152

Granted	738,000	$ .96	8.07	-
Exercised	(358,835)	$ 0.52	-	-

Forfeited/Expired	(243,178)	$ 1.02	-	-

Outstanding at December 31, 2007	2,358,686	$ 0.73	6.59	-

Exercisable at December 31, 2007	1,506,727	$ 0.54	5.83	$241,076

Shares issued to non-employees reflected in the table above include 683,000 shares outstanding at January 1, 2007. 120,000 shares were granted, 33,335 shares were exercised, and 86,665 shares lapsed during the year ended December 31, 2007, resulting in 683,000 shares outstanding and 549,042 exercisable at December 31, 2007 for non-employees.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

8.	SHARE-BASED COMPENSATION (Continued)

The weighted-average grant-date fair value of options granted during 2007 was $.96. The weighted-average grant-date fair value of options calculated in accordance with FAS 123(R) granted during 2006 was $1.41. The total intrinsic value of options exercised during the years ended December 31, 2007 and 2006 was $517,209, and $74,265, respectively.

A summary of the status of nonvested shares at December 31, 2007 and changes during the year then ended, is presented below:

	Shares	Weighted Average Grant Date Fair Value
Non-vested shares at January 1, 2007	424,292	$0.99
Granted	736,667	0.95
Vested	(209,669)	0.98
Forfeited/Expired	(99,332)	1.29

Non-vested shares at December 31, 2007	851,958	$1.05

Non-vested shares relating to non-employees reflected in the table above include 104,958 and 133,958 shares outstanding at January 1, 2007 and December 31, 2007, respectively.

As of December 31, 2007, there was $92,262 total unrecognized compensation cost related to non-vested options granted under the plans. That cost is expected to be recognized through 2010.

Cash received from warrant and stock option exercises for the years ended December 31, 2007, and 2006 was $186,347 and $32,080, respectively.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

9.	INCOME TAXES

In 2007, we made an assessment that we will be able to use six years of capped net operating losses in the future, and projected taxable income in 2008. In 2007, we did not have enough available information to look beyond the year 2014 when assessing the amount of deferred tax assets that are more likely than not to be used. We have no net operating loss carryforward for California state income tax purposes. In 2006, the Company used the federal tax credit carryforward of approximately $175,000. Due to changes in ownership which occurred in prior years, Section 382 of the Internal Revenue Code provides for significant limitations on the utilization of net operating loss carryforwards and tax credits. As a result of these limitations, a portion of these loss and credit carryovers may expire without being utilized.

The income tax (benefit) expense for the years ended December 31, 2007 and 2006 consisted of the following:

	Federal	State	Total
2007
Current	$131,000	$39,940	$170,940
Deferred	470,000	86,000	556,000
Change in valuation allowance	(640,000)	(86,000)	(726,000)

Total income tax (benefit)	$(39,000)	$39,940	$940

2006
Current	$(53,000)	$70,000	$17,000
Deferred	841,000	95,000	936,000
Change in valuation allowance	(914,000)	(70,000)	(984,000)

Total income tax (benefit)	$(126,000)	$95,000	$(31,000)

The Company’s effective tax rate for the years ended December 31, 2007 and 2006 was 0% and (1)%. The reconciliation of the statutory rate to the effective rate is as follows:

	2007	2006
Statutory rate	34%	34%
State income taxes, net of Federal benefit	6	6
Other	(20)	(10)
Utilization of net operating losses	(9)	(22)
Change in valuation allowance	(11)	(9)

Total	0%	(1)%

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

9.	INCOME TAXES (Continued)

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2007	2006
Deferred tax assets:
Net operating loss carry forwards	$1,448,000	$1,547,000
Inventory reserves	129,000	649,000
Payroll related accruals	119,000	165,000
Warranty accrual	53,000	170,000
Accounts receivable reserve	306,000	111,000
Uniform capitalization	15,000	37,000
Deferred revenue	688,000	536,000
AMT credit carryover	-	70,000

Total deferred tax assets	2,758,000	3,285,000
Valuation allowance	(1,359,000)	(2,085,000)

Net deferred tax assets	1,399,000	1,200,000
Deferred tax liabilities:
Depreciation	(57,000)	(28,000)

Net deferred tax assets	$1,342,000	$1,172,000

At December 31, 2007 and 2006, management reviewed recent operating results and projected future operating results. At the end of each of these years, management determined that it was more likely than not that a portion of the deferred tax assets attributable to net operating losses would likely be realized. In order to realize our tax asset in 2007 and 2006, we needed to evaluate whether we will more likely than not be able to realize our deferred tax asset for 12 and 13 years ahead, respectively. We were not profitable for seventeen consecutive years between 1984 and 2000. We became profitable in 2001 and have been profitable for the last six years. There is significant uncertainty in projecting future profitability due to the history of our business, and the rapidly changing medical technology market that we are in. In 2007, we made an assessment that we will be able to use six years of capped net operating losses in the future, and projected taxable income in 2008. In 2007, we did not have enough available information to look beyond the year 2014 when assessing the amount of deferred tax assets that are more likely than not to be used. In 2006, we made an assessment that we will be able to use five years of capped net operating losses in the future, and projected taxable income in 2007. In 2006, we did not have enough available information to look beyond the year 2012 when assessing the amount of deferred tax assets that are more likely than not to be used. Forming a conclusion that a valuation allowance is not needed is difficult if there is a history of losses, especially if the losses were not due to an extraordinary item. In the fourth quarter of every fiscal year, we participate in the industry’s largest tradeshow of the year, which results in approximately 25% of our revenue generated in the last month of the fiscal year. This tradeshow substantially influences the outcome of our profitability for that year, as well as gives us an indication of the years to come. We consider the sales data from this period and the general market response to our new products when preparing our evaluation of our valuation allowance. Due to the Company’s limited history of profitable operations, management has recorded a valuation allowance of $1,359,000 and $2,085,000 at December 31, 2007 and 2006, respectively. The amount of the valuation allowance will be adjusted in the future if management determines that it is more likely than not the deferred assets will be realized.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

10.	COMMITMENTS AND CONTINGENCIES

Security Interest

In December 2002, the Company granted a security interest in substantially all assets of the Company to the United Mizrahi Bank Ltd. Bank, limited to $2 million, as security for amounts borrowed by MediVision from the bank and advanced to the Company under the note agreements (Note 6).

Operating Leases

The Company leases its corporate headquarters and manufacturing facility under a noncancellable operating lease that expires in June 2009. The lease agreement provides for minimum lease payments of $146,546 for the year ended December 31, 2008, and $75,833 for the year ended December 31, 2009. Abraxas leases a facility for their office under a noncancellable operating lease that expires in April 2009. The lease agreement provides for minimum lease payments of $84,000 for the year ended December 31, 2008, and $28,000 for the year ended December 31, 2009.

Rental expense charged to operations for all operating leases was approximately $142,000 during the year ended December 31, 2007 and $106,000 during the year ended December 31, 2006.

11.	WARRANTS

Warrant activity for the years ended December 31, 2007 and 2006 is summarized as follows:

	2007		2006
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding at beginning of year	313,000	$1.64	688,000	$1.53
Granted	616,671	1.87
Exercised			375,000	1.44

Outstanding at end of year	929,671	1.79	313,000	1.64

Currently exercisable	929,671	1.79	313,000	1.64

On October 29, 2007, we entered into a Purchase Agreement with The Tail Wind Fund and Solomon Strategic Holdings, Inc. Within this agreement, there were warrants issued to purchase an aggregate of 616,671 shares of our common stock at an exercise price of $1.87 per share. 526,973 of the warrants were issued to The Tail Wind Fund and 89,698 were issued to Solomon Strategic Holdings, Inc.

The 313,000 warrants outstanding as of January 1, 2007 and December 31, 2007 were issued in conjunction with the debt offerings for Laurus Master Fund.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

11.	WARRANTS (Continued)

There were 929,671 warrants outstanding and exercisable as of December 31, 2007 with a weighted average remaining contractual life of 3.73 years, a weighted average exercise price of $1.79. The 313,000 warrants issued to Laurus Master Fund outstanding on December 31, 2007 expire on April 27, 2009. The 616,671 warrants issued to The Tail Wind Fund and Solomon Strategic Holdings expire on December 10, 2012. There is no intrinsic value of warrants outstanding at December 31, 2007.

During 2006, Laurus converted 375,000 of common stock warrants for $538,250. The intrinsic value of the warrants exercised in 2006 was $427,500 and the intrinsic value of warrants outstanding at December 31, 2006 was $519,580.

12.	ACERMED ASSET PURCHASE

In January 2008, the Company reached an agreement to purchase, through its newly established subsidiary, Abraxas Medical Solutions, Inc., substantially all of the assets of AcerMed, Inc., a leading software developer for Electronic Medical Records (EMR) and Practice Management software. and the transaction was approved by the California Central Bankruptcy Court. As of December 31, 2007, we capitalized $90,815 of costs associated with this purchase consisting primarily of direct legal expenses.

13.	SUBSEQUENT EVENTS

On March 20, 2008, we entered into a definitive merger agreement (the "Merger Agreement") with MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary (“Merger Sub”), and MediVision, pursuant to which Merger Sub will merge with and into MediVision (the “Merger”), MediVision will become a wholly owned subsidiary of us and Merger Sub will cease to exist. At the effective time of the Merger (the “Effective Time”) (1) each ordinary share, par value NIS 0.1 per share, of MediVision (“MediVision Shares”) issued and outstanding immediately before the Effective Time, will be automatically converted into 1.62 shares of our common stock and each outstanding option to purchase MediVision Shares under certain of MediVision's stock option plans, warrants or other rights to purchase MediVision Shares will be assumed by us such that it is converted into an option to purchase our common stock.

Consummation of the Merger is subject to certain conditions, including among others, (i) the approval of the holders of our common stock and MediVision Shares, (ii) the declaration by the SEC that the S-4 Registration Statement, registering shares of our common stock to be issued to MediVision’s shareholders pursuant to the merger agreement, has become effective under the Securities Act of 1933, as amended, (iii) the receipt of a permit of the “Israeli Prospectus,” a prospectus containing the Prospectus/Proxy Statement and any additional disclosures and that complies in form and substance with applicable Israeli Law and regulations in connection with the issuance of shares of our common stock in the Merger, from the Israeli Securities Authority, (iv) the approval of the applicable Belgian, Israeli, and U.S. governmental entities required for the consummation of the Merger and other transactions contemplated by the merger agreement, and (v) the elapse of certain Israeli statutory waiting periods.

We have capitalized the direct costs associated with the merger.  To date, these costs have accumulated to approximately $527,327.

OPHTHALMIC IMAGING SYSTEMS

CONDENSED BALANCE SHEET

(UNAUDITED)

March 31, 2008 and 2007

Assets	March 31, 2008	December 31, 2007
Current assets:
Cash and cash equivalents	$5,559,490	$7,630,284
Accounts receivable, net	2,409,107	2,535,843
Accounts receivable from related party (Note 3)	496,817	397,307
Note receivable from related party (Note 3)	1,765,404	1,146,872
Inventories, net	1,094,508	746,342
Prepaid expenses and other current assets	593,306	507,732
Deferred tax asset	1,238,000	1,342,000
Total current assets	13,156,632	14,306,380
Furniture and equipment, net of accumulated
depreciation of $625,505 and $577,558 respectively	424,911	416,838
Restricted cash	169,555	168,218
Licensing agreement (Note 3)	273,808	273,808
Prepaid financing	132,468	148,365
AcerMed software purchase	553,830	90,815
Imaging software	157,836	0
Capitalized software development	225,892	0
Prepaid products (Note 3)	460,000	460,000
Capitalized merger costs (Note 3)	584,178	527,327
Other assets	302,430	295,144
Total assets	$16,441,540	$16,686,895

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$853,328	$726,573
Accrued liabilities	1,122,082	1,437,313
Deferred extended warranty revenue	1,702,492	1,604,315
Customer deposits	146,973	55,435
Note payable- current portion	1,023,558	1,029,643
Total current liabilities	4,848,433	4,853,279

Noncurrent liabilities:
Line of credit	150,000	150,000
Lease payable, less current portion	1,593,948	1,564,226
Total liabilities	6,592,381	6,567,505

Stockholders’ equity:
Common stock, no par value, 35,000,000 shares authorized;
16,866,831 issued and outstanding	16,482,288	16,474,720
Additional paid in capital	191,104	191,104
Accumulated deficit	(6,824,233)	(6,546,434)
Total stockholders’ equity	9,849,159	10,119,390
Total liabilities and stockholders’ equity	$16,441,540	$16,686,895

The accompanying notes are an integral part of these unaudited condensed financial statements.

OPHTHALMIC IMAGING SYSTEMS

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2008	2007

Revenues-products	$2,142,779	$3,285,926
Cost of sales-products	1,033,184	1,203,769
Gross profit-products	1,109,595	2,082,157

Revenues-related parties (Note 3)	$161,799	$186,855
Cost of sales-related parties	102,471	102,776
Gross profit-related parties	59,328	84,079

Revenues-service	$843,114	$687,599
Cost of sales-service	408,177	422,001
Gross profit-service	434,937	265,598

Total revenues	$3,147,692	$4,160,380
Total cost of sales	1,543,832	1,728,546
Total gross profit	1,603,860	2,431,834

Operating expenses:
Sales and marketing	944,009	887,334
General and administrative	466,165	521,029
Research and development	(3,668)	82,085
Research and development-related parties (Note 3)	440,645	326,442
Total operating expenses	1,847,151	1,816,890
Income from operations	(243,291)	614,944
Interest and other income (expense), net	(33,223)	42,638
Net income before income taxes	(276,514)	657,582
Income taxes (expense) benefit	(1,286)	(4,439)

Net (loss) income	$(277,800)	$653,143

Shares used in the calculation of basic	16,866,831	16,508,677

Basic net (loss) income per share	$(0.02)	$0.04

Shares used in the calculation of diluted	17,103,385	18,356,856

Diluted net (loss) income per share	$(0.02)	$0.04

OPHTHALMIC IMAGING SYSTEMS

CONDENSED STATEMENTS OF CASH FLOW

(Unaudited)

	Three months ended March 31,
	2008	2007

Operating activities:
Net (loss) income	$(277,800)	$653,143
Adjustments to reconcile net (loss) income to net cash (used in)
provided by operating activities
Depreciation and amortization	47,947	44,994
Compensation expense	7,569	7,712
Accounts receivable-related parties	(99,510)	—
Net increase in current assets other
than cash and cash equivalents	(203,004)	(168,199)
Net increase in other assets	(8,337)	—
Net decrease in current liabilities other
than short-term borrowings	(4,846)	(54,104)
Net cash (used in) provided by operating activities	(537,981)	483,546
Investing activities:
Acquisition of furniture and equipment	(56,020)	(112,569)
Acquisition of patents	(285)
Acquisition of AcerMed software license	(463,015)
Development of Imaging software	(157,836)
R&D Capitalization	(225,892)
Merger capitalization	(56,851)

Net cash used in investing activities	(959,899)	(112,569)
Financing activities:
Principal payments on notes payable	—	(176)
Advance to related parties	(618,532)	—
Amortization of prepaid financing related to note payable	15,896
Amortization of discount related to note payable	29,722
Proceeds from exercise of options	—	908
Net cash (used in) provided by financing activities	(572,914)	732
Net (decrease) increase in cash and equivalents	(2,070,794)	371,709
Cash and equivalents, beginning of the period	7,630,284	6,163,857
Cash and equivalents, end of the period	$5,559,490	$6,535,566

Supplemental schedule of noncash financing activities:
Addition (Reduction) to receivable from
Related party in exchange for inventory and
other noncash transactions, net	$234,015	$248,092

The accompanying notes are an integral part of these unaudited condensed financial statements.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

Note 1.	Basis of Presentation

The accompanying unaudited condensed balance sheet as of March 31, 2008, condensed statements of operation for the three month period ended March 31, 2008 and 2007 and the condensed statements of cash flows for the three month period ended March 31, 2008 and 2007 have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnote disclosures required by U.S. GAAP for complete financial statements. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and notes thereto included in Ophthalmic Imaging Systems’ (the “Company’s”) Annual Report for the year ended December 31, 2007 on Form 10-KSB. In the opinion of management, the accompanying condensed financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position and results of operations for the periods presented. The results of operations for the period ended March 31, 2008 are not necessarily indicative of the operating results expected for the full year.

Note 2.	Net (loss) Income Per Share

Basic (loss) earnings per share (“EPS”), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock, which shares in the earnings of the Company. The treasury stock method is applied to determine the dilutive effect of stock options in computing diluted EPS.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

	Unaudited Three Months Ended March 31,
	2008		2007
Numerator for basic and diluted net (loss) income per share		$(277,800)	$653,143

Denominator for basic net income per share:
Weighted average shares		16,866,831	16,508,677
Basic net income per share		$(0.02)	$0.04
Diluted net income per share	$	N/A	$0.04

As of March 31, 2007 there were 8,000 options and warrants whose exercise price exceeded the average market price of the stock and have been excluded from this computation.

Note 3.	Related Party Transactions –
MediVision

In June 2003, pursuant to Amendment No. 1 to a Working Capital Funding Agreement between the Company and, MediVision Medical Imaging Ltd. (“MediVision”), an Israeli corporation, converted $1,150,000 of outstanding principal and accrued interest under a promissory note held by it into 6,216,216 shares of our common stock at a conversion price of $0.185 per share. As of March 31, 2008, MediVision owns approximately 56% of our outstanding common stock.

On January 30, 2008, we and MediVision entered into the Third Addendum to a License and Distribution Agreement, in order to provide additional financing for the engineering of the Electro-Optical Unit. Under this third addendum, we agreed to increase the loan amount from an aggregate amount of $1,100,000 to an aggregate amount of up to $1,350,000. This addendum also contains the following provisions in connection with the revised loan, (1) the number of MediVision’s shares of our stock acting as collateral for the revised loan will be recalculated as set forth in the Third Addendum, and (2) the formula to calculate our right to exercise an option in the MV Patent Rights will be changed in accordance with the revised loan amount and as set forth in the third addendum. The amount of shares pledged under the loan was calculated using the amount of loan given to MediVision divided by $0.43, the average closing price of our common stock for the ten business days prior to January 30, 2008, less a 25% discount. MediVision has pledged as collateral for this note, and the $200,000 loan and security agreement described below, an aggregate 5,420,221 shares of our common stock.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

On March 31, 2008, we and MediVision entered into a fourth addendum to the License and Distribution agreement to provide additional financing for the engineering of the Electro-Optical Unit. Under this fourth addendum, we agreed to increase the loan amount from an aggregate amount of $1,350,000 to an aggregate amount of up to $1,600,000. This loan will incur interest of 8% per annum and repayment will commence on May 1, 2009. Repayments will be made 36 equal payments, payable on the first of each month. The monthly amount will be calculated based on the amount of principal outstanding on April 30, 2009. This addendum also contains the following provisions in connection with the revised loan, (1) the number of MediVision’s shares of our stock acting as collateral for the revised loan will be recalculated as set forth in the fourth addendum, and (2) the formula to calculate our right to receive a portion of MediVision’s ownership interest in patent rights relating to the Electro-Optical Unit will be changed in accordance with the revised loan amount and as set forth in the fourth addendum. The amount of shares pledged under the revised loan was calculated using the amount of loan given to MediVision divided by $0.27, the average closing price of our common stock for the ten business days prior to March 31, 2008, less a 25% discount. MediVision has pledged as collateral for this note, and the security agreement described below, an aggregate 5,420,221 shares of our common stock. As of March 31, 2008, MediVision’s principal outstanding under this Loan and Security Agreement is $1,263,460.

On January 30, 2008, we also entered into a Loan and Security Agreement with MediVision whereby we agreed to lend to MediVision up to $200,000 upon their request for working capital. Interest will accrue on this note at 8% per annum. The loan is secured by MediVision’s shares in our stock. The number of shares will be calculated using the amount of loan given to MediVision divided by $0.43, the average closing price of our common stock for the ten business days prior to January 30, 2008, less a 25% discount.

On March 31, 2008, we also entered into an addendum to the Loan and Security Agreement with MediVision in order to provide additional financing for working capital. This addendum amends the working capital agreement entered into on January 30, 2008. Under this addendum, we agreed to increase the working capital amount from up to $200,000 to an aggregate amount of up to $550,000. Interest will accrue on this note at 8% per annum. The loan is secured by MediVision’s shares in our stock. The number of shares will be calculated using the amount of loan given to MediVision divided by $0.27, the average closing price of our common stock for the ten business days prior to March 31, 2008, less a 25% discount. As of March 31, 2008, MediVision’s principal outstanding under this Loan and Security Agreement is $343,098.

As of March 31, 2008, we had paid MediVision $1,606,558 for the loans under the License and Distribution Agreement, as amended, and the Loan and Security Agreement, as amended, and MediVision pledged as collateral 5,420,221 shares of our stock based on the calculated fixed share price of $0.27.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

On June 28, 2006, we and MediVision entered into a License and Distribution Agreement whereby MediVision appointed us to be its exclusive distributor of a new digital imaging system in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, we paid $273,808, consisting of a cash payment of $200,000, and recognition of $73,808 of research and development advances made in previous periods. Additionally, we are obligated to pay advances totaling $460,000 based on the completion of certain phases of development of the new digital imaging system and the completion of certain documents, and granted MediVision a license to use our OIS WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein. On September 21, 2006, we paid $160,000 based on the completion of the first milestone in the agreement. On June 20, 2007, we paid $150,000 based on the completion of the second milestone in the agreement.

The advanced funds will be recovered as we purchase new digital imaging systems in accordance with the specified quotas. The quota mandates that we purchase a minimum amount of the new digital imaging systems each year. If we fail to satisfy our quota obligation, then we may pay MediVision the gross profit on the shortfall units to maintain exclusivity in the agreed upon territory. If no such shortfall payment is made, such failure to meet the quota will constitute a material breach and MediVision may terminate the exclusivity provision or the entire agreement. The quotas for 2007, 2008, 2009, and 2010 are 50, 70, 80, and 90 units, respectively, and will be at least 95 units for each year thereafter. The initial term of the agreement is for ten years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 6 months prior written notice, provided that, we meet the purchase quota. Cash payments made under this agreement for exclusive distribution rights have been capitalized and will be amortized over the term of the agreement upon sale of the first product.

On April 9, 2007, we and MediVision entered into an addendum to the license and distribution agreement in order to extend various dates and deadlines as specified in the original agreement. As long as we continue to make loan payments to MediVision as described above, MediVision shall provide to us monthly reports regarding the progress of performance of the tasks and the use of the loan proceeds. We also have rights, upon reasonable notice, to visit and inspect all facilities at which any tasks relating to the products are performed by MediVision and/or third parties and to test prototypes of the Electro-Optical Unit. We also have the right to make decisions regarding the performance of the engineering of the Electro-Optical Unit pursuant to the budget and schedule, including decisions concerning changes to personnel involved in the engineering, changes in the subcontractors used, and the use of the proceeds from the loan for the engineering and manufacture of the Electro-Optical Unit.

On September 25, 2007, we and MediVision entered into an addendum to the license and distribution agreement in order to provide additional financing for the engineering of the Electro-Optical Unit, and to revise terms related to the agreement. If MediVision defaults on its repayment obligation as specified in the addendum, we may seek repayment by foreclosing on the shares pledged as collateral or, alternatively, we have the option to receive a portion of MediVision’s ownership interest in patent rights relating the Electro-Optical Unit, calculated based on the amount of principal and interest outstanding and in default at the time we exercise this option, divided by 1,100,000, multiplied by 34.375%.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

On March 20, 2008, we entered into a definitive merger agreement (the “Merger Agreement”) with MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary (“Merger Sub”), and MediVision, pursuant to which Merger Sub will merge with and into MediVision (the “Merger”), with MediVision as the surviving entity.. At the effective time of the Merger (the “Effective Time”) (1) each ordinary share, par value NIS 0.1 per share, of MediVision (“MediVision Shares”) issued and outstanding immediately before the Effective Time, will be automatically converted into 1.66 shares of our common stock and each outstanding option to purchase MediVision Shares under certain of MediVision’s stock option plans, warrants or other rights to purchase MediVision Shares will be assumed by us such that it is converted into an option to purchase our common stock.

Consummation of the Merger is subject to certain conditions, including among others, (i) the approval of the holders of our common stock and MediVision Shares, (ii) the declaration by the SEC that the S-4 Registration Statement, registering shares of our common stock to be issued to MediVision’s shareholders pursuant to the Merger Agreement, has become effective under the Securities Act of 1933, as amended, (iii) the receipt of a permit of the “Israeli Prospectus,” a prospectus containing the Prospectus/Proxy Statement and any additional disclosures and that complies in form and substance with applicable Israeli Law and regulations in connection with the issuance of shares of our common stock in the Merger, from the Israeli Securities Authority, (iv) the approval of the applicable Belgian, Israeli, and U.S. governmental entities required for the consummation of the Merger and other transactions contemplated by the Merger Agreement, and (v) the elapse of certain Israeli statutory waiting periods.

We have capitalized the direct costs associated with the merger. As of March 31, 2008, these costs have accumulated to $584,178.

At March 31, 2008, we recorded a net amount due from MediVision of approximately $450,000 for products.

Sales to MediVision during the three months ended March 31, 2008 totaled approximately $104,000. Sales to MediVision during the three months ended March 31, 2007 totaled approximately $102,000. Sales derived from product shipments to MediVision are made at transfer pricing which is based on volume discounts similar to those available to other resellers and distributors of the Company’s products.

During the three month period ended March 31, 2008 and March 31, 2007, we paid approximately $440,000 and $326,000 to MediVision for research and development performed by MediVision on our behalf, respectively.

CCS Pawlowski

At March 31, 2008, we recorded a net amount due from CCS Pawlowski, a subsidiary of MediVision, of approximately $47,000 for products and services. Sales to CCS Pawlowski during the three months ended March 31, 2008 and March 31, 2007 totaled approximately $58,000 and $85,000, respectively.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

Abraxas

In January 2008, we, through our wholly-owned subsidiary, Abraxas Medical Solutions, Inc., a Delaware corporation (“Abraxas”), acquired substantially all the assets of AcerMed, Inc., a leading developer of Electronic Medical Records (“EMR”) and Practice Management (“PM”) software. AcerMed has been providing comprehensive and advanced EMR and Practice Management software solutions for medical practices, from solo practitioners to multi-site practices nationwide. Through the acquisition, we gained the rights to software applications that automate the clinical, administrative, and financial operations of a medical office. This means that paper charting can be virtually eliminated and clinical charting would be done using, for example, a wireless computer pen tablet at the point of care. Due to the formation of Abraxas, NextGen Healthcare Information Systems, Inc. chose recently to discontinue its relationship with OIS. OIS was marketing and selling their EMR and PM software products to the ophthalmic market.

MediStrategy Ltd.

We have a service agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Noam Allon, a former Director of the Company, serving on the Board until December 2004. Under the terms of the agreement, MS provides services to us primarily in the business development field in ophthalmology, including business cooperation, mergers and acquisitions, identifying and analyzing new lines of business and defining new product lines or business opportunities to be developed. All services provided by MS are performed solely by Noam Allon.

In consideration for the services provided, we agreed to pay MS a monthly sum of $4,000. In addition, MS is to be paid a yearly performance bonus of up to $10,000 upon achievement of goals under the terms of the agreement determined by MS, Noam Allon and the Company’s Chairman of the Board. During the year ended December 31, 2006, MS earned fees of $48,000. This amount remains accrued, but not paid as of March 31, 2008. During the year ended December 31, 2007, MS earned fees of $48,000. This amount remains accrued, but not paid as of March 31, 2008. During the first three months of 2008, MS earned fees of $12,000. This amount remains accrued, but not paid as of March 31, 2008.

Note 4.	Share Based Compensation

At March 31, 2008, we have four active stock-based compensation plans (the “Plans”). Options granted under these plans generally have a term of ten years from the date of grant unless otherwise specified in the option agreement. The plans generally expire ten years from the inception of the plans. The majority of options granted under these agreements have a vesting period of three to four years. Incentive stock options under these plans are granted at fair market value on the date of grant and non-qualified stock options granted can not be less than 85% of the fair market value on the date of grant.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

There were no new stock option plans approved during the three months ended March 31, 2008.

A summary of the changes in stock options outstanding under our equity-based compensation plans during the three months ended March 31, 2008 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value

Outstanding at January 1, 2008	2,358,686	$0.73	6.59	--
Granted	--	--	--	--
Exercised	--	--	--	--
Forfeited/Expired	(17,000)	$1.43	--	--
Outstanding at March 31, 2008	2,341,686	$0.72	6.36	--
Exercisable at March 31, 2008	1,522,478	$0.56	5.60	--

We use the Black-Scholes-Merton option valuation model to determine the fair value of stock-based compensation under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123. The Black-Scholes-Merton model incorporates various assumptions including the expected term of awards, volatility of stock price, risk-free rates of return and dividend yield. The expected term of an award is generally no less than the option vesting period and is based on the Company’s historical experience. Expected volatility is based upon the historical volatility of the Company’s stock price. The risk-free interest rate is approximated using rates available on U.S. Treasury securities with a remaining term equal to the option’s expected life. The Company uses a dividend yield of zero in the Black-Scholes-Merton option valuation model as it does not anticipate paying cash dividends in the foreseeable future.

The Company recorded an incremental $8,000 of stock-based compensation expense during the three months ended March 31, 2008.

As of March 31, 2008, the Company had $58,588 of total unrecognized expense related to non-vested stock-based compensation, which is expected to be recognized through 2010. The total fair value of options vested during the three month period ended March 31, 2008 was $7,569. No options were granted or exercised for the three month period ended March 31, 2008.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

Note 5.	Warranty Obligations

We generally offer a one-year warranty to our customers. Our warranty requires us to repair or replace defective products during the warranty period. At the time product revenue is recognized, we record a liability for estimated costs that may be incurred under our warranties. The costs are estimated based on historical experience and any specific warranty issues that have been identified. The amount of warranty liability accrued reflects our best estimate of the expected future cost of honoring our obligations under the warranty plans. We periodically assess the adequacy of our recorded warranty liability and adjust the balance as necessary.

The following provides a reconciliation of changes in our warranty reserve:

	Unaudited Three Months Ended March 31,
	2008	2007
Warranty balance at beginning of period	$128,250	$395,575
Reductions for warranty services provided	(39,063)	(48,938)
Changes for accruals in current period	20,000	100,000

Warranty balance at end of period	$109,187	$446,638

Note 6.	Segment Reporting

Our business consists of two operating segments: (i) OIS and (ii) Abraxas, our wholly-owned subsidiary. In January 2008, we, through our wholly-owned subsidiary, Abraxas Medical Solutions, Inc., a Delaware corporation (“Abraxas”), acquired substantially all the assets of AcerMed, Inc., a leading developer of Electronic Medical Records (EMR) and Practice Management software. AcerMed has been providing comprehensive and advanced EMR and Practice Management software solutions for medical practices, from solo practitioners to multi-site practices nationwide. Through the acquisition, we gained the rights to software applications that automate the clinical, administrative, and financial operations of a medical office.

Our management reviews Abraxas’ results of operation separately. Our operating results for Abraxas excludes income taxes. The provision for income taxes is centrally managed at our corporate office on a consolidated basis, and accordingly, is not presented by segment since they are excluded from the measure of segment profitability reviewed by our management.

We evaluate our reporting segments in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. Our Chief Financial Officer (“CFO”) has been determined as the Chief Operating Decision Maker as defined by SFAS No. 131. The CFO allocates resources to Abraxas based on its business prospects, competitive factors, net sales and operating results.

OPHTHALMIC IMAGING SYSTEMS

Notes to Condensed Financial Statements

Three Month Period ended March 31, 2008 and 2007

(Unaudited)

The following presents our financial information by segment for the three months ended March 31, 2008.

Results of Operations

Selected Financial Data

Three months ended
March 31, 2008

Statement of Income:
Net revenues:
OIS	$3,105,555
Abraxas	42,137

Gross Profit:
OIS	1,661,327
Abraxas	-57,467

Operating Income:
OIS	-55,888
Abraxas	-187,403
Net Income (Consolidated)	-277,800

Balance Sheet:
Assets:
OIS	15,357,510
Abraxas	1,084,030

Liabilities:
OIS	6,382,793
Abraxas	209,588

Stockholders’ Equity:
OIS	10,043,063
Abraxas	-193,904

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Ophthalmic Imaging Systems

We have audited the balance sheet of Ophthalmic Imaging Systems as of December 31, 2006 and 2005, and the related statements of income, retained earnings, and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ophthalmic Imaging Systems as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Perry-Smith LLP

Sacramento, California

March 14, 2007

OPHTHALMIC IMAGING SYSTEMS

BALANCE SHEET

December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets:

Cash and cash equivalents	$6,163,857	$3,940,706
Accounts receivable, net of allowance for doubtful accounts of $259,833 and $286,426	3,108,727	2,841,203
Receivable from related party (Note 6)	160,656	690,756
Inventories (Note 2)	808,238	380,676
Prepaid expenses and other current assets	180,744	300,077
Deferred tax assets (Note 9)	1,172,000	1,124,000

Total current assets	11,594,222	9,277,418

Restricted cash (Note 7)	159,514	150,000
Furniture and equipment, at cost, net (Note 3)	390,553	107,787
Licensing agreement (Note 6)	273,808
Prepaid products (Note 6)	160,000
Other assets	88,737	55,355

Total assets	$12,666,834	$9,590,560

(Continued)

OPHTHALMIC IMAGING SYSTEMS

BALANCE SHEET

(Continued)

December 31, 2006 and 2005

	2006	2005
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$765,235	$512,914
Accrued liabilities (Note 4)	2,018,874	2,045,233
Deferred extended warranty revenue (Note 4)	1,250,893	861,486
Customer deposits	310,768	689,383
Notes payable - current portion (Note 5)	11,204	508,109

Total current liabilities	4,356,974	4,617,125

Line of credit (Note 7)	150,000
Notes payable, less current portion (Note 5)	3,833	349,237

Total liabilities	4,510,807	4,966,362

Commitments and contingencies (Note10)

Stockholders’ equity (Note 8):
Common stock, no par value, 35,000,000 shares
authorized; 16,507,996 and 15,517,570
shares issued and outstanding in 2006 and
2005, respectively	16,255,077	14,974,007
Accumulated deficit	(8,099,050)	(10,349,809)

Total stockholders’ equity	8,156,027	4,624,198

Total liabilities and stockholders’ equity	$12,666,834	$9,590,560

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

STATEMENT OF INCOME

For the Years Ended December 31, 2006 and 2005

	2006	2005

Revenues:
Net sales	$15,797,163	$13,650,507
Cost of sales	6,545,792	5,766,883

Gross profit	9,251,371	7,883,624

Operating expenses:
Sales and marketing	3,795,559	3,439,046
General and administrative	1,696,147	1,442,959
Research and development (Note 6)	1,615,758	1,112,023

Total operating expenses	7,107,464	5,994,028

Income from operations	2,143,907	1,889,596

Other income (expense):
Interest expense	(5,843)	(90,958)
Other expense	(151,750)	(220,231)
Interest income	233,445	123,847

Total other income (expense)	75,852	(187,342)

Net income before provision for income
tax benefit	2,219,759	1,702,254

Provision for income tax benefit (Note 9)	31,000	53,000

Net income	$2,250,759	$1,755,254

Basic earnings per share	$0.14	$0.12

Shares used in the calculation of basic
earnings per share	16,090,610	15,205,689

Diluted earnings per share	$0.13	$0.11

Shares used in the calculation of diluted
earnings per share	17,797,162	16,530,277

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2006 and 2005

	Common Stock
	Shares	Amount	Accumulated Deficit	Total Stockholders Equity

Balance, January 1, 2005	15,033,585	$14,502,320	$(12,105,063)	$2,397,257

Conversion of principal and interest
to common stock (Note 5)	383,985	410,864		410,864

Exercise of non-qualified stock
options (Note 8)	100,000	48,929		48,929

Stock Based Compensation (Note 8)	11,894			11,894

Net income			1,755,254	1,755,254

Balance, December 31, 2005	15,517,570	14,974,007	(10,349,809)	4,624,198

Conversion of principal and interest
to common stock (Note 5)	568,082	690,061		690,061

Exercise of warrants (Note 5 and 8)	375,000	538,250		538,250

Exercise of non-qualified stock
options (Note 8)	47,344	32,080		32,080

Stock Based Compensation (Note 8)	20,679			20,679

Net income			2,250,759	2,250,759

Balance, December 31, 2006	16,507,996	$16,255,077	$(8,099,050)	$8,156,027

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income	$2,250,759	$1,755,254
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	82,030	76,200
stock based compensation expense	20,679	11,894
Non-cash payment of interest	1,994	10,323

Net changes in operating assets and liabilities:
Accounts receivable	(267,524)	(1,093,467)
Inventories	(427,562)	134,715
Prepaid expenses and other current	109,819	10,483
assets	(48,000)	(95,000)
Deferred tax asset	(423,893)	(50,486)
Other assets	252,321	40,747
Accounts payable	(26,359)	477,148
Accrued liabilities	389,407	67,514
Deferred extended warranty revenue	(378,615)	462,533
Customer deposits
	1,535,056	1,807,858
Net cash provided by operating activities

Cash flows used in investing activities:	(364,796)	(33,500)
Acquisition of furniture and equipment
Cash flows from financing activities:	(154,242)	(344,919)
Principal payments on notes payable	150,000
Proceeds from borrowings under line of credit	486,803	472,028
Proceeds from notes receivable from related parties	570,330	48,929
Proceeds from sale of stock
	1,052,891	176,038
Net cash provided by financing activities

Net increase in cash and cash equivalents	2,223,151	1,950,396

Cash and cash equivalents, beginning of the year	3,940,706	1,990,310

Cash and cash equivalents, end of the year	$6,163,857	$3,940,706

(Continued)

OPHTHALMIC IMAGING SYSTEMS

STATEMENT OF CASH FLOWS

(Continued)

For the Years Ended December 31, 2006 and 2005

	2006	2005

Supplemental schedule of non cash financing activities:
Conversion of notes payable with common stock	$688,067	$400,541
Conversion of interest with common stock	$1,994	$10,323
Reduction in aggregate debt payable to significant
shareholders in exchange for inventory and other
noncash transactions, net	$45,533	$—
Addition to net receivable from significant shareholders in
exchange for inventory and other noncash transactions,
net	$98,989

Supplemental schedule of cash flow information:
Cash paid for taxes	$49,173	$60,026
Cash paid for interest	$9,605	$75,052

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Ophthalmic Imaging Systems (the “Company” or “OIS”) was incorporated under the laws of the State of California on July 14, 1986. The Company, headquartered in Sacramento, California, is engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancement and analysis software and informatics solutions for use by practitioners in the ocular health field. The Company’s products are used for a variety of standard diagnostic test procedures performed in most eye care practices.

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid investments with original maturities of three months or less as cash equivalents.

At December 31, 2006, the Company had deposits with carrying amounts of $6,163,857 and bank balances of $6,391,181. Federally insured balances totaled $300,000 and uninsured balances totaled $6,091,181 at December 31, 2006.

Concentrations of Credit Risk and Export Sales

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the Company’s policy of requiring deposits from customers, the number of customers and their geographic dispersion. The Company maintains reserves for potential credit losses and such losses have historically been within management’s expectations. No single customer comprised 10% or more of net sales, during the years ended December 31, 2006 or 2005.

Revenues from sales to customers located outside of the United States accounted for approximately 5% and 8% of net sales during the years ended December 31, 2006 and 2005, respectively.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories, which consist primarily of purchased system parts, subassemblies and assembled systems, are stated at the lower of cost (determined using the first-in, first-out method) or market.

Accounts Receivable Allowance

The Company generally offers to its customers terms of 50% deposit paid up-front, remaining 50% less installation portion net 15 days after shipment of product, and the installation portion after installation is complete. The allowance for doubtful accounts balances is estimated based on historical experience and any specific customer/installation issues that have been identified. The Company periodically assesses the adequacy of its recorded accounts receivable allowance, and adjusts the balance as necessary.

Changes in the allowance for doubtful accounts were as follows:

Allowance at January 1, 2005	$301,839
Provision	(1,044)
Write-Off	(14,369)
Allowance at December 31, 2005	286,426
Provision	(26,593)
Allowance at December 31, 2006	$259,833

Furniture and Equipment

Furniture and equipment are stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives generally range from three to seven years. The Company evaluates furniture and equipment for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company’s revenue recognition policies are in compliance with applicable accounting rules and regulations, including Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements,” American Institute of Certified Public accountants (“AICPA”), Statement of Position (“SOP”) 97-2, “Software Revenue Recognition,” SOP 98-9, “Modification of SOP 97-2”, with Respect to Certain Transactions and Emerging Issues Task Force Issue 00-21, “Revenue Arrangements with Multiple Deliverables.”

Under EITF 00-21, the multiple components of our revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for product shipment, installation and training services, and service contracts based on performance or contract period.

Revenue for the product shipment is recognized when title passes to the customer, which is upon shipment, provided there are no conditions to acceptance, including specific acceptance rights. If we make an arrangement that includes specific acceptance rights, revenue is recognized when the specific acceptance rights are met. Upon review, we concluded that consideration received from our customer agreements are reliably measurable because the amount of the consideration is fixed and no specific right of return or refund are included in the arrangement.

Installation revenue is recognized when the installation is complete. Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services. These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to what the market will bear.

Extended product service contracts are offered to our customers and are generally entered into prior to the expiration of our one year product warranty. The revenue generated from these transactions are recognized over the contract period, normally one to four years.

Warranty Reserve

Our warranty reserve contains two components. A general product reserve on a per product basis and specific reserves created as we become aware of system performance issues. The product reserve is calculated based on a fixed dollar amount per system shipped each quarter. Specific reserves usually arise from the introduction of new products and as issues are resolved, we reduce the specific reserve. These types of issues can cause our warranty reserve to fluctuate outside of sales fluctuations.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warranty Reserve (continued)

Historically, we estimated the cost of the various warranty services by taking into account the estimated cost of servicing routine warranty claims in the first year, including parts, labor and travel costs for service technicians. We analyze the expenses and utilization of our service department to estimate the cost per system for the first year manufacturer’s warranty.

Shipping and Handling Costs

Shipping and handling costs are included with cost of sales.

Advertising Costs

Advertising expenditures totaled approximately $68,437 and $62,178, for the years ended December 31, 2006 and 2005, respectively.

Income Taxes

Deferred taxes are provided on a liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

We calculate a tax provision quarterly and assess how much of our deferred tax asset is more likely than not to be used in the future. In our assessment, we assume that we will be able to use all of our unlimited NOL amounts. We then assess the amount of our future capped net operating losses we will more likely than not be able to use.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

At December 31, 2006 and 2005, the Company’s financial instruments included cash, cash equivalents, receivables, accounts payable, accrued liabilities and borrowings. The fair value of these financial instruments approximated their carrying value because of the short-term nature or variable rate terms of these instruments.

Earnings Per Share

Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock, which shares in the earnings of the Company. The treasury stock method is applied to determine the dilutive effect of stock options in computing diluted EPS.

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments,” which addresses the accounting for stock-based payment transactions whereby an entity receives employee services in exchange for equity instruments, including stock options. SFAS No. 123(R) eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and instead generally requires that such transactions be accounted for using a fair-value based method. In 2005, we followed the measurement provisions of SFAS 123 for stock options issued to non-employees utilizing a Black-Scholes-Merton option-pricing model. We recorded compensation expense of $11,894 for stock options granted to non-employees for the years ended December 31, 2005. The Company has elected the modified prospective transition method as permitted under SFAS No. 123(R), and accordingly, prior periods have not been restated to reflect the impact of SFAS No. 123(R). The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006. Stock-based compensation for awards granted prior to January 1, 2006 is based upon the grant-date fair value of such compensation as determined under the pro forma provisions of SFAS 123(R), “Accounting for Stock-Based Compensation.” The Company issues new shares of common stock upon the exercise of stock options.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)

The Company uses a Black-Scholes-Merton option valuation model to determine the fair value of stock-based compensation under SFAS No. 123(R), consistent with that used for pro forma disclosures under SFAS No. 123(R). The Black-Scholes-Merton model incorporates various assumptions including the expected term of awards, volatility of stock price, risk-free rates of return and dividend yield. The expected term of an award is generally no less than the option vesting period and is based on the Company’s historical experience. Expected volatility is based upon the historical volatility of the Company’s stock price. The risk-free interest rate is approximated using rates available on U.S. Treasury securities with a remaining term equal to the option’s expected life. The Company uses a dividend yield of zero in the Black-Scholes-Merton option valuation model as it does not anticipate paying cash dividends in the foreseeable future.

As a result of adopting Statement 123 (R) on January 1, 2006, the Company’s net income for the year ended December 31, 2006 is $15,961 lower than if it had continued to account for share-based compensation under Opinion 25. Basic and diluted income per share for the year ended December 31, 2006 would have been unchanged if the Company had not adopted Statement 123 (R). We have not recorded income tax benefits related to equity-based compensation expense as deferred tax assets are substantially offset by a valuation allowance. As a result, the implementation of SFAS 123 (R) did not impact the Statement of Cash Flows for the year ended December 31, 2006.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of Statement 123 to options granted under the company’s stock option plans for the year ended December 31, 2005. For purposes of this pro forma disclosure, the value of the options is estimated using a Black-Scholes-Merton option-pricing model and amortized to expense over the options’ vesting periods.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)

For the Fiscal Year Ended December 31, 2005
Net income as reported	$1,755,254
Stock-based employee compensation included in net income as reported	—
Stock-based employee compensation expense determined under fair value method	($51,199)
Net income	$1,704,055

Basic Earnings per Share – as reported	$0.12
Basic Earnings Per Share – pro forma	$0.11
Diluted Earnings per Share – as reported	$0.11
Diluted Earnings Per Share – pro forma	$0.10

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of New Financial Accounting Statements

Financial Accounting Pronouncement FIN 48

In June 2006, the FASB issued FASB interpretation No. 48 (FIN48), Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The provisions of FIN 48 will be effective for the Company on January 1, 2007 and are to be applied to all tax positions upon initial application of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings for the fiscal year of adoption. The Company is currently evaluating the impact of its adoption of FIN 48 and has not yet determined the effect, if any, on its earnings or financial position.

Staff Accounting Bulletin No. 108

In September 2006, the Securities and Exchange Commission published Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. The interpretation in this Staff Accounting Bulletin are being issued to address diversity in practice in quantifying financial statement misstatements and the potential under current practice to build up improper amounts on the balance sheet. This guidance will apply to the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our financial position, results of operations or cash flows and no cumulative adjustment was required.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of New Financial Accounting Statements (Continued)

Financial Accounting Pronouncement FAS 157

In December 2006, the Financial Accounting Standards Board (“FASB”) released Statement of Financial Accounting Standards No. 157 – Fair Value Measurements. This statement defines fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This standard applies under other accounting pronouncements that require or permit fair value measurements and is intended to increase consistency and comparability. This statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of FASB 157 is not expected to have a material impact on our financial position, results of operations or cash flows.

2.	INVENTORIES

Inventories consist of the following as of December 31, 2006 and 2005:

	2006	2005

Raw materials	$425,409	$211,282
Work-in-process	75,039	70,631
Finished goods	307,790	98,763

	$808,238	$380,676

3.	FURNITURE AND EQUIPMENT

Furniture and equipment consist of the following as of December 31, 2006 and 2005:

	2006	2005

Research and manufacturing equipment	$180,819	$151,916
Office furniture and equipment	593,931	259,636
Demonstration equipment	19,368	19,368
	794,118	430,920
Less accumulated depreciation
and amortization	(403,565)	(323,133)

	$390,553	$107,787

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

4.	ACCRUED LIABILITIES, PRODUCT WARRANTY AND DEFERRED REVENUE

Accrued Liabilities

Accrued liabilities consist of the following as of December 31, 2006 and 2005:

	2006	2005

Accrued compensation	$834,570	$ 763,137
Accrued warranty expenses	395,575	614,251
Other accrued liabilities	788,729	667,845

	$2,018,874	$2,045,233

Product Warranty

Product warranty reserve changes consist of the following as of December 31, 2006 and 2005:

	2006	2005

Warranty balance at beginning of the year	$614,251	$505,851
Reductions for warranty services provided	(351,001)	(271,751)
Changes for accruals in current period	132,325	405,900
Changes for accruals for pre-existing warranties	--	(25,749)

Warranty Balance at end of the year	395,575	$ 614,251

Deferred Extended Warranty Revenue

In addition to the Company’s one-year warranty, the Company offers an extended warranty for an additional charge to the customer. The Company records the sale of the extended warranty as deferred revenue and amortizes the revenue over the term of the agreement, generally one to four years. At December 31, 2006 and 2005, deferred extended warranty revenue was $1,250,893 and $861,486, respectively. This increase is due to a larger customer base as well as an increase in the education to our customers concerning the benefits of purchasing an extended warranty contract.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

5.	NOTES PAYABLE

Notes payable consist of the following at December 31, 2006 and 2005:

	2006	2005

Laurus Master Fund Ltd. #1	$ –	$135,676
Laurus Master Fund Ltd. #2	–	696,970
Other	15,037	24,700

	–	857,346

Less: current portion	11,204	508,109

Long-term portion	$ 3,833	$349,237

Laurus Master Fund Ltd. #1

On September 25, 2003, the Company entered into a convertible term note and securities purchase agreement with Laurus Master Fund, Ltd. #1 (“Laurus 1”). Pursuant to the agreements, the Company sold to Laurus 1, a secured convertible term note in the principal amount of $1,200,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due September 25, 2006, convertible into shares of its common stock at a conversion price of $1.07 per share. Under certain circumstances, both the Company and Laurus 1 may exercise their right to convert all or a portion of the outstanding principal and interest into shares of common stock. Loan costs of $118,718 have been capitalized and are being amortized over the three-year life of the note. The Company granted to Laurus 1 a subordinated second priority security interest in its assets to secure the obligations under the note. Additionally, the Company issued a warrant to Laurus 1 to purchase 375,000 shares of its common stock at exercise prices ranging between $1.23 and $1.61 per share (Note 11).

In 2004, the Company opted to pay $580,796 of principal and $35,869 of interest in 576,322 shares of common stock. In 2005, the Company opted to pay $400,541 of principal and $10,323 of interest in 383,985 shares of common stock.

In 2006, the Company opted to pay $21,400 of principal in 20,000 shares of common stock, $114,275 of principal and $1,204 of interest in cash for the note. Due to these conversions and payments, there is no remaining balance on this note.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

5.	NOTES PAYABLE (Continued)

Laurus Master Fund Ltd. #2

On April 27, 2004, the Company entered into a convertible term note and securities purchase agreement with Laurus Master Fund, Ltd. #2 (“Laurus 2”). Pursuant to these agreements, the Company sold to Laurus, a secured convertible term note in the principal amount of $1,000,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due April 27, 2007, convertible into shares of its common stock at a conversion price of $1.22 per share. Under certain circumstances, both the Company and Laurus may exercise their right to convert all or a portion of the outstanding principal and interest into shares of common stock. Loan costs of $70,980 have been capitalized and are being amortized over the three-year life of the note. The Company granted to Laurus a subordinated second priority security interest in its assets to secure the obligations under the note. Additionally, the Company issued a warrant to Laurus to purchase 313,000 shares of its common stock at exercise prices ranging between $1.40 and $1.83 per share (Note 11).

During 2006, the Company opted to pay $666,667 of principal and $1,994 of interest in 548,082 shares of common stock, and $30,303 of principal and $3,772 of interest in cash for the note that was due June 21, 2007. Due to these conversions and payments, there is no remaining balance on this note.

6.	RELATED PARTY TRANSACTIONS

MediVision

On March 2, 2005, we entered into a Loan and Security Agreement and Promissory Note with MediVision (the “Loan Agreement”) whereby we agreed to loan MediVision up to $2,000,000. The Loan Agreement incorporated $1,150,000 previously approved by our Board of Directors. Under the terms of the agreement, interest is 7.25% per annum and was payable on February 28, 2006 along with all outstanding principal due at that date. The note was secured by 2,409,000 shares of our common stock owned by MediVision. The number of shares was based on the average closing price of shares of our stock during the period covering the last ten (10) business days of February, 2005, which average closing price was $1.11, discounted by 25%. In the event that MediVision were to sell any shares of our stock it owns during the period of the agreement, a minimum of 50% of the proceeds from such sales would be required to be paid to us to reduce the outstanding amount owed. On July 28, 2005, we and MediVision entered into an amendment to the Loan Agreement whereby MediVision repaid $1,000,000 to us, decreasing the agreed upon loan of $2,000,000 to $1,000,000 and the amount of shares securing the loan was decreased by 1,204,500 shares.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

6.	RELATED PARTY TRANSACTIONS (Continued)

On July 20, 2005, our Board of Directors, at MediVision’s request, authorized us to guarantee and/or provide security interests in our assets for certain of MediVision’s loans with United Mizrahi Bank Ltd. We entered into a Secured Debenture (the “Debenture”) in favor of United Mizrahi Bank Ltd., in an amount of up to $2,000,000 (plus interest, commissions and all expenses). Under the terms of the Debenture, we guarantee the payment of all of the debts and liabilities of MediVision to United Mizrahi Bank. The Debenture is secured by a first lien on all of our assets. MediVision pledged 2,345,500 shares of our common stock it owns to us in order to secure the Debenture. The number of shares securing the Debenture is comprised of the 1,204,500 shares previously securing the promissory note under the Loan Agreement to cover $1,000,000 and 1,141,000 shares of our common stock (which number was based upon the average closing price of shares of our stock during the period covering the last ten (10) business days of February, 2005, which was $1.17, discounted by 25%) to cover the second $1,000,000. The amount owed to the financial institutions by MediVision and secured by us as of December 31, 2006 was approximately $2,000,000.

On July 28, 2005, pursuant to the aforementioned Debenture signed by us, MediVision executed the amended Loan Agreement and paid back $1,000,000 of the loan from us; reducing the amount MediVision owed us on the promissory note to $955,558. On September 20, 2005, pursuant to a Common Stock Purchase Agreement, dated as of September 16, 2005, between MediVision and Meadowbrook Opportunity Fund LLC, MediVision sold 400,000 shares of our common stock to Meadowbrook Opportunity Fund LLC at a price of $1.20 per share. MediVision used $240,000 of the proceeds from this sale to repay part of the aforementioned loan to us, reducing the amount MediVision owes us on the promissory note to $715,556, plus accrued interest under the loan. On December 8, 2005, MediVision sold 310,000 shares to the clients of an institutional investor at the price per share of $1.45. MediVision used $225,000 of the proceeds from this sale to repay part of the aforementioned loan to us, reducing the amount MediVision owes us on the promissory note to $492,556, plus accrued interest under the loan. On February 14, 2006, MediVision sold 1 million shares of our common stock to Wasatch Advisors, Inc. at the market price of $1.80 per share. MediVision used $492,556 of the proceeds from this sale to repay the remaining principal balance of the aforementioned loan to us. As a result of the foregoing transactions, as of December 31, 2006, MediVision owned approximately 57% of our outstanding common stock.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

6.	RELATED PARTY TRANSACTIONS (Continued)

On June 28, 2006, we and MediVision entered a License and Distribution Agreement whereby MediVision appointed us to be its exclusive distributor of a new digital imaging system in the Americas and the Pacific Rim (excluding China and India), for a term of ten years. In return, we paid $273,808, consisting of a cash payment of $200,000, and recognition of $73,808 of research and development advances made in previous periods. Additionally, we are obligated to pay advances totaling $460,000 based on the completion of certain phases of development of the new digital imaging system and the completion of certain documents, and granted MediVision a license to use our OIS WinStation software and any other applicable OIS system and the accompanying intellectual property rights therein. On September 21, 2006, we paid $160,000 based on the completion of the first milestone in the agreement.

The advanced funds will be recovered as we purchase new digital imaging systems in accordance with the specified quotas. The quota mandates that we purchase a minimum amount of the new digital imaging systems each year. If we fail to satisfy our quota obligation, then we may pay MediVision the gross profit on the shortfall units to maintain exclusivity in the agreed upon territory. If no such shortfall payment is made, such failure to meet the quota will constitute a material breach and MediVision may terminate the exclusivity provision or the entire agreement. The quotas for 2007, 2008, 2009, and 2010 are 50, 70, 80, and 90 units, respectively, and will be at least 95 units for each year thereafter. The initial term of the agreement is for ten years, which will be automatically renewed in one year periods. Either party may terminate the agreement with at least 6 months prior written notice, provided that, we meet the purchase quota. Cash payments made under this agreement for exclusive distribution rights have been capitalized and will be amortized over the term of the agreement.

At December 31, 2006, the Company had recorded approximately $99,000 of receivable and note due from MediVision as compared to $631,000 of receivable and note due from MediVision as of December 31, 2005. The changes are the result of cash payments and the net effect of other intercompany revenue and expense transactions.

Sales to MediVision during the fiscal years ended December 31, 2006 and 2005 totaled approximately $376,000 and $786,000, respectively. Sales derived from product shipments to MediVision are made at transfer pricing which is based on similar volume discounts that would be available to other resellers or distributors of the Company’s products.

During the year ended December 31, 2006 and 2005, the Company paid $1,115,000 and $667,400 to MediVision for research and development performed on behalf of the Company.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

6.	RELATED PARTY TRANSACTIONS (Continued)

CCS Pawlowski

The Company entered into an agreement with CCS Pawlowski GmbH (“CCS”), a German subsidiary of MediVision, whereas CCS will be a distributor for the Company in the Germany and Austria territories.

At December 31, 2006, the Company had recorded approximately $62,000 of amounts due from CCS, as compared to $60,000 due from CCS as of December 31, 2005.

Sales to CCS during the fiscal years ended December 31, 2006 and 2005 totaled approximately $399,000 and $215,000, respectively.

MediStrategy Ltd.

The Company has a service agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Noam Allon, a former Director of the Company, serving on the Board until December 2004. Under the terms of the agreement, MS provides services to the Company primarily in the business development field in ophthalmology, including business cooperation, mergers and acquisitions, identifying and analyzing new lines of business and defining new product lines or business opportunities to be developed. All services provided by MS are performed solely by Noam Allon.

In consideration for the services provided, the Company agreed to pay MS a monthly sum of $3,300. In addition, MS is to be paid a yearly performance bonus of up to $20,000 upon achievement of goals under the terms of the agreement determined by MS, Noam Allon and the Company’s Chairman of the Board. As of September 1, 2005, the monthly sum changed from $3,300 to $4,000, and the yearly performance bonus changed from $20,000 to $10,000. During the year ended December 31, 2005, MS earned fees of $42,400. MS was paid out $30,400 out of the $42,400 and the remainder remains accrued in other accrued liabilities (Note 4), and not yet paid, as of December 31, 2006. During the year ended December 31, 2006, MS earned fees of $48,000. This amount remains accrued, but not paid as of December 31, 2006.

Jonathan Adereth

Starting January 2005, Jonathan Adereth, a former director, serves as a consultant to the board of directors. The Company agreed to the following in connection with his service as a consultant. (i) to pay to Mr. Adereth, a monthly retainer of $2,000, (ii) to pay to Mr. Adereth a daily fee of $500 for physical attendance in meetings, and (iii) to reimburse Mr. Adereth for reasonable expenses incurred in connection with his services as a consultant to the Board of Directors.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

7.	LINE OF CREDIT

In May 2003, the Company entered into a $150,000 line of credit agreement with one of its banks, Wells Fargo, the line is secured by a pledged deposit with the bank totaling $159,514 at December 31, 2006. Advances on the line bear interest at prime (8.25% at December 31, 2006) with interest due monthly. The line matures on September 10, 2008.

8.	SHARE-BASED COMPENSATION

The Company has five stock-based compensation plans and Individual Stock Option Agreements. Options granted under these plans generally have a term of ten years from the date of grant unless otherwise specified in the option agreement. The plans generally expire ten years from the inception of the plans. Options granted under these agreements have a vesting period of three to four years. Incentive stock options under these plans are granted at fair market value on the date of grant and non-qualified stock options granted can not be less than 85% of the fair market value on the date of grant.

There were no new stock option plans approved during 2006.

A summary of the Company’s plans as of December 31, 2006 is presented below:

Plan Name	Options Authorized Per Plan	Plan Expiration	Options Outstanding	Range of Exercise Prices	Available for Future Grants
1997 Nonstatutory Plan	1,000,000	October 2002	60,000	$0.63 - $1.38
Individual Stock Option Agreements	126,360	November 1998	70,200	$0.63
2000 Option Plan	1,500,000	September 2010	1,333,333	$0.10 - $1.45	134,999
2003 Option Plan	750,000	October 2013	759,166	$0.68 - $1.96	0
2005 Option Plan	750,000	December 2015	0		750,000
			2,222,699		884,999

In calculating compensation recorded related to stock option grants for the year ended December 31, 2006, the fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option-pricing model and the following weighted average assumptions: dividend yield none; expected volatility of 88.54%, risk-free interest rate of 4.27%, and expected term (years) of 10. The computation of expected volatility used in the Black-Scholes-Merton option-pricing model is based on the historical volatility of our share price. The expected term is estimated based on a review of historical and future expectations of employee exercise behavior.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

8.	SHARE-BASED COMPENSATION (Continued)

In calculating compensation related to stock option grants, the fair value of each stock option is estimated on the date of grant using the Black–Scholes-Merton option pricing model and the following weighted average assumptions:

	2006	2005
Dividend Yield	None	None
Expected volatility	88.54%	90.78%
Risk-free interest rate	4.27	4.42
Expected term (years)	10	10

A summary of the changes in stock options outstanding under our equity-based compensation plans during the fiscal year ended December 31, 2006 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2006	2,107,543	$0.55	7.45	$2,845,183
Granted	190,000	$1.84	9.45	-
Exercised	(47,344)	$0.68	-	-
Forfeited/Expired	(27,500)	$1.21	-	-
Outstanding at December 31, 2006	2,222,699	$0.65	7.03	$5,890,152
Exercisable at December 31, 2006	1,798,407	$0.52	6.67	$4,999,571

Shares issued to non-employees reflected in the table above include 684,000 shares outstanding at January 1, 2006. No shares were granted or exercised and 1,000 shares lapsed during the year ended December 31, 2006, resulting in 683,000 shares outstanding and 578,042 exercisable at December 31, 2006 for non-employees.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

8.	SHARE-BASED COMPENSATION (Continued)

The weighted-average grant-date fair value of options granted during 2006 was $1.41. The weighted-average grant-date fair value of options calculated in accordance with FAS 123(R) granted during 2005 was $1.08. The total intrinsic value of options exercised during the years ended December 31, 2006 and 2005 was $74,265, and $67,358, respectively.

A summary of the status of nonvested shares at December 31, 2006 and changes during the year then ended, is presented below:

		Weighted
		Average
		Grant Date
	Shares	Fair Value
Non-vested shares at January 1, 2006	474,292	$ .71
Granted	190,000.68
Vested	(217,334)	.74
Forfeited/Expired	(22,666)	1.21

Non-vested shares at December 31, 2006	424,292	$ .99

Non-vested shares relating to non-employees reflected in the table above include 104,958 shares outstanding at January 1, 2006 and December 31, 2006.

As of December 31, 2006, there was $31,873 total unrecognized compensation cost related to non-vested options granted under the plans. That cost is expected to be recognized through 2009.

Cash received from warrant and stock option exercises for the years ended December 31, 2006, and 2005 was $32,080 and $48,929, respectively.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

9.	INCOME TAXES

During the fourth quarter of 2006, management reviewed the IRC section 382 limitation calculation within the federal net operation loss calculation, and determined that the stock price used to calculate the fair market value of the Company at that time did not reflect the true fair value of the Company. Upon further analysis and research, management used a range before and after the change of ownership to get an average stock price that more accurately reflects the fair value of the Company at the time. This increased our federal net operating loss carryover from approximately $2,028,000 to approximately $4,877,000 which expires between 2007 and 2020. We have no net operating loss carryforward for California state income tax purposes. In 2006, the Company used the federal tax credit carryforward of approximately $175,000. Due to changes in ownership which occurred in prior years, Section 382 of the Internal Revenue Code provides for significant limitations on the utilization of net operating loss carryforwards and tax credits. As a result of these limitations, a portion of these loss and credit carryovers may expire without being utilized.

We reclassified the net operating loss amount and valuation allowance in our 2005 footnote for presentation purposes to reflect the revised estimate of available federal NOL. The 2005 net operating loss carry forward increased from $1,019,000 to $1,988,000. This increased our deferred tax asset from $3,242,000 to $4,211,000, which increased our valuation allowance from $2,100,000 to $3,069,000.

The income tax (benefit) expense for the years ended December 31, 2006 and 2005 consisted of the following:

	Federal	State	Total
2006

Current	$ (53,000)	$70,000	$17,000
Deferred	841,000	95,000	936,000
Change in valuation allowance	(914,000)	(70,000)	(984,000)

Total income tax (benefit)	$(126,000)	$ 95,000	$(31,000)

2005

Current	$ 28,000	$14,000	$42,000
Deferred	154,000	155,000	309,000
Change in valuation allowance	(426,000)	22,000	(404,000)

Total income tax (benefit)	$ (244,000)	$ 191,000	$(53,000)

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

9.	INCOME TAXES (Continued)

The Company’s effective tax rate for the years ended December 31, 2006 and 2005 was (1)% and (3)%. The reconciliation of the statutory rate to the effective rate is as follows:

	2006	2005

Statutory rate	34%	34%

State income taxes, net of Federal benefit	6	6
Other	(10)	7
Utilization of net operating losses	(22)	(44)
Change in valuation allowance	9	(6)

Total	(1)%	(3)%

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2006	2005
Deferred tax assets:
Net operating loss carry forwards	$1,547,000	$1,988,000
Inventory reserves	649,000	964,000
Payroll related accruals	165,000	194,000
Warranty accrual	170,000	263,000
Sales and accounts receivable reserves	111,000	153,000
Uniform capitalization	37,000	42,000
Deferred revenue	536,000	362,000
AMT credit carryover	70,000	70,000
R&D credit carryover0175,000

Total deferred tax assets	3,285,000	4,211,000

Valuation allowance	(2,085,000)	(3,069,000)

Net deferred tax assets	1,200,000	1,142,000

Deferred tax liabilities:
Depreciation	(28,000)	(18,000)

Net deferred tax assets	$1,172,000	$1,124,000

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

9.	INCOME TAXES (Continued)

At December 31, 2006 and 2005, management reviewed recent operating results and projected future operating results. At the end of each of these years, management determined that it was more likely than not that a portion of the deferred tax assets attributable to net operating losses would likely be realized. In order to realize our tax asset in 2006 and 2005, we needed to evaluate whether we will more likely than not be able to realize our deferred tax asset for 13 and 14 years ahead, respectively. We were not profitable for seventeen consecutive years between 1984 and 2000. We became profitable in 2001 and have been profitable for the last five years. There is significant uncertainty in projecting future profitability due to the history of our business, and the rapidly changing medical technology market that we are in. In 2006, we made an assessment that we will be able to use five years of capped net operating losses in the future, and projected taxable income in 2007. In 2006, we did not have enough available information to look beyond the year 2012 when assessing the amount of deferred tax assets that are more likely than not to be used. In 2005, we made an assessment that we will be able to use five years of capped net operating losses in the future and projected taxable income in 2006. In 2005, we did not have enough available information to look beyond the year 2011 when assessing the amount of deferred tax assets that are more likely than not to be used. Forming a conclusion that a valuation allowance is not needed is difficult if there is a history of losses, especially if the losses were not due to an extraordinary item. In the fourth quarter of every fiscal year, we participate in the industry’s largest tradeshow of the year, which results in approximately 25% of our revenue generated in the last month of the fiscal year. This tradeshow substantially influences the outcome of our profitability for that year, as well as gives us an indication of the years to come. We consider the sales data from this period and the general market response to our new products when preparing our evaluation of our valuation allowance. Due to the Company’s limited history of profitable operations, management has recorded a valuation allowance of $2,085,000 and $3,069,000 at December 31, 2006 and 2005, respectively. The amount of the valuation allowance will be adjusted in the future if management determines that it is more likely than not the deferred assets will be realized.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

10.	COMMITMENTS AND CONTINGENCIES

Security Interest

In December 2002, the Company granted a security interest in substantially all assets of the Company to the United Mizrahi Bank Ltd. Bank, as security for amounts borrowed by MediVision from the bank and advanced to the Company under the note agreements (Note 6).

Equity Line of Credit

On December 28, 2004, the Company entered into an investment agreement with Dutchess Private Equities Fund II, LP (Dutchess) providing for an equity line of credit. Pursuant to the investment agreement, Dutchess had agreed to provide the Company with up to $9,000,000 of funding during the thirty month period beginning on the date that a registration statement the Company agreed to file providing for the resale of the shares of common stock issuable under the investment agreement was declared effective by the Securities and Exchange Commission. On October 18, 2006 the Company withdrew it’s registration statement, effectively terminating the agreement with Dutchess.

Operating Leases

The Company leases its corporate headquarters and manufacturing facility under a noncancellable operating lease that expires in June 2009. The lease agreement provides for minimum lease payments of $141,611 for the year ended December 31, 2007, $146,546 for the year ended December 31, 2008, and $75,833 for the year ended December 31, 2009.

Rental expense charged to operations for all operating leases was approximately $106,000 during the years ended December 31, 2006 and 2005.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

11.	WARRANTS

During 2006, Laurus converted 375,000 of common stock warrants for $538,250.

Warrant activity for the years ended December 31, 2006 and 2005 is summarized as follows:

	2006		2005
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price
Outstanding at beginning of year	688,000	$1.53	688,000	$1.53
Exercised	375,000	$1.44	-	-
Outstanding at end of year	313,000	$1.64	688,000	$1.53
Currently exercisable	313,000	$1.64	688,000	$1.53

There were 313,000 warrants outstanding and exercisable as of December 31, 2006 with a weighted average remaining contractual life of 2.32 years, a weighted average exercise price of $1.64. The warrants were issued in conjunction with the debt offerings for Laurus Master Fund. The warrants outstanding on December 31, 2006 expire on April 27, 2009. The intrinsic value of the warrants exercised in 2006 was $427,500 and the intrinsic value of warrants outstanding at December 31, 2006 was $519,580.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

11.	WARRANTS (Continued)

The following tables present unaudited pro forma condensed combined financial data that reflects the proposed merger of MediVision and OIS. Currently, MediVision is the parent Company of OIS and owns 56% of outstanding shares of OIS. OIS and MediVision are proposing to combine the two companies, whereby MediVision will become a wholly owned subsidiary of OIS. OIS has formed MV Acquisitions Ltd., an Israeli corporation and wholly-owned subsidiary (“Merger Sub”), which will be merged with and into MediVision pursuant to the Israeli Companies Law of 1999, with MediVision as the surviving corporation. In the merger, each outstanding ordinary share of MediVision will be exchanged into 1.66 shares of OIS’ common stock, no par value. On March 25, 2008, OIS, MediVision and Merger Sub entered into a merger agreement, providing for the merger as described.

This information is derived from and should be read in conjunction with the historical financial statements and notes thereto of MediVision and OIS that are included in this joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements assume that the mergers are accounted for using a method similar to the pooling method.

The unaudited pro forma condensed combined financial data are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the merger or the other transactions described above been consummated as of January 1, 2006, January 1, 2007, December 31, 2007, or March 31, 2008.

The pro forma financials that are being presented are the unaudited consolidated balance sheets of OIS at March 31, 2008 and December 31, 2007, the unaudited consolidated condensed statement of income for the year ended December 31, 2007 and the three months ended March 31, 2008. OIS presents their results under U.S. GAAP. When MediVision consolidates OIS’s results into their financials, they convert OIS’s results to IFRS, International Reporting Foreign Standards. The pro forma financials presented are adjusting from MediVision’s audited consolidated financials (with OIS as a subsidiary), to OIS pro forma financials (with MediVision as a subsidiary). The adjustments presented are broken out to show adjustments due to changes from IFRS to U.S. GAAP and adjustments due to the transaction.

The following tables present unaudited pro forma condensed combined financial data that reflects the proposed merger of MediVision and OIS. Currently, MediVision is the parent Company of OIS and owns 56% of outstanding shares of OIS. OIS and MediVision are proposing to combine the two companies, whereby MediVision will become a wholly owned subsidiary of OIS. OIS has formed MV Acquisitions Ltd., an Israeli corporation and wholly-owned subsidiary (“Merger Sub”), which will be merged with and into MediVision pursuant to the Israeli Companies Law of 1999, with MediVision as the surviving corporation. In the merger, each outstanding ordinary share of MediVision will be exchanged into 1.66 shares of OIS’ common stock, no par value. On March 25, 2008, OIS, MediVision and Merger Sub entered into a merger agreement, providing for the merger as described.

This information is derived from and should be read in conjunction with the historical financial statements and notes thereto of MediVision and OIS that are included in this joint proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements assume that the mergers are accounted for as a downstream merger according to Accounting Interpretation No. 26 to APB No. 16. In a "downstream" merger the effect of the transaction is that the stockholder group is increased by the acquisition of the former minority shareholders of the subsidiary. The transaction should be accounted for as if the surviving company were the parent, rather than the subsidiary.

The unaudited pro forma condensed combined financial data are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the merger or the other transactions described above been consummated as of January 1, 2006, January 1, 2007, December 31, 2007, or March 31, 2008.

The pro forma financials that are being presented are the unaudited consolidated balance sheets of OIS at March 31, 2008 and December 31, 2007, the unaudited consolidated condensed statement of income for the year ended December 31, 2007 and the three months ended March 31, 2008. OIS presents their results under U.S. GAAP. When MediVision consolidates OIS’ results into their financials, they convert OIS’ results to IFRS, International Reporting Foreign Standards. The pro forma financials presented are adjusting from MediVision’s audited consolidated financials (with OIS as a subsidiary), to OIS pro forma financials (with MediVision as a subsidiary). The adjustments presented are broken out to show adjustments due to changes from IFRS to U.S. GAAP and adjustments due to the transaction.

OPHTHALMIC IMAGING SYSTEMS

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2007

		Historical MediVision		Adjustments to reconcile to U.S. GAAP				Adjustments due to transaction		Pro forma combined

	Historical OIS					MediVision after conversion to U.S. GAAP
ASSETS

Current assets:
Cash and cash equivalents	$7,630,284	$7,992,329	$			$7,992,329	$			$7,992,329
Accounts receivable, net of allowance for doubtful accounts of $204,664	2,933,150	3,472,105				3,472,105				3,472,105
Inventories	746,342	1,198,230				1,198,230				1,198,230
Prepaid expenses and other current assets	1,654,604	701,782				701,782				701,782
Deferred tax assets	1,342,000	1,342,000				1,342,000				1,342,000
Total current assets	14,306,380	14,706,446				14,706,446				14,706,446

Restricted cash	168,218	168,218				168,218				168,218
Furniture and equipment, at cost, net	416,838	575,755				575,755				575,755
Goodwill and other assets	1,795,459	6,011,631		-1,248,415	A	4,763,216		-2,750,783	C	2,012,435
Total assets	$16,686,895	$21,462,050		$-1,248,415		$20,213,635		$-2,750,783		$17,462,854

(Continued)

OPHTHALMIC IMAGING SYSTEMS

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

For the Year Ended December 31, 2007

LIABILITIES AND STOCKHOLDERS EQUITY	Historical OIS	Historical MediVision		Adjustments to reconcile to U.S. GAAP		MediVision after conversion to U.S. GAAP		Adjustments due to transaction		Pro forma combined
Current liabilities:
Accounts payable	$726,573	$1,728,288	$			$1,728,288	$			$1,728,288
Accounts payable – other	3,097,063	4,313,550				4,313,550				4,313,550
Notes payable - current portion	1,029,643	2,860,957				2,860,957				2,860,957
Total current liabilities	4,853,279	8,902,795				8,902,795				8,902,795

Line of credit	150,000	150,000				150,000				150,000
Accrued severance pay	-	170,558				170,558				170,558
Notes payable, less current portion	1,564,226	2,514,551				2,514,551				2,514,551

Total liabilities	$6,567,505	$11,737,904	$			$11,737,904	$			$11,737,904

Minority Interest	-	4,687,344				4,687,344		-3,739,278	D	948,066
Stockholders’ equity:
Share capital	16,474,720	8,775,604				8,775,604		1,740,496	E	10,516,100
Capital reserve		-178,612				-178,612				-178,612
Additional paid in capital	191,104	164,924				164,924				164,924
Accumulated deficit	-6,546,434	-3,725,114		-1,248,414	A	-4,973,528		-752,000	F	-5,725,528

Total stockholders’ equity	$10,119,390	$9,724,146		$-1,248,414		$8,475,732		$-2,750,782		$4,776,884

Total liabilities and stockholders’ equity	$16,686,895	$21,462,050		$-1,248,414		$20,213,636		$-2,750,782		$17,462,854

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2007

	Historical OIS	Historical MediVision		Adjustments to reconcile to U.S. GAAP		MediVision after conversion to U.S. GAAP		Adjustments due to transaction		Pro forma combined
Revenues:
Net sales	$14,489,044	$16,321,921	$			$16,321,921	$			$16,321,921
Cost of sales	6,265,695	7,050,802				7,050,802				7,050,802

Gross profit	8,223,349	9,271,119		-		9,271,119				9,271,119

Operating expenses:
Sales and marketing	3,494,926	4,234,810				4,234,810				4,234,810
General and administrative	1,684,751	2,491,876				2,491,876				2,491,876
Research and development	1,631,220	2,029,578		1,141,523	B	3,171,101				3,171,101

Total operating expenses	6,810,897	8,756,264		1,141,523		9,897,787		0		9,897,787

Income from operations	1,412,452	514,855		-1,141,523		-626,668		0		-626,668

Other income (expense)	141,104	-308,634				-308,634		62,000	G	-246,634

Net income before provision for income tax (expense) benefit	1,553,556	206,221		-1,141,523		-935,302		62,000		-873,302

Provision for income tax (expense) benefit	-940	-7,679				-7,679				-7,679

Profit before minority interest	1,552,616	198,542		-1,141,523		-942,981		62,000		-880,981

Minority Interest		675,289				675,289		-690,000	H	-14,711

Net income	$1,552,616	$-476,747		$-1,141,523		$-1,618,270		$752,000	F	-866,270

Basic earnings per share	$0.09									$-0.05

Shares used in the calculation of basic earnings per share	16,682,773									16,682,773

Diluted earnings per share	$0.09									$-0.05

Shares used in the calculation of diluted earnings per share	18,023,500									18,023,500

OPHTHALMIC IMAGING SYSTEMS

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.                   Adjustments of MediVision’s audited consolidated financial statements from IFRS to U.S. GAAP. The following adjustments are included in the unaudited pro forma condensed combined financial statements:

(A)

Represents the expensing of the capitalized asset on the balance sheet to date under IFRS related to research and development expenses for the IRI product (according to U.S. GAAP, we need to expense these costs) of $2,479,741, capitalization of merger related costs of $527,327 under U.S. GAAP (IFRS does not allow for this capitalization), and the increase to Goodwill of $704,000 due to the change in amortization rules between IFRS and GAAP (IFRS allowed MediVision to amortize through 2004; GAAP only allows for amortization through 2001). This entry that is done for this is a decrease in (credit to) goodwill and other assets of $1,248,414, and an increase in (debit to) accumulated deficit of $1,248,414.

(B)

Expenses capitalized under IFRS related to IRI research and development. According to U.S. GAAP, these expenses need to be expensed. The entry that is done for this is an increase in (debit to) research and development expenses of $1,141,523 on the income statement and a decrease in (credit to) net income of $1,141,523.

2.	Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(C)

Represents the change in goodwill due to the merger of $2,750,783. The entry that is done for this is goodwill is reduced by (credit of) $2,750,783, share capital is increased by (credit of) $1,740,496, and minority interest is reduced by (debit of) $4,491,278.

In Accounting Interpretation No. 26 to Accounting Principles Board Opinion No. 16 [(Current Text Sections B50.593-.596)], concerning the acquisition of minority interest, the following statement appears:

“Whether a parent acquires the minority or a subsidiary acquires its parent, the end result is a single shareholder group, including the former minority shareholders, owning the consolidated net assets.

In a “downstream” merger the effect of the transaction is that the stockholder group is increased by acquisition of the former minority shareholders of the subsidiary. The transaction should be accounted for as if the surviving company were the parent, rather than the subsidiary. The subsidiary should, therefore, adjust its accounts to reflect any difference between the parent’s equity and unamortized cost to the parent of its investment in the subsidiary (including the effect of any difference between the fair value of the stock held by minority shareholders at date of the combination and the net equity position of such minority in the surviving company).

The stockholders’ equity of the surviving company should be adjusted to reflect the stockholders’ equity of the former parent, after giving effect to acquisition of the former minority interest. If the resulting capital account is less than the par or stated value of the capital stock of the survivor, an appropriate transfer must be made from retained earnings.

Whether the former parent or the former subsidiary is the surviving company is a legal matter, not an accounting matter and, therefore, is not subject to Accounting Principles Board pronouncements. Accounting for the transaction, however, should follow the substance of the transaction. The accounting for the surviving company should, therefore, be the same whether it is the parent or the subsidiary that survives.”

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

In accordance with APB No. 16, we calculated the change in goodwill at December 31, 2007 as follows:

Shares to be issued by OIS

OIS Number of shares	16,866,831
MediVision Shares in OIS	9,380,843	56%
OIS Share value	$ 0.37 / share
MV Number of shares	8,484,872

Exchange ratio per agreement	$ 1.66

Shares to be issued for MV shares	14,084,888
Treasury shares	9,380,843

Total new shares	4,704,045

Table 2: Calculation of new Goodwill

Payment (By shares issuance)

Shares to Issued			14,084,888
OIS Value per share			$0.37

Total payment			$5,211,408
Treasury shares			$3,470,912
“Net” Payment			$1,740,496

OIS Equity			$10,119,390

Purchase %	44.38%		$4,491,278

Additional new Goodwill			($2,750,782)

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

(D)

Represents the net change in minority interest due to the merger. This change is to eliminate the minority interest ownership of OIS from MediVision’s consolidated financial statements. The $4,491,278 is the minority interest accumulated to date in the stockholders section of the balance sheet that needs to be backed out. The $752,000 is the effect of the minority interest for the current year being backed out from the current year’s profit and loss. This change is the net effect of the journal entries done in C and F. This net effect is calculated at December 31, 2007 as follows:

OIS Equity	12/31/2007	$10,119,390
Purchase %	44.38%	($4,491,278)
Less: change in net income due to merge (see F)		752,000
Net change in minority interest		(3,739,278)

(E)

Represents the total increase of share capital resulting from shares issuance to OIS minority due to the merger. This change is the net effect of the journal entry done in C. This net effect is calculated at December 31, 2007 as follows:

Payment (By shares issuance)

Shares to Issued (Calculated by taking the number of outstanding MediVision shares at 12/31/07 – 8,484,872*1.66 (conversion ratio)=14,084,888)	14,084,888
OIS Value per share	$0.37

Total payment	$5,211,408
Treasury shares	$3,470,912
“Net” Payment	$1,740,496

(F)	Represents the change in accumulated deficit and net income due to the merger. This change is the net effect of the journal entries done in G and H. The net effect is calculated as follows:

Change in other income (exp)	See G	$ (62,000)
Change in minority interest	See H	(690,000)

Change in accumulated deficit/net income		($752,000)

(G)

Represents the change in other income (expense) due to the merger calculated at December 31, 2007. The change in other income (expense) is due to the gain on the sale of OIS shares to third parties in the market of ($62,000). The entry that needs to be done is an increase in other expense (debit to) of $62,000 and an increase in (credit to) accumulated deficit in the stockholders section of the balance sheet.

(H)

Represents the change in minority interest, accumulated deficit, and net income due to the merger. This entry is done to add back the minority interest that MediVision deducts from their consolidated financials related to OIS. The entry that is done for this is a decrease in (debit to) accumulated deficit of $690,000 and an increase to (credit to) minority interest. This is calculated at December 31, 2007 as follows:

Net income OIS		$1,552,616
% owned by MediVision	12/31/2007	44.38%
Addition back to financials		$690,000

OPHTHALMIC IMAGING SYSTEMS

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2008

	Historical OIS	Historical MediVision	Adjustments to reconcile to U.S. GAAP		MediVision after conversion to U.S. GAAP	Adjustments due to transaction		Pro forma combined
ASSETS

Current assets:
Cash and cash equivalents	5,559,490	5,935,163			5,935,163			5,935,163
Accounts receivable, net of allowance for
doubtful accounts of $196,579	2,905,924	2,972,200			2,972,200			2,972,200
Inventories	1,094,508	1,641,266			1,641,266			1,641,266
Prepaid expenses and other current assets	2,358,711	791,324			791,324			791,324
Deferred tax assets	1,238,000	1,238,000			1,238,000			1,238,000
Total current assets	13,156,633	12,577,953			12,577,953			12,577,953

Restricted cash	169,555	169,555			169,555			169,555
Furniture and equipment, at cost, net	424,911	581,339			581,339			581,339
Goodwill and other assets	2,690,441	6,928,272	-1,191,564	A	5,736,708	-2,630,845	B	3,105,863
Total assets	16,441,540	20,257,119	-1,191,564		19,065,555	-2,630,845		16,434,710

(Continued)

OPHTHALMIC IMAGING SYSTEMS

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS EQUITY	Historical OIS	Historical MediVision	Adjustments to reconcile to U.S. GAAP		MediVision after conversion to U.S. GAAP	Adjustments due to transaction		Pro forma combined
Current liabilities:
Accounts payable	853,328	1,441,978			1,441,978			1,441,978
Accounts payable – other	2,971,547	4,217,207			4,217,207			4,217,207
Notes payable - current portion	1,023,558	3,192,294			3,192,294			3,192,294
Total current liabilities	4,848,433	8,851,479	-		8,851,479			8,851,479

Line of credit	150,000	150,000			150,000			150,000
Accrued severance pay	-	186,710			186,710			186,710
Notes payable, less current portion	1,593,948	2,194,912			2,194,912			2,194,912
Total liabilities	6,592,381	11,383,101	-		11,383,101			11,383,101

Minority Interest	-	4,594,655			-4,494,637	-4,618,776	C	100,018

Stockholders’ equity:
Share capital	16,482,288	8,768,676			8,768,676	1,740,496	D	10,509,172
Capital reserve		-99,920			-99,920			-99,920
Additional paid in capital	191,104	191,104			191,104			191,104
Accumulated deficit	-6,824,233	-4,580,497	-1,191,564	A	-5,772,061	123,296	E	-5,648,765
Total stockholders’ equity	9,849,159	8,874,018	-1,191,564		7,682,454	-2,630,845		5,051,609
Total liabilities and stockholders’ equity	16,441,540	20,257,119	-1,191,564		19,065,555	-2,630,845		16,434,710

The accompanying notes are an integral

part of these financial statements.

OPHTHALMIC IMAGING SYSTEMS

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the three months ended March 31, 2008

	Historical OIS	Historical MediVision		Adjustments to reconcile to U.S. GAAP	MediVision after conversion to U.S. GAAP		Adjustments due to transaction		Pro forma combined
Revenues:
Net sales	3,147,693	$3,601,360	$		$3,601,360	$			$3,601,360
Cost of sales	1,543,832	1,774,883			1,774,883				1,774,883

Gross profit	1,603,861	1,826,477		-	1,826,477				1,826,477
Operating expenses:
Sales and marketing	944,009	1,196,920			1,196,920				1,196,920
General and administrative	466,165	747,654			747,654				747,654
Research and development	436,978	578,583			578,583				578,583
Total operating expenses	1,847,152	2,523,157		-	2,523,157		-		2,523,157
Income from operations	-243,291	-696,680		-	-696,680		-		-696,680

Other expense	33,223	204,347			204,347				204,347

Net income before provision for income tax (expense) benefit	-276,514	-901,027		-	-901,027		-		-901,027

Provision for income tax (expense) benefit	1286	13,162			13,162				13,162
Profit before minority interest	-277,800	-914,189		-	-914,189		-		-914,189

Minority Interest		-117,868			-117,868		-123,296	E	5,248
Net income	-277,800	$-796,321		$-	$-796,321		$-123,296	E	-919,617

Basic earnings per share	-0.02								-0.05

Shares used in the calculation of basic earnings per share	16,866,831								16,866,831

Diluted earnings per share	-0.02								-0.05

Shares used in the calculation of diluted earnings per share	17,103,385								17,103,385

OPHTHALMIC IMAGING SYSTEMS

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Adjustments of MediVision’s audited consolidated financial statements from IFRS to U.S. GAAP

The following adjustments are included in the unaudited pro forma condensed combined financial statements:

(A)

Represents the expensing of the capitalized asset on the balance sheet to date under IFRS related to research and development expenses for the IRI product (according to U.S. GAAP, we need to expense these costs) of $2,479,741, capitalization of merger related costs of $584,178 under U.S. GAAP (IFRS does not allow for this capitalization), and the increase to Goodwill of $704,000 due to the change in amortization rules between IFRS and GAAP (IFRS allowed MediVision to amortize through 2004; GAAP only allows for amortization through 2001). The entry that is done for this is a decrease in (credit to) goodwill and other assets on the balance sheet of $1,191,564, and an increase in (debit to) accumulated deficit in the stockholders equity section of the balance sheet of $1,191,564.

2.	Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(B)

Represents the change in goodwill due to the merger of $2,630,845. The entry that is done for this is goodwill and other assets on the balance sheet is reduced by (credit of) $2,630,845, share capital in the stockholders equity section of the balance sheet is increased by (credit of) $1,740,496, and minority interest in the asset section of the balance sheet is reduced by (debit of) $4,371,341.

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

The change in goodwill is calculated at March 31, 2008 as follows:

Shares to be issued by OIS

OIS Number of shares	16,866,831
MediVision Shares in OIS	9,380,843	56%
OIS Share value	$ 0.37 / share
MV Number of shares	6,807,299

Exchange ratio per agreement	$ 1.66

Shares to be issued for MV shares	14,084,888
Treasury shares	9,380,843

Total new shares	4,704,045

Table 2: Calculation of new Goodwill

Payment (By shares issuance)

Shares to Issued			14,084,888
OIS Value per share			$0.37
Exchange rate			$1.00

Total payment			$5,211,408
Treasury shares			$3,470,912
“Net” Payment			$1,740,496

OIS Equity	3/31/08		$9,849,158

Purchase %	44.38%		$4,371,341

Additional new Goodwill			($2,630,845)

OPHTHALMIC IMAGING SYSTEMS

NOTES TO FINANCIAL STATEMENTS

(Continued)

(C)	Represents the net change in minority interest due to the merger. This change is the net effect of the journal entries done in B & E. This net effect is calculated at March 31, 2008 as follows:

OIS Equity	3/31/2008	$9,849,158
Purchase %	44.38%	($4,371,341)
Less: change in net income due to merger (see E)		123,296
Net change in minority interest		(4,494,637)

(D)

Represents the total increase of share capital resulting from shares issuance to OIS minority due to the merger. This change is the net effect of the journal entry done in B. This net effect is calculated at March 31, 2008 as follows:

Payment (By shares issuance)

Shares to Issued	14,084,888
OIS Value per share	$0.37

Total payment	$5,211,408
Treasury shares	$3,470,912
“Net” Payment	$1,740,496

(E)

Represents the change in minority interest, accumulated deficit, and net income due to the merger. This entry is done to add back the minority interest that MediVision deducts from their consolidated financials related to OIS. The entry that is done for this is an increase in (credit to) accumulated deficit in the stockholders section of the balance sheet of $123,296 and a decrease to (debit to) minority interest in the income statement. This is calculated at March 31, 2008 as follows:

Net income OIS		($ 277,800)
% owned by MediVision	12/31/2007	44.38%
Addition back to financials		($ 123,296)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying financial statements of MediVision Medical Imaging Ltd and its subsidiaries (“the Group”), which comprise the consolidated balance sheet as of December 31, 2007 and the consolidated statements of operations, statement of changes in equity and consolidated statement of cash flows for the years then ended, and a summary of significant accounting policies and other explanatory notes.

The financial statements of the Company as of December 31, 2006 and for the year then ended were audited by other independent auditors whose report dated March 20, 2007 expressed an unqualified opinion.

We did not audit the financial statements of certain subsidiaries, whose assets constitute approximately 68% of total consolidated assets as of December 31, 2007 and whose revenues constitute approximately 97% of total consolidated revenues for the year ended December 31, 2007. The financial statements of those companies (before reconciliation in 2007 to International Financial Reporting Standards) were audited by other independent auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for those companies, is based on the reports of the other independent auditors.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts (including the Group’s reconciliation in 2007 of the financial statements of the aforementioned subsidiaries to International Financial Reporting Standards.) and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate for the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained, and the reports of the other independent auditors, are sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, based on our audit and the reports of the other independent auditors, the consolidated financial statements give a true and fair view of the financial position of the Group as of December 31, 2007, and of its financial performance and its cash flows for the year then ended, in accordance with International Financial Reporting Standards.

Tel-Aviv, Israel

March 25, 2008

Fahn Kanne & Co.

Certified Public Accountants (Isr.)

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED BALANCE SHEETS

		US dollars
		December 31,
(in thousands)	Note	2007	2006

A S S E T S
Current assets
Cash and cash equivalents		7,992	6,719
Restricted cash		168	160
Accounts receivable:
Trade, net	3A	3,472	3,486
Other accounts receivable	3B	702	279
Inventories	4	1,198	1,085
Total current assets		13,532	11,729

Property and equipment, net	5	575	506

Deferred tax assets	13E	1,342	1,172

Goodwill and other assets	6	6,012	4,721

Total assets		21,461	18,128

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED BALANCE SHEETS

		US dollars
		December 31,
(in thousands)	Note	2007	2006

SHAREHOLDERS’ LIABILITY AND EQUITY
Current liabilities
Short-term bank credit and other current liabilities	7	2,862	1,316
Trade payables		1,728	1,611
Other accounts payable	8	4,314	4,395
Total current liabilities		8,904	7,322

Long-term liabilities
Long-term loans, net of current maturities	9	2,663	1,206
Long-term employee benefits		171	201
Total long-term liabilities		2,834	1,407
Total liabilities		11,738	8,729

Shareholders’ equity	11
Equity attributable to equity holders of the parent:
Ordinary shares of NIS 0.1 par value each:
Authorized: 10,000,000 shares as of December 31, 2007 and 2006
Issued and outstanding: 6,807,299 shares as of December 31, 2007 and 2006		165	165
Additional paid-in capital		8,775	8,563
Capital reserve		(311)	(311)
Foreign currency translation differences		132	-
Accumulated deficit		(3,725)	(2,723)
		5,036	5,694
Minority interest		4,687	3,705
Total equity		9,723	9,399

Total liabilities and shareholders’ equity		21,461	18,128

Gabriel Bouganim Director of Finance	Noam Allon Director and Chief Executive Officer

Date of approval: March 25, 2008

		US dollars
		Year ended December 31,
(in thousands except per share data)	Note	2007	2006

Sales	12A	16,322	17,439
Cost of sales	12B	7,051	7,257
Gross profit		9,271	10,182

Operating expenses:
Research and development expenses	12C	2,030	2,088
Selling and marketing expenses	12D	4,235	4,436
General and administrative expenses	12E	2,492	2,435
Total operating expenses		8,757	8,959

Operating income		514	1,223
Financial expenses, net	12F	234	149
Profit before other income		280	1,074
Other income (loss), net	12G	(72)	1,508
Profit before taxes on income		208	2,582
Income tax expense	13, 12H	8	16
Net Profit for the year		200	2,566

Attributed to:
Equity holders of the parent		(475)	1,623
Minority interest		675	943
		200	2,566

Basic earnings per share (in Dollars)	12I	(0.068)	0.24

Diluted earnings per share (in Dollars)	12I	(0.064)	0.21

The accompanying capital notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	US dollars
	Attributable to equity holders of the parent
	Share Capital	Additional paid-in capital	Capital reserve	Foreign currency translation differences	Accumulated deficit	Total	Minority interests	Total equity
(in thousands)
Balance at January 1, 2006	165	8,506	(311)	-	(4,346)	4,014	1,681	5,695
Conversion of a note and exercise of options into common stock of a subsidiary	-	-	-	-	-	-	1,060	1,060
Cost of share-based payment	-	57	-	-	-	57	21	78
Net profit	-	-	-	-	1,623	1,623	943	2,566
Balance at December 31, 2006	165	8,563	(311)	-	(2,723)	5,694	3,705	9,399
Warrants, equity component of convertible loans issued by subsidiary and exercise of options into common stock of a subsidiary	-	106	-	-	-	106	271	377
Change in capital structure expenses (**)	-	-	-	-	(527)	(527)	-	(527)
Foreign currency translation differences	-	-	-	132	-	132	21	153
Cost of share-based payment	-	106	-	-	-	106	15	121
Net profit	-	-	-	-	(475)	(475)	675	200
Balance at December 31, 2007	165	8,775	(311)	132	(3,725)	5,036	4,687	9,723

(*)	Less than $1.

(**)	See note 19(2)

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

		US dollars
		Year ended December 31,
(in thousands)	Note	2007	2006

Cash Flows From Operating Activities:
Net profit for the year		200	2,566
Adjustments for:
Depreciation and amortization		227	198
Gain on the sale and issuance of shares of a subsidiary		-	(1,526)
Gain on issuance of shares of a subsidiary		53	-
Deferred taxes, net		(170)	(48)
Cost of share-based payment		121	78
Accretion of convertible loan		64	-
Other		(6)	41
		489	1,309
Changes In Operating Assets And Liabilities:
Decrease (increase) in trade receivables		42	(285)
Decrease (increase) in other accounts receivable and prepaid expenses		(423)	148
Increase in inventories		(106)	(443)
Increase in trade payables		110	873
Decrease in other accounts payable and accrued expenses		(92)	(88)
Net cash provided by operating activities		20	1,514

Cash Flows From Investing Activities:
Purchase of property and equipment		(216)	(396)
Proceeds from the sale of shares of subsidiary		-	1,772
Proceeds from the sale of property and equipment		-	5
Additions to intangible assets		(1,261)	(1,494)
Net cash used in investing activities		(1,477)	(113)

Cash Flows From Financing Activities:
Receipt of convertible loan from shareholder		550	-
Receipt of long-term loans		500	750
Repayment of long-term loans		(688)	(1,219)
Proceeds from exercise of options and conversion of warrants by the minority shareholders of a subsidiary		186	570
Change in capital structure expenses		(527)	-
Receipt of convertible loan		2,750	-
Net cash provided by financing activities		2,771	101

Increase in cash and cash equivalents		1,314	1,502
Net foreign exchange differences		25	-
Cash and cash equivalents at beginning of the year	15	6,466	4,964
Cash and cash equivalents at the end of the year	15	7,805	6,466

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont.)

	US dollars
	Year ended December 31,
(in thousands)	2007	2006

Supplementary Information:
Cash paid during the year for interest	187	173

Income taxes	237	76

Supplemental schedule of non-cash activities:
Repayment of notes payable and interest through conversion into common stock of a subsidiary	-	690

Long-term loans for purchase of property and equipment	52	20

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1	-	GENERAL

A.

Medivision Medical Imaging Ltd. (“the Company”), an Israeli corporation located in Yokneam, was incorporated and commenced business operations in June 1993. The Group is primarily engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancements and analysis software and related products and services for use by practitioners in the ocular healthcare field. The principal markets of the Company are located in the United States (see Note 12a).

The Company’s shares are traded on the EURO.NM market in Belgium.

B.	Definitions:

“The Company”	-	Medivision Medical Imaging Ltd.
“Subsidiaries”	-	Companies whose financial statements are fully consolidated with those of the Company.
“The Group”	-	The Company and its subsidiaries.
“OIS”	-	Ophthalmic Imaging Systems.

OIS is a company incorporated in Sacramento, California, USA, whose shares are traded over the counter on the NASDAQ (OISI.OB). As of December 31, 2007, the Company owns 56% of OIS’s outstanding common stock. (See also Note 16).

“CCS”	-

CCS Pawlowski GmbH. (CCS), a company incorporated in Jena, Germany. CCS designs, develops, manufactures and markets ophthalmic digital imaging and image enhancement systems. The Company currently owns 63% of CCS’s outstanding common stock. (See Note 6C).

“CPI”	-	The Consumer Price Index as published by the Central Bureau of statistics in Israel.
“NIS”	-	New Israeli Shekels.
“Dollar” or “$”	-	U.S. Dollar.
“Euro” or “€“	-	European currency.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS).

The consolidated financial statements have been prepared on the historical cost basis except for certain items that are measured at fair value.

A.	Changes in accounting policies

The accounting policies adopted are consistent with those of the previous financial year except that the Group has adopted the following amended IFRS in 2007:

1.

In accordance with the amendment of IAS 1 Presentation of Financial Statements, Granthor now reports on it capital managements objectives, policies and procedures in each annual financial report. The new disclosures that became necessary due to this change in IAS 1 can be found in note 18.

2.

IFRS 7 Financial Instruments: Disclosures is mandatory for reporting periods beginning on January 1, 2007 or later. The new Standard replaces and amends disclosure requirements previously set out in IAS 32 Financial Instruments: Presentation and Disclosures and has been adopted early by the Group in its 2007 consolidated financial statements. Disclosures relating to financial statements, including comparative information, have been updated to reflect the new requirements.

The first time application of IFRS 7 has not resulted in any prior-period adjustments of cash-flows, net income or balance sheet line items (see note 17).

B.	Use of Estimates

The preparation of financial statements in accordance with IFRS requires estimates and assumptions by Company Management. Management is not presently aware of any significant uncertainty in applying these estimates that might result in material changes in the carrying amounts of assets and liabilities within the next financial year.

C.	Financial statements in U.S. Dollars:

1.

The majority of the Group’s sales are denominated in Dollars and the majority of the Group’s costs are incurred in Dollars or linked thereto. Accordingly, the Company has determined the Dollar as the currency of its primary economic environment, and thus as its functional and presentation currency in accordance with IAS 21.

The financial currency of a certain subsidiary is the Euro, which is the currency of the economic environment in which that subsidiary operates. Gains and losses from the translation of the subsidiary’s financial statements to dollars are reflected in shareholders’ equity under “foreign currency translation differences”.

2.

Transactions and balances originally denominated in Dollars are presented at their original amounts. Balances in non-Dollar currencies are translated into Dollars using historical and current exchange rates for non-monetary and monetary balances respectively. For non-Dollar transactions reflected in the statement of operations, the exchange rates prevailing at the date of the transaction are used. Depreciation and changes in inventories deriving from non-monetary items are based on historical exchange rates.

All transaction gains and losses from the above translation are reflected in the statement of operations in financial expenses, net.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (cont.)

C.	Financial statements in U.S. Dollars (cont.):

3.	Data regarding the representative exchange rates of the NIS in relation to the Dollar on the balance sheet date and the changes therein during the reported periods are as follows:

Exchange rate of the NIS

December 31, 2007	3.846
December 31, 2006	4.225

Change during the year ended:	%

December 31, 2007	(8.97)
December 31, 2006	(8.21)

D.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Inter-company transactions and balances, including profits from inter-company sales not yet realized outside the Group, have been eliminated upon consolidation.

Acquisitions of subsidiaries are included in the financial statements using the purchase method of accounting. Subsidiaries are consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the group. The financial statements of subsidiaries are prepared for the same reporting periods as the Company, using consistent accounting policies. Adjustments are made to conform to any dissimilar accounting policies that may exist.

E.	Cash and cash equivalents

The Company considers all highly liquid investments readily convertible into cash, originally purchased with maturities of three months or less, to be cash equivalents.

For the purposes of the consolidated cash flows statements, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

F.	Restricted cash

Restricted cash is primarily invested in certificates of deposits, which mature within one year and is used as security for a line of credit of OIS.

G.	Trade receivables

Trade receivables include amounts billed to customers from transactions arising in the ordinary course of business. Management periodically evaluates the collectibility of these receivables. An estimate for doubtful debts is made when collection of the full amount is no longer probable. The allowance for doubtful account balances is estimated based on historical experience and any specific customer/installation issues that have been identified. Bad debts are written off when identified.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (cont.)

H.	Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined as follows:

Raw materials	-	on a first-in, first-out basis.
Work-in-progress and finished products	-	cost of direct materials and labor and a proportion of manufacturing overheads based on normal operating activities.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

I.	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation and any impairment in value.

Depreciation is computed by the straight-line method, on the basis of the estimated useful lives of the assets.

Annual depreciation rates are:	%

Machinery and equipment	15 – 25
Office furniture and equipment	6 – 15
Computers and peripheral equipment	20 – 33
Vehicles	16.67
Leasehold improvements	Over the term of the lease

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. If any such indication exists, and where the carrying values exceed the estimated recoverable amount, the assets or cash-generating units are written down to their recoverable amount. The recoverable amount of property and equipment is the greater of the net selling price and the value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in the statement of operations.

J.	Business Combinations and goodwill

Goodwill represents the excess of the cost of the acquisition over the fair value of identifiable net assets of a subsidiary at the date of acquisition. Goodwill arising from the purchase of OIS (for which the agreement date was prior to March 31, 2004) was amortized on a straight-line basis over its useful economic life of 20 years. Goodwill is stated at cost less accumulated amortization at December 31, 2004, and any impairment in value.

In accordance with the transition provisions of IFRS 3, the Group has ceased amortizing goodwill commencing on January 1, 2005. IFRS 3 requires the Group to test goodwill for impairment annually at the cash generating unit level (unless an event occurs during the year which requires the goodwill to be tested more frequently). The Company has not recorded any important losses with respect to its annual goodwill test, in the reported periods.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (cont.)

K.	Leases

Financing leases, which effectively transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the present value of the minimum lease payments at the inception of the lease term and disclosed as leased property and equipment. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability.

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases. Operating lease payments are recognized as an expense in the statement of operations on a straight-line basis over the lease term.

L.	Warranty provision

The Group’s warranty provision contains two components. A general product provision on a per product basis in and a specific provision created as the Group becomes aware of system performance issues. The product provision is calculated based on a fixed Dollar amount per shipped each quarter. Specific provisions usually arise from the introduction of new products and as issues are resolved, the Group reduces the specific provision. These types of issues can cause the warranty provision to fluctuate outside of sales fluctuations.

Historically, the Group estimated the cost of the various warranty services by taking into account the estimated cost of servicing routine warranty claims in the first year, including parts, labor and travel costs for service technicians. The Group analyzes the expenses in utilization of its service department to estimate the cost per system for the first year manufacturer’s warranty.

M.	Borrowing costs

Borrowing costs are recognized as an expense when incurred in accordance with the benchmark accounting treatment under IAS 23.

N.	Convertible debt:

1.	Convertible debt with fixed conversion terms

The component parts (liability and equity elements) of such convertible debt are measured and reported separately in the balance sheet. Upon the issuance of convertible debt, the fair value of the liability component is determined using a market rate for an equivalent non-convertible debt. This amount is shown as a long-term liability on the amortized cost basis until conversion or repayment. .The remainder, if any, of the proceeds received upon the issuance of the convertible debt is allocated to the equity component (option) and included in shareholders’ equity. The value of the option is not changed in subsequent periods.

Such convertible debt is considered as a hybrid financial instruments that contain both a liability and an equity component.

Issuance costs are allocated between the liability and equity components of the convertible debt based on the allocation of the proceeds to those components when they are first recognized.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (cont.)

N.	Convertible debt (cont.):

2.	Convertible debt with variable conversion turns

Such convertible debt is considered as a hybrid financial liability that contains an embedded derivative.

Upon initial recognition of such instrument, the Company recognizes the embedded derivative (the conversion option) separately from the host contract based on its fair value at the initial recognition. The remainder is allocated to the liability component. The derivative is than measured at fair value at each balance sheet date and the changes in the fair value are reported through profit and loss. The liability component is measured after initial recognition at amortized cost using the effective interest method.

Issuance costs are allocated between the embedded derivative and the host based on the allocation of the proceeds shown above. The costs allocated to the embedded derivative are charged to income on initial recognition and the proceeds allocated to the host component are charged to the host component.

O.	Long term employee benefit

The Company’s liability for employee rights upon retirement with respect to its Israeli employees is calculated, pursuant to Israeli severance pay law, based on the most recent salary of each employee multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment, or a portion thereof. The Company makes monthly deposits to insurance policies and severance pay funds. The liability of the Company is fully provided for.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn upon the fulfillment of the obligation pursuant to Israeli severance pay laws or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits.

The liability for employee rights upon retirement in respect of the employees of the non-Israeli subsidiaries of the Company, is calculated on the basis of the labor laws of the country in which the subsidiary is located and is covered by an appropriate accrual.

P.	Income taxes

Deferred income tax is provided for, using the liability method, on all temporary differences at the balance sheet date, between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax assets are recognized for all deductible temporary differences, carry forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, carry forward of unused tax assets, and unused tax losses can be utilized.

In respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (cont.)

P.	Income taxes (cont.)

The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the period in which the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted as of the balance sheet date.

Q.	Revenue recognition

Revenue is recognized when the significant risks and rewards of ownership have passed to the buyer and the amount of revenue can be measured reliably.

The multiple components of the Group’s revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for product shipment, installation and training services, and service contracts based on performance or contract period.

Revenues from sales of products are recognized upon shipment to customers, provided that no significant vendor obligations remain, acceptance has occurred and the collection of the related receivable is probable.

Installation revenue is recognized when the installation is complete. Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services. These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to what the market will bear.

The Group generally provides a one year warranty covering materials and workmanship. Cost of sales includes the anticipated expenses associated with the warranty.

Customers may purchase extended warranty coverage for additional one or two year periods. Revenues from the sale of these extended warranties are deferred and recognized as revenue on a straight-line basis over the term of the extended warranty contract.

R.	Research and development costs

Research costs are expensed as incurred. An intangible asset arising from development expenditure on an individual project is recognized only when the Group can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during development.

During the period of development, the asset is tested for impairment annually. Following the initial recognition of the development expenditure, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future sales. During the period of which the assets are not yet in use it is tested for impairment annually.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (cont.)

S.	Royalty-bearing grants

Royalty-bearing grants from the Chief Scientist and BIRD-F for funding certain approved research projects are recognized at the time the Company is entitled to such grants on the basis of the related costs incurred and are presented as a reduction of research and development expenses.

T.	Earnings per share

The Group calculates basic and diluted earnings per share in accordance with IAS 33, Earnings per Share. Basic earnings per share are computed using the weighted average number of shares outstanding during the period. Diluted earnings per share are computed using the weighted average number of shares outstanding during the period plus the dilutive effect of stock options outstanding during the period.

U.	Fair value of financial instruments

The carrying values of cash and cash equivalents, restricted cash, trade and other receivables, short-term bank credit, trade and other payables, and long-term loans reported in the balance sheet approximate their fair values.

V.	Concentrations of credit risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash, cash equivalents and trade receivables.

Cash and cash equivalents are deposited with high credit quality banks and financial institutions in Israel, Germany and the U.S.A. Management believes that the financial institutions that hold the Group’s investments are financially sound, and, accordingly, minimal credit risk exists with respect to these investments.

The Group has adopted credit policies and standards intended to accommodate industry growth and inherent risk. The Group performs ongoing credit evaluations of its customers’ financial condition and has limited the risk by implementing a policy that requires deposits from customers, and that takes into account the number of customers and their geographic dispersion. The Group includes provisions in the financial statements which, in the opinion of management, are adequate to cover doubtful accounts.

W.	Share-based payment

IFRS 2, ‘Share-Based Payment’ requires an expense to be recognized when goods or services are acquired in exchange for shares or rights to shares (‘equity-settled transactions’), or in exchange for other assets equivalent in value to a given number of shares or rights to shares (‘cash-settled transactions’). The main impact of IFRS 2 on the Group is the recognition of an expense for options granted to employees and directors. The expense is measured by reference to the fair value of the options on the grant date by using an option-pricing model.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (cont.)

X.	IFRSs and IFRIC Interpretations not yet effective:

The Company has not early adopted the following IFRSs and IFRIC Interpretations that have been issued but are not effective as of December 31, 2007.

Standard or Interpretation	Description	Effective in reporting periods starting on or after

IFRIC 14	IAS 19 – The Limit on a Defined Benefit Asset,
	Minimum Funding Requirements and their Interaction	January 1, 2008
IFRIC 13	Customer Loyalty Programmes	July 1, 2008
IFRIC 12	Service Concession Arrangements	January 1, 2008
IAS 23	Borrowing Costs (revised 2007)	January 1, 2009
IAS 1	Presentation of Financial Statements (revised 2007)	January 1, 2009

Based on the Company’s current business model and accounting policies, management does not expect material impact on the Company financial statements when the Interpretations become effective.

The company does not intend to adopt early implementation of any of these pronouncements.

Y.	Critical accounting estimates and judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical accounting estimates and assumptions

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Impairment of Goodwill

The group tests goodwill annually for impairment, in accordance with the accounting policy stated in note 2J. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 3	-	ACCOUNTS RECEIVABLE

	US dollars
	December 31,
	2007	2006

A. Trade
Open accounts	3,691	3,758
Less: allowance for doubtful accounts	(219)	(272)
	3,472	3,486

B. Other accounts receivable
Prepaid expenses	672	209
Other	30	70
	702	279

NOTE 4	-	INVENTORIES

Composition:

	US dollars
	December 31,
	2007	2006

Raw materials	484	445
Work in progress	234	75
Finished products	480	565
	1,198	1,085

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 5	-	PROPERTY AND EQUIPMENT, NET

A.	Composition:

	US dollars
	Machinery & equipment	Office furniture & equipment	Computers & peripheral equipment	Vehicles (*)	Leasehold improvements	Total

Cost:
Balance as of January 1 ,2007	361	664	176	46	29	1,276
Changes during the year:
Foreign translation	4	2	—	10	—	16
Additions	15	217	7	45	1	285
Balance as of December 31, 2007	380	883	183	101	30	1,577

Accumulated depreciation:
Balance as of January 1, 2007	287	296	148	10	29	770
Foreign translation	2	1	—	2	—	5
Provision	34	170	14	9	—	227
Balance as of December 31, 2007	323	467	162	21	29	1,002

Depreciated cost:
Balance as of December 31, 2007	57	416	21	80	1	575

Balance as of December 31, 2006	74	368	28	36	—	506

(*)	Includes assets under capital lease agreements, whose cost is $ 80 as of December 31, 2007.

B.	Liens – see Note 10C.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 6	-	GOODWILL AND OTHER ASSETS

A.	Intangible assets

	US dollars
	December 31,
	2007	2006

Original amounts:
Goodwill (see B. and C.)	4,275	4,245
Intangible assets (see D)	2,762	1,501
	7,037	5,746
Accumulated amortization:
Goodwill (*)	1,025	1,025
	6,012	4,721

(*)	Commencing January 1, 2005, goodwill is no longer amortized, see also note 2J above.

B.

On August 18, 2000, the Company acquired 73% of the voting shares of OIS. The consideration for the acquisition, paid in cash, was $2,575. Goodwill arising on the acquisition amounted to $4,819. In June 2003, the Company’s investment in OIS increased to 85% due to the conversion of a convertible promissory note. Since then, the Company’s investment in OIS decreased to 56% due to sales of shares, and options exercised by the minority interest (see Note 16A). A proportionate share of goodwill amounting to $1,362 was also realized.

C.

Effective July 1, 2004, the Company acquired 54% of the voting shares of CCS, a Company incorporated in Jena, Germany. CCS designs, develops, manufactures and markets ophthalmic digital imaging and image enhancement systems. The consideration for the acquisition was $845 of which $813 was paid in cash and the balance of $32 by transfer of shares of Medivision’s US subsidiary, OIS.

In July 2005, the Company increased its holdings in CCS by an additional 9% in consideration of Euro 1 thousand and reached a 63% holding in CCS. The Company had an option to reach up to an 80% holding in CCS until January 2007. The Company did not exercise this option.

D.

During the years 2007 and 2006, the Company recognized development costs in the amount of $1,142 and $1,424, respectively, as an intangible asset in accordance with the criteria for recognition as set forth in IAS 38 “Intangible Assets”. See also note 2R above.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 7	-	SHORT-TERM CREDIT AND CURRENT MATURITIES OF LONG-TERM LOANS

Composition:

		US dollars
	Interest rate in 2007	December 31,
	%	2007	2006

Short-term bank credit in NIS	6	37	90
Short-term bank credit in Euro		—	13
Line of credit (1)		150	150
Convertible shareholder loans (2)		455	—
Liability with respect to conversion component (2)		137	—
Current maturities of long-term loans (see Note 9)	Libor+3.75	2,083	1,063
		2,862	1,316

Collateral – see Note 10d.

(1)

Line of credit- In May 2003, OIS entered into a line of credit agreement with a bank of up to $150. The line is secured by a pledged deposit with the bank at the amount of $168. Advances on the line bear interest at prime (7.25% at December 31, 2007) and are due monthly. The line of credit expires on September 10, 2008.

(2)

In September 2007, the Company signed a Term Sheet which summarizes the various understandings reached between the Company and certain of its majority shareholders (the “Shareholders”), in connection with a convertible loan to be provided by the Shareholders to the Company. As of December 31, 2007, the Company received a loan in an amount of $550.

The loan shall bear interest at an annual rate of 9% and shall be repaid within 12 months from the date of closing (September 2007).

The loan will be convertible at the election of the shareholders at a price per share reflecting a discount rate of 20% of the average share price during the 30 days before conversion.

The proceeds were allocated to a shareholders loan component and to a liability with respect to the conversion component. See also note 2N(2).

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 8	-	OTHER ACCOUNTS PAYABLE

Composition:

	US dollars
	December 31,
	2007	2006

Employees	1,439	1,304
Accrued expenses to shareholders	251	139
Deferred extended warranty revenue (*)	1,604	1,251
Advances from customers	55	311
Warranty provision (**)	131	403
Accrued expenses and other credit balances	834	987
	4,314	4,395

(*)

In addition to OIS’s one-year warranty, OIS offers an extended warranty for an additional charge to the customer. OIS records the sale of the extended warranty as deferred revenue and amortizes the revenue over the term of the agreement, generally one to four years. At December 31, 2007 and 2006, deferred extended warranty revenue was $1,604 and $1,250, respectively. This increase is due to a larger customer base as well as an increased awareness of customers concerning the benefits of purchasing an extended warranty contract.

(**)	Product warranty provision movements consist of the following:

	US dollars
	December 31,
	2007	2006

Balance at beginning of the year	403	619
Net provisions	(4)	135
Warranty costs incurred	(268)	(351)
Balance at end of the year	131	403

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 9	-	LONG-TERM LOANS

A.	Composition:

		US dollars
	Interest rate in 2007	December 31,
	%	2007	2006

Bank loans in Dollars (1,3,4)	Libor + 3.75	2,086	2,217
Capitalized lease		81	52
Convertible shareholders loans (5)	9	2,579	—
		4,746	2,269
Less: current maturities of long-term loans		2,083	1,063
		2,663	1,206

(1)	For the loan agreement with United Mizrahi Bank see Note 11A.

(2)	The LIBOR rate was 4.996% at December 31, 2007.

(3)

In November 2006, the Company obtained a long-term bank loan in the amount of $750. The loan with interest at an annual rate of LIBOR+ 3.75% is to be paid in eighteen monthly installments, commencing on August 2008.

(4)

In February 2007, the Company obtained a long-term bank loan in the amount of $500. The loan with interest at an annual rate of LIBOR+ 3.75% is to be paid in eighteen monthly installments, commencing on August 2008.

(5)

On October 29, 2007, OIS entered into a Purchase Agreement (the “Purchase Agreement”) with certain purchasers, pursuant to which OIS issued to the Purchasers (i) an aggregate of $2,750 in principal amount of its 6.5% interest bearing Convertible Notes Due April 30, 2010 (the “Notes”), which Notes are convertible into 1,676,829 shares of OIS common stock, no par value, and (ii) warrants (“Warrants”) to purchase an aggregate of 616,671 shares of OIS common stock at an exercise price of $1.87 per share. The remaining principal balance due on the note is $2,750 or $2,579 net of the discount related to the note.

The Company allocates the proceeds to the liability component and to the equity component in accordance with the principles detailed in note 2N1 (including consideration with minority interest).

B.	Aggregate maturities of long-term loans are as follows:

	US dollars
	December 31,
	2007	2006

First year – current maturities	2,083	1,063

Second year	2,015	1,009
Third year	561	197
Fourth year	87	—
	2,663	1,206
	4,746	2,269

C.	Liens – see Note 10C.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 10	-	COMMITMENTS AND CONTINGENT LIABILITIES

A.	Chief Scientist

The Company is committed, under agreements with the Chief Scientist in respect of certain research and development projects, to pay royalties to the Chief Scientist at the rate of 3.5% of the sales of products resulting from the research and development which resulted with the Angiovision product line, at an amount not to exceed the amount of the grants received by the Company, as participation in the research and development program. The sales of the AngioVision product line have decreased significantly. As of December 31, 2007 the Company had an outstanding contingent obligation to pay royalties in the amount of $1,804. The obligation to pay these royalties is contingent on actual sales of the AngioVision product and in the absence of such sales no payment is required. Company Management is of the opinion that payment of these royalties is remote.

B.	BIRD-F

The Group received grants from BIRD-F. Royalty payments to BIRD-F are due at the rate of 2.5% for the first year and 5% beginning with the second year and thereafter, on revenues derived from research and development projects in which the BIRD-F participated in their financing, up to 150% of the amount received by the Group.

As of December 31, 2007, grants received from BIRD-F amounted to $769, and the Group has an outstanding contingent obligation to pay royalties to BIRD-F aggregating up to $1,154. The obligation to pay these royalties is contingent on actual sales of the product and in the absence of such sales, no payment is required. Company Management is of the opinion that payment of these royalties is remote.

C.	Liens

1.	The Company’s liabilities to banks are secured by a fixed lien on the Company’s share capital, goodwill, patents and insurance rights and a floating lien on all of its assets.

2.	To secure its liabilities to United Mizrahi Bank, the Company pledged 750,000 shares of its holdings in the common stock of OIS in favor of Delta Lloyd Bank.

3.

To secure its liabilities to its shareholders in respect of convertible loans received during 2007 (see also Note 9A), the company pledged 721,052 shares of its holdings in the common stock of OIS in favor of its shareholder.

4.

To secure its liability to OIS in respect with a loan of up to $1,100 under several loan agreements, promissory notes and security agreements, the Company will pledge up to 1,078,432 shares of its holdings in the common stock of OIS in favor of OIS. As of December 31, 2007, the Company pledged as collateral 993,588 shares of OIS common stock. Subsequent to the balance sheet date, OIS agreed to increase the loan by additional $250.

5.

OIS granted a security interest in substantially all assets of OIS to United Mizrahi Bank Ltd., as security for amounts borrowed by the Company from the Bank (see Note 11a). To secure this debenture, the Company pledged 2,345,500 shares of OIS common stock in favor of OIS.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 10	-	COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

C.	Liens (cont.)

4.	(Cont.)

The secured liabilities and guarantees are as follows:

	US dollars
	December 31,
(in thousands)	2007	2006

Short-term bank loan including current maturities of long-term loans	2,083	1,063

Long-term bank loans	2,663	1,206

D.	Lease Agreements

1.

OIS leases its facilities under a non-cancelable operating lease that expires in June 2009 with minimum lease payments of approximately $147 for the year ended December 31, 2008 and $76 for the year ended December 31, 2009. OIS wholly-owned subsidiary, Abraxas, leases a facility for their office under a non-cancelable operating lease that expires in April 2009. The lease agreement provides for minimum lease payments of $84 for the year ended December 31, 2008, and $28 for the year ended December 31, 2009.

2.	The Company rents its facilities under a non-cancelable operating lease that expires in September 2010. The lease agreements require minimum lease payments of approximately $40 per year until 2010.

3.	CCS leases its facilities under a six-month cancellation notice operating lease that is unlimited in time with minimum lease payments of approximately $22 per year.

E.	Claims

1.

On March 12, 2007, one of the Company’s subcontractors has filed the following legal actions: (i) in the Tel Aviv District court- seeking judgment whereby any intellectual property rights arising from the parties’ cooperation shall be partitioned between the Parties in equal parts; and (ii) in the Tel Aviv Magistrates Court- seeking monetary judgment against MediVision with respect to alleged debts.

Subsequent to the balance sheet date, the company reached a settlement agreement with the subcontractor which was approved by the court. According to this agreement, the Company paid after the balance sheet date the amount of $200 and shall pay additional amounts for royalties at the amount of $1 for each product unit sold by Medivision until 31.12.2010 up to the accumulated amount of USD 275,000 (the “Maximum Selling Payments”) or if the Selling Payments do not exceed the sum of USD 225,000 by 31.12.2010, then Medivision shall pay to the subcontractor a one-time payment in the sum of the difference between the amount of the Selling Payments and the sum of USD 225,000 (the “Minimum Selling Payments”).

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 10	-	COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

E.	Claims (cont.)

2.

On May 11, 2007, OIS filed a civil action in the Superior Court of California for the County of Sacramento against OIS’s former president Steven Verdooner.  The complaint alleges against Verdooner claims of breach of fiduciary duty, intentional interference with contract, and intentional interference with prospective economic advantage.  The complaint requests total damages against Verdooner in excess of $7,000,000.  Discovery has begun and no trial date has been set yet.

On March 12, 2008, OIS moved to amend its complaint to add the Frost Group, LLC and Opko Health, Inc., as parties to the lawsuit. The motion is scheduled to be heard on April 14, 2008.

NOTE 11	-	SHARE CAPITAL

A.	Warrants

In July 2005, the Company obtained a long-term bank loan in the amount of $2,000. The loan bears interest at an annual rate of LIBOR+ 3.75%, and is to be paid in twenty four monthly installments, commencing on August 1, 2006. Under covenants set in the loan agreement, as long as any part of the loan is outstanding, the Company must maintain controlling ownership in OIS shares and a minimum amount of consolidated free cash as set in the agreement. The Company was in compliance with all restrictive loan covenants as of December 31, 2007 and during the reported period.

In consideration for the loan, the Company modified the terms of the warrants issued to the bank during 2002. The warrants to purchase shares of the Company for a total consideration of up to Euro 348,603 may be exercised at any time, for a period ending at the earlier of 8.5 years after December 9, 2002 or 12 months after the consummation of an exit transaction as described in the agreement with the bank. The exercise price will be the lower of Euro 1.3 or the price per share set at the exit transaction less 40%. The Company calculated the incremental fair value (increase in fair value of the warrants before and after the modification) using an option pricing model. The incremental fair value in the amount of $84 was recognized as transaction costs and presented as a deduction from the loan with a corresponding credit to equity (additional paid-in capital). These costs will be amortized over the term of the loan using the effective interest rate method.

B.	Stock Option Plans

On October 17, 1999, the Board of Directors of the Company adopted a Stock Option Plan (the “1999 Plan”) pursuant to which share options in the Company may be granted to employees, officers, directors and consultants of the Company or any subsidiary. An aggregate of 500,000 Ordinary shares of the Company are reserved for issuance under the 1999 Plan. Any options which are canceled or forfeited within the option period will become available for future grants. The 1999 Plan will terminate in 2009, unless previously terminated by the Board of Directors. The plan is under section 102 of the Israeli Tax Ordinance in connection with exemption from tax on the date of issuance of shares (subject to limitations). As of December 31, 2007, there are 145,912 Ordinary Shares available for issuance under the 1999 Plan.

On November 16, 2004, the Board of Directors of the Company adopted an Israeli Stock Option Plan (the “2004 ISOP”) pursuant to which share options in the Company may be granted to employees, officers, directors and consultants of the Company or any subsidiary. An aggregate of 500,000 Ordinary shares of the Company are reserved for issuance under the 2004 ISOP. Any options which are canceled or forfeited within the option period will become available for future grants. The vesting period will be 50% after two years, 25% after three years and 25% after four years from the grant date. The 2004 ISOP will terminate in 2014, unless previously terminated by the Board of Directors. As of December 31, 2007, there are 90,599 Ordinary Shares available for issuance under the 2004 ISOP.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 11	-	SHARE CAPITAL (cont.)

B.	Stock Option Plans (cont.)

As of December 31, 2007 there are 763,489 options outstanding, of which 613,990 are exercisable into Ordinary shares as follows:

	December 31, 2007
Exercise price per share	Outstanding		Exercisable
EURO	Number of options	Life(**)	Number of options

0.50-1.50	347,128	2.5	347,128
0.03	6,960	2.5	6,960
0.80	329,201	7.0	246,902
1.12-2.53	80,200	9.0	13,000
	763,489(*)		613,990

(*)	Including 305,744 options not issued under section 102 of the Israeli Tax Ordinance.

(**)	Weighted average contractual life remaining in years.

As of December 31, 2006 there are 772,489 options outstanding, of which 500,188 are exercisable into Ordinary shares as follows:

	December 31, 2006
Exercise price per share	Outstanding		Exercisable
EURO	Number of options	Life(**)	Number of options

0.50-1.50	347,128	3.5	347,128
0.03	6,960	3.5	6,960
0.80	358,201	8.0	166,100
2.02-2.53	60,200	10.0	-
	772,489(*)		500,188

(*)	Including 312,745 options not issued under section 102 of the Israeli Tax Ordinance.

(**)	Weighted average contractual life remaining in years.

	December 31, 2007		December 31, 2006
	Amount	Weighted average exercise price	Amount	Weighted average exercise price
		EURO		EURO
Outstanding at the beginning of the year	772,489	0.99	733,889	0.89
Granted	-	-	60,200	2.17
Exercised	-	-	-
Forfeited	(9,000)	1.61	(21,600)	0.80
Outstanding at the end of the year	763,489	0.97	772,489	0.99

Exercisable options	613,990	0.88	500,188	0.92

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 11	-	SHARE CAPITAL (cont.)

B.	Stock Option Plans (cont.)

The fair value of options grants is estimated at the date of grant using the Black-Scholes option pricing model. The following are the data and assumptions used:

US dollars
Year ended December 31,
2006

Dividend yield (%)	0
Historical Volatility (%)	74
Expected Volatility (%)	74
Risk free interest rate (%)	3.5
Expected life of options (years)	4
Exercise price (US dollars)	2.58-3.23
Share price (US dollars)	3.14
Fair value (US dollars)	1.77-1.93

The expected volatility reflects the assumption that the historical volatility is indicative of future trends, which may also not necessarily be the actual outcome.

The Company recorded employee compensation expense of $88 for the year ended December 31, 2007, with a corresponding increase in equity (additional paid-in capital).

In addition, compensation expense of $33 was recorded for the year ended December 31, 2007, in connection with grants of options by OIS.

There were no grants during fiscal 2007.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 12	-	SELECTED STATEMENT OF OPERATIONS DATA

A.	Sales

	US dollars
	Year ended December 31,
	2007	2006

North America	13,674	15,026
Europe	1,109	2,250
Other	1,539	163
	16,322	17,439

B.	Cost of sales

	US dollars
	Year ended December 31,
	2007	2006

Materials consumed	3,588	4,315
Salaries	1,682	1,835
Other	1,792	1,327
	7,062	7,477
Changes in work in progress and finished products	(11)	(220)
	7,051	7,257

C.	Research and development expenses

	US dollars
	Year ended December 31,
	2007	2006

Salaries and related expenses	1,309	992
Subcontractors and consultants	277	772
Materials and supplies	46	50
Depreciation	53	38
Miscellaneous	345	236
	2,030	2,088

D.	Selling and marketing expenses

	US dollars
	Year ended December 31,
	2007	2006

Salaries and related expenses	2,709	2,868
Advertising and exhibitions	378	514
Foreign travel	581	589
Communications	60	81
Miscellaneous	507	384
	4,235	4,436

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 12	-	SELECTED STATEMENT OF OPERATIONS DATA (cont.)

E.	General and administrative expenses

	US dollars
	Year ended December 31,
	2007	2006

Salaries and related expenses	1,297	1,146
Professional services	442	633
Rent	336	212
Communications	33	74
Vehicles maintenance	17	22
Doubtful and bad debts	51	389
Depreciation	3	83
Income from settlement of claims(*)	-	(200)
Miscellaneous	313	76
	2,492	2,435

(*)

During 2004, OIS filed a civil action in the United States District Court for the Eastern District of California against several of its former employees, and two ophthalmic equipment businesses owned by one of them. The complaint alleges claims of misappropriation of trade secrets, violations of the federal computer fraud and abuse act, copyright infringement, breach of contract, interference with contract, and false advertising. In January 2006, OIS amended its complaint to include a claim for conversion based upon the alleged taking by some of the defendants of its imaging system equipment from its premises. The complaint seeks monetary damages as well as injunctive relief against the defendants.

During 2004, the United States District Court for the Eastern District of California granted in part the OIS application for a preliminary injunction against certain of the defendants. In December 2004, the Court dismissed one individual and one company from the case. In October 2005, OIS reached a settlement of the case with the other company, under the terms of which the other company turned over to OIS the rights to its imaging systems and technology and agreed to stop selling the systems and was dismissed from the case. During 2006, the remaining defendants reached an agreement to resolve all remaining claims pursuant to a settlement agreement, to be reduced to writing, under which OIS will receive payment of $200,000 and the claims against the defendants will be dismissed.

F.	Financial expenses, net

	US dollars
	Year ended December 31,
	2007	2006

Bank expenses and interest, net	457	75
Amortization of debt transaction costs	-	36
Interest to related party	(36)	28
Other	(187)	10
	234	149

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 12	-	SELECTED STATEMENT OF OPERATIONS DATA (cont.)

G.	Other income (loss), net

	US dollars
	Year ended December 31,
	2007	2006

Gain on issuance of shares by OIS to third parties	(62)	377
Gain on sale of OIS shares to third parties	-	1,149
Other	(10)	(18)
	(72)	1,508

H.	Income tax expense

Income tax expense is comprised as follows:

	US dollars
	Year ended December 31,
	2007	2006

Current taxes	178	64
Deferred taxes	(170)	(48)
	8	16

I.	Earnings per share

	US dollars
	Year ended December 31,
	2007	2006

Net profit (loss) for the year attributed to equity holders of the parent	(475)	1,623

Weighted average number of shares used in calculation of basic earnings per share	6,807,299	6,807,299
Dilutive effect of share options	519,829	406,144

Adjusted weighted average number of shares used in calculation of diluted earnings per share	7,327,128	7,213,443

Basic earnings per share (in Dollars)	(0.068)	0.24

Diluted earnings per share (in Dollars)	(0.064)	0.21

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 13	-	TAXES ON INCOME

A.	Tax benefits under the Encouragement of Capital Investments Law

The Company was granted “approved enterprise” status. The main benefits to which the Company will be entitled, if it implements all the terms of the approved program, are exemption from tax on income from the approved enterprise, and reduced tax rates on dividends originating from this income. The income from the approved enterprise will be exempt from tax for a ten year period, commencing on the date that taxable income is first generated by the approved enterprise (limited to the earlier of a maximum period of 12 years from commencing operations or 14 years from the date the approval letter is received). In August 1999, the Company was granted an additional period of extension, thus extending the period of tax exemption until 2009.

Dividend distributions originating in the income of the approved enterprise will be subject to tax at the rate of 15%, provided that the dividend is distributed during the period stipulated in the law. In the event of a dividend distribution (including withdrawals and charges that are deemed to be dividends) out of the income originating from the approved enterprise, and on which the Company received a tax exemption, income from which the dividend is distributed will be subject to corporate tax at the rate of 25%.

The entitlement to the above benefits is conditional upon the Company fulfilling the conditions stipulated by the above law, regulations published hereunder and the instruments of approval for the specific investments in “approved enterprises”. In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest. As of December 31, 2007, management believes that the Company is in compliance with all of the aforementioned conditions.

B.	Measurement of taxable income under the Income Tax (Inflationary Adjustments)

Law 1985:

Results for tax purposes are measured in accordance with the change in the CPI.

C.	Carry forward tax losses

The Company has accumulated losses for tax purposes as of December 31, 2007, in the amount of approximately $ 7,000, which may be carried forward and offset against taxable income in the future for an indefinite period.

At December 31, 2007, OIS has a net operating loss carry forward of approximately $4,877 for U.S. Federal income tax purposes which expires between 2007 and 2020, and no net operating loss carry forward for California state income tax purposes. In 2006, OIS used the Federal Tax credit carry forward of approximately $ 175. Due to changes in ownership which occurred in prior years, Section 382 of the Internal Revenue Code provides for significant limitations on the utilization of net operating loss carry forwards and tax credits. As a result of these limitations, a portion of these loss and credit carry forwards may expire without being utilized.

D.

In June 2004, an amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 was passed by the “Knesset” (Israeli parliament) and on July 25, 2005, another law was passed, the amendment to the Income Tax Ordinance (No. 147) 2005, according to which the corporate tax rate is to be gradually reduced to the following tax rates: 2004 - 35%, 2005 - 34%, 2006 - 31%, 2007 - 29%, 2008 - 27%, 2009 - 26%, 2010 and thereafter - 25%.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 13	-	TAXES ON INCOME (cont.)

E.	A reconciliation of the theoretical tax expense, assuming all income is taxed at the statutory rate applicable to the income of companies in Israel, and the actual tax benefit, is as follows:

	US dollars
	Year ended December 31,
(in thousands)	2007	2006

Profit before taxes as reported in the consolidated statements of operations	208	2,582
Statutory tax rate in Israel	29%	31%
Theoretical tax expense	60	800
Increase (decrease) in taxes resulting from:
Capital gain exempt from tax	-	(117)
Utilization of tax losses	(117)	(845)
Change in valuation allowance	167	106
Other	(102)	72
Actual tax expense	8	16

F.	Deferred tax assets

OIS recorded a tax asset due to carry forward losses and other deductible temporary differences in the amount of $1,342 as of December 31, 2007 (December 31, 2006 - $1,172). Due to OIS’s limited history of profitable operations and as these carry forward losses may not be used to offset taxable profits elsewhere in the Group, an additional tax asset of $1,359 was not recorded.

The Company has not recorded deferred tax assets in respect of carry forward losses in the amount of $1,599 due to their uncertainty of realization.

G.	Final tax assessments

The Company has tax assessments that are deemed final through 2002.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 14	-	RELATED PARTY TRANSACTIONS AND BALANCES

A.	Balances

	US dollars
	December 31,
(in thousands)	2007	2006

Accrued expenses to shareholders	251	139

Other liabilities to shareholders	148	413

Convertible loans of shareholders	592	-

Other liabilities to directors	5	27

No advances or loans were granted to Directors of the Company.

B.	Transactions

	US dollars
	Year ended December 31,
(in thousands)	2007	2006

Interest to related parties	18	28

Salaries to key management personnel of the Company (Shareholders)	229	246

Salaries to key management personnel of a Subsidiary (Shareholders)	647	481

Fees to directors of the Company	79	76

Salaries to directors of a Subsidiary	69	105

NOTE 15	-	CASH AND CASH EQUIVALENTS

(For the purpose of the Cash Flow Statements)

Cash and cash equivalents are comprised of the following:

	US dollars
	December 31,
(in thousands)	2007	2006

Cash and cash equivalents	7,992	6,719
Short-term bank credit (see Note 7)	(187)	(253)
	7,805	6,466

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 16	-	MODIFICATION OF SHARE CAPITAL OF OIS

A.

Pursuant to a Common Stock Purchase Agreement dated as of February 14, 2006 between the Company and Wasatch Advisors, the Company sold 1,000,000 shares of OIS’s common stock to Wasatch Advisors at a price of $1.80 per share. During the year ended December 31, 2006, the consideration received from the sales of these shares amounted to $1,772 (net of expenses of $18), and the Company recorded a gain of $1,149. The Company also recorded a gain of $377 resulting from the issuance of shares by OIS upon conversion of the loans, warrants and the exercise of options by the minority (see b and c below), which gain was included in other income. During the year ended December 31, 2007, the Company recorded a capital loss of a $53 resulting from a convertible note issued by OIS offset by capital losses from the issuance of shares by OIS upon conversions of options by the minority. As a result of the foregoing transactions, as of balance sheet date the Company owns approximately 56% of OIS’s outstanding common stock (see Note 12g).

B.

During the year ended December 31, 2006, principal and interest of the Laurus loans were converted to 568,082 shares of OIS respectively. In addition, during 2006, Laurus converted 375,000 of common stock warrants for $538.

C.

On April 27, 2004, OIS entered into a securities purchase agreement with Laurus Master Fund Ltd. #2 (“Laurus 2”). In respect of this agreement, OIS issued a warrant to Laurus 2 to purchase up to 313,000 shares of its common stock at exercise prices ranging between $1.40 and $1.83 per share. The warrant is exercisable through April 27, 2009.

D.	See note 9.

NOTE 17	-	FINANCIAL RISK MANAGEMENT

Financial risk factors

The Company’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk), credit risk and liquidity risk.

The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company’s financial performance.

Company Management designs principles for overall risk management, as well as develops policies covering specific areas, such as foreign exchange risk, pricing risk, interest rate risk, credit risk and liquidity risk.

The Company’s principal financial instruments are comprised of accounts receivable, cash and cash equivalents, which arise directly from its operations. During the year the Company did not undertake trading in financial instruments.

Credit Risk

Financial assets, which potentially subject the Company to credit risk, consist principally of trade receivables. The Company has policies in place to ensure that sales are made to customers with an appropriate credit history. The carrying amount of accounts receivable, represents the maximum amount exposed to credit risk. The Company has no significant concentrations of credit risk. Although collection of receivables could be influenced by economic factors, management believes that there is no significant risk of loss to the Company.

Cash is placed in financial institutions, which are considered at the time of deposit to have minimal risk of default.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 17	-	FINANCIAL RISK MANAGEMENT (cont.)

Foreign Exchange Risk

The Company performs purchases of goods and services and sells its products, receives loans and credit lines, which are denominated mainly in USD and partly in Euro and in NIS. As a result, the Company is exposed to foreign exchange risk.

The Company does not have formal arrangements to mitigate foreign exchange risks of the Company’s operations.

Price Risk

The Company does not hold equity securities or any other publicly traded investments and therefore is not exposed to price risk.

Cash Flow and Fair Value Interest Rate Risk

The Company’s income and operating cash flows are substantially independent of changes in market interest rates. The Company is exposed to LIBOR interest rate risk as its borrowings are linked significantly to the LIBOR. The Company has no interest-bearing assets.

Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and marketable securities, the availability of funding through an adequate amount of committed credit facilities, and the ability to close out market positions.

The Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in a short-term perspective. Liquidity needs are monitored in various time bands, on a day-to-day and week-to-week basis, as well as on the basis of a rolling 30-day projection. Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

The Company maintains cash and cash equivalents to meet its liquidity requirements for up to 30-day periods.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 18	-	CAPITAL RISK MANAGEMENT

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns to the owner and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may return the capital to the owner, issue new capital or sell assets to reduce debt.

NOTE 19	-	SUBSEQUENT EVENTS

1.

Following the balance sheet date, in January 2008, OIS purchased substantially all of the assets of Acermed, Inc., a leading software developer for Electronic Medical Records (EMR) and Practice Management software. The acquisition was done through OIS’s newly established subsidiary; Abraxas Medical Solutions, Inc., and was approved by the California Central Bankruptcy Court. OIS capitalized $91 of costs associated with this purchase consisting primarily of direct legal expenses.

2.	Following the balance sheet date, the Company signed a Merger agreement with OIS, under which the Company will become a subsidiary of OIS in a stock transaction.

According to the Merger agreement and subject to the conditions of the agreements, MV ACQUISITIONS Ltd (“MVA”), an Israeli company under incorporation and a wholly-owned subsidiary of OIS, and the Company intend to effect the merger of MVA with and into MediVision (the “Merger”), following which, MVA will cease to exist, MediVision’s outstanding shares will be converted into shares of OIS common stock, and the Company will become a wholly-owned subsidiary of OIS.

At the effective date of the merger, each MediVision ordinary share will be converted into 1.66 shares of OIS common stock for a total of approximately 11 million shares of OIS common stock: (“OIS Shares”). OIS Shares will be listed for trade on the NASDAQ OTC Bulletin Board.

This ratio reflects the approximately 9.4 million OIS Shares held by MediVision and an additional aggregate amount of approximately 1.9 million shares of OIS common stock (taking into account MediVision’s current outstanding share capital), reflecting the following assets and liabilities:

-	MediVision’s product pipeline;
-	MediVision’s research and development capabilities;
-	MediVision’s sales and distribution capabilities;
-	MediVision’s German-based subsidiary; and
-	MediVision’s debt to banks of approximately $2.85 million

3.

In addition, outstanding options and warrants to purchase MediVision shares shall also be converted into options or warrants in the same exchange ratio, as the case may be, to purchase shares of OIS Common Stock. The Merger agreement also includes additional provisions regarding certain rights of major shareholders of MediVision, voting arrangements, registration rights and provisions applicable to share transfers.

4.

The Merger which was unanimously approved by both companies’ Boards of Directors, OIS’ special independent committee and MediVision’s audit committee, is expected to close by the end of the third quarter of 2008 and will be subject to approval by OIS and MediVision’s shareholders in special shareholders meetings, as well as securing all other approvals and consents which are legally required.

=============================

===============

REPORT IN REVIEW OF

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2008

We have reviewed the accompanying interim condensed consolidated financial statements of Medivision Medical Imaging Ltd and its subsidiaries (“the Group”) as at March 31, 2008, comprising of the interim consolidated balance sheet as at March 31, 2008 and the related interim consolidated statements of income, changes in equity and cash flows for the three months then ended and explanatory notes. Management is responsible for the preparation of these interim condensed consolidated financial statements in accordance with IAS 34, Interim Financial Reporting (“IAS 34”). Our responsibility is to issue a report on these interim condensed consolidated financial statements based on our review.

We have been furnished with the report of other accountants in respect of the review of the interim consolidated financial statements of a subsidiary, whose assets constitute approximately 68% of total consolidated assets as of March 31, 2008, and whose revenues constitute approximately 93% of total consolidated revenues for the three months then ended.

We conducted our review in accordance with the International Standard on Review Engagements 2410, “Review of Interim Financial Information Performed by the Independent Auditor of the Entity.” A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Based on our review and the report of other accountants, nothing has come to our attention that causes us to believe that the accompanying interim condensed consolidated financial statements are not prepared, in all material respects, in accordance with IAS 34.

Fahn Kanne & Co.

Certified Public Accountants (Isr.)

Tel-Aviv, Israel

May 20, 2008

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands)	2008	2007
	Unaudited	Audited
A S S E T S
Current assets
Cash and cash equivalents	5,935	7,992
Restricted cash	170	168
Accounts receivable:
Trade, net	2,972	3,472
Other accounts receivable	791	702
Inventories	1,641	1,198
Total current assets	11,509	13,532

Property and equipment, net	581	575

Deferred tax assets	1,238	1,342

Goodwill and other assets	6,928	6,012

Total assets	20,256	21,461

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands)	2008	2007
	Unaudited	Audited
SHAREHOLDERS’ LIABILITY AND EQUITY
Current liabilities
Short-term bank credit and other current liabilities	3,192	2,862
Trade payables	1,442	1,728
Other accounts payable	4,217	4,314
Total current liabilities	8,851	8,904

Long-term liabilities
Long-term loans, net of current maturities	2,345	2,663
Long-term employee benefits	187	171
Total long-term liabilities	2,532	2,834
Total liabilities	11,383	11,738

Shareholders’ equity
Equity attributable to equity holders of the parent:
Ordinary shares of NIS 0.1 par value each:
Authorized: 10,000,000 shares as of March 31, 2008 and December 31, 2007
Issued and outstanding: 6,807,299 shares as of March 31, 2008 and December 31, 2007	165	165
Additional paid-in capital	8,794	8,775
Capital reserve	(311)	(311)
Foreign currency translation differences	211	132
Accumulated deficit	(4,580)	(3,725)
	4,279	5,036
Minority interest	4,594	4,687
Total equity	8,873	9,723

Total liabilities and shareholders’ equity	20,256	21,461

Gabriel Bouganim Director of Finance	Noam Allon Director and Chief Executive Officer

Date of approval: May 20, 2008

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three month period ended March 31,
(in thousands except per share data)	2008	2007
	Unaudited
Sales	3,601	4,589
Cost of sales	1,775	1,899
Gross profit	1,826	2,690

Operating expenses:
Research and development expenses, net	579	434
Selling and marketing expenses	1,197	1,058
General and administrative expenses	747	687
Total operating expenses	2,523	2,179

Operating income (loss)	(697)	511
Financial expenses, net	(205)	(34)
Profit before other income	(902)	477
Other expenses, net	-	(14)
Profit (loss) before taxes on income	(902)	463
Income tax expense	(13)	(14)
Net profit (loss) for the year	(915)	449

Attributed to:
Equity holders of the parent	(798)	171
Minority interest	(117)	278
	(915)	449

Basic earnings (loss) per share (in Dollars)	(0.12)	0.02

Diluted earnings (loss) per share (in Dollars)	(0.12)	0.02

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

The accompanying capital notes are an integral part of the consolidated financial statements.

US dollars
Attributable to equity holders of the parent
	Share Capital	Additional paid-in capital	Capital reserve	Foreign currency translation differences	Accumulated deficit	Total	Minority interests	Total equity
(in thousands)

Balance at January 1, 2007 (audited)	165	8,563	(311)	-	(2,723)	5,694	3,705	9,399
Warrants, equity component of convertible loans issued by subsidiary and exercise of options into common stock of a subsidiary	-	106	-	-	-	106	271	377
Change in capital structure expenses (**)	-	-	-	-	(527)	(527)	-	(527)
Foreign currency translation differences	-	-	-	132	-	132	21	153
Cost of share-based payment	-	106	-	-	-	106	15	121
Net profit	-	-	-	-	(475)	(475)	675	200
Balance at December 31, 2007 (audited)	165	8,775	(311)	132	(3,725)	5,036	4,687	9,723
Changes in capital structure expenses	-	-	-	-	(57)	(57)	-	(57)
Foreign currency translation differences	-	-	-	79	-	79	21	100
Cost of share-based payment	-	19	-	-	-	19	3	22
Loss	-	-	-	-	(798)	(798)	(117)	(915)
Balance at March 31, 2008 (unaudited)	165	8,794	(311)	211	(4,580)	4,279	4,594	8,873

Balance at January 1, 2007 (audited)	165	8,563	(311)	-	(2,723)	5,694	3,705	9,399
Foreign currency translation differences	-	-	-	24	-	24	-	24
Cost of share-based payment	-	22	-	-	-	22	17	39
Net profit	-	-	-	-	171	171	278	449
Balance at March 31, 2007 (unaudited)	165	8,585	(311)	24	(2,552)	5,911	4,000	9,911

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three month period ended March 31,
(in thousands)	2008	2007

Cash Flows From Operating Activities:
Net profit (loss) for the year	(915)	449
Adjustments for:
Depreciation and amortization	61	27
Deferred taxes, net	104	(84)
Cost of share-based payment	22	39
Accretion of convertible loan	38	-
Other	53	24
	(637)	455
Changes In Operating Assets And Liabilities:
Increase in trade receivables	520	141
Decrease in other accounts receivable and prepaid expenses	(89)	(61)
Decrease (increase) in inventories	(426)	94
Decrease in trade payables	(291)	(119)
Increase (decrease) in other accounts payable and accrued expenses	(104)	268
Net cash provided by operating activities	(1,027)	778

Cash Flows From Investing Activities:
Purchase of property and equipment	(58)	(97)
Additions to intangible assets	(858)	(297)
Net cash used in investing activities	(916)	(394)

Cash Flows From Financing Activities:
Receipt of convertible loan from shareholder	37	-
Repayment of long-term loans	(95)	(252)
Change in capital structure expenses	(57)	-
Net cash provided by financing activities	(115)	(252)

Increase (decrease) in cash and cash equivalents	(2,058)	132
Net foreign exchange differences	14	15
Cash and cash equivalents at beginning of the year	7,805	6,466
Cash and cash equivalents at the end of the year	5,761	6,613

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont.)

	Three month period ended March 31,
(in thousands)	2008	2007

Supplementary Information:
Cash paid during the year for interest	117	47

Income taxes	-	109

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands

NOTE 1	-	GENERAL

A.

Medivision Medical Imaging Ltd. (“the Company”), an Israeli corporation located in Yokneam, was incorporated and commenced business operations in June 1993. The Group is primarily engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancements and analysis software and related products and services for use by practitioners in the ocular healthcare field. The principal markets of the Company are located in the United States.

The Company’s shares are traded on the EURO.NM market in Belgium.

B.

In January 2008, OIS, through its wholly-owned subsidiary, Abraxas Medical Solutions, Inc., a Delaware corporation (“Abraxas”), acquired substantially all the assets of AcerMed, Inc., a leading developer of Electronic Medical Records (EMR) and Practice Management software. AcerMed has been providing comprehensive and advanced EMR and Practice Management software solutions for medical practices, from solo practitioners to multi-site practices nationwide. Through the acquisition, OIS gained the rights to software applications that automate the clinical, administrative, and financial operations of a medical office.

C.	Below are data on the representative exchange rates of the US dollar, and the changes therein during the reported periods:

Exchange rate of $1:

NIS
March 31, 2008	3.553
March 31, 2007	4.155
December 31, 2007	3.846

Rate of increase (decrease) in the period:

%
Three months ended March 31, 2008	(7.62)
Three months ended March 31, 2007	(1.66)
For the year ended December 31, 2007	(8.97)

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS).

The consolidated financial statements have been prepared on the historical cost basis except for certain items that are measured at fair value.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 2	-	SIGNIFICANT ACCOUNTING POLICIES (cont.)

IFRSs and IFRIC Interpretations not yet effective:

The Company has not early adopted the following IFRSs and IFRIC Interpretations that have been issued but are not effective as of December 31, 2007.

Standard or Interpretation	Description	Effective in reporting periods starting on or after

IFRIC 13	Customer Loyalty Programmes	July 1, 2008
IAS 23	Borrowing Costs (Revised 2007)	January 1, 2009
IAS 1	Presentation of Financial Statements (revised 2007 & 2008)	January 1, 2009
IFRS 2	Share-based payment vesting conditions and cancellations (Amendments 2008)	January 1, 2009
IFRS 3	Business Combinations	July 1, 2009
IAS 27	Consolidated and Separate Financial Statements	July 1, 2009
IAS 32	Financial Instruments Presentation (Amendments 2008)	January 1, 2009
IFRS 8	Operating Segments	January 1, 2009

NOTE 3	-	CASH AND CASH EQUIVALENTS (For the purpose of the cash flow statements)

Cash and cash equivalents comprise of the following:

	Three month period ended March 31,
(in thousands)	2008	2007

Cash and cash equivalents	5,935	6,851
Short-term bank credit	(174)	(238)
	5,761	6,613

NOTE 4	-MERGER AGREEMENT WITH OIS

On March 25, 2008 the Company signed a Merger agreement with OIS, under which the Company will become a subsidiary of OIS in a stock transaction.

According to the Merger agreement and subject to the conditions of the agreements, MV ACQUISITIONS Ltd (“MVA”), an Israeli company under incorporation and a wholly-owned subsidiary of OIS, and the Company intend to effect the merger of MVA with and into MediVision (the “Merger”), following which, MVA will cease to exist, MediVision’s outstanding shares will be converted into shares of OIS common stock, and the Company will become a wholly-owned subsidiary of OIS.

At the effective date of the merger, each MediVision ordinary share will be converted into 1.66 shares of OIS common stock for a total of approximately 11 million shares of OIS common stock: (“OIS Shares”). OIS Shares will be listed for trade on the NASDAQ OTC Bulletin Board.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (cont.)

U.S. Dollars in thousands

NOTE 4	-MERGER AGREEMENT WITH OIS (cont.)

This ratio reflects the approximately 9.4 million OIS Shares held by MediVision and an additional aggregate amount of approximately 1.9 million shares of OIS common stock (taking into account MediVision’s current outstanding share capital), reflecting the following assets and liabilities:

-	MediVision’s product pipeline;
-	MediVision’s research and development capabilities;
-	MediVision’s sales and distribution capabilities;
-	MediVision’s German-based subsidiary; and
-	MediVision’s debt to banks of approximately $2.85 million

In addition, outstanding options and warrants to purchase MediVision shares shall also be converted into options or warrants in the same exchange ratio, as the case may be, to purchase shares of OIS Common Stock. The Merger agreement also includes additional provisions regarding certain rights of major shareholders of MediVision, voting arrangements, registration rights and provisions applicable to share transfers.

The Merger which was unanimously approved by both companies’ Boards of Directors, OIS’ special independent committee and MediVision’s audit committee, is expected to close by the end of the third quarter of 2008 and will be subject to approval by OIS and MediVision’s shareholders in special shareholders meetings, as well as securing all other approvals and consents which are legally required.

NOTE 5	-	SEGMENT REPORTING

As of January 2008, with the commencing operation of Abraxas by OIS (see Note 1B, above), the Company began operating through two different core activities, as follows:

1.	Electronic record and practice management software;
2.	Ophthalmic application.

	Three month period ended March 31, 2008 (Unaudited)
	Electronic record and practice management software	Ophthalmic application	Total

Revenue from external customers	42	3,559	3,601

Operating loss	(187)	(510)	(697)
Unallocated expenses	-	-	(218)
Loss			(915)

=============================

===============

ERNST & YOUNG

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF

MEDIVISION MEDICAL IMAGING LTD.

We have audited the accompanying financial statements of MediVision Medical Imaging Ltd and its subsidiaries (‘the Group’), which comprise the consolidated balance sheets as at December 31, 2006 and 2005 and the consolidated statements of operations, consolidated statements of changes in equity and consolidated statements of cash flows for the years then ended, and a summary of significant accounting policies and other explanatory notes.

We did not audit the financial statements of certain subsidiaries, whose assets constitute approximately 70% and 4% of total consolidated assets as of December 31, 2006 and 2005, respectively, and whose revenues constitute approximately 95%, and 8% of total consolidated revenues for the years ended December 31, 2006 and 2005, respectively. The financial statements of those companies (before reconciliation in 2006 to International Financial Reporting Standards) were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for those companies, is based on the reports of the other auditors.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts (including the Group’s reconciliation in 2006 of the financial statements of the aforementioned subsidiaries to International Financial Reporting Standards.) and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate for the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained, and the reports of the other auditors, are sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements give a true and fair view of the financial position of the Group as of December 31, 2006 and 2005, and of its financial performance and its cash flows for each of the years then ended, in accordance with International Financial Reporting Standards.

KOST FORER GABBAY & KASIERER

A member of Ernst & Young Global

Haifa, Israel

March 20, 2007

Kost Forer Gabbay & Kasierer is a member practice of Ernst & Young Global

MEDIVISION MEDICAL IMAGING LTD

CONSOLIDATED BALANCE SHEETS
U.S. Dollars in thousands

		December 31,
	Note	2006	2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents		6,719	5,005
Restricted cash		160	150
Trade receivables, net	3a	3,486	3,201
Other accounts receivable and prepaid expenses	3b	279	427
Inventories	4	1,085	642

Totalcurrent assets		11,729	9,425

PROPERTY AND EQUIPMENT	5
Cost		1,276	879
Less – accumulated depreciation		770	661

Property and equipment, net		506	218

DEFERRED TAX ASSETS	13e	1,172	1,124

GOODWILL AND OTHER ASSETS	6	4,721	3,712

Total assets		18,128	14,479

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD

CONSOLIDATED BALANCE SHEETS
U.S. Dollars in thousands (except share data)

		December 31,
	Note	2006	2005

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term bank credit and current maturities	7	1,316	1,525
Trade payables		1,611	738
Other accounts payable and accrued expenses	8	4,395	4,368

Totalcurrent liabilities		7,322	6,631

LONG-TERM LIABILITIES
Long-term loans, net of current maturities	9	1,206	1,996
Other liabilities		201	157

Total long-term liabilities		1,407	2,153

COMMITMENTS AND CONTINGENT LIABILITIES	10

Total liabilities		8,729	8,784

EQUITY:	11
Equity attributable to equity holders of the parent:
Ordinary shares of NIS 0.1 par value each:
Authorized: 10,000,000 shares as of December 31, 2006 and 2005;
Issued and outstanding: 6,807,299 shares as of
December 31, 2006 and December 31, 2005.		165	165
Additional paid-in capital		8,563	8,506
Capital reserve		(311)	(311)
Accumulated deficit		(2,723)	(4,346)

		5,694	4,014
Minority interest		3,705	1,681

Total equity		9,399	5,695

Total liabilities and equity		18,128	14,479

Date of Approval	Gabriel Bouganim	Noam Allon
	Director of Finance	Director and Chief Executive Officer

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD

CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. Dollars (in thousands - except per share data)

		Year ended December 31,
	Note	2006	2005

Sales	12a	17,439	15,386

Cost of sales	12b	7,257	6,459

Gross profit		10,182	8,927

Operating expenses:
Research and development expenses	12c	2,088	1,548
Selling and marketing expenses	12d	4,436	3,887
xxx	12e	2,435	2,064

Total operating expenses		8,959	7,499

Operating income		1,223	1,428

Financial expenses, net	12f	149	465

Profit before other income		1,074	963

Other income, net	12g	1,508	574

Profit before taxes on income		2,582	1,537

Income tax expense	13, 12h	16	13

Net Profit for the year		2,566	1,524

Attributed to:
Equity holders of the parent		1,623	1,043
Minority interest		943	481

		2,566	1,524

Basic earnings per share (in Dollars)	12i	0.24	0.15

Diluted earnings per share (in Dollars)	12i	0.21	0.13

The accompanying notes are an integral part of the consolidated financial statement

MEDIVISION MEDICAL IMAGING LTD

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
U.S. Dollars in thousands

	Attributable to equity holders of the parent
	Share Capital	Additional paid-in capital	Capital reserve	Accumulated deficit	Total	Minority interests	Total equity

Balance at January 1, 2005	165	8,391	(311)	(5,389)	2,856	772	3,628

Exercise of options	*-	-	-	-	-	-	-
Conversion of a note and exercise of options
into common stock of a subsidiary	-	-	-	-	-	366	366
Cost of share-based payment	-	31	-	-	31	62	93
Modification of terms of warrants (Note 11a)	-	84	-	-	84	-	84
Net profit	-	-	-	1,043	1,043	481	1,524

Balance at December 31, 2005	165	8,506	(311)	(4,346)	4,014	1,681	5,695

Conversion of a note and exercise of options
into common stock of a subsidiary	-	-	-	-	-	1,060	1,060
Cost of share-based payment	-	57	-	-	57	21	78
Net profit	-	-	-	1,623	1,623	943	2,566

Balance at December 31, 2006	165	8,563	(311)	(2,723)	5,694	3,705	9,399

* Represents an amount of less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. Dollars in thousands

		Year ended December 31,
	Note	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit for the year		2,566	1,524
Adjustments for:
Depreciation and amortization		198	214
Gain on the sale and issuance of shares of a subsidiary		(1,526)	(678)
Deferred taxes, net		(48)	(95)
Cost of share-based payment		78	93
Non cash payment of interest		2	10
Other		39	21
		1,309	1,089
Changes in operating assets and liabilities:
Increase in trade receivables		(285)	(806)
Decrease (increase) in other accounts receivable and prepaid expenses		148	(200)
Decrease (increase) in inventories		(443)	303
Increase in trade payables		873	146
Increase (decrease) in other accounts payable and accrued expenses		(88)	764

Net cash provided by operating activities		1,514	1,296

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of additional shares of a subsidiary (Note 6c)		-	(1)
Purchase of property and equipment		(396)	(55)
Proceeds from the sale of shares of subsidiary		1,772	919
Proceeds from the sale of property and equipment		5	-
Additions to intangible assets		(1,494)	-
Payment of short-term credit for purchase of subsidiary		-	(74)

Net cash provided by (used in) investing activities		(113)	789

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipt of long-term loans		750	2,000
Repayment of long-term loans		(1,219)	(1,304)
Proceeds from exercise of options and conversion of warrants by the minority shareholders of a subsidiary		570	49
Decrease in short-term loans, net		-	(113)
Net cash provided by financing activities		101	632

Increase in cash and cash equivalents		1,502	2,717
Cash and cash equivalents at beginning of the year	15	4,964	2,247

Cash and cash equivalents at the end of the year	15	6,466	4,964

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

	Year ended December 31,
	2006	2005
SUPPLEMENTARY INFORMATION:

Cash paid during the year for interest	173	170

Income taxes	76	60

Supplemental schedule of non-cash activities:

Repayment of notes payable and interest through conversion into common stock of a subsidiary	690	411

Modification of terms of warrants in connection with receipt of bank loan	-	84

Long - term loans for purchase of property and equipment	20	-

The accompanying notes are an integral part of the consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 1:-	GENERAL

a.

Medivision Medical Imaging Ltd. (“the Company”), an Israeli corporation located in Yokneam, was incorporated and commenced business operations in June 1993. The Group is primarily engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancements and analysis software and related products and services for use by practitioners in the ocular healthcare field. The principal markets of the Company are located in the United States and Europe (see Note 12a).

The average head count of employees of the company and its subsidiaries during the year was 67, of which 17 were in production, 30 were in sales, 9 were in research and development and 11 were in administration functions.

The Company’s shares are traded on the EURO.NM market in Belgium.

b.	Definitions:

“The Company”	-	Medivision Medical Imaging Ltd.
“Subsidiaries”	-	Companies whose financial statements are fully consolidated with those of the Company.
“The Group”	-	The Company and its subsidiaries.
“OIS”	-	Ophthalmic Imaging Systems.

OIS is a company incorporated in Sacramento, California, U. S. A. whose shares are traded over the counter in NASDAQ (OISI.OB). As of December 31, 2006, the Company owns 58% of OIS’s outstanding common stock. (See also note 16).

“CCS”	-

CCS Pawlowski GmbH. (CCS), a company incorporated in Jena, Germany. CCS designs, develops, manufactures and markets ophthalmic digital imaging and image enhancement systems. The Company currently owns 63% of CCS’s outstanding common stock. (See Note 6c).

“C .P. I.”	-	The Consumer Price Index as published by the Central Bureau of statistics in Israel.
“NIS”	-	New Israeli Shekels.
“Dollar” or “$”	-	U.S. Dollar.
“EURO” or “€“	-	European currency.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS).

The consolidated financial statements have been prepared on an historical cost basis.

a.	Changes in accounting policies

The accounting policies adopted are consistent with those of the previous financial year except that the Group has adopted the following amended IFRS in 2006:

IAS 39 Amendments - Financial Instruments: Recognition and Measurement

The principal effects of these amendments are as follows:

Amendment for financial guarantee contracts (issued August 2005) – amended the scope of IAS 39 to require financial guarantee contracts that are not considered to be insurance contracts to be recognized initially at fair value and to be remeasured at the higher of the amount determined in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and the amount initially recognized less, when appropriate, cumulative amortization recognized in accordance with IAS 18 Revenue. This amendment did not have an effect on the financial statements.

Amendment for hedges of forecast intragroup transactions (issued April 2005) – amended IAS 39 to permit the foreign currency risk of a highly probable intragroup forecast transaction to qualify as the hedged item in a cash flow hedge, provided that the transaction is denominated in a currency other than the functional currency of the entity entering into that transaction and that the foreign currency risk will affect the consolidated income statement. As the Group currently has no such transactions, the amendment did not have an effect on the financial statements.

Amendment for the fair value option (issued June 2005) – amended IAS 39 to restrict the use of the option to designate any financial asset or any financial liability to be measured at fair value through the income statement. The Group had not previously used this option, hence the amendment did not have an effect on the financial statements.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

b.	Use of Estimates

The preparation of financial statements in accordance with IFRS requires estimates and assumptions by the Company’s management. Management is not presently aware of any significant uncertainty in applying these estimates that might result in material changes in the carrying amounts of assets and liabilities within the next financial year.

c.	Financial statements in U.S. Dollars:

1.

The majority of the Group’s sales are denominated in Dollars and the majority of the Group’s costs are incurred in Dollars or linked thereto. Accordingly, the Company has determined the Dollar as the currency of its primary economic environment, and thus as its functional and presentation currency in accordance with IAS 21.

2.

Transactions and balances originally denominated in Dollars are presented at their original amounts. Balances in non-Dollar currencies are translated into Dollars using historical and current exchange rates for non-monetary and monetary balances respectively. For non-Dollar transactions reflected in the statement of operations, the exchange rates prevailing at the date of the transaction are used. Depreciation and changes in inventories deriving from non-monetary items are based on historical exchange rates.

All transaction gains and losses from the above translation are reflected in the statement of operations in financial expenses, net.

3.	Data regarding the representative exchange rates of the NIS in relation to the Dollar on balance sheet date and the changes therein during the reported periods are as follows:

Exchange rate of the NIS
December 31, 2006	4.225
December 31, 2005	4.603

Change during the year ended:	%
December 31, 2006	(8.21)
December 31, 2005	6.85

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

d.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Inter-company transactions and balances, including profits from inter-company sales not yet realized outside the Group, have been eliminated upon consolidation.

Acquisitions of subsidiaries are included in the financial statements using the purchase method of accounting. Subsidiaries are consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the group. The financial statements of subsidiaries are prepared for the same reporting periods as the Company, using consistent accounting policies. Adjustments are made to conform to any dissimilar accounting policies that may exist.

e.	Cash and cash equivalents

The Company considers all highly liquid investments readily convertible into cash, originally purchased with maturities of three months or less, to be cash equivalents.

For the purposes of the consolidated cash flows statements, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

f.	Restricted cash

Restricted cash is primarily invested in certificates of deposits, which mature within one year and is used as security for a line of credit of OIS.

g.	Trade receivables

Trade receivables include amounts billed to customers from transactions arising in the ordinary course of business. Management periodically evaluates the collectibility of these receivables. An estimate for doubtful debts is made when collection of the full amount is no longer probable. The allowance for doubtful accounts balances is estimated based on historical experience and any specific customer/installation issues that have been identified. Bad debts are written off when identified.

h.	Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined as follows:

Raw materials	-	on a first-in, first-out basis.
Work-in-progress and finished products	-	cost of direct materials and labor and a proportion of manufacturing overheads based on normal operating activities.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

i.	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation and any impairment in value.

Depreciation is computed by the straight-line method, on the basis of the estimated useful lives of the assets.

Annual depreciation rates are:	%

Machinery and equipment	15 – 25
Office furniture and equipment	6 – 15
Computers and peripheral equipment	20 – 33
Vehicles	16.67
Leasehold improvements	Over the term of the lease

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. If any such indication exists, and where the carrying values exceed the estimated recoverable amount, the assets or cash-generating units are written down to their recoverable amount. The recoverable amount of property and equipment is the greater of net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in the statement of operations.

j.	Business Combinations and goodwill

Goodwill represents the excess of the cost of the acquisition over the fair value of identifiable net assets of a subsidiary at the date of acquisition. Goodwill arising from the purchase of OIS (for which the agreement date was prior to March 31, 2004) was amortized on a straight-line basis over its useful economic life of 20 years. Goodwill is stated at cost less accumulated amortization at December 31, 2004, and any impairment in value.

In accordance with the transitional provisions of IFRS 3, the Group has ceased amortizing goodwill commencing on January 1, 2005. IFRS 3 requires the Group to test goodwill for impairment annually at the cash generating unit level (unless an event occurs during the year which requires the goodwill to be tested more frequently).

k.	Leases

Financing leases, which effectively transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the present value of the minimum lease payments at the inception of the lease term and disclosed as leased property and equipment. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

k.	Leases (cont.)

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases. Operating lease payments are recognized as an expense in the statement of operations on a straight-line basis over the lease term.

l.	Warranty provision

The Group’s warranty provision contains two components. A general product provision on a product basis in specific provisions created as the Group becomes aware of system performance issues. The product provision is calculated based in a fixed Dollar amount per shipped each quarter. Specific provisions usually arise from the introduction of new products and as issues are resolved, the Group reduces the specific provision. These types of issues can cause the warranty provision to fluctuate outside of sales fluctuations.

Historically, the Group estimated the cost of the various warranty services by taking into account the estimated cost of servicing routine warranty claims in the fist year, including parts, labour and travel costs for service technicians. The Group analyzes the expenses in utilization of its service department to estimate the cost per system for the first year manufacturer’s warranty.

m.	Borrowing costs

Borrowing costs are recognized as an expense when incurred in accordance with the benchmark accounting treatment under IAS 23.

n.	Convertible debt

The component parts (liability and equity elements) of convertible debt are measured and reported separately in the balance sheet. Upon the issuance of convertible debt, the fair value of the liability component is determined using a market rate for an equivalent non-convertible debt. This amount is shown as a long-term liability on the amortized cost basis until conversion or repayment. .The remainder, if any, of the proceeds received upon the issuance of the convertible debt is allocated to the equity component (option) and included in shareholders’ equity. The value of the option is not changed in subsequent periods.

Issuance costs are allocated between the liability and equity components of the convertible debt based on the allocation of the proceeds to those components when they are first recognized.

o.	Income taxes

Deferred income tax is provided, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax assets are recognized for all deductible temporary differences, carry forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, carry forward of unused tax assets, and unused tax losses can be utilized.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

o.	Income taxes (cont.)

In respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the balance sheet date.

p.	Revenue recognition

Revenue is recognized when the significant risks and rewards of ownership have passed to the buyer and the amount of revenue can be measured reliably.

The multiple components of the Group’s revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for product shipment, installation and training services, and service contracts based on performance or contract period.

Revenues from sales of products are recognized upon shipment to customers, provided that no significant vendor obligations remain, acceptance has occurred and the collection of the related receivable is probable.

Installation revenue is recognized when the installation is complete. Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services. These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to what the market will bear.

The Group generally provides a one year warranty covering materials and workmanship. Cost of sales includes the anticipated expenses associated with the warranty.

Customers may purchase extended warranty coverage for additional one or two year periods. Revenues from the sale of these extended warranties are deferred and recognized as revenue on a straight-line basis over the term of the extended warranty contract.

q.	Research and development costs

Research costs are expensed as incurred. An intangible asset arising from development expenditure on an individual project is recognized only when the Group can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during the development.

During the period of development, the asset is tested for impairment annually. Following the initial recognition of the development expenditure, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. It is amortized over the period of expected future sales. During the period of which the assets are not yet in use it is tested for impairment annually.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

r.	Royalty bearing grants

Royalty bearing grants from the Chief Scientist and BIRD-F for funding certain approved research projects are recognized at the time the Company is entitled to such grants on the basis of the related costs incurred and are presented as a reduction of research and development expenses.

s.	Earnings per share

The Group calculates basic and diluted earnings per share in accordance with IAS 33, Earnings per Share. Basic earnings per share are computed using the weighted average number of shares outstanding during the period. Diluted earnings per share are computed using the weighted average number of shares outstanding during the period plus the dilutive effect of stock options outstanding during the period.

t.	Fair value of financial instruments

The carrying values of cash and cash equivalents, restricted cash, trade and other receivables, short-term bank credit, trade and other payables, and long-term loans reported in the balance sheet approximate their fair values.

u.	Concentrations of credit risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash, cash equivalents and trade receivables.

Cash and cash equivalents are deposited with high credit quality banks and financial institutions in Israel, Germany and U.S.A. Management believes that the financial institutions that hold the Group’s investments are financially sound, and, accordingly, minimal credit risk exists with respect to these investments.

The Group has adopted credit policies and standards intended to accommodate industry growth and inherent risk. The Group performs ongoing credit evaluations of its customers’ financial condition and has limited the risk due to the policy to require deposits from customers, the number of customers and their geographic dispersion. The Group includes provisions in the financial statements, which in the opinion of management are adequate to cover doubtful accounts.

v.	Share-based payment

IFRS 2, ‘Share-Based Payment’ requires an expense to be recognized when goods or services are acquired in exchange for shares or rights to shares (‘equity-settled transactions’), or in exchange for other assets equivalent in value to a given number of shares or rights to shares (‘cash-settled transactions’). The main impact of IFRS 2 on the Group is the recognition of an expense for options granted to employees and directors. The expense is measured by reference to the fair value of the options on the grant date by using an option-pricing model.

w.	IFRSs and IFRIC Interpretations not yet effective:

The Company has not early adopted IFRSs and IFRIC Interpretations that have been issued but are not effective as of December 31, 2006. Management expects that adoption of those pronouncements will not have a material impact on the financial position and results of operations of the Company in period of initial application.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 3:-	ACCOUNTS RECEIVABLE

	December 31,
	2006	2005
a. Trade receivables
Open accounts	3,758	3,487
Less - allowance for doubtful accounts	272	286

	3,486	3,201

b. Other accounts receivable and prepaid expenses
Prepaid expenses	209	315
Other	70	112

	279	427

NOTE 4:-	INVENTORIES

	December 31,
	2006	2005

Composition:
Raw materials	445	222
Work in progress	75	71
Finished products	565	349

	1,085	642

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 5:-PROPERTY AND EQUIPMENT

	Machinery and equipment	Office furniture and equipment	Computers and peripheral equipment	Vehicles	Leasehold improvements	Total

Cost:
Balance as of January 1, 2006	324	332	152	42	29	879
Changes during the year:
Additions	37	334	24	21	-	416
Disposals	-	(2)	-	(17)	-	(19)

Balance as of December 31, 2006	361	664	176	46	29	1,276

Accumulated depreciation:
Balance as of January 1, 2006	252	232	134	15	28	661
Provision	35	66	14	7	1	123
Disposals	-	(2)	-	(12)	-	(14)

Balance as of December 31, 2006	287	296	148	10	29	770

Depreciated cost:
Balance as of December 31, 2006	74	368	28	36	-	506

Balance as of December 31, 2005	72	100	18	27	1	218

Includes assets under capital lease agreements, whose cost is $ 87 as of December 31, 2006.

Depreciation expense amounted to $123 and $121 for the years ended December 31, 2006 and 2005, respectively.

As for Liens - see Note 10d.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 6:-	GOODWILL AND OTHER ASSETS

a.	Intangible assets:

	December 31,
	2006	2005

Original amounts:

Goodwill (See b and c)	4,245	4,691
Intangible assets (see d)	1,501	*7
Deferred debt issuance costs (See Note 9a)	-	*215

	5,746	4,913
Accumulated amortization:
Goodwill	1,025	1,025
Deferred debt issuance costs	-	176

	1025	1,201

	4,721	3,712

* reclassified

b.

On August 18, 2000, the Company acquired 73% of the voting shares of OIS. The consideration for the acquisition, paid in cash, was $2,575. Goodwill arising on the acquisition amounted to $4,819. In June 2003, the Company’s investment in OIS increased to 85% due to the conversion of a convertible promissory note (see Note 16a). Since then, the Company’s investment in OIS decreased to 58% due to sales of shares and options exercised by the minority interest (see Note 16b). A proportionate share of goodwill amounting to $1,309 was also realized.

c.

Effectively as of July 1, 2004, the Company acquired 54% of the voting shares of CCS, a Company incorporated in Jena, Germany. CCS designs, develops, manufactures and markets ophthalmic digital imaging and image enhancement systems. The consideration for the acquisition was $845 of which $813 was paid in cash and balance of $32 by transfer of shares of Medivision’s US subsidiary, Ophthalmic Imaging Systems, Inc. (“OIS”).

In July 2005, the Company increased its holdings in CCS by an additional 9% in consideration of Euro 1 thousand and reached 63% holdings in CCS. The Company had option to reach up to 80% holdings in CCS until January 2007. The Company did not exercise this option.

The agreement also provides for additional financing, if it shall be required for funding CCS’ activities. Each of the shareholders of CCS shall provide cash financing (shareholders’ loans) or a security (such as guarantee, pledge or similar security) in an amount pro-rata to its respective nominal holdings of CCS’s shares on such date. The additional amount to be potentially provided for financing by both parties will be limited up to €100 thousand.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 6:-	GOODWILL AND OTHER ASSETS (CONT.)

d.

The recoverable amount of CCS good will has been determined based on a value in use calculation using cash flow projection based on financial budgets approved by senior management covering a five year period. The discount rate applied to cash flow projection is 15%, and cash flow beyond 5 years are extrapolated using a 2% growth rate.

e.

During 2006, the Company recognized development costs in the amount of $ 1,424 as an intangible asset in accordance with the criteria for recognition as set forth in IAS 38 “Intangible Assets” (see also note 10f)

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 7:-	SHORT-TERM CREDIT AND CURRENT MATURITIES OF LONG-TERM LOANS

	Interest rate
	in 2006	December 31,
	%	2006	2005

Short-term bank credit in NIS	6	90	41
Short-term bank credit in Euro		13	-
Line of credit (1)		150	-
Current maturities of long-term loans (see Note 9)	LIBOR +2.75	1,063	1,484

		1,316	1,525

Collateral - see Note 10d.

(1)

Line of credit- In May 2003, OIS entered into a line of credit agreement with a bank of up to $150. The line is secured by a pledged investment with the bank at the amount of $150. Advances on the line bear interest at prime (8.25% at December 31, 2006) and are due monthly. The line of credit expires on September 10, 2008.

NOTE 8:-	OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2006	2005

Employees	1,304	1,060
Accrued expenses to shareholders	139	191
Deferred extended warranty revenue	1,251	866
Advances from customers	311	729
Warranty provision*	403	619
Accrued expenses and other credit balances	987	903

	4,395	4,368

*Product warranty provision movements consist of the following:

	2006	2005

Balance at beginning of the year	619	506
Net provisions	135	487
Warranty costs incurred	(351)	(374)

Balance at end of the year	403	619

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 9:-	LONG-TERM LOANS

		Interest rate for 2006	December 31,
		%	2006	2005

a.	Composition:
	Bank loans in Dollars (1,2,5,6)	LIBOR + 2.75	2,217	2,479
	Loans from shareholders’ linked to the Dollar		-	115
	Capitalized lease		52	53
	Convertible notes issued by OIS - in Dollars (3,4)		-	833

			2,269	3,480
	Less-current maturities of long-term loans		1,063	1,484

			1,206	1,996

(1)	For loan agreement with United Mizrahi Bank see Note 11a.

(2)	The LIBOR rate was 5.3% at December 31, 2006.

(3)

On September 25, 2003, OIS entered into a securities purchase agreement with Laurus Master Fund Ltd. #1 (“Laurus 1”). Pursuant to this agreement, OIS sold to Laurus 1 a secured convertible term note in the principal amount of $1,200 bearing interest at the rate of six and one-half percent (6.5%) per annum, due September 25, 2006, convertible into shares of its common stock at a conversion price of $1.07 per share at OIS’s option. Debt issuance costs of $119 were amortized over the three-year life of the note. Interest is payable, at OIS’s option, in cash or in shares of common stock, under certain limitations. OIS granted to Laurus 1 a subordinated second priority security interest in its assets to secure the obligations under the note, pursuant to a security agreement dated September 25, 2003 between it and Laurus 1. In 2006, OIS opted to pay $21 of principal in 20,000 shares of common stock, $114 of principal and $1 of interest in cash for the note. Due to these conversions and payments, there is no remaining balance on this note.

Additionally, OIS issued a warrant to Laurus 1 to purchase up to 375,000 shares of its common stock at exercise prices ranging between $1.23 and $1.61 per share (see Note 16d).

(4)

On April 27, 2004, OIS entered into a securities purchase agreement with Laurus Master Fund Ltd. #2 (“Laurus 2”). Pursuant to this agreement, OIS sold to Laurus 2, a secured convertible term note in the principal amount of $1,000 bearing interest at the rate of six and one-half percent (6.5%) per annum, due April 27, 2007, convertible into shares of its common stock at a conversion price of $1.22 per share, at OIS’s option. Debt issuance costs of $71 were amortized over the three-year life of the note. Interest is payable at OIS’s option in cash or shares of common stock. OIS granted to Laurus 2 a subordinated second priority security interest in its assets to secure the obligations under the note. In 2006, OIS opted to pay $667 of principal and $2 of interest in 548,082 shares of common stock, and $30 of principal and $4 of interest in cash for the note due June 21, 2007. Due to these conversions and payments, there is no remaining balance on this note.

Additionally, OIS issued a warrant to Laurus 2 to purchase up to 313,000 shares of its common stock at exercise prices ranging between $1.40 and $1.83 per share. The warrant is exercisable through April 27, 2009.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 9:-	LONG-TERM LOANS (CONT.)

(5)

According to the loan agreement with Delta Lloyd Bank N.V., dated August 8, 2000, and the first Appendix thereto dated May 28, 2002, the principal amount of $548 with interest at an annual rate of LIBOR+ 2% is to be repaid in equal monthly installments of approximately $61.

(6)

In November 2006, the Company obtained a long-term bank loan in the amount of $750. The loan with interest at an annual rate of LIBOR+ 3% is to be paid in eighteen monthly installments, commencing on November 2007.

		December 31,
		2006	2005

b.	Aggregate maturities of long-term loans are as follows:
	First year - current maturities	1,063	1,484
	Second year	1,009	1,349
	Third year	197	602
	Loans from shareholders of Company and subsidiary- repayment date not yet determined	-	45
		1,206	1,996

		2,269	3,480

c.	Collateral - see Note 10d.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands (Except share amount)

NOTE 10:-COMMITMENTS AND CONTINGENT LIABILITIES

a.	Equity line of credit

On December 28, 2004, OIS entered into an investment agreement with Dutchess Private Equities Fund II, LP (Dutchess) providing for an equity line of credit. Pursuant to the investment agreement, Dutchess has agreed to provide OIS with up to $9,000 of funding during the thirty-month period beginning on the date that a registration statement OIS agreed to file providing for the resale of the shares of common stock issued under the investment agreement is declared effective by the Securities and Exchange Commission. During October, 2006 OIS withdrew it’s registration statement, effectively termination the agreement with Dutchess.

b.	Chief Scientist

The Company is committed, under agreements with the Chief Scientist in respect of certain research and development projects, to pay royalties to the Chief Scientist at the rate of 3.5% of the sales of products resulting from the research and development which resulted with the Angiovision product line, at an amount not to exceed the amount of the grants received by the Company, as participation in the research and development program. The sales of the AngioVision product line have decreased significantly. As of December 31, 2006 the Company had an outstanding contingent obligation to pay royalties in the amount of $1,804. The obligation to pay these royalties is contingent on actual sales of the AngioVision product and in the absence of such sales no payment is required. Company’s management is of the opinion that payment of these royalties is remote.

c.	BIRD-F

The Group received grants from BIRD-F. Royalty payments to BIRD-F are due at the rate of 2.5% for the first year and 5% beginning with the second year and thereafter, on revenues derived from research and development projects in which the BIRD-F participated in their financing, up to 150% of the amount received by the Group.

As of December 31, 2006, grants received from BIRD-F amounted to $769, and the Group has an outstanding contingent obligation to pay royalties to BIRD-F aggregating up to $1,154. The obligation to pay these royalties is contingent on actual sales of the product and in the absence of such sales no payment is required. Company’s management is of the opinion that payment of these royalties is remote.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands (Except share amount)

NOTE 10:-COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

d.	Liens

1.	The Company’s liabilities to banks are secured by a fixed lien on the Company’s share capital, goodwill, patents and insurance rights and a floating lien on all of its assets.

2.	To secure its liabilities to Delta Lloyd Bank, the Company pledged 2,131,908 shares of its holdings in the common stock of OIS in favor of Delta Lloyd Bank.

3.	OIS granted a security interest in substantially all assets of OIS to United Mizrahi Bank Ltd., as security for amounts borrowed by the Company from the Bank (see Note 11a).

The secured liabilities and guarantees are as follows:

	December 31,
	2006	2005
Short-term bank loan including current
maturities of long-term loans	1,063	1,484

Long-term bank loans	1,206	1,951

4.

In consideration for the long-term bank loan (see 9a(6)) , as security for the discharge of all amounts due, the Company provided the bank with 750,000 shares of Common Stock of OIS held by the Company.

e.	Lease Agreements

1.

OIS leases its facilities under a non-cancelable operating lease that expires in June 2009 with minimum lease payments of approximately $142 for the year ended December 31, 2007, $147 for the year ended December 31, 2008 and , $76 for the year ended December 31, 2009.

2.	The Company rents its facilities under a non-cancelable operating lease that expires in September 2010. The lease agreements require minimum lease payments of approximately $40 per year until 2010.

3.	CCS leases its facilities under a six-month cancellation notice operating lease that is unlimited in time with minimum lease payments of approximately $22 per year.

f.	Claims

The Company started developing a new product jointly with another Company, and later this company acted as a subcontractor for the Company. The Company received a letter from the other company claiming an amount of approximately $560 and partnership in the know how and asking the Company to suggest a way to dissolves the partnership in the know how developed. The Company requested clarifications as to what the joint know how was. Subsequent to balance sheet date, the claims regarding these matters were filed by the other company in a court of law in Israel. According to management’s opinion, based on the opinion of its legal advisors, the outcome of those claims can not be predicted.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 11:-SHARE CAPITAL

a.	Warrants

In July 2005, the Company obtained a long-term bank loan in the amount of $2,000. The loan bears interest at an annual rate of LIBOR+ 2.5%, and is to be paid in twenty four monthly installments, commencing on August 1, 2006. Under covenants set in the loan agreement, as long as any part of the loan is outstanding the Company must maintain controlling ownership in OIS shares and a minimum amount of consolidated free cash as set in the agreement. The company was in compliance with all restrictive loan covenants as of December 31, 2006 and during the reported period.

In consideration for the loan, the Company modified the terms of the warrants issued to the bank during 2002. The warrants to purchase shares of the Company for a total consideration of up to Euro 348,603 may be exercised at any time, for a period ending at the earlier of 8.5 years after December 9, 2002 or 12 months after the consummation of an exit transaction as described in the agreement with the bank. The exercise price will be the lower of Euro 1.3 or the price per share set at the exit transaction less 40%. The Company calculated the incremental fair value (increase in fair value of the warrants before and after the modification) using an option pricing model. The incremental fair value in the amount of $84 was recognized as transaction costs and presented as a deduction from the loan with a corresponding credit to equity (additional paid-in capital). These costs will be amortized over the term of the loan using the effective rate interest method.

b.	Stock Option Plans

On October 17, 1999, the Board of Directors of the Company adopted a Stock Option Plan (the “1999 Plan”) pursuant to which share options in the Company may be granted to employees, officers, directors and consultants of the Company or any subsidiary. An aggregate of 500,000 Ordinary shares of the Company are reserved for issuance under the 1999 Plan. Any options which are canceled or forfeited within the option period will become available for future grants. The 1999 Plan will terminate in 2009, unless previously terminated by the Board of Directors. The plan is under section 102 of the Israeli Tax Ordinance in connection with exemption from tax on the date of issuance of shares (subject to its limitations). As of December 31, 2006, there are 145,912 Ordinary Shares available for issuance under the 1999 Plan.

On November 16, 2004, the Board of Directors of the Company adopted an Israeli Stock Option Plan (the “2004 ISOP”) pursuant to which share options in the Company may be granted to employees, officers, directors and consultants of the Company or any subsidiary. An aggregate of 500,000 Ordinary shares of the Company are reserved for issuance under the 2004 ISOP. Any options which are canceled or forfeited within the option period will become available for future grants. The vesting period will be 50% after two years, 25% after three years and 25% after four years from the grant date. The 2004 ISOP will terminate in 2014, unless previously terminated by the Board of Directors. As of December 31, 2006, there are 81,599 Ordinary Shares available for issuance under the 2004 ISOP.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 11:-SHARE CAPITAL (CONT.)

b.	Stock Option Plans (cont.)

As of December 31, 2006 there are 772,489 options outstanding, of which 500,188 are exercisable into Ordinary shares as follows:

price per	December 31, 2006
share	Outstanding		Exercisable
EURO	Number of options	**Life	Number of options
0.50 - 1.50	347,128	3.5	327,128
0.03	6,960	3.5	6,960
0.80	358,201	8.0	166,100
2.02 - 2.53	60,200	10.0	-
	*772,489		500,188

*	Including 312,745 options not issued under section 102 of the Israeli Tax Ordinance.
**	Weighted average contractual life remaining in years.

	December 31, 2006		December 31, 2005
		Weighted		Weighted
		average		average
		exercise		exercise
	Amount	price	Amount	price
		EURO		EURO

Outstanding at the beginning of the year	733,889	0.89	724,513	0.88
Granted	60,200	2.17	26,000	1.18
Exercised	-		(2,624)	0.03
Forfeited	(21,600)	0.80	(14,000)	0.91

Outstanding at the end of the year	772,489	0.99	733,889	0.89

Exercisable options	500,188	0.92	334,088	0.98

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 11:-SHARE CAPITAL (CONT.)

b.	Stock Option Plan (cont.)

The fair value of options grants is estimated at the date of grant using the Black-Scholes option pricing model. The following are the data and assumptions used:

	Year ended December 31,
	2006	2005

Dividend yield (%)	0	0
Historical Volatility (%)	74	57
Expected Volatility (%)	74	57
Risk free interest rate (%)	3.5	3
Expected life of options (years)	4	4
Exercise price (Dollars)	2.58-3.23	1.34-1.5
Share price (Dollars)	3.14	1.44
Fair value (Dollars)	1.77 - 1.93	0.65-0.70

The expected volatility reflects the assumption that the historical volatility is indicative of future trends, which may also not necessarily be the actual outcome.

The Company recorded employee compensation expense of $57 for the year ended December 31, 2006, with a corresponding increase in equity (additional paid-in capital).

In addition, compensation expense of $21 was recorded for the year ended December 31, 2006, in connection with grants of options by OIS.

NOTE 12:-SELECTED STATEMENTS OF OPERATIONS DATA

a.	Sales

	Year ended December 31,
	2006	2005

North America	15,026	12,658
Europe	2,250	2,498
Other	163	230

	17,439	15,386

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 12:-SELECTED STATEMENTS OF OPERATIONS DATA (CONT.)

b.	Cost of sales

	Year ended December 31,
	2006	2005

Materials consumed	4,315	4,123
Salaries	1,835	1,157
Other	1,327	983
	7,477	6,263

Changes in work in progress and
finished products	(220)	196

	7,257	6,459

c.	Research and development expenses:

	Year ended December 31,
	2006	2005

Salaries and related expenses	992	662
Subcontractors and consultants	772	538
Materials and supplies	50	51
Depreciation	38	23
Miscellaneous	236	274

	2,088	1,548

d.	Selling and marketing expenses:

	Year ended December 31,
	2006	2005

Salaries and related expenses	2,868	2,778
Advertising and exhibitions	514	342
Foreign travel	589	572
Communications	81	64
Miscellaneous	384	131

	4,436	3,887

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 12:-	SELECTED STATEMENTS OF OPERATIONS DATA (CONT.)

e.	General and administrative expenses

	Year ended December 31,
	2006	2005

Salaries and related expenses	1,146	961
Professional services	633	660
Rent	212	177
Communications	74	78
Vehicles maintenance	22	24
Doubtful and bad debts	389	(8)
Depreciation	83	80
Income from settlement of claims*	(200)	-
Miscellaneous	76	92

	2,435	2,064

*

During 2004, OIS filed a civil action in the United States District Court for the Eastern District of California against several of its former employees, and two ophthalmic equipment businesses owned by one of them. The complaint alleges claims for misappropriation of trade secrets, violations of the federal computer fraud and abuse act, copyright infringement, breach of contract, interference with contract, and false advertising. In January 2006, OIS amended its complaint to include a claim for conversion based upon the alleged taking by some of the defendants of its imaging system equipment from its premises. The complaint seeks monetary damages as well as injunctive relief against the defendants.

During 2004, the United States District Court for the Eastern District of California granted in part OIS application for a preliminary injunction against certain of the defendants. In December 2004, the Court dismissed one individual and one company from the case. In October 2005, OIS reached a settlement of the case with the other company, under the terms of which the other company turned over to OIS the rights to its imaging systems and technology and agreed to stop selling the systems and was dismissed from the case. During 2006, the remaining defendants reached an agreement to resolve all remaining claims pursuant to a settlement agreement, to be reduced to writing, under which OIS will receive payment of $200,000 and the claims against the defendants will be dismissed.

f.	Financial expenses, net

	Year ended December 31,
	2006	2005

Bank expenses and interest, net	75	283
Amortization of debt transaction costs	36	121
Interest to related party	28	53
Other	10	8

	149	465

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars (in thousands except for share and per share data)

NOTE 12:-	SELECTED STATEMENTS OF OPERATIONS DATA (CONT.)

g.	Other income, net

	Year ended December 31,
	2006	2005

Gain on issuance of shares by OIS to third parties	377	156
Gain on sale of OIS shares to third parties	1,149	522
Other	(18)	(104)

	1,508	574

h.	Income tax expense

Income tax expense is comprised as follows:

	Year ended December 31,
	2006	2005

Current taxes	64	108
Deferred taxes	(48)	(95)

	16	13

i.	Earnings per share

	Year ended December 31,
	2006	2005

Net profit for the year attributed to equity holders of the parent	1,623	1,043
Weighted average number of shares used in
calculation of basic earnings per share	6,807,299	6,807,069

Dilutive effect of share options	406,144	999,817

Adjusted weighted average number of shares used in
calculation of diluted earnings per share	7,213,443	7,806,886

Basic earnings per share (in Dollars)	0.24	0.15

Diluted earnings per share (in Dollars)	0.21	0.13

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 13:-	TAXES ON INCOME

a.	Tax benefits under the Encouragement of Capital Investments Law

The Company was granted “approved enterprise” status. The main benefits to which the Company will be entitled, if it implements all the terms of the approved program, are exemption from tax on income from the approved enterprise, and reduced tax rates on dividends originating from this income. The income from the approved enterprise will be exempt from tax for a ten year period, commencing on the date that taxable income is first generated by the approved enterprise (limited to the earlier of a maximum period of 12 years from commencing operations or 14 years from the date the approval letter is received). In August 1999 the Company was granted an additional period of extension, thus extending the period of tax exemption until 2009.

Dividend distributions originating in the income of the approved enterprise will be subject to tax at the rate of 15%, provided that the dividend is distributed during the period stipulated in the law. In the event of a dividend distribution (including withdrawals and charges that are deemed to be dividends) out of the income originating from the approved enterprise, and on which the Company received a tax exemption, income from which the dividend is distributed will be subject to corporate taxes at the rate of 25%.

Tax benefits are conditional upon compliance with the provision of the Law, the regulations that were enacted, and the terms stipulated in the approval letter.

The entitlement to the above benefits is conditional upon the Company fulfilling the conditions stipulated by the above law, regulations published hereunder and the instruments of approval for the specific investments in “approved enterprises”. In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest. As of December 31, 2006, management believes that the Company is meeting all of the aforementioned conditions.

b.	Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law 1985:

Results for tax purposes are measured in accordance with the change in the CPI.

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 13:-TAXES ON INCOME (CONT.)

c.	Carry forward tax losses

The Company has accumulated losses for tax purposes as of December 31, 2006, in the amount of approximately $ 7,073, which may be carried forward and offset against taxable income in the future for an indefinite period.

OIS has at December 31, 2006, a net operating loss carryover of approximately $4,877 for U.S. Federal income tax purposes which expires between 2007 and 2020, and no net operating loss carry forward for California state income tax purposes. OIS used the Federal Tax credit carry forward of approximately $ 175. Due to changes in ownership which occurred in prior years, Section 382 of the Internal Revenue Code provides for significant limitations on the utilization of net operating loss carry forwards and tax credits. As a result of these limitations, a portion of these loss and credit carryovers may expire without being utilized.

d.

In June 2004, an amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 was passed by the “Knesset” (Israeli parliament) and on July 25, 2005, another law was passed, the amendment to the Income Tax Ordinance (No. 147) 2005, according to which the corporate tax rate is to be progressively reduced to the following tax rates: 2004 - 35%, 2005 - 34%, 2006 - 31%, 2007 - 29%, 2008 - 27%, 2009 - 26%, 2010 and thereafter - 25%.

e.	A reconciliation of the theoretical tax expense, assuming all income is taxed at the statutory rate applicable to the income of companies in Israel, and the actual tax benefit, is as follows:

	Year ended December 31,
	2006	2005

Profit before taxes as reported in the consolidated statements of operations	2,582	1,537
Statutory tax rate in Israel	31%	34%
Theoretical tax expense	800	523

Increase (decrease) in taxes resulting from:
Capital gain exempt from tax	(117)	(55)
Utilization of tax losses	(845)	(926)
Change in valuation allowance	106	176
Other	72	295

Actual tax expense	16	13

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 13:-	TAXES ON INCOME (CONT.)

f.	Deferred tax assets

OIS recorded a tax asset due to carry forward losses and other deductible temporary differences in the amount of $1,172 as of December 31, 2006 (December 31, 2005 - $1,124). Due to OIS’s limited history of profitable operations and as these carry forward losses may not be used to offset taxable profits elsewhere in the Group, an additional tax asset of $2,311 was not recorded.

The Company has not recorded deferred tax assets in respect of carry forward losses in the amount of $1,599 due to their uncertainty of realization.

g.	Final tax assessments

The Company has tax assessments that are deemed final through 2002.

NOTE 14:-RELATED PARTIES TRANSACTIONS AND BALANCES

a.	Balances:

	December 31,
	2006	2005

Long-term loans from shareholders	-	115
Accrued expenses to shareholders	139	191
Other liabilities to shareholders	413	364
Other liabilities to directors	27	32
No advances or loans were granted to Directors of the Company.

b.	Transactions:

	Year ended December 31,
	2006	2005

Interest to related parties	28	53
Salaries to key management personnel of the Company (Shareholders)	246	232
Salaries to key management personnel of a Subsidiary (Shareholders)	481	462
Fees to directors of the Company	76	64
Salaries to directors of a Subsidiary	105	72

MEDIVISION MEDICAL IMAGING LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
U.S. Dollars in thousands

NOTE 15:-CASH AND CASH EQUIVALENTS

(For the purpose of the Cash Flow Statements)

Cash and cash equivalents comprise the following:

	December 31,
	2006	2005

Cash and cash equivalents	6,719	5,005
Short-term bank credit (see Note 7)	(253)	(41)

	6,466	4,946

NOTE 16:-MODIFICATION OF SHARE CAPITAL OF OIS

a.

Pursuant to a Common Stock Purchase Agreement dated as of September 16, 2005 between the Company and Meadowbrook Opportunity Fund LLC, the Company sold 400,000 shares of OIS’s common stock to Meadowbrook Opportunity Fund LLC at a price of $1.20 per share. On December 8, 2005, the Company sold 310,000 shares to the clients of an institutional investor at the price per share of $1.45. During the year ended December 31, 2005 the consideration received from the sales of these shares amounted to $919 (net of expenses of $10), and the Company recorded a gain of $522. The Company also recorded a gain of $156 resulting from the issuance of shares by OIS upon conversion of the loans and the exercise of options by the minority (see c,d below). The gains are included in other income. As a result of the foregoing transactions, as of December 31, 2005 the Company owns approximately 67% of OIS’s outstanding common stock (see Note 12g).

b.

Pursuant to a Common Stock Purchase Agreement dated as of February 14, 2006 between The Company and Wasatch Advisors, The Company sold 1,000,000 shares of OIS’s common stock to Wasatch Advisors at a price of $1.80 per share. During the year ended December 31, 2006 the consideration received from the sales of these shares amounted to $1,772 (net of expenses of $18), and the Company recorded a gain of $1,149. The Company also recorded a gain of $377 resulting from the issuance of shares by OIS upon conversion of the loans, warrants and the exercise of options by the minority (see c and d below). The gains are included in other income. As a result of the foregoing transactions, as of balance sheet date the Company owns approximately 58% of OIS’s outstanding common stock (see Note 12g).

c.

During the years ended December 31, 2006 and 2005 principal and interest of the Laurus loans were converted to 568,082 and 383,985 shares of OIS respectively. In addition, 47,344 and 100,000 options were exercised into OIS shares respectively.

d.

OIS issued a warrant in September 2003 pursuant to the issuance of a note payable (Note 9a(3)). The warrant permits the holder to purchase up to 375,000 shares of common stock at a price of $1.23 per share for the first 100,000 shares; $1.39 per share for the next 125,000 shares and $1.61 per share for the remaining 150,000 shares. The warrant is exercisable through September 26, 2010. During 2006, Laurus converted all the 375,000 warrants into shares.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

Among

OPHTHALMIC IMAGING SYSTEMS,

MV ACQUISITIONS LTD.

and

MEDIVISION MEDICAL IMAGING LTD.

Dated as of March 25, 2008

ANNEX A

Page

ARTICLE I	THE MERGER; CLOSING; EFFECTIVE TIME	3

Section 1.01	The Merger	3

Section 1.02	Closing	3

Section 1.03	Effective Time	3

ARTICLE II	GOVERNING DOCUMENTS	4

Section 2.01	Surviving Corporation Memorandum of Association and Articles of Association	4

Section 2.02	OIS Articles and Bylaws	4

ARTICLE III	OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION AND OIS	4

Section 3.01	Surviving Corporation Directors	4

Section 3.02	Surviving Corporation Officers	4

Section 3.03	OIS Officers	4

Section 3.04	OIS Directors	4

Section 3.05	Additional Actions	4

ARTICLE IV	EFFECT OF THE MERGER ON CAPITAL STOCK; CONVERSION OF CERTIFICATES	5

Section 4.01	Effect on Capital Stock	5

(a)	Conversion Shares	5
(b)	[Intentionally Omitted]	5
(c)	Merger Sub	5
(d)	MediVision	5

Section 4.02	Conversion of Shares	5

(a)	Conversion Fund	5
(b)	Surrender of Certificates; Payment	6
(c)	Distributions with Respect to Unconverted Shares	6
(d)	Transfers	7
(e)	Fractional Shares	7
(f)	Termination of Conversion Fund	7
(g)	Lost, Stolen, Destroyed or Unissued Certificates	7

(h)	Withholding Rights	8

(i)	Uncertificated MediVision Shares	8

Section 4.03	Adjustments	8

Section 4.04	Treatment of Stock Options and Warrants	9

i

ANNEX A

(continued)

Page

(a)	Stock Options	9
(b)	Warrants	9

ARTICLE V	REPRESENTATIONS AND WARRANTIES	10

Section 5.01	Representations and Warranties of MediVision	10

(a)	Organization and Qualification	10
(b)	Capitalization	11
(c)	Corporate Authority; Approval and Fairness	13
(d)	Governmental Filings; No Violations; Etc.	14
(e)	MediVision Reports; Financial Statements	15
(f)	Absence of Certain Changes	18
(g)	Litigation and Liabilities	19
(h)	Employee Benefits	19
(i)	Employees	21
(j)	Compliance with Laws	22
(k)	Environmental Matters	23
(l)	Tax Returns and Payments	23
(m)	Tax Matters	25
(n)	Labor Matters	26
(o)	Intellectual Property	27
(p)	Insurance	29
(q)	Material Contracts and Governmental Contracts	30
(r)	Property	32
(s)	Encryption and Other Restricted Technology	33
(t)	Warranties/Product Liability	33
(u)	Product Certifications	33
(v)	Questionable Payments	34
(w)	Brokers and Finders	34
(x)	Bank Accounts	34
(y)	Completeness of Disclosure	34

Section 5.02	Representations and Warranties of OIS and Merger Sub	35

(a)	Organization, Good Standing and Qualification	35
(b)	Capitalization of Merger Sub	36
(c)	Capitalization of OIS	36
(d)	Corporate Authority; Approval and Fairness	37
(e)	Merger Sub Board Approval	38
(f)	Compliance; Permits	38
(g)	Governmental Filings; No Violations; Etc	39
(h)	OIS Reports; Financial Statements	40
(i)	Absence of Certain Changes	42
(j)	Brokers and Finders	42

ANNEX A

(continued)

Page

(k)	Litigation	42
(l)	OIS Employee Matters and Benefit Plans	43
(m)	Employment Matters	43
(n)	Intellectual Property	43
(o)	Taxes	46
(p)	Capital Adequacy	47
(q)	Environmental Matters	47
(r)	Restriction on Business Activities	47
(s)	Required OIS Stockholder Vote	47
(t)	Insurance	47
(u)	Material Contracts	48
(v)	Property	49
(w)	Encryption and Other Restricted Technology	49
(x)	Warranties/Product Liability	50
(y)	Product Certifications	50
(z)	Questionable Payments	50
(aa)	Completeness of Disclosure	50

ARTICLE VI	COVENANTS	50

Section 6.01	Interim Operations	50

(a)	MediVision	50
(b)	OIS	53

Section 6.02	Acquisition Proposals	56

(a)	No Solicitation or Negotiation	56
(b)	No Change in Recommendation; No Alternative Acquisition Agreement	56
(c)	Certain Permitted Disclosure	57
(d)	Notice	57

Section 6.03	Information Supplied	57

(a)	Filing of S-4	57
(b)	No Untrue Statement, etc	58

Section 6.04	Merger Proposal	58

(a)	Proposal	58
(b)	Certain Notices	58

Section 6.05	MediVision Shareholders Meeting	59

Section 6.06	OIS and Merger Sub Shareholders Meetings	60

(a)	OIS Stockholders Meeting	60
(b)	Merger Sub Shareholder Meeting	60

ANNEX A

(continued)

Page

Section 6.07	Filings; Other Actions; Notification Comfort Letters	60

(a)	Notification Letters	60
(b)	Best Efforts	60
(c)	Governmental Entities	61
(d)	Information	61
(e)	Communications with Governmental Entities, etc	61
(f)	Third-Party Consents	61

Section 6.08	Access	61

Section 6.09	Publicity	62

Section 6.10	Expenses	62

Section 6.11	Other Actions by MediVision and OIS Takeover Statute	62

(a)	Section 16 Matters	62

Section 6.12	Israeli and Belgian Approvals	63

(a)	Government Filings	63
(b)	Legal Proceedings	63
(c)	Israeli Tax Rulings	63
(d)	Israeli Securities Matters	65
(e)	Belgian Securities Matters	65
(f)	Regulatory Filings	65

Section 6.13	Merger Sub Obligations	66

Section 6.14	Employee Benefits	66

Section 6.15	Directors and Officers Indemnification	66

ARTICLE VII	CONDITIONS	67

Section 7.01	Conditions to Each Party’s Obligation to Effect the Merger	67

(a)	Shareholder Approval	67
(b)	Litigation	67
(c)	S-4	67
(d)	Belgian Governmental Entity Approvals	67
(e)	Israeli Governmental Entity Approvals	68
(f)	Israeli Statutory Waiting Periods	68
(g)	Governmental Consents	68
(h)	Collaboration Agreement	68

Section 7.02	Conditions to Obligations of OIS and Merger Sub	68

(a)	Representations and Warranties	68
(b)	Performance of Obligations of MediVision	69
(c)	No Restraints	69

ANNEX A

(continued)

Page

(d)	No Material Adverse Effect	69
(e)	Israeli Tax Status	69
(f)	Legal Opinions	69
(g)	Accountant Letters	69
(h)	Resignations	70
(i)	Consents Under Contracts	70
(j)	Fairness Opinion	70

Section 7.03	Conditions to Obligation of MediVision	70

(a)	Representations and Warranties	70
(b)	Performance of Obligations of OIS and Merger Sub	70
(c)	Replacement Options	70
(d)	Replacement Rights	70
(e)	Legal Opinions	71
(f)	Fairness Opinion	71
(g)	No Restraints	71
(h)	No Material Adverse Effect	71
(i)	Israeli Tax Status and Approval	71
(j)	Other Israeli Governmental Entity Approvals	71
(k)	Consents Under Contracts	71

ARTICLE VIII	TERMINATION	71

Section 8.01	Termination by Mutual Consent	71

Section 8.02	Termination by Either OIS or MediVision	72

Section 8.03	Termination by MediVision	72

Section 8.04	Termination by OIS	73

Section 8.05	Effect of Termination and Abandonment	74

Section 8.06	Non Survival of Representations and Warranties	74

ARTICLE IX	MISCELLANEOUS AND GENERAL	74

Section 9.01	Modification or Amendment	74

Section 9.02	Waiver of Conditions	74

Section 9.03	Counterparts	74

Section 9.04	Governing Law and Venue; Waiver of Jury Trial; Specific Performance	74

(a)	Governing Law; Jurisdiction	74
(b)	Waiver	75
(c)	Injunctive Relief	75

Section 9.05	Notices	75

v

ANNEX A

(continued)

Page

Section 9.06	Entire Agreement	77

Section 9.07	No Third-Party Beneficiaries	77

Section 9.08	Obligations of OIS and of MediVision	77

Section 9.09	Transfer Taxes	78

Section 9.10	Definitions	78

Section 9.11	Severability	78

Section 9.12	Interpretation; Construction	78

(a)	Headings, etc.	78
(b)	No Presumption	78
(c)	Disclosure Letters	78

Section 9.13	Assignment	78

LIST OF EXHIBITS

EXHIBIT A	VOTING AGREEMENT
EXHIBIT B	REGISTRATION RIGHTS AGREEMENT
EXHIBIT C	ROFR AGREEMENT
EXHIBIT D	LOCK-UP AND STANDSTILL AGREEMENT
EXHIBIT E	OIS ARTICLES AMENDMENTS
EXHIBIT F	SURVIVING CORPORATION DIRECTORS
EXHIBIT G	SURVIVING CORPORATION OFFICERS
EXHIBIT H	OIS DIRECTORS
EXHIBIT I	OIS AMENDED AND RESTATED BYLAWS
EXHIBIT J	SURVIVING CORPORATION MEMORANDUM OF ASSOCIATION
EXHIBIT K	OIS OPTION PLANS
EXHIBIT L	NEW INDEMNIFICATION LETTERS
EXHIBIT M	MERGER PROPOSAL
LIST OF SCHEDULES

SCHEDULE R-1	PRINCIPAL MV SHAREHOLDERS
ANNEX A	DEFINED TERMS

ANNEX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated March 25, 2008, among OPHTHALMIC IMAGING SYSTEMS, a California corporation (“OIS”), MV ACQUISITIONS LTD., an Israeli company and a wholly-owned subsidiary of OIS (“Merger Sub”), and MEDIVISION MEDICAL IMAGING LTD., an Israeli company (“MediVision”; MediVision and Merger Sub are sometimes collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of the Agreement and in accordance with the Israeli Companies Law 5759 - 1999 (together with the rules and regulations promulgated thereunder, the “Israeli Companies Law”), OIS, Merger Sub and MediVision intend to effect the merger of Merger Sub with and into MediVision (the “Merger”), pursuant to which Merger Sub will cease to exist, MediVision’s outstanding shares will be converted into shares of OIS common stock, and MediVision will become a wholly-owned subsidiary of OIS, all in accordance with this Agreement; and

WHEREAS, (i) each of the audit committee and the board of directors of MediVision (without taking into consideration directors required to abstain from such vote pursuant to the Israeli Companies Law) has: (A) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, MediVision and its shareholders; and (B) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (ii) the board of directors of MediVision has determined: (A) that, considering the financial position of the Constituent Corporations, no reasonable concern exists that the Surviving Corporation (as defined in ?Section 1.01) will be unable to fulfill the obligations of MediVision to its creditors; and (B) to recommend to the shareholders of MediVision the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement; and

WHEREAS, MediVision currently owns approximately 56% of the issued and outstanding OIS Common Stock; and

WHEREAS, the Board of Directors of OIS (the “OIS Board”) has established a special committee composed of disinterested members of the OIS Board (the “OIS Special Committee”) to review and evaluate the terms and conditions, and determine the advisability, of a possible business combination with MediVision; and

WHEREAS, the OIS Special Committee has negotiated the terms and conditions of this Agreement on behalf of OIS and has (i) determined that the Merger is advisable for, fair to, and in the best interests of, OIS and its stockholders (other than MediVision and MediVision’s Affiliates) and (ii) recommended the approval of this Agreement by the OIS Board; and

WHEREAS, the OIS audit committee and the OIS Board each have, based upon the recommendation of the OIS Special Committee, (i) determined that the Merger is advisable for, fair to, and in the best interests of, OIS and its stockholders (other than MediVision and MediVision’s Affiliates), (ii) approved and adopted this Agreement and declared its advisability

ANNEX A

and approved the Merger and the other transactions contemplated by this Agreement and (iii) recommended the approval of this Agreement by the stockholders of OIS; and

WHEREAS, the board of directors of Merger Sub (A) approved the Agreement, the Merger, and the other transactions contemplated by this Agreement, (B) determined that, considering the financial position of the Constituent Corporations, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors; and (C) determined to recommend to OIS, as its sole shareholder, the approval of this Agreement, the Merger, and the other transactions contemplated by this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the parties identified in Schedule R-1 (such parties collectively being referred to herein as the “Principal MV Shareholders”) and OIS have entered into a Voting Agreement substantially in the form attached hereto as Exhibit A (the “Voting Agreement”); and

WHEREAS, OIS intends that following consummation of the Merger hereunder, the Surviving Corporation shall continue to perform MediVision’s activities in Israel and other jurisdictions, substantially in the manner performed prior to the Merger contemplated hereunder; and

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, OIS, MediVision, and the Principal MV Shareholders are, as applicable, entering into: (i) a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”); (ii) a Right of First Refusal and Preemptive Rights Agreement substantially in the form attached hereto as Exhibit C (the “ROFR Agreement”); and (iii) a Lock-Up and Standstill Agreement substantially in the form attached hereto as Exhibit D (the “Standstill Agreement”); and

WHEREAS, on or prior to the date hereof, the Board of Directors of OIS has adopted (i) certain amendments (the “OIS Articles Amendments”) to the Articles of Incorporation of OIS (the “OIS Articles”), substantially in the form attached hereto as Exhibit E, and (ii) Amended and Restated Bylaws of OIS (the “OIS Amended and Restated Bylaws”), substantially in the form attached hereto as Exhibit I, to become effective at and subject to the occurrence of the Effective Time (as defined below) and, in the case of the OIS Articles Amendments and OIS Amended and Restated Bylaws, approval by the shareholders of OIS as provided for below; and

WHEREAS, certain amendments are to be adopted to the Articles of Association and the Memorandum of Association of MediVision as further detailed below, subject to (i) the occurrence of the Effective Time (as defined below) and (ii) approval by the shareholders of MediVision as provided for below; and

WHEREAS, MediVision, OIS and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

2

ANNEX A

ARTICLE  I

THE MERGER; CLOSING; EFFECTIVE TIME

Section 1.01The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the Israeli Companies Law, at the Effective Time (as defined in ?Section 1.03), Merger Sub shall be merged with and into MediVision in accordance with the Israeli Companies Law, and the separate corporate existence of Merger Sub shall thereupon cease; (b) MediVision shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of MediVision with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger in accordance with the Israeli Companies Law with such changes to MediVision’s Articles of Association and Memorandum of Association, Board of Directors and other issues as specifically further detailed herein; (c) MediVision shall become a direct wholly-owned subsidiary of OIS and shall succeed to and assume all of the rights, properties and obligations of Merger Sub; and (d) MediVision’s shares will be converted into Shares of OIS common stock.

Section 1.02     Closing. Unless otherwise mutually agreed in writing between MediVision and OIS, the closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place, subject to the terms and conditions of this Agreement, at the offices of Vedder Price P.C., Chicago, Illinois, at a time and date to be designated by the parties (the “Closing Date”) which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at or before the Closing) or at such other time, date and location as the parties hereto shall mutually agree. For purposes of this Agreement, the term “business day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Friday, Saturday or Sunday or a day on which banks are required or authorized to close in The City of New York or in the State of Israel.

Section 1.03     Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature may only be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), Merger Sub shall, in coordination with MediVision, deliver (and OIS shall cause Merger Sub to deliver) to the Registrar of Companies of the State of Israel (the “Companies Registrar”) a notice informing the Companies Registrar of such fact and the proposed date of the Closing and requesting the Companies Registrar to issue a certificate evidencing the completion of the Merger in accordance with the Israeli Companies Law (the “Merger Certificate”) after notice that the Closing has occurred. The Merger shall become effective upon the issuance by the Companies Registrar, after the Closing, of the Merger Certificate (the “Effective Time”).

3

ANNEX A

ARTICLE  II

GOVERNING DOCUMENTS

Section 2.01     Surviving Corporation Memorandum of Association and Articles of Association. At the Effective Time, MediVision’s Memorandum of Association (the “Memorandum of Association”), substantially in the form attached hereto as Exhibit J, and Articles of Association (the “Articles”) as in effect immediately prior to the Effective Time (the Articles together with the Memorandum of Association, the “Charter”) shall be the Surviving Corporation’s Charter until thereafter changed or amended in accordance with the respective terms thereof and the Israeli Companies Law.

Section 2.02     OIS Articles and Bylaws. Subject to the occurrence of the Effective Time and to obtaining shareholder approval of the OIS Articles Amendments and the OIS Amended and Restated Bylaws, OIS shall take such actions, if any, as shall be necessary so that the OIS Articles Amendments and the OIS Amended and Restated Bylaws shall be and become effective at the Effective Time.

ARTICLE  III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION AND OIS

Section 3.01     Surviving Corporation Directors. The parties hereto shall take all actions necessary so that the individuals listed on Exhibit F shall, from and after the Effective Time, become the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter.

Section 3.02     Surviving Corporation Officers. The parties hereto shall take all actions necessary so that, from and after the Effective Time, the individuals listed on Exhibit G shall become the officers of the Surviving Corporation holding such titles as shall be set forth opposite their names thereon until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter.

Section 3.03     OIS Officers. The parties hereto shall take all actions necessary so that, as soon as practicable following the Closing, the officers of OIS shall consist of Gil Allon, as Chief Executive Officer, and Ariel Shenhar, as Chief Financial Officer and Secretary, each to serve subject to the pleasure of the Board of Directors of OIS.

Section 3.04     OIS Directors. The parties hereto shall take all actions necessary so that, as soon as practicable following the Closing, the Board of Directors of OIS, as well as its chairman and vice chairman, shall consist of such persons as would be nominated in accordance with the Voting Agreement if an election of directors were being held, and as set forth on Exhibit H.

Section 3.05     Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise,

4

ANNEX A

in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of MediVision or (b) otherwise carry out the provisions of this Agreement, MediVision and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of MediVision or otherwise to take any and all such action.

ARTICLE  IV

EFFECT OF THE MERGER ON

CAPITAL STOCK; CONVERSION OF CERTIFICATES

Section 4.01     Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any share capital of MediVision:

(a)        Conversion Shares. Each ordinary share, par value NIS 0.1 per share, of MediVision (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time, shall be automatically converted into 1.66 shares (the “Conversion Ratio”) of the Common Stock, no par value (the “OIS Common Stock”), of OIS (the “Conversion Shares”). Following the Effective Time, each certificate (a “Certificate”) representing any of the Shares and non-certificated Shares deposited at the CIK (the “CIK Shares”) shall thereafter represent only the right to receive the Conversion Shares and any dividends or other distributions pursuant to ?Section 4.02?(b).

(b)	[Intentionally Omitted].

(c)        Merger Sub. At the Effective Time, all of the ordinary shares, par value NIS 0.1 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable ordinary share, par value NIS 0.1 per share, of the Surviving Corporation.

(d)        MediVision. At the Effective Time, all Shares shall be owned by OIS and will be registered in its name in the shareholders registry of MediVision after presentation of the Shares to a credit institution which is empowered to exchange such Shares for the Merger Consideration.

Section 4.02	Conversion of Shares.

(a)        Conversion Fund. Prior to the Effective Time, OIS shall, after consultation with MediVision, appoint a bank or trust company that maintains offices in Israel and the United States and Belgium to act as conversion agent (the “Conversion Agent”) for providing the Conversion Shares following the Effective Time upon surrender of the Certificates (or affidavits of loss in lieu thereof as provided in ?Section 4.02?(g)) or CIK Shares. Prior to or as soon as practicable after the Effective Time, OIS shall deposit or shall cause to be deposited, with the Conversion Agent, for the benefit of the holders of Shares, (i) certificates representing

5

ANNEX A

the aggregate number of shares of OIS Common Stock to be issued in the Merger; and (ii) such cash in an amount sufficient for payment of any dividends and distributions to which holders of Shares may be entitled (such cash and certificates for shares of OIS Common Stock being hereinafter referred to as the “Conversion Fund”). Following the Effective Time, subject to surrender of the Certificates (or affidavits of loss in lieu thereof as provided in ?Section 4.02?(g)) or the CIK Shares, the Conversion Agent shall deliver the Conversion Shares and cash in an amount sufficient for payment of any dividends or distributions contemplated to be paid in respect of the Shares pursuant to this Agreement, out of the Conversion Fund. Conversion of any CIK Shares shall be effected in accordance with OIS’s customary procedures with respect to securities represented by book entry. Except as contemplated in this Agreement, the Conversion Fund shall not be used for any other purpose.

(b)	Surrender of Certificates; Payment.

(i)	Conversion Procedures.

(A)      Promptly after the Effective time, OIS shall instruct the Conversion Agent to mail to each holder of record of Conversion Shares (i) a letter of transmittal, in a form to be agreed upon by the parties hereto, and (ii) instructions for use in effecting surrender by such holder of its Certificates to the Conversion Agent in consideration for the Conversion Shares (collectively, the “Letters of Transmittal”).

(B)      The holder of each Certificate, upon the surrender of such Certificate by such holder to the Conversion Agent (or the delivery of the affidavit and bond, if any, specified in ?Section 4.02?(g)), together with a Letter of Transmittal duly completed and validly executed by such holder in accordance with the instructions thereto, and such other documents as may reasonably be required by the Conversion Agent, shall, subject to ?Section 4.02?(e) be entitled to receive in exchange for such Certificate a certificate representing the number of shares of OIS Common Stock for which the Shares theretofore represented by such Certificate may be converted pursuant to Section 4.01, and such surrendered Certificate shall forthwith thereafter be cancelled and retired.

(C)      Each Certificate shall be deemed at all times from and after the Effective Time to represent only the right to receive, upon conversion as contemplated in this ?Section 4.02, the Conversion Shares to which the holder of the Shares formerly represented by such Certificate is entitled to receive in the Merger.

(c)        Distributions with Respect to Unconverted Shares. All shares of OIS Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and, whenever a dividend or other distribution is declared by OIS in respect of the OIS Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of OIS Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the OIS Common Stock shall be paid to any holder of any unsurrendered Certificate or CIK Share until such Certificate (or affidavits of loss in lieu thereof as provided in ?Section 4.02?(g)) or CIK Share is surrendered for conversion in accordance with this Article IV. Subject to the effect of applicable Laws, following surrender of any such Certificate (or affidavits of loss in lieu thereof

6

ANNEX A

as provided in ?Section 4.02?(g)) or CIK Share, there shall be issued to the holder of the certificates representing whole shares of OIS Common Stock issued in conversion thereof, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date and payment date after the Effective Time and on or prior to such surrender date, that were received by the Conversion Agent with respect to such whole shares of OIS Common Stock held by it and (ii) at the appropriate payment date as determined by the Conversion Agent, the dividends or other distributions paid and received by the Conversion Agent with respect to such whole shares of OIS Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(d)        Transfers. From and after the Effective Time, there shall be no transfers on the share transfer books of MediVision of the Shares that were outstanding immediately prior to the Effective Time.

(e)        Fractional Shares. No certificate or scrip representing fractional shares of OIS Common Stock shall be issued upon the surrender of certificates formerly representing Shares or otherwise in the Merger, and in lieu thereof, any fractional share of OIS Common Stock shall be rounded up to the nearest whole Share of OIS Common Stock; provided that, prior to applying such rounding mechanism with respect to any holder of Shares, all Shares held by such holder shall be aggregated, taking into account all certificates formerly representing Shares delivered by such holder and the aggregate number of Shares represented thereby, and after giving effect to the exercise of any MediVision Options or MediVision Rights to be exercised by such holder in connection with the Closing.

(f)         Termination of Conversion Fund. Any portion of the Conversion Fund that remains unclaimed by MediVision shareholders for 180 days after the Effective Time shall be delivered to OIS. Any holder of Shares who has not theretofore complied with this Article IV shall thereafter look only to OIS for delivery of the Conversion Shares, without any interest thereon. Notwithstanding the foregoing, none of OIS, the Surviving Corporation, the Conversion Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in ?Section 5.01?(d)?(i)) or other entity of any kind or nature.

(g)        Lost, Stolen, Destroyed or Unissued Certificates. If any Certificate shall have been lost, stolen, destroyed or never issued, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, destroyed or never issued and, if required by OIS, the posting by such Person of a bond in customary amount and upon such terms as may be required by OIS as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation or the Conversion Agent will issue, in exchange for such lost, stolen, destroyed or never issued Certificate, the shares of OIS Common Stock and any cash, unpaid dividends or other distributions that would have been payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen, destroyed, or never issued Certificate been surrendered.

7

ANNEX A

(h)        Withholding Rights. Each of OIS, the Surviving Corporation, and the Conversion Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, MediVision Options or MediVision Rights (collectively, the “Holders”), such amounts as OIS, the Surviving Corporation or the Conversion Agent reasonably determines it may be required to deduct and withhold with respect to the making of any payment pursuant to this Agreement under the Internal Revenue Code of 1986, as amended, and by rules and regulations promulgated thereunder (the “Code”), the Israeli Income Tax Ordinance [New Version], 1961, as amended and the regulations promulgated thereunder (the “Ordinance”), or any other applicable United States, state, local, Israeli or foreign Tax (as defined in ?Section 5.01?(l)) Law, provided, however, that (i) if the Israeli Withholding Tax Ruling (as defined in ?Section 6.12?(c)?(ii)) is obtained, deduction and withholding of any amounts under the Ordinance or any other provision of Israeli Law or requirement, if any, shall be made only in accordance with the provisions of the Israeli Withholding Tax Ruling; (ii) if a Withholding Tax Extension (as defined in ?Section 6.12?(c)?(ii)) is obtained, the parties shall fully comply with the provisions of any such Withholding Tax Extension with respect to Taxes covered thereby; and (iii) if any holder of record of Shares provides the Conversion Agent or OIS with a valid approval or ruling issued by the applicable Governmental Entity regarding the withholding (or exemption from withholding) of Israeli Tax from the Conversion Shares in a form reasonably satisfactory to OIS, then the deduction and withholding of any such Taxes under the Ordinance or any other provision of Israeli Law or requirement, if any, from the Conversion Shares payable to such holder of record of Shares shall be made only in accordance with the provisions of such approval; provided, further, that OIS shall be entitled but not obligated to deduct and withhold from any shares of OIS Common Stock payable or otherwise deliverable by withholding a portion or all of such shares otherwise deliverable and selling such shares to cover its withholding obligations. MediVision shall provide, as requested by OIS or the Conversion Agent, copies (or originals) of all withholding documentation and related information that may be necessary to determine whether any payment is subject to withholding and to calculate the proper amount (if any) required to be withheld with respect to any payment to any Holder contemplated under this Agreement. To the extent that amounts are so withheld by OIS or any party on OIS’s behalf, such withheld amounts (i) shall be remitted by the party who withheld such amounts to the applicable Governmental Entity when and as lawfully required and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by OIS.

(i)         Uncertificated MediVision Shares. OIS shall cause the Conversion Agent to (i) issue in registered form, as of the Effective Time, to each holder of CIK Shares, that number of whole shares of OIS Common Stock that such holder is entitled to receive in respect of each such CIK Share pursuant to this Article IV and (ii) mail to each such holder the Letter of Transmittal and such other materials to be reasonably agreed by OIS and MediVision prior to the Effective Time advising such holder of the effectiveness of the Merger and the conversion of such holder’s Shares into the Conversion Shares pursuant to the Merger and a check (after giving effect to any required Tax withholdings) for any cash in payment of any dividend or other distribution in respect of such CIK Shares, in each case without any action by such holders.

Section 4.03     Adjustments. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Shares

8

ANNEX A

or the issued and outstanding shares of OIS Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, redenomination, merger, or other similar transaction, then the Conversion Shares shall be equitably adjusted and, as so adjusted shall, from and after the date of such event, be the Conversion Shares or other dependent item.

Section 4.04	Treatment of Stock Options and Warrants.

(a)        Stock Options. At the Effective Time, each outstanding option to purchase Shares (a “MediVision Option”) under the Option Plans (as defined in ?Section 5.01?(b)?(i)(A)), whether or not exercisable and whether or not vested, shall be assumed by OIS such that it is converted into an option (a “Replacement Option”) to purchase a number of shares of OIS Common Stock equal to the number of Shares underlying such MediVision Option multiplied by the Conversion Ratio, at an exercise price per share of Common Stock equal to the exercise price per Share of such MediVision Option as in effect immediately prior to the Closing divided by the Conversion Ratio and with such other terms and conditions as were applicable to such MediVision Option (including any repurchase rights or vesting provisions); provided, that OIS shall use its reasonable efforts to effect the conversion in such a manner that the Replacement Options shall have the same tax attributes as the MediVision Options; provided, however, that (i) the exercise price and the number of shares of OIS Common Stock purchasable pursuant to the Replacement Options shall be determined in a manner consistent with the requirements of Sections 409A, 422 and 424(a) of the Code, as applicable; (ii) for the purposes of converting option exercise prices, euros will be converted into U.S. dollars at the exchange rate prevailing at the close of business on the trading date prior to the date of this Agreement; and (iii) the Replacement Options will be issued pursuant to the terms of the OIS Option Plans. For purposes of this Section 4.04(a), OIS shall be considered to have used its “reasonable efforts” to effect the conversion of the MediVision Options so that the Replacement Options have the same tax attributes as the MediVision Options in the following circumstances: (i) if the Options Tax Ruling is not issued prior to the Effective Date, OIS issues “Nonqualified Stock Options,” meaning options which do not qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), for all of the Replacement Options; and (ii) if the Options Tax Ruling is issued prior to the Effective Date, (A) for the MediVision Options with favorable tax treatment under Israeli tax law as described in Section 6.12(c)(i) (“Favorable MV Options”), OIS coordinates the issuance of such Replacement Options with the Options Tax Ruling so that ISOs may be issued to the extent such conversion is permitted and consistent with Sections 422 and 424(a) of the Code, and (B) for the non-Favorable MV Options, OIS issues Nonqualified Stock Options for such Replacement Options.

(b)        Warrants. At the Effective Time, each outstanding warrant or other right (other than the MediVision Options) to purchase Shares (a “MediVision Right”) shall be assumed by OIS such that it is converted into a warrant or other right of corresponding nature (a “Replacement Right”) to purchase a number of shares of OIS Common Stock equal to the number of Shares underlying such MediVision Right multiplied by the Conversion Ratio, at an exercise price per share of common stock equal to the exercise price per Share of such MediVision Right as in effect immediately prior to the Closing divided by the Conversion Ratio and with such other terms and conditions as were applicable to such MediVision Right

9

ANNEX A

(including any repurchase rights or vesting provisions); provided, however, that (i) the exercise price and the number of shares of OIS Common Stock purchasable pursuant to the Replacement Rights shall be determined in a manner consistent with the requirements of Section 409A of the Code, as applicable; (ii) in the case of any MediVision Rightto which Section 422 of the Code applies, the exercise price and the number of shares of OIS Common Stock purchasable pursuant to the Replacement Rights shall be determined in accordance with the foregoing, subject to such adjustments as are necessary to satisfy the requirements of Section 424(a) of the Code; (iii) for the purposes of converting warrant exercise prices, euros will be converted into U.S. dollars at the exchange rate prevailing at the close of business on the trading date prior to the date of this Agreement; and (iv) to the extent the provisions of any MediVision Right are inconsistent with this ?Section 4.04?(b), the provisions of such MediVision Right shall be controlling; and (v) the Replacement Rights will be issued pursuant to the terms of the existing warrant.

ARTICLE  V

REPRESENTATIONS AND WARRANTIES

Section 5.01     Representations and Warranties of MediVision. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to OIS by MediVision concurrently with the execution and delivery of this Agreement (the “MediVision Disclosure Letter”), MediVision hereby represents and warrants to OIS and Merger Sub that:

(a)        Organization and Qualification. Each of MediVision and each of its Subsidiaries (as defined below) is a legal entity duly organized and validly existing under the Laws (as defined in ?Section 5.01?(j)) of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, and is qualified to do business as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where the failure to be so organized, qualified or to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a MediVision Material Adverse Effect (as defined below). MediVision has made available to OIS complete and correct copies of MediVision’s and its Subsidiaries’ Charter or comparable governing documents, each as amended to the date hereof, and each as so delivered is in full force and effect. Neither MediVision nor any of its Subsidiaries is in violation of any provisions of its Articles of Association or comparable governing documents. No dissolution, revocation or forfeiture proceedings regarding MediVision or any of its Subsidiaries have been commenced. The minute books of MediVision and its Subsidiaries made available to OIS or its representatives contain accurate records of all meetings of their boards of directors, all committees of the boards of directors and all of their shareholders’ meetings in the last five years. ?Section 5.01?(a) of the MediVision Disclosure Letter contains a correct and complete list of each jurisdiction where MediVision and each of its Subsidiaries are organized and qualified to do business. As used in this Agreement, the term (i) ”Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries; provided, however, that (A) CCS Pawlowski GmbH (“CCS”) shall in any event be

10

ANNEX A

deemed a Subsidiary of MV and (B) OIS and its Subsidiaries shall not be deemed to be Subsidiaries of MediVision; and (ii) “MediVision Material Adverse Effect” means a material adverse effect on the financial condition, properties, assets, liabilities, business, results of operations or prospects of MediVision and its Subsidiaries taken as a whole or preventing, materially delaying or materially impairing MediVision’s or its Subsidiaries’ ability to consummate the transactions contemplated by this Agreement; provided, however, that the term “MediVision Material Adverse Effect” shall exclude events, changes, circumstances and states of facts (I) that result or arise from events, changes, circumstances or states of facts generally affecting any industry in which MediVision or any of its Subsidiaries operates or the economy in any of the countries in which MediVision or any of its Subsidiaries operates, (II) that result or arise from events, changes, circumstances or states of facts affecting general worldwide economic or capital market conditions, which in the case of each of the immediately preceding clause (I) and this clause (II) do not materially disproportionately affect MediVision or any of its Subsidiaries, or (III) that result or arise from the execution of this Agreement or the announcement of the transactions contemplated hereby.

(b)	Capitalization.

(i)        The registered and authorized share capital of MediVision consists of 10,000,000 Shares, of which 6,807,299 Shares were outstanding as of the close of business on December 31, 2007. All of the outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in material compliance with any preemptive or similar rights of any Person, whether contractual or under any applicable Law or any of MediVision’s governing documents. All of the outstanding Shares have been issued in material compliance with all applicable securities Laws. Other than as set forth in ?Section 5.01?(b)?(i) of the MediVision Disclosure Letter, MediVision does not hold any dormant shares, and no shares are held in treasury by MediVision or held by any of its Subsidiaries. MediVision has no Shares reserved for issuance, other than as set forth in ?Section 5.01?(b)?(i) of the MediVision Disclosure Letter and except that, as of December 31, 2007, (A) there were 500,000 Shares reserved for issuance pursuant to MediVision’s 1999 Share Option Plan, of which 354,088 Shares were subject to outstanding options to purchase Shares and 145,912 Shares were available for future grants, and 500,000 Shares reserved for issuance pursuant to MediVision’s 2004 Option Plan, of which 409,401 Shares were subject to outstanding options to purchase Shares and 90,599 Shares were available for future grants (collectively, the “Option Plans”), and (B) there were at least 268,156 Shares reserved for issuance upon the exercise of a warrant issued by MediVision to the United Mizrachi Bank Ltd. ?Section 5.01?(b)?(i) of the MediVision Disclosure Letter includes a correct and complete list, as of the date of this Agreement, of each outstanding share option, restricted share grant, and any other share related rights issued under the Option Plans, including the holder, date of grant, term, number of Shares and, where applicable, exercise price and vesting schedule, including whether the vesting will be accelerated by the execution of this Agreement or consummation of the Merger or by termination of employment or change of position following consummation of the Merger. Each of the outstanding shares of share capital or other securities of each of MediVision’s Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and was issued in material compliance with any preemptive or similar

11

ANNEX A

rights of any Person, whether contractual or under any applicable Law or any of the governing documents of any such Subsidiary and is owned by MediVision or by a direct or indirect wholly-owned Subsidiary of MediVision, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (a “Lien”). Except as set forth in ?Section 5.01?(b)?(i) of the MediVision Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate MediVision or any of its Subsidiaries to issue or sell any shares of share capital or other securities of MediVision or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of MediVision or any of its Subsidiaries, and no securities or obligations evidencing any such rights are authorized, issued or outstanding. Upon any issuance of any Shares in accordance with the terms of the Option Plans or warrants or convertible loan set forth in ?Section 5.01?(b)?(i) of the MediVision Disclosure Letter (including payment therefor), such Shares will be duly authorized, validly issued, fully paid and nonassessable. MediVision does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of MediVision on any matter.

(ii)       The Shares are listed for trading on the Euronext Stock Exchange in Brussels, Belgium. Such listing is in complete force and effect as of the date hereof. MediVision has not received any notice regarding a potential delisting of the Shares from trading on the Euronext Stock Exchange and is not aware of any noncompliance on its part with any listing or maintenance requirements of the Euronext Stock Exchange applicable to it.

(iii)      ?Section 5.01?(b)?(iii) of the MediVision Disclosure Letter sets forth (A) each of MediVision’s Subsidiaries, the ownership interest of MediVision in each such Subsidiary, and identity and ownership interest of any other Person or Persons in each such Subsidiary and (B) any share capital, equity interest or other direct or indirect ownership interest held by MediVision or its Subsidiaries in any other Person (including OIS). MediVision holds shares in the amount of 37,800 euros in CCS, representing 63% of all outstanding and issued shares of CCS. Neither MediVision nor CCS is bound by any Contract relating to CCS or its ownership or governance that would be violated or breached by the consummation of the Merger or any of the other transactions contemplated hereby, and the consummation of the Merger and the other transactions contemplated hereby will not have a MediVision Material Adverse Effect on any of MediVision’s rights or shares it currently holds in CCS.

(iv)      The financial statements (Bilanzen) required to be filed with the commercial registry (Handelsregister) annually by CCS pursuant to German law (Paragraphs 325 and 326 Handelsgesetzbuch) have been or will have been filed prior to Closing in accordance with German law (EHUG). No fines have been assessed as in connection with the failure to have made any such filings.

12

ANNEX A

(v)       To the best of MediVision’s knowledge, and based on examinations conducted by MediVision, there are no more than 35 (thirty-five) MediVision shareholders that are Israeli residents.

(c)	Corporate Authority; Approval and Fairness.

(i)        MediVision has all requisite corporate power and authority and has taken all corporate action (subject only to the approval of this Agreement and the Merger by the Requisite MediVision Vote (as hereinafter defined)) necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated thereby. This Agreement has been duly executed and delivered by MediVision and constitutes a valid and binding agreement of MediVision, enforceable against MediVision in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (the “Bankruptcy and Equity Exception”). The “Requisite MediVision Vote” means the affirmative vote of holders of 75% of the voting Shares of MediVision present and voting in person or by proxy (not including abstainees) at the shareholders’ meeting duly called and held for such purpose, provided that either (A) such vote also includes the affirmative vote of the holders of at least one-third of all of the Shares held by shareholders present and voting in person or by proxy who do not have a personal interest (as defined in the Israeli Companies Law) in the Merger and the other transactions contemplated hereby, or (B) the total votes cast against the Merger by shareholders present and voting in person or by proxy who do not have a personal interest in the Merger do not exceed 1% of MediVision’s issued and outstanding share capital (excluding dormant shares).

(ii)       (A) Each of the audit committee and the board of directors of MediVision has: (I) unanimously determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, MediVision and its shareholders; (II) approved this Agreement and the Merger and the other transactions contemplated hereby; and (III) made all other affirmative determinations required to be made by it in connection with this Agreement, the Merger and the other transactions contemplated hereby under the Israeli Companies Law; and (B) the board of directors of MediVision has: (I) resolved to recommend approval of this Agreement, the Merger and the other transactions contemplated hereby to the general meeting of MediVision’s shareholders (the “MediVision Recommendation”) and directed that this Agreement be submitted to the general meeting of MediVision’s shareholders for their approval; and (II) received the opinion of its financial advisor, BDO Ziv Haft Consulting & Management Ltd., to the effect that the consideration to be received by the holders of the Shares in the Merger is fair from a financial point of view, as of the date of such opinion, to such holders, a copy of which opinion has been delivered to OIS. It is agreed and understood that such opinion is for the benefit of MediVision’s board of directors and may not be relied on by OIS or Merger Sub.

13

ANNEX A

(d)    Governmental Filings; No Violations; Etc.

(i)        No notices, reports or other filings are required to be made by MediVision with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by MediVision from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (except as may not have a MediVision Material Adverse Effect) (each, a “Governmental Entity”) in connection with the execution and delivery of this Agreement by MediVision and the consummation of the Merger and the other transactions contemplated hereby, or in connection with the continuing operation of the business of MediVision and its Subsidiaries immediately following the Effective Time, other than (A) as contemplated by Sections 1.03, 6.04, 6.13 and 7.01(f), (B) necessary notices, reports, filings, consents, registrations, approvals, permits or authorizations pursuant to ?Section 1.03, (C) filing a draft of the S-4 Registration Statement with the Commission Bancaire Financiere et des Assurances (“CBFA”) prior to or concurrently with the filing of such document with the Securities Exchange Commission (“SEC”), (D) filing an application for delisting of the Shares from Euronext and filing an application, if necessary, for an exemption from any requirement to list the OIS Common Stock on the Euronext Stock Exchange, (E) filing application to, and receiving the approval of, the Israeli Tax Authority with respect to the Merger, (F) filings with, and approval by, the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry (“OCS”) to the change in ownership of MediVision to be effected by the Merger (the “OCS Approval”), (G) filings with, and approval by, the Investment Center of the Israeli Ministry of Trade & Industry (the “Investment Center”) of the change in ownership of MediVision to be effected by the Merger (the “Investment Center Approval”), (H) obtaining the Options Tax Ruling (as defined in ?Section 6.12?(c)?(i)), (I) completing the process of de-listing MediVision’s shares from the Euronext Stock Exchange, and (J) other filings and recordation as required by Governmental Entities (defined below) other than those in the United States or Israel, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a MediVision Material Adverse Effect.

(ii)       Other than as set forth in ?Section 5.01?(d)?(ii) of the MediVision Disclosure Letter, execution, delivery and performance of this Agreement by MediVision does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Articles of Association of MediVision or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of MediVision or any of its Subsidiaries pursuant to any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a “Contract”) binding upon MediVision or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) compliance with the matters referred to in ?Section 5.01?(d)?(i), under any Law to which MediVision or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract binding on MediVision or any of its

14

ANNEX A

Subsidiaries, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, has not had and would not reasonably be expected to have a MediVision Material Adverse Effect. ?Section 5.01?(d)?(ii) of the MediVision Disclosure Letter sets forth a correct and complete list of material Contracts of MediVision and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

(iii)      Other than as described in ?Section 5.01?(d)?(iii) of the MediVision Disclosure Letter, neither MediVision nor any of its Subsidiaries is a party to or bound by any non-competition Contracts or other Contract that purports to limit in any material respect either the type of business in which MediVision or any of its Subsidiaries (or, after giving effect to the Merger, OIS or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business.

(iv)      Other than as described in ?Section 5.01?(d)?(iv) of the MediVision Disclosure Letter, except for: (A) relationships with MediVision or any of its Subsidiaries as an officer, director, or employee thereof (and compensation by MediVision or any of its Subsidiaries in consideration of such services) in accordance with the terms of their employment; and (B) relationships with MediVision as shareholders or option holders therein, to the knowledge (as defined below) of MediVision, MediVision does not have knowledge of any of the directors or officers, or the shareholders of MediVision, or any known member of any of their families or Affiliates, presently being a party to, or having been a party to during the year preceding the date of this Agreement, any transaction, agreement or arrangement with MediVision or any of its Subsidiaries. MediVision does not have knowledge of any of the officers, directors or Shareholders having any known interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business, or any supplier, distributor, or customer of MediVision, except for the normal rights of a Shareholder, and except for rights under the Option Plans. MediVision and its Subsidiaries have not, since July 1, 2004, (x) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer of MediVision or (y) materially modified any term of any such extension or maintenance of credit. As used in this Agreement, (i) ”knowledge” of MediVision means the actual knowledge of MediVision’s officers; (ii) ”knowledge” of OIS or Merger Sub means the actual knowledge of such party’s officers; and (iii) ”Affiliate” of any Person has the meaning defined in Rule 2b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e)	MediVision Reports; Financial Statements.

(i)        To the best of MediVision’s Knowledge, MediVision has filed or furnished, as applicable, on a timely basis all forms, all material statements, certifications, reports and documents required to be filed or furnished by it with or to the Euronext Stock Exchange (the forms, statements, reports and documents filed with or

15

ANNEX A

furnished to the Euronext Stock Exchange and those filed or furnished subsequent to the date hereof including any amendments thereto, the “MediVision ESE Reports”). To the best of MediVision’s Knowledge, each of the MediVision ESE Reports, at the time of its filing or being furnished complied, or after an amendment was filed complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of Law and any rules and regulations applicable to the MediVision ESE Reports. To the best of MediVision’s Knowledge, as of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment) the MediVision ESE Reports did not, and any MediVision ESE Reports filed with or furnished to the Euronext Stock Exchange subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each English language translation of a non-English language document filed as an exhibit to, or incorporated by reference into, any MediVision ESE Report constitutes a true, correct and complete translation of the original document in all material respects.

(ii)       In connection with publication of a prospectus in Belgium in the year 2000, MediVision has been granted from the Israeli Securities Authority (the “ISA”) an exemption from the requirement to publish such prospectus and from the reporting duties generally applicable to Israeli public companies under the Israeli Securities Law 1968 and any regulation promulgated thereunder (“Israeli Securities Law”), subject to such qualifications as stated in such exemption.

(iii)      MediVision is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Euronext Stock Exchange and with the corporate governance requirements of the Israeli Companies Law.

(iv)      MediVision does not maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by MediVision is recorded and reported on a timely basis to the individuals responsible for the preparation of MediVision’s filings with the Euronext Stock Exchange and other public disclosure documents. MediVision and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are generally executed in accordance with management’s general or specific authorizations; (ii) transactions are generally recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is generally permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. MediVision’s management has disclosed to MediVision’s auditors and the audit committee of MediVision’s board of directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to materially adversely affect MediVision’s ability to record, process, summarize and report financial information and has identified for MediVision’s auditors and audit committee of MediVision’s board of directors any material weaknesses in internal control over financial reporting and (B) any

16

ANNEX A

fraud, whether or not material, that involves management or other employees who have a significant role in MediVision’s internal control over financial reporting. MediVision has made available to OIS (i) the material information relating to any such disclosure made by management to MediVision’s auditors and audit committee since December 31, 2000 and (ii) any material communication since December 31, 2000 made by management or MediVision’s auditors to its audit committee. Since December 31, 2000, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from MediVision employees regarding questionable accounting or auditing matters, have been received by MediVision. MediVision has made available to OIS the material information relating to all such material complaints or concerns relating to other matters made since December 31, 2000 and through the date hereof. No attorney representing MediVision or any of its Subsidiaries, whether or not employed by MediVision or any of its Subsidiaries, has reported to MediVision any evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by MediVision or any of its officers, directors, employees or agents to MediVision’s chief legal officer, audit committee (or other committee designated for the purpose) of the board of directors.

(v)       Each of the consolidated balance sheets included in or incorporated by reference into any MediVision Reports (including the related notes and schedules) fairly presents, or, in the case of MediVision Reports filed after the date hereof, will fairly present, in all material respects the consolidated financial position of MediVision and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, changes in shareholders’ equity (deficit) and cash flows included in or incorporated by reference into MediVision Reports (including any related notes and schedules) fairly presents, or, in the case of MediVision Reports filed after the date hereof, will fairly present, in all material respects the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with International Accounting Standards (“IAS”) consistently applied during the periods involved, except as may be noted therein.

(vi)      MediVision has previously furnished to OIS a complete and correct copy of any material amendments or modifications, which have not yet been filed with the Euronext Stock Exchange but which are required to be filed, to agreements, documents or other instruments which previously had been filed by MediVision with the Euronext Stock Exchange.

(vii)     MediVision has recorded and will report for the three-month period ended September 30, 2007 the financial results described in ?Section 5.01?(e)?(vii) of the MediVision Disclosure Letter.

(viii)    MediVision has made available to OIS all material position papers with respect to accounting policies and practices, including any quarterly position made available to MediVision’s principal financial and accounting officer, its audit committee or its independent registered public accounting firm; MediVision’s revenue recognition

17

ANNEX A

policies and practices are and have been in compliance in all material respects with all applicable rules, regulations and statements of the Eurenext Stock Exchange with respect thereto; and MediVision’s controls over its revenue recognition policies and practices have been communicated to and applied in all material respects by its sales organization.

(ix)      Neither MediVision nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed in a MediVision ESE Report or on a consolidated balance sheet or in the related notes to consolidated financial statements prepared in accordance with IAS and the rules of the Euronext Stock Exchange and which are not so reported and which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of MediVision and its Subsidiaries taken as a whole, except liabilities permitted to be incurred under this Agreement.

(f)         Absence of Certain Changes. Since September 30, 2007, MediVision and its Subsidiaries have conducted their respective businesses only in accordance with, and have not engaged in any material transaction other than as contemplated by this Agreement or in accordance with, the ordinary and usual course of such businesses and there has not been:

(i)        any event, development or circumstance involving, or any change in the financial condition, properties, assets, liabilities, or results of operations of MediVision or any of its Subsidiaries or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to September 30, 2007) which, individually or in the aggregate, has had or would reasonably be expected to have a MediVision Material Adverse Effect;

(ii)       any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by MediVision or any of its Subsidiaries, whether or not covered by insurance;

(iii)      any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of share capital of MediVision or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to MediVision or to any wholly-owned Subsidiary of MediVision) or any repurchase, redemption or other acquisition by MediVision or any of its Subsidiaries of any outstanding shares of share capital or other securities of MediVision or any of its Subsidiaries;

(iv)      any material change in any method of accounting or accounting practices by MediVision or any of its Subsidiaries;

(v)       (A) any material increase in the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice) or (B) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund,

18

ANNEX A

policy or arrangement for the benefit of any director, officer or employee which would have a material effect, except to the extent required by applicable Laws;

(vi)      any event, development or circumstance as a result of which MediVision incurred a material Tax liability not in the ordinary course of business; or

(vii)	any agreement to do any of the foregoing.

(g)	Litigation and Liabilities.

(i)        Except as set forth in ?Section 5.01?(g)?(i) of the MediVision Disclosure Letter, there are no (A) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to MediVision’s knowledge, threatened against MediVision or any of its Subsidiaries, except for those that would not, individually or in the aggregate, reasonably be expected to have a MediVision Material Adverse Effect or (B) obligations or liabilities of MediVision or any of its Subsidiaries, whether or not accrued, contingent or otherwise, and whether or not required to be disclosed in a MediVision ESE Report, or any other facts or circumstances known to MediVision that could reasonably be expected to result in any claims against, or obligations or liabilities of, MediVision or any of its Subsidiaries, including those relating to environmental and occupational safety and health matters, except for those that, individually or in the aggregate, have not had and would not reasonably be expected to have a MediVision Material Adverse Effect. Neither MediVision nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which, individually or in the aggregate, has had, or would reasonably be expected to have, a MediVision Material Adverse Effect.

(ii)       MediVision has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) payable or otherwise owing in connection with the Contingent Liabilities.

(h)	Employee Benefits.

(i)         Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

(A)      “Employee ” shall mean any current, former or retired employee, officer or director of MediVision or any of its Subsidiaries;

(B)      “MediVision Benefit Plan” shall mean any plan, program, policy, practice, contract, agreement or arrangement of any kind (excluding any MediVision Employment Agreement (as defined herein)) providing for pension, retirement, savings, day or dependent care, accident, disability, medical, dental, health, life (including any individual life insurance policy to which MediVision or whether or not MediVision is the owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock or stock-related awards, bonus, incentive,

19

ANNEX A

performance awards, leave of absence, layoff, vacation pay, compensation, severance pay, termination pay, legal services, cafeteria, worker’s compensation fringe benefits or other employee benefits or remuneration of any kind, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including, without limitation, any othertype of “Fund” as defined in the Israeli Supervision Over Financial Services Law, whether any of the foregoing is funded, insured or self-funded, written or oral, (a) to which MediVision is a party or by which MediVision is bound; (b) with respect to which MediVision has made any payments or contributions or may otherwise have any material liability (whether or not MediVision maintains such plan, trust, arrangement, contract, agreement or policy); or (c) which is adopted, maintained, contributed to, or required to be contributed to, by MediVision or any Subsidiary under which any Employee, or any beneficiary thereof, is covered, is eligible for coverage or has any benefit rights;

(C)      “MediVision Employment Agreement” shall mean each management, employment or other agreement, contract or understanding between MediVision or any Subsidiary and any Employee; and

(ii)       A true and complete list of all material MediVision Benefit Plans and all MediVision Employment Agreements are listed in ?Section 5.01?(h)?(ii) of the MediVision Disclosure Letter and true and correct copies of all MediVision Benefit Plans and all MediVision Employment Agreements listed in ?Section 5.01?(h)?(ii) of the MediVision Disclosure Letter, including, but not limited to, any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any MediVision Benefit Plans, and all amendments thereto, have been provided to OIS on or prior to the date hereof.

(iii)      Except as set forth in ?Section 5.01?(h)?(i) of the MediVision Disclosure Letter:

(A)      All MediVision Benefit Plans and all MediVision Employment Agreements comply in all material respects with applicable Law.

(B)      None of the MediVision Benefit Plans nor any of the MediVision Employment Agreements contain any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements under such MediVision Benefit Plans, MediVision Employment Agreements or other provisions, which would cause an increase in liability of MediVision as a result of the transactions contemplated by this Agreement or any related action thereafter. Each MediVision Benefit Plan has received a favorable determination letter and MediVision is not aware of any facts or circumstances that might jeopardize the qualified status of any such MediVision Benefit Plan.

(C)      All accrued contributions and other payments to be made by MediVision to any MediVision Benefit Plan and under any MediVision Employment Agreement through the date of the recent balance sheet have been

20

ANNEX A

made in accordance with GAAP and consistent with past practice or reserves adequate for such purposes as of the date of the recent balance sheet have been set aside therefor and reflected on the recent balance sheet. MediVision is not in material default in performing any of its contractual obligations under any of the MediVision Benefit Plans or any related trust agreement or insurance contract or any MediVision Employment Agreement, and there are no material outstanding liabilities of any MediVision Benefit Plan other than liabilities for benefits to be paid to participants in such MediVision Benefit Plan.

(D)      There is no pending litigation or, to the knowledge of MediVision, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the MediVision Benefit Plans or any of the fiduciaries thereof, or with respect to the administration of any of the MediVision Benefit Plans now or heretofore maintained by MediVision which alleges violations of applicable Law.

(E)       Each MediVision Benefit Plan and each MediVision Employment Agreement is and has been in compliance in all material respects with, and each such plan and each such agreement is and has been operated in accordance with, the documents governing such plan and in accordance with all applicable Laws, rules and regulations, including, without limitation, the Israeli Tax Authority, the Ordinance or any other applicable Law. All reporting and disclosure requirements and all other applicable Law have been satisfied in all material respects with respect to each of the MediVision Benefit Plans. There have been no prohibited transactions with respect to any of the MediVision Benefit Plans and any of the MediVision Employment Agreements.

(F)       MediVision is not required to contribute to a MediVision Benefit Plan and has not been so required during the five-year period ending on the Closing Date.

(i)         Employees. Except as set forth in ?Section 5.01?(i) of the MediVision Disclosure Letter, (A) neither MediVision nor any Subsidiary is a party to any collective bargaining contract, collective labor agreement or other contract or arrangement with a labor union, trade union or other organization or body involving any of its employees, except extension orders (tzavei harchava) under Israeli Law, or is otherwise required (under any legal requirement, under any contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by Law; (B) neither MediVision nor any Subsidiary has recognized or received a demand for recognition from any collective bargaining representative with respect to any of Employees; (C) all of the Employees are “at will” employees, subject to termination notice provisions provided by applicable Law; (D) there is no Contract between MediVision or any Subsidiary and any Employee; and/or (E) MediVision and its Subsidiaries’ obligations to provide statutory severance pay pursuant to the Israeli Severance Pay Law (5723-1963) and vacation pursuant to the Israeli Annual Leave Law 1951 or in each case any Law of any other jurisdiction or any Contract are fully funded or accrued on MediVision’s financial statements, and MediVision does not use the provisions of Section 14 of the Severance Pay Law with respect to such statutory severance pay. Except as set forth in

21

ANNEX A

Section 5.01?(i) of the MediVision Disclosure Letter, MediVision has no knowledge of any circumstance that could give rise to any valid claim by a current or former Employee for compensation on termination of employment beyond those paid or reserved for; all material amounts that MediVision is legally or contractually required either (x) to deduct from Employees’ salaries or to transfer to Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from Employees’ salaries and benefits and to pay to any Governmental Entity have, in each case, been duly deducted, transferred, withheld and paid in a timely manner (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice), and MediVision does not have any outstanding material obligation to make any such deduction, transfer, withholding or payment; and except as set forth in ?Section 5.01?(i) of the MediVision Disclosure Letter, MediVision and its Subsidiaries are in compliance in all material respects with all applicable legal requirements and contracts relating to employment, employment practices, wages, bonuses and other compensation matters and terms and conditions of employment, including, but not limited to, the Israeli Prior Notice to the Employee Law 2002, the Israeli Notice to Employee (Terms of Employment) Law 2002, the Israeli Prevention of Sexual Harassment Law (5758-1998), and the Israeli Employment by Human Resource Contractors Law 1996. All material obligations of MediVision and its Subsidiaries with respect to statutorily required severance payments to Employees have been fully satisfied or have been fully funded by contributions to appropriate insurance funds and/or to the extent required have been reserved for in the MediVision Financial Statements. Except as set forth in ?Section 5.01?(i) of the MediVision Disclosure Letter, neither MediVision nor any of its Subsidiaries has any Employees whose employment would require special licenses or permits, and there are no unwritten policies or customs of MediVision or any of its Subsidiaries which could entitle any Employees to benefits in addition to what they are entitled by Law. Except as set forth in ?Section 5.01?(i) of the MediVision Disclosure Letter, neither MediVision nor any of its Subsidiaries has engaged any consultants, sub-contractors, sales agents or freelancers who, according to Law, would be entitled to the rights of an employee vis-à-vis MediVision or any Subsidiary, including rights to severance pay, vacation, recuperation pay (dmei havraa) and other employee-related statutory and contractual benefits. For purposes of this Agreement, the term “Employee” shall be construed to include consultants, sales agents and other independent contractors who spend (or spent) a majority of their working time on the business of MediVision or a Subsidiary (each of whom shall be so identified in ?Section 5.01?(i) of the MediVision Disclosure Letter). In addition, MediVision has provided to OIS a correct and complete summary of the calculations concerning the components of the Employees’ salaries, including any components that are not included in the basis for calculation of amounts set aside for purposes of statutory severance pay and pension; any and all agreements with human resource contractors, or with consultants, sub-contractors, sales agents or freelancers; a summary of its and its Subsidiaries’ policies, procedures and customs regarding termination of Employees; and a summary of any dues it pays to the Histadrut Labor Organization or any other labor organization and whether MediVision participates in the expenses of any worker’s committee (Va’ad Ovdim).

(j)         Compliance with Laws. The businesses of each of MediVision and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign Law, statute or ordinance, common law or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”) applicable to MediVision or any of its Subsidiaries,

22

ANNEX A

except for violations that would not, individually or in the aggregate, reasonably be expected to have a MediVision Material Adverse Effect. No investigation or review by any Governmental Entity with respect to MediVision or any of its Subsidiaries is pending or, to MediVision’s knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a MediVision Material Adverse Effect. No change is required in MediVision’s or any of its Subsidiaries’ processes, properties or procedures in connection with any such Laws, and MediVision has not received any notice or communication of any noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that would not, individually or in the aggregate, reasonably be expected to have a MediVision Material Adverse Effect. MediVision and its Subsidiaries each has obtained and is in substantial compliance with all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary or appropriate to conduct its business as presently conducted and contemplated to be conducted, except for those the absence of which, or failure to be in compliance with, would not, individually or in the aggregate, be reasonably likely to have a MediVision Material Adverse Effect.

(k)        Environmental Matters. Except as may not have a MediVision Material Adverse Effect, (i) MediVision and its Subsidiaries are not in violation of any Environmental Law (as defined below); (ii) no real property currently or, to MediVision’s knowledge, formerly owned or operated by MediVision or any of its Subsidiaries is, or with respect to formerly owned or operated properties, to MediVision’s knowledge is, contaminated with any Hazardous Substances (as defined below) or requires remediation under any Environmental Law; (iii) MediVision and its Subsidiaries do not have knowledge of being subject to liability for any off-site disposal or contamination; (iv) MediVision and its Subsidiaries have not received any claims or notices alleging liability under any Environmental Law; and (v) to MediVision’s knowledge, there are no circumstances involving MediVision or any of Subsidiaries that could result in any claims, liabilities, costs or restrictions on the ownership, use or transfer of any property pursuant to any Environmental Law, except, in each case, for any such claims that have not had and would not be reasonably likely to have a MediVision Material Adverse Effect.

As used herein, “Environmental Law” means any Law relating to the protection of the environment or human health and safety, and “Hazardous Substance” means any mixture or material containing any material that is listed, classified or regulated by any government authority or any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

(l)	Tax Returns and Payments.

(i)        Each of MediVision and its Subsidiaries (w) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by it, and all such Tax Returns are complete and accurate in all material respects and prepared in substantial compliance with all applicable Laws; (x) with respect to any Tax Returns that are required to be filed after the date hereof but prior to the Effective Time, each of MediVision and its Subsidiaries shall prepare in good faith and duly and timely file

23

ANNEX A

(taking into account any extension of time within which to file) all such Tax Returns and such Tax Returns shall be complete and accurate in all material respects and prepared in substantial compliance with all applicable Laws; (y) has paid all Taxes (as defined below) that it is (or was) required to pay, whether or not shown as due on such Tax Returns, and has withheld all Taxes it has been obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith for which adequate reserves have been established and which are set forth in ?Section 5.01?(l)?(i) of the MediVision Disclosure Letter; and (z) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. MediVision and its Subsidiaries have complied in all material respects with all applicable Laws relating to Taxes. Except as set forth in ?Section 5.01?(l)?(i) of the MediVision Disclosure Letter, there are no pending, or to MediVision’s knowledge, threatened audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters involving MediVision or any of its Subsidiaries. MediVision has made available to OIS true and correct copies of the Israeli Tax Returns and German income and VAT Tax Returns filed by MediVision and its Subsidiaries for each of the fiscal years ended December 31, 2006, 2005 and 2004; neither MediVision nor any of it Subsidiaries has filed (and was not required to file) any income or VAT Tax Returns in any jurisdictions other than Israel and Germany for such fiscal periods, and no claims have been made by any other jurisdiction that MediVision and/or its Subsidiaries is or may be subject to income or VAT taxation by that jurisdiction. The unpaid Taxes of MediVision and its Subsidiaries (A) did not, as of the date hereof, exceed the reserves for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (B) will not exceed such reserves as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of MediVision and its Subsidiaries in filing their Tax Returns. Neither MediVision nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. MediVision and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemptions, Tax incentive, Tax holiday or other Tax reduction agreement, approval or order of any Governmental Entity and, to MediVision’s knowledge, subject to receipt of the Investment Center Approvals and the other Approvals required herein, the consummation of the Merger will not have any adverse effect on the validity and effectiveness of any such Tax exemptions, Tax incentive, Tax holiday or other Tax reduction agreement or order.

(ii)       There are no Tax sharing agreements or similar agreements under which MediVision or any of its Subsidiaries could be liable for the Taxes of any Person that is neither MediVision nor a current Subsidiary of MediVision. There are no material Liens for Taxes on any of MediVision’s assets except for Taxes not yet due or payable. Except as would not reasonably be expected to have a MediVision Material Adverse Effect, all intercompany transactions and charges between and among MediVision and any of its Subsidiaries or OIS or any of its subsidiaries are at arm’s-length terms or other terms permitted by applicable Laws with respect to Taxes.

24

ANNEX A

(iii)      MediVision is not currently a “Passive Foreign Investment Company” within the meaning of Section 1297(a) of the Code (“PFIC”) and was not a PFIC during its 2004, 2005 and 2006 Tax years.

(iv)      No elections have been made under U.S. Treasury regulations Section 301.7701-3 with respect to MediVision or any of its Subsidiaries.

(v)       None of the payments or distributions to any of the Holders (as defined in ?Section 4.02?(h) herein) contemplated by this Agreement will be subject to Tax withholding pursuant to the provisions of Code Section 3406, and MediVision has obtained (or will obtain) all necessary documentation and information from the relevant Holder(s) to properly substantiate any applicable exception from the Tax withholding provisions of Code Section 3406 and will provide any such documentation and information to OIS prior to the Closing.

(vi)      Neither MediVision nor any of its Subsidiaries is (or has been) a “controlled foreign corporation” within the meaning of Code Section 957.

(vii)     Neither MediVision nor any of its Subsidiaries has been (or held, directly or indirectly, an interest in) a United States real property corporation within the meaning of Code Section 897(c)(2).

(viii)    Neither MediVision nor any of its Subsidiaries is “engaged in trade or business within the United States” within the meaning of Code Section 882 or otherwise subject to U.S. federal income tax on a net income basis.

As used in this Agreement, (A) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all United States, federal, state, local and foreign (including, without limitation, Israeli and German) income, profits, franchise, gross receipts, environmental, customs duty, share capital, severance, stamp, payroll, sales, employment, social security (or similar), unemployment, disability, use, property, withholding, excise, production, value added, occupancy, alternative or add-on minimum and other taxes, duties or assessments of any nature whatsoever, together with all interest, indexation penalties and other penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, amendments, schedules, estimates and information returns) required to be supplied, or supplied, to a Tax authority relating to Taxes.

(m)	Tax Matters.

(i)        Section 5.01(m)(i) of the MediVision Disclosure Letter lists each material Tax or other incentive granted to or enjoyed by MediVision and its Subsidiaries under the Laws of the State of Israel or any other jurisdiction (the “Grants”). The copies of the up-to-date report listing all grants received by MediVision from the OCS, all applications for Grants and of all letters of approval, and supplements thereto that MediVision has made available to OIS are true, correct and complete copies; Section 5.01(m)(i) of the MediVision Disclosure Letter details all material undertakings of MediVision given in connection with the Grants. MediVision and its Subsidiaries

25

ANNEX A

have complied with all material requirements of Law to be entitled to claim all Grants. Without limiting the generality of the above, Section 5.01(m)(i) of the MediVision Disclosure Letter includes the aggregate amounts of each Grant, and the aggregate outstanding obligations thereunder of MediVision and its Subsidiaries with respect to royalties, or the outstanding amounts to be paid by the OCS or any other Governmental Entity to MediVision and the composition of such obligations or amount by the product or product family to which it relates. MediVision is in compliance, in all material respects, with the terms and conditions of the Grants and has duly fulfilled, in all material respects, all the undertakings relating thereto. To MediVision’s knowledge, subject to receipt of the Investment Center Approval, the OCS Approval and the other approvals of Governmental Entities specified as required herein, consummation of the Merger will not adversely affect the continued qualification for the incentives or the terms or duration thereof or require any recapture of any previously claimed Tax incentive, and no consent or approval of any Governmental Entity is required, other than as contemplated by Section 5.01(m)(i) of the MediVision Disclosure Letter, prior to the consummation of the Merger to preserve the entitlement of the Surviving Corporation or its Subsidiaries to any such Tax incentive. MediVision is not aware of any event or other set of circumstances that might lead to the revocation or material modification of any of the Grants. None of the products currently manufactured and sold by MediVision, directly or indirectly, uses any technology that was developed using funding provided by the OCS (“OCS Funded Technology”), nor is any of the technology contained in any of the products currently manufactured or sold by MediVision or products that are currently proposed by MediVision based on the OCS Funded Technology. To MediVision’s knowledge, there has been no indication from any Israeli Tax authority that the consummation of the Merger would adversely affect the Surviving Corporation’s ability to set off for Israeli Tax purposes in the future any and all losses accumulated by MediVision as of the Closing Date.

(ii)       Other than contractual undertakings to employees, directors and contractors as detailed in Section 5.01(m)(ii) of the MediVision Disclosure Letter, neither MediVision nor any Subsidiary has adopted or currently operates any share incentive scheme, share option scheme or profit sharing scheme for the benefit of any of its employees, directors or contractors. MediVision has complied in all material respects with all requirements of such Section 102 of the Ordinance and the regulations promulgated thereunder and with the requirements of Section 3(i) of the Ordinance with respect to the grant of options to contractors, except as set forth in Section 5.01(m)(ii) of the MediVision Disclosure Letter.

(iii)      As of and immediately before the Effective Time, neither Medivision nor any of its Subsidiaries (that are not considered domestic corporations within the meaning of Code section 7701(a)(4)) will have any accumulated or current earnings and profits as determined under U.S. Treasury regulations Section 1.367(b)-2(d) and all relevant U.S. tax principles.

(n)        Labor Matters. Except as set forth in Section 5.01(n) of the MediVision Disclosure Letter, neither MediVision nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union, labor organization

26

ANNEX A

or employer organization other than extension orders (tzavei harchava) under Israeli Law, nor is MediVision or any of its Subsidiaries the subject of any material proceeding asserting that MediVision or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to MediVision’s knowledge, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving MediVision or any of its Subsidiaries. To MediVision’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made involving employees of MediVision or any of its Subsidiaries. MediVision is not party to any or bound by any agreements, Contracts or other agreements or understandings with a labor union or labor organization (collectively, the “MediVision Labor Agreements”). The consummation of the Merger and the other transactions contemplated by this Agreement will not entitle any third party (including any labor union or labor organization) to any payments under any of the MediVision Labor Agreements.

(o)	Intellectual Property.

(i)        MediVision owns or has a valid right to use all Intellectual Property used in its business as presently conducted, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a MediVision Material Adverse Effect. Section 5.01(o)(i) of the MediVision Disclosure Letter sets forth all (x) Registered Intellectual Property owned by MediVision, indicating for each Registered item the registration or application number and the applicable filing jurisdiction (collectively, the “Scheduled Intellectual Property”) and (y) material Intellectual Property Contracts to which MediVision or any Subsidiary is a party, or is bound by or has rights under (other than licenses for commercial “off-the-shelf” or “shrink-wrap” software that has not been modified or customized for MediVision or any Subsidiary). Except as set forth in Section 5.01(o)(i) of the MediVision Disclosure Letter, each of MediVision and each of its Subsidiaries has exclusive ownership of all Intellectual Property owned by it, free and clear of all Liens, exclusive licenses and non-exclusive licenses other than those granted in connection with the sale of products in the ordinary course of business. The Intellectual Property owned by MediVision and its Subsidiaries is to MediVision’s knowledge valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting MediVision’s or any of its Subsidiaries’ use thereof or its rights thereto. MediVision is aware of no facts that would materially adversely affect its or any of its Subsidiaries’ ability to utilize such Intellectual Property as intended, including any patents or other Intellectual Property of others that could be infringed by the manufacture, use, or sale of products derived from such Intellectual Property. To MediVision’s knowledge, neither MediVision nor any Subsidiary has infringed or otherwise violated the Intellectual Property rights of any third party and, except as set forth in Section 5.01(o)(i) of the MediVision Disclosure Letter, neither MediVision nor any of its Subsidiaries has received any notice or claim challenging MediVision’s or any Subsidiary’s ownership of any of the Intellectual Property owned by MediVision or any Subsidiary or claiming that MediVision or any Subsidiary infringes or misappropriates the Intellectual Property of any third party.

27

ANNEX A

(ii)       Without limiting the foregoing, except as set forth in Section 5.01(o)(ii) of the MediVision Disclosure Letter, MediVision owns all Intellectual Property related to the Integrated Retina Imager (“IRI”). Section 5.01(o)(ii) of the MediVision Disclosure Letter sets forth all Contracts to which MediVision or any Subsidiary is a party, or is bound by or has rights under, relating to the IRI, its development, or the Intellectual Property related thereto. Except as set forth in Section 5.01(o)(ii) of the MediVision Disclosure Letter, MediVision has exclusive ownership of all Intellectual Property related to the IRI, free and clear of all Liens, exclusive licenses and non-exclusive licenses other than those granted in connection with the sale of products in the ordinary course of business. The Intellectual Property relating to the IRI is valid, subsisting and enforceable and is not subject to any outstanding order, judgment, decree or agreement adversely affecting MediVision’s use thereof or its rights thereto. MediVision is aware of no facts that would adversely affect its ability to utilize such Intellectual Property as intended, including any patents or other Intellectual Property of others that could be infringed by the manufacture, use, or sale of products derived from such Intellectual Property.

(iii)      MediVision and its Subsidiaries have taken reasonable measures to protect the confidentiality and value of all trade secrets that are owned, used or held by MediVision or any Subsidiary (“MediVision Trade Secrets”), and to MediVision’s knowledge, such MediVision Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached. To MediVision’s knowledge, no Employee has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by MediVision or any Subsidiary in the furtherance of its business, which patents or applications have not been assigned to MediVision or a Subsidiary. All current Employees and all former Employees that were involved in the development of MediVision Products or Intellectual Property have executed valid intellectual property and confidentiality agreements for the benefit of MediVision or a Subsidiary in a form that MediVision has prior to the date of this Agreement provided to OIS. Every material contract or agreement under which Intellectual Property was developed, created or otherwise made, for MediVision or a Subsidiary, assigns all rights to Intellectual Property to MediVision or a Subsidiary.

(iv)      Neither MediVision nor any Subsidiary has granted any licenses or other rights to third parties to use its Intellectual Property other than non-exclusive licenses granted in the ordinary course of business pursuant to standard terms that have been previously provided to OIS.

(v)       The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by MediVision and its Subsidiaries in connection with their business and have not materially malfunctioned or failed within the past three years. To MediVision’s knowledge, no person has gained unauthorized access to the IT Assets.

(vi)      MediVision has source code for each version of software owned by it or any Subsidiary and used in the past five years. The source code for such software

28

ANNEX A

will compile into object code or otherwise is capable of being installed and operated. Once compiled and/or installed, such software in all material respects will have the features, functions and performance described in the documentation pertaining to it and will execute on the computer platforms for which it is designed. To MediVision’s knowledge, except as set forth in Section 5.01(o)(vi) of the MediVision Disclosure Letter, none of the software owned by MediVision or any Subsidiary contains any shareware, open source code, or other software whose use requires disclosure or licensing of Intellectual Property, including any GNU or GPL libraries or code.

(vii)     Section 5.01(o)(vii) of MediVision Disclosure Letter contains a list, together with applicable Export Control Classification Number (ECCN), of all software that is sold, licensed, leased or otherwise distributed by MediVision or its Subsidiaries or resellers (the “Software Products”), indicating, in each case, the name, owner and most recent version of the Software Product and information regarding any third-party code that is embedded in such Software Product. For the avoidance of doubt, software that is obtained under a “limited license” or open source license shall be considered “third-party code.”

(viii)    For purposes of this Agreement, the following terms have the following meanings:

“Intellectual Property” means all Registered (A) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, trade names, and other indicia of origin, all applications and registrations for the foregoing; (B) all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (C) copyrightable published works of authorship including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

“IT Assets” means MediVision’s and its Subsidiaries’ computers, computer software, firmware, middleware, servers and workstations.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

(p)        Insurance. MediVision and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring MediVision or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; MediVision and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by MediVision or any of its Subsidiaries under any such policy or instrument as to

29

ANNEX A

which any insurance company is denying liability or defending under a reservation of rights clause; neither MediVision nor any such Subsidiary has been refused any insurance coverage sought or applied for during the last three years; and neither MediVision nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a MediVision Material Adverse Effect. No policy of insurance will lapse or terminate as a result of the Merger.

(q)        Material Contracts and Governmental Contracts. (i) As of the date of this Agreement, except as described in the relevant subsection of Section 5.01(q) of the MediVision Disclosure Letter, neither MediVision nor any of its Subsidiaries is a party to or bound by, or has rights under:

(A)      any lease of real or personal property providing for annual rentals of $100,000 or more;

(B)      (i) any Contract for the purchase of raw materials that is reasonably likely to require payments of $100,000 or more in any year; (ii) any Contract for the acquisition of or investment in capital equipment for an aggregate purchase price or investment value of $100,000 or more; (iii) any Contract authorizing the distribution or resale by any Person of any of MediVision’s products or services or (iv) any Contract for the sale or rental of products or services that is reasonably likely to result in payments to MediVision and its Subsidiaries of $100,000 or more in any year;

(C)      any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to MediVision or any of its Subsidiaries or in which MediVision owns more than a 5% voting or economic interest, or any interest valued at more than $100,000 without regard to percentage voting or economic interest;

(D)      any Contract (other than among direct or indirect wholly-owned Subsidiaries of MediVision) relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $100,000;

(E)       any non-competition Contract or other Contract that (i) purports to limit in any material respect either the type of business in which MediVision or any of its Subsidiaries (or, after the Effective Time, OIS or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (ii) could require the disposition of any material assets, line of business or product line of MediVision or any of its Subsidiaries or, after the Effective Time, OIS or any of its Subsidiaries, (iii) grants “most favored nation” status including any that, following the Merger, would apply to OIS and its Subsidiaries, including MediVision and its Subsidiaries or (iv) prohibits or limits the rights of MediVision or any of its Subsidiaries in any material respect to make, sell or distribute any products or services, or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights;

30

ANNEX A

(F)       any Contract to which MediVision or any of its Subsidiaries is a party containing a standstill or similar agreement pursuant to which the party has agreed not to acquire assets or securities of the other party or any of its Affiliates;

(G)      any Contract between MediVision or any of its Subsidiaries and any director or officer of MediVision or any Person beneficially owning five percent (5%) or more of the outstanding Shares;

(H)      any Contract providing for indemnification by MediVision or any of its Subsidiaries of any Person, except for any such Contract that is (x) not material to MediVision and its Subsidiaries and (y) entered into in the ordinary course of business;

(I)        any Contract that contains a put, call or similar right pursuant to which MediVision or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $250,000;

(J)       any dealer, distributor, joint marketing or development Contract currently in force under which MediVision or any Subsidiary has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any Contract pursuant to which MediVision or any Subsidiary has continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by MediVision or any Subsidiary and which may not be canceled without penalty upon notice of 90 days or less;

(K)      any Contract or commitment currently in force to license any third party to manufacture or reproduce any MediVision Product, service or technology or any Contract or commitment currently in force to sell or distribute any MediVision Products, service or technology involving amounts in excess of $250,000 per annum, except agreements with distributors or sales representatives in the ordinary course of business cancelable without penalty upon notice of 90 days or less;

(L)       any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, other than trade payables incurred and extensions of credit to customers granted in the ordinary course of business;

(M)     any settlement agreement under which MediVision or any Subsidiary has material ongoing obligations;

(N)      all Contracts relating to the governance or shareholding of CCS, including any Contracts between MediVision and the other shareholder of CCS that affect or may affect such governance or shareholding;

(O)      all Contracts relating the development or ownership of the IRI or the Intellectual Property relating thereto;

31

ANNEX A

(P)       any Contract or commitment not otherwise disclosed pursuant to one of the other clauses of this Section 5.01(q) involving in excess of $100,000 being paid by or to MediVision or any Subsidiary in any 12-month period;

(Q)      any other Contract or group of related Contracts that, if terminated or subject to a default by any party thereto, would, individually or in the aggregate, be reasonably likely to have a MediVision Material Adverse Effect (the Contracts described in clauses (A)-(P), together with all exhibits and schedules to such Contracts, being the “MediVision Material Contracts”).

(ii)       A true and correct copy of each MediVision Material Contract has previously been delivered to OIS, and each such Contract is a valid and binding agreement of MediVision or one of its Subsidiaries, as the case may be, and is in full force and effect, and neither MediVision nor any of its Subsidiaries nor, to MediVision’s knowledge, any other party thereto is in default with respect to a material obligation under or material breach in any respect under the terms of any such Contract.

(iii)      Neither MediVision nor any Subsidiary is party to any material Contract to which the other ultimate contracting party is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such contract).

(r)	Property.

(i)        Neither MediVision nor any of its Subsidiaries owns any real property. MediVision and each of its Subsidiaries has good and marketable title to, or, in the case of securities and investments, a “security entitlement” (as defined in the Uniform Commercial Code) in, or in the case of leased property, a valid leasehold interest in, all material property (whether real or personal, tangible or intangible, and including securities and investments) and assets purported to be owned or leased by it or any of its Subsidiaries, and no such material property and assets are subject to any Liens except mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or similar Liens arising in the ordinary course of business consistent with past practice or Tax Liens for current Taxes not yet due and payable and for which adequate reserves have been established in the consolidated balance sheets referenced in ?Section 5.01?(e)?(v).

(ii)       Section 5.01(r)(ii) of the MediVision Disclosure Letter sets forth a list of all real properties leased or otherwise used by MediVision or any Subsidiary (the “MediVision Leased Property”). Section 5.01(r)(ii) of the MediVision Disclosure Letter contains a description of the MediVision Leased Property, including their size and location. Except as set forth in Section 5.01(r)(ii) of the MediVision Disclosure Letter, there is no outstanding Tax, levy or charge of any kind whatsoever in respect of the MediVision Leased Property or in connection with MediVision’s or any of its Subsidiaries’ use or right in such properties (except municipal taxes due from time to time), and neither MediVision nor any of its Subsidiaries is under any obligation to pay such Taxes, levies or charges to any third party, including any Governmental Entity or the Israeli Land Administration. Except as set forth in Section 5.01(r)(ii) of the

32

ANNEX A

MediVision Disclosure Letter, MediVision and each of its Subsidiaries has obtained all required approvals, authorizations and permits from any Governmental Entity in connection with all real property held by it or to which it is entitled or in which it has rights (including building permits), and all of such approvals, authorizations and permits are in full force and effect, except where the lack thereof does not constitute a MediVision Material Adverse Effect. To MediVision’s knowledge, there are no outstanding claims or proceedings commenced by any third party (including any Governmental Entity) in connection with MediVision’s or any of its Subsidiaries’ possession or use of the MediVision Leased Property.

(iii)      The lease agreements entered into by MediVision and its Subsidiaries in connection with the MediVision Leased Property are in full force and effect and enforceable, and, to the knowledge of MediVision, there are no existing material defaults of MediVision and its Subsidiaries or any other party to the leases thereunder, and neither MediVision nor its Subsidiaries has received or given notice of default or claimed default with respect to such leases, nor is there, to the knowledge of MediVision, any event that with notice or lapse of time, or both, would constitute a material default thereunder. Other than the lease agreements referred to above, MediVision and its Subsidiaries have no other interests of any type in any real property.

(s)        Encryption and Other Restricted Technology. MediVision’s and its Subsidiaries’ business as currently conducted does not involve the use or development of, or engagement in, technology whose development, commercialization or export is restricted under Israeli Law, and MediVision’s and its Subsidiaries’ business as currently conducted does not require MediVision or any of its Subsidiaries to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974 or other legislation regulating the development, commercialization or export of technology.

(t)         Warranties/Product Liability. Except as set forth on Section 5.01(t) of the MediVision Disclosure Letter and except as specifically reflected, reserved against or otherwise disclosed in the Financial Statements or incurred since the date thereof in the ordinary course of business except as does not constitute a MediVision Material Adverse Effect, (i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation from, by or before any Governmental Entity relating to any product, including the packaging and advertising related thereto, designed, formulated, manufactured, processed, sold or placed in the stream of commerce by MediVision or any Subsidiary or any services provided by MediVision or any Subsidiary (a “MediVision Product”), or claim or lawsuit involving a MediVision Product that is pending or, to MediVision’s knowledge, threatened, by any Person, and (ii) there has not been, nor is there under consideration by MediVision or any of its Subsidiaries, any MediVision Product recall or post-sale warning of a material nature concerning any MediVision Product. All MediVision Products comply in all material respects with applicable Governmental Authorizations and Laws, and there have not been and there are no material defects or deficiencies in such MediVision Products.

(u)        Product Certifications. The product certifications (“MediVision Product Certifications”) given or granted by manufacturers, manufacturers associations, technical

33

ANNEX A

associations, or similar bodies, or by any Governmental Entity, in each case with respect to MediVision Products set forth on Section 5.01(u) of the MediVision Disclosure Letter, are all the MediVision Product Certifications relating to MediVision’s business, and constitute all the MediVision Product Certifications necessary for MediVision and its Subsidiaries to conduct their respective businesses as currently conducted, and are listed in Section 5.01(u) of the MediVision Disclosure Letter, except as does not constitute a MediVision Material Adverse Effect. MediVision has not made any material modifications or updates to the MediVision Products which would require MediVision Product Certifications different from or in addition to those set forth on Section 5.01(u) of the MediVision Disclosure Letter and, other than as set forth on Section 5.01(u) of the MediVision Disclosure Letter, to MediVision’s knowledge, none of the MediVision Product Certifications would be terminated, rescinded or modified as a result of this Agreement or the completion of the Merger.

(v)        Questionable Payments. To the knowledge and belief of MediVision within the last two years, no current or former director, executive, officer, representative, agent or employee of MediVision or any of its Subsidiaries (when acting in such capacity or otherwise on behalf of MediVision or any of its Subsidiaries or any of their predecessors): (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (iii) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (iv) has made any false or fictitious entries on the books and records of MediVision or any of its Subsidiaries; (v) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of MediVision or any of its Subsidiaries; or (vi) made any material favor or gift that is not deductible for income tax purposes using corporate funds or otherwise on behalf of MediVision or any of its Subsidiaries.

(w)       Brokers and Finders. Neither MediVision nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement except that MediVision has employed BDO Ziv Haft Consulting & Management Ltd. as its financial advisor. MediVision has made available to OIS a complete and accurate copy of all agreements pursuant to which BDO Ziv Haft Consulting & Management Ltd. is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

(x)        Bank Accounts. Section 5.01(x) of the MediVision Disclosure Letter sets forth the names and location of all banks, depositaries and other financial institutions in which MediVision or any of its Subsidiaries has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

(y)        Completeness of Disclosure. No representation or warranty by MediVision in this Agreement contains or on the Closing Date will contain an untrue statement of material fact or omits or on the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

34

ANNEX A

Section 5.02     Representations and Warranties of OIS and Merger Sub. Except as set forth in the OIS Reports (as defined below) or the corresponding sections or subsections of the disclosure letter delivered to MediVision by OIS concurrently with the execution of this Agreement (the “OIS Disclosure Letter”), OIS and Merger Sub, jointly and severally, hereby represent and warrant to MediVision as of the date of this Agreement that:

(a)	Organization, Good Standing and Qualification.

(i)        Each of OIS and any of its subsidiaries, including Merger Sub is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. OIS and each of its subsidiaries are qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have an OIS Material Adverse Effect (as defined below). OIS has made available to MediVision complete and correct copies of OIS’s and each of its subsidiaries, including Merger Sub’s articles of incorporation and bylaws or other governing documents, each as amended to the date hereof, and each as so delivered is in full force and effect. Neither OIS nor any of its Subsidiaries is in violation of any provisions of their respective articles of incorporation or comparable governing documents. No Dissolution, revocation or forfeiture proceedings regarding OIS or any of its subsidiaries, including Merger Sub have been commenced. Section 5.02(a)(i) of the OIS Disclosure Letter contains a correct and complete list of each jurisdiction in which OIS and each of its Subsidiaries are organized and qualified to do business. As used in this Agreement, the term “OIS Material Adverse Effect” means a material adverse effect on the financial condition, properties, assets, liabilities, business results of operations or prospects of OIS and Merger Sub taken as a whole or preventing, materially delaying or materially impairing OIS’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement, provided, however, that the term “OIS Material Adverse Effect” shall exclude events, changes, circumstances and states of facts (i) that result or arise from events, changes, circumstances or states of facts generally affecting any industry in which OIS or any of its Subsidiaries operates or the economy in any of the countries in which OIS or any of its Subsidiaries operates, (ii) that result or arise from events, changes, circumstances or states of facts affecting general worldwide economic or capital market conditions, which in the case of each of the immediately preceding clause (i) and this clause (ii) do not materially disproportionately affect OIS or any of its Subsidiaries, or (iii) that result or arise from the execution of this Agreement or the announcement of the transactions contemplated hereby.

(ii)       The shares of OIS Common Stock are not listed for trading on any national securities exchange, including Nasdaq, but their trading prices are quoted on the OTC Bulletin Board.

35

ANNEX A

(b)        Capitalization of Merger Sub. The registered and authorized share capital of Merger Sub consists of 100 ordinary shares, par value NIS 1.0 per share. All of the issued and outstanding shares of Merger Sub have been duly authorized and are validly issued, fully paid and nonassessable, and were issued in compliance with any preemptive or similar rights of any Person, whether contractual or under any applicable Law or any of Merger Sub’s governing documents. All of the outstanding shares of Merger Sub have been issued in material compliance with all applicable Laws. All of the issued and outstanding shares of Merger Sub are, at the date of this Agreement, owned by OIS or a subsidiary thereof, and at the Effective Time will be owned by OIS or a subsidiary thereof, and there are (i) no other shares of share capital or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of share capital or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any share capital, voting securities or securities convertible into or exchangeable for share capital or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(c)        Capitalization of OIS. The authorized capital stock of OIS consists of 35,000,000 shares of OIS Common Stock, of which 16,866,831 shares were outstanding as of the close of business on 12-31-2007, and 20,000,000 shares of Preferred Stock, no par value (the “OIS Preferred Shares”), of which no shares are outstanding. All of the outstanding shares of OIS Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and were issued in compliance with any preemptive or similar rights of any Person, whether contractual or under any applicable Law or any of OIS’s governing documents. All of the outstanding shares have been issued in material compliance with all applicable securities Laws. Other than as set forth in Section 5.02(c) of the OIS Disclosure Letter, OIS does not hold any dormant shares, and no shares are held in treasury by OIS or held by any of its Subsidiaries. OIS has no OIS Common Stock or OIS Preferred Shares reserved for issuance, except that, as of 12-31-2007, there were 2,641,018 shares of OIS Common Stock reserved for issuance pursuant to Ophthalmic Imaging Systems 1997 Stock Option Plan, Ophthalmic Imaging Systems 2000 Stock Option Plan, Ophthalmic Imaging Systems 2003 Stock Option Plan, and Ophthalmic Imaging Systems 2005 Stock Option Plan, of which 2,358,686 shares were subject to outstanding options to purchase shares and 282,332 shares were available for future grants (collectively, the “OIS Option Plans”). A copy of each of the OIS Option Plans is attached hereto as Exhibits K-1, K-2, K-3 and K-4. Other than Merger Sub and Abraxas Medical Solutions, Inc., OIS has no Subsidiaries. Each of the outstanding shares of capital stock of each of OIS’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by OIS or by a direct or indirect wholly owned subsidiary of OIS free and clear of any Lien, was issued in compliance with any preemptive or similar rights of any Person, whether contractual or under any applicable Law or any of OIS governing documents and has been issued in material compliance with all applicable Laws. Section 5.02(c) of the OIS Disclosure Letter includes a correct and complete list, as of the date of this Agreement, of each outstanding share option, restricted share grant, and any other share-related rights (including share appreciation rights) issued under the OIS Stock Option Plans, including the holder, date of grant, term, number of shares and, where applicable, exercise price and vesting schedule, including whether the vesting will be accelerated by the execution of this Agreement or consummation of the Merger or by

36

ANNEX A

termination of employment or change of position following consummation of the Merger. Except as set forth in Section 5.02(c) of the OIS Disclosure Letter, or as contemplated by this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate OIS or any of its subsidiaries to issue or to sell any shares of capital stock or other securities of OIS or any of its subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of OIS or any of its subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Upon any issuance of any shares in accordance with the terms of the Option Plans set forth in Section 5.02(c) of the OIS Disclosure Letter, such shares will be duly authorized, validly issued, fully paid and nonassessable. OIS does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of OIS on any matter. Section 5.02(c) of the OIS Disclosure Letter sets forth (A) each of OIS’s subsidiaries, the ownership interest of OIS in each such subsidiary, and identity and ownership interest of any other Person or Persons in each such subsidiary and (B) any capital stock, equity interest or other direct or indirect ownership interest held by OIS or Merger Sub or ABRAXAS MEDICAL SOLUTIONS INC. in any other Person.

(d)	Corporate Authority; Approval and Fairness.

(i)        Subject to the vote of holders of capital stock of OIS necessary to approve (A) the issuance of OIS Common Stock as contemplated by this Agreement, (B) the Merger, and (C) the OIS Articles Amendments and the OIS Amended and Restated Bylaws, and to the adoption of this Agreement by OIS as the sole stockholder of Merger Sub, each of OIS and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary to execute, deliver and perform its obligations under this Agreement and all ancillary agreements, schedules, appendices and other documents attached thereto or entered into in connection therewith to which OIS is a party, including, but not limited to, the Voting Agreement, the Registration Rights Agreement, and the ROFR Agreement (collectively, the “Agreements”) and to consummate the transactions contemplated thereby. Each of such Agreements has been duly executed and delivered by OIS and is a valid and binding agreement of such corporation, and, where applicable, Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception. The requisite vote of the shareholders of OIS to approve the Merger and the Agreements (which vote is also sufficient to approve the other actions referred to above) is the affirmative vote of the holders of at least 75% of the outstanding shares of OIS Common Stock, including the affirmative vote of the holders of a majority of such shares that are not beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder, as such terms are used in OIS’s Articles of Incorporation, and the requisite vote of the shareholders of Merger Sub to approve the Merger and the Agreements (which vote is also sufficient to approve the other actions referred to above) is the affirmative vote of the holders of at least 50% of the outstanding shares of Merger Sub (collectively, the “Requisite OIS Vote”).

37

ANNEX A

(ii)       The board of directors of OIS has (A) unanimously determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, OIS and its shareholders, approved this Agreement and the Merger and the other transactions contemplated hereby and thereby, and made all other affirmative determinations required to be made by it in connection with this Agreement, the Merger and the other transactions contemplated hereby under any applicable Israeli Law, and resolved to recommend that holders of OIS Common Stock vote in favor of the Merger, the issuance of OIS Common Stock necessary to consummate the Merger, the Articles Amendments, the Amended and Restated Bylaws, and the other transactions contemplated by this Agreement (collectively, the “OIS Recommendation”), and directed that the same be submitted to the holders of the outstanding shares of OIS Common Stock for their approval, (B) received the opinion of its financial advisor, Westwood Capital LLC, to the effect that the Merger is fair to the public shareholders of OIS from a financial point of view, a copy of which opinion has been delivered to MediVision (it being agreed and understood that such opinion is for the benefit of OIS’s board of directors and special committee thereof and may not be relied on by MediVision). When issued in accordance with the terms of this Agreement, the OIS Common Stock issued as a result of the Merger will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and not subject to preemptive rights other than those granted to the Principal MediVision Shareholders as set forth in the ROFR Agreement.

(e)        Merger Sub Board Approval. The board of directors of Merger Sub has unanimously: (A) determined that the Merger is fair to, and in the best interests of, Merger Sub and its shareholder, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors; (B) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (C) determined to recommend that the shareholder of Merger Sub approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

(f)	Compliance; Permits.

(i)        Neither OIS nor Merger Sub nor any other subsidiary of OIS is in conflict with, or in default or violation of, (A) any Law applicable to OIS or Merger Sub or any other subsidiary of OIS by which its or any of their respective properties is bound, or (B) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession or other instrument or obligation to which OIS or Merger Sub or any other subsidiary of OIS is a party or by which OIS or Merger Sub or any other subsidiary of OIS or their respective properties is bound, except for such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have an OIS Material Adverse Effect. No investigation or review by any Governmental Entity is, to the knowledge of OIS, pending or threatened against OIS or Merger Sub or any other subsidiary of OIS, nor to the knowledge of OIS, has during the past three years any Governmental Entity indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have an OIS Material Adverse Effect.

38

ANNEX A

(ii)       OIS and its subsidiaries hold all material permits, licenses, variances, exemptions, certificates, consents, product listings, establishment registrations, orders and approvals and other authorizations from Governmental Entities to test, manufacture, market, sell or distribute their respective products, to own, lease and operate their respective properties and assets, or carry on their respective businesses as they are now being conducted or otherwise which are material to the operation of the business of OIS and its subsidiaries taken as a whole (collectively, the “OIS Permits”). All such OIS Permits are in full force and effect, and as of the date of this Agreement, none of the OIS Permits has, during the past three years, been withdrawn, revoked, suspended or cancelled, nor is any such withdrawal, revocation, suspension or cancellation pending or, to the knowledge of OIS, threatened in writing, except where such failure to be in full force and effect or such withdrawal, revocation, suspension or cancellation would not reasonably be expected to have an OIS Material Adverse Effect. OIS has been, during the past three years, and is in compliance in all material respects with the terms of the OIS Permits and any conditions placed thereon, except for any noncompliance that, individually or in the aggregate, would not reasonably be expected to have an OIS Material Adverse Effect.

(g)	Governmental Filings; No Violations; Etc.

(i)        Other than with respect to procedures under the Israeli Companies Law and the necessary notices, reports, filings, consents, registrations, approvals, permits or authorizations (A) pursuant to ?Section 1.03, (B) under the HSR Act, the Securities Act and the Exchange Act, and (C) required to be made under state securities, takeover and “blue sky” Laws, no notices, reports or other filings are required to be made by OIS or Merger Sub or any subsidiary of OIS with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by OIS or Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by OIS and Merger Sub or any subsidiary of OIS and the consummation of the Merger and the other transactions contemplated hereby or in connection with the continuing operation of the business of OIS following the Effective Time, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have an OIS Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(ii)       OIS maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act.

(iii)      The execution, delivery and performance of this Agreement by OIS and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or bylaws or articles of association of OIS and Merger Sub, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of OIS pursuant to, any Contracts binding upon OIS, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other

39

ANNEX A

transactions contemplated hereby) compliance with any Laws to which OIS and Merger Sub are subject or (C) any change in the rights or obligations of any party under any Contract binding on OIS, except, in the case of clause (B) or (C) above, for breach, violation, termination, default, creation, acceleration or change that, individually or in the aggregate, is not reasonably likely to have a OIS Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(iv)      Other than as described in Section 5.02(g)(iv) of the OIS Disclosure Letter, neither OIS nor Merger Sub nor any other subsidiary of OIS is a party to or bound by any non-competition Contracts or other Contract that purports to limit in any material respect either the type of business in which OIS or Merger Sub or any other subsidiary of OIS may engage or the manner or locations in which any of them may so engage in any business.

(v)       Other than as described in Section 5.02(g)(v) of the OIS Disclosure Letter, except for: (A) relationships with OIS or Merger Sub or any other subsidiary of OIS as an officer, director, or employee thereof (and compensation by OIS or Merger Sub or any other subsidiary of OIS in consideration of such services) in accordance with the terms of their employment; and (B) relationships with OIS as shareholders or option holders therein, to the knowledge (as defined below) of OIS, none of the directors or officers, or the shareholders of OIS, or any known member of any of their families or Affiliates, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, agreement or arrangement with OIS or Merger Sub or any other subsidiary of OIS. None of the officers, directors or Shareholders has any known interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business, or any supplier, distributor, or customer of OIS, except for the normal rights of a Shareholder, and except for rights under the OIS Option Plans. OIS and Merger Sub and any other subsidiary of OIS have not, since October 1, 2004, (x) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer of OIS or (y) materially modified any term of any such extension or maintenance of credit. As used in this Agreement, “knowledge” of (i) OIS means the actual knowledge of OIS’s officers; and (ii) OIS or Merger Sub means the actual knowledge of such party’s officers.

(h)	OIS Reports; Financial Statements.

(i)        OIS has filed or furnished, as applicable, on a timely basis all forms, statements, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act and any other applicable securities laws and any rules and regulations promulgated thereunder (the forms, statements, reports and documents filed with or furnished to the SEC and those filed or furnished subsequent to the date hereof, including any amendments thereto, are referred to herein as the “OIS Reports”). Each of the OIS Reports, at the time of its filing or being furnished complied, or if not yet filed or furnished will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, any other applicable

40

ANNEX A

securities laws and any rules and regulations promulgated thereunder applicable to the OIS Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the OIS Reports did not and any OIS Reports filed or furnished with the SEC subsequent to the date hereof will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)       OIS is in compliance in all material respects with the applicable rules and regulations of the OTC Bulletin Board and with the corporate governance requirements of the California Corporations Code.

(iii)      Since December 31, 2003, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from OIS employees regarding questionable accounting or auditing matters, have been received by OIS. No attorney representing OIS or any of its Subsidiaries, whether or not employed by OIS or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by OIS or any of its officers, directors, employees or agents to OIS’s audit committee (or other committee designated for the purpose) of the board of directors.

(iv)      Each of the balance sheets included in or incorporated by reference into any OIS Reports (including the related notes and schedules) fairly presents or, in the case of OIS Reports to be filed after the date hereof, will fairly present, in all material respects the financial position of OIS as of its date, and each of the statements of income, changes in shareholders’ equity (deficit) and cash flows included in or incorporated by reference into OIS Reports (including any related notes and schedules) fairly presents or, in the case of OIS Reports to be filed after the date hereof, will fairly present, in all material respects the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of OIS for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein.

(v)       OIS’s revenue recognition policies and practices are and have been in compliance in all material respects with all applicable rules, regulations and statements in compliance with GAAP.

(vi)      Neither OIS nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed in a OIS Report or on a consolidated balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP and the rules of the OTC Bulletin Board and which are not so reported and which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of OIS and its Subsidiaries taken as a whole, except liabilities permitted to be incurred under this Agreement.

41

ANNEX A

(i)         Absence of Certain Changes. Since September 30, 2007, OIS has conducted its business only in the ordinary course (excepts for transactions between OIS and MediVision) and, except as set forth in Section 5.02(i) of the OIS Disclosure Letter, there has not been:

(i)        any event, development or circumstance involving, or any change in the financial condition, properties, assets, liabilities, or results of operations of OIS or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to the most recent fiscal year end) which, individually or in the aggregate, has had or would reasonably be expected to have a OIS Material Adverse Effect;

(ii)       any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by OIS or any of its Subsidiaries, whether or not covered by insurance;

(iii)      any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of OIS or any of its Subsidiaries or any repurchase, redemption or other acquisition by OIS of any outstanding shares of capital stock or other securities of OIS or any of its Subsidiaries;

(iv)      any material change in any method of accounting or accounting practices by OIS;

(v)       any material transaction other than as contemplated by this Agreement that would require OIS to file a current report on Form 8-K that it has not so filed;

(vi)      any event, development or circumstance as a result of which OIS incurred a material Tax liability not in the ordinary course of business; or

(vii)	any agreement to do any of the foregoing.

(j)         Brokers and Finders. Neither OIS nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated by this Agreement, except that OIS has employed Westwood Capital, LLC as its financial advisors.

(k)        Litigation. There is no suit, claim, action, arbitration, proceeding pending or, to the knowledge of OIS, investigation pending or threatened against OIS or any of its Subsidiaries or any of their respective properties or assets before any Governmental Entity that could, if adversely determined, have an OIS Material Adverse Effect or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Effective Time. Except as disclosed by OIS in the OIS Disclosure Letter, neither OIS nor Merger Sub nor any other subsidiary of OIS is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to prevent or delay the consummation of the Merger or other transactions contemplated hereby.

42

ANNEX A

(l)	OIS Employee Matters and Benefit Plans.

(i)         Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

(A)      “OIS Employee” shall mean any current, former or retired employee, officer or director of OIS or any of its Subsidiaries;

(B)      “OIS Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or arrangement of any kind (excluding any OIS Employment Agreement, as defined herein) providing for compensation, severance, termination pay, bonus, incentive compensation, pension, profit sharing, retirement, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, worker’s compensation and other insurance, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded; and

(C)      “OIS Employment Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between OIS or any of its Subsidiaries and any OIS Employee as to which OIS has incurred material liability.

(ii)        OIS Employee Plan Compliance. Except as would not reasonably be expected, individually or in the aggregate, to have an OIS Material Adverse Effect, each OIS Employee Plan and OIS Employment Agreement has been established and maintained in accordance with its terms and in compliance with all applicable Laws.

(m)       Employment Matters. Except as would not reasonably be expected, individually or in the aggregate, to have an OIS Material Adverse Effect, and subject to Section 5.02(m) of the OIS Disclosure Letter, with respect to OIS’s Employees, OIS is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting labor, employment and employment practices.

(n)        Intellectual Property. OIS’s and each of its subsidiaries’ trademarks, patents, copyrights and trade secrets are sometimes referred to hereinafter as the “OIS Trademarks,” “OIS Patents,” “OIS Copyrights” and “OIS Trade Secrets,” respectively.

(i)	Trademarks.

(A)      All OIS Trademark registrations are currently in compliance in all material respects with all legal requirements (including, where applicable, the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the OIS Trademark in question.

(B)      No material registered OIS Trademark has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the

43

ANNEX A

United States Patent and Trademark Office or other applicable Governmental Entity. To OIS’s knowledge, no such action has been threatened in writing within the one (1) year period prior to the date of this Agreement.

(C)      To OIS’s knowledge, there has been no prior use of any material OIS Trademark by any third party that confers upon such third party superior rights in any such OIS Trademark.

(ii)	Patents.

(A)      All OIS Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the OIS Patent in question.

(B)      No OIS Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding in the United States Patent and Trademark Office or other applicable Governmental Entity. To OIS’s knowledge, no such action has been threatened in writing within the one (1) year period prior to the date of this Agreement.

(C)      To OIS’s knowledge, there is no patent or patent application of any person that conflicts in any material respect with any OIS Patent or invalidates any claim OIS has in any OIS Patent.

(iii)	Trade Secrets.

(A)      OIS has taken reasonable steps in accordance with normal industry practice to protect OIS’s rights in confidential information and OIS Trade Secrets.

(B)      Except as would not be materially adverse to OIS or its business, OIS enforces and has enforced a policy of requiring each relevant employee, consultant and contractor to execute “work for hire” (or similar arrangements under Applicable Law), proprietary information, confidentiality and assignment agreements substantially in OIS’s standard forms that effectively and exclusively assign to OIS or Merger Sub or any other subsidiary of OIS rights to any Intellectual Property relating to the business of OIS or Merger Sub or any other subsidiary of OIS in the course of performance of work for OIS or Merger Sub or any other subsidiary of OIS. Except under confidentiality obligations, there has been no disclosure by OIS or any subsidiary of material confidential information or OIS Trade Secrets. OIS has provided MediVision with a copy of its trade secret protection policy.

(iv)       License Agreements. There is no material outstanding or, to OIS’s knowledge, threatened dispute or disagreement with respect to (A) any license agreements granting to OIS or Merger Sub or any other subsidiary of OIS any material right to use or practice any rights under any Intellectual Property, other than software commercially available on reasonable terms to any person for a license fee of no more than One Hundred Thousand Dollars ($100,000) in the aggregate or (B) any license agreements under which OIS or Merger Sub or any other subsidiary of OIS licenses

44

ANNEX A

software or grants other rights in or rights to use or practice under any Intellectual Property, excluding licenses with customers that in the twelve-month period prior to the date hereof have purchased or licensed products for which the total payments to OIS or Merger Sub or any other subsidiary of OIS did not exceed One Hundred Thousand Dollars ($100,000) in the aggregate (collectively, “License Agreements”).

(v)        Ownership; Sufficiency of IP Assets. OIS or one of its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in their respective business as currently conducted.

(vi)       Protection of IP. OIS has taken reasonable and customary steps to protect the Intellectual Property of OIS or Merger Sub or any other subsidiary of OIS.

(vii)      No Infringement by OIS. The products used, manufactured, marketed, sold or licensed by OIS, and all Intellectual Property used in the conduct of OIS’s businesses, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

(viii)     No Pending or Threatened Infringement Claims. No litigation is now or, within the five (5) years prior to the date of this Agreement, was pending and, to OIS’s knowledge, no notice or other claim has been received by OIS within the one (1) year prior to the date of this Agreement, nor is OIS aware of any facts or circumstances that in OIS’s reasonable judgment could be expected to give rise to any material claim, (A) alleging that OIS or Merger Sub or any other subsidiary of OIS has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to OIS.

(ix)       No Infringement by Third Parties. To OIS’s knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed by OIS or Merger Sub or any other subsidiary of OIS, and no such claims have been brought against any third party by OIS or Merger Sub or any other subsidiary of OIS.

(x)        Assignment; Change of Control. The execution, delivery and performance by OIS of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of OIS’s or Merger Sub or any other subsidiary of OIS’s rights to own any of its Intellectual Property or their respective rights under the License Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

(xi)       Software. The Software owned or purported to be owned by OIS or Merger Sub or any other subsidiary of OIS was either (A) developed by employees of

45

ANNEX A

OIS or Merger Sub or any other subsidiary of OIS within the scope of their employment; (B) developed by independent contractors who have assigned their rights to OIS or any of its Subsidiaries pursuant to written agreements; or (C) otherwise acquired by OIS or a subsidiary from a third party. To OIS’s knowledge, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than OIS or Merger Sub or any other subsidiary of OIS, except for such materials or development environments obtained by OIS or Merger Sub or any other subsidiary of OIS from other persons who make such materials or development environments commercially available to purchasers or end-users. OIS has source code for each version of software owned by it or Merger Sub or any other subsidiary of OIS and used in the past five (5) years. The source code for such software will compile into object code or otherwise is capable of being installed and operated. Once compiled and/or installed, such software will have the features, functions and performance described in the documentation pertaining to it and will execute on the computer platforms for which it is designed. To OIS’s knowledge, except as set forth in Section 5.02(n)(xi) of the OIS Disclosure Letter, none of the software owned by OIS or any other subsidiaries of OIS contains any shareware, open source code, or other software whose use requires disclosure or licensing of Intellectual Property, including any GNU or GPL libraries or code. For purposes of this Section, “Software” means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (D) all documentation, including user manuals and training materials, relating to any of the foregoing.

(o)        Taxes. (A) OIS and its subsidiaries have duly and timely filed all material income Tax Returns required to be filed (after taking into account all available extensions) and have timely paid the Taxes shown on such Tax Returns, except, in each case, where the failure to so file or pay would not have an OIS Material Adverse Effect. (B) As of the date of this Agreement, no material claim for assessment or collection of Taxes is presently being asserted against OIS or its subsidiaries, and neither OIS nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority relating to a material Tax, nor does OIS have knowledge of any such threatened action, proceeding or investigation. (C) Neither OIS nor any of its subsidiaries is a party to or bound by any obligation under any written Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement. There are no Tax sharing agreements or similar agreements under which OIS or any of its subsidiaries could be liable for the Taxes of any Person that is neither OIS nor OIS’s subsidiary. There are no material Liens for Taxes on any of OIS assets except for Taxes which have accrued but are not yet due or payable. Except with respect to those intercompany transactions which can be reasonably expected not to cause an OIS Material Adverse Effect, all intercompany transactions between and among OIS or any of its subsidiaries or Merger Sub or any of its subsidiaries are at arm’s-length terms or other terms permitted by applicable Laws with respect to Taxes.

46

ANNEX A

(p)	Capital Adequacy.

(i)        OIS represents that immediately after the Merger and the consummation of other transactions contemplated hereby, OIS (and any successor company), will not be insolvent (as defined under the U.S. Bankruptcy Code (the “Bankruptcy Code”) and in equity) and that the Merger and the other transactions contemplated hereby and any borrowing by OIS or related entities (including the incurring of any obligation or granting of any security by OIS or any successor company in connection with such transactions) will not have the effect of hindering, delaying or defrauding any creditors of OIS (or any successor company). OIS further represents that (i) upon consummation of the Merger, and within the meaning of Section 548 of the Bankruptcy Code, OIS (and any successor company) (A) will have adequate capitalization, (B) will not have an unreasonably small capital with respect to the business or transactions engaged in, (C) will not have incurred debts prior to the Effective Date that would be beyond the ability of OIS (or any successor company) to pay as such debts mature, and (D) will have adequate cash to satisfy the obligations of OIS or MediVision in existence prior to the Effective Date as they become due.

(ii)       OIS has either (i) sufficient cash and available credit facilities, or (ii) sufficient cash and firm commitments for credit facilities and equity contributions in either case in an aggregate amount sufficient to consummate the Merger and the transaction contemplated hereby in accordance with the terms hereof.

(q)        Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have an OIS Material Adverse Effect, (A) OIS and each of its subsidiaries are in compliance with all applicable Environmental Laws and (B) there are no pending or, to the knowledge of OIS, threatened claims, suits, proceedings, orders, notices of violation, requests for information or administrative hearings or, to the knowledge of OIS, investigations against OIS or Merger Sub or any other subsidiary of OIS under Environmental Laws.

(r)         Restriction on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon OIS or Merger Sub or any other subsidiary of OIS to which OIS or Merger Sub or any other subsidiary of OIS is a party which prohibits or impairs any business practice of OIS as currently conducted or Merger Sub or any other subsidiary of OIS, except as would not, individually or in the aggregate, reasonably be expected to have an OIS Material Adverse Effect.

(s)        Required OIS Stockholder Vote. The issuance of OIS Common Stock in the Merger pursuant to this Agreement requires the approval of a majority of the votes cast at a meeting at which there is a quorum by the holders of OIS Common Stock, and no other vote of the holders of any class or series of capital stock of OIS is required to approve or authorize this Agreement or the consummation of the transaction contemplated hereby.

(t)         Insurance. For the six-year period prior to the date hereof, OIS maintained a program of liability insurance, which covered liabilities from products or product defects, consisting of claims-made policies with coverage totaling at least $1,000,000 for each year (the

47

ANNEX A

“Product Liability Insurance Policies”), substantially all of which amount, as of the date hereof, is available for the satisfaction of claims. The Product Liability Insurance Policies have been maintained and not revoked. There is no material product liability claim against OIS or any Subsidiary of OIS pending under any Product Liability Insurance Policy as to which coverage has been denied by the underwriters of such policies.

(u)        Material Contracts. As of the date of this Agreement, except as described in the relevant subsection of Section 5.02(u) of the OIS Disclosure Letter neither OIS nor its subsidiaries is a party to or bound by, or has rights under:

(i)        Any Contract for the acquisition of or investment in capital equipment for an aggregate purchase price or investment value of $500,000 or more;

(ii)       any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to OIS or any of its subsidiaries or in which OIS owns more than a 5% voting or economic interest, or any interest valued at more than $500,000 without regard to percentage voting or economic interest;

(iii)      any Contract (other than among direct or indirect wholly owned subsidiaries of OIS) relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $500,000;

(iv)      any non-competition Contract or other Contract that (A) purports to limit in any material respect either the type of business in which OIS or Merger Sub or any other subsidiary of OIS (or, after the Effective Time, OIS or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (B) could require the disposition of any material assets, line of business or product line of OIS or Merger Sub or, after the Effective Time, OIS or Merger Sub, or any other subsidiary of OIS or (C) prohibits or limits the rights of OIS or Merger Sub or any other subsidiary of OIS in any material respect to make, sell or distribute any products or services, or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights;

(v)       any Contract between OIS or Merger Sub or any other subsidiary of OIS and any director or officer of OIS or any Person beneficially owning five percent or more of the outstanding Shares;

(vi)      any Contract providing for indemnification by OIS or Merger Sub or any other subsidiary of OIS of any Person, except for any such Contract that is (x) not material to OIS and Merger Sub or any other subsidiary of OIS and (y) entered into in the ordinary course of business;

(vii)     any Contract that contains a put, call or similar right pursuant to which OIS or Merger Sub or any other subsidiary of OIS could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $500,000.

48

ANNEX A

(viii)    Any other Contract or group of related Contacts that, if terminated or subject to a default by any party thereto, would, individually or in the aggregate, be reasonably likely to have an OIS Material Adverse Effect (the Contracts described in clauses (v) and (viii), together with all Exhibits and schedules to such Contracts, being the “OIS Material Contracts”.

(v)	Property.

(i)        Neither OIS nor any of its subsidiaries owns any real property. OIS and each of its subsidiaries has good and marketable title to, or, in the case of securities and investments, a “security entitlement” (as defined in the Uniform Commercial Code) in, or in the case of leased property, a valid leasehold interest in, all material property (whether real or personal, tangible or intangible, and including securities and investments) and assets purported to be owned or leased by it or any of its subsidiaries, and no such material property and assets are subject to any Liens except mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or similar Liens arising in the ordinary course of business consistent with past practice or Tax Liens for current Taxes not yet due and payable.

(ii)       There are no real properties leased or otherwise used by OIS or Merger Sub or any other subsidiary of OIS (the “OIS Leased Property”) that are not listed in the OIS Reports or set forth on Section 5.01(v)(ii) of the OIS Disclosure Letter. Except as set forth in Section 5.02(v)(ii) of the OIS Disclosure Letter, there is no outstanding Tax or levy in respect of the OIS Leased Property or in connection with OIS’s or any of its subsidiaries’ use or right in such properties (except municipal Taxes due from time to time) for which OIS or any of its subsidiaries is directly liable under the terms of use of such Lease Property. Except as set forth in Section 5.02(v)(ii) of the OIS Disclosure Letter, OIS and each of its subsidiaries have obtained all required approvals, authorizations and permits from any Governmental Entity in connection with all real property held by it or to which it is entitled or in which it has rights (including building permits), and all of such approvals, authorizations and permits are in full force and effect, except where the lack thereof does not constitute an OIS Adverse Effect. To OIS’s knowledge, there are no outstanding claims or proceedings commenced by any third party (including any Governmental Entity) in connection with OIS’s or any of its subsidiaries’ possession or use of the OIS Leased Property.

The lease agreements entered into by OIS and its subsidiaries in connection with the OIS Leased Property are in full force and effect and enforceable, and, to the knowledge of OIS, there are no existing material defaults of OIS and its subsidiaries or any other party to the leases thereunder. Other than the lease agreements referred to above, OIS and its subsidiaries have no other interests of any type in any real property.

(w)       Encryption and Other Restricted Technology. OIS’s and its subsidiaries’ business as currently conducted does not involve the use or development of, or engagement in, technology whose development, commercialization or export is restricted under U.S. Law, and OIS’s business as currently conducted does not require OIS or Merger Sub or any other

49

ANNEX A

subsidiary of OIS to obtain a license from the U.S. government or an authorized body thereof pursuant to any Law regulating the development, commercialization or export of technology.

(x)        Warranties/Product Liability. Except as set forth on Section 5.02(x) of the OIS Disclosure Letter and except as specifically reflected, reserved against or otherwise disclosed in the Financial Statements or incurred since the date thereof in the ordinary course of business except as does not constitute an OIS Material Adverse Effect, (A) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation from, by or before any Governmental Entity relating to any product, including the packaging and advertising related thereto, designed, formulated, manufactured, processed, sold or placed in the stream of commerce by OIS or Merger Sub or any other subsidiary of OIS or any services provided by OIS or any subsidiary (an “OIS Product”), or claim or lawsuit involving an OIS Product which is pending or, to OIS’s knowledge, threatened by any Person, and (B) there has not been, nor is there under consideration by OIS or any of its subsidiaries, any OIS Product recall or post-sale warning of a material nature concerning any OIS Product. All OIS Products comply in all material respects with applicable Governmental Authorizations and Laws, and there have not been and there are no material defects or deficiencies in such OIS Products.

(y)        Product Certifications. All the OIS product certifications (the “OIS Product Certifications”) relating to OIS’s business, constitute all the OIS Product Certifications necessary for OIS and its subsidiaries to conduct their business as currently conducted, except for such OIS Product Certifications which do not constitute an OIS Material Adverse Effect.

(z)        Questionable Payments. To the knowledge of OIS, within the last two years, no current or former director, executive, officer, representative, agent or employee of OIS or Merger Sub or any other subsidiary of OIS (when acting in such capacity or otherwise on behalf of OIS or any of its subsidiaries or any of their predecessors): (i) has used or is using any corporate funds for any unlawful expenses relating to political activity or for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (ii) has made any false or fictitious entries on the books and records of OIS or Merger Sub or any subsidiary of OIS; (iii) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of OIS or Merger Sub or any subsidiary of OIS.

(aa)      Completeness of Disclosure. No representation or warranty by OIS in this Agreement contains or on the Closing Date will contain an untrue statement of material fact or omits or on the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

ARTICLE  VI

COVENANTS

Section 6.01	Interim Operations

(a)        MediVision. MediVision covenants and agrees as to itself and its Subsidiaries that, after the date hereof and until the earlier of the termination of this Agreement

50

ANNEX A

pursuant to its terms or the Effective Time (unless OIS shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement) and except as required by applicable Laws and the terms of this Agreement, the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of its and its Subsidiaries’ present employees and agents. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except (i) as otherwise expressly required by this Agreement, (ii) as OIS may approve in writing or (iii) as set forth in Section 6.01(a) of the MediVision Disclosure Letter, MediVision will not and will not permit its Subsidiaries to:

(i)        adopt or propose any change in its articles of association or other applicable governing instruments;

(ii)       merge or consolidate itself or any of its Subsidiaries with any other Person, except for any such transactions among its wholly-owned Subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(iii)      acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $100,000 in any transaction or series of related transactions, other than acquisitions pursuant to Contracts in effect as of the date of this Agreement and set forth in the MediVision Disclosure Letter;

(iv)      issue (other than on exercise of MediVision Options or MediVision Rights set forth in the Disclosure Letter), sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock or of any its Subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary to it or another of its wholly-owned Subsidiaries), or securities or rights convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, including any MediVision Options or MediVision Rights;

(v)       create or incur any Lien material to it or any of its Subsidiaries on any of its assets or any of its Subsidiaries’ assets;

(vi)      make any loans, advances or capital contributions to or investments in any Person (other than between itself and any of its direct or indirect wholly-owned Subsidiaries);

51

ANNEX A

(vii)     declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to MediVision or to any wholly-owned Subsidiary of MediVision) or enter into any agreement with respect to the voting of its capital stock;

(viii)    reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(ix)      incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any of its debt securities or of any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices (x) not to exceed $100,000 in the aggregate or (y) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, or (B) guarantees by MediVision of indebtedness of its wholly-owned Subsidiaries incurred in compliance with this ?Section 6.01 or (C) interest rate swaps on customary commercial terms consistent with past practice and in compliance with its risk management policies in effect on the date of this Agreement and not to exceed $100,000 of notional debt in the aggregate;

(x)       except as set forth in the capital budgets set forth in ?Section 6.01?(a)?(x) of the MediVision Disclosure Letter and consistent therewith, make or authorize any capital expenditure in excess of $100,000 in the aggregate;

(xi)      make any changes with respect to accounting policies or procedures, except as required by changes in applicable generally accepted accounting principles;

(xii)     settle any litigation or material claim, or other proceedings before a Governmental Entity, other than a settlement reimbursable from insurance or calling solely for a cash payment in an amount less than $250,000 and including a full release of MediVision and its affiliates, as applicable;

(xiii)    except as contemplated by this Agreement, make any material Tax election, make any change in any method of accounting for Tax purposes or make any application with any Governmental Entity or seek any Tax ruling from a Governmental Entity, if there is a risk that such ruling may result in any terms, restrictions, liabilities or obligations being imposed on MediVision (or any MediVision Subsidiary) or its shareholders (including OIS or its Subsidiaries);

(xiv)    transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any of its assets, product lines or businesses or of its Subsidiaries, including capital stock of any of its Subsidiaries and sales of obsolete assets and except for sales, leases, licenses or

52

ANNEX A

other dispositions of assets with a fair market value not in excess of $100,000 in the aggregate, other than pursuant to Contracts in effect as of the date of this Agreement;

(xv)     except as required pursuant to Contracts in effect as of the date of this Agreement and set forth in Section 5.01 of the MediVision Disclosure Letter, or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any of its directors, officers or employees or of any of its Subsidiaries, except in the ordinary course of business consistent with past practice, (B) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any of its directors, officers or Employees or of any of its Subsidiaries, except in the ordinary course of business consistent with past practice, (C) establish, adopt, amend or terminate any of its benefit plans or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of its benefit plans, to the extent not already provided in any such benefit plans, (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by IAS, or (F) forgive any loans to any of its or of any of its Subsidiaries’ directors, officers or employees;

(xvi)    take any action or omit to take any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(xvii)   purchase or otherwise acquire, or sell, gift, or otherwise transfer to any Person any shares of OIS Common Stock;

(xviii)  take any action that would reasonably be expected to result in a material increase in Tax liability (or a corresponding loss of Tax attributes) other than in the ordinary course of business; or

(xix)	agree, authorize or commit to do any of the foregoing.

(b)        OIS. OIS covenants and agrees as to itself and Merger Sub and any other subsidiary of OIS that, after the date hereof and prior to the Effective Time (unless MediVision shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement) and except as required by applicable Laws, the business of it and its subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its subsidiaries shall use their reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of their and their subsidiaries’ present employees and agents. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except (i) as otherwise expressly required by this Agreement, (ii) as MediVision may approve in writing or (iii) as set forth in Section 6.01(b) of the OIS Disclosure Letter, OIS will not and will not permit Merger Sub and any other subsidiary of OIS to:

53

ANNEX A

(i)        adopt or propose any change in its articles of association or other applicable governing instruments;

(ii)       merge or consolidate itself or Merger Sub or other subsidiary of OIS with any other Person, except for any such transactions among its wholly-owned Subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(iii)      acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $500,000 in any transaction or series of related transactions, other than acquisitions pursuant to Contracts in effect as of the date of this Agreement and set forth in the OIS Disclosure Letter;

(iv)      issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock or any of its subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary to it or another of its wholly-owned Subsidiaries), or securities or rights convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(v)       create or incur any Lien material to it or any of its subsidiaries on any of its assets or any of its subsidiaries;

(vi)      make any loans, advances or capital contributions to or investments in any Person (other than between itself and any of its direct or indirect wholly-owned Subsidiaries);

(vii)     declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary to OIS or to any wholly-owned Subsidiary of OIS) or enter into any agreement with respect to the voting of its capital stock;

(viii)    reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(ix)      incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any of its debt securities or of any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practices (x) not to exceed $2,000,000 in the aggregate or (y) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, or (B) guarantees by OIS of indebtedness of its wholly-owned Subsidiaries incurred in compliance with this ?Section 6.01 or (C) interest rate swaps on customary commercial

54

ANNEX A

terms consistent with past practice and in compliance with its risk management policies in effect on the date of this Agreement and not to exceed $1,000,000 of notional debt in the aggregate;

(x)       except as set forth in the capital budgets set forth in Section 6.01(b)(x) of the OIS Disclosure Letter and consistent therewith, make or authorize any capital expenditure in excess of $50,000 in the aggregate;

(xi)      make any changes with respect to accounting policies or procedures, except as required by changes in applicable generally accepted accounting principles;

(xii)     except as contemplated by this Agreement, make any material Tax election or make any application with any Governmental Entity or seek any tax ruling from a Governmental Entity, if there is a risk that such ruling may result in any terms, restrictions, liabilities or obligations being imposed on OIS (or any OIS Subsidiary) or its shareholders;

(xiii)    transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any of its assets, product lines or businesses or of its Subsidiaries, including capital stock of any of its Subsidiaries and sales of obsolete assets and except for sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $1,000,000 in the aggregate, other than pursuant to Contracts in effect as of the date of this Agreement;

(xiv)    except as required pursuant to Contracts in effect as of the date of this Agreement and set forth in Section 5.02 of the OIS Disclosure Letter, or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any of its directors, officers or employees or of any of its Subsidiaries, except in the ordinary course of business consistent with past practice, (B) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any of its directors, officers or Employees or of any of its Subsidiaries, except in the ordinary course of business consistent with past practice, (C) establish, adopt, amend or terminate any of its benefit plans or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of its benefit plans, to the extent not already provided in any such benefit plans, (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or (F) forgive any loans to any of its or of any of its Subsidiaries’ directors, officers or employees;

(xv)     take any action or omit to take any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

55

ANNEX A

(xvi)    purchase or otherwise acquire, or sell, gift, or otherwise transfer to any Person any shares of OIS Common Stock;

(xvii)   take any action that would reasonably be expected to result in a material increase in Tax liability (or a corresponding loss of Tax attributes) other than in the ordinary course of business; or

(xviii)	agree, authorize or commit to do any of the foregoing.

Section 6.02	Acquisition Proposals.

(a)        No Solicitation or Negotiation. Each party agrees that, until the earlier of (i) the termination of this Agreement pursuant to its terms and (ii) the Effective Time, neither it nor any of its Subsidiaries nor any of their respective officers and directors shall, and it shall instruct and cause its and its Subsidiaries’ employees, investment bankers, attorneys, accountants, and other agents, advisors or representatives (such officers, directors, employees, investment bankers, attorneys, accountants and other agents, advisors or representatives, collectively, “Representatives”) not to, directly or indirectly:

(i)        initiate, solicit or knowingly encourage any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below);

(ii)       engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person who has made, or proposed to make, any Acquisition Proposal; or

(iii)      otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means (A) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction outside the ordinary course of business involving MediVision or any of its Significant Subsidiaries; or (B) any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the total voting power of the equity securities of MediVision or 20% or more of the consolidated total assets (including, without limitation, equity interests in MediVision’s Subsidiaries) of MediVision, in each case other than the transactions contemplated by this Agreement. Each party agrees to pay the other parties liquidated damages in the sum of USD $2,000,000 (two million U.S. dollars) if this Agreement is terminated as a result of a breach of this ?Section 6.02?(a)?(iii) by such party.

(b)        No Change in Recommendation; No Alternative Acquisition Agreement. The board of directors of each of the parties and any committee thereof shall not:

(i)        Withhold or withdraw, or qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner reasonably likely to be adverse to the other party, the Recommendation with respect to the Merger (it being understood that publicly taking a neutral position or no position with respect to an

56

ANNEX A

Acquisition Proposal at any time beyond 20 business days after the first public announcement of such Acquisition Proposal shall be considered an adverse modification); or

(ii)       Cause or permit such party to enter into or approve any letter of intent, terms sheet, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement for any Acquisition Proposal.

(c)        Certain Permitted Disclosure. Nothing contained in this ?Section 6.02 shall be deemed to prohibit any party from complying with their disclosure obligations under Israeli or U.S. federal Law or Belgian Law with regard to the transactions underlying this Agreement.

(d)        Notice. Each party agrees that it will promptly (and, in any event, within 24 hours) notify the other party if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, and subject to any applicable confidentiality obligations, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep the other party informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in such party’s intentions as previously notified.

Section 6.03	Information Supplied.

(a)        Filing of S-4. Shares of OIS Common Stock to be issued to MediVision Shareholders hereunder (except the Principal MediVision Shareholders) shall be registered for trade and freely tradable on the OTC. OIS shall, with the full cooperation of MediVision, prepare and file with the SEC the Prospectus/Proxy Statement (as defined below), and OIS shall prepare and file with the SEC the Registration Statement on Form S-4 to be filed with the SEC by OIS in connection with the issuance of shares of OIS Common Stock in the Merger, including shares underlying MediVision’s employees options issued under this Agreement (including the proxy statement and prospectus (the “- the company’s articles of incorporation or bylaws;Prospectus/Proxy Statement”) constituting a part thereof) (the “S-4 Registration Statement”) in each case as promptly as reasonably practicable following the date of this Agreement. OIS shall coordinate the contents of the S-4 Registration Statement with MediVision, as it applies to MediVision and/or the requirements of Belgian authorities. OIS and MediVision each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, promptly thereafter mail the Prospectus/Proxy Statement to the shareholders of each of MediVision and OIS, and will take any action and file all documents required so that the OIS Common Stock included in the S-4 Registration Statement will be registered for trade and freely tradable without any restriction on their resale except to the extent provided under this Agreement or under Rule 145 of the Securities Act. OIS shall also use its reasonable best efforts to satisfy prior to the effective date of the S-4 Registration Statement all necessary state securities Law or “blue sky” notice requirements in connection with the Merger and will pay all expenses incident thereto. No filing of, or amendment or supplement to, the Prospectus/Proxy

57

ANNEX A

Statement or the S-4 Registration Statement shall be made by OIS without providing MediVision with the reasonable opportunity to review and comment thereon and without the prior consent of MediVision, which consent shall not be unreasonably withheld or delayed. OIS will promptly advise MediVision of the receipt of any comments from the SEC to the S-4 Registration Statement and when the S-4 Registration Statement or any amendment hereto has become effective, and OIS will furnish MediVision with copies of all such documents.

(b)        No Untrue Statement, etc. MediVision and OIS each agree, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the meeting of shareholders of each of MediVision and OIS to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. MediVision and OIS will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of (i) the Securities Act and the rules and regulations thereunder; (ii) the Exchange Act; (iii) the requirements of the Israeli Companies Law and the Israeli Securities Law; (iv) the requirements of Belgian Authorities.

Section 6.04	Merger Proposal.

(a)        Proposal. As promptly as practicable after the execution and delivery of this Agreement: (i) each of MediVision and Merger Sub shall cause a merger proposal (in the Hebrew language) substantially in the form attached as Exhibit M (each, a “Merger Proposal”) to be executed in accordance with the Israeli Companies Law; (ii) MediVision shall call the MediVision Shareholders Meeting (as defined in ?Section 6.05) and (iii) MediVision and Merger Sub shall jointly deliver the Merger Proposals to the Companies Registrar within three (3) days from the calling of such shareholders’ meetings. Each of MediVision and Merger Sub shall cause a copy of its Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar and shall promptly inform its respective non-secured creditors, if any, of its Merger Proposal and its contents in accordance with the Israeli Companies Law and the regulations promulgated thereunder.

(b)        Certain Notices. Promptly after MediVision and Merger Sub shall have complied with ?Section 6.04?(a) above and with ?Section 6.04?(b)?(i) and ?(ii) below, but in any event no more than three (3) business days following the date on which such notice was sent to the creditors, MediVision and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the Companies Law, that notice was given to their respective creditors under the Israeli Companies Law and the regulations promulgated thereunder. In addition to the above, each of MediVision and, if applicable, Merger Sub, shall:

58

ANNEX A

(i)        Publish a notice to its creditors stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, MediVision’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as MediVision or Merger Sub, as applicable, may determine, in (A) two daily Hebrew newspapers circulated in Israel and one widespread daily newspaper circulated in Belgium, on the day that the Merger Proposal is submitted to the Companies Registrar, (B) a newspaper circulated in New York City, no later than three (3) business days following the day on which the Merger Proposal was submitted to the Companies Registrar, and (C) if required, in such other manner as may be required by applicable Law and regulations; and

(ii)       Within four (4) business days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the regulations promulgated under the Israeli Companies Law) that MediVision or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in ?Section 6.04?(b)?(i) above.

Section 6.05     MediVision Shareholders Meeting. MediVision will take, in accordance with applicable Law and its articles of association, all action necessary to convene a meeting of holders of Shares (the “MediVision Shareholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective by the SEC to consider and vote for the approval of this Agreement, the Merger and the other transactions contemplated hereunder and to cause such vote to be taken. MediVision’s board of directors shall recommend such approval and shall take all lawful action to solicit such approval. Subject to the notice requirements of the Israeli Companies Law and the rules and regulations promulgated thereunder and the Articles of Association of MediVision, the MediVision Shareholders Meeting shall be held (on a date selected by MediVision and consented to by OIS) as promptly as practicable after the date hereof. MediVision shall call, notice, convene, hold, conduct and solicit all proxies in connection with the Shareholder Meeting in compliance with all applicable legal requirements, including the Israeli Companies Law, the Israeli Securities Law, the Articles of Association of MediVision, and the rules of the Euronext Stock Exchange. MediVision may adjourn or postpone the MediVision Shareholders Meeting: (i) if and to the extent necessary to provide any necessary supplement or amendment to the Prospectus/Proxy Statement to MediVision’s shareholders in advance of a vote on this Agreement, and the Merger and the other transactions contemplated by this Agreement; or (ii) if, as of the time for which the MediVision Shareholders Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement), there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the MediVision Shareholders Meeting. MediVision’s obligation to call, give notice of, convene and hold the MediVision Shareholders Meeting in accordance with this ?Section 6.05 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to MediVision of any Acquisition Proposal.

59

ANNEX A

Section 6.06OIS and Merger Sub Shareholders Meetings.

(a)        OIS Stockholders Meeting. OIS will take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to convene a meeting of holders of OIS Common Stock (the “OIS Stockholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote for the approval of the issuance of OIS Common Stock in the Merger and the adoption of the OIS Articles of Amendments and OIS Amended and Restated Bylaws and to cause such vote to be taken. OIS’s board of directors shall recommend such approval and OIS shall take all lawful action to solicit such approval. Subject to the notice requirements of the Exchange Act and the rules and regulations promulgated thereunder and the certificate of incorporation and bylaws of OIS, the OIS Stockholders Meeting shall be held as promptly as practicable after the date hereof. Pursuant to the terms of this ?Section 6.06, OIS shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of OIS Common Stock in the Merger. OIS shall call, notice, convene, hold, conduct and solicit all proxies in connection with the OIS Stockholders Meeting in compliance with all applicable legal requirements, including the Exchange Act and the articles of incorporation and bylaws of OIS. OIS may adjourn or postpone the OIS Stockholders Meeting: (i) if and to the extent necessary to provide any necessary supplement or amendment to the Prospectus/Proxy Statement to OIS’s stockholders in advance of a vote on the issuance of the OIS Common Stock in the Merger; or (ii) if, as of the time for which the OIS Stockholder Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement), there are insufficient shares of OIS Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the OIS Stockholders Meeting.

(b)        Merger Sub Shareholder Meeting. Promptly after the occurrence or waiver of all other conditions for Closing, Merger Sub shall hold its general meeting, and OIS (as the sole shareholder of Merger Sub) shall approve this Agreement, the Merger, and the other transactions contemplated by this Agreement at such general meeting.

Section 6.07	Filings; Other Actions; Notification Comfort Letters.

(a)        Notification Letters. MediVision and OIS each shall use their reasonable best efforts to cause to be delivered to the directors of each party a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for “comfort” letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

(b)        Best Efforts. Subject to the terms and conditions set forth in this Agreement, MediVision and OIS shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations,

60

ANNEX A

approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity to consummate the Merger or any of the other transactions contemplated by this Agreement.

(c)        Governmental Entities. Subject to applicable Laws relating to the exchange of information, each party shall have the right to direct all matters with any Governmental Entity relating to it consistent with its obligations hereunder; provided that OIS and MediVision shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to OIS or MediVision, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Prospectus/Proxy Statement). In exercising the foregoing rights, each of MediVision and OIS shall act reasonably and as promptly as practicable.

(d)        Information. MediVision and OIS each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of OIS, MediVision or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

(e)        Communications with Governmental Entities, etc. Subject to applicable Law and the instructions of any Governmental Entity, MediVision and OIS each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by OIS or MediVision, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. MediVision and OIS each shall give prompt notice to the other of any change that is reasonably likely to result in a MediVision Material Adverse Effect or an OIS Material Adverse Effect, respectively, or of any failure to the other party’s conditions to effect the Merger. Neither MediVision nor OIS shall permit any of its officers or any other representatives or agents to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

(f)         Third-Party Consents. Each party will use its commercially reasonable efforts to obtain, as soon as practicable following the date hereof, any consents, waivers and approvals under its any of its or its Subsidiaries’ respective Contracts required to be obtained in connection with the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 6.08     Access. Subject to applicable Law, upon reasonable notice, each of MediVision and OIS shall (and shall cause its Subsidiaries to) afford the other’s Representatives

61

ANNEX A

reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this ?Section 6.08 shall affect or be deemed to modify any representation or warranty made by MediVision, OIS or Merger Sub herein, and provided, further, that the foregoing shall not require MediVision or OIS (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of MediVision or OIS, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if MediVision or OIS, as the case may be, shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (b) to disclose any privileged information of MediVision or OIS, as the case may be, or any of its Subsidiaries. All requests for information made pursuant to this ?Section 6.08 shall be directed to the executive officer or other Person designated by MediVision or OIS, as the case may be.

Section 6.09     Publicity. The initial press release regarding the Merger shall be a joint press release, and thereafter MediVision and OIS each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Government Entity.

Section 6.10     Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by OIS and MediVision.

Section 6.11     Other Actions by MediVision and OIS Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of OIS and MediVision and their respective boards of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

(a)        Section 16 Matters. The board of directors of OIS shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt (i) the conversion of Shares or MediVision Options into OIS Common Stock or options to purchase OIS Common Stock, as the case may be, and (ii) the acquisition of OIS Common Stock pursuant to the terms of this Agreement by officers and directors or employees of MediVision who may become subject to the reporting requirements of Section 16(a) of the Exchange Act.

62

ANNEX A

Section 6.12	Israeli and Belgian Approvals.

(a)        Government Filings. Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to, or filed by such party with, any Israeli Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. MediVision and OIS shall use all reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the Investment Center Approval, the OCS Approval and any other consents and Approvals that may be required pursuant to Israeli legal requirements in connection with the Merger and the other transactions contemplated by this Agreement and to provide the OCS Notification. In this connection OIS shall provide to the Investment Center and to the OCS any information, and shall execute any undertakings, reasonably and customarily requested by such authorities as a condition to either or both of the Investment Center Approval and the OCS Approval.

(b)        Legal Proceedings. MediVision and OIS each shall: (i) give the other parties prompt notice of the commencement of any legal proceeding by or before any Israeli Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such legal proceeding; and (iii) promptly inform the other parties of any communication to any Governmental Entity regarding the Merger. MediVision and OIS will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Israeli legal proceeding relating to the Merger or any of the other transactions contemplated by this Agreement pursuant to a joint defense agreement separately agreed to. In addition, except as may be prohibited by any Israeli Governmental Entity or by any Israeli Legal Requirement, in connection with any such legal proceeding under or relating to the Israeli Restrictive Trade Practices Law or any other Israeli antitrust or fair trade Law, MediVision and OIS will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Israeli Governmental Entity in connection with any such legal proceeding.

(c)	Israeli Tax Rulings.

(i)        As soon as reasonably practicable, and to the extent legally required, after the execution of this Agreement, MediVision shall instruct its Israeli tax advisors and accountants to prepare and file with the Israeli Tax Authority an application for a ruling confirming that the conversion or assumption by OIS of MediVision Options into Replacement Options pursuant to ?Section 4.04(a) will not result in a taxable event with respect to such MediVision Options pursuant to Section 3(i) or Section 102 of the Ordinance and, with respect to such MediVision Options subject to Section 102, that the requisite holding period will be deemed to have begun at the time of the issuance of such MediVision Options (which ruling may be subject to customary conditions regularly associated with such a ruling) (the “Options Tax Ruling”). Each of MediVision and OIS shall cause their respective Israeli counsel, advisors and accountants to coordinate all activities, and to reasonably cooperate with each other, with respect to the preparation

63

ANNEX A

and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Options Tax Ruling. Subject to the terms and conditions hereof, MediVision shall use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain the Options Tax Ruling, as promptly as practicable.

(ii)       As soon as reasonably practicable after the execution of this Agreement, MediVision shall instruct its Israeli tax advisors and accountants to prepare and file with the Israeli Tax Authority an application for a ruling that will be in form and substance to OIS’s reasonable satisfaction that (A) with respect to holders of Shares of MediVision that are non-Israeli residents (as defined in the Ordinance), exempting OIS, the Conversion Agent and the Surviving Corporation from any obligation to withhold Israeli Tax at source from any consideration payable or otherwise deliverable pursuant to this Agreement including, without limitation, the Conversion Shares, or clarifying that no such obligation exists or (B) with respect to holders of Shares of MediVision that are Israeli residents (as defined in the Ordinance): (I) exempting OIS, the Conversion Agent and the Surviving Corporation from any obligation to withhold Israeli Tax at source from any consideration payable or otherwise deliverable pursuant to this Agreement including, without limitation, the Conversion Shares, or clarifying that no such obligation exists, or (II) clearly instructing OIS, Conversion Agent or the Surviving Corporation how such withholding at source is to be executed, and, in particular, with respect to the classes or categories of holders or former holders of the Shares or MediVision Options from which Tax is to be withheld (if any), the rate or rates of withholding to be applied (the “Israeli Withholding Tax Ruling”), such ruling to be in form and substance to OIS’s reasonable satisfaction. Each of MediVision and OIS shall cause their respective Israeli advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Withholding Tax Ruling. Subject to the terms and conditions hereof, MediVision shall use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain the Israeli Withholding Tax Ruling as promptly as practicable. If the Israeli Withholding Tax Ruling is not obtained until the Closing Date, MediVision shall instruct its Israeli counsel, advisors and accountants to promptly apply to the relevant Tax authorities for an extension of time with respect to the obligation to deduct or withhold Israeli Tax at source from any consideration payable or otherwise deliverable pursuant to this Agreement (such extension, if granted by the Israeli Tax Authorities, is referred to in this Agreement as a “Withholding Tax Extension”), such Withholding Tax Extension to be in form and substance to OIS’s reasonable satisfaction. If the Israeli Withholding Tax Ruling is not obtained at least seven (7) days prior to the date of the MediVision Shareholders Meeting, OIS shall provide to MediVision a written notice stating whether it intends to withhold Israeli Tax at source from the Conversion Shares payable or otherwise deliverable pursuant to this Agreement to holders of Shares of MediVision that are non-Israeli residents (as this term is defined in the Ordinance), and such written determination shall be communicated to the holders of Shares of MediVision as soon as

64

ANNEX A

possible and in any event no later than five (5) days prior to the date of MediVision Shareholders Meeting in accordance with applicable Law.

(d)	Israeli Securities Matters.

(i)        As soon as reasonably practicable, and to the extent legally required, after the execution of this Agreement, OIS shall, and MediVision shall cooperate with OIS to, prepare and file with the ISA a prospectus containing the Prospectus/Proxy Statement and any additional disclosures and that complies in form and substance with applicable Israeli Law and regulations in connection with the issuance of shares of OIS Common Stock in the Merger (the “Israeli Prospectus”). OIS and MediVision each shall use its reasonable best efforts to cause the ISA to issue a permit for the use of the Israeli Prospectus in connection with the Merger, and promptly thereafter mail the Israeli Prospectus to the shareholders of each of MediVision and OIS residing in Israel. In addition, no filing of, or amendment or supplement to, the Israeli Prospectus shall be made by OIS without providing MediVision with the reasonable opportunity to review and comment thereon and without the prior consent of MediVision, which consent shall not be unreasonably withheld or delayed. OIS promptly will advise MediVision of the receipt of any comments from the ISA to the Israeli Prospectus and when any amendment thereto (if any) has been filed, and OIS will furnish MediVision with copies of all such documents.

(ii)       MediVision and OIS each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (A) the Israeli Prospectus will, at the time the Israeli Prospectus is filed in accordance with applicable Israeli Law and regulations, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Israeli Prospectus will, at the date of mailing to shareholders and at the times of the meeting of shareholders of each of MediVision and OIS to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)        Belgian Securities Matters. MediVision shall use its reasonable best efforts to obtain the approvals necessary to cause the Shares to be de-listed from the Euronext Stock Exchange, as soon as practicable following the Effective Time.

(f)         Regulatory Filings. Each of MediVision and OIS shall cause all documents that it is responsible for filing with any Governmental Entity or other publication under this ?Section 6.12 to comply as to form and substance in all material respects with the applicable Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to any such document or filing, MediVision or OIS, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with applicable Government Entity, such amendment or supplement.

65

ANNEX A

Section 6.13     Merger Sub Obligations. OIS shall cause Merger Sub to comply with all of its obligations under this Agreement.

Section 6.14     Employee Benefits. OIS agrees that it shall cause the Surviving Corporation to maintain all MediVision Benefit Plans in accordance with their terms as in effect immediately before the Effective Time subject to any amendment or termination thereof that may be permitted by the terms of such plan and applicable Law.

Section 6.15	Directors and Officers Indemnification.

(a)       From and after the Effective Time, OIS will cause the Surviving Corporation to fulfill and honor, subject to any limitations under applicable law, in all respects the obligations of MediVision pursuant to the indemnification agreements in the form provided in Exhibit L (the “New Indemnification Letters”) as shall be in effect prior to the Effective Time, which New Indemnification Letters shall be entered into between MediVision and its current and former directors and officers (the “Indemnified Parties”), subject to and immediately after the adoption by the general meeting of the shareholders of MediVision of Merger Sub’s Articles of Association.

(b)       OIS, from and after the Effective Time and for a period of seven years following the Effective Time, undertakes to cause the Surviving Corporation to fulfill and honor in all respects such undertakings of MediVision pursuant to the New Indemnification Letters.

(c)       OIS shall cause the Surviving Corporation to and the Surviving Corporation shall maintain a policy or policies of officers’ and directors’ liability insurance for acts and omissions occurring prior to the Effective Time (“D&O Insurance”) with coverage in amount and scope at least as favorable as MediVision’s existing directors’ and officers’ liability insurance coverage for a period of seven years after the Effective Time; provided, however, that, if the existing D&O Insurance expires, is terminated or cancelled, or if the annual premium therefor is increased to an amount in excess of 150% of the last annual premium paid prior to the date of this Agreement (such amount, as stated in Section 6.15(c) of the MediVision Disclosure Letter, the “Current Premium”), then in each case during such seven-year period OIS shall and shall cause the Surviving Corporation to use commercially reasonable efforts to obtain D&O Insurance in such amount and scope as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium. OIS shall be responsible for payment of the annual premium for the D&O Insurance Policy. OIS shall have the sole right to select the provider of the D&O Insurance Policy.

(d)       OIS shall cause the D&O Insurance maintained by OIS for its officers and directors to be extended to cover those individuals who were officers or directors of MediVision as of the date hereof; provided, that such coverage shall provide substantially similar protections as the current OIS officers and directors are entitled to.

(e)       Following the Merger, OIS shall and shall cause the Surviving Corporation to keep in effect for seven years after the Effective Time all provisions in the Surviving Corporation’s memorandum of association and articles of association that provide for exculpation of director and officer liability and indemnification (and advancement of expenses

66

ANNEX A

related thereto) of the past and present officers and directors of MediVision at least to the extent that are presently indemnified by MediVision and any such provisions shall not be amended except as either required by applicable Law or to make changes permitted by Law that would not adversely effect the rights of past or present officers and directors to indemnification and advancement of expenses for occurrences prior to the Effective Time.

(f)        If OIS and/or the Surviving Company and/or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that such successors and assigns shall assume all of the obligations set forth in this Section 6.15.

The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives, notwithstanding any release executed by any Indemnified Party in connection with his or her departure from MediVision or its Subsidiaries unless a release of the provisions of this Section is specifically provided for in such release.

ARTICLE  VII

CONDITIONS

Section 7.01     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)        Shareholder Approval. This Agreement, the Merger and the other transactions contemplated by this Agreement shall have been duly approved by (i) holders of Shares constituting the Requisite MediVision Vote, and (ii) holders of shares of OIS Common Stock constituting the Requisite OIS Vote for the Merger and all of the other transactions contemplated by this Agreement.

(b)        Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered after the date of this Agreement any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an “Order”).

(c)        S-4. The S-4 Registration Statement shall have become effective under the Securities Act and the OIS Common Stock included in the S-4 Registration Statement will be registered for trade and freely tradable without any restriction on their resale except to the extent provided under the Securities Act and the Israeli Prospectus shall have received the permit of the ISA. No stop order suspending the effectiveness of the S-4 Registration Statement or of the Israeli Prospectus shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC or the ISA.

(d)        Belgian Governmental Entity Approvals. All Belgian Governmental Entity approvals to the extent required pursuant to all legal requirements for the consummation

67

ANNEX A

of the Merger and the other transactions contemplated by this Agreement shall have been obtained.

(e)        Israeli Governmental Entity Approvals. The following Israeli Governmental Entity approval to the extent required pursuant to Israeli legal requirements for the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained: the OCS Approval; approval of the Israeli Tax Authority (including the rulings referred to below); and the Investment Center Approval.

(f)         Israeli Statutory Waiting Periods. At least 50 days shall have elapsed after the filing of the Merger Proposals with the Companies Registrar, and at least 30 days shall have elapsed after the approval of the Merger by the shareholders of MediVision and Merger Sub.

(g)        Governmental Consents. Other than the filings pursuant to ?Section 1.03 and the filing of the OIS Articles Amendments, all other approvals or consents of any Governmental Entity required to be obtained in connection with the Merger and the consummation of the other transactions contemplated hereby by MediVision, OIS and Merger Sub (“Governmental Consents”) shall have been obtained. All Governmental Consents that have been obtained shall have been obtained without the imposition of any term, condition or consequence the acceptance of which would be reasonably likely to have a MediVision Material Adverse Effect or a OIS Material Adverse Effect (either before or after giving effect to the Merger and measuring “materiality” for purposes of determining a OIS Material Adverse Effect in terms of the level of adverse effect that would constitute a MediVision Material Adverse Effect if such effect were to occur with respect to a comparable amount of assets, licenses, operations, rights, product lines, businesses or interest therein of the MediVision and its Subsidiaries), or could reasonably be expected to substantially impair the benefits to OIS reasonably expected, as of the date hereof, to be realized from consummation of the Merger.

(h)        Collaboration Agreement. OIS and Agfa Gevaert N.V. shall have executed a collaboration agreement with respect to Picture Archiving and Communications Systems (PACS), in form and substance reasonably satisfactory to the parties thereto.

Section 7.02     Conditions to Obligations of OIS and Merger Sub. The obligations of OIS and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by OIS at or prior to the Effective Time of the following conditions:

(a)        Representations and Warranties. (i) The representations and warranties of MediVision set forth in the first sentence of ?Section 5.01?(b)?(i) shall be true and correct at and as of the Effective Time except in any de minimis respect; (ii) the representations and warranties of MediVision set forth in this Agreement that are qualified by a “MediVision Material Adverse Effect” or other materiality qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time and (iii) the other representations and warranties of MediVision set forth in this Agreement that are not qualified by a “MediVision Material Adverse Effect” or other materiality qualification shall be true and correct at and as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time, except for such failures to be true and correct as would not have, or not would reasonably be expected to have,

68

ANNEX A

individually or in the aggregate, a MediVision Material Adverse Effect, provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable) only as of such date or period. In addition, OIS shall have received at the Closing a certificate signed by the Chief Executive Officer and Chief Financial Officer of MediVision to the effect that such Officers have read this ?Section 7.02?(a) and that the conditions set forth in this ?Section 7.02?(a) have been satisfied.

(b)        Performance of Obligations of MediVision. MediVision shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and OIS shall have received a certificate signed on behalf of MediVision by the Chief Executive Officer of MediVision to such effect.

(c)        No Restraints. There shall not be threatened in writing, instituted or pending any suit, action or proceeding in which a Governmental Entity of competent jurisdiction is seeking (i) an Order or (ii) to (A) prohibit, limit, restrain or impair OIS’s ability to own or operate or to retain or change all or a material portion of the assets, licenses, operations, rights, product lines, businesses or interest therein of MediVision or any of its Subsidiaries or other Affiliates from and after the Effective Time or any of the assets, licenses, operations, rights, product lines, businesses or interest therein of OIS or its Subsidiaries (including, without limitation, by requiring any sale, divestiture, transfer, license, lease, disposition of or encumbrance or hold separate arrangement with respect to any such assets, licenses, operations, rights, product lines, businesses or interest therein) or (B) prohibit or limit in any respect OIS’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation, and no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law deemed applicable to the Merger individually or in the aggregate resulting in, or that is reasonably likely to result in, any of the foregoing.

(d)        No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstances or development that has had, or is reasonably likely to have, a MediVision Material Adverse Effect.

(e)        Israeli Tax Status. Neither OIS nor MediVision shall have received any written or oral indication from the Investment Center or the Israeli income tax authorities to the effect that the consummation of the Merger will jeopardize or adversely affect the tax status and benefits of MediVision, and OIS shall have received a certificate to such effect signed on behalf of MediVision by the Chief Executive Officer and the Chief Financial Officer of MediVision.

(f)         Legal Opinions. OIS shall have received the opinion of Israeli counsel to MediVision, limited to issues of Israeli law applicable to the Merger and the other transactions contemplated hereunder, dated the Closing Date, in form and substance reasonably satisfactory to OIS.

(g)        Accountant Letters. MediVision and OIS shall each have received, in form and substance reasonably satisfactory to OIS, from Fahn Kane & Co. (Grant Thornton Israel), the “notification” letter described in ?Section 6.07(a).

69

ANNEX A

(h)        Resignations. Each director of MediVision shall have delivered a resignation letter effective as of the Closing.

(i)         Consents Under Contracts. All consents, waivers and approvals under any of the MediVision Material Contracts required to be obtained in the connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including those listed in the MediVision Disclosure Letter) shall have been obtained, in form and substance reasonably satisfactory to OIS and without any conditions not reasonably satisfactory to OIS.

(j)         Fairness Opinion. The fairness opinion of OIS’s financial advisor shall not have been withdrawn or modified in a way materially adverse to OIS or its shareholders.

Section 7.03     Conditions to Obligation of MediVision. The obligation of MediVision to effect the Merger is also subject to the satisfaction or waiver by MediVision at or prior to the Effective Time of the following conditions:

(a)        Representations and Warranties. (i) The representations and warranties of OIS and Merger Sub set forth in the first sentence of Section 5.02(b) and in the first sentence of Section 5.02(c) shall be true and correct at and as of the Effective Time except in any de minimis respect, (ii) the representations and warranties of OIS set forth in this Agreement that are qualified by a OIS Material Adverse Effect or other materiality qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time and (iii) the other representations and warranties of OIS set forth in this Agreement that are not so qualified by a OIS Material Adverse Effect or materiality qualification shall be true and correct at and as of the date of this Agreement and at and as of the Effective Time as though made at and as of the Effective Time, except for such failures to be true and correct as would not have individually or in the aggregate a OIS Material Adverse Effect; provided, however, that with respect to clauses (i) and (ii) hereof representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (i) and (ii), as applicable) only as of such date or period. In addition, MediVision shall have received at the Closing a certificate signed by the Chief Executive Officer and Chief Financial Officer of OIS to the effect that such Officers have read this ?Section 7.03?(a) and that the conditions set forth in this ?Section 7.03?(a) have been satisfied.

(b)        Performance of Obligations of OIS and Merger Sub. Each of OIS and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MediVision shall have received a certificate signed on behalf of OIS and Merger Sub by the Chief Executive Officer of OIS to such effect.

(c)        Replacement Options. A Stock Option Agreement between OIS and each of the MediVision Employees in form and substance reasonably satisfactory to OIS.

(D)       REPLACEMENT RIGHTS. A WARRANT TO PURCHASE SHARES OF OIS COMMON STOCK ISSUED TO EACH HOLDER OF MEDIVISION RIGHTS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO OIS.

70

ANNEX A

(e)	Legal Opinions.

(i)        MediVision shall have received the opinion of United States counsel to OIS, solely with respect to U.S. Law, dated the Closing Date, in form and substance reasonably satisfactory to MediVision.

(ii)       MediVision shall have received the opinion of Israeli counsel to OIS, solely with respect to Israeli Law, dated the Closing Date, in form and substance reasonably satisfactory to MediVision.

(f)         Fairness Opinion. The fairness opinion of MediVision’s financial advisor shall not have been withdrawn or modified in a way materially adverse to MediVision or its shareholders.

(g)        No Restraints. There shall not be threatened in writing, instituted or pending any suit, action or proceeding in which a Governmental Entity of competent jurisdiction is seeking (i) an order or (ii) to limit or otherwise detrimentally affect any of OIS’s obligations hereunder or its ability to perform same in accordance herewith.

(h)        No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, circumstances or development that has had, or is reasonably likely to have, an OIS Material Adverse Effect.

(i)         Israeli Tax Status and Approval. MediVision shall have received from the Israeli Tax Authority the rulings specified in ?Section 6.12?(c), including the Israeli Withholding Tax Ruling and any other Rulings required under the provisions of ?Section 6.12.

(j)         Other Israeli Governmental Entity Approvals. The following Israeli Governmental Entity approvals of the consummation of the Merger and the other transactions contemplated by this Agreement shall have been obtained: the Israeli Office of Chief Scientist and the Israeli Investment Center.

(k)        Consents Under Contracts. All consents, waivers and approvals under any of the MediVision Material Contracts required to be obtained in the connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including those listed in the MediVision Disclosure Letter) shall have been obtained, in form and substance reasonably satisfactory to MediVision.

ARTICLE  VIII

TERMINATION

Section 8.01     Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders or stockholders of MediVision and OIS, respectively, referred to in ?Section 7.01?(a), by mutual written consent of MediVision and OIS by action of their respective boards of directors.

71

ANNEX A

Section 8.02     Termination by Either OIS or MediVision. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either OIS or MediVision if (a) the Merger shall not have been consummated by December 31, 2008 or such other date mutually agreeable by the parties hereto, whether such date is before or after the date of approval by the shareholders of MediVision or the stockholders of OIS (the “Termination Date”), (b) approval of this Agreement by the shareholders of MediVision shall not have been obtained at the MediVision Shareholders Meeting or at any adjournment or postponement thereof, (c) approval of the Merger and the other transactions contemplated hereby shall not have been obtained at the OIS Stockholders Meeting or (d) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of MediVision or stockholders of OIS); provided, that the right to terminate this Agreement pursuant to ?Section 8.02(a) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

Section 8.03     Termination by MediVision. This Agreement may be terminated and the Merger may be abandoned by action of the board of directors of MediVision at any time prior to the Effective Time (a) if there has been a breach of any representation, warranty, covenant or agreement made by OIS or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that ?Section 7.03?(a) or 7.03(b) cannot be satisfied and such breach or failure to be true is not curable or, if curable, is not curable by the Termination Date; (b) if OIS or any of the other Persons described in ?Section 6.02 as a Representative of OIS shall willfully or intentionally have taken any of the actions proscribed by ?Section 6.02; or (c) if MediVision receives an unsolicited bona fide written proposal from a third party and the Board of Directors of MediVision concludes in good faith that such proposal is, or is reasonably likely to result in, a MediVision Superior Proposal (as defined herein). “MediVision Superior Proposal” shall mean any bona fide offer or proposal that relates to (A) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination involving MediVision or any transaction or series of transactions involving the issuance or acquisition of shares or other equity securities of MediVision representing 50% or more (by voting power) of the outstanding share capital of MediVision, (B) any tender or exchange offer that if consummated would result in any person, together with all affiliates thereof, owning shares or other equity securities of MediVision representing 50% or more (by voting power) of the outstanding share capital of MediVision, or (C) the acquisition, license, purchase or other disposition of 50% or more of the consolidated business or assets of MediVision and its Subsidiaries (including the share capital or assets of any Subsidiary) outside the ordinary course of business consistent with past practice, which, in each such case, the Board of Directors of MediVision determines in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation and after consultation with MediVision’s outside counsel), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the proposal and the third party making the proposal including but not limited to the fact that if any cash consideration is involved, the proposal is not subject to any financing contingency and that receipt of all governmental and regulatory approvals required to consummate the Superior Proposal is likely, (1) would, if consummated, result in a transaction that is more favorable to MediVision’s shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by this

72

ANNEX A

Agreement and (2) is reasonably capable of being completed. The provisions of Section 6.02(d) above shall apply to the Superior Proposal. MediVision shall provide OIS, within three (3) days of the date of approval by MediVision’s Board of Directors of the MediVision Superior Proposal, with written notice of such approval; OIS shall be entitled, within fourteen (14) days of receiving MediVision’s notice, to provide MediVision with another proposal regarding the Merger and the other transactions contemplated hereunder, pursuant to terms and conditions more favorable to MediVision than the terms and conditions included in the MediVision Superior Proposal. MediVision, in its sole discretion, shall be entitled to accept or reject such other proposal, provided, however, that if MediVision determines to reject such proposal, it shall pay OIS liquidated damages in the sum of USD $500,000 and actual expenses in an amount not to exceed $500,000.

Section 8.04     Termination by OIS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of OIS if (a) there has been a breach of any representation, warranty, covenant or agreement made by MediVision in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that ?Section 7.02?(a) or 7.02(b) would not be satisfied and such breach or is not curable or, if curable, is not curable by the Termination Date; (b) if MediVision or any of the other Persons described in ?Section 6.02 as a Representative of MediVision shall willfully or intentionally have taken any of the actions proscribed by ?Section 6.02; or (c) if, at any time prior to the Effective Time, OIS receives an unsolicited bona fide written proposal from a third party and the Board of Directors of OIS concludes in good faith that such proposal is, or is reasonably likely to result in, an OIS Superior Proposal (as defined herein). “OIS Superior Proposal” shall mean any bona fide offer or proposal that relates to (A) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination involving OIS or any transaction or series of transactions involving the issuance or acquisition of shares or other equity securities of OIS representing 50% or more (by voting power) of the outstanding capital stock of OIS, (B) any tender or exchange offer that if consummated would result in any person, together with all affiliates thereof, owning shares or other equity securities of OIS representing 50% or more (by voting power) of the outstanding capital stock of OIS, or (C) the acquisition, license, purchase or other disposition of 50% or more of the consolidated business or assets of OIS and its Subsidiaries (including the capital stock or assets of any Subsidiary) outside the ordinary course of business consistent with past practice, which, in each such case, the Board of Directors of OIS determines in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation and after consultation with OIS outside counsel), taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the proposal and the third party making the proposal including but not limited to the fact that if any cash consideration is involved, the proposal is not subject to any financing contingency and that receipt of all governmental and regulatory approvals required to consummate the Superior Proposal is likely, (1) would, if consummated, result in a transaction that is more favorable to OIS shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by this Agreement and (2) is reasonably capable of being completed. The provisions of Section 6.02(d) above shall apply to the Superior Proposal. OIS shall provide MediVision, within three (3) days of the date of approval by OIS’s Board of Directors of the OIS Superior Proposal, with written notice of such approval; MediVision shall be entitled, within fourteen (14) days of receiving OIS’s notice, to provide OIS with another proposal regarding the Merger and the other

73

ANNEX A

transactions contemplated hereunder, pursuant to terms and conditions more favorable to OIS than the terms and conditions included in the OIS Superior Proposal. OIS, in its sole discretion, shall be entitled to accept or reject such other proposal; provided, however, that if OIS determines to reject such proposal, it shall pay MediVision liquidated damages in the sum of USD $500,000 and actual expenses in an amount not to exceed $500,000.

Section 8.05     Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement, including without limitation, the representations and warranties of MediVision, OIS and Merger Sub contained in this Agreement, shall become void and of no effect (except for this ?Section 8.05 and Article VIII) with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful or intentional material breach of this Agreement.

Section 8.06     Non Survival of Representations and Warranties. The Representations and warranties of MediVision, OIS and Merger Sub contained in this Agreement shall terminate and be of no further force and effect as of the Closing and only the covenants that by their terms contemplate performance after the Closing shall survive the Closing.

ARTICLE IX

MISCELLANEOUS AND GENERAL

Section 9.01     Modification or Amendment. Subject to any limitations under applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented in writing by the parties hereto, by action of the board of directors of the respective parties.

Section 9.02     Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

Section 9.03     Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 9.04     Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)        Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT FOR MATTERS INVOLVING CORPORATE AFFAIRS OF MEDIVISION AND MERGER SUB AND THE PROVISIONS RELATED TO THE MERGER AND THE CONSEQUENCES OF THE MERGER AND THE FILING

74

ANNEX A

THEREOF THAT ARE REQUIRED UNDER ISRAELI LAW TO BE GOVERNED BY ISRAELI LAW. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in The City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in ?Section 9.05 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b)        Waiver. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.04.

(c)        Injunctive Relief. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 9.05     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

75

ANNEX A

if to OIS or Merger Sub:	Ophthalmic Imaging Systems 221 Lathrop Way, Suite 1 Sacramento, CA 95815 Attn: Gil Allon, President & CEO Phone: 916-646-2020 Fax: 916-646-0207 Email: Info@oisi.com
with a copy to:	Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Attn: Henry I. Rothman, Esq. Phone: 212-704-6000 Fax: 212-704-6288
and to:	Vedder Price P.C. 222 N. LaSalle St., Suite 2600 Chicago, IL 60601 Attention: Ernest W. Torain, Jr., Esq. Phone: 312-609-7500 Fax: 312-609-5005
if to MediVision:

MediVision Medical Imaging, Ltd.
Hermon Building, Industrial Park
PO Box 45
Yokneam Elit 20692, Israel
Attn: Noam Allon, President & CEO
Phone: 011-972-4-989-4884
Fax: 011-972-4-989-4883
Email: general@medivision-ois.com

with a copy to:

Shinar, Weissberger & Co-Attorneys

3 Azrieli Center (The Triangular Tower – 41st Floor)

Tel Aviv, Israel 67023

Attn: Nir Weissberger
Phone: 011-972-3-608-1919
Fax: 011-972-3-608-1918
Email: nirweissberger@israelilaw.com

76

ANNEX A

and to:	Smith, Gambrell & Rusell, LLP Promenade II, Suite 3100 1230 Peachtree Street N.E. Atlanta, Georgia 30309 Attn: Jonathan M. Minnen, Esq. Phone: 404-815-3658 Fax: 404-685-6958

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

Section 9.06     Entire Agreement. This Agreement (including any exhibits hereto), the MediVision Disclosure Letter and the OIS Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

Section 9.07     No Third-Party Beneficiaries. OIS and MediVision hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with ?Section 9.02 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.08     Obligations of OIS and of MediVision. Whenever this Agreement requires a Subsidiary of OIS to take any action, such requirement shall be deemed to include an undertaking on the part of OIS to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of MediVision to take any action, such requirement shall be deemed to include an undertaking on the part of MediVision to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

77

ANNEX A

Section 9.09     Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid when due; provided, however, that no amounts withheld pursuant to ?Section 4.02?(h) of this Agreement or that are otherwise required to be withheld under applicable Law or income Taxes imposed on MediVision, its Subsidiaries and OIS and Merger Sub and any other subsidiary of OIS or any of the Holders shall be considered transfer (or similar) Taxes for purposes of this ?Section 9.09.

Section 9.10     Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

Section 9.11     Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.12	Interpretation; Construction.

(a)        Headings, etc. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)        No Presumption. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c)        Disclosure Letters. Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

Section 9.13     Assignment. This Agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this Agreement is void.

78

ANNEX A

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

OPHTHALMIC IMAGING SYSTEMS By:_______________________________ Name: Gil Allon Title: Chief Executive Officer

MEDIVISION MEDICAL IMAGING LTD. By:_______________________________ Name: Noam Allon Title: Chief Executive Officer

MV ACQUISITIONS LTD. By:_______________________________ Name: Gil Allon Title: Director By:_______________________________ Name: Ariel Shenhar Title: Director

ANNEX A

SCHEDULE R-1

PRINCIPAL MV SHAREHOLDERS

1.	Agfa Gevaert N.V.

2.	Delta Trading and Services (1986) Ltd.

3.	Mr. Noam Allon

4.	Mr. Gil Allon

5.	Mr. Shlomo Allon

6.	Mr. Ariel Shenhar

7.	Mr. Yuval Shenhar

Scheduler R-1 – Page 1

ANNEX A

DEFINED TERMS

Term	Section
Acquisition Proposal	6.02(a)(iii)
Affiliate	5.01(d)(iv)
Agreement	Preamble
Agreements	5.02(d)(i)
Articles	2.01
Bankruptcy and Equity Exception	5.01(c)(i)
Bankruptcy Code	5.02(p)(i)
business day	1.02
CBFA	5.01(d)(i)
CCS	5.01(a)(i)(A)
Certificate	4.01(a)
Charter	2.01
CIK Shares	4.01(a)
Closing	1.02
Closing Date	1.02
Code	4.02(i)
Companies Registrar	1.03
Constituent Corporations	Preamble
Contract	5.01(d)(ii)
Conversion Agent	4.02(a)
Conversion Fund	4.02(a)
Conversion Ratio	4.01(a)
Conversion Shares	4.01(a)
Current Premium	6.15(c)
D&O Insurance	6.15(c)
Effective Time	1.03
Employee	5.01(h)(i)(A)
Environmental Law	5.01(k)
Exchange Act	5.01(d)(iv)

Annex A – Page 1

ANNEX A

Term	Section
Favorable MV Options	4.04(a)
GAAP	5.02(h)(iv)
Governmental Consents	7.01(g)
Governmental Entity	5.01(d)(i)
Grants	5.01(m)(i)
Hazardous Substance	5.01(k)
Holders	4.02(i)
IAS	5.01(e)(v)
Indemnified Parties	6.15(a)
Intellectual Property	5.01(o)(viii)
Investment Center	5.01(d)(i)
Investment Center Approval	5.01(d)(i)
IRI	5.01(o)(ii)
IRS	5.01(h)(iii)(E)
ISA	5.01(e)(ii)
ISOs	4.04(a)
Israeli Companies Law	Recitals
Israeli Prospectus	6.12(d)(i)
Israeli Securities Law	5.01(e)(ii)
Israeli Withholding Tax Ruling	6.12(c)(ii)
IT Assets	5.01(o)(viii)
knowledge	5.01(d)(iv)
Laws	5.01(j)
Letters of Transmittal	4.02(b)(i)(A)
License Agreements	5.02(n)(iv)
Licenses	5.01(j)
Lien	5.01(b)(i)
MediVision	Preamble
MediVision Benefit Plan	5.01(h)(i)(B)
MediVision Disclosure Letter	5.01
MediVision Employment Agreement	5.01(h)(i)(C)

Annex A – Page 2

ANNEX A

Term	Section
MediVision ESE Reports	5.01(e)(i)
MediVision Labor Agreements	5.01(n)
MediVision Leased Property	5.01(r)(ii)
MediVision Material Adverse Effect	5.01(a)(ii)
MediVision Material Contracts	5.01(q)(i)(Q)
MediVision Option	4.04(a)
MediVision Product	5.01(t)
MediVision Product Certifications	5.01(u)
MediVision Recommendation	5.01(c)(ii)
MediVision Right	4.04(b)
MediVision Shareholders Meeting	6.05
MediVision Superior Proposal	8.03
MediVision Trade Secrets	5.01(o)(iii)
Memorandum of Association	2.01
Merger	Recitals
Merger Certificate	1.03
Merger Proposal	6.04(a)(i)
Merger Sub	Preamble
New Indemnificaiton Letters	6.15(a)
Nonqualified Stock Options	4.04(a)
OCS	5.01(d)(i)
OCS Approval	5.01(d)(i)
OCS Funded Technology	5.01(m)(i)
OIS	Preamble
OIS Amended and Restated Bylaws	Recitals
OIS Articles	Recitals
OIS Articles Amendments	Recitals
OIS Board	Recitals
OIS Common Stock	4.01(a)
OIS Copyrights	5.02(n)
OIS Disclosure Letter	5.02
OIS Employee	5.02(l)(i)(A)
OIS Employee Plan	5.02(l)(i)(B)
OIS Employment Agreement	5.02(l)(i)(C)
OIS Leased Property	5.02(v)(ii)

Annex A – Page 3

ANNEX A

Term	Section
OIS Material Adverse Effect	5.02(a)(i)
OIS Material Contracts	5.02(u)(viii)
OIS Option Plans	5.02(c)
OIS Patents	5.02(n)
OIS Permits	5.02(f)(ii)
OIS Preferred Shares	5.02(c)
OIS Product	5.02(x)
OIS Product Certifications	5.02(y)
OIS Recommendation	5.02(d)(ii)
OIS Reports	5.02(h)(i)
OIS Special Committee	Recitals
OIS Stockholders Meeting	6.06(a)
OIS Superior Proposal	8.04
OIS Trademarks	5.02(n)
OIS Trade Secrets	5.02(n)
Option Plans	5.01(b)(i)(A)
Options Tax Ruling	6.12(c)(i)
Order	7.01(b)
Ordinance	4.02(i)
Person	4.02(f)
PFIC	5.01(l)(iii)
Principal MV Shareholders	Recitals
Product Liability Insurance Policies	5.02(t)
Prospectus/Proxy Statement	6.03(a)
Registered	5.01(o)(viii)
Registration Rights Agreement	Recitals
Replacement Option	4.04(a)
Replacement Right	4.04(b)
Representatives	6.02(a)
Requisite MediVision Vote	5.01(c)(i)
Requisite OIS Vote	5.02(d)(i)
ROFR Agreement	Recitals

Annex A – Page 4

ANNEX A

Term	Section
S-4 Registration Statement	6.03(a)
Scheduled Intellectual Property	5.01(o)(i)
SEC	5.01(d)(i)
Share(s)	4.01(a)
Software	5.02(n)(xi)
Software Products	5.01(o)(vii)
Standstill Agreement	Recitals
Subsidiary	5.01(a)(i)
Substantial Creditors	6.04(b)(ii)
Surviving Corporation	1.01
Tax(es)	5.01(l)
Tax Return	5.01(l)
Termination Date	8.02
Voting Agreement	Recitals
Welfare Plan	5.01(h)(i)(B)
Withholding Tax Extension	6.12(c)(ii)

Annex A – Page 5

 ANNEX B

OTHER AGREEMENTS

ANNEX B

FORM OF LOCK-UP AND STANDSTILL AGREEMENT

THIS LOCK-UP AND STANDSTILL AGREEMENT (this “Agreement”), is entered into as of ___________, 2008, by and among Ophthalmic Imaging Systems, a California corporation (the “Company”), and the undersigned shareholders (each, a “Principal MV Shareholder,” and collectively, “the “Principal MV Shareholders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, this Agreement is made pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated _________ __, 2008, among the Company, MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of the Company (“Merger Sub”), and MediVision Medical Imaging Ltd., an Israeli company (“MediVision”).

WHEREAS, the Company has entered into the Merger Agreement pursuant to which, among other things, Merger Sub will merge with and into MediVision and cease to exist (the “Merger”), and each outstanding ordinary share of MediVision held by the Principal MV Shareholders immediately prior to the Effective Time (the “MV Shares”) will be converted into 1.7 shares of common stock, no par value, of the Company (the “Merger Shares”); and

WHEREAS, it is a condition of the Merger Agreement that the Principal MV Shareholders enter into a lock-up and standstill agreement with the Company in the form of this Agreement relating to the MV Shares and the Merger Shares.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Agreement, the Company and each of the Principal MV Shareholders hereby agree as follows:

1.    Standstill by the Principal MV Shareholders. From the date of this Agreement and thereafter to the Effective Time, without the prior written consent of the Board of Directors of the Company (the “Board”), each Principal MV Shareholder, its affiliates, agents and representatives will not, directly or indirectly: (a) effect or seek, offer, or propose to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose to effect or participate in, (i) any acquisition of any securities (or of beneficial ownership thereof) or assets of the Company or MediVision, (ii) any tender or exchange offer, merger, or other business combination involving the Company or MediVision, (iii) any recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with respect to the Company, or (iv) any solicitation of proxies or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934) with respect to the Company; (c) take any action which might reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Nothing in this Agreement, however, shall preclude the Principal MV Shareholders from taking any of the actions otherwise prohibited by Sections (a) through (d) of the preceding sentence if such action is necessary to consummate the Merger.

ANNEX B

2.    Lock-Up of the MV Shares and the Merger Shares.

(a)       The Company agreed to prepare and file a registration statement with the United States Security and Exchange Commission (the “SEC”) covering the Merger Shares on Form SB-2, or such other form as may be applicable, upon demand by the Principal MV Shareholders holding at least a majority of the Merger Shares and to use its reasonable best efforts to have such registration statement declared effective by the staff of the SEC as soon as practicable following the date such registration statement is filed. Regardless of the effective date of the registration statement, the Principal MV Shareholders may not offer, sell, contract to sell, pledge or grant any option to purchase any of the Merger Shares for a period commencing on the date hereof and ending on the second (2nd) anniversary from the date hereof, without the prior written consent of the Board; provided, however, that the Principal MV Shareholders may transfer any Merger Shares: (1) to any partner, shareholder or member of such Principal MV Shareholder if, prior to such transfer, such partner, shareholder or member agrees in writing to be bound by the restrictions set forth herein; or (2) to any controlled affiliate of such Principal MV Shareholder if, prior to such transfer, such affiliate agrees in writing to be bound by the restrictions set forth herein.

(b)       From the date of this Agreement and thereafter to the earlier to occur of (a) the Effective Date or (b) the termination of this Agreement by mutual written consent of the parties hereto, the Principal MV Shareholders may not offer, sell, contract to sell, pledge or grant any option to purchase any of the MV Shares, without the prior written consent of the Board; provided, however, that the Principal MV Shareholders may transfer any MV Shares: (1) to any partner, shareholder or member of such Principal MV Shareholder if, prior to such transfer, such partner, shareholder or member agrees in writing to be bound by the restrictions set forth herein; or (2) to any controlled affiliate of such Principal MV Shareholder if, prior to such transfer, such affiliate agrees in writing to be bound by the restrictions set forth herein.

(c)       The Principal MV Shareholders hereby consent to the Company issuing a stop transfer instruction to the transfer agent of MediVision and the Company in accordance with the terms of this Agreement. Any sale of MV Shares or Merger Shares in violation of this Agreement by any Principal MV Shareholder without the consent of the Board shall constitute a material breach of this Agreement.

3.          Non-Disclosure. The parties hereto will not disclose, directly or indirectly, the terms of or reveal the existence of this Agreement to any person, firm or entity, other than their respective attorneys, accountants, lenders and representatives who are required to be informed thereof in connection with their approval of the proposed transaction or their representation of the parties in connection with the transaction. Except as otherwise required by the Securities Exchange Act of 1934, no press release or governmental notification, report or other filing by either party relating to the proposed transaction shall be made without the other party’s prior written approval.

ANNEX B

4.    Miscellaneous.

(a)        Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

(b)        Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile at:

(i)	If to OIS:

Ophthalmic Imaging Systems

221 Lathrop Way

Suite I

Sacramento, CA 95815

Fax: 916-646-0207

Attn: Gil Allon, Chief Executive Officer

With a copy to:

Vedder Price P.C.

222 North LaSalle Street

Chicago, IL 60601

Fax: 312-609-5005

Attn: Ernest W. Torain, Jr., Esq.

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Fax: 212-704-5950

Attn: Henry I. Rothman, Esq.

(ii)       If to any Principal MV Shareholder, then notice shall be given to each and all of the Principal MV Shareholders, each at the address set forth on Annex I attached hereto (or in any case to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4(b)).

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

(c)        Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of

ANNEX B

the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

(d)        Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

(e)        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

(f)         Enforcement Costs. Any party who breaches this Agreement shall, promptly upon demand, pay any costs incurred by any non-breaching party or parties to enforce the terms hereof and/or to obtain damages and/or other relief on account of or arising from such breach.

(g)        Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(h)        Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(i)         Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York court, this being in addition to any other remedy to which they are entitled at law or in equity.

(j)         Counterparts. This Agreement may be executed by the parties hereto in two or more separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which together shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

ANNEX B

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

OPHTHALMIC IMAGING SYSTEMS By:______________________________ Name:____________________________ Title:_____________________________
Agfa Gevaert N.V. By:______________________________ Name:____________________________ Title:_____________________________
Delta Trading and Services (1986) By:______________________________ Name:____________________________ Title:_____________________________
___________________________________ Noam Allon
___________________________________ Gil Allon
___________________________________ Shlomo Allon
___________________________________ Ariel Shenhar
___________________________________ Yuval Shenhar

ANNEX B

ANNEX I

THE PRINCIPAL MV SHAREHOLDERS: Agfa Gevaert N.V. _________________________ _________________________ _________________________
Delta Trading and Services (1986) _________________________ _________________________ _________________________
Mr. Noam Allon _________________________ _________________________
Mr. Gil Allon _________________________ _________________________
Mr. Shlomo Allon _________________________ _________________________
Mr. Ariel Shenhar _________________________ _________________________
Mr. Yuval Shenhar _________________________ _________________________

ANNEX B

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of ___________ __, 2008, by and among Ophthalmic Imaging Systems, a California corporation (the “Company”), and the undersigned shareholders (each, a “Principal MV Shareholder”, and collectively, the “Principal MV Shareholders”).

WHEREAS:

A.     In connection with the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of the Company (“Merger Sub”), and MediVision Medical Imaging Ltd., an Israeli company (“MediVision”), the Company, Merger Sub and MediVision agreed to effect the merger of Merger Sub with and into MediVision, pursuant to which Merger Sub will cease to exist, MediVision’s outstanding shares will be converted into shares of the Company’s common stock, no par value (the “Common Stock”), and MediVision will become a wholly-owned subsidiary of the Company.

B.        The Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Principal MV Shareholders hereby agree as follows:

1.          Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

a.         “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

b.         “Effective Date” means the date the Registration Statement has been declared effective by the SEC.

c.         “Filing Date” means the date that the Registration Statement is initially filed with the SEC.

d.         “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

e.         “Registrable Securities” means the shares of Common Stock that the Principal MV Shareholders received in the Merger.

f.         “Registration Expenses” shall mean all reasonable expenses incurred in effecting any registration pursuant to this Agreement, including in connection with the Principal MV Shareholders’ exercise of their registration rights under this Agreement, and further including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular audits incident to or required by any such registration, and reasonable fees and disbursements of counsel to the Principal MV Shareholders as a group for review of and all other attendance in connection with preparation and filing of the Registration Statement and related documents. The payment of expenses, and reasonable fees and disbursements of counsel to the Principal MV Shareholders shall include only fees and disbursements for one (1) designated counsel for all the Principal MV Shareholders as a group, for each registration.

g.         “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

h.         “Required Holders” means the holders of at least a majority of the Registrable Securities.

i.          “ Rule  415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

j.	“SEC ” means the United States Securities and Exchange Commission.

k.         “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and all fees and disbursements of counsel for the Principal MV Shareholders not included with “Registration Expenses.”

l.          “ Stockholders’ Agreement” means the Stockholders’ Agreement dated as of [___________ __], 2008, by and among the Principal MV Shareholders and certain other parties listed therein.

m.        “Underwritten Offering” means a sale of Registrable Securities to an underwriter or underwriters for offering to the public.

2.	Registration.

a.         Upon demand by the Required Holders, and subject to Sections 2.3 and 3.1 of the Stockholders’ Agreement, the Company shall prepare and, as soon as practicable, to file a Registration Statement with the SEC for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act on Form SB-2 (or any comparable or successor form or forms, or, in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the 1933 Act) covering the Registrable Securities. The

2

ANNEX B

Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable following the Filing Date. No later than the second Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement.

b.         At any time after the effective date of the Merger, the Required Holders may notify the Company that the Principal MV Shareholders intend to distribute all or part of the Registrable Securities in an Underwritten Offering and, in connection with such Underwritten Offering, request the Company in writing to file a separate registration statement under the 1933 Act covering any shares of Registrable Securities held by or for the Principal MV Shareholder to reflect such Underwritten Offering (a “Demand Registration”). Following receipt of such request, the Company shall use its reasonable best efforts to cause the Registrable Securities specified in such request to be so registered as soon as reasonably practicable under the 1933 Act so as to permit such sale thereof, and in connection therewith prepare and file, on such appropriate form as shall be requested by the managing underwriter or underwriters, a registration statement under the 1933 Act (a “Demand Registration Statement”) to effect such registration and seek to have such registration statement (or amendment or post-effective amendment) become effective. If a Demand Registration Statement shall be filed pursuant to this Section 2(b), the Company may, contemporaneously with the sale of securities under such Demand Registration Statement, deregister from the Registration Statement filed pursuant to Section 2(a) the Registrable Securities sold pursuant to such Demand Registration Statement. The Company will have the right to select, subject to the consent of the holders of a majority of the Registrable Securities, which consent will not be unreasonably withheld, the lead managing underwriters to be used in connection with any Underwritten Offering.

c.         If the Registrable Securities are to be sold in an Underwritten Offering, the Company will use its reasonable best efforts to cooperate in a customary fashion in the consummation of any such Underwritten Offering, including, but not limited to:

(i)        entering into customary underwriting or similar agreements with the managing underwriter of such offering and performing its obligations thereunder;

(ii)       providing customary cooperation with underwriters and placement agents in connection with any such Underwritten Offering, including facilitating reasonable and customary due diligence investigations;

(iii)      causing to be delivered to the underwriter or underwriters an opinion of counsel to the Company, dated the date of delivery of any Registrable Securities, (which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to the underwriter or underwriters and addressed to the underwriter or underwriters) covering the matters customarily covered in opinions requested in secondary underwritten public offerings;

(iv)      causing to be delivered at the time of delivery of any Registrable Securities a “comfort” letter from the Company’s independent registered public accounting firm addressed to each underwriter in customary form and covering such

3

ANNEX B

financial and accounting matters as are customarily covered by letters of the independent registered public accounting firms in connection with secondary underwritten public offerings;

(v)       causing its senior management to be available to participate in reasonable road shows, information meetings and investor limitations customary for secondary underwritten public offerings;

(vi)      making available for inspection by a representative or representatives any underwriter participating in any disposition pursuant to a Demand Registration Statement, and any attorney or accountant retained by such underwriter, all financial and other records customary for secondary underwritten offerings, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Demand Registration Statement;

(vii)     incorporating the indemnification and contribution provisions and procedures similar to those contained in Sections 6 and 7;

(viii)    obtaining any required governmental or regulatory approvals; and

(ix)      delivering such documents and certificates as may be reasonably requested by the underwriter or underwriters.

d.         After the Required Holders have made a demand for an Underwritten Offering, then unless such Underwritten Offering was not consummated due to any act or omission of the Company, the Required Holders shall not be entitled to make a further demand for an Underwritten Offering until a period of twelve (12) months have elapsed from the date of the preceding demand. If, in the written opinion of the lead underwriter, an Underwritten Offering is not expected to yield aggregate proceeds of at least One Million Dollars ($1,000,000), either the Company or the Required Holders may withdraw or terminate the Underwritten Offering, in which case the Required Holders shall not be entitled to make a further demand for an Underwritten Offering until a period of twelve (12) months have elapsed from the date of the withdrawal or termination. If for any reason the Required Holders request that a pending Underwritten Offering, which is pending due to a Demand Registration, be withdrawn, then the Company shall withdraw such Underwritten Offering, and the Required Holders shall not be entitled to make a further demand for an Underwritten Offering until a period of twelve (12) months has elapsed from the date of the withdrawal.

3.          Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company and all Selling Expenses shall be borne by the Principal MV Shareholders pro-rata to their respective holdings of OIS Shares on the Closing Date.

4.          Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Principal MV Shareholders advised in

4

ANNEX B

writing as to the initiation of each registration and as to the completion thereof. The Company will:

a.         Use its reasonable best efforts to keep such registration continuously effective on the earlier to occur of (i) the date that the Registrable Securities may be sold without restriction pursuant to Rule 144 and (ii) the date that all Registrable Securities held by the Principal MV Shareholders represent less than 5% of the then outstanding shares of Common Stock.

b.         Furnish such number of Prospectuses and amendments and supplements thereto and other documents incident thereto as any Principal MV Shareholder from time to time may reasonably request.

c.         Prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus.

d.         Notify each of the holders of Registrable Securities included in the Registration Statement, and the underwriters, if any, promptly (but in no event later than three Business Days thereafter) (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (5) of the happening of any event as a result of which the Prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and (6) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment.

e.         Upon the occurrence of any event contemplated by Section 4(d)(2)-(6) and immediately upon the expiration of any suspension pursuant to a Blocking Notice (as defined in Section 5) prepare, if the occurrence of such event or period requires such preparation, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such

5

ANNEX B

Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

f.         Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

g.         Use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Principal MV Shareholder or underwriter of Registrable Securities reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject.

h.         Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the chosen method or methods of distribution.

i.          At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto (the "Exchange Act"), or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall use its reasonable best efforts to make publicly available and available to the Principal MV Shareholders pursuant to Rule 144, such information as is necessary to enable such shareholders to make sales of Registrable Securities pursuant to that Rule. The Company shall use its reasonable best efforts to comply with the current public information requirements of Rule 144.

5.          Suspensions of Effectiveness. The Company may suspend dispositions under the Registration Statement and notify the Principal MV Shareholders that they may not sell the Registrable Securities pursuant to the Registration Statement or Prospectus (a “Blocking Notice”) if the Company’s Board of Directors determines (x) in its reasonable good faith judgment that the Company’s obligation to ensure that such Registration Statement and Prospectus are current and complete would require the Company to take actions that might reasonably be expected to have a materially adverse detrimental effect on the Company and its stockholders; or (y) there exists any fact or any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus, in

6

ANNEX B

order to make the statements therein not misleading in any material respect, provided that such suspension pursuant to a Blocking Notice may not exceed one hundred and twenty (120) days (whether or not consecutive) in any twelve (12) month period. The Principal MV Shareholders agree that, upon receipt of a Blocking Notice from the Company indicating the existence of any fact of the kind described in the previous sentence, such Principal MV Shareholders shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Principal MV Shareholders receive (i) copies of the supplemented or amended Prospectus, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events or (ii) notification in writing from the Company advising that the use of the Prospectus may be resumed. If so directed by the Company in connection with any such notice, each Principal MV Shareholder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Principal MV Shareholders’ possession, of the Prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice.

6.	Indemnification.

a.          Company Indemnity. The Company will indemnify each Principal MV Shareholder, each of its officers, directors and partners, and each person controlling such Principal MV Shareholder, within the meaning of Section 15 of the 1933 Act with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the 1933 Act, any underwriter, against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement (including any Prospectus), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) that is made in reliance upon and in conformity with written information furnished to the Company by such Principal MV Shareholder or the underwriter and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

b.          Principal MV Shareholders Indemnity. Each Principal MV Shareholder (severally and without joint liability) will, if Registrable Securities held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the 1933 Act, each other Principal MV Shareholder (if any), and each of their officers, directors and partners, and each person controlling such other Principal MV Shareholder against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement (including any Prospectus or other document incident to any such registration or related qualification or compliance with state securities laws),

7

ANNEX B

or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such underwriters and other Principal MV Shareholders and their directors, officers and partners, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in strict conformity with written information furnished to the Company by such Principal MV Shareholder and stated or known to be specifically for use therein, and provided that no Principal MV Shareholder shall be liable under this indemnity for an amount in excess of net proceeds received by such Principal MV Shareholder from the sale of his Registrable Securities pursuant to such Registration Statement. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Principal MV Shareholders (which consent will not be unreasonably withheld).

c.          Procedure. Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. The Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

7.	Contribution.

a.         If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Principal MV Holders on the one hand and the Principal MV Shareholders or

8

ANNEX B

underwriters, as the case may be, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Principal MV Shareholders on the one hand and the Principal MV Holders or underwriters, as the case may be, on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Principal MV Shareholders or underwriters, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Principal MV Shareholders on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Principal MV Shareholders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

b.         The relative benefits received by the Company on the one hand and the Principal MV Shareholders or the underwriters, as the case may be, on the other shall be deemed to be in the same proportion as the proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company from the initial sale of the Registrable Securities, the proceeds received by the Principal MV Shareholders from the sale of Registrable Securities pursuant to the Registration Statement or the total underwriting discounts and commissions received by the underwriters as set forth in the table on the cover page of the Prospectus contained in the Registration Statement, as the case may be. The relative fault of the Company on the one hand and of the Principal MV Shareholders or underwriters, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Holders or by the underwriters.

c.         In no event shall the obligation of any Indemnifying Party (other than the Company) to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

d.         The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

8.          Lock-up Agreement. In connection with an Underwritten Offering, each Principal MV Shareholder agrees that it shall not sell, make any short sale of, or otherwise dispose of, any Registrable Securities without the prior written consent of the underwriter or underwriters, for a period of up to 180 days from the closing date of such Underwritten Offering, on such terms as the managing underwriter may reasonably request.

9.          Survival. The indemnity and contribution agreements contained in Sections 6 and 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any

9

ANNEX B

Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

10.        Covenants of Principal MV Shareholders. Each Principal MV Shareholder shall promptly furnish to the Company such information regarding such Principal MV Shareholder and the sale of Registrable Securities proposed by such Principal MV Shareholders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. All information provided to the Company by such Principal MV Shareholder shall be accurate and complete in all material respects and such Principal MV Shareholder shall promptly notify the Company if any such information becomes incorrect or incomplete prior to the date any registration with respect to which such information was provided, becomes effective. Each Principal MV Shareholder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

11.        Transfer or Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by the Principal MV Shareholders to any transferee of all or any portion of such Principal MV Shareholder’s Registrable Securities if: (i) the Principal MV Shareholder agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii)  to the extent required by applicable law, immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein that apply to such transferor; and (v) such transfer shall have been made in accordance with all applicable securities laws.

12.	Miscellaneous.

a.          Entire Agreement. This Agreement contains the entire understanding and agreement of the parties and may not be amended, waived, discharged, modified or terminated except by a written agreement signed by the Company and the Principal MV Shareholders.

b.         Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile at:

(i)	If to OIS:

Ophthalmic Imaging Systems
221 Lathrop Way
Suite I
Sacramento, CA 95815
Fax: 916-646-0207
Attn: Gil Allon, Chief Executive Officer

10

ANNEX B

With a copy to:

Vedder Price P.C.
222 North LaSalle Street
Chicago, IL 60601
Fax: 312-609-5005
Attn: Ernest W. Torain, Jr., Esq.

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Fax: 212-704-5950
Attn: Henry I. Rothman, Esq.

(ii)       If to any Principal MV Shareholder then notice shall be given to each and all of the Principal MV Shareholders, each, at the address set forth on such Principal MV Shareholder’s signature page hereto (or in any case to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12(b)).

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

c.          Gender of Terms. All terms used herein shall be deemed to include the masculine, the feminine and the neuter, and the singular and the plural, as the context requires.

d.          Choice of Law and Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or

12

ANNEX B

proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e.          Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

f.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterpart and all of which together shall constitute one instrument.

* * * * * *

13

ANNEX B

(Signature Page to Registration Rights Agreement)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

OPHTHALMIC IMAGING SYSTEMS By:_________________________________ Name:______________________________ Title:_______________________________

ANNEX B

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above. The Principal MV Shareholder, intending to be legally bound, hereby executes and delivers to the Company this signature page to the Registration Rights Agreement and authorizes the Company to attach it to the counterpart of the Registration Rights Agreement executed or to be executed by the Company, which when so attached shall be considered effective and one and the same agreement.

[__________________________________

___________________________________

___________________________________

___________________________________]
(Insert full legal name that the Principal MV Shareholder desires to appear on the stock certificate and warrant as the registered holder and such Principal MV Shareholder’s address)

By:_________________________________
       Name:
       Title:

ANNEX B

RIGHT OF FIRST REFUSAL AND PREEMPTIVE RIGHTS AGREEMENT

RIGHT OF FIRST REFUSAL AND PREEMPTIVE RIGHTS AGREEMENT (this “Agreement”), dated ___________, 2008, among Ophthalmic Imaging Systems, a California corporation (“OIS”), and the parties listed on Schedule A (the “Principal MV Shareholders”).

WHEREAS, on the date hereof, OIS, MediVision Medical Imaging Ltd., an Israeli company (“MediVision”), and MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of OIS (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger (the “Merger”) of Merger Sub with and into MediVision, and the conversion of the outstanding ordinary shares of MediVision into shares of the common stock, no par value, of OIS (the “Common Stock”), with MediVision surviving as a wholly-owned subsidiary of OIS;

WHEREAS, each of the Principal MV Shareholders is, directly or through a wholly-owned subsidiary, a holder, or a member of a group of related parties that holds, more than [5% of] the outstanding ordinary shares of MediVision;

WHEREAS, the Parties desire to set forth herein certain matters regarding the stock of OIS following the closing of the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01Defined Terms. In addition to terms defined elsewhere herein, the following terms shall have the following meanings:

(a)       “Agfa” means Agfa Gevaert N.V. and its affiliates, one of the Principal MV Shareholders.

(b)	“Closing” means the closing of the Merger.

(c)       “Closing Price” on any date shall mean the average, over the 60 trading days ending on the last trading day prior to such date, of the closing prices per share of the Common Stock on the principal exchange on which the Common Stock is listed or, if not so listed, as reported on the OTC Bulletin Board.

(d)       “Confidential Information” means the giving of a Notice, and all information furnished by OIS to any Principal MV Shareholder in connection therewith (including the terms of any Offered Securities, the terms on which they are offered, the identity of any Offeror, and all information provided in connection with any Principal MV Shareholder’s consideration of its response to any Notice, collectively, (“Notice Information”)), and all statements, notes, analyses, compilations, studies, and other documents, whether prepared by a Principal MV Shareholder or others, which contain or otherwise reflect such information; provided that “Confidential Information” (including

ANNEX B

but not limited to Notice Information) shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by a Principal MV Shareholder or its Representatives, (ii) was available to the Principal MV Shareholder on a non-confidential basis prior to its disclosure to the Principal MV Shareholder or its Representatives by OIS or its Representatives, or (iii) becomes available to the Principal MV Shareholder on a non-confidential basis from a source other than OIS, another Principal MV Shareholder, or either of their Representatives provided that such source is not bound by a confidentiality agreement with OIS or otherwise prohibited from transmitting the information by a contractual, legal, or fiduciary obligation.

(e)       “Excluded Issuances” means issuances of Subject Securities (i) in exchange for services, (ii) on exercise or conversion of options, warrants, convertible securities, or similar securities (A) outstanding immediately following the Closing (including by assumption of MediVision securities) or issued under any stock plan in existence at the Closing or thereafter approved by OIS’s stockholders [US Counsel to advise whether OIS can have stock plans not requiring stockholder approval; If so, this may also be required to be addressed here] or (B) as to which the Principal MV Shareholders were offered preemptive rights in accordance with Article III hereof, or (iii) in an underwritten public offering for cash.

(f)        “Non-Cash Consideration” means consideration offered by an Offeror in the form of assets or securities.

(g)       “Notice” means a notice from OIS, together with a reasonably detailed term sheet or letter of intent for the issuance of Subject Securities, which notice states that such letter of intent or term sheet has been approved by the OIS Board of Directors and the related Offeror. Any Notice (or the accompanying letter or intent or term sheet) shall set forth the number and description of the Offered Securities, the aggregate Value, and the Value per unit of Offered Security, to be offered pursuant thereto, and any other material terms.

(h)       “Offered Securities” means the Subject Securities subject to an offer as described in a Notice.

(i)        “Offeror” means a person or persons offering to purchase Subject Securities.

(j)        “Proportionate Share” of any Principal MV Shareholder at any date with respect to any number of Subject Securities means such number of Subject Securities multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by such Principal MV Shareholder (or its wholly-owned subsidiary) at such date and the denominator of which is the number of shares of Common Stock outstanding at such date.

(k)       “Representatives” of any party shall mean such party’s officers, directors, partners, members, managers, employees, agents, and representatives.

ANNEX B

(l)        “Subject Securities” means shares of the Company’s Common Stock or other securities exercisable for or convertible into shares of the Company’s Common Stock.

(m)      “Threshold” at any date means the Value of investments in OIS Agfa’s Executive Committee can then approve, without approval of Agfa’s board of directors, under Agfa’s policies as in effect from time to time, as last communicated by Agfa to OIS pursuant to Section 2.02.

(n)	“Value” of the consideration offered for any Subject Securities shall be:

(i)             If such consideration is cash, the dollar amount (or equivalent in euros as of the date of the Notice sent by OIS pursuant to Article II or III, as applicable) of such consideration.

(ii)	If such consideration consists of Non-Cash Consideration:

(A)              If the Offered Securities are shares of Common Stock, the Value of such Non-Cash Consideration shall be deemed to be equal to the number of such shares to be offered as set forth in the related Notice multiplied by the Closing Price on the trading day preceding the date of the Notice, as set forth in such Notice.

(B)              If the Offered Securities are not shares of Common Stock, the value of such Non-Cash Consideration shall be as reasonably determined by OIS, consistent with its intended method of accounting for the issuance of the Offered Securities, as set forth in the related Notice.

In each case, such value shall not include the exercise price of any warrants included in the Offered Securities.

ARTICLE II

RIGHT OF FIRST REFUSAL

Section 2.01     Right of First Refusal. If OIS shall propose to issue to any Offeror that is a competitor of Agfa any Subject Securities (the “Offered Securities”), other than in Excluded Issuances or in issuances which, pursuant to Article Nine of OIS’s Restated Articles of Incorporation, as amended, require approval of the holders of 67% of the outstanding shares of Common Stock, OIS shall, before consummating such proposed issuance, (i) deliver a Notice to Agfa two weeks prior to the date of such proposed issuance, which Notice shall also include the timing of closingand a statement as to OIS’s obligation to confirm receipt of an ROFR Acceptance, and (ii) provide Agfa the right of first refusal to purchase all but not less than all of the Offered Securities (subject to Article III), on the same terms and conditions as OIS proposed to issue such Offered Securities to such Offeror, except as otherwise provided herein. Such right of first refusal shall be exercisable by Agfa if it gives a notice (an “ROFR Acceptance”) exercising such right within

ANNEX B

(a)       if the Value of the aggregate proposed consideration for the Offered Securities exceeds the Threshold as then in effect, six weeks after delivery by OIS to Agfa of a Notice relating to such Offered Securities, or

(b)       if the Value of the aggregate proposed purchase price for the Offered Securities does not exceed the Threshold, three weeks after delivery to Agfa of a Notice relating to such Offered Securities;

provided that, in either case, OIS and Agfa shall cooperate and use their reasonable efforts to enable Agfa, and Agfa shall use its reasonable efforts, to either exercise its right of first refusal, or inform OIS that it will waive such right, as promptly as practicable after delivery by OIS of a Notice.

Section 2.02     Threshold. Agfa represents to OIS that, as of the date of this Agreement, the Threshold is €5 million. Agfa shall promptly inform OIS of any change in the Threshold, and OIS shall forward notice of such change to each Principal MV Shareholder.

Section 2.03     Exclusion. Notwithstanding the foregoing, Agfa shall not have the right of first refusal provided for in Section 2.01 if the Offeror’s principal business is primarily focused in the ophthalmic arena.

Section 2.04     Effect of Election. If Agfa gives a ROFR Acceptance in response to any Notice, Agfa shall be irrevocably obligated to purchase, and, subject to Article III, OIS shall be irrevocably obligated to issue and sell to Agfa, the Offered Securities, at the aggregate purchase price and on the other terms, set forth in the Notice, except as provided herein.

Section 2.05     Payment of or in Lieu of Non-Cash Consideration. If the consideration offered by an Offeror for the Offered Securities consists of Non-Cash Consideration, Agfa, if it gives an ROFR Acceptance, may elect in the ROFR Acceptance to either:

(a)       provide comparable Non-Cash Consideration (“Agfa Non-Cash Consideration”), provided that Agfa certifies in the ROFR Acceptance that it can so provide the Agfa Non-Cash Consideration, with reasonably detailed specifications, sources, or means of providing the same, and OIS reasonably agrees that the Agfa Non-Cash Consideration is comparable to the Non-Cash Consideration offered by the Offeror; provided, however, notwithstanding anything to the contrary contained herein, if OIS and Agfa are in disagreement as to whether the Agfa Non-Cash Consideration is comparable to the Non-Cash Consideration offered by the Offeror, and an agreement cannot be reached within three weeks after delivery of the ROFR Acceptance, such determination shall be made by an independent third party evaluator selected byOIS, and the fees, expenses, and costs of such third party evaluator shall be borne equally by OIS and Agfa, or

(b)       elect to pay cash in an amount equal to the value of the Non-Cash Consideration offered by the Offeror, as determined pursuant to Section 2.04; provided, that Agfa shall not have the right to elect to pay cash if OIS states in the Notice that it needs to obtain the Non-Cash Consideration to pursue a material part of its business or business plans and cannot obtain the same for cash at such value.

ANNEX B

Section 2.06     Definitive Documentation and Closing. If Agfa gives an ROFR Acceptance in response to any Notice, OIS and Agfa shall as promptly as practicable enter into definitive agreements for the purchase and sale of the Offered Securities, and shall hold a closing of such purchase and sale as promptly as practicable thereafter, subject to Article III.

Section 2.07     Effect of Non-Election. If Agfa does not give an ROFR Acceptance in response to any Notice, OIS may, subject to Article III, sell to the proposed Offeror the Offered Securities, at the same purchase price and payment terms described in the Notice and upon such other terms not more favorable to the Offeror than as described in the Notice, provided that definitive agreements for such purchase and sale are entered into within threemonths after the expiration of the period for giving of an ROFR Acceptance or Agfa’s earlier waiver of its rights under this Article II (the “Offer Period”). Thereafter, the provisions of this Article II shall again apply to any proposed issuance of any of the Offered Securities to any Offeror that is a competitor of Agfa.

ARTICLE III

PREEMPTIVE RIGHTS

Section 3.01     Preemptive Right. If OIS shall propose to issue to any Offeror any Offered Securities, other than in Excluded Issuances, OIS shall, before consummating such proposed issuance, (i) deliver a Notice to each Principal MV Shareholder two weeks prior to the date of such proposed issuance, which Notice shall also include the timing of closing and a statement as to OIS’s obligation to confirm receipt of a Preemptive Rights Acceptance, and (ii) provide each Principal MV Shareholder the right of first refusal to purchase any or all of such Principal MV Shareholder’s Proportionate Share of such Offered Securities (or, if OIS in the Notice makes the election provided in Section 3.02 to offer a Grossed Up Number of Subject Securities, such Principal MV Shareholder’s Proportionate Share of such Grossed Up Number of Subject Securities), at the price per Offered Security, and otherwise on the same terms and conditions, as OIS proposed to issue such Offered Securities to such Offeror, except as otherwise provided herein. Such right of first refusal shall be exercisable by each Principal MV Shareholder if it gives a notice (a “Preemptive Rights Acceptance”) stating that it is exercising such right, and stating the number of Subject Securities within, or the percentage of, its Proportionate Share with respect which it is exercising such right, within

(a)       if the Value of the proposed purchase price of Agfa’s Proportionate Share of the Offered Securities exceeds the Threshold as then in effect, six weeks after delivery by OIS to the Principal MV Shareholders of a Notice relating to such Offered Securities, or

(b)       if the Value of the proposed purchase price of Agfa’s Proportionate Share of the Offered Securities does not exceed the Threshold, three weeks after delivery by OIS to the Principal MV Shareholders of a Notice relating to such Offered Securities;

provided that, in either case, OIS and the Principal MV Shareholders shall cooperate and use their reasonable efforts to enable the Principal MV Shareholders, and each Principal MV Shareholder shall use its reasonable efforts to either exercise its right of first refusal or inform OIS that it will waive such right as promptly as practicable after delivery by OIS of a Notice.

ANNEX B

Section 3.02     Gross-Up. OIS may, in any Notice, elect to include in the Offered Securities a sufficient number of Offered Securities (the “Grossed-Up Number of Offered Securities”) such that, if each Principal MV Shareholder exercises its right to purchase all of its Proportionate Share of such Grossed-Up Number of Offered Securities, the remaining Offered Securities will be the number of Offered Securities OIS intended to sell to the Offeror (or Agfa if it has and exercises a right of first refusal under Article II).

Section 3.03     Effect of Election. If any Principal MV Shareholder gives a Preemptive Rights Acceptance in response to any Notice, such Principal MV Shareholder shall be irrevocably obligated to purchase, and, subject to Section 3.04, OIS shall be irrevocably obligated to issue and sell to such Principal MV Shareholder, its Proportionate Share of the Offered Securities (or, if OIS made the election provided in Section 3.02, of the Grossed-Up Number of Offered Securities), at the purchase price per Offered Security, and on the other terms, set forth in the Notice, except as provided herein.

Section 3.04     Election Not to Sell. OIS may, at any time prior to the consummation of a sale of Offered Securities, determine not to sell any Offered Securities to the Offeror, or to reduce the number of Offered Securities to be sold to the Offeror, in which event, and provided there is no further change during the Offer Period of the number of Offered Securities, each Principal MV Shareholder, including Agfa, if applicable, shall have the right to purchase only its Proportionate Share, if any, of such Offered Securities (or, if applicable, the Grossed-Up Number of Offered Securities on such reduced basis).

Section 3.05     Payment of or in Lieu of Non-Cash Consideration. If the consideration offered by an Offeror for the Offered Securities consists of Non-Cash Consideration, any Principal MV Shareholder that gives a Preemptive Rights Acceptance shall, in lieu of such Non-Cash Consideration, pay for the Subject Securities it purchases in cash in an amount equal to the Value per Offered Security of the Non-Cash Consideration offered by the Offeror multiplied by the number of Offered Securities so purchased by such Principal MV Shareholders.

Section 3.06     Definitive Documentation and Closing. If any Principal MV Shareholder gives a Preemptive Rights Acceptance in response to any Notice, OIS and the Principal MV Shareholders who have given such Preemptive Rights Acceptances shall as promptly as practicable enter into definitive agreements for the purchase and sale of the Offered Securities to be purchased by such Principal MV Shareholders, and shall hold a closing of such purchase and sale as promptly as practicable thereafter, subject to Article II.

Section 3.07     Sale of Remaining Offered Securities. Subject to that certain Stockholders’ Agreement dated as of [___________ __], 2008, by and among the Principal MV Shareholders and certain other parties listed therein, OIS shall be entitled to sell to the proposed Offeror any Offered Securities not purchased by the Principal MV Shareholders pursuant to this Article III, at the same purchase price and payment terms described in the Notice and upon such other terms not more favorable to the Offeror than as described in the Notice, provided that definitive agreements for such purchase and sale are entered into within three months after the expiration of the period for giving of Preemptive Rights Acceptances or the earlier waiver by each Principal MV Shareholder of its rights under this Article III. Thereafter, the provisions of this Article III shall again apply to any proposed issuance of any of the Offered Securities.

ANNEX B

ARTICLE IV

TERMINATION

Section 4.01     Merger Agreement. This Agreement shall terminate and be of no force or effect if the Merger Agreement shall be terminated prior to the Closing.

Section 4.02     Expiration of Term. This Agreement, and the rights and obligations of the parties under Articles II and III, shall terminate on the date on which Agfa owns less than 5% of the outstanding shares of Common Stock.

Section 4.03     Effect of Termination. Any Notice given prior to the termination of this Agreement under Section 4.02 shall remain in effect. This Section 4.03 and Article V shall survive any termination of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.01     Confidentiality. Each Principal MV Shareholder agrees that it and its Representatives will keep confidential any Notice and any other Confidential Information concerning OIS that OIS may provide to such Principal MV Shareholder in connection with any Notice and such Principal MV Shareholder’s consideration of exercising its rights with respect thereto and, except with the specific prior written consent of OIS or as required by law, will not disclose or permit its Representatives to disclose such Confidential Information to any person. Each Principal MV Shareholder may disclose any such Confidential Information to those of its Representatives who require such material for the purpose of evaluating the Notice and such Principal MV Shareholder’s response thereto, provided that such Principal MV Shareholder informs such Representatives of the confidential nature of such Confidential Information. Each Principal MV Shareholder further agrees that it and its Representatives will not use any of the Confidential Information for any reason or purpose other than to evaluate such Principal MV Shareholder’s response to a Notice. Each Principal MV Shareholder shall be responsible for any breach of this Agreement by its Representatives.

Section 5.02     Modification or Amendment. Subject to any limitations under applicable law, this Agreement may be amended, modified, or supplemented in writing by OIS and, with respect to its rights hereunder, any Principal MV Shareholder; provided, that no such amendment or supplement may increase the rights of any Principal MV Shareholder hereunder without the consent of the holders of 75% of the shares of Common Stock then held by the Principal MV Shareholders; provided further that Article III may be amended, or its application to any proposed issuance or issuances may be waived, by a writing signed by OIS and the Principal MV Shareholders that hold 75% of the shares of Common Stock then held by all Principal MV Shareholders.

Section 5.03     Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

ANNEX B

Section 5.04     Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)       THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The parties hereby irrevocably submit to the exclusive personal jurisdiction of the courts of the State of New York and the federal courts of the United States of America, in each case located in The City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.05 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.04(b).

(c)       The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

ANNEX B

Section 5.05     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile at:

(a)	If to OIS:

Ophthalmic Imaging Systems

221 Lathrop Way

Suite I

Sacramento, CA 95815

Fax: 916-646-0207

Attn: Gil Allon, Chief Executive Officer

With a copy to:

Vedder Price P.C.

222 North LaSalle Street

Chicago, IL 60601

Fax: 312-609-5005

Attn: Ernest W. Torain, Jr., Esq.

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Fax: 212-704-5950

Attn: Henry I. Rothman, Esq.

(b)       If to any Principal MV Shareholder then notice should be given to each and all of the Principal MV Shareholders, each at the address set forth on Schedule A (or in any case to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5.05).

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

Section 5.06     Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties with respect to the subject matter hereof.

ANNEX B

Section 5.07     No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 5.10).

Section 5.08     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement or the application thereof to any person or any circumstance is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 5.09	Interpretation; Construction.

(a)       The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)       The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.10     Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that a Principal MV Shareholder may assign its rights hereunder only to a person who has acquired all of the shares of Common Stock owned by such Principal MV Shareholder in a transaction not involving a public offering and who agrees in writing reasonably acceptable to OIS to be bound by this Agreement and any other applicable agreement. Any purported assignment in violation of this Agreement is void.

* * * * * *

ANNEX B

(Signature Page to Right of First Refusal and Preemptive Rights Agreement)

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

OPHTHALMIC IMAGING SYSTEMS By:______________________________ Name:____________________________ Title:_____________________________
AGFA GEVAERT N.V. By:______________________________ Name:____________________________ Title:_____________________________
DELTA TRADING AND SERVICES (1986) LTD. By:______________________________ Name:____________________________ Title:_____________________________
___________________________________ Gil Allon
___________________________________ Noam Allon
___________________________________ Shlomo Allon
___________________________________ Ariel Shenhar
___________________________________ Yuval Shenhar

ANNEX B

Schedule A

Principal MV Shareholders

Name	Address
Agfa Gevaert N.V.	[TO BE SUPPLIED]

Delta Trading and Services (1986) Ltd.	[TO BE SUPPLIED]

Gil Allon	[TO BE SUPPLIED]

Noam Allon	[TO BE SUPPLIED]

Shlomo Allon	[TO BE SUPPLIED]

Ariel Shenhar	[TO BE SUPPLIED]

Yuval Shenhar	[TO BE SUPPLIED]

S-A

ANNEX B

OPHTHALMIC IMAGING SYSTEMS

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of ____________, 2008, by and among Ophthalmic Imaging Systems, a California corporation (“OIS”), and the parties listed on Schedule A (the “Principal MV Shareholders”) (OIS and the Principal MV Shareholders may be referred to in this Agreement collectively as the “Parties” and individually, as a “Party”).

WHEREAS, on the date hereof, OIS, MediVision Medical Imaging Ltd., an Israeli company (“MediVision”), and MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of OIS (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger (the “Merger”) of Merger Sub with and into MediVision, and the conversion of the outstanding ordinary shares of MediVision into shares of the common stock, no par value, of OIS (the “Common Stock”), with MediVision surviving as a wholly-owned subsidiary of OIS; and

WHEREAS, each of the Principal MV Shareholders is, directly or through a wholly-owned subsidiary, a holder, or a member of a group of related parties that holds, more than [5% of] the outstanding ordinary shares of MediVision; and

WHEREAS, the Parties desire to set forth herein certain matters regarding the voting of the stock of OIS following the closing of the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE  1

VOTING

Section 1.1	Vote and Consent in Favor of the Merger.

(a)       Subject to that certain Stockholders’ Agreement dated as of [___________ __], 2008, by and among the Principal MV Shareholders and certain other parties listed therein, each Principal MV Shareholder agrees to vote (or cause to be voted) all shares of MediVision presently beneficially owned by such Principal MV Shareholder and all shares of MediVision with respect to which such Principal MV Shareholder in the future acquires beneficial ownership, at any meeting of the shareholders of MediVision, and in any action by written consent of the shareholders of MediVision, in favor of the approval, consent and ratification of the Merger Agreement and the Merger; provided, however, that each of the Principal MV Shareholders shall have been satisfied that such vote or action by written consent, at the time it is cast or executed, as the case may be, is not in breach of its duty, in its capacity as a shareholder of MediVision, to act bona fide in exercising its voting rights and not do so in a manner which may constitute deprivation of the minority shareholders(the “Shareholder’s Duty”). Each of the Principal MV Shareholders hereby confirms that at the date of executing this Agreement, such Principal MV Shareholder is satisfied that its Shareholder’s Duty is fulfilled under the terms and

ANNEX B

conditions hereof, assuming that the Closing (as defined in the Merger Agreement) were effected on the date of execution of this Agreement. To the extent inconsistent with the foregoing provisions of this Section 1.1, each Principal MV Shareholder hereby revokes any and all previous proxies with respect to any shares of MediVision stock that such Principal MV Shareholder owns or has the right to vote.

(b)       In furtherance of the foregoing, pursuant to Article 51A of the Articles of Association of MediVision, and any other provisions of any agreement relating to the ownership by Agfa Gevaert N.V. and its affiliates (collectively, “Agfa”), Agfa hereby consents to the entry by MediVision into the Merger Agreement and to the consummation of the Merger and the other transactions and actions to be taken pursuant to the Merger Agreement.

Section 1.2       Election of Directors. Following the Closing (as defined in the Merger Agreement), OIS will use its best efforts to cause to be nominated for election to OIS’s Board of Directors (the “Board of Directors”), and each Principal MV Shareholder agrees to vote all OIS voting securities (or the holders thereof shall consent pursuant to an action by written consent of the stockholders), whether directly or indirectly owned, and whether now owned or hereafter acquired, or which a Party may be empowered to vote (“OIS Shares”), from time to time and at all times, in whatever manner shall be necessary for the election of, at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, for the following nominees:

(a)       Two persons named by InterGamma Investment Ltd. or its subsidiary, Delta Trading and Services (1986) Ltd. (collectively, “InterGamma”), so long as InterGamma holds at least 12% of the outstanding Common Stock, on a fully diluted basis (as defined below), or one person named by InterGamma so long as InterGamma holds less than 12% but at least 5% of the outstanding Common Stock; plus, in either case, one additional person named by InterGamma so long as Ariel Shenhar remains (i) either Chief Financial Officer or a senior executive officer of OIS and (ii) a director of OIS;

(b)       Ariel Shenhar, so long as he remains Chief Financial Officer or a senior executive officer of OIS;

(c)       One person (in addition to Ariel Shenhar, if Mr. Shenhar is a director by virtue of Section 1.2(b)) named by Noam Allon, Gil Allon, Shlomo Allon, Ariel Shenhar and Yuval Shenhar (collectively, the “Allon/Shenhar Group”), so long as the Allon/Shenhar Group holds at least 5% of the outstanding Common Stock;

(d)       One person named by Agfa, so long as Agfa holds at least 5% of the outstanding Common Stock on a fully diluted basis, plus, if InterGamma actually nominates a third director pursuant to Section 1.2(a), a second person named by Agfa;

(e)	The then-current Chief Executive Officer of OIS;

(f)        Two “Independent Directors” as defined under the listing standards of Nasdaq, regardless of whether the Common Stock is then listed on Nasdaq, and all other applicable listing standards, and provided that each such person also has not been affiliated with MediVision for at least three years prior to his or her appointment, which two directors initially

ANNEX B

shall consist of Mr. William Greer and Mr. Jonathan R. Phillips, with all future Independent Directors to be nominated by the Board of Directors’ Nominating Committee (“Nominating Committee”), subject to approval by the full Board of Directors, as mandated by Nasdaq’s listing requirements, regardless of whether the Common Stock is then listed on Nasdaq, plus, if Agfa nominates a second director pursuant to Section 1.2(d), a third Independent Director whom OIS shall use its reasonable best efforts to nominate in the manner described herein; and

(g)       Such other directors as may be nominated by the Nominating Committee, subject to approval by the full Board of Directors; provided that, so long as any Principal MV Shareholder retains the right, as set forth above, to name one or more directors for nomination, the total number of directors shall not be less than seven (7) nor more than eleven (11).

Section 1.3	Election of Chairman and Vice Chairman.

(a)       The Parties agree to use their best efforts to cause a nominee of InterGamma serving as a member of the Board of Directors pursuant to Section 1.2(a) to be named by the Board of Directors as Chairman immediately following the Closing for as long as InterGamma holds at least 12% of the outstanding Common Stock on a fully diluted basis, or until his death, disability, removal or resignation from such position.

(b)       The Parties agree to use their best efforts to cause Mr. Noam Allon to be named by the Board of Directors as Vice Chairman immediately following the Closing to serve until his death, disability, removal or resignation from such position.

Section 1.4	Death, Disability, Removal or Resignation of Directors.

(a)       Any vacancy created by the death, disability, resignation or removal of a director elected pursuant to Section 1.2 shall be filled in accordance with the provisions of Section 1.2.

(b)       If any Party entitled to nominate a director for election pursuant to Section 1.2 (the “Nominating Party”) serves notice on the Board of Directors and the other Parties, whereby the Nominating Party wishes to remove or replace a serving director nominated thereby pursuant to Section 1.2, then all other Parties agree to vote in favor (or approve by written consent) of removing said director, and further agree that the Nominating Party shall have the right to nominate a replacement director for submission to a vote or consent of the other Parties of such new nominee to fill the vacancy, and in such event all other Parties undertake to vote in favor (or approve by written consent) of electing such new nominee as a replacement director.

Section 1.5       Determination of Ownership Percentage on a Fully Diluted Basis. The term “on a fully diluted basis” when used with respect to the ownership percentage of any Principal MV Shareholder on any date means the number of shares of Common Stock held by such Party on such date divided by the number of shares of Common Stock issued and outstanding on such date plus the number of shares of Common Stock issuable on exercise or conversion of any options, warrants, convertible securities, or other rights to acquire shares of Common Stock outstanding as of such date.

ANNEX B

ARTICLE  2

TERMINATION

This Agreement shall continue in full force and effect with respect to each of the Parties, from the date hereof through the occurrence of any of the following:

(a)	The termination of the Merger Agreement prior to the Closing; or

(b)       No Principal MV Shareholders owns a number of shares of Common Stock that would entitle it to name persons to serve on the Board of Directors pursuant to Section 1.2.

ARTICLE  3

MISCELLANEOUS

Section 3.1       No Liability for Election of Recommended Directors. None of OIS, the Principal MV Shareholders, nor any officer, director, stockholder, partner, employee or agent of such Party, if any, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Board of Directors by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

Section 3.2       Notice of Transfer; Agreement Binding on Affiliates. If and whenever OIS Shares are transferred by any Principal MV Shareholder, the transferring Principal MV Shareholder shall report, within three calendar days, such transaction to the Chairman of the Board of OIS together with a calculation of its post-transaction fully diluted ownership percentage of OIS as of the date of such transfer. Any transferee who is an “affiliate” of the transferring Principal MV Shareholder pursuant to Rule 144 of the Securities Act of 1933 shall take any such transferred OIS Shares subject to and shall comply with this Agreement.

Section 3.3       Specific Performance. The Parties hereby intend this Agreement to be an agreement pursuant to California Corporations Code Section 706 and further declare that it is impossible to measure in money the damages that will accrue to a Party by reason of a failure of a Party to perform any of the obligations under this Agreement. The Parties agree the terms of this Agreement shall be specifically enforceable. If any Party institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such Party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

Section 3.4       Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a)       THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIAWITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD RESULT

ANNEX B

IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. With respect to disputes involving OIS, the parties hereby irrevocably submit to the exclusive personal jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in The City of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 3.13 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b)       Notwithstanding Section 3.4(a), if any dispute, claim or controversy shall arise solely among the Principal MV Shareholders as to any issue arising under this Agreement or in respect of the obligations and rights contained herein, which does not involve OIS, the same shall be referred to and settled by the following “arbitration” procedure which may be requested upon the application of any interested party:

(i)               The Principal MV Shareholder(s) defending the claim (the “Defending Party”), may, by written notice to the Principal MV Shareholder(s) asserting the claim (the “Prosecuting Party”), demand arbitration of the matter, which arbitration shall be conducted by a single arbitrator. The Prosecuting Party and the Defending Party shall use their respective best efforts to agree on the arbitrator, provided that if they cannot so agree within ten (10) business days (or such longer period as they may agree), either the Prosecuting Party or the Defending Party can request that Judicial Arbitration and Mediation Services select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Defending Party and Prosecuting Party an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the other of them about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusions of law, which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim shall be binding and conclusive upon the Prosecuting Party and the Defending Party. Notwithstanding the preceding sentence, either Party may file a judicial action to review the

ANNEX B

decision of the arbitrator, not for a trial on the merits, but rather solely as to the question of whether or not the arbitrator’s decision was in compliance with applicable law. In the event that the court finds that the arbitrator’s decision was not in compliance with applicable law, then the Parties shall be irrevocably deemed to have jointly requested, in lieu of any appeal or other judicial rights, that the arbitrator amend his decision so that it is in compliance with applicable law. All costs and expenses regarding the foregoing shall be the responsibility of the Prosecuting Party and the Defending Party.

(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.4(c).

Section 3.5       Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 3.7).

Section 3.6       Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.7       Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.8       Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification or the

ANNEX B

like, such shares or securities shall be deemed to be Common Stock and/or OIS Shares, as appropriate, for purposes of this Agreement.

Section 3.9       Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 3.10     Waiver. No waivers of any breach of this Agreement extended by any Party to any other Party shall be construed as a waiver of any rights or remedies of any other Party hereto or with respect to any subsequent breach.

Section 3.11     Modification or Amendment. Subject to any limitations under applicable law, this Agreement may be amended, modified, or supplemented in writing by OIS and, with respect to its rights hereunder, any Principal MV Shareholder (provided, that no such amendment or supplement may (i) increase the rights of any Principal MV Shareholder hereunder without the consent of holders of a majority of the OIS Shares then held by the Principal MV Shareholders, or (ii) decrease the rights of any Principal MV Shareholder hereunder without the consent of such Principal MV Shareholder).

Section 3.12     Attorneys’ Fees. Subject to Section 3.4(b), in the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

Section 3.13     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile at:

(a)	If to OIS:

Ophthalmic Imaging Systems
221 Lathrop Way
Suite I
Sacramento, CA 95815
Fax: 916-646-0207
Attn: Gil Allon, Chief Executive Officer

With a copy to:

Vedder Price P.C.
222 North LaSalle Street
Chicago, IL 60601
Fax: 312-609-5005
Attn: Ernest W. Torain, Jr., Esq.

ANNEX B

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Fax: 212-704-5950
Attn: Henry I. Rothman, Esq.

(b)       If to any Principal MV Shareholder, then notice shall be given to each and all of the Principal MV Shareholders, each at the address set forth on Schedule A (or in any case to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 3.13).

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

Section 3.14     Delays and Omissions. Subject to applicable law, no delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereof, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

Section 3.15	Interpretation; Construction.

(a)       The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 3.16     Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties with respect to the subject matter hereof.

* * * * * *

ANNEX B

(Signature Page to Voting Agreement)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

OPHTHALMIC IMAGING SYSTEMS By:______________________________ Name:____________________________ Title:_____________________________
AGFA GEVAERT N.V. By:______________________________ Name:____________________________ Title:_____________________________
DELTA TRADING AND SERVICES (1986) LTD. By:______________________________ Name:____________________________ Title:_____________________________
___________________________________ Gil Allon
___________________________________ Noam Allon
___________________________________ Shlomo Allon
___________________________________ Ariel Shenhar
___________________________________ Yuval Shenhar

ANNEX B

Schedule A

Principal MV Shareholders

Name	Address
Agfa Gevaert N.V.	[TO BE SUPPLIED]

Delta Trading and Services (1986) Ltd.	[TO BE SUPPLIED]

Gil Allon	[TO BE SUPPLIED]

Noam Allon	[TO BE SUPPLIED]

Shlomo Allon	[TO BE SUPPLIED]

Ariel Shenhar	[TO BE SUPPLIED]

Yuval Shenhar	[TO BE SUPPLIED]

ANNEX B

STOCKHOLDERS AGREEMENT

Dated as of [_____], 2008

By and Among

AGFA GEVAERT N.V.,

DELTA TRADE & SERVICES (1986) LTD.,

and

THE INDIVIDUAL STOCKHOLDERS SIGNATORY HERETO

ANNEX B

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (THIS "AGREEMENT"), DATED AS OF [_____], 2008, BY AND AMONG AGFA-GEVAERT N.V., A COMPANY ORGANIZED UNDER THE LAWS OF BELGIUM ("AGFA"), DELTA TRADE & SERVICES (1986) LTD., A LIMITED COMPANY ORGANIZED UNDER THE LAWS OF [________] ("DELTA"), AND THE INDIVIDUALS LISTED ON SCHEDULE I ATTACHED HERETO (COLLECTIVELY, THE "ALLON/SHENHAR GROUP", AND TOGETHER WITH AGFA AND DELTA, THE "STOCKHOLDERS" ).

W I T N E S S E T H :

WHEREAS, Opthalmic Imaging Systems, Inc. (“OIS”) and Medivision Medical Imaging Ltd. (“Medivision”) have entered into a Merger Agreement, dated as of [_____], 2008 (the “Merger Agreement”), pursuant to which OIS has agreed to form an Israeli subsidiary (“Newco”) that shall thereafter be merged into Medivision, with Medivision as the surviving entity (the “Merger”);

WHEREAS, upon the consummation of the Merger, the Stockholders shall own Equity Securities representing approximately 45% of the issued and outstanding Common Stock Equivalents of OIS, which Equity Securities shall be allocated between the Stockholders as set forth in Schedule II attached hereto;

WHEREAS, in connection with the Merger, the Stockholders, OIS and certain other parties have also entered into (i) a Voting Agreement dated as of [_____], 2008 (the “Voting Agreement”), (ii) a Registration Rights Agreement, dated as of [_____], 2008 (the “Registration Rights Agreement”), and (iii) a Preemptive Rights Agreement, dated as of [_____], 2008 (the “Preemptive Rights Agreement”, and together with the Registration Rights Agreements, the Voting Agreement and the Preemptive Rights Agreement, the “Transaction Documents” );

WHEREAS, the Stockholders desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to the Equity Securities (including certain rights provided under the Transaction Documents) and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

ANNEX B

“Applicable Law” shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of any Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

“Board” shall mean the Board of Directors of OIS.

“Business Day” shall mean any day, other than a Saturday, a Sunday or a day on which banks located in New York, New York are authorized or required by Applicable Law to close.

“Common Stock” shall mean all the shares of common stock of OIS, $[______] par value per share.

“Common Stock Equivalents” shall mean, at any time, (i) with respect to each share of Common Stock issued and outstanding, one (1) and (ii) with respect to any other Equity Security which is at such time exercisable, exchangeable or convertible at an exercise price equal to or less than the fair market value of the Common Stock at such time, an amount equal to the number of shares of Common Stock, if any, into or for which such Equity Security may be exercised, exchanged or converted at such time.

“Equity Securities” shall mean all shares of Common Stock of OIS, all securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock of OIS and all options, warrants, and other rights to purchase or otherwise, directly or indirectly, acquire from OIS shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Governmental Authority” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Non-Qualified Person” shall mean any Person who is (i) directly or indirectly engaged in any business which competes with any business of Agfa or any of its Affiliates or OIS, (ii) any customer or supplier of OIS, (iii) an adverse party in any significant legal or arbitration proceeding with OIS, or (iv) an Affiliate of any Person described in clauses (i) through (iv).

“Person” shall mean any individual, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stockholder” shall have the meaning set forth in the preamble to this Agreement and any other Person that becomes a Stockholder pursuant to Section 2.2(b) of this Agreement.

Section 1.2  Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below.

ANNEX B

Defined Term	Section	Defined Term	Section
Agfa	Preamble	Permitted Transferee	Section 2.2(a)
Agreement	Preamble	Preemptive Rights Agreement	Preamble
Authorization Date	Section 2.3(a)	Registration Rights Agreement	Preamble
Beneficiary Stockholder	Section 2.3(a)	Response Deadline	Section 2.4(b)
De-Merger	Section 2.2(a)(i)	Sale Notice	Section 2.3(a)
Excess ROF Securities	Section 2.3(b)(ii)	Selling Party	Section 2.3(a)
Excess Transferable Securities	Section 2.4(b)	Transfer	Section 2.1(a)
Merger	First Recital	Transfer Notice	Section 2.4(a)
Merger Agreement	First Recital	Transferring Stockholder	Section 2.4(a)
OSI	First Recital	Voting Agreement	Preamble
Other Stockholders	Section 2.4(a)
Participant	Section 2.4(b)
Permitted Transfer	Section 2.2(a)

ARTICLE II

TRANSFER OF EQUITY SECURITIES

Section 2.1 Restrictions. (a) No Stockholder shall, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, pledge, hypothecate, purchase any right or option with respect to, encumber or grant a security interest in, or in any other manner, transfer any Equity Securities, in whole or in part, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer to any Person (each such action, a “Transfer”) except pursuant to a Permitted Transfer.

(b)        Any attempt to transfer any Equity Security which is not in accordance with this Agreement shall be null and void and OIS agrees that it will not cause, permit or give any effect to any Transfer of any Equity Securities to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

(c)        Each Stockholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is a Permitted Transfer and is made in accordance with all Applicable Laws (including, without limitation, all securities laws).

Section 2.2 Permitted Transfers. (a) Notwithstanding anything to the contrary contained herein and subject to Sections 2.2(b) and 2.2(c), a Stockholder may at any time effect any of the following Transfers (each, a “Permitted Transfer”, and each transferee of such Stockholder in respect of such Transfer, a “Permitted Transferee”):

(i) any Transfer of any or all Equity Securities held by any Stockholder to any Affiliate of such Stockholder; provided that such Affiliate is a Person who is not a Non-Qualified Person; provided further that any such Affiliate shall Transfer such Equity Securities to the Stockholder from whom the Equity Securities were originally received or acquired within five (5) calendar days after ceasing to be an Affiliate of such Stockholder; provided however, that Agfa may Transfer any or all of its Equity Securities to any entity which was an Affiliate of Agfa at the time of execution of this Agreement but ceased to be an Affiliate of Agfa in connection with Agfa’s publicly-announced de-merger (the “De-Merger”) and any Permitted Transferee which ceases to be an Affiliate of Agfa in connection with the De-Merger shall not be required to Transfer its Equity Securities back to Agfa pursuant to this Section 2.2(i) after ceasing to be an Affiliate of Agfa; and

ANNEX B

           (ii)  any Transfer of any or all Equity Securities held by a Stockholder which is made pursuant to (x) Section 2.3 or (y) Section 2.4; provided that no Stockholder other than Agfa may effect any Transfer pursuant to this clause (ii) prior to the second anniversary of the date hereof .

(b)        In any Transfer referred to above in Section 2.2(a), the Permitted Transferee shall agree in writing to be bound by the provisions of this Agreement and shall execute and deliver to OIS a counterpart to this Agreement. Each Permitted Transferee shall hold such shares of Equity Securities subject to the provisions of this Agreement as a “Stockholder” hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

(c)        In any Transfer by Agfa to a Permitted Transferee, such Permitted Transferee shall thereafter be referred to collectively with Agfa (so long as Agfa holds any Equity Securities after such Transfer) as “Agfa.”

Section 2.3 Right of First Offer. (a) Prior to a Transfer (other than a Permitted Transfer described in Section 2.2(a)(i)) by any Stockholder to any Person of Equity Securities held by it from time to time, including, for the avoidance of doubt, any Transfer of Equity Securities pursuant to any of the registration rights set forth in the Registration Rights Agreement, such Stockholder (the “Selling Party”), shall give written notice (the “Sale Notice”) to the other Stockholders (the “Beneficiary Stockholders”). The Sale Notice shall (i) disclose in reasonable detail the number and type of Equity Securities to be Transferred, the terms and conditions of the proposed Transfer and (ii) confirm that the offer to purchase such Equity Securities is irrevocable for a period of at least ten (10) days. The Selling Party shall not consummate any Transfer until the earlier of (x) the date that is ten (10) days after the Sale Notice has been given to the Beneficiary Stockholders and (y) the date on which the parties to the Transfer have been finally determined pursuant to this Section 2.3 (such earlier date, the “Authorization Date”).

(b)        Any Beneficiary Stockholder may elect to purchase all, or any portion, of the Equity Securities to be Transferred as indicated in the Sale Notice upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to the Selling Party within ten (10) days after the Sale Notice has been delivered to OIS and the Stockholders (other than the Selling Party). Each Beneficiary Stockholder electing to participate in the Transfer described in the Sale Notice (each, a “Participant”) shall indicate in its irrevocable notice of election to the Selling Party the maximum number of Common Stock Equivalents it desires to purchase. The Equity Securities to be Transferred as indicated in the Sale Notice will be allocated among the Participants as follows:

(i)        first, unless Agfa is the Selling Party, the Equity Securities to be Transferred shall be offered in priority to Agfa, and Agfa shall be entitled to purchase up to the total number of Equity Securities to be Transferred as indicated in the Sale Notice;

(ii)        second, in the event and to the extent that all Equity Securities to be Transferred are not allocated to Agfa pursuant to Section 2.3(b)(i) (the total number of such Equity Securities that Agfa has not elected to purchase are referred to collectively as the “Excess ROF Securities”), the Excess ROF Securities shall be allocated among the other Participants, up to their respective proportional share. For purposes of this Section 2.3, a Participant’s “proportional share” shall mean, at any time, the quotient obtained by dividing the number of Common Stock Equivalents held by such Participant at such time by the aggregate number of Common Stock Equivalents held by all Participants (other than Agfa). In the event that any such Participant does not elect to purchase all of its respective proportional share, the Equity Securities which were available for purchase by such non-electing Participant, shall automatically be allocated to such Participants (other than Agfa) who indicated in their notice a desire to participate in the purchase of Equity Securities in excess of their proportional share. Unless otherwise agreed by such Participants, each such Participant who indicated its desire to purchase more than its proportional share shall purchase a number of Equity Securities equal to the lesser of (x) the number of Equity Securities indicated in its notice, if any, and (y) an amount equal to the product of (A) the number of ROF Excess

ANNEX B

Securities to be so reallocated and (B) a fraction, the numerator of which is the number of Common Stock Equivalents held at such time by such Participant and the denominator of which is the aggregate number of Common Stock Equivalents held at such time by all Participants who participate in the purchase of the Excess ROF Securities.

(c)        If the Beneficiary Stockholders have not collectively purchased all of the Equity Securities specified in the Sale Notice, they shall not be entitled to purchase any of such Equity Securities and the Selling Party may, during the ninety (90) day period immediately following the Authorization Date, Transfer all such Equity Securities specified in the Sale Notice at a price and on terms no more favorable than specified in the Sale Notice; provided that such Transfer shall be subject to Section 2.4 hereof. Any Equity Securities not Transferred during such ninety (90) day period shall be subject to the provisions of this Section 2.3 upon a subsequent proposed Transfer.

(d)        If the Beneficiary Stockholders have agreed to purchase all of the Equity Securities set forth in the Sale Notice pursuant to Section 2.3(b), the closing of such purchase shall occur within ten (10) Business Days from the date the other Stockholders have notified the Selling Party of their intention to purchase all of such Equity Securities.

Section 2.4 Sales by Stockholders Subject to Tag-Along Rights. (a) In the event that any Stockholder proposes to effect a Transfer of Equity Securities pursuant to Section 2.3(c), such Stockholder (the “Transferring Stockholder”) shall promptly give written notice (the “Transfer Notice”) to each of the other Stockholders (the “Other Stockholders”) at least ten (10) days prior to the closing of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the class and number of shares of Equity Securities to be sold, the number of Common Stock Equivalents represented thereby, the identity of the prospective transferee(s), the purchase price of each such share of Equity Securities to be sold and the date such proposed sale is expected to be consummated and (ii) have attached thereto, to the extent applicable, an executed copy of the agreement pursuant to which the proposed Transfer is to be consummated.
(b)        Each of the Other Stockholders shall have the right, exercisable upon delivery of an irrevocable written notice to the Transferring Stockholder within five (5) Business Days after receipt of the Transfer Notice (the “Response Deadline”), to participate in such proposed Transfer on the same terms and conditions as set forth in the Transfer Notice including, without limitation, the making of all representations, warranties and covenants and the granting of all indemnifications (including, without limitation, participating in any escrow arrangements to the extent of their respective “pro rata portion”) agreed to by the Transferring Stockholder; provided that, (i) the indemnification obligation of each Other Stockholder provided to the proposed transferee with respect to the breach of any representation or warranty concerning OIS the net proceeds received by each such Other Stockholder in connection with the Transfer, and (ii) the representations and warranties and indemnification obligation of each of the Stockholders participating in such Transfer shall be made on a several basis (and not on a joint and several basis). Each Other Stockholder electing to participate in the Transfer described in the Transfer Notice (each, a “Participant”) shall indicate in its irrevocable notice of election to the Transferring Stockholder the maximum number of Common Stock Equivalents it desires to Transfer. Each such Participant shall be entitled to Transfer a number of Common Stock Equivalents equal to such holder’s “pro rata portion” of the total number of Common Stock Equivalents to be Transferred, as set forth in the Transfer Notice, up to such maximum number. For purposes of this Section 2.4(b), “pro rata portion” shall mean for each Participant a fraction, the numerator of which is the number of Common Stock Equivalents held by such Participant immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Common Stock Equivalents held by all Stockholders immediately prior to the Transfer proposed in the Transfer Notice.

(c)        Each Participant shall effect its participation in the Transfer by delivering to the Transferring Stockholder (to hold in trust as agent for such Participant), at least three (3) Business Days prior to the date scheduled for such Transfer as set forth in the Transfer Notice, (i) one or more certificates or other instruments, as applicable, in proper form for transfer, which represent the number of shares of Common Stock which such Participant is entitled to Transfer in accordance with Section 2.4(b), (ii) a joinder agreement pursuant to which such Participant shall agree to be bound by the terms and conditions set forth in the agreement included with the Transfer

ANNEX B

Notice pursuant to Section 2.4(a)(ii) in form and substance reasonably satisfactory to the Transferring Stockholder, and (iii) executed copies (or signature pages thereof) of such other agreements, documents or certificates as the Transferring Stockholder and/or its transferee shall reasonably request. Such certificate or certificates or other instruments, as applicable, shall be delivered by the Transferring Stockholder to such Permitted Transferee on the date scheduled for such Transfer in consummation of the Transfer pursuant to the terms and conditions specified in the Transfer Notice and such Permitted Transferee shall remit to each such Participant its pro rata portion of the net sale proceeds (taking into account any transaction costs and expenses incurred by the Transferring Stockholder in connection with such Transfer) to which such Participant is entitled by reason of its participation in such sale. For purposes of Section 2.4(c), “pro rata portion” shall mean for each Participant a fraction, the numerator of which is the number of Common Stock Equivalents to be Transferred by such Participant pursuant to this Section 2.4 and the denominator of which is the total number of Common Stock Equivalents to be Transferred pursuant to this Section 2.4. The sale of shares of Common Stock by the Transferring Stockholder in any sale proposed in a Transfer Notice shall be effected on terms and conditions not more favorable than those set forth in such Transfer Notice and those applicable to the other Participants.

(d)        The exercise or non-exercise of the rights of any of the Other Stockholders hereunder to participate in one or more Transfers of Equity Securities made by the Transferring Stockholder shall not adversely affect their rights to participate in subsequent Transfers of Equity Securities subject to this Section 2.4.

(e)        Notwithstanding anything contained in this Section 2.4 to the contrary, there shall be no liability on the part of the Transferring Stockholder (or any of its Affiliates and Permitted Transferees) to any Other Stockholder the event no Common Stock Equivalents are sold even if the provisions of this Section 2.4 have been triggered.

Section 2.5 Grant of Preemptive Rights to Stockholders. If any one or more of the Stockholders does not fully exercise the preemptive rights granted to it by OIS under section 3 of the Right of First Refusal and Preemptive Rights Agreement (the “ROFR”), two weeks after receiving a Notice, as defined in section 1.01 of the ROFR, such Stockholder agrees to assign its remaining preemptive rights to either of the other Stockholders at the request of such other Stockholders. Delta and the Allon/Shenhar group shall offer the assignment of their respective remaining preemptive rights to Agfa first and only if Agfa refuses to other Stockholders.

REGISTRATION RIGHTS

Section 3.1 Exercise of Registration Rights. The Stockholders agree that, prior to the second anniversary of the date hereof, no Stockholder other than Agfa shall exercise the rights granted to the Stockholders pursuant to Section [(2) of the Registration Rights Agreement. In addition, any Transfer pursuant the Registration Rights Agreement shall be subject to Section 2.3 of this Agreement.

ARTICLE IV

VOTING

Section 4.1 Composition of the Board. Each Stockholder agrees to vote all of the shares of voting Common Stock held by it, at any regular or special meeting of the stockholders of OIS, in accordance with Section 1.2 of the Voting Agreement.

Section 4.2 Supermajority Actions. Delta and the Allon/Shenhar Group each agree to vote all shares of voting Common Stock held by them in accordance with Agfa’s direction in the following actions:

ANNEX B

(1)    Any merger of OIS that results in the shareholders of OIS prior to the merger holding less than 50% of the voting shares of the surviving company in the merger;

(2)    Any acquisition or disposition, by OIS or its subsidiaries, of assets (including securities) for purchase or a sale price equal to or greater than 33% of the Market Value of the outstanding shares of common stock of OIS as of the date OIS or one or more of its subsidiaries enter into definitive agreements for such purchase or sale (provided that this paragraph (2) shall not apply to transactions solely among OIS and one or more of its wholly-owned subsidiaries). The “Market Value” of the outstanding shares of common stock of OIS on any date shall mean the number of shares of the OIS’s common stock outstanding as of the close of business on such date, multiplied by the 60-day average of (a) the daily closing prices of the OIS’s shares on the principal exchange on which such shares are listed or (b) if such shares are not listed on any exchange, the closing price reported on the OTC Bulletin Board or similar organization succeeding to its functions of reporting prices.

(3)    The issuance by OIS of a number of shares of its common stock (or securities exercisable for or convertible into a number of shares of the OIS’s common stock) greater than 33% of the number of shares of the OIS’s common stock then outstanding on a fully diluted basis, including in a merger, acquisition, or other business combination, or in exchange for assets, services or securities;

(4)    A change in the principal business purpose of OIS from medical devices and information technology;

(5)	The liquidation or dissolution of OIS; and

(6)    Any amendment of the foregoing provisions of the Certificate of Second Amendment of Restated Articles of Incorporation of OIS.

ARTICLE V

MISCELLANEOUS

Section 5.1 Effective Date. This Agreement shall be effective upon the consummation of the transactions contemplated by the Merger Agreement.

Section 5.2 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto, except to the extent such matters are otherwise specifically addressed in the Transaction Documents.

Section 5.3 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.4 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

Section 5.5 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

ANNEX B

If to Agfa, to:

Agfa HealthCare nv

Septestraat 27 B-2640 Mortsel, Belgium

Attention: Head of Legal

Telephone: (32) 3 444 7133

Facsimile: [____________]

with a copy (which shall not constitute notice) to its counsel:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Attention: [____________]

Telephone: (212) 819-8200

Facsimile: (212) 354-8113

Attention: Oliver C. Brahmst, Esq.

If to Delta, to:

[Name]

[Address]

Attention: [____________]

Telephone: [____________]

Facsimile: [____________]

with a copy (which shall not constitute notice) to its counsel:

[Name]

[Address]

Attention: [____________]

Telephone: [____________]

Facsimile: [____________]

and if to any member of the Allon/Shenhar Group, to the addresses or facsimile numbers set forth opposite each of their names on Schedule I hereto, or to such other address or facsimile number as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

Section 5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit the Stockholders and their respective successors, assigns and Permitted Transferees. Any or all of the rights of a Stockholder under this Agreement may be assigned or otherwise conveyed by any Stockholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement.

Section 5.7 Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

Section 5.8 Submission to Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the

ANNEX B

obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 5.5, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 5.8(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(b)        Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 5.8(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

(c)        The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by Applicable Law.

(d)        The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

(e)        Each Stockholder hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Stockholder (i) certifies that no representative, agent or attorney of the any other Stockholder has represented, expressly or otherwise that such other Stockholder would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Stockholders have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.8(e).

Section 5.9 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, the parties hereto and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

Section 5.10 Termination; Survival of Benefits. This Agreement shall terminate when the number of Stockholders is reduced to one.

Section 5.11 Publicity. Except as otherwise required by Applicable Law none of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement in

ANNEX B

each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of Agfa and OIS to the contents and the manner of presentation and publication thereof.

Section 5.12 Confidentiality. Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep (and shall cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep) all non-public information received as a Stockholder relating to OIS (including any such information received prior to the date hereof) confidential except information which (a) becomes known to such Stockholder from a source, other than OIS, its directors, officers, employees, representatives or outside advisors, which source is not obligated to OIS to keep such information confidential or (b) becomes generally available to the public through no breach of this Agreement by any party hereto. Each of the parties hereto agrees that (i) such non-public information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of any of the parties and (ii) it will cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential and will not, and will cause its directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates not to, use such non-public information to either to compete with OIS or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any State thereof. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so upon request for disclosure pursuant to a federal or state freedom of information statute or by a court of competent jurisdiction or by any governmental agency; provided however, that prompt notice of such required disclosure be given to OIS and Agfa prior to the making of such disclosure so that OIS and/or Agfa may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by written opinion of counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

Section 5.13 Amendments; Waivers. No provision of this Agreement may be amended, modified or waived without the prior unanimous written consent of the Stockholders. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.

Section 5.14 Other Business. Agfa and any of its Affiliates may engage in or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with OIS, notwithstanding that representatives of Agfa or any of its Affiliates are serving on the Board. Neither Agfa nor any of its Affiliates, as a stockholder, officer or director of OIS, shall have any obligation to offer first to OIS any business opportunity or venture of any kind, nature or description that Agfa or such Affiliate of Agfa, as the case may be, may wish to pursue from time to time, independently or with others. Nothing in this Agreement shall be deemed to prohibit Agfa and/or any of its Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with OIS. Neither OIS nor any Stockholder shall have any rights or obligations by virtue of this Agreement or the Transaction, in or to any independent venture of Agfa or any of its Affiliates, or the income or profits or losses or distributions derived therefrom, and such ventures shall not be deemed wrongful or improper even if competitive with the business of OIS.

Section 5.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ANNEX B

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AGFA

By:______________________________________ Name: Title:

DELTA

By:______________________________________ Name: Title:

_________________________________________
Yuval Shenhar

_________________________________________
Ariel Shenhar

_________________________________________
Noam Allon

_________________________________________
Gil Allon

_________________________________________
Shlomo Allon

ANNEX B

SCHEDULE I

ALLON/SHENHAR GROUP

Noam Allon

Gil Allon

Shlomo Allon

Ariel Shenhar

Yuval Shenhar

ANNEX B

Exhibit I

EQUITY SECURITIES HELD BY STOCKHOLDERS

Shares of Common Stock

-i-

ANNEX C

OPINION OF WESTWOOD CAPITAL, LLC

Members of the Board and Special Committee:

We understand that Ophthalmic Imaging Systems, Inc. (“OIS” or the “Company”), a newly formed entity wholly owned by OIS, MV Acquisitions Ltd. (“MV Acquisitions”) and MediVision Medical Imaging Ltd. (“MediVision”) propose to enter into an agreement of merger, the terms of which are substantially in the form and structure as those detailed in the term sheet (“Term Sheet”) attached as Exhibit I to the letter dated July 30, 2007 (“Engagement Letter”) between Westwood Capital, LLC (“Westwood”) and the Company and an Agreement and Plan of Merger, substantially in the form of the draft dated March 6, 2008 (“Merger Agreement”).

The Transaction

The Term Sheet and Merger Agreement provide, among other things, for the merger of MV Acquisitions with and into MediVision pursuant to Israeli Companies Law with MediVision as the surviving corporation and being a wholly-owned subsidiary of OIS (the “Merger”).

Pursuant to the Merger, MediVision will become a wholly-owned direct subsidiary of OIS and each outstanding ordinary share of MediVision, other than those shares held by MediVision or any direct or indirect wholly-owned subsidiary of MediVision immediately prior to the Merger, will be converted (the “Conversion”) into the right to receive certain shares of OIS Common Stock at no par value (the “OIS Shares”). Specifically, each ordinary share, par value NIS 0.1 per share, of MediVision issued and outstanding immediately prior to the issuance of a certificate evidencing the completion of the Merger in accordance with the Israeli Companies Law by the Registrar of Companies of the State of Israel and the satisfaction of other conditions in the Merger Agreement (the “MediVision Stock”), shall be cancelled and automatically converted into, and become exchangeable for certain OIS Shares. It is our understanding that pursuant to the Conversion, OIS will issue 1.7 shares of the Common Stock, no par value, of OIS for each ordinary share, par value NIS 0.1 per share, of MediVision issued and outstanding immediately prior to the effective period of the transaction.

It is also our understanding that certain entities and/or individuals that hold more than 5% of the outstanding shares of MediVision Stock will enter into other agreements prior to or concurrently with the execution and delivery of the Merger Agreement including but not limited to a Voting Agreement, Subscription Agreement, Registration Rights Agreement, and a Right of First Refusal and Preemptive Rights Agreement.

Process for Analysis

You have asked for our opinion as to whether the consideration to be paid by the current holders of shares of the Company Common Stock pursuant to the Merger Agreement and the Term Sheet is fair from a financial point of view to such holders.

 For purposes of the opinion set forth herein, Westwood’s fairness committee has:

reviewed certain publicly available financial statements and other business and financial information of the Company and MediVision;

reviewed certain internal financial statements and other financial and operating data concerning MediVision and the Company prepared by the management of MediVision and the Company;

reviewed certain financial projections and valuation models prepared by and/or at the direction of the management of the Company and MediVision;

discussed the past and current operations and financial condition and the prospects of MediVision with senior executives of MediVision and the Company;

2

ANNEX C

reviewed the reported prices and trading activity for MediVision and the Company’s Common Stock;

compared the financial performance of the Company and the prices and trading activity of the Company’s Common Stock with that of certain other comparable publicly-traded companies and their securities;

reviewed the proposed Merger Agreement, the draft Term Sheet, the proposed Voting Agreement Subscription Agreement, proposed Registration Rights Agreement and a proposed Right of First Refusal and Preemptive Rights Agreement, and certain other related documents as supplied to us by the Company; and

performed such other analyses and considered such other factors as we have deemed appropriate.

Assumptions

Materials Received and Transaction Complete

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us for the purposes of this opinion. With respect to the financial projections as provided by the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of MediVision and the Company. We have also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions including, among other things, approval of the Merger by the shareholders of OIS, MV Acquisitions and MediVision, respectively, and that the transactions contemplated by the Term Sheet will be consummated in accordance with its terms. We have assumed that there will be no material change to the terms of any proposed agreements supplied to and reviewed by us from the Company, including, but not limited to, the draft Merger Agreement.

Public Information and Required Filings

We have assumed that all governmental and regulatory filings made by the Company regarding the Company and/or Merger are accurate. We have assumed that the facts and circumstances surrounding changes to the members of the Special Committee of the Board of Directors of the Company (“Special Committee”) have been properly disclosed and that they have no impact on the valuation of the shares of the Company. We have assumed that in connection with the Merger, the Company will receive all the necessary governmental, regulatory or other approvals and consents required for the Merger, including but not limited to the approval by the Securities and Exchange Commission (“SEC”) and the Israeli Securities Authority (“ISA”), and no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to such matters.

Veracity of Information

We have assumed that any information or materials furnished to us, whether furnished in oral, written, electronic, or other format, did not include any untrue statements of material fact or omit to state any material facts required to be stated therein if necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading, including but not limited to, any information regarding any disclosures, filings, MediVision, the Company, the Special Committee and/or the Merger.

No Insiders Comparison

This opinion expresses Westwood’s opinion about the fairness of the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement and does not express an opinion as to the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public shareholders of the Company.

No Analysis for MediVision Shareholders or Merits of Transaction

3

ANNEX C

This opinion does not address the fairness of any consideration to be received by MediVision and its subsidiaries pursuant to the Merger Agreement, the relative merits of the Merger as compared to the alternative transactions or strategies that might be available to the Company, or the underlying business decision of the Company to enter into the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of MediVision or the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

No Solicitation / Conflicts Disclosure

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, MediVision or MV Acquisitions, nor did we negotiate with any party, other than the Company, which expressed interest to Westwood in the possible acquisition of the Company or certain of its constituent businesses.

We have acted as financial advisor to the Company and to the Special Committee limited to the analysis of this transaction as proposed in the Term Sheet and Merger Agreement (“Transaction”) and, in addition to an initial retainer fee, will receive a fee for our services, which is contingent upon the rendering of this fairness opinion. Westwood has not acted as a financial advisor to any party of the Transaction in any capacity other than what is expressly stated herein. Westwood will not receive any significant payments or other compensation contingent upon the successful completion of the Transaction. There are no material relationships that existed during the two years prior to the Engagement Letter nor mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of a relationship between Westwood and any party of the Transaction. In the ordinary course of Westwood’s trading, brokerage, investment management and financing activities, Westwood or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of its clients, in debt or equity securities, in other companies involved in the business competitive or related to that of the Company, MV Acquisitions and/or MediVision.

Limitation of Use of this Opinion

It is understood that this letter is for the information of the Special Committee and the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the SEC in connection with this transaction if such inclusion is required by applicable law. In addition, Westwood expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger. This letter has been reviewed and approved by Westwood’s fairness committee.

Opinion and Conclusion

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be paid by the holders of shares of the Company Common Stock pursuant to the Term Sheet and Merger Agreement is fair from a financial point of view to such holders.

4

ANNEX C

TERMS SHEET

Between :

Ophthalmic Imaging Systems of 221 Lathrop Way Suite I, Sacramento, CA 95815, and

MediVision Medical Imaging, Ltd. of Tabor Building 4, Yokneam Elit 20692, ISRAEL

This terms sheet ("**Terms Sheet**"), made as of June 1, 2007, between Ophthalmic Imaging Systems ("**OIS**") and MediVision Medical Imaging Ltd. ("**MediVision**") concerning the contemplated merger between OIS and MediVision as further detailed below (the "**Transaction**"), except only as and to the extent expressly provided below, does not constitute a binding agreement, nor does it constitute an agreement to enter into (or negotiate, in good faith or otherwise) an agreement, or contain all matters upon which agreement must be reached in order for the Transaction to be consummated, but is intended solely as an outline of certain material provisions.

The terms of our understanding are as follows:

Purchase Price: In the Merger, subject to the provisions below under "Contingent Liabilities," OIS will issue to MediVision's shareholders an aggregate number of OIS Shares equal to the sum of

(i) the quotient of (x) the mutually agreed upon value (the "**Net Asset Value**") of MediVision's assets, other than the OIS Shares owned by MediVision, net of MediVision's liabilities to be mutually agreed upon, in each case as of the date (the "**Execution Date**") of the execution of the definitive agreements (the **Definitive Transaction Documents**") for the Transaction, divided by (y) the 60 day average, prior to the Execution Date, of the daily closing prices of the OIS Shares (the "**Execution Date Value**")

plus

(ii) the number of OIS Shares MediVision will own immediately prior to the closing (the "**Closing**") of the Merger (9,420,851 shares on December 31, 2006).

ANNEX C

Each MediVision Share will be exchanged into a number of OIS Shares (the **"Exchange Ratio"**) determined by dividing the aggregate number of OIS Shares to be issued by the fully-diluted number of MediVision Shares outstanding (7,847,299 at December 31, 2006) at the Closing.

The Net Asset Value will be determined by subtracting, from the enterprise value of MediVision's assets other than the OIS Shares held by it, certain of its accrued liabilities (including, in particular, the accrued liability to ElOp Ltd. (**"ElOp"**), which on December 31, 2006 was $560,000) and the amount by which MediVision's indebtedness for money borrowed exceeds its cash, in each case as of the close of business on the trading day immediately preceding the Execution Date (the **"Valuation Time"**), subject to, in particular, confirmation of MediVision's balance sheet and OIS's due diligence. Such enterprise value will be determined based on the discounted cash flow analyzes that have been discussed by the parties. At present, it is contemplated that, if the Execution Date had been December 31, 2006, such enterprise value would have been $5.775 million and the Net Asset Value would have been $3.280 million, subject to, in particular, confirmation of MediVision's December 31, 2006 balance sheet and OIS's due diligence, and resolution of the Contingent Liabilities described below.

Contingent Liabilities:

The parties acknowledge that MediVision is subject to potential liabilities to (i) ElOp (in addition to the accrued amount of $560,000 referred to above) of up to $500,000 (such excess liability being the **"ElOp Contingent Liability"**) and (ii) the Israeli Office of the Chief Scientist (**"OCS"**) of up to $1,500,000 (such liability being the **"OCS Contingent Liability"** and, together with the ElOp Contingent Liability, the **"Contingent Liabilities"**). Such amounts are subject to OIS's due diligence. To the extent either or both of the Contingent Liabilities are definitively settled prior to the execution of the Definitive Transaction Documents, the amount MediVision agrees to pay in such settlements in respect of either or both of such Contingent Liabilities, as the case may be, after the Execution Date (excluding however any sales-based deferred payments in respect of IP rights acquired from ElOp), shall be subtracted in determining the Net Asset Value. To the extent the Contingent Liabilities are not settled prior to such execution, the parties will endeavor to agree on a means to address such uncertainty, which may take the form of either

(i) an escrow, in which Agfa Gevaert N.V. (together with its affiliates, **"Agfa"**); InterGamma Investment Ltd. (**"InterGamma"**); and Noam Allon, Gil Allon, Shlomo Allon, Ariel Shenhar, and Yuval Shenhar (collectively, the

ANNEX C

"**Allon/Shenhar Group**" and, together with Agfa and InterGamma the "**Principal MV Shareholders**") place into escrow a total number of MediVision Shares as will be converted in the Merger into a number of OIS Shares (the "**OIS Escrow** Shares") having an aggregate value, at the Execution Date Value, equal to (subject, in each case, to OIS's due diligence) (x) the amount of the ElOp Contingent Liability (excluding however any sales-based deferred payments in respect of IP rights acquired from ElOp), if any, to the extent not previously deducted in determining NAV and (y) the amount of the OCS Contingent Liability, to the extent not previously deducted in determining NAV for; or

(ii) a reduction, in the Net Asset Value used to calculate the Exchange Ratio, equal to the maximum potential liability with respect to the Contingent Liabilities (i.e., $2,000,000 if neither Contingent Liability is resolved), provided that, in such case, in the Merger, each outstanding MediVision Share shall be converted into the number of OIS Shares determined as set forth above plus one Contingent Value Right (a **CVR**"), each CVR entitling the holder to a pro rata share of the amounts by which the Contingent Liabilities are settled after the Closing for less than the maximum amounts set forth above; or

(iii) such other provisions as the parties may agree upon.

Stock Options: Each employee stock option to purchase MediVision Shares outstanding immediately prior to the Closing will be converted into an option to purchase OIS Shares, with each MediVision Share underlying each such option to be converted into OIS Shares at the Exchange Ratio, and otherwise on terms as similar as practicable to the terms of the respective MediVision option, subject to OIS's review of the terms of such existing MediVision options, to MediVision's review of the terms of the proposed OIS options, and to applicable securities laws. For the purpose of converting option exercise prices, EUROs will be converted into $US at the exchange rate prevailing at the Valuation Time. The foregoing is also subject to the consent of the holders of employee stock options, to the extent such consent is required under the terms of such stock options.

Warrants: Each warrant to purchase MediVision Shares outstanding immediately prior to the Closing will be converted into a warrant to purchase OIS Shares, with each MediVision Share underlying each such warrant to be converted into OIS Shares at the Exchange Ratio, and otherwise on terms as similar as practicable to the terms of the respective MediVision warrant, subject to OIS's review of

ANNEX C

the terms of such existing MediVision warrants, to MediVision's review of the terms of the proposed OIS warrants, and to applicable securities laws. For the purpose of converting warrant exercise prices, EUROs will be converted into $US at the exchange rate prevailing at the Valuation Time. The foregoing is also subject to the consent of the holders of warrants, to the extent such consent is required under the terms of such warrants.

Governance - Board:

At the Closing, OIS's Articles of Incorporation (the "**Articles**") will be amended to provide that OIS's Board will consist of up to a number of members as determined pursuant to the Voting Agreement, as set forth below, so long as it is in effect, and thereafter as determined by the Board. (The Articles will also be amended, if necessary, to provide that cumulative voting rights will be automatically eliminated upon OIS becoming a "listed corporation," as defined under California law.) OIS's initial slate of directors will be nominated in accordance with the Voting Agreement, as also set forth below.

OIS's Bylaws will be amended to provide that meetings of the Board shall be held on a schedule determined as follows:

By the end of January of each calendar year, the Secretary of OIS shall distribute to the directors a proposed schedule of regular meetings of the Board, which shall consist of four quarterly meetings intended for, and scheduled with a view to, review of quarterly results of operations, one additional meeting to discuss the prior year's results and discuss issues related to business strategy, and one additional meeting to review and approve a budget for the following year. Each member of the Board may, within ten Business Days of receipt of such proposed schedule, request a change in the date of any quarterly meeting by up to three days (or seven days, in the case of the meeting to review the prior year's results and the annual budget meeting). As soon as practicable after receipt of such requested changes, the Chairman shall resolve any conflicts, and the Secretary shall distribute a revised schedule, which shall accommodate the requested changes to the extent possible, and such revised schedule shall constitute the schedule of regular board meetings for the year.

Special meetings of the Board may be called by the Chairman, or by the Secretary at the request of any two directors, on five Business Days notice, except that a special meeting may be held on two Business Days notice if the Chairman or Secretary states in the notice of such meeting that such meeting must be held on an emergency basis, specifying in such notice the general nature of such emergency. "An emergency" shall mean an action or approval by the Board the need for which could not reasonably

ANNEX C

have been foreseen in order to permit the giving of the greater notice otherwise provided for herein.

The schedule of regular meetings, and notices of special meetings, shall state the time and place of the meeting(s). Each such meeting shall begin at approximately 9:30 a.m. Pacific Standard or Daylight (as then in effect) Time, subject to such adjustments as the Chairman may determine and set forth in the schedule or notice of meetings in order to ensure as nearly as possible the availability of the greatest number of directors, unless all directors otherwise agree. No meeting shall be scheduled for a Friday. Any director may waive any notice, before or after a meeting. Any director may participate in a meeting by means of conference telephone or similar communications equipment and participation in a meeting by such means shall constitute presence in person at such meeting.

"Business Day" for purposes of counting the number of days in a notice period shall mean any day other than Saturday, Sunday, or a day on which banks located in Sacramento, California; Brussels, Belgium; or Tel Aviv, Israel shall be authorized or required by law to close.

The foregoing provisions may be amended solely by vote or consent of all of the directors until after the date on which Agfa Gevaert N.V. (together with its affiliates, "**Agfa**") owns less than 5% of the outstanding OIS Shares (the "**Termination Date**"), after which such provisions may be amended by a majority of the Board.

Governance - Officers: Immediately following the Closing, the principal officers of OIS will consist of:

Employee Agreements: During their respective due diligence, OIS or MediVision may identify key employees of MediVision or OIS, respectively, to sign nonsolicitation and noncompetition agreements. If any such key employees will not be remaining with MediVision or OIS following the Closing, OIS and Medivision, with the other's consent (not unreasonably withheld), may make such arrangements as may be appropriate to induce such persons to enter into separate agreements relating to nonsolicitation and noncompetition obligations. Any rights of employees of OIS or MediVision affected by the Transaction shall be resolved under the terms of the Transaction as mutually agreed by the parties.

ANNEX C

Signing: The parties will seek to enter into the Definitive Transaction Documents set forth below within 90 days of the execution of this Terms Sheet.

Transaction Documents: The Definitive Transaction Documents will include a Merger Agreement, a Registration Rights Agreement ("**RRA**"), a Pre-emptive Rights Agreement, a Shareholders Agreement, a Voting Agreement, as follows.

Merger Agreement: The Merger Agreement will contain customary representations, warranties, indemnities, covenants, and conditions appropriate for a transaction of this nature and size, and such further terms as OIS and MediVision may agree, which may include representations, covenants, indemnities, and other agreements of certain of MediVision's stockholders. Among other things, the Closing will be subject to (i) satisfactory completion of OIS's and MediVision's due diligence, (ii) satisfactory resolution of all regulatory issues, including without limitation Israeli tax authority approval, Israeli court approval of the Transaction, including the share exchange, to the extent relevant, Israeli Antitrust Authority approval, Belgian Stock Exchange approval and delisting of MediVision, and securities laws issues under all relevant jurisdictions, (iii) satisfactory resolution of minority partner status of MediVision's German subsidiary, (iv) satisfactory resolution of any existing rights of any MediVision shareholders, including, without limitation Agfa, as outlined below, (v) receipt by MediVision and OIS of consents and approvals to the Transaction required under any existing rights of third parties, including, without limitation, the OCS, the Investment Center at the Israeli Ministry of Industry and Trade, and Bank Mizrahi Ltd. (vi) receipt by each of OIS and MediVision, at the signing of the Definitive Transaction Documents, of a fairness opinion (which opinions are not prior to the Closing withdrawn or modified), (vii) approval of each of OIS's and (in compliance with the Israeli Companies Law) MediVision's board of directors, (viii) notices to creditors as required by the Israeli Companies Law, and (ix) approval (in compliance with OIS's existing Articles) of OIS's and (in compliance with the Israeli Companies Law) MediVision's stockholders, including, with respect to OIS's stockholders, holders of a majority of the disinterested shares voting on the transactions contemplated hereby. Other than as provided above under "Contingent Liabities," and as may be otherwise specifically agreed by the parties (including the Principal MV Shareholders) as a result of the parties' respective due diligence, neither OIS nor MediVision shall have recourse, following the Closing, against the other or any its shareholders.

RRA: OIS will enter into a Registration Rights Agreement (the "**RRA**") with the Principal MV Shareholders that will provide to the

ANNEX C

Principal MV Shareholders registration rights with respect to their OIS Shares received in the Merger (the "**Restricted Shares**") as follows:

OIS shall prepare, and, as soon as practicable following the date of the Closing (the "**Closing Date**"), use its reasonable best efforts to file with the Securities and Exchange Commission (the "**SEC**"), a shelf registration statement covering the resale of the Restricted Shares on Form SB-2 or on another appropriate form (as determined by OIS) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "**Securities Act**"). Following the date that the Registration Statement is declared effective by the SEC, the Principal MV Shareholders shall collectively have the right (acting by holders of a majority of the Restricted Shares) to request that OIS effect a secondary Underwritten Offering (as defined below); provided, that OIS shall have the right to select, subject to the consent of the holders of a majority of the Restricted Shares, which consent shall not be unreasonably withheld, the lead managing underwriters to be used in connection with any Underwritten Offering. OIS shall use its reasonable best efforts to cooperate in a customary fashion in the consummation of any Underwritten Offering, including, but not limited to: (i) entering into customary underwriting or similar agreements; (ii) causing customary legal opinions and comfort letters to be provided in connection with any such agreements; (iii) providing customary cooperation with underwriters and placement agents in connection with any Underwritten Offering, including facilitating reasonable and customary due diligence; (iv) causing senior management to be available to participate in customary and reasonable road shows, information meetings, and investor presentations in connection with any Underwritten Offering, subject to customary limitations; and (v) obtaining any required governmental and regulatory approvals. An "Underwritten Offering" means a sale of the Restricted Shares to an underwriter or underwriters for reoffering to the public.

Notwithstanding the provisions set forth above, OIS shall not be obligated to effect, or to take any action to effect, any Underwritten Offering (i) after the Principal MV Shareholders have made one demand for an Underwritten Offering in any 12-month period or (ii) if such Underwritten Offering is not expected to yield aggregate proceeds of at least $1,000,000.

OIS will pay all reasonable expenses of any such registration or takedown, other than underwriting discounts and commission and fees and expenses of more than one counsel for all Principal MV Shareholders as a group.

ANNEX C

In connection with any Underwritten Offering of OIS Shares (whether by another Principal MV Shareholder or OIS), each Principal MV Shareholder will agree to a customary "lock up" letter, for up to 180 days from the closing date of such Underwritten Offering, on such terms as the managing underwriter may reasonably request.

OIS shall use its reasonable best efforts to keep such shelf registration statement continuously effective (subject to customary suspension periods) with respect to the Restricted Shares of any Principal MV Shareholder until the termination of such Principal MV Shareholder's rights as follows. The registration rights of Agfa, InterGamma, or the Allon/Shenhar Group shall terminate when the Restricted Shares held by such Principal MV Shareholder or group (i) may be sold without restriction pursuant to SEC Rule 145(d)(3) or (ii) represent less than 5% of the then outstanding OIS Shares.

Preemptive Rights	A Preemptive Rights and ROFR Agreement (the "**Preemptive Rights Agreement**") shall provide that, until the Termination Date, the Principal MV Shareholders shall have the preemptive right to participate, on a pro-rata basis, in any issuance of OIS Shares or securities exercisable for or convertible into OIS Shares, other than issuances ("**Excluded Issuances**") (i) in exchange for services, (ii) on exercise or conversion of options, warrants, convertible securities, or similar securities (A) outstanding on the Closing Date (including by assumption of Medivision securities) or issued under any stock plan in existence on the Closing Date or thereafter approved by stockholders or (B) as to which the Principal MV Shareholders were offered preemptive rights in accordance herewith, or (iii) in an underwritten public offering for cash. In the event of an issuance of OIS Shares in exchange for assets, or securities, the Principal MV Shareholders shall participate in such issuance, should they exercise such right, by paying cash at the market value of the OIS Shares at the date of the transaction. During preparation of the definitive transaction documents, counsel for the parties will confer as to whether an amendent to OIS's Articles of Incorporation will be necessary in order for the Principal MV Shareholders to enjoy these preemptive rights.
Right of First Refusal	The Preemptive Rights Agreement shall also provide that, if OIS shall propose to issue any OIS Shares (other than in Excluded Issuances or in issuances as to which the Shareholder Approval Rights set forth below apply) to one or more competitors of Agfa, Agfa shall have a right of first refusal to purchase all but not less than all of the securities OIS proposes to issue, on the same terms and conditions as OIS proposed to issue such securities to such

ANNEX C

competitor. Such right of first refusal shall be exercisable by Agfa if it gives notice exercising such right within

(i) if the aggregate purchase price of the securities proposed to be issued (not including the exercise price of any warrants) exceeds the Threshold, six weeks after delivery to Agfa of a reasonably detailed term sheet or letter of intent together with a notice from OIS management which notifies Agfa that the OIS Board of Directors and such competitor (s) have approved such term sheet or letter of intent; or

(ii) if the aggregate purchase price of the securities proposed to be issued (not including the exercise price of any warrants) does not exceed the Threshold, three weeks after delivery to Agfa of a reasonably detailed term sheet or letter of intent together with a notice from OIS management which notifies Agfa that the OIS Board of Directors and such competitor(s) have approved such term sheet or letter of intent.

The "Threshold" shall mean the dollar value of investments in OIS Agfa's Executive Committee can approve, without approval of Agfa's board of directors, under Agfa's policies as in effect from time to time. Agfa has informed OIS that the Threshold is currently €5 million, and Agfa shall promptly inform OIS of any change in the Threshold.

Notwithstanding the foregoing, such right of first refusal shall not apply if the company offering to purchase such shares is a company whose principal business is primarily focused in the ophthalmic arena.

Voting Agreement

OIS and the Principal MV Shareholders will enter into a Voting Agreement which will provide that, following the Closing, and so long as the Principal MV Shareholders own OIS Shares entitling them to nominate directors as provided below, OIS will use its best efforts to nominate to the Board of Directors of OIS, and each Principal MV Shareholder will agree to vote all of its voting securities in OIS, whether then owned or thereafter acquired or which such shareholder may be empowered to vote, from time to time and at all times, in whatever manner shall be necessary for the election of, at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons:

ANNEX C

(the parties to the Voting Agreement will further agree to use their best efforts to cause a nominee of Inter-Gamma to be named by the board as Chairman immediately following the Closing and as long as Inter-Gamma holds at least 12% of OIS's Shares on a fully diluted basis;)

(ii) Ariel Shenhar, so long as he remains CFO or a senior executive officer of OIS;

(iii) one person (in addition to Ariel Shenhar, if he is a director by virtue of the preceding clause (ii)) named by the Allon/Shenhar Group, so long as the Allon/Shenhar Group holds at least 5% of the outstanding OIS Shares;

(iv) one person named by Agfa, so long as Agfa holds at least 5% of the outstanding OIS Shares plus, if Inter-Gamma actually nominates a third director pursuant to clause (i) above, a second person named by Agfa;

(v) the then current CEO of OIS;

(vi) two "Independent Directors," as defined under the listing standards of Nasdaq (whether the OIS Shares are then listed on Nasdaq or not) and all other applicable listing standards, and provided that each such person also has not been affiliated with MediVision for at least three years prior to his or her appointment, which two directors initially shall consist of Mr. Merle Symes and Mr. Michael Benoff, with all future such directors to be nominated by a Nominating Committee (subject to approval by the full Board) as mandated by Nasdaq listing requirements (whether the OIS Shares are then listed on Nasdaq or not), plus, if Agfa actually nominates a second director pursuant to clause (iv) above, a third such Independent Director (and OIS shall use its reasonable best efforts to name such a director); and

ANNEX C

Shareholder retains the right as set forth above to nominate one or more directors, the total number of directors shall in any event be not less than seven nor more than 11.

Immediately following the Closing, the parties will use their best efforts to cause Mr. Noam Allon to be named as the Vice Chairman of the Board.

Shareholder Approval Rights The Articles will also be amended to provide that, until the Termination Date, the following actions will require approval of the affirmative vote or consent of (x) either all of the directors then in office or (y) holders of at least 67% of the OIS Shares entitled to vote:

(ii) Any acquisition or disposition, by OIS or its subsidiaries, of assets (including securities) for purchase or a sale price equal to or greater than 33% of the market value of the outstanding OIS Shares at the time OIS or a subsidiary enters into definitive agreements for such sale (except that this clause (ii) shall not apply to transactions solely among OIS and its wholly-owned subsidiaries);

(v) the liquidation or dissolution of OIS; or

Additional agreements Contemporaneously with the execution of this Terms Sheet, OIS and Agfa are executing a memorandum of understanding with respect to the collaboration between them with respect to PACs. In addition, at or before the Execution Date, the Principal MV Shareholders intend to enter into a Shareholders Agreement with respect to the OIS Shares they will receive in the Merger.

Following the signature by the parties on this Terms Sheet, each of OIS and MediVision will continue its due diligence review of the other, including in particular (but without limitation) concerning

ANNEX C

IRI. Investigative efforts may include in-depth review of financial, legal, operational, intellectual property, and human resource matters relating to the respective party, as well as any other matters deemed appropriate.

For the period from the date of acceptance and acknowledgement of this Terms Sheet by MediVision (the "**Acceptance Date**") to the 90th day following the Acceptance Date (or any earlier date on which OIS and MediVision agree in writing to terminate negotiations concerning the proposed transaction) (the "**Exclusivity Period**") each of MediVision and OIS shall not, directly or indirectly, through its affiliates, agents, stockholders, equity holders, interest holders, officers, directors, members, managers or otherwise, (1) solicit, initiate, participate in discussions or negotiations or otherwise cooperate in any way with, or provide any information to any person, entity or group other than OIS or Medivision, subject to MediVision's duties to report under Belgian and/or U.S. Law and OIS duties to report under SEC regulations, concerning any tender offer, exchange offer, merger, business combination, sale of all or substantially all of such party's assets, sale of shares of capital stock, equity or interests or similar transaction involving such party or (2) effect, or enter into any agreement to effect, any such transaction. Each party shall promptly communicate to the other party the terms of any proposal or offer or request for information which it may receive in respect of any such proposed transaction. The Exclusivity Period may be extended through the mutual written agreement of OIS and MediVision.

Whether or not the Merger is consummated, each party shall pay its own costs and expenses (including fees and disbursements of consultants, investment bankers and other financial advisors, brokers and finders, counsel and accountants).

Except as may be required by law, the parties shall keep this Terms Sheet and the related correspondence, information and/or documents provided and/or disclosed by either party (including such materials and non-public information as are disclosed in the parties' due diligence investigations) in strict confidence, and shall not (i) disclose, communicate to others and/or use such information except in connection with the negotiation and consummation of the Transaction, (ii) trade in their securities or the securities of the other party on the basis of such material, nonpublic information; (iii) have others trade in such securities, including but not limited to "tipping", while the parties are in possession of material, nonpublic information; nor issue any public statement or press release concerning the Transaction without prior coordination of any such statement or release with the other party. Notwithstanding

ANNEX C

anything to the contrary herein, this confidentiality provision is binding on the parties hereto.

Governing Law: The Definitive Transaction Documents shall be governed by the laws of the State of New York, provided however, that (i) the issuance of the OIS Shares, the Preemptive Rights Agreement, to the extent required by California law, and the Voting Agreement shall be governed by the laws of the State of California, (ii) the Merger shall be governed by the laws of the State of Israel, and (iii) the laws of Belgium shall apply to any provisions of the Transaction to the extent mandatorily required under such laws.

Following signing of this Terms Sheet by the parties, the parties will cause their respective officers, employees, attorneys, agents, investment bankers, accountants, and other representatives working on the Transaction to cooperate with each other with respect to the Transaction until the Transaction is consummated or negotiations with respect thereto are terminated.

Following signing of this Terms Sheet by the parties, the parties agree, until the Transaction is consummated or negotiations with respect thereto are terminated, to conduct their respective business and operations in all respects only in the ordinary course unless otherwise consented to in writing by the other party.

Following signing of this Terms Sheet by the parties, and until the Transaction is consummated or negotiations with respect thereto are terminated, each party will afford to the officers, employees, attorneys, agents, investment bankers, accountants, and other representatives of the other party working on the Transaction free and full access to its plants, properties, books, and records, will permit them to make extracts from and copies of such books and records, and will from time to time furnish them with such additional financial and operating data and other information as to its financial condition, results of operations, business, properties, assets, liabilities, or future prospects as they from time to time may request. Each Party will cause its independent certified public accountants to make available to the other party and its independent certified public accountant, the work papers relating to any audit of its financial statements in the last five years.

Each party shall insure that all confidential information which such party or any of its respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the other party, any affiliate of the other party, or any customer or supplier of such other party or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them, in each case without the prior written consent of the other party; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Terms Sheet, (c) to the extent such information shall have otherwise become publicly available, or (d) as may be necessary for disclosure by or on its behalf to existing or prospective lenders or to others whose consent may be required or desirable in connection with obtaining the financing or consents which are required or desirable to consummate the Transaction. Each party shall, and shall cause all of such other persons and entities who

ANNEX C

received confidential data from it to, deliver to the other party all tangible evidence of such confidential information to which the restrictions of the foregoing sentence apply at such time as negotiations with respect to the Transaction are terminated before the parties enter into any formal agreement as contemplated by this Terms Sheet.

It is understood that this is a Terms Sheet only and neither of the parties shall have any legal obligation to the other as a result of this Terms Sheet (other than those obligations contained in the paragraphs captioned "*Exclusivity*", "*Expenses*", this paragraph, the preceding paragraph and the last sentence of this paragraph shall continue to apply after negotiations with respect to the Transaction are terminated). Accordingly, except as set forth in the preceding sentence, this Terms Sheet does not constitute a binding agreement nor does it constitute an agreement to enter into (or negotiate, in good faith or otherwise) an agreement and the terms hereof are subject to the execution and delivery of formal agreements. Either party may terminate this Terms Sheet and negotiations of the Transaction at any time. This Terms Sheet may not be assigned by either of the parties hereto. Neither party shall be responsible for any of the other's expenses in connection with the negotiations, documents, or transactions contemplated hereby.

OPHTHALMIC IMAGING SYSTEMS

By: [signature]
Name: GIL ALLON
Title: CEO

[signature]
ARIEL SHENHAR
CFO

MEDIVISION MEDICAL IMAGING, LTD.

By: [signature]
Name: Noam Allon
Title: President, CEO

ANNEX D

OPINION OF BDO ZIV HAFT CONSULTING & MANAGEMENT LTD.

MediVision Board Of Directors

Pursuant to your request, BDO Ziv Haft Consulting & management Ltd (“BDO”) has prepared a fairness opinion regarding the proposed merger between MediVision Medical Imaging Ltd. (“MediVision”) and Ophthalmic Imaging Systems Inc.(“OIS”) Within the framework of our opinion, we examined the value of the operations of MediVision and the value of OIS, in order to execute an exchange of shares between MediVision and OIS and the various shareholders in the companies. Our opinion relates to the fairness of the value of the companies and the various operations for the purpose of executing the transaction. Details relating to the structure of the merger and its details were provided by MediVision Management. We did not audit or examine the accuracy and completeness of the terms of the transaction.

Purpose and Scope

The objective of this engagement is to estimate the fair value of OIS and MediVision “Solo” business activity.

MediVision “Solo” business activity means:

The Value of all the business activities concentrated and conducted in MediVision and its subsidiary, CCS Pawlowski GmbH (“CCS”), excluding the value of the OIS holdings. This value also considers the financial liabilities and excess assets of MediVision and the subsidiary CCS.

Fair value is defined as:

The amount at which an asset (liability) could be bought (incurred) or sold (settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without BDO prior written consent, except that a copy of this opinion may be included in its entirety in the filing the Company is required to make with the SEC in connection with this transaction if such inclusion is required by applicable law. In addition, BDO expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.

During the course of our valuation analysis, we were provided with pro forma and forecasted financial and operational data regarding MediVision and CCS. Without independent verification, we have relied upon these data as accurately reflecting the results of the operations and financial position of the Company. As valuation consultants, we have not audited these data and express no opinion or other form of assurance regarding their accuracy or fairness of presentation. BDO’s opinion speaks only as of the date of the opinion. We are unrelated to MediVision or OIS and have no current or expected interest in the companies or their assets. The results of our analysis were in no way influenced by the fee paid for our services.

Process for Analysis

For the purpose this analysis, the Company furnished us with the following data and information:

•	Statement of operations forecast and cash flow projection for the business activities of MediVision, as prepared by the management of MediVision;
•	The business plan of MediVision as presented to us by the Company’s management;
•	Company overview and description of the Company products;
•	Five year profit and loss plan;
•	Valuation according to the Discounted Cash Flow (“DCF”) methodology performed by the Company;

ANNEX D

•	We have conducted conversations and email correspondence with the company’s Chief Executive Officer and Chief Financial Office.
•	Unaudited financial statements of MediVision, CCS and OIS as of 30.9.2007 and audited financial statements as of 31.12.2006;
•	Other information, review and analysis as were deemed necessary.

BDO has not received the merger agreement between MediVision and OIS.

For the purpose of examining the fair value of the business activity in MediVision, we used the following methodologies:

•	Analysis of the Company’s share price, as reflected in the trading volumes in the recent period
•	Analysis of the Valuation of the business activity using the DCF model as presented by the Company.

In addition, for the purpose of examining the fair value of OIS, we applied the following methodologies:

•	Examination of OIS share price, as reflected in the trading volumes during the recent period
•	Analysis and comparison of the OIS ratios relative to the Peer Group Benchmark.

Opinion and conclusion

Based upon the analysis described above, it is our opinion that the MediVision / OIS exchange ratio of shares may range from 1:1.621 to 1:1.792, as of Valuation date.

2

ANNEX E

ANNEX E

DISSENTING OIS SHAREHOLDERS' RIGHTS AND PROCEDURES

The provisions of the California General Corporation Law (the “CGCL”) relating to the rights of dissenting shareholders in a merger may apply to the merger.

When the merger becomes effective, shareholders of OIS who do not vote in favor of the merger and comply with the procedures prescribed in Chapter 13 of the CGCL, or Chapter 13, will be entitled to a judicial appraisal of the fair market value of their shares, which, for purposes of the exercise of appraisal rights under the CGCL, is determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger, and to require OIS to purchase the shareholder’s shares for cash at such fair market value.

The following is a brief summary of the statutory procedures that must be followed by a shareholder of OIS in order to dissent from the merger and perfect appraisal rights under the CGCL. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO CHAPTER 13, SECTIONS OF WHICH ARE INCLUDED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY OIS SHAREHOLDER CONSIDERING EXERCISING DISSENTERS’ RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL.

In order to exercise dissenters’ appraisal rights under California law, an OIS shareholder must be entitled to vote for the proposal to approve the merger, or be a transferee of record of shares held by such a shareholder. Under Chapter 13, appraisal rights can only be exercised with respect to shares of OIS stock that are outstanding on the record date for the determination of OIS shareholders entitled to vote for the merger.

If the merger is approved by OIS’s shareholders, but any OIS shareholders do not vote in favor of the merger, then within 10 days after the date of the approval of the merger by OIS’s shareholders, OIS will mail to each OIS shareholder who did not tender written consent in favor of the merger a notice of approval of the merger, together with a copy of Sections 1300, 1301, 1302, 1303 and 1304 of the CGCL, a statement of the price determined by OIS to represent the fair market value of dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters’ appraisal rights under California law. The statement of the fair market value of the OIS stock in the notice of approval will constitute an offer by OIS to purchase at that price any shares of OIS stock for which dissenters’ appraisal rights are perfected.

A shareholder of OIS wishing to require OIS to purchase his, her or its OIS shares pursuant to Chapter 13 must take the following actions:

- The shareholder must not have voted in favor of approval of the merger;

- The shareholder must make written demand upon OIS to have OIS purchase those shares for cash at their fair market value. The demand must be made by a person who was a shareholder of record on the date for the determination of shareholders entitled to vote on the merger, must state the number and class of dissenting shares held of record by the dissenting shareholder and must contain a statement of what the shareholder claims to be the fair market value of the shares as of the last day before the merger was first announced. The statement of fair market value by the shareholder will constitute an offer by the shareholder to sell the shares to OIS at the specified price. The written demand must be received by OIS within 30 days after the date on which the notice of the approval of the merger by OIS’s shareholders is mailed to the shareholder. If the shareholder’s demand is not received by OIS within this 30-day period, then the shareholder will forfeit his, her or its appraisal rights; and

- The shareholder must also submit to OIS, within 30 days after the date on which the notice of approval of the merger by OIS’s shareholders is mailed to the shareholder, at OIS’s principal office or the office of its transfer agent, the certificates representing any shares of OIS stock with respect to which demand for purchase is being made, to be stamped or endorsed with a statement that the shares are dissenting shares.

Written demands, notices or other communications concerning the exercise of dissenters’ rights should be addressed

3

ANNEX E

to:

Ophthalmic Imaging Systems
221 Lathrop Way, Suite I
Sacramento, California 95815
Attn: Ariel Shenhar, Secretary and CFO

Under California law, a dissenting shareholder may not withdraw his, her or its demand for payment of the fair market value of the shareholder’s dissenting shares in cash unless OIS consents.

If the shareholder and OIS agree that the shares of OIS stock as to which the shareholder is seeking appraisal rights are dissenting shares, and also agree upon the price to be paid to purchase the shares, then the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments under California law from the date of the agreement.

Any agreements fixing the fair market value of any dissenting shares as between OIS and any dissenting shareholder must be filed with the secretary of OIS.

However, if OIS denies that the shareholder’s shares qualify as dissenting shares eligible for purchase under Chapter 13, or OIS and the shareholder fail to agree upon the fair market value of the shares, then the shareholder may, within six months after the date on which OIS mailed to the shareholder the notice of approval of the merger by OIS’s shareholders, but not thereafter, file a complaint in the California Superior Court requesting the Court to determine whether the shareholder’s shares qualify as dissenting shares that are eligible to be repurchased pursuant to the exercise of appraisal rights, the fair market value of such shares, or both, or may intervene in any action pending on such a complaint.

If the Court is requested to determine the fair market value of the shares, it shall appoint one or more impartial appraisers to determine the fair market value of the shares. However, if the appraisers cannot determine the fair market value within ten days of their appointment or within a longer time determined by the Court, then the Court will determine the fair market value. If the Court determines that the shareholder’s shares qualify as dissenting shares, then following determination of their fair market value OIS will be obligated to pay the dissenting shareholder the fair market value of the shares, as so determined, together with interest thereon at the legal rate from the date on which judgment is entered.

Payment on this judgment will be due upon the endorsement and delivery to OIS of the certificates for the shares as to which the appraisal rights are being exercised.

The costs of the appraisal action, including reasonable compensation to the appraisers appointed by the court, will be allocated among OIS and dissenting shareholders as the Court deems equitable. However, if the appraisal of the fair market value of the shares exceeds the price offered by OIS, then OIS shall pay such costs. If the fair market value of the shares awarded by the Court exceeds 125% of the price offered by OIS for the shares in the notice of approval of the merger by OIS’s shareholders, then the Court may in its discretion include attorneys’ fees, fees of expert witnesses and interest in the costs payable by OIS.

Exercise of Appraisal Rights -- Written Demands

Whether submitting a written demand for appraisal under California law, a written demand for appraisal must reasonably inform OIS of the identity of the shareholder of record making the demand and that the shareholder intends to demand appraisal of the shareholder’s shares. A demand for appraisal should be executed by or for the OIS shareholder of record, fully and correctly, as that shareholder’s name appears on the shareholder’s stock certificate. If an OIS share is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary. If an OIS share is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

4

ANNEX E

If OIS receives a written demand for appraisal it will treat the demand as valid if OIS determines that the demand is in compliance with the requirements of Chapter 13.

Shareholders of OIS considering whether to seek appraisal should bear in mind that the fair value of their OIS shares determined under Chapter 13 could be more than, the same as, or less than the value of such shares immediately prior to announcement of the merger. Also, OIS reserves the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of an OIS share is less than the value of the OIS share immediately prior to announcement of the merger.

The process of dissenting and exercising appraisal rights requires strict compliance with technical prerequisites. OIS shareholders wishing to dissent should consult with their own legal counsel in connection with compliance with Chapter 13 of the CGCL.

Any shareholder who fails to comply with the requirements of Chapter 13 of the CGCL will forfeit his, her or its rights to dissent from the merger and exercise appraisal rights.

5

ANNEX E

APPENDIX A

CALIFORNIA GENERAL CORPORATION LAW

SECTION 1300:   Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions.

(a)       If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b)       As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

(1)       Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2)       Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3)        Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4)       Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

ANNEX E

(c)        As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301:       Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents.

(a)       If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b)       Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c)       The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of that such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

SECTION 1302:       Submission of share certificates for endorsement; uncertificated securities.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for

2

ANNEX E

certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303:       Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment.

(a)       If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b)       Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304:       Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers.

(a)       If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b)       Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c)       On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305:       Report of appraisers; confirmation; determination by court; judgment payment; appeal; costs.

3

ANNEX E

(a)       If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b)       If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c)       Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d)       Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e)       The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

SECTION 1312:       Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions.

(a)       No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

4

ANNEX E

(b)       If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c)       If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

5

ANNEX F

PROPOSED AMENDMENT TO OIS' ARTICLES OF INCORPORATION

CERTIFICATE OF SECOND AMENDMENT

OF

RESTATED ARTICLES OF INCORPORATION

OF

OPHTHALMIC IMAGING SYSTEMS

The undersigned officers of Ophthalmic Imaging Systems (the “Corporation”), a corporation organized and existing under and by virtue of the California General Corporation law (the “CGCL”), DO HEREBY CERTIFY:

1.         The Board of Directors of the Corporation has duly adopted, pursuant to Section 307 of the CGCL, resolutions setting forth the proposed amendments to the Restated Articles of Incorporation of the Corporation (the “Restated Articles”) set forth herein, approving such amendments and directing that such amendments be presented to the Corporation’s shareholders for consideration and approval.

2.         The amendments to the Restated Articles set forth herein were approved by the required vote of the shareholders in accordance with Section 902 of the CGCL and shall become effective upon the effective date of that certain merger by and among MediVision Medical Imaging, Ltd., an Israeli company, and MV Acquisitions Ltd., an Israeli company and wholly-owned subsidiary of the Corporation, which date shall not occur more than ninety (90) days from the date of filing hereof. The total number of outstanding shares of each class entitled to vote with respect to the amendments set forth herein is as follows:_______________________. The number of shares of each class voting in favor of the amendment equaled or exceeded the vote required which was, in the case of item 3 below, a majority of the total shares outstanding, in the case of item 4 below, a majority of the total shares outstanding, and, in the case of item 5 below, seventy five percent (75%).

3.         The Restated Articles are hereby amended by adding the following Article SEVEN:

SEVEN: As long as that certain voting agreement dated ___________ ____, 2008 among certain stockholders of the Corporation (the “Voting Agreement”) remains in effect, the Board of Directors of the Corporation shall consist of not less than seven (7) nor more than eleven (11) members. Upon termination of the Voting Agreement, the Board of Directors of the Corporation will determine the number of its members.

4.         The Restated Articles are hereby further amended by adding the following Article EIGHT:

EIGHT: Effective as of the date the Corporation becomes a listed corporation as defined in Section 301.5(d) of the CGCL, cumulative voting is eliminated. This provision shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the CGCL.

5.         The Restated Articles are hereby further amended by adding the following Article NINE:

ANNEX F

NINE: Until the first date on which Agfa Gevaert N.V., together with its affiliates (collectively “Agfa”), ceases to be the owner of at least 5% of the outstanding common stock of the Corporation, and to the extent permitted by California law, the following actions of the Corporation shall require either (i) the affirmative vote or consent of sixty-seven percent (67%) of the shares of the Corporation entitled to vote on such action, or (ii) the approval or consent of the Board of Directors of the Corporation:

(1)       Any merger of the Corporation that results in the shareholders of the Corporation prior to the merger holding less than 50% of the voting shares of the surviving company in the merger;

(2)       Any acquisition or disposition, by the Corporation or its subsidiaries, of assets (including securities) for purchase or a sale price equal to or greater than 33% of the Market Value of the outstanding shares of common stock of the Corporation as of the date the Corporation or one or more of its subsidiaries enter into definitive agreements for such purchase or sale (provided that this paragraph (2) shall not apply to transactions solely among the Corporation and one or more of its wholly-owned subsidiaries). The “Market Value” of the outstanding shares of common stock of the Corporation on any date shall mean the number of shares of the Corporation’s common stock outstanding as of the close of business on such date, multiplied by the 60-day average of (a) the daily closing prices of the Corporation’s shares on the principal exchange on which such shares are listed or (b) if such shares are not listed on any exchange, the closing price reported on the OTC Bulletin Board or similar organization succeeding to its functions of reporting prices.

(3)       The issuance by the Corporation of a number of shares of its common stock (or securities exercisable for or convertible into a number of shares of the Corporation’s common stock) greater than 33% of the number of shares of the Corporation’s common stock then outstanding on a fully diluted basis, including in a merger, acquisition, or other business combination, or in exchange for assets, services or securities;

(4)       A change in the principal business purpose of the Corporation from medical devices and information technology;

(5)        The liquidation or dissolution of the Corporation; and

(6)         Any amendment of the foregoing provisions of this Article NINE.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct.

____________________________________	____________________________________
President	Secretary

2

()()

OPHTHALMIC IMAGING SYSTEMS	PROXY

SPECIAL MEETING OF SHAREHOLDERS – [ date] , 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, as proxies for the undersigned, Gil Allon and Ariel Shenhar and each of them individually, with full power of substitution, to vote all shares of Common Stock of the undersigned in Ophthalmic Imaging Systems (“OIS”) at the Special Meeting of Shareholders of OIS to be held at the principal executive offices of OIS, 221 Lathrop Way, Suite I, Sacramento, California, 95815 on [day], [date], 2008, at [time] [a/p.m.], local time (the receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned), or at any adjournments thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

Each properly executed proxy will be voted in accordance with the specifications made on the reverse side hereof. If no specifications are made, the shares represented by this proxy will be voted “FOR” the listed proposals.

Please mark boxes ☒

in blue or black ink.

1.	Proposal to approve and adopt the merger agreement dated as of March 25, 2008, by and among Ophthalmic Imaging Systems, MV Acquisitions, Ltd., an Israeli corporation and wholly owned subsidiary of OIS (“MergerSub”), and MediVision Medical Imaging Ltd., an Israeli corporation (“MediVision”), pursuant to which MediVision will merge with and into MergerSub. and MediVision will become a wholly-owned subsidiary of OIS and to approve the merger contemplated by such Merger Agreement;

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

Proposal to approve and adopt the proposed amendment to the articles of incorporation to (i) increase the number of directors to no less than 7 and no more than 11, (ii) include a provision that eliminates cumulative voting upon OIS’ listing on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ Stock Market, (iii) and include a provision which, commencing on the date that Agfa Geveart N.V., together with its affiliates (collectively “Agfa”), ceases to be the owner of at least 5% of the outstanding common stock of OIS, requires either unanimous approval of OIS’ board directors or the approval of 66 and 2/3% of the shares entitled to vote, for certain transactions concerning certain types of mergers, acquisitions or dispositions of assets, or issuances of securities, or changes in OIS’ principal business purpose.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

NOTE: Please sign your name or names exactly as set forth hereon. If signed as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies by corporations should be signed by a duly authorized officer and should bear the corporate seal.

Dated ___________________, 2008

_______________________________

Signature of Shareholder

_______________________________

Print Name(s)

Please sign and return the proxy promptly in the enclosed envelope.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Officers and Directors

OIS’ bylaws, filed as Exhibit 3.2, provide that OIS will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been OIS directors or officers in accordance with Section 317 of the California Corporations Code. OIS’ bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not OIS has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of OIS pursuant to the foregoing provisions, or otherwise, OIS has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 21.	Exhibits and Financial Statement Schedules

(a) The following documents are exhibits to the registration statement.

Exhibit Number	Description of Document	Footnote Number
2.1

Merger Agreement, dated as of March 25, 2008, by and among Ophthalmic Imaging Systems, MediVision Acquisitions, Ltd, and MediVision Medical Imaging Ltd. (included as Annex A to the joint proxy statement/prospectus which is a part of this Registration Statement)

		*
3.1	Articles of Incorporation of Ophthalmic Imaging Systems, as amended.	(1)
3.2	Amendment to Articles of Incorporation (Certificate of Determination of Preferences of Series A Junior Participating Preferred Stock of Ophthalmic Imaging Systems).	(2)
3.3	Amendment to Articles of Incorporation (Certificate of Determination of Preferences of Series B Preferred Stock of Ophthalmic Imaging Systems).	(3)
3.4	Form of Amendment to Restated Articles of Incorporation (included as Annex F to the joint proxy statement/prospectus which is a part of this Registration Statement)	*
3.5	Amended and Restated Bylaws of Ophthalmic Imaging Systems.	(4)
5.1	Opinion of Troutman Sanders LLP regarding the legality of the securities being issued.	**
10.1	Voting Agreement, dated as of March 25, 2007 (included as Annex B to the joint proxy statement/prospectus which is a part of this Registration Statement).	*
10.2	Registration Rights Agreement , dated as of March 25, 2007 (included as Annex B to the joint proxy statement/prospectus which is a part of this Registration Statement).	*
10.3	Rights of First Refusal and Preemptive Rights Agreement, dated as of March 25, 2007 (included as Annex B to the joint proxy statement/prospectus which is a part of this Registration Statement).	*

10.4	Stockholders Agreement, dated as of _____________ (included as Annex G to the joint proxy statement/prospectus which is a part of this Registration Statement).	*
23.1	Consent of Perry-Smith LLP (related to OIS’ consolidated financial statements).	*
23.2	Consent of Fahn Kanne & Co. (related to MediVision’s financial statements for years ended December 31, 2007 and 2006).	*
23.3	Consent of Fahn Kanne & Co. (relating to MediVision’s financial statements as of March 31, 2008 and for the three months ended March 31, 2008 and 2007).
23.4	Consent of Kost Forter Gabby & Kasierer (related to MediVision’s financial statements).	*
23.5	Consent of Troutman Sanders LLP (included in Exhibit 5.1).	**
23.6	Consent of Westwood Capital, LLC.	…
23.7	Consent of BDO Ziv Haft Consulting & Management Ltd.	…
24.1	Power of Attorney (included in Part II to this Registration Statement).	…
99.1	Form of Proxy Card of OIS (included in the joint proxy statement/prospectus which is a part of this Registration Statement).	*

_________________________

*	Filed herewith
**	To be filed by amendment
…	Previously filed

(1)	Incorporated by reference to Ophthalmic Imaging Systems’ Registration Statement on Form S-18, number 3-46864-LA.
(2)	Incorporated by reference to Exhibit A of Exhibit 1 of Ophthalmic Imaging Systems’ Form 8-K, filed on January 2, 1998.
(3)	Incorporated by reference to Exhibit 3.1 of Ophthalmic Imaging Systems’ Form 8-K, filed on November 24, 1999.
(4)	Incorporated by reference to Exhibit 99.1 of Ophthalmic Imaging Systems’ Form 8-K filed on May 5, 2005.

ITEM 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and OIS being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento in the State of California on July 21, 2008.

OPHTHALMIC IMAGING SYSTEMS

(Registrant)

By:	/s/ Gil Allon
Name: Gil Allon
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gil Allon
Gil Allon Chief Executive Officer (Principal Executive Officer)	Director	July 21, 2008
/s/ *
Ariel Shenhar Chief Financial Officer (Principal Financial and Accounting Officer)	Director	July 21, 2008
/s/ *
Yigal Berman	Director	July 21, 2008
/s/ *
Jonathan R. Phillips	Director	July 21, 2008

/s/ *
William Greer	Director	July 21, 2008
/s/ *
Marc De Clerck	Director	July 21, 2008

*Signed by:

/s/ Gil Allon

Gil Allon

Attorney-in-fact